As filed with the Securities and Exchange Commission on March 4, 2022.
Registration No. 333-260928

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prenetics Global Limited
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	3826	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Unit 701-706, K11 Atelier King’s Road
728 King’s Road, Quarry Bay
Hong Kong
+852 2210-9588
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, N.Y. 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jonathan B. Stone, Esq. Paloma Wang, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong Tel: +852 3740-4700	Peter X. Huang, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, China World Office 2 No. 1, Jian Guo Men Wai Avenue Beijing 100004, P.R. China Tel: +86 10-6535-5500	Jesse Sheley Joseph Raymond Casey Ram Narayan Louis Rabinowitz Kirkland & Ellis International LLP 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong Tel: +852-3761-3300	Steve Lin Kirkland & Ellis International LLP 29th Floor, China World Office 2 No.1 Jian Guo Men Wai Avenue Beijing 100004, P.R. China Tel: +86 10-5737-9300

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the share offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED MARCH 4, 2022
PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
Artisan Acquisition Corp.
and
PROSPECTUS FOR UP TO 128,334,611 CLASS A ORDINARY SHARES, 11,311,390 WARRANTS AND
11,311,390 CLASS A ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS
OF
Prenetics Global Limited
The board of directors of Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Artisan”), has unanimously approved the Business Combination Agreement, dated September 15, 2021 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Artisan, Prenetics Global Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), AAC Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Artisan Merger Sub”), PGL Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Prenetics Merger Sub”) and Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Prenetics”), pursuant to which (i) Artisan shall merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo (the “Initial Merger”) and (ii) following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo (the “Acquisition Merger”, and collectively with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). The Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. At the consummation of the Business Combination, PubCo’s amended and restated memorandum and articles of association (the “Amended PubCo Articles”) shall be substantially in the form attached to this proxy statement/prospectus as Annex B.
Artisan shareholders are being asked to consider a vote upon the Business Combination and certain proposals related thereto as described in this proxy statement/prospectus. As a result of, and upon consummation of, the Business Combination, each of Artisan Merger Sub and Prenetics shall be a wholly-owned subsidiary of PubCo, and PubCo shall become a new public company owned by the prior shareholders of Artisan, the prior shareholders of Prenetics, the Forward Purchase Investors and certain third-party investors (the “PIPE Investors”). PubCo has applied for listing, to be effective upon the consummation of the Initial Merger, of its Class A ordinary shares, par value $0.0001 per share (“PubCo Class A Ordinary Shares”) and warrants to purchase PubCo Class A Ordinary Shares (“PubCo Warrants”) on the Nasdaq Stock Market (“NASDAQ”) under the symbols “PRE” and “PREW,” respectively.
Throughout this proxy statement/prospectus, unless the context indicates otherwise, references to “Prenetics” refer to Prenetics Group Limited, a Cayman Islands holding company that is the current holding company of the group, references to “Prenetics HK” refer to Prenetics Limited, the holding company of the group prior to the corporate restructuring of the group, which was completed in June 2021 and through which Prenetics HK became a wholly owned subsidiary of Prenetics, and references to “Prenetics Group” refer to Prenetics Group Limited, together as a group with its subsidiaries, including its operating subsidiaries, and, prior to the termination of the VIE agreements on November 26, 2021, the VIE Entity (as defined below). Prenetics HK, Prenetics EMEA Limited, Oxsed Limited, Prenetics Innovation Labs Private Limited and Prenetics Africa (Pty) Limited, the operating subsidiaries of Prenetics’ based in the United Kingdom, Hong Kong, India and South Africa, respectively (collectively, “Prenetics Operating Subsidiaries”), conduct Prenetics’ daily operations. PubCo is also a Cayman Islands holding company and not an operating company. Accordingly, following the consummation of the Business Combination, Artisan shareholders who do not elect to have their Artisan Public Shares (as defined below) redeemed for cash, the Prenetics shareholders, the Forward Purchase Investors (as defined below) and the PIPE Investors (as defined below) will be holding equity interest in a Cayman Islands holding company and not equity securities of its operating subsidiaries. Investors purchasing the PubCo’s securities are purchasing equity interests in the Cayman Islands holding company and are not purchasing equity interests of Prenetics Operating Subsidiaries.
Recently, the Chinese government announced that it would increase supervision of mainland Chinese firms listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, police illegal activity in the securities market and punish fraudulent securities issuances, market manipulation and insider trading. China will also monitor sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several large U.S.-listed technology companies focusing on anti-monopoly and financial technology regulation and, more recently with the passage of the PRC Data Security Law, how companies collect, store, process and transfer data.
Prenetics Group faces various legal and operational risks and uncertainties relating to its operations in Hong Kong. Historically, Prenetics HK held a minority interest in a genomics business in mainland China through Shenzhen Discover Health Technology Co., Ltd. (the “VIE Entity”), a PRC limited liability company, by entering into a series of contractual arrangements with the VIE Entity and its nominee shareholders through Prenetics HK’s wholly owned PRC subsidiary, Qianhai Prenetics Technology (Shenzhen) Co., Ltd. (the “WFOE”). On November 26, 2021, the agreements governing the VIE Entity were terminated with immediate effect. As a result, the corporate structure of Prenetics Group no longer contains any variable interest entity, or VIE. While the current corporate structure does not contain any VIE and Prenetics Group has no intention establishing any VIEs in PRC in the future, if in the future Prenetics Group’s structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material adverse change in Prenetics Group’s operations, and the securities of PubCo may decline significantly in value or become worthless. Although currently Prenetics Group does not have any business operations in mainland China nor does it have any variable interest entities structure and it believes that the laws and regulations of the PRC applicable in mainland China do not currently have any material impact on its business, financial condition or results of operations, Prenetics faces risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to variable interest entities, data and cyberspace security, and anti-monopoly concerns, would be applicable to a company such as Prenetics or Prenetics HK given its substantial operations in Hong Kong and the Chinese government’s significant oversight authority over the conduct of business in Hong Kong.
Should the Chinese government seek to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to Prenetics or Prenetics HK in the future, it would likely have a material adverse impact on Prenetics Group’s business, financial condition and results of operations, ability to accept foreign investments and PubCo’s ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may cause the value of PubCo’s securities to significantly decline or become worthless. For example, if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to Prenetics or Prenetics HK it could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for its listing at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against it and may materially and adversely affect its business and results of operations. Furthermore, on December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the Holding Foreign Companies Accountable Act (the “HFCA Act”), pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by one or more authorities in such jurisdictions. Since Prenetics’ auditor is located in Hong Kong, Prenetics’ auditor is included on a list of audit firms the PCAOB determined it is unable to inspect or investigate completely because of a position taken by one or more authorities in Hong Kong, and is therefore subject to the PCAOB’s determination. Therefore PubCo could be delisted and its securities could be prohibited from being traded “over-the-counter” if it is identified as a Commission-Identified Issuer for three consecutive years. If PubCo’s securities are unable to be listed on another securities exchange by then, such a delisting or prohibition of trading would substantially impair your ability to sell or purchase PubCo’s securities when you wish to do so, and the risk and uncertainty associated with a potential delisting or prohibition of trading would have a negative impact on the price of PubCo’s securities. The Accelerating Holding Foreign Companies Accountable Act, passed by the U.S. Senate and if enacted, would require foreign companies to comply with the PCAOB audits within two consecutive years instead of three consecutive years. In light of the PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which Prenetics cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The PRC government may intervene or influence our current and future operations in Hong Kong and mainland China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in companies like Prenetics or Prenetics HK. For a detailed description of risks relating to doing business in Hong Kong, see “Risk Factors — Risks Related to Doing Business in Hong Kong.”
In February 2019, Prenetics HK invested in a genomics business in mainland China in the amount of RMB29,250,000 (equivalent to $4,236,765) through its VIE Entity. Since the date of the initial investment through the date of this proxy statement/prospectus, no transfer of cash, dividends or distributions has been made between Prenetics or its subsidiaries, on one hand, and the VIE Entity, on the other. Between Prenetics HK and its subsidiaries, the cash was transferred from Prenetics HK to its subsidiaries in the form of capital contributions and through intercompany advances. No transfer of cash has been made between Prenetics and its subsidiaries. Neither Prenetics HK nor Prenetics has declared or paid dividends in the past, nor have any dividends or distributions been made by a subsidiary to Prenetics HK or Prenetics. If needed, cash may be transferred between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa through intercompany fund advances and capital contributions, and there are currently no restrictions of transferring funds between Prenetics HK and its subsidiaries in the United Kingdom, India and South Africa. However, there also can be no assurance that the PRC government will not intervene or impose restrictions on Prenetics Group’s ability to transfer or distribute cash within its organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect its business. Under Prenetics Group’s cash management policy, the amount of intercompany transfer of funds is determined based on the working capital needs of the subsidiaries and intercompany transactions and is subject to internal approval process and funding arrangements. Prenetics Group’s management reviews and monitors its cash flow forecast and working capital needs of the subsidiaries on a regular basis. In addition, Prenetics Group has not faced difficulties or limitations on its ability to transfer cash between subsidiaries in United Kingdom, India, Singapore and South Africa. Cash generated from Prenetics HK is used to fund operations of its subsidiaries, and no funds were transferred from our subsidiaries in the United Kingdom to fund operations of Prenetics HK for the year ended on December 31, 2019, December 31, 2020, and for the nine months ended on September 30, 2021. For a detailed description of the intercompany transfer of cash within Prenetics Group, please see “Prenetics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.” See also “Selected Historical Financial Data of Prenetics” for the condensed consolidating schedules for Prenetics, Prenetics HK, WFOE, the VIE Entity and other subsidiaries of Prenetics Group, respectively, starting from page 47 of this proxy statement/prospectus, and the audited consolidated financial statements of Prenetics and its subsidiaries for the years ended December 31, 2020 and 2019 and unaudited interim financial report of Prenetics and its subsidiaries for the nine months ended September 30, 2021 starting from page F-3 of this proxy statement/prospectus.
Pursuant to the Business Combination Agreement, upon the consummation of the Initial Merger: (i) each of Artisan’s units (“Units”) (each consisting of one Artisan Public Share and one-third of one Artisan Public Warrant) issued and outstanding immediately prior to the effective time of the Initial Merger (the “Initial Merger Effective Time”) shall be automatically separated and the holder thereof shall be deemed to hold one Artisan Public Share and one-third of an Artisan Public Warrant; provided, that, no fractional Artisan Public Warrants shall be issued in connection with such separation such that if a holder of such Units would be entitled to receive a fractional Artisan Public Warrant upon such separation, the number of Artisan Public Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Artisan Public Warrants and no cash will be paid in lieu of such fractional Artisan Public Warrants; (ii) immediately following the separation of each Unit, each Class A ordinary share, par value $0.0001 per share, of Artisan (“Artisan Public Shares”) and each Class B ordinary share, par value $0.0001 per share, of Artisan (“Founder Shares” collectively with Artisan Public Shares, “Artisan Shares”) (excluding Artisan Public Shares that are held by Artisan shareholders that validly exercise their redemption rights, Artisan Shares that are held by Artisan shareholders that exercise and perfect their relevant dissenters’ rights and Artisan treasury shares) issued and outstanding immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for the right to receive one newly issued PubCo Class A Ordinary Share; and (iii) each whole warrant of Artisan outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Artisan Public Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time.
In addition, pursuant to the Business Combination Agreement, upon the consummation of the Acquisition Merger: (i) each ordinary share, par value $0.0001 per share of Prenetics (“Prenetics Ordinary Shares”) and each preferred share, par value $0.0001 per share of Prenetics (“Prenetics Preferred Shares” and collectively with Prenetics Ordinary Shares, “Prenetics Shares”) (excluding Prenetics Shares that are held by Prenetics shareholders that exercise and perfect their relevant dissenters’ rights, Prenetics Shares held by Danny Yeung (“Prenetics Key Executive Shares”) and Prenetics treasury shares) issued and outstanding immediately prior to the effective time of the Acquisition Merger (the “Acquisition Effective Time”) shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio (defined below), without interest, subject to rounding up to the nearest whole PubCo Class A Ordinary Share with respect to the total number of PubCo Class A Ordinary Shares to be received by each Prenetics shareholder ; and (ii) each of the Prenetics Key Executive Shares issued and outstanding immediately prior to the Acquisition Merger Time shall be cancelled in exchange for the right to receive such fraction of a newly issued convertible Class B ordinary share, par value $0.0001 per share of Pubco (“PubCo Class B Ordinary Shares” and collectively with PubCo Class A Ordinary Shares, “PubCo Ordinary Shares”) that is equal to the Exchange Ratio without interest, subject to rounding up to the nearest whole PubCo Class B Ordinary Share with respect to the total number of PubCo Class B Ordinary Shares to be received by Danny Yeung. The newly issued PubCo Class B Ordinary Shares will have the same economic terms as the newly issued PubCo Class A Ordinary Shares, but each PubCo Class B Ordinary Share will, among other rights, be entitled to twenty (20) votes per share compared with one (1) vote per share for PubCo Class A Ordinary Shares with all PubCo Ordinary Shares voting together as a single class on most matters. See “Description of PubCo Securities.” Mr. Yeung will beneficially own all of the issued PubCo Class B Ordinary Shares immediately following the consummation of the Business Combination.
Substantially concurrently with the execution and delivery of the Business Combination Agreement, Artisan’s Forward Purchase Agreements dated March 1, 2021 were amended by the Deeds of Novation and Amendment as of September 15, 2021, and pursuant to such Deeds of Novation and Amendment, (i) Aspex Master Fund, an exempted company incorporated under the laws of the Cayman Islands, has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time and (ii) Pacific Alliance Asia Opportunity Fund L.P., an exempted limited partnership formed under the laws of the Cayman Islands (together with Aspex Master Fund, the “Forward Purchase Investors”) has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time.
Upon the consummation of the Business Combination, PubCo will become a “controlled company” as defined under the NASDAQ corporate governance rules, because it is expected that Mr. Yeung will beneficially own approximately 60.51% of the total voting power of all issued and outstanding PubCo Ordinary Shares immediately following the consummation of the Business Combination, assuming that (i) no shareholders of Artisan elect to have their Artisan Public Shares redeemed for cash in connection with the Business Combination as permitted by Artisan’s amended and restated memorandum and articles of association (the “No Redemption Scenario”); (ii) no Artisan shareholder exercises its dissenters’ rights; (iii) no Prenetics shareholder exercise its dissenters’ rights; and (iv) no shares underlying Prenetics’ outstanding restricted share units will be issued upon consummation of the Business Combination. Under these assumptions, holders of Artisan Public Shares, Prenetics shareholders (excluding Mr. Yeung), the Forward Purchase Investors, the PIPE Investors, Sponsor and certain Artisan directors and Mr. Yeung will beneficially own 24.45%, 52.60%, 4.86%, 4.32%, 6.65% and 7.12%, respectively, of the total economic interest in PubCo, and will hold 10.39%, 22.36%, 2.07%, 1.84%, 2.83% and 60.51%, respectively, of the total voting power of all issued and outstanding PubCo Ordinary Shares, in each case immediately following the consummation of the Business Combination. If the actual facts differ from these assumptions set forth above, these percentages will be different.
The sum of all PubCo Class A Ordinary Shares receivable by Artisan shareholders at the Initial Closing is referred to as “Initial Merger Consideration.” The sum of all the PubCo Ordinary Shares and other securities receivable by Prenetics shareholders at Closing is referred to as “Acquisition Merger

Consideration.” The Initial Merger Consideration and the Acquisition Merger Consideration are collectively referred to as the “Shareholder Merger Consideration.” Assuming: (i) the No Redemption Scenario; (ii) no Artisan shareholder exercises its dissenters’ rights; (iii) no Prenetics shareholder exercise its dissenters’ rights; and (iv) no shares underlying Prenetics’ outstanding restricted share units will be issued upon consummation of the Business Combination, the Initial Merger Consideration, the Acquisition Merger Consideration and the Shareholder Merger Consideration consist of 43,917,793, 82,900,376 and 126,109,951 PubCo Ordinary Shares, respectively, or $       , $      and $       , respectively, based upon a closing price of $      per Artisan Public Share on NASDAQ on the assumed Closing Date. If the actual facts differ from these assumptions set forth above, these figures will be different.
Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus shall be presented at the Extraordinary General Meeting of shareholders of Artisan scheduled to be held on                 , 2022.
This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting of Artisan shareholders. We encourage you to carefully read this entire document. You should, in particular, carefully consider the risk factors described in “Risk Factors” beginning on page 63 of this proxy statement/prospectus.
The board of directors of Artisan (the “Artisan Board”) has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that the Artisan shareholders vote FOR all of the proposals presented to the shareholders at the Extraordinary General Meeting. When you consider the Artisan Board’s recommendation of these proposals, you should keep in mind that Artisan’s directors and officer have interests in the Business Combination that may conflict with your interests as a shareholder. See “The Business Combination Proposal — Interests of Artisan’s Directors and Officer in the Business Combination.”
This proxy statement/prospectus is dated                 , 2022 and is first being mailed to Artisan shareholders on or about                 , 2022.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Prenetics™

Bring health closer to millions of people globally

Important Note: This illustration depicts a majority of Prenetics pipeline products that are currently under development, these include Circle Snapshot, Circle Medical, Circle One, Circle F1x and Circle Fem. The commercialization of these pipeline products is subject to completion of development and are subject to regulatory approvals in certain jurisdictions, and there is no guarantee that Prenetics will successfully develop these products or receive such regulatory approvals. For Circle HealthPod, if Prenetics does not obtain the required regulatory approvals, it will not be able to market and sell Circle HealthPod in the U.S. for professional or home use at all, or U.K. and the European Union for home use.

Prevention

Consumer genetic testing and early colorectal cancer screening.

Circle DNA

Circle ColoClear

Personalized Care

Personalized nutrition, hair & sexual health products.

Circle One

Circle F1x

Circle Fem

Diagnostics

COVID-19 testing, POCT, At-home diagnostic testing and medical genetic testing.

Project Screen by Prenetics

Circle HealthPod

Circle SnapShot

Circle Medical

Our mission is to decentralize healthcare

Prenetics™

9

Global Locations

United Kingdom, Hong Kong, India, South Africa, and in Southeast Asia.

800+

Employees

ADDITIONAL INFORMATION
No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/ prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by PubCo, Artisan or Prenetics. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of PubCo, Artisan or Prenetics since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

PRELIMINARY — SUBJECT TO COMPLETION, DATED MARCH 4, 2022
ARTISAN ACQUISITION CORP.
71 Fort Street, PO Box 500
Grand Cayman, Cayman Islands
Dear Artisan Acquisition Corp. Shareholders:
You are cordially invited to attend the extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Artisan”), at           AM           time, on           , 2022 at and virtually over the Internet via live audio webcast at https://www.cstproxy.com/artisanacquisition/2022, and on such other date and at such other place to which the meeting may be adjourned. While as a matter of Cayman Islands law we are required to have a physical location for the meeting, we are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for Artisan shareholders and Artisan and (ii) to promote social distancing pursuant to guidance provided by the SEC due to COVID-19. We encourage shareholders to attend the Extraordinary General Meeting virtually. The virtual meeting format allows attendance from any location in the world. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the accompanying proxy statement/prospectus.
The Extraordinary General Meeting shall be held for the following purpose:
1.
to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal,” to approve and authorize, the business combination and other transactions contemplated by the Business Combination Agreement, dated September 15, 2021 (as it may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Prenetics Global Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), Artisan, AAC Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Artisan Merger Sub”), PGL Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo (“Prenetics Merger Sub”) and Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Prenetics”). The Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;

2.
to consider and vote upon a proposal to approve and authorize, assuming the Business Combination Proposal is approved and adopted, the Initial Merger and the Plan of Initial Merger by and among Artisan, Artisan Merger Sub and PubCo, substantially in the form attached as Exhibit F to the Business Combination Agreement (the “Initial Merger Proposal”); and

3.
to consider and vote upon, if presented, a proposal to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote or if holders of Artisan Public Shares, have elected to redeem an amount of Artisan Public Shares such that the minimum available cash condition contained in the Business Combination Agreement would not be satisfied (the “Adjournment Proposal”).

The Business Combination Proposal and, if presented, the Adjournment Proposal shall require approval by the Artisan shareholders as an ordinary resolution. The Initial Merger Proposal shall require approval by the Artisan shareholders as a special resolution. Only holders of record of Artisan Shares at the close of business on           , 2022 (the “record date”) are entitled to notice of the Extraordinary General Meeting and to vote at the Extraordinary General Meeting and any adjournments or postponements of the Extraordinary General Meeting.
As further described in the accompanying proxy statement/prospectus, subject to the terms and conditions of the Business Combination Agreement, the following transactions will occur:
1.
(i) Artisan shall merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo and (ii) following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo; and
2.
(i) each of the Units (each consisting of one Artisan Public Share and one-third of one Artisan Public Warrant) issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically separated and the holder thereof shall be deemed to hold one Artisan Public Share and one-third of an Artisan Public Warrant; provided that, no fractional Artisan Public Warrants shall be issued in connection with such separation such that if a holder of such Units would be entitled to receive a fractional Artisan Public Warrant upon such separation, the number of Artisan Public Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Artisan Public Warrants and no cash will be paid in lieu of such fractional Artisan Public Warrants; (ii) immediately following the separation of each Unit, each Artisan Share (excluding Artisan Public Shares that are held by Artisan shareholders that validly exercise their redemption rights, Artisan Shares that are held by Artisan shareholders that exercise and perfect their relevant dissenters’ rights and Artisan treasury shares) issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one newly issued PubCo Class A Ordinary Share; and (iii) each whole warrant of Artisan outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Artisan Public Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time.

3.
(i) each Prenetics Share (excluding Prenetics Shares that are held by Prenetics shareholders that exercise and perfect their relevant dissenters’ rights, Prenetics Key Executive Shares and Prenetics treasury shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio without interest subject to rounding; and (ii) each of the Prenetics Key Executive Shares issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio without interest subject to rounding.

Substantially concurrently with the execution and delivery of the Business Combination Agreement, Artisan’s Forward Purchase Agreements dated March 1, 2021 were amended by the Deeds of Novation and Amendment and restated as of September 15, 2021, and pursuant to such Deeds of Novation and Amendment, (i) Aspex Master Fund, an exempted company incorporated under the laws of the Cayman Islands, has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time and (ii) Pacific Alliance Asia Opportunity Fund L.P., an exempted limited partnership formed under the laws of the Cayman Islands has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time.
Concurrently with the execution of the Business Combination Agreement, certain PIPE Investors have entered into share subscription agreements (“PIPE Subscription Agreements”), pursuant to which the PIPE Investors agreed to subscribe for and purchase PubCo Class A Ordinary Shares at $10.00 per share for an aggregate purchase price of $60,000,000 (the “PIPE Investment”).
Under the Business Combination Agreement, the approval of the Business Combination Proposal and the Initial Merger Proposal by the requisite vote of Artisan shareholders is a condition to the consummation of the Business Combination. If either of these proposals is not approved by Artisan shareholders, the Business Combination shall not be consummated.
The Adjournment Proposal, if adopted, shall allow the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary. In no event shall Artisan solicit proxies to adjourn the Extraordinary General Meeting or consummate the Business Combination and related transactions beyond the date by which it may properly do so under Artisan’s amended and restated memorandum and articles of association (the “Artisan Articles”) and the Companies

Act (As Revised) of the Cayman Islands (the “Cayman Islands Companies Act”). The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination and related transactions. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.
Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.
In connection with the Business Combination, certain related agreements have been entered into prior to the closing of the Business Combination, including the PIPE Subscription Agreements, the Prenetics Shareholder Support Agreements, the Shareholder Support Agreement Joinder, the Sponsor Support Agreement, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, and the Deeds of Novation and Amendment (each as defined in the accompanying proxy statement/prospectus). See “Agreements Entered Into in Connection with the Business Combination” in the accompanying proxy statement/prospectus for more information.
Pursuant to the Artisan Articles, a holder (“Artisan Public Shareholder”) of Artisan Public Shares issued as part of the Units in Artisan’s initial public offering (“IPO”) may request that Artisan redeem all or a portion of such Artisan Public Shares for cash in connection with the completion of the Business Combination. Holders of Units must elect to separate the Units into the underlying Artisan Public Shares and Artisan Public Warrants prior to exercising redemption rights with respect to the Artisan Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Artisan Public Shares and Artisan Public Warrants, or if a holder holds Units registered in its own name, the holder must contact Continental, directly and instruct it to do so. The redemption rights include the requirement that a beneficial holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. Artisan Public Shareholders are not required to affirmatively vote for or against the Business Combination Proposal, to vote on the Business Combination Proposal at all, or to be holders of record on the record date in order to have their Artisan Public Shares redeemed. If the Business Combination is not consummated, the Artisan Public Shares will not be redeemed and will instead be returned to the respective holder, broker or bank. In such case, Artisan shareholders may only share in the assets of the trust account upon the liquidation of Artisan. This may result in Artisan shareholders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors. If the Business Combination is consummated, and if an Artisan Public Shareholder properly exercises its right to redeem all or a portion of the Artisan Public Shares that it holds, Artisan will redeem such Artisan Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to Artisan to pay income taxes (less up to $100,000 of interest to pay dissolution expenses). For illustrative purposes, as of            , 2022, this would have amounted to approximately $     per issued and outstanding Artisan Public Share. If an Artisan Public Shareholder exercises its redemption rights in full, then it will be electing to exchange its Artisan Public Shares for cash and will no longer own Artisan Public Shares (but will continue to own any Artisan Public Warrants it may hold). See “Extraordinary General Meeting of Artisan Shareholders — Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Artisan Public Shares for cash.
Notwithstanding the foregoing, an Artisan Public Shareholder, together with any affiliate of such Artisan Public Shareholder or any other person with whom such Artisan Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Artisan Public Shares without the prior consent of Artisan. Accordingly, if an Artisan Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Artisan Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
The Sponsor has agreed to, among other things, vote all of their Artisan Shares in favor of the proposals being presented at the Extraordinary General Meeting in connection with the Business Combination and waive their redemption rights with respect to their Artisan Shares in connection with the consummation of the Business Combination. The Forward Purchase Investors have also agreed to, among other things, vote all of their Artisan Shares in favor of the proposals being presented at the Extraordinary General Meeting in connection with the Business Combination and waive their redemption rights with respect to all of the Founder Shares held by them in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, on an as-converted basis, the Sponsor, Artisan directors and the Forward Purchase Investors own, collectively, approximately 22.73% of the issued and outstanding Artisan Shares.
The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such closing condition. In addition, in no event will Artisan redeem Artisan Public Shares in an amount that would cause Artisan’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and PIPE Financing.
Artisan is providing the accompanying proxy statement/prospectus and accompanying proxy card to Artisan shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. Information about the Extraordinary General Meeting, the Business Combination and other related business to be considered by Artisan shareholders at the Extraordinary General Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Extraordinary General Meeting, all of Artisan shareholders should read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 51 of the accompanying proxy statement/prospectus.
After careful consideration, the Artisan Board has unanimously approved the Business Combination and determined that the Business Combination Proposal, the Initial Merger Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of Artisan and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the Artisan Board’s recommendation of these proposals, you should keep in mind that our directors and our officer have interests in the Business Combination that may conflict with, or are different from, your interests as a shareholder of Artisan. See “The Business Combination Proposal — Interests of Artisan’s Directors and Officer in the Business Combination.” in the accompanying proxy statement/prospectus for a further discussion of these considerations.
The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Initial Merger Proposal will require a special resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Adjournment Proposal, if presented, will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. Brokers are not entitled to vote on the Business Combination Proposal, the Initial Merger Proposal or the Adjournment Proposal absent voting instructions from the beneficial holder. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Your vote is important regardless of the number of Artisan Shares you own. Whether or not you plan to attend the Extraordinary General Meeting, please complete, sign, date and return the enclosed proxy card as soon as possible in the pre-addressed postage paid envelope provided and in any event so as to be received by Artisan no later than at                 AM                 time, on                 , 2022, being 48 hours before the time appointed for the holding of the Extraordinary General Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting) to make sure that your Artisan Shares are represented at the Extraordinary General Meeting. If your Artisan Shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the Artisan Shares you beneficially own are properly counted. The Business Combination will be consummated only if the Business Combination Proposal and the Initial Merger Proposal are approved at the Extraordinary General Meeting. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Extraordinary General Meeting. If you are a shareholder of record and fail to return your proxy card and do not attend the Extraordinary General Meeting in person (including virtually), or if you fail to instruct your bank, broker or other nominee how to vote the Artisan Shares you beneficially own, the effect will be, among other things, that your Artisan Shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting and will not be voted.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT ARTISAN REDEEM YOUR ARTISAN PUBLIC SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND EITHER TENDER YOUR SHARE CERTIFICATES (IF ANY) TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ARTISAN’S TRANSFER AGENT OR DELIVER YOUR ARTISAN PUBLIC SHARES TO THE TRANSFER AGENT ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. ANY HOLDER THAT HOLDS ARTISAN PUBLIC SHARES BENEFICIALLY THROUGH A NOMINEE MUST IDENTIFY ITSELF AS A BENEFICIAL HOLDER AND PROVIDE ITS LEGAL NAME, PHONE NUMBER AND ADDRESS IN ITS WRITTEN DEMAND IN ORDER TO VALIDLY REDEEM SUCH SHARES. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES SHALL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD YOUR ARTISAN PUBLIC SHARES IN “STREET NAME”, YOU NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF ARTISAN SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.
If you have any questions or need assistance voting your Artisan Shares, please contact Artisan’s legal department by email at kirsten.gao@c-venturesfund.com.
On behalf of Artisan’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
Cheng Yin Pan Chief Executive Officer and Director
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying proxy statement/prospectus is dated                 , 2022, and is first being mailed to shareholders of Artisan on or about                 , 2022.

ARTISAN ACQUISITION CORP.
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON                 , 2022
TO THE SHAREHOLDERS OF ARTISAN ACQUISITION CORP.:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Artisan”), shall be held at                 AM                 time, on                 , 2022 at          and virtually over the Internet via live audio webcast at https://www.cstproxy.com/artisanacquisition/2022, and on such other date and at such other place to which the meeting may be adjourned. Due to health concerns stemming from the COVID 19 pandemic, and to support the health and well-being of our shareholders, we encourage shareholders to attend the Extraordinary General Meeting virtually. You are cordially invited to attend the Extraordinary General Meeting, to conduct the following items of business and consider, and if thought fit, approve the following resolutions:
1)
Proposal No. 1 — the Business Combination Proposal

“RESOLVED, as an ordinary resolution, that the business combination and other transactions contemplated by the Business Combination Agreement, dated as of September 15, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Prenetics Global Limited (“PubCo”), Artisan Acquisition Corp. (“Artisan”), AAC Merger Limited (“Artisan Merger Sub”), PGL Merger Limited (“Prenetics Merger Sub”) and Prenetics Group Limited (“Prenetics”) pursuant to which among other things, Artisan shall merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo (the “Initial Merger”) and following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo, and Artisan’s entry into the Business Combination Agreement each be and are hereby confirmed, ratified, authorized and approved in all respects.”
2)
Proposal No. 2 — the Initial Merger Proposal

“RESOLVED, as a special resolution, that the Plan of Merger (the “Plan of Initial Merger”), by and among Artisan Acquisition Corp. (“Artisan”), AAC Merger Limited (“Artisan Merger Sub”) and Prenetics Global Limited (“PubCo”), substantially in the form attached as Exhibit F to the Business Combination Agreement, dated as of September 15, 2021, by and among PubCo, Artisan, Artisan Merger Sub, PGL Merger Limited and Prenetics Group Limited (as it may be amended, supplemented or otherwise modified from time to time) be and is hereby authorized and approved in all respects, that Artisan be and is hereby authorized to enter into the Plan of Initial Merger, and that the merger of Artisan with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo be and is hereby authorized and approved in all respects.”
3)
Proposal No. 3 — the Adjournment Proposal

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting or if shareholders have elected to redeem an amount of Class A ordinary shares such that the minimum available cash condition contained in the Business Combination Agreement, dated as of September 15, 2021, by and among Artisan Acquisition Corp., Prenetics Global Limited, AAC Merger Limited, PGL Merger Limited and Prenetics Group Limited (as it may be amended, supplemented or otherwise modified from time to time) would not be satisfied, be and is hereby approved.”

We also will transact any other business as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.
Under the Business Combination Agreement, the approval of the Business Combination Proposal and the Initial Merger Proposal by the requisite vote of Artisan shareholders is a condition to the consummation of the Business Combination. If either of these proposals is not approved by Artisan shareholders, the Business Combination shall not be consummated. The Adjournment Proposal is not conditioned on the approval of any other proposal listed above. The Business Combination is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.
These items of business are more fully described in the accompanying proxy statement/prospectus, which we encourage you to read in its entirety before voting.
Only holders of record of Artisan ordinary shares (“Artisan Shares”) at the close of business on                 , 2022 (the “record date”) are entitled to notice of the Extraordinary General Meeting and to vote at the Extraordinary General Meeting and any adjournments or postponements of the Extraordinary General Meeting.
Whether or not you plan to attend the Extraordinary General Meeting, all of Artisan shareholders are urged to read the accompanying proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 51 of the accompanying proxy statement/prospectus.
After careful consideration, the Artisan Board has unanimously approved the Business Combination and determined that the Business Combination Proposal, the Initial Merger Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of Artisan and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the Artisan Board’s recommendation of these proposals, you should keep in mind that our directors and our officer have interests in the Business Combination that may conflict with, or are different from, your interests as a shareholder of Artisan. See “The Business Combination Proposal — Interests of Artisan’s Directors and Officer in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.
All Artisan shareholders at the close of business on the record date are cordially invited to attend the Extraordinary General Meeting, which shall be held at                 AM                 time, on                 , 2022 at          and virtually over the Internet via live audio webcast at https://www.cstproxy.com/artisanacquisition/2022. To ensure your representation at the Extraordinary General Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the pre-addressed postage paid envelope provided and in any event so as to be received by Artisan no later than at                 AM                 time, on                 , 2022, being 48 hours before the time appointed for the holding of the Extraordinary General Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting). In the case of joint shareholders, where more than one of the joint shareholder purports to appoint a proxy, only the appointment submitted by the most senior holder (being the first named holder in respect of the shares in Artisan’s register of members) will be accepted. Submitting a proxy now will NOT prevent you from being able to attend and vote online during the virtual meeting. If you hold your Artisan Shares in “street name” or in a margin or similar account, which means your shares are held of record by a broker, bank or nominee, you must instruct your broker or bank on how to vote the Artisan Shares you beneficially own or, if you wish to attend the Extraordinary General Meeting and vote by means of remote communication, you must obtain a proxy from the shareholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com no later than 72 hours prior to the Extraordinary General Meeting. Holders should contact their broker, bank or nominee for instructions regarding obtaining a legal proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Extraordinary General Meeting virtually. You will receive an e-mail prior to the meeting with a link and instructions for entering the Extraordinary General Meeting.

Voting on all resolutions at the Extraordinary General Meeting will be conducted by way of a poll rather than on a show of hands. On a poll, votes are counted according to the number of Artisan Shares registered in each shareholder’s name which are voted, with each Artisan Share carrying one vote.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Extraordinary General Meeting, please complete, sign, date, vote and return the enclosed proxy card as soon as possible and in any event so as to be received byArtisan no later than at       AM time, on       , 2022, being 48 hours before the time appointed for the holding of the Extraordinary General Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting) in the pre-addressed postage paid envelope provided to make sure that your shares are represented at the Extraordinary General Meeting. In the case of joint shareholders, where more than one of the joint shareholder purports to appoint a proxy, only the appointment submitted by the most senior holder (being the first named holder in respect of the shares in Artisan’s register of members) will be accepted. Submitting a proxy now will NOT prevent you from being able to attend and vote online during the virtual meeting by following the procedure described above. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted.
If you have any questions or need assistance voting your Artisan Shares, please contact Artisan’s legal department by email at kirsten.gao@c-venturesfund.com.
Thank you for your participation. We look forward to your continued support.
By Order of the Board of Directors
Cheng Yin Pan
Chief Executive Officer and Director
IF YOU RETURN YOUR SIGNED PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS PRESENTED AT THE EXTRAORDINARY GENERAL MEETING.
HOLDERS (“ARTISAN PUBLIC SHAREHOLDERS”) OF ARTISAN CLASS A ORDINARY SHARES ISSUED AS PART OF THE UNITS ISSUED IN ARTISAN’S INITIAL PUBLIC OFFERING (THE “ARTISAN PUBLIC SHARES”) HAVE THE RIGHT TO HAVE THEIR ARTISAN PUBLIC SHARES REDEEMED FOR CASH IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. ARTISAN PUBLIC SHAREHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL, TO VOTE ON THE BUSINESS COMBINATION PROPOSAL AT ALL, OR TO BE HOLDERS OF RECORD ON THE RECORD DATE IN ORDER TO HAVE THEIR ARTISAN PUBLIC SHARES REDEEMED FOR CASH. THIS MEANS THAT ANY ARTISAN PUBLIC SHAREHOLDER HOLDING ARTISAN PUBLIC SHARES MAY EXERCISE REDEMPTION RIGHTS REGARDLESS OF WHETHER THEY ARE EVEN ENTITLED TO VOTE ON THE BUSINESS COMBINATION PROPOSAL.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT ARTISAN REDEEM YOUR ARTISAN PUBLIC SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND EITHER TENDER YOUR SHARE CERTIFICATES (IF ANY) TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ARTISAN’S TRANSFER AGENT, OR DELIVER YOUR ARTISAN PUBLIC SHARES TO THE TRANSFER AGENT ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. ANY HOLDER THAT HOLDS ARTISAN PUBLIC SHARES BENEFICIALLY THROUGH A NOMINEE MUST IDENTIFY ITSELF AS A BENEFICIAL HOLDER AND PROVIDE ITS LEGAL NAME, PHONE NUMBER AND ADDRESS IN ITS WRITTEN DEMAND IN ORDER TO VALIDLY REDEEM SUCH SHARES. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES SHALL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD YOUR ARTISAN PUBLIC SHARES IN “STREET NAME”, YOU NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER,

BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF ARTISAN SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

i

PAGES
TRANSFER AGENT AND REGISTRAR	341
WHERE YOU CAN FIND MORE INFORMATION	342
LEGAL MATTERS	343
EXPERTS	344
INDEX OF FINANCIAL STATEMENTS	F-1
ANNEXES
Annex A: Business Combination Agreement (filed as Exhibit 2.1 to this proxy statement/prospectus)
Annex B: Amended and Restated Memorandum and Articles of Association of PubCo (filed as Exhibit 3.1 to this proxy statement/prospectus)

ii

ADDITIONAL INFORMATION
You may request copies of this proxy statement/prospectus and any other publicly available information concerning Artisan, without charge, by written request to Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing ARTA.info@investor.morrowsodali.com, or from the SEC through the SEC website at http://www.sec.gov.
In order for Artisan shareholders to receive timely delivery of the documents in advance of the Extraordinary General Meeting of Artisan to be held on           , 2022 you must request the information no later than five business days prior to the date of the Extraordinary General Meeting, by            , 2022.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by PubCo, constitutes a prospectus of PubCo under Section 5 of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” with respect to the PubCo Class A Ordinary Shares to be issued to Artisan shareholders, the PubCo Class A Ordinary Shares to be issued to certain Prenetics shareholders, the PubCo Warrants to be issued to Artisan warrant holders and the PubCo Class A Ordinary Shares underlying such warrants, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Extraordinary General Meeting of Artisan shareholders at which Artisan shareholders shall be asked to consider and vote upon proposals to approve the Business Combination Proposal and the Initial Merger Proposal (as defined herein) and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Business Combination Proposal or the Initial Merger Proposal.
References to “U.S. Dollars”, “US$” and “$” in this proxy statement/prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this proxy statement/prospectus have been rounded to a single decimal place for the convenience of readers.

INDUSTRY AND MARKET DATA
The industry and market position information that appears in this proxy statement/prospectus is from independent market research carried out by Frost & Sullivan, which was commissioned by Prenetics. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.
Such information is supplemented where necessary with Prenetics’ own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Prenetics’ management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Prenetics Group’s Market Opportunities,” “Prenetics Group’s Business” and “Prenetics Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of this proxy statement/prospectus.
Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which this data is derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. We are responsible for the industry and market data contained in this proxy statement/prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FINANCIAL STATEMENT PRESENTATION
Artisan
The historical financial statements of Artisan were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and are denominated in U.S. Dollars.
Prenetics
The audited consolidated financial statements of Prenetics and its subsidiaries as of and for the years ended December 31, 2020 and 2019, included in this proxy statement/prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are presented in U.S. Dollars. Prenetics Group underwent certain corporate restructuring through which Prenetics HK became a wholly owned subsidiary of Prenetics upon the completion of the restructuring in June 2021. As Prenetics had no operations or material assets prior to the restructuring, the restructuring only involves the insertion of Prenetics as a new shell holding company and the financial statements of Prenetics for the periods prior to the corporate restructuring will be substantially identical to the financial statements of Prenetics HK. Accordingly, the references to the historical consolidated financial statements of Prenetics in this proxy statement/prospectus have been prepared on a basis as if the corporate restructuring had happened on January 1, 2019, and the consolidated financial statements as of December 31, 2020 and 2019 and its profit or loss for the years then ended represent the continuation of the consolidated financial statements of Prenetics HK.
PubCo
PubCo was incorporated on July 21, 2021, for the sole purpose of effectuating the transactions described herein. PubCo has no material assets and does not operate any businesses. Accordingly, no financial statements of PubCo have been included in this proxy statement/prospectus.
The Business Combination is made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere in this proxy statement/prospectus. Notwithstanding the legal form, for accounting purposes the Business Combination will be an equity-settled share-based payment transaction where Prenetics as the accounting acquirer issues consideration in exchange of the net assets and listing status of Artisan as the accounting acquiree. The net assets of Prenetics will be stated at their pre-combinaton carrying amounts and any excess of the fair value of the consideration transferred over the fair value of Artisan’s identifiable net assets acquired represents an expense for the listing status.
Immediately following the Business Combination, PubCo will qualify as a foreign private issuer and will prepare its consolidated financial statements in accordance with IFRS.
Accordingly, the unaudited pro forma condensed combined financial information and the comparative per share information that will be presented in this proxy statement/prospectus is prepared and presented to reflect the accounting for the Business Combination under IFRS.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires in this document:
“Acquisition Merger” means the merger between Prenetics Merger Sub and Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo;
“Amended Forward Purchase Agreements” means (i) the Forward Purchase Agreement entered into as of March 1, 2021 with Aspex Master Fund; and (ii) the Forward Purchase Agreement entered into as of March 1, 2021 with Pacific Alliance Asia Opportunity Fund L.P., as amended by the Deeds of Novation and Amendment;
“Artisan” means Artisan Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands;
“Artisan Articles” means Artisan’s amended and restated memorandum and articles of association adopted by special resolution dated 13 May 2021;
“Artisan Board” means the board of directors of Artisan;
“Artisan Merger Sub” means AAC Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo;
“Artisan Public Share” means a Class A ordinary share, par value $0.0001 per share, of Artisan;
“Artisan Public Shareholder” means a holder of Artisan Public Shares issued as part of the Units issued in the IPO;
“Artisan Private Warrants” means the warrants sold to the Sponsor in the private placement consummated concurrently with the IPO, each entitling its holder to purchase one Artisan Public Share at an exercise price of $11.50 per share, subject to adjustment;
“Artisan Public Warrants” means the redeemable warrants issued in the IPO, each entitling its holder to purchase one Artisan Public Share at an exercise price of $11.50 per share, subject to adjustment;
“Artisan Shares” means the Artisan Public Shares and Founder Shares;
“Artisan Warrants” means the Artisan Public Warrants and the Artisan Private Warrants;
“Business Combination” means the Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement;
“Business Combination Agreement” means the business combination agreement, dated September 15, 2021 (as may be amended, supplemented, or otherwise modified from time to time), by and among PubCo, Artisan, Artisan Merger Sub, Prenetics Merger Sub and Prenetics;
“Business Combination Transactions” means, collectively, the Initial Merger, the Acquisition Merger and each of the other transactions contemplated by the Business Combination Agreement, the Subscription Agreements, the Sponsor Support Agreement, the Shareholder Support Agreements, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, the Plan of Initial Merger and such other documents as may be required in accordance with applicable law to make the Initial Merger effective, the Plan of Acquisition Merger and such other documents as may be required in accordance with applicable law to make the Acquisition Merger effective, and any other agreements, documents or certificates entered into or delivered pursuant thereto;
“Cayman Islands Companies Act” means the Companies Act (As Revised) of the Cayman Islands;
“Closing” means the closing of the Acquisition Merger;
“China,” “mainland China” or “PRC”, in each case, means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan. The term “Chinese” has a correlative meaning for the purpose of this proxy statement/prospectus;

“Closing Date” means the date of the Closing;
“Continental” means Continental Stock Transfer & Trust Company;
“Deeds of Novation and Amendment” means (i) the Deed of Novation and Amendment entered into by Artisan, Sponsor, PubCo and Aspex Master Fund, dated as of September 15, 2021 (pursuant to such amendment, Aspex Master Fund committed to subscribe for and purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate purchase price equal to $30 million); and (ii) the Deed of Novation and Amendment entered into by Artisan, Sponsor, PubCo and Pacific Alliance Asia Opportunity Fund L.P., dated as of September 15, 2021 (pursuant to such amendment, Pacific Alliance Asia Opportunity Fund L.P. committed to subscribe for and purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate purchase price equal to $30 million);
“Dissent Rights” means the right of each holder of record of Artisan Shares to dissent in respect of the Initial Merger pursuant to Section 238 of the Cayman Islands Companies Act;
“Dissenting Artisan Shareholders” means holders of Dissenting Artisan Shares;
“Dissenting Artisan Shares” means Artisan Shares that are (i) issued and outstanding immediately prior to the Initial Merger Effective Time and (ii) held by Artisan shareholders who have validly exercised their Dissent Rights (and not waived, withdrawn, lost or failed to perfect such rights);
“ESOP” means the 2021 Share Incentive Plan of Prenetics adopted on June 16, 2021, as may be amended from time to time;
“Exchange Ratio” means the quotient obtained by dividing the Price per Share by $10.00;
“Existing Warrant Agreement” means the warrant agreement, dated May 13, 2021, by and between Artisan and Continental;
“Extraordinary General Meeting” means an extraordinary general meeting of shareholders of Artisan to be held at     AM        time, on           , 2022 at            and virtually over the Internet via live audio webcast at https://www.cstproxy.com/artisanacquisition/2022;
“Forward Purchase Investors” means Aspex Master Fund and Pacific Alliance Asia Opportunity Fund L.P.;
“Founder Share” means a Class B ordinary share, par value $0.0001 per share, of Artisan;
“Initial Closing” means the closing of the Initial Merger;
“Initial Merger” means the merger between Artisan and Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo;
“Initial Shareholders” means Artisan LLC, William Keller, Mitch Garber, Fan Yu, Sean O’Neill and the Forward Purchase Investors;
“IPO” means Artisan’s initial public offering, which was consummated on May 18, 2021;
“NASDAQ” means the Nasdaq Stock Market;
“Plan of Acquisition Merger” means the plan of merger for the Acquisition Merger by and among Prenetics, Prenetics Merger Sub and PubCo;
“Plan of Initial Merger” means the plan of merger for the Initial Merger by and among Artisan, Artisan Merger Sub and PubCo;
“Prenetics” means Prenetics Group Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;
“Prenetics Group” means Prenetics Group Limited, together as a group with its subsidiaries, including its operating subsidiaries, and, prior to the termination of the VIE agreements on November 26, 2021, Shenzhen Discover Health Technology Co., Ltd., or the “VIE Entity”;

“Prenetics HK” means Prenetics Limited, a limited liability company incorporated in Hong Kong;
“Prenetics Merger Sub” means PGL Merger Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo;
“Prenetics Operating Subsidiaries” means, collectively, the operating subsidiaries of Prenetics Group Limited, which include Prenetics Limited, Prenetics EMEA Limited, Oxsed Limited, Prenetics Innovation Labs Private Limited and Prenetics Africa (Pty) Limited.
“Price per Share” means $1,150,000,000 divided by such amount equal to (a) the aggregate number of Prenetics Ordinary Shares (i) that are issued and outstanding immediately prior to the Acquisition Effective Time and (ii) that are issuable upon the exercise of all Prenetics RSUs, options, warrants, convertible notes and other equity securities of Prenetics that are issued and outstanding immediately prior to the Acquisition Effective Time, including an aggregate of 776,432 shares to be issued by Prenetics as deferred consideration of Prenetics Limited’s acquisition of Oxsed Limited, minus (b) Prenetics treasury shares;
“PubCo” means Prenetics Global Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, or as the context requires, PubCo and its subsidiaries and consolidated affiliated entities;
“PubCo Class A Ordinary Share” means a Class A ordinary share, par value $0.0001 per share, of PubCo;
“PubCo Class B Ordinary Share” means a convertible Class B ordinary share, par value $0.0001 per share, of PubCo;
“SEC” means the U.S. Securities and Exchange Commission;
“Sponsor” means Artisan LLC, a limited liability company registered under the laws of the Cayman Islands;
“Units” means the units issued in the IPO, each consisting of one Artisan Public Share and one-third of one Artisan Public Warrant;
“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to Artisan shareholders. Artisan shareholders should read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the Extraordinary General Meeting, which will be held                   at     AM       time, on           , 2022 at            and virtually over the Internet via live audio webcast at https://www.cstproxy.com/artisanacquisition/2022.
Q:
Why am I receiving this proxy statement/ prospectus?

A:
Artisan shareholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination and certain related proposals.

Artisan, Prenetics, PubCo and other parties have agreed to the Business Combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. The Business Combination Agreement provides for, among other things, (a) the merger of Artisan with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining a wholly-owned subsidiary of PubCo, and each of the current security holders of Artisan receiving securities of PubCo, and (b) the merger of Prenetics Merger Sub with and into Prenetics, with Prenetics as the surviving entity and becoming a wholly-owned subsidiary of PubCo, and each of the current security holders of Prenetics receiving securities of PubCo. This proxy statement/prospectus and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You should read this proxy statement/prospectus and its Annexes carefully and in their entirety.
Q:
What proposals are shareholders of Artisan being asked to vote upon?

A:
At the Extraordinary General Meeting, Artisan is asking holders of its ordinary shares to consider and vote upon the following proposals:

•
Business Combination Proposal — To adopt the Business Combination Agreement and approve the Business Combination and the other transactions contemplated thereby. See “The Business Combination Proposal.”

•
Initial Merger Proposal — To authorize the Initial Merger and the Plan of Initial Merger. See “The Initial Merger Proposal.”

•
Adjournment Proposal — To adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for a vote or if holders of Artisan Public Shares, have elected to redeem an amount of Artisan Public Shares such that the minimum available cash condition contained in the Business Combination Agreement would not be satisfied. See “The Adjournment Proposal.”

•
Artisan shall hold the Extraordinary General Meeting of its shareholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. Shareholders should read it carefully.

The vote of Artisan shareholders is important. Artisan shareholders are encouraged to submit their completed proxy card as soon as possible after carefully reviewing this proxy statement/prospectus.
Q:
Why is Artisan providing shareholders with the opportunity to vote on the Business Combination?

A:
Pursuant to the Artisan Articles, Artisan is required to provide Artisan Public Shareholders with an opportunity to have their Artisan Public Shares redeemed for cash upon the consummation of its initial business combination, either in conjunction with a shareholder vote or tender offer. Due to the structure of the Business Combination, Artisan is providing this opportunity in conjunction with a shareholder vote.
Q:
Why is Artisan proposing the Business Combination?

A:
Artisan was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Based on its due diligence investigations of Prenetics and the industries in which it operates, including the financial and other information provided by Prenetics in the course of Artisan’s due diligence investigations, the Artisan Board believes that the Business Combination with Prenetics is in the best interests of Artisan and presents an opportunity to increase shareholder value. However, there can be no assurances of this. Although the Artisan Board believes that the Business Combination with Prenetics presents a unique business combination opportunity and is in the best interests of Artisan, the Artisan Board did consider certain potentially material negative factors in arriving at that conclusion. See “The Business Combination Proposal — The Artisan Board’s Reasons for the Approval of the Business Combination” for a discussion of the factors considered by the Artisan Board in making its decision.
Q:
Did the Artisan Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
No. The Artisan Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. However, Artisan’s management, the members of the Artisan Board and the other representatives of Artisan have substantial experience in evaluating the operating and financial merits of companies similar to Prenetics and reviewed certain financial information of Prenetics and other relevant financial information selected based on the experience and the professional judgment of Artisan’s management team, which enabled them to make the necessary analyses and determinations regarding the Business Combination. Accordingly, investors will be relying solely on the judgment of the Artisan Board in valuing Prenetics’ business and assume the risk that the Artisan Board may not have properly valued such business.

Q:
What is expected to happen in the Business Combination?

A:
In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) Artisan shall merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo, and (ii) following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo.

Pursuant to the Business Combination Agreement, upon the consummation of the Initial Merger: (i) each Unit (each consisting of one Artisan Public Share and one-third of one Artisan Public Warrant included as part of such unit) issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically separated and the holder thereof shall be deemed to hold one Artisan Public Share and one-third of one Artisan Public Warrant; provided, that, no fractional Artisan Public Warrants shall be issued in connection with such separation such that if a holder of such Units would be entitled to receive a fractional Artisan Public Warrant upon such separation, the number of Artisan Public Warrants to be issued to such holder upon such separation will be rounded down to the nearest whole number of Artisan Public Warrants and no cash will be paid in lieu of such fractional Artisan Public Warrants; (ii) immediately following the separation of each Unit, each Artisan Share (excluding Artisan Public Shares that are held by Artisan shareholders that validly exercise their redemption rights, Artisan Shares that are held by Artisan shareholders that exercise and perfect their relevant dissenters’ rights and Artisan treasury shares) issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one newly issued PubCo Class A Ordinary Share; and (iii) each whole Artisan Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Artisan Public Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share, subject to substantially the same terms and conditions prior to the effective time of the Initial Merger.

Aspex Master Fund, an exempted company incorporated under the laws of the Cayman Islands, has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time and Pacific Alliance Asia Opportunity Fund L.P., an exempted limited partnership formed under the laws of the Cayman Islands (together with Aspex Master Fund, the “Forward Purchase Investors”), has agreed to purchase 3,000,000 PubCo Class A Ordinary Shares and 750,000 PubCo Warrants for an aggregate price equal to $30,000,000 immediately prior to the Acquisition Effective Time.
In addition, pursuant to the Business Combination Agreement, upon the consummation of the Acquisition Merger: (i) each Prenetics Share (excluding shares that are held by Prenetics shareholders that exercise and perfect their relevant dissenters’ rights, the Prenetics Key Executive Shares and Prenetics treasury shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding up to the nearest whole PubCo Class A Ordinary Share with respect to the total number of PubCo Class A Ordinary Shares to be received by each Prenetics shareholder; and (ii) each Prenetics Key Executive Share issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding up to the nearest whole PubCo Class B Ordinary Share with respect to the total number of PubCo Class B Ordinary Shares to be received by Danny Yeung; (iii) each Prenetics RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by PubCo and converted into an award of restricted share units representing the right to receive the number of PubCo Class A Ordinary Shares equal to (x) the number of Prenetics Ordinary Shares subject to such Prenetics RSU immediately prior to the Acquisition Effective Time multiplied by (x) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Prenetics RSU immediately prior to the Acquisition Effective Time; and (iv) each Prenetics Key Executive RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by PubCo and converted into an award of restricted share units representing the right to receive the number of PubCo Class B Ordinary Shares equal to (A) the number of Prenetics Ordinary Shares subject to such Prenetics Key Executive RSU immediately prior to the Acquisition Effective Time multiplied by (B) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Prenetics Key Executive RSU immediately prior to the Acquisition Effective Time. For more information on the Initial Merger and the Acquisition Merger, see “The Business Combination Proposal” and “The Initial Merger Proposal”. For further information on PubCo’s securities upon consummation of the Business Combination, see “Risk Factors — Risks Relating to PubCo and Ownership of PubCo’s Shares — PubCo’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial,” and “Description of PubCo Securities — Ordinary Shares.”
In addition, concurrently with the execution of the Business Combination Agreement, certain PIPE Investors entered into share subscription agreements with Artisan and PubCo, pursuant to which they agreed to subscribe for and purchase PubCo Class A Ordinary Shares at $10.00 per share for an aggregate purchase price of $60,000,000. The closing of the PIPE Investment is contingent upon the substantially concurrent consummation of the Mergers.
Q:
What shall be the relative equity stakes of Artisan shareholders, Prenetics shareholders and the PIPE Investors upon completion of the Business Combination?

A:
Upon consummation of the Business Combination, PubCo shall become a new public company and each of Artisan Merger Sub and Prenetics shall be a wholly-owned subsidiary of PubCo. The former security holders of Artisan, including the Forward Purchase Investors, the former security holders of Prenetics and the PIPE Investors shall all become security holders of PubCo.

Pursuant to the Artisan Articles, in connection with the completion of the Business Combination, Artisan Public Shareholders may elect to have their Artisan Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Artisan Articles. Payment for such redemptions shall come from the trust account.
Upon consummation of the Business Combination, assuming that (i) no Artisan shareholder exercises its dissenters’ rights; (ii) no Prenetics shareholder exercises its dissenters’ rights; and (iii) no shares underlying Prenetics’ outstanding restricted share units will be issued upon consummation of the Business Combination, the post-Closing share ownership of PubCo would be as follows under (1) the No Redemption Scenario; and (2) the scenario where 25,931,200 Artisan Public Shares are redeemed for aggregate redemption payments of $259,312,000, assuming a $10.00 per share Redemption Price and based on funds in the Trust Account and working capital available to Artisan as of September 30, 2021, which is based on a condition to the Closing under the Business Combination, at the Closing, the cash proceeds from the trust account established for the purpose of holding the net proceeds of Artisan’s initial public offering, plus cash proceeds from the PIPE Investments, plus cash proceeds under the Forward Purchase Agreements, plus any amount raised pursuant to permitted equity financings prior to closing of the Acquisition Merger in the aggregate equaling no less than $200,000,000 (the “Maximum Redemption Scenario”):
	Share Ownership and Voting Power in PubCo(1)(2)(3)(4)
	Assuming No Redemptions (Shares)						Assuming Maximum Redemptions (Shares)
	Number of Class A Ordinary Shares	Share Ownership %	Voting Power %	Number of Class B Ordinary Shares	Share Ownership %	Voting Power %	Number of Class A Ordinary Shares	Share Ownership %	Voting Power %	Number of Class B Ordinary Shares	Share Ownership %	Voting Power %
Prenetics Shareholders	73,021,393	52.60%	22.36%	9,878,983	7.12%	60.51%	73,021,393	64.69%	24.29%	9,878,983	8.75%	65.73%
Artisan Public Shareholders	33,934,235	24.45%	10.39%	—	—	—	7,997,935	7.09%	2.66%	—	—	—
Sponsor and certain Artisan directors(5)	9,233,558	6.65%	2.83%	—	—	—	9,233,558	8.18%	3.07%	—	—	—
PIPE Investors	6,000,000	4.32%	1.84%	—	—	—	6,000,000	5.32%	1.99%	—	—	—
Forward Purchase Investors(5)	6,750,000	4.86%	2.07%	—	—	—	6,750,000	5.97%	2.24%	—	—	—
Pro forma Combined Company Ordinary Shares	128,939,186	92.88%	39.49%	9,878,983	7.12%	60.51%	103,002,886	91.25%	34.27%	9,878,983	8.75%	65.73%

(1)
The share amounts and ownership and voting power percentages set forth above do not take into account (i) warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter to acquire PubCo Class A Ordinary Shares and (ii) any outstanding Prenetics RSUs, vested or unvested, that were assumed by PubCo upon the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, the share amounts and percentage ownership numbers set forth above will be different.

(2)
For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”

(3)
In both the No Redemption Scenario and the Maximum Redemption Scenario, the payment of deferred underwriting fees incurred as part of the IPO will be $11,876,982.

(4)
Each PubCo Class A Ordinary Share is entitled to one vote per share. Each PubCo Class B Ordinary Share is entitled to twenty (20) votes per share.

(5)
The share amounts reflect the transfer of 750,000 Founder Shares of Artisan from the Sponsor to the Forward Purchase Investors in connection with the Forward Purchase Agreements. These Founder Shares will be subsequently converted into PubCo Class A Ordinary Shares upon completion of the Business Combination and are included in the total PubCo Class A Ordinary Shares owned by the Forward Purchase Investors.

Artisan Public Shareholders who do not elect to redeem their Artisan Public Shares (“Non-redeeming Artisan Public Shareholders”) in connection with the Business Combination may experience dilution of their equity position by (1) issuance of additional PubCo Class A Ordinary Shares upon the exercise of (i) up to 5,857,898 Artisan Private Warrants issued to the Sponsor in the IPO and the over-allotment option exercise, which could dilute the equity interest of Non-redeeming Artisan Public Shareholders in PubCo by 1.00% to 23.45% assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or by 0.35% to 6.73% assuming maximum redemptions by Artisan

Public Shareholders), (ii) up to 200,000 Artisan Private Warrants issuable to the Sponsor pursuant to the Second Promissory Note (as defined below) dated August 16, 2021, which could dilute the equity interest of Non-redeeming Artisan Public Shareholders in PubCo by 0.04% to 24.41% assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or by 0.01% to 7.07% assuming maximum redemptions by Artisan Public Shareholders), (iii) up to 11,311,390 Artisan Public Warrants held by Artisan Public Shareholders, whether or not they elect to redeem their Artisan Public Shares, or by other holders of Artisan Public Warrants, which could dilute the equity interest of Non-redeeming Artisan Public Shareholders in PubCo by 1.83% to 22.60% assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or by 0.64% to 6.44% assuming maximum redemptions by Artisan Public Shareholders), and (iv) up to 1,500,000 PubCo Warrants held by the Forward Purchase Investors, which could dilute the equity interest of Non-redeeming Artisan Public Shareholders in PubCo by 0.25% to 24.18% assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or by 0.09% to 6.99% assuming maximum redemptions by Artisan Public Shareholders); and (2) issuance of additional PubCo securities that are issuable upon the exercise of all Prenetics RSUs, options, warrants, convertible notes and other equity securities of Prenetics that are outstanding or may be issued in the future in connection with the Prenetics 2021 Plan, the PubCo 2022 Plan and potential fund raising, acquisitions or strategic alliances by Prenetics, including an aggregate of 776,432 shares to be issued by Prenetics as deferred consideration for Prenetics HK’s acquisition of Oxsed Limited. For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”
Q:
What are the U.S. Federal income tax consequences of the Business Combination to U.S. holders of Artisan Share and/or Artisan Public Warrants?

A:
Certain material U.S. federal income tax considerations that may be relevant to you in respect of the Business Combination are discussed in more detail in the section titled “Material Tax Considerations.” The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the Business Combination, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws. You are urged to consult your tax advisors regarding the tax consequences of the Business Combination.

Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The receipt of cash by a U.S. holder of Artisan Shares on redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. Please see “Material Tax Considerations —  U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — Redemption of Artisan Public Shares” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

•
the effectiveness of this Form F-4 and the absence of any issued or pending stop order by the SEC;

•
approval of the Business Combination Proposal by way of ordinary resolution and the Initial Merger Proposal by way of special resolution by the Artisan shareholders, and the approval and consent of the Business Combination and the transactions contemplated by the Business Combination Agreement by the Prenetics shareholders;

•
receipt of approval for PubCo Class A Ordinary Shares and PubCo Warrants to be listed on NASDAQ, subject only to official notice of issuance;

•
the Available Closing Cash Amount (as defined below) being not less than US$200 million;

•
the absence of any Prenetics Material Adverse Effect (as defined below);

•
the absence of any Artisan Material Adverse Effect (as defined below); and

•
the absence of any law (whether temporary, preliminary or permanent) or governmental order then in effect and which has the effect of making the Initial Closing or the Closing illegal or which otherwise prevents or prohibits the consummation of the Initial Closing or the Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see “The Business Combination Agreement.”
Q:
How many votes do I have at the Extraordinary General Meeting?

A:
Artisan shareholders are entitled to one vote at the Extraordinary General Meeting for each Artisan Share held of record as of close of business on           , 2022, the record date for the Extraordinary General Meeting (the “record date”). As of the close of business on the record date, there were          Artisan Public Shares and           Founder Shares outstanding and entitled to vote.

Q:
What vote is required to approve the proposals presented at the Extraordinary General Meeting?

The following votes are required for each proposal at the Extraordinary General Meeting:
•
Business Combination Proposal — The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

•
Initial Merger Proposal — The approval of the Initial Merger Proposal will require a special resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

•
Adjournment Proposal — The approval of the Adjournment Proposal, if presented, will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

If you are an Artisan shareholder that attends the Extraordinary General Meeting and fails to vote on the Business Combination Proposal, Initial Merger Proposal or Adjournment Proposal, or if you respond to such proposals with an “abstain” vote, your failure to vote or “abstain” vote in each case will have no effect on the vote count for such proposals. Brokers are not entitled to vote on the Business Combination Proposal, the Initial Merger Proposal or the Adjournment Proposal absent voting instructions from the beneficial holder. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Q:
What constitutes a quorum at the Extraordinary General Meeting?

A:
A quorum shall be present at the Extraordinary General Meeting if one or more shareholders holding not less than one-third of the issued and outstanding Artisan Shares entitled to vote at the Extraordinary General Meeting are present in person or by proxy. If a quorum is not present within half an hour from the time appointed for the Extraordinary General Meeting to commence or if during the meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and/or place as the directors of Artisan may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Artisan shareholders present shall be a quorum.

As of the record date, 14,639,265 Artisan Shares would be required to achieve a quorum.
Q:
How do holders of Artisan’s Founder Shares intend to vote on the proposals?

A:
Holders of the Founder Shares beneficially own and are entitled to vote an aggregate of approximately 22.73% of the outstanding Artisan Shares. These holders are required by certain agreements to vote their shares in favor of the Business Combination Proposal, the Initial Merger Proposal and the Adjournment Proposal, if presented at the Extraordinary General Meeting.
Q:
What interests do Artisan’s Directors and Officer have in the Business Combination?

A:
When considering the Artisan Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Initial Merger Proposal, Artisan shareholders should keep in mind that Sponsor and Artisan’s directors and officer have interests in such proposals that are different from, or in addition to (and which may conflict with), those of Artisan shareholders and warrantholders generally. These interests include, among other things, the interests listed below:

•
the fact that the Sponsor and Artisan’s directors and officer have agreed not to redeem any Artisan Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

•
the fact that the Sponsor and certain of Artisan’s directors are anticipated to hold 6.7% of the equity interest and 2.8% of the voting power in PubCo immediately after the Business Combination, assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or 8.2% of the equity interest and 3.1% of the voting power in PubCo immediately after the Business Combination, assuming maximum redemptions by Artisan Public Shareholders);

•
the fact that the Sponsor and Artisan’s directors paid an aggregate of $25,000 for the 9,233,558 Founder Shares currently owned by the Sponsor and Artisan’s directors and such securities will have a significantly higher value after the Business Combination. As of           , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Share on NASDAQ. The Founder Shares are expected to be worthless if the Business Combination or another business combination is not completed by May 18, 2023 or such later date as may be approved by Artisan’s shareholders in an amendment to the Artisan Articles (such date the “Final Redemption Date”) because the holders are not entitled to participate in any redemption or distribution of proceeds in the trust account with respect to such shares;

•
the fact that Sponsor paid $8,786,847 to purchase an aggregate of 5,857,898 Artisan Private Warrants, each exercisable to purchase one Artisan Public Share at $11.50, subject to adjustment, at a price of $1.50 per warrant, and those warrants would be worthless — and the entire $8,786,847 warrant investment would be lost — if the Business Combination or another business combination is not consummated by the Final Redemption Date. As of                 , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these Artisan Private Warrants, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Warrant on NASDAQ;

•
the fact that, given the differential in the purchase price that the Sponsor and certain of Artisan’s directors paid for the Founder Shares and the purchase price that the Sponsor paid for the Artisan Private Warrants as compared to the price of the Artisan Public Shares and Artisan Public Warrants and the substantial number of PubCo Class A Ordinary Shares that the Sponsor and these directors will receive upon conversion of the Founder Shares and Artisan Private Warrants, the Sponsor and these directors can earn a positive return on their investment, even if other Artisan shareholders have a negative return on their investment in PubCo;

•
the fact that Sponsor and Artisan’s directors and officer have agreed to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if Artisan fails to complete a business combination by the Final Redemption Date;

•
the fact that pursuant to a registration rights agreement dated May 13, 2021, the Sponsor and Artisan’s directors can demand that PubCo register its registrable securities under certain circumstances and assist in underwritten takedowns of such securities and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

•
the fact that the Business Combination Agreement provides for the continued indemnification of Artisan’s directors and officer and the continuation of Artisan’s directors’ and officer’s liability insurance after the Business Combination (i.e., a “tail policy”);

•
the fact that Sponsor and Artisan’s directors and officer and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Artisan’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Artisan fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Artisan may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by the Final Redemption Date. As of the record date, the Sponsor and Artisan’s directors and officer and their affiliates had incurred approximately $      of unpaid reimbursable expenses;

•
the fact that if the trust account is liquidated, including in the event Artisan is unable to complete a business combination by the Final Redemption Date, the Sponsor has agreed to indemnify Artisan to ensure that the proceeds in the trust account are not reduced below $10.00 per Artisan Public Share, or such lesser per Artisan Public Share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Artisan has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to Artisan, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

•
the fact that an affiliate of the Sponsor entered into a convertible note subscription agreement with Prenetics HK in February 2021, pursuant to which it acquired 454,387 series D preferred shares of Prenetics HK for a consideration of $3,000,000, representing 0.82% of the equity interests in Prenetics on a fully diluted basis as of the date of this proxy statement/prospectus;

•
the fact that New World Development (an affiliate of the Sponsor) has commercial arrangements with Prenetics regarding product promotion and distribution and storefront and office space rental; and

•
the fact that Mr. Yin Pan Cheng, a current director of Artisan, is expected to become a director of PubCo and in such case would be compensated as a director of PubCo.

Q:
I am an Artisan shareholder. Do I have redemption rights?

A:
Yes. Pursuant to the Artisan Articles, in connection with the completion of the Business Combination, Artisan Public Shareholders may elect to have their Artisan Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Artisan Articles. In this proxy statement/prospectus, these rights to demand redemption of the Artisan Public Shares are sometimes referred to as “redemption rights.” For illustrative purposes, as of            , 2022, this redemption amount would have amounted to approximately $10 per share. There are currently no owed but unpaid income taxes on the funds in the trust account. However, the proceeds deposited in the trust account could become subject to the claims of Artisan’s creditors, if any, which would have priority over the claims of Artisan shareholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to Artisan Public Shareholders electing to redeem their Artisan Public Shares shall be distributed promptly after the consummation of the Business Combination. If an Artisan Public Shareholder exercises its redemption rights, then such holder shall be exchanging its Artisan Public Shares for cash. Such a holder shall be entitled to receive cash for its Artisan Public Shares only if it properly demands redemption and delivers its share certificates (if any) or shares (either physically or electronically) to Continental, Artisan’s transfer agent, in the manner described in this proxy/registration statement, at least two business days prior to the vote at the Extraordinary General Meeting. An Artisan Public Shareholder, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate Artisan Public Shares redeemed without the prior consent of Artisan. Additionally, under the Artisan Articles, in no event will Artisan redeem Artisan Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, such that Artisan is not subject to the SEC’s “penny stock” rules. In accordance with the Business Combination Agreement, if the cash proceeds from the trust account, plus cash proceeds from the PIPE Investment and under the Amended Forward Purchase Agreements, plus any amount raised pursuant to permitted equity financings prior to closing of the Acquisition Merger, minus the aggregate amount payable to Artisan Public Shareholders exercising their redemption rights, in the aggregate equaling no less than $200,000,000, the closing condition is not satisfied and therefore, the Business Combination may not be consummated. See “Extraordinary General Meeting of Artisan shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. An Artisan Public Shareholder may exercise redemption rights regardless of whether he, she or it votes, “FOR” or “AGAINST” the Business Combination Proposal, the Initial Merger Proposal or the Adjournment Proposal or does not vote on such proposals at all. As a result, the Business Combination Agreement can be approved by shareholders who shall redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders and the potential inability to meet the NASDAQ listing standards.

Q:
How do I exercise my redemption rights?

A:
If you are an Artisan Public Shareholder and wish to exercise your right to have your Artisan Public Shares redeemed, you must:

•
submit a written request to Continental, Artisan’s transfer agent, in which you (i) request that Artisan redeem all or a portion of your Artisan Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Artisan Public Shares and provide your legal name, phone number and address; and

•
either tender your share certificates (if any) to Continental, Artisan’s transfer agent, or deliver your Artisan Public Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System.

Holders must complete the procedures for electing to redeem their Artisan Public Shares in the manner described above prior to                 on           , 2022, two business days prior to the vote at the Extraordinary General Meeting in order for their Artisan Public Shares to be redeemed.
The address of Continental, Artisan’s transfer agent, is listed under the question “Who can help answer my questions?” below.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.
If you hold the Artisan Public Shares in “street name,” you will have to coordinate with your broker or bank to have the Artisan Public Shares you beneficially own certificated and delivered electronically.
Holders of Units must elect to separate the Units into the underlying Artisan Public Shares and Artisan Public Warrants prior to exercising redemption rights with respect to the Artisan Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Artisan Public Shares and Artisan Public Warrants, or if a holder holds Units registered in its own name, the holder must contact Continental, Artisan’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its Artisan Public Shares.
If the Business Combination is not consummated, the Artisan Public Shares will not be redeemed and instead will be returned to the respective holder, broker or bank. In such case, Artisan shareholders may only share in the assets of the trust account upon the liquidation of Artisan. This may result in Artisan shareholders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.

If an Artisan Public Shareholder satisfies the requirements for exercising redemption rights with respect to all or a portion of the Artisan Public Shares he, she or it holds and the Business Combination is consummated, Artisan will redeem such Artisan Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to Artisan to pay income taxes (less up to $100,000 of interest to pay dissolution expenses). For illustrative purposes, as of            , 2022, this would have amounted to approximately $      per issued and outstanding Artisan Public Share. There are currently no owed but unpaid income taxes on the funds in the trust account. However, the proceeds deposited in the trust account could become subject to the claims of Artisan’s creditors, if any, which would have priority over the claims of Artisan shareholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to Artisan Public Shareholders electing to redeem their Artisan Public Shares shall be distributed promptly after the consummation of the Business Combination.
Any request for redemption, once made by an Artisan Public Shareholder, may be withdrawn at any time up to two business days prior to the vote at Extraordinary General Meeting. After this time, a request for redemption may not be withdrawn unless the Artisan Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). Such a request must be made by contacting Continental, Artisan’s transfer agent, at the phone number or address listed under the question “Who can help answer my questions?” below.
No request for redemption shall be honored unless the holder’s share certificates (if any) or shares have been delivered (either physically or electronically) to Continental, Artisan’s transfer agent, in the manner described above, at least two business days prior to the vote at the Extraordinary General Meeting.
If you exercise your redemption rights, then you shall be exchanging your Artisan Public Shares for cash and shall not be entitled to receive any PubCo Class A Ordinary Shares in respect of such redeemed shares upon consummation of the Business Combination.
If you are a holder of Artisan Public Shares and you exercise your redemption rights, such exercise shall not result in the loss of any Artisan Warrants that you may hold.
The closing price of Artisan Public Shares on the record date was $      . The cash held in the trust account on such date was approximately $      million (approximately $      per Artisan Public Share). Prior to exercising redemption rights, Artisan Public Shareholders should verify the market price of Artisan Public Shares as they may receive higher proceeds from the sale of their Artisan Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Artisan cannot assure its shareholders that they shall be able to sell their Artisan Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares
See “Extraordinary General Meeting of Artisan shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Q:
If I am a holder of Artisan Warrants, can I exercise redemption rights with respect to my warrants?

A:
No. The holders of Artisan Warrants have no redemption rights with respect to such securities.

Q:
If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A:
Not without first separating the Units. Holders of outstanding Units must separate the Units into the underlying Artisan Public Shares and Artisan Public Warrants prior to exercising redemption rights with respect to Artisan Public Shares.

If a broker, bank, or other nominee holds your Units, you must instruct such broker, bank or nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental, Artisan’s transfer agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, a withdrawal of the relevant Units and a deposit of the number of Artisan Public Shares and Artisan Public Warrants represented by such Units. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Artisan Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your shares to be separated in a timely manner, you shall likely not be able to exercise your redemption rights.
If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental, Artisan’s transfer agent, with written instructions to separate such Units into Artisan Public Shares and Artisan Public Warrants. This must be completed far enough in advance to permit the mailing of the share certificates back to you so that you may then exercise your redemption rights upon the separation of the Artisan Public Shares from the Units. See “How do I exercise my redemption rights?” above. The address of Continental is listed under the question “Who can help answer my questions?” below.
Q:
What happens if a substantial number of Artisan shareholders vote in favor of the Business Combination Proposal and the Initial Merger Proposal and exercise their redemption rights?

Artisan Public Shareholders may vote in favor of the Business Combination Proposal and the Initial Merger Proposal and exercise their redemption rights, although they are not required to vote in any way to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of Artisan shareholders are substantially reduced as a result of redemption by Artisan Public Shareholders.
The Artisan Articles provide that in no event will Artisan redeem Artisan Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, such that Artisan is not subject to the SEC’s “penny stock” rules. In the event of significant redemptions, with fewer shares and Artisan shareholders, the trading market for PubCo Class A Ordinary Shares may be less liquid than the market for Artisan Public Shares was prior to the Business Combination. In addition, in the event of significant redemptions, PubCo may not be able to meet the NASDAQ listing standards. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the PubCo Class A Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof. PubCo and Artisan have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying this NASDAQ listing condition.
In addition, consummation of the transactions contemplated by the Business Combination Agreement is subject to the condition that the cash proceeds from the trust account, plus cash proceeds from the PIPE Investment and cash proceeds under the Forward Purchase Agreements, plus any amount raised pursuant to permitted equity financings prior to closing of the Acquisition Merger, minus the aggregate amount payable to Artisan Public Shareholders exercising their redemption rights, in the aggregate equaling no less than $200,000,000.
Q:
Do I have appraisal or dissenters’ rights if I object to the proposed Business Combination?

A:
Holders of record of Artisan Shares may have appraisal rights in connection with the Business Combination under the Cayman Islands Companies Act. In this proxy statement/prospectus, these appraisal or dissent rights are sometimes referred to as “Dissent Rights”. Holders of record of Artisan Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its Artisan Shares must give written objection to the Initial Merger to Artisan prior to the shareholder vote at the Extraordinary General Meeting to approve the Initial Merger and follow the procedures set out in Section 238 of the Cayman Islands Companies Act, noting that any such dissenter rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Islands Companies Act which states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. The Business Combination Agreement provides that, if any Artisan shareholder exercises Dissent Rights then, unless Artisan and Prenetics elect by agreement in writing otherwise, the Initial Merger shall not be consummated before the expiry date of the period allowed for written notice of an election to dissent in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act. Artisan believes that such fair value would equal the amount that Artisan shareholders would obtain if they exercised their redemption rights as described herein. An Artisan shareholder which elects to exercise Dissent Rights must do so in respect of all of the Artisan Shares that person holds and will lose their right to exercise their redemption rights as described herein. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Artisan Shareholders — Appraisal Rights under the Cayman Islands Companies Act.”
Artisan shareholders are recommended to seek their own advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Islands Companies Act.
Q:
Can I exercise redemption rights and appraisal or dissenters’ rights under the Cayman Islands Companies Act?

A:
No. Any Artisan Public Shareholder who elects to exercise Dissent Rights (which dissenter rights are discussed in the section titled “Do I have appraisal rights if I object to the proposed Business Combination?”) will lose their right to have their Artisan Public Shares redeemed in accordance with the Artisan Articles. The certainty provided by the redemption process may be preferable for Artisan Public Shareholders wishing to exchange their Artisan Public Shares for cash. This is because Dissent Rights may be lost or extinguished, including where Artisan and the other parties to the Merger Agreement determine to delay the consummation of the Business Combination in order to invoke the limitation on dissenter rights under Section 239 of the Cayman Islands Companies Act, in which case any Artisan Public Shareholder who has sought to exercise Dissent Rights would only be entitled to receive the merger consideration comprising one PubCo Class A Ordinary Share for each of their Artisan Public Shares.

Q:
I am an Artisan warrantholder. Why am I receiving this proxy statement/prospectus?

A:
As a holder of Artisan Warrants, which shall, as a result of the Business Combination, become PubCo Warrants, you shall be entitled to purchase one PubCo Class A Ordinary Share in lieu of one Artisan Public Share at a purchase price of $11.50 upon consummation of the Business Combination. This proxy statement/prospectus includes important information about PubCo and the business of PubCo and its subsidiaries following consummation of the Business Combination. Since holders of Artisan Warrants shall become holders of PubCo Warrants and may become holders of PubCo Class A Ordinary Shares upon consummation of the Business Combination, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q:
What happens to the funds deposited in the trust account after consummation of the Business Combination?

A:
Of the net proceeds of the IPO, including the underwriters’ partial exercise of their over-allotment option, and the concurrent private placements, a total of $339,342,350 was placed in the trust account. After consummation of the Business Combination, the funds in the trust account shall be released to Artisan Merger Sub (as the surviving entity in the Initial Merger) and used by Artisan Merger Sub to pay Artisan Public Shareholders who exercise redemption rights and to pay fees and expenses incurred in connection with the Business Combination with Prenetics (including fees of an aggregate of approximately $11,876,982 to certain underwriters in connection with the IPO). Any remaining cash will be used for working capital and general corporate purposes.

Q:
What happens if the Business Combination is not consummated?

A:
If Artisan does not complete the Business Combination with Prenetics (or another initial business combination) by the Final Redemption Date, Artisan must redeem 100% of the outstanding Artisan Public Shares, at a per-share price, payable in cash, equal to the amount then held in the trust account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of outstanding Artisan Public Shares.

Q:
When do you expect the Business Combination to be completed?

A:
It is currently expected that the Business Combination will be consummated in the first quarter of 2022, promptly following the satisfaction, or waiver, of the conditions precedent to Closing set forth in the Business Combination Agreement, including the approval of the Business Combination Proposal and the Initial Merger Proposal by the holders of Artisan Shares. For a description of the conditions for the completion of the Business Combination, see “The Business Combination Agreement — The Business Combination Agreement — Conditions to Closing.”

Q:
What else do I need to do now?

A:
Artisan urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the Annexes, and to consider how the Business Combination shall affect you as a shareholder and/or warrantholder of Artisan. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:
When and where will the Extraordinary General Meeting take place?

A:
The Extraordinary General Meeting will be held on           , 2022, at           a.m., Eastern Time, at            and virtually over the Internet by means of a live audio webcast. You may attend the Extraordinary General Meeting webcast by accessing the web portal located at https://www.cstproxy.com/artisanacquisition/2022 and following the instructions set forth below. In order to maintain the interactive nature of the Extraordinary General Meeting, virtual attendees who have registered for the meeting and entered a valid control number will be able to:

•
vote via the web portal during the Extraordinary General Meeting webcast; and

•
submit questions to the chairman during the Extraordinary General Meeting.

Shareholders who have registered for the meeting and entered a valid control number may submit questions to the chairman during the meeting through the Extraordinary General Meeting webcast by typing in the “Submit a question” box.
A separate conference line to allow participants to communicate with each other during the Extraordinary General Meeting will also be made available.
Q:
How do I attend the Extraordinary General Meeting?

A:
Due to health concerns stemming from the COVID-19 pandemic and to support the health and well-being of Artisan’s shareholders, you are encouraged to attend the Extraordinary General Meeting virtually. To register for and attend the Extraordinary General Meeting virtually, please follow these instructions as applicable to the nature of your ownership of Artisan Shares:

•
Shares Held of Record. If you are a record holder, and you wish to attend the Extraordinary General Meeting virtually, go to https://www.cstproxy.com/artisanacquisition/2022, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to register for the online meeting” link at the top of the page. Immediately prior to the start of the Extraordinary General Meeting, you will need to log back into the meeting site using your control number.

•
Shares Held in Street Name. If you hold your Artisan Shares in “street” name, which means your shares are held of record by a broker, bank or nominee, and you wish to attend the Extraordinary

General Meeting virtually, you must obtain a legal proxy from the shareholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com no later than 72 hours prior to the Extraordinary General Meeting. Holders should contact their broker, bank or nominee for instructions regarding obtaining a proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Extraordinary General Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Extraordinary General Meeting. “Street” name holders should contact Continental on or before                 , 2022.
Shareholders will also have the option to listen to the Extraordinary General Meeting by telephone by calling:
•
Within the U.S. and Canada: 1 800-450-7155 (toll-free)

•
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

The passcode for telephone access: 5061231#. You will not be able to vote or submit questions unless you register for and log in to the Extraordinary General Meeting webcast as described above.
Q:
How do I vote?

A:
If you are a holder of record of Artisan Shares at close of business on the record date, you may vote electronically at the Extraordinary General Meeting by navigating to        and entering the control number on your proxy card or by submitting a proxy for the Extraordinary General Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope so as to be received by Artisan no later than at         AM                 time, on                 , 2022, being 48 hours before the time appointed for the holding of the Extraordinary General Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting). If you hold your Artisan Shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote remotely, obtain a legal proxy from your broker, bank or nominee and a control number from Continental, available once you have received your proxy by emailing proxy@continentalstock.com.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Business Combination Proposal, the Initial Merger Proposal or the Adjournment Proposal unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. If you are an Artisan shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal, the Initial Merger Proposal or the Adjournment Proposal. Such abstentions and broker non-votes will have no effect on the vote count for any of the Proposals.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. If you are a holder of record of Artisan Shares and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

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you may send another signed proxy card to Continental, Artisan’s transfer agent, at the address set forth under the question “Who can help answer my questions?” below so that it is received no later than 48 hours before the time appointed for the holding of the Extraordinary General Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting);

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you may notify the Artisan Board in writing, prior to the vote at the Extraordinary General Meeting, that you have revoked your proxy; or

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you may attend the Extraordinary General Meeting virtually over the Internet by joining the live audio webcast and vote electronically through the web portal during the Extraordinary General Meeting, although your attendance alone will not revoke any proxy that you have previously given.

If you hold your Artisan Shares in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or nominee.
Q:
What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A:
If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is approved by shareholders and consummated, you shall become a shareholder and/or warrantholder of PubCo. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not approved, you shall continue to be a shareholder and/or warrantholder of Artisan.

Q:
What should I do if I receive more than one set of voting materials?

A:
Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Artisan Shares in more than one brokerage account, you shall receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you shall receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Artisan Shares.

Q:
What happens if I sell my Artisan Shares before the Extraordinary General Meeting?

A:
The record date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date the Business Combination is expected to be completed. If you transfer your Artisan Shares after the applicable record date, but before the Extraordinary General Meeting date, unless you grant a proxy to the transferee, you shall retain your right to vote at the Extraordinary General Meeting.

Q:
Who will solicit and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A:
Artisan will pay the cost of soliciting proxies for the Extraordinary General Meeting. Artisan has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Extraordinary General Meeting. Artisan has agreed to pay that firm a fixed fee of $37,500, plus associated disbursements, to reimburse the firm for its reasonable and documented costs and expenses and to indemnify the firm and its affiliates against certain claims, liabilities, losses, damages and expenses. Artisan will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Artisan Public Shares for their expenses in forwarding soliciting materials to beneficial owners of Artisan Public Shares and in obtaining voting instructions from those owners. Artisan’s directors and officer may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Where can I find the voting results of the Extraordinary General Meeting?

A:
The preliminary voting results will be announced at the Extraordinary General Meeting. Artisan will publish final voting results of the Extraordinary General Meeting in a Current Report on Form 8-K within four business days after the Extraordinary General Meeting.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Artisan’s proxy solicitor as follows:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford CT 06902
Telephone: (800) 662-5200
(Banks and brokers can call: (203) 658-9400)
Email: ARTA.info@investor.morrowsodali.com
To obtain timely delivery, shareholders must request the materials no later than           , 2022, or five business days prior to the Extraordinary General Meeting
You may also obtain additional information about Artisan from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you are an Artisan Public Shareholder and you intend to seek redemption of your Artisan Public Shares, you shall need to either tender your share certificates (if any) to Continental, Artisan’s transfer agent, at the address below or deliver your Artisan Public Shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, in each case at least two business days prior to the vote at the Extraordinary General Meeting. If you have questions regarding the certification of your position or delivery of your shares for redemption, please contact Artisan’s transfer agent as follows:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, NY 10004-1561
Attn: Mark Zimkind
Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Extraordinary General Meeting, including the Business Combination, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that shall be undertaken in connection with the Business Combination. It is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Proposal — The Business Combination Agreement.”
The Parties to the Business Combination
Prenetics
Prenetics Group is a major diagnostics and genetics testing products and services provider, with a team of more than 800 employees and operations across nine locations, including the U.K., Hong Kong, India, South Africa and Southeast Asia. Prenetics Group’s business was founded in 2014 with the mission to bring health closer to millions of people globally and decentralize healthcare by making the three pillars — Prevention, Diagnostics and Personalized Care —  comprehensive and accessible to anyone, at anytime and anywhere. Prenetics Group intends to construct a global healthcare ecosystem to disrupt and decentralize the conventional healthcare system and improve its customers’ wellbeing through comprehensive genetic and diagnostic testing.
Prenetics HK was the holding company of Prenetics Group’s businesses until June 2021. Prenetics is an exempted company limited by shares incorporated under the laws of the Cayman Islands on February 8, 2018. In May 2021, Prenetics HK entered into a share exchange agreement and subscription agreement with, among others, the then existing shareholders of Prenetics HK and Prenetics, upon completion of the transactions thereunder in June 2021, Prenetics HK became a wholly-owned subsidiary of Prenetics and the then existing shareholders of Prenetics HK became shareholders of Prenetics. Prenetics HK continues to hold the same corporate structure. The mailing address of Prenetics’ principal executive office is Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong, and its phone number is +852-2210-9588. Prenetics’ corporate website address is https://www.prenetics.com/. Prenetics’ website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus. After the consummation of the Business Combination, Prenetics will become a wholly owned subsidiary of PubCo.
Prenetics Group currently does not have any business operations in mainland China, and Prenetics believes that, based on the advice of its outside PRC counsel, DaHui Lawyers, it is currently not required to obtain any permission or approval from the China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”) or any other PRC governmental authority to operate its business or to list its securities on a U.S. securities exchange or issue securities to foreign investors.
However, there is no guarantee that this will continue to be the case in the future in relation to the listing or continued listing of PubCo’s securities on a U.S. securities exchange, or even in the event such permission or approval is required and obtained, it will not be subsequently revoked or rescinded. Any actions by the PRC government to exert more influence, oversight and control over listings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based companies could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or be worthless.

Corporate Structure of Prenetics Group
Historically, Prenetics HK held a minority interest in Beijing CircleDNA Gene Technology Co., Ltd, a PRC domestic company operating a genomics business in mainland China through a series of contractual arrangements with the VIE Entity (the “China Investment”). For the financial year ended December 31, 2020, Prenetics wrote down the carrying amount of the interest in the China Investment to its recoverable amount of nil, because Prenetics’ share of losses exceeded its interest in the China Investment. Considering that Prenetics Group currently has no intention to carry out business operations in mainland China and that the China Investment had limited strategic and financial value, on November 26, 2021, each of the agreements governing the VIE Entity was terminated with immediate effect. As a result, the corporate structure of Prenetics Group no longer contains any VIE. The following diagram illustrates the corporate structure of Prenetics Group prior to the termination of the VIE agreements.
The following diagram illustrates the corporate structure of Prenetics Group as of the date of this proxy statement/prospectus.

Artisan
Artisan is a blank check company incorporated on February 2, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Based on its business activities, Artisan is a “shell company,” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash.
Before the completion of an initial business combination, any vacancy on the Artisan Board may be filled by a nominee chosen by holders of a majority of its Founder Shares. In addition, before the completion of an initial business combination, holders of a majority of the Founder Shares may remove a member of the Artisan Board for any reason.
On May 18, 2021, Artisan consummated its IPO of 30,000,000 Units, at $10.00 per unit, and a concurrent private placement with the Sponsor of 5,333,333 Artisan Private Warrants at a price of $1.50 per warrant. Each Unit consists of one Artisan Public Share and one-third of one Artisan Public Warrant. On May 25, 2021, Artisan consummated the closing of its sale of an additional 3,934,235 Units pursuant to the partial exercise by the underwriters of their over-allotment option and a concurrent private placement with the Sponsor of 524,565 Artisan Private Warrants. As a result, an amount equal to $339,342,350 of the net proceeds was placed in the trust account. The trust account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government obligations. As of September 30, 2021, funds in the trust account totaled $339,362,925.
Except with respect to interest earned on the funds held in the trust account that may be released to Artisan to pay income taxes, if any, the Artisan Articles, as discussed below and subject to the requirements of law and regulation, provide that the proceeds held in the trust account will not be released from the trust account (1) to Artisan, until the completion of a business combination, or (2) to Artisan Public Shareholders, until the earliest of (a) the completion of a business combination, and then only in connection with those Artisan Public Shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any Artisan Public Shares properly tendered in connection with a shareholder vote to amend the Artisan Articles (A) to modify the substance or timing of Artisan’s obligation to provide holders of Artisan Public Shares the right to have their shares redeemed in connection with a business combination or to redeem 100% of the Artisan Public Shares if Artisan does not complete a business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of Artisan Public Shares, and (c) the redemption of Artisan Public Shares if Artisan has not consummated a business combination by the Final Redemption Date, subject to applicable law.
Artisan’s Units, the Artisan Public Shares and Artisan Public Warrants are each traded on NASDAQ under the symbols “ARTAU,” “ARTA” and “ARTAW,” respectively.
Artisan’s registered office is located at 71 Fort Street, PO Box 500, Grand Cayman, KY1-1106 Cayman Islands, and its telephone number is +852 2523 1056.
PubCo
PubCo was incorporated on July 21, 2021, solely for the purpose of effectuating the Business Combination described herein. PubCo was incorporated under the laws of the Cayman Islands as an exempted company limited by shares. PubCo does not own any material assets and does not operate any business.
Immediately following the Business Combination, PubCo will qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act. Immediately following the consummation of the Business Combination, the PubCo Board will consist of five directors including Danny Yeung, the co-founder of Prenetics Group, the Chief Executive Officer of Prenetics HK and chairman of the board of directors of Prenetics, Cheng Yin Pan (Ben), the Chief Executive Officer of Artisan, Cui Zhanfeng, a current director of Prenetics, and two independent directors including Ian Ying Woo and Chiu Wing Kwan (Winnie).

The mailing address of PubCo is Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong. After the consummation of the Business Combination, PubCo will become the continuing public company.
The Business Combination Proposal
On September 15, 2021, Artisan, PubCo, Artisan Merger Sub, Prenetics Merger Sub and Prenetics entered into the Business Combination Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) Artisan shall merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo and (ii) following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo. Capitalized terms in this summary of the Business Combination Proposal not otherwise defined in this proxy statement/prospectus shall have the meanings ascribed to them in the Business Combination Agreement.
The Initial Merger
As a result of the Initial Merger, at the Initial Merger Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Artisan and Artisan Merger Sub shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Artisan Merger Sub as the surviving company, and Artisan Merger Sub shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Artisan shall cease to exist, (ii) each issued and outstanding security of Artisan immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for or converted into securities of PubCo or other rights or property as set out below, (iii) Mr. Yin Pan Cheng (or in the event such person is unable or unwilling to serve as a director, another individual who was a director of Artisan prior to the Initial Closing designated by Artisan in writing) (the “Artisan Director”) shall be appointed as a director on the board of directors of PubCo, in addition to the then existing director of PubCo, the existing officers of PubCo (if any) shall cease to hold office and the initial officers of PubCo from the Initial Merger Effective Time shall be appointed as determined by Prenetics, (iv) the Artisan Director shall be appointed as a director on the board of directors of Artisan Merger Sub and shall hold office until the Acquisition Effective Time, in addition to the then existing director of Artisan Merger Sub, the existing officers of Artisan Merger Sub (if any) shall cease to hold office and the initial officers of Artisan Merger Sub from the Initial Merger Effective Time shall be appointed as determined by Prenetics, (v) Artisan Merger Sub’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit G to the Business Combination Agreement, and (vi) PubCo’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit 3.1 to this proxy statement/prospectus.
Subject to the terms and conditions of the Business Combination Agreement, at the Initial Merger Effective Time:
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each Unit issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically separated and the holder thereof shall be deemed to hold one Artisan Public Share and one-third of an Artisan Public Warrant;

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immediately following the separation of each Unit, each (a) Artisan Public Share (which, for the avoidance of doubt, includes the Artisan Public Shares held as a result of the separation of the Units) issued and outstanding immediately prior to the Initial Merger Effective Time (excluding Artisan Public Shares that are held by Artisan shareholders that validly exercise their redemption rights, Dissenting Artisan Shares and Artisan treasury shares) shall be cancelled in exchange for the right to receive one PubCo Class A Ordinary Share, and (b) Founder Share issued and outstanding immediately prior to the Initial Merger Effective Time (excluding Dissenting Artisan Shares and Artisan treasury shares) shall be cancelled in exchange for the right to receive one PubCo Class A Ordinary Share;

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each Artisan Warrant (which, for the avoidance of doubt, includes the Artisan Public Warrants held as a result of the separation of Units) outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Artisan Public Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement;
•
the single share in the capital of Artisan Merger Sub issued and outstanding immediately prior to the Initial Merger Effective Time and owned by PubCo shall continue existing and constitute the only issued and outstanding share in the capital of Artisan Merger Sub; and

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the holder of one share of PubCo and any other shares of PubCo immediately prior to the Initial Merger Effective Time shall surrender such shares of PubCo for no consideration to PubCo and all such shares of PubCo shall be cancelled by PubCo.

For more information on the Initial Merger and the Initial Merger Proposal, see the sections titled “The Business Combination Proposal — The Initial Merger” and “The Initial Merger Proposal.”
The Acquisition Merger
Following the Initial Merger and the satisfaction of the conditions with respect to the Acquisition Merger, as a result of the Acquisition Merger, at the Acquisition Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Prenetics Merger Sub and Prenetics shall vest in and become the assets and liabilities of Prenetics as the surviving company, and Prenetics shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Prenetics Merger Sub shall cease to exist, (ii) each issued and outstanding security of Prenetics immediately prior to the Acquisition Effective Time shall be cancelled in exchange for or converted into securities of PubCo or other rights or property as set out below, (iii) each share of Prenetics Merger Sub issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one ordinary share of the surviving company, (iv) the board of directors and officers of Prenetics Merger Sub shall cease to hold office, and the board of directors and officers of Prenetics shall be as determined by Prenetics and (v) the memorandum and articles of association of Prenetics shall be amended and restated to read in their entirety in the form attached as Exhibit H to the Business Combination Agreement.
Subject to the terms and conditions of the Business Combination Agreement, at the Acquisition Effective Time:
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each Prenetics Ordinary Share and Prenetics Preferred Share (other than Prenetics Key Executive Shares, Prenetics Dissenting Shares and Prenetics treasury shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding up to the nearest whole PubCo Class A Ordinary Share with respect to the total number of PubCo Class A Ordinary Shares to be received by each Prenetics shareholder;

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each Prenetics Key Executive Share issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio, without interest, without interest, subject to rounding up to the nearest whole PubCo Class B Ordinary Share with respect to the total number of PubCo Class B Ordinary Shares to be received by Danny Yeung;

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each Prenetics RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by PubCo and converted into an award of restricted share units representing the right to receive the number of PubCo Class A Ordinary Shares equal to (i) the number of Prenetics Ordinary Shares subject to such Prenetics RSU immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Prenetics RSU immediately prior to the Acquisition Effective Time; and

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each restricted share unit to acquire Prenetics Shares that is held by Danny Yeung (the “Prenetics Key Executive RSU”) that is outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by PubCo and converted into an award of restricted share units representing the right to receive the number of PubCo Class B Ordinary Shares equal to (i) the number of Prenetics Ordinary Shares subject to such Prenetics Key Executive RSUs immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Prenetics Key Executive RSUs immediately prior to the Acquisition Effective Time.
For more information on the Acquisition Merger and the Business Combination Proposal, see the section titled “The Business Combination Proposal — The Acquisition Merger.”
Conditions to Closing
In addition to the approval of the Business Combination Proposal and the Initial Merger Proposal, unless waived by the parties to the Business Combination Agreement, the closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement. For more information about the closing conditions to the Business Combination, see the section titled “The Business Combination Proposal — The Business Combination Agreement — Conditions to Closing.”
Related Agreements
PIPE Financing (Private Placement)
Substantially concurrently with the execution of the Business Combination Agreement, PubCo, Artisan and the PIPE Investors entered into PIPE Subscription Agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 6,000,000 PubCo Class A Ordinary Shares for $10 per share, for an aggregate purchase price equal to $60,000,000. For more information, see the section titled “Agreements Entered Into in Connection with the Business Combination.”
Prenetics Shareholder Support Agreements
Concurrently with the execution of the Business Combination Agreement, Artisan, PubCo, Prenetics and certain shareholders of Prenetics entered into voting support agreements and deeds (the “Prenetics Shareholder Support Agreements”). Following the execution of the Business Combination Agreement and on October 1, 2021, Artisan, PubCo, Prenetics, Artisan Merger Sub, Prenetics Merger Sub and a major shareholder of Prenetics entered into a deed of joinder, pursuant to which such major shareholder of Prenetics agreed to be bound by the terms and conditions of the Prenetics Shareholder Support Agreements. For more information, see the section titled “Agreements Entered Into in Connection with the Business Combination.”
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, Sponsor, PubCo and Prenetics entered into a voting support agreement and deed (the “Sponsor Support Agreement”). For more information, see the section titled “Agreements Entered Into in Connection with the Business Combination.”
Registration Rights Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, PubCo, Sponsor and certain shareholders of Prenetics (the “Prenetics Holders”) entered into a registration rights agreement (the “Registration Rights Agreement”), to be effective upon the Closing. Following the execution of the Business Combination Agreement, all existing parties to the Registration Rights Agreement and several shareholders of Prenetics entered into a deed of joinder, pursuant to which such shareholders of Prenetics agreed to be bound by the terms and conditions of, and were granted the registration rights under, the Registration Rights Agreement. For more information, see the sections titled “Agreements Entered Into in Connection with the Business Combination” and “Shares Eligible for Future Sale — Registration Rights.”
Assignment, Assumption and Amendment Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, PubCo and Continental entered into the Assignment, Assumption and Amendment Agreement and amended the

Existing Warrant Agreement, pursuant to which, among other things, Artisan assigned all of its right, title and interest in the Existing Warrant Agreement to PubCo effective upon the Initial Closing, and PubCo assumed the warrants provided for under the Existing Warrant Agreement. For more information, see the section titled “Agreements Entered Into in Connection with the Business Combination.”
Deeds of Novation and Amendment to Forward Purchase Agreement
Prior to the initial public offering of Artisan, Artisan entered into forward purchase agreements (each a “Forward Purchase Agreement”), pursuant to which the each of the Forward Purchase Investors agreed to purchase an aggregate of 6,000,000 Artisan Public Shares plus 1,500,000 Artisan Public Warrants, for a purchase price of $10.00 per Artisan Public Share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the closing of the initial business combination of Artisan. Concurrently with the execution of the Business Combination Agreement, the Forward Purchase Investors entered into deeds of novation and amendment (each a “Deed of Novation and Amendment”), pursuant to which the Forward Purchase Investors have agreed to replace their commitments to purchase the Artisan Public Shares and Artisan Public Warrants under the Forward Purchase Agreements with the commitments to purchase an aggregate of 6,000,000 PubCo Class A Ordinary Shares plus 1,500,000 PubCo Warrants, for a purchase price of $10.00 per PubCo Class A Ordinary Share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the Closing. For more information, see the section titled “Agreements Entered Into in Connection with the Business Combination.”
Lock-Up Agreements
Following the execution of the Business Combination Agreement, certain Prenetics shareholders who were not parties to the relevant Prenetics Shareholders Support Agreement entered into the respective lock-up agreements with PubCo, Prenetics and Artisan (each a “Lock-Up Agreement”), pursuant to which each shareholder agreed to the lock-up arrangements substantially the same as those applicable to the Prenetics shareholders who were parties to the Prenetics Shareholders Support Agreements (other than Danny Yeung), such that the PubCo Ordinary Shares to be acquired by such Prenetics shareholders will be subject to a lock-up for 180 days following the consummation of the Business Combination. After taking the Lock-Up Agreements into account, shareholders of Prenetics representing approximately 96.8% of the issued and outstanding share capital of Prenetics as of the date of this proxy statement/prospectus have agreed to lock up the PubCo Ordinary Shares to be acquired by them following the consummation of the Business Combination Agreement.
The Artisan Board’s Reasons for the Approval of the Business Combination
Artisan was formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. As described above, the Artisan Board sought to do so by using the networks and industry experience of both the Sponsor, the Artisan Board, and Artisan management to identify and acquire one or more businesses.
In evaluating the transaction with Prenetics, the Artisan Board consulted with its legal counsel and accounting and other advisors and considered a number of factors. In particular, the Artisan Board considered, among other things, the following factors, although not weighted or in any order of significance:
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Prenetics Group’s Robust Product Portfolio and Pipeline Products Developed Based on Advanced Technologies.   Based on Prenetics Group’s robust portfolio of existing and pipeline products developed based on advanced technologies, the Artisan Board believes that Prenetics Group has been establishing a healthcare ecosystem with strong technological and commercial synergies through its existing and pipeline products, which fits Artisan’s business combination criteria as a target in the global healthcare, consumer and technology sectors which have high-growth potential and disruptive technologies and products.

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Prenetics Group’s Strong R&D and Product Innovation Capability.   Prenetics Group has a strong R&D and product innovation capability backed by its specialized in-house R&D team, strategic collaboration with the University of Oxford (“Oxford”) and an experienced scientific advisory board.

The Artisan Board believes Prenetics Group’s strong R&D and product innovation capability ensures that its products remain differentiated from those of its peers and creates entry barriers.
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Prenetics Group’s Strong Capability and Proven Track Record in Commercializing Technologies and Agility to React to New Market Demand.   Prenetics Group has strong capability and a proven track record in transforming technologies into commercial products and healthcare services that appeal to customers and effectively address their needs. The Artisan Board believes Prenetics Group’s success in CircleDNA and COVID-19 testing validates Prenetics Group’s ability to commercialize products timely to meet market needs and provides a solid foundation for Prenetics Group to build a robust molecular testing capability and establish close collaborations with industry leading partners and to launch its pipeline products in the future.

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Prenetics Group Has First-Mover Advantage with Established Presence and Brand Recognition and is Positioned Strongly to Replicate U.S. Peers’ Success Stories in Target Geographies.   Prenetics Group is among the first movers in Asia and EMEA to introduce consumer genetic testing products and COVID-19 testing services, which enabled Prenetics Group to build an established presence, accumulate experience and achieve prominent brand recognition. On this basis, the Artisan Board believes Prenetics Group is positioned strongly to replicate its U.S. peers’ success stories by offering comparable products in its target geographies such as Asia and EMEA (which are markets with significant potential but not targeted or reached by most of its U.S. peers), as Prenetics Group can leverage its robust molecular testing capability, close collaborations with industry-leading institutional customers and strong brand recognition among business organizations and medical communities.

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Significant Synergies with Dr. Adrian Cheng’s Ecosystem.   The Artisan Board believes the Business Combination represents a partnership with Dr. Cheng Chi Kong (Adrian), the founder of Artisan (“Dr. Adrian Cheng”) and his broader ecosystem, which will connect Prenetics Group to a significantly broad network of healthcare, retail, hospitality, education, sports, workspace, residential and other sectors. Prenetics Group’s high-growth businesses fit well into the business strategy and development plans of the wider investment portfolio associated with Dr. Adrian Cheng, and the Business Combination can create opportunities to enhance revenue and operational synergies between Dr. Adrian Cheng’s business portfolio and Prenetics Group and further unleash Prenetics Group’s business growth potential in its existing product and service portfolio and pipeline products in the future, creating value for Artisan’s shareholders.

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Financial Performance and Projections.   Based on its review of Prenetics Group’s historical financial information and financial projections, the Artisan Board considered that (i) Prenetics Group’s management has a track record of scaling the genetic testing business in a capital efficient manner, and has delivered significant aggregate revenue growth since Prenetics Group’s inception but also that (ii) a significant portion of Prenetics Group’s historical revenue was, and its near-term revenue will be, generated from its COVID-19 testing services, the demand for which may be substantially reduced with the production and widely administered use of an efficacious vaccine or treatment for COVID-19; and (iii) Prenetics’ management anticipates that Prenetics Group will continue to incur net losses for the next several financial years through 2025.

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Strong and Committed Existing Management Team.   The Artisan Board considered that Prenetics’ management team has extensive experience in business management, healthcare and life science and e-commerce: (i) Mr. Danny Yeung, the co-founder and chief executive officer of Prenetics who will be serving as the chairman and chief executive officer of the combined entity after closing of the Business Combination, is a serial entrepreneur with a strong track record and domain expertise in e-commerce; and (ii) Prenetics Group has been led by a strong team of senior management with diversified and complementary skillsets and expertise to support Prenetics Group’s transformational growth, and such management team will continue to manage the combined entity and drive its business growth after closing of the Business Combination.

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Continued Support by Existing Shareholders.   The Artisan Board noted that (i) existing Prenetics’ shareholders would not be receiving any cash consideration in connection with the Business Combination; (ii) existing Prenetics’ shareholders will continue to own over 67% of the combined company on a fully-diluted basis immediately after the Acquisition Closing (assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders); and (iii) major shareholders of Prenetics had agreed to have their ownership subjected to post-closing lock-up arrangements, such that, subject to limited exceptions, (1) 50% of the PubCo Ordinary Shares to be acquired by Danny Yeung in the Business Combination will be subject to a lock-up for one year after consummation of the Business Combination and the remaining 50% will be subject to a lock-up for 18 months after consummation of the Business Combination; and (2) as of the date of this proxy statement/prospectus, shareholders (other than Danny Yeung) representing over 81.9% of Prenetics’ issued and outstanding shares have agreed to a 180-day lock-up of the PubCo Ordinary Shares to be acquired by them after consummation of the Business Combination. The Artisan Board considered these to be strong signs of Prenetics’ existing shareholders confidence in the combined company and the benefits to be realized as a result of the Business Combination.
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Platform for Future Development and Expansion.   The cash proceeds available to PubCo upon closing of the Business Combination and Prenetics’ access to the public capital markets through the Business Combination are expected to provide Prenetics with an optimal platform and strong financial foundation for its further development and business expansion.

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Committed Equity Investment.   An aggregate of $120 million of private capital has been committed by Forward Purchase Investors and PIPE Investors, which indicates confidence and support for the Business Combination from third party investors.

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Reasonable Valuation.   The Artisan Board considered that the valuation of Prenetics under the terms of the Business Combination Agreement, reflected a reasonable valuation for the Prenetics Group’s business on an appropriately risk-adjusted basis.

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Certainty of Closing of the Business Combination.   On the basis that (i) the closing of the Business Combination is not subject to regulatory review, report or pre-approval under the applicable anti-trust or competition laws in effect as of the date hereof in the jurisdictions in which Prenetics Group has business operations, thereby reducing the uncertainty and regulatory risk in connection with completing the Business Combination; and (ii) as of the date of the Business Combination Agreement the shareholders of Prenetics representing at least 65% of the outstanding Prenetics Shares (on an as converted basis) have entered into the Prenetics Shareholder Support Agreements agreeing to vote in favor of the transactions contemplated by the Business Combination Agreement, the Artisan Board expected that the Business Combination can be consummated pursuant to the terms and conditions of the Business Combination Agreement.

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Independent Directors’ Role.   The Artisan Board is comprised of a majority of independent directors who are not affiliated with the Sponsor or its affiliates. Artisan’s independent directors evaluated and unanimously approved, as members of the Artisan Board, the Business Combination Agreement and the ancillary documents and the transactions contemplated thereby. While a wholly-owned subsidiary of New World Development, an affiliate of the Sponsor, has acquired an equity interest in Prenetics through a convertible note issued by Prenetics HK for $3,000,000 in February 2021 (representing approximately 0.82% of the fully-diluted equity in Prenetics as of the date of this proxy statement/prospectus), and New World Development has commercial arrangements with Prenetics regarding product promotion and distribution and storefront and office space rental, the Artisan Board, after careful consideration and deliberation, decided not to form an independent committee to evaluate the Business Combination, because, among other reasons, (i) the Artisan Board is comprised of a majority of independent directors; (ii) the Artisan Board, including the independent directors, determined that the existing equity investment in Prenetics by the Sponsor’s affiliate was immaterial; and (iii) to the knowledge of the Artisan Board, the relevant commercial arrangements between Prenetics Group and New World Development were negotiated on an arm’s length basis and were not contingent upon the success or failure of the Business Combination.

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Risks Relevant to the Transaction.   In the course of its deliberations, the Artisan Board also considered a variety of risks and uncertainties relevant to the transaction, including, among other things, (i) risks associated with the Business Combination, including risks for Artisan’s unaffiliated investors arising from the process of taking a company public by means of a business combination with a special purpose acquisition company, as compared to taking a company public through a traditional initial public offering, such as the absence of due diligence conducted by one or more underwriters that would be subject to liability for any material misstatements or omissions in a registration statement, investors’ inability to recover damages from such underwriters in the event of misstatements and omission in the registration statement, the lack of an effective book-building process, and potentially lower demand, decreased liquidity and increased trading volatility of PubCo’s securities, (ii) risks relating to Prenetics Group’s business, (iii) risks associated with the liquidation of Artisan and (iv) risks associated with post-closing corporate governance.
For a more complete description of Artisan Board’s reasons for approving the Business Combination, including other factors and risks considered by the Artisan Board, see “The Business Combination Proposal — The Artisan Board’s Reasons for the Approval of the Business Combination.”
The Initial Merger Proposal
The shareholders of Artisan will vote on a separate proposal to authorize the Initial Merger and the Plan of Initial Merger by way of a special resolution under the Cayman Islands Companies Act. Please see “The Initial Merger Proposal.”
The Adjournment Proposal
If, based on the tabulated vote, there are insufficient votes at the time of the Extraordinary General Meeting to authorize Artisan to consummate the Initial Merger or the Business Combination or if holders of Artisan Public Shares have elected to redeem an amount of Artisan Public Shares such that the minimum available cash condition contained in the Business Combination Agreement would not be satisfied, the chairman of the meeting may (and Artisan is required under the Business Combination Agreement to) submit a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Please see “The Adjournment Proposal.”
Date, Time and Place of Extraordinary General Meeting of Artisan shareholders
The Extraordinary General Meeting of the shareholders of Artisan shall be held at   AM,    time, on         , 2022 at            and virtually over the Internet via live audio webcast at https://www.cstproxy.com/artisanacquisition/2022 to consider and vote upon the Business Combination Proposal, the Initial Merger Proposal and if necessary, the Adjournment Proposal.
Voting Power; Record Date
Shareholders shall be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned Artisan Shares at the close of business on         , 2022, which is the record date for the Extraordinary General Meeting. Shareholders shall have one vote for each Artisan Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. Warrants do not have voting rights. On the record date, there were 33,934,235 Artisan Public Shares and 9,983,558 Founder Shares outstanding.
Quorum and Vote of Artisan shareholders
A quorum of Artisan shareholders is necessary to hold a valid meeting. A quorum shall be present at the Extraordinary General Meeting if one or more shareholders holding in the aggregate not less than one-third of the total issued Artisan Shares entitled to vote at the Extraordinary General Meeting are present in person or by proxy. As of the record date, 14,639,265 Artisan Shares would be required to achieve a quorum. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. The proposals presented at the Extraordinary General Meeting shall require the following votes:
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Business Combination Proposal — The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

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Initial Merger Proposal — The approval of the Initial Merger Proposal will require a special resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

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Adjournment Proposal — The approval of the Adjournment Proposal, if presented, will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

Redemption Rights
Pursuant to the Artisan Articles, in connection with the completion of the Business Combination, Artisan Public Shareholders may elect to have their Artisan Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Artisan Articles. For illustrative purposes, as of            , 2022, this redemption amount would have amounted to approximately $       per share. In this proxy statement/prospectus, these rights to demand redemption of the Artisan Public Shares are sometimes referred to as “redemption rights.” Artisan Public Shareholders may elect to exercise such redemption rights, regardless of whether they vote or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal or the Initial Merger Proposal.
If you are an Artisan Public Shareholder and wish to exercise your right to have your Artisan Public Shares redeemed, you must:
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submit a written request to Continental, Artisan’s transfer agent, in which you (i) request that Artisan redeem all or a portion of your Artisan Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Artisan Public Shares and provide your legal name, phone number and address; and

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either tender your share certificates (if any) to Continental, Artisan’s transfer agent, or deliver your Artisan Public Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System.

Artisan Public Shareholders must complete the procedures for electing to redeem their Artisan Public Shares in the manner described above prior to       on         , 2022 (two business days prior to the vote at the Extraordinary General Meeting) in order for their Artisan Ordinary Shares to be redeemed.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.
If you hold the Artisan Public Shares in “street name,” you will have to coordinate with your broker or bank to have the Artisan Public Shares you beneficially own certificated and delivered electronically.
Holders of Units must elect to separate the Units into the underlying Artisan Public Shares and Artisan Warrants prior to exercising redemption rights with respect to the Artisan Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Artisan Public Shares and Artisan Warrants, or if a holder holds Units registered in its own name, the holder must contact Continental, Artisan’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its Artisan Public Shares.
If the Business Combination is not consummated, the Artisan Public Shares will not be redeemed and instead will be returned to the respective holder, broker or bank. In such case, Artisan shareholders may only share in the assets of the trust account upon the liquidation of Artisan. This may result in Artisan shareholders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.

If an Artisan Public Shareholder satisfies the requirements for exercising redemption rights with respect to all or a portion of the Artisan Public Shares he, she or it holds and the Business Combination is consummated, Artisan will redeem such Artisan Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to Artisan to pay income taxes (less up to $100,000 of interest to pay dissolution expenses). There are currently no owed but unpaid income taxes on the funds in the trust account. However, the proceeds deposited in the trust account could become subject to the claims of Artisan’s creditors, if any, which would have priority over the claims of Artisan shareholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to Artisan Public Shareholders electing to redeem their Artisan Public Shares shall be distributed promptly after the consummation of the Business Combination.
Notwithstanding the foregoing, an Artisan Public Shareholder, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate Artisan Public Shares redeemed without the prior consent of Artisan. Additionally, under the Artisan Articles, in no event will Artisan redeem Artisan Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, such that Artisan is not subject to the SEC’s “penny stock” rules.
Any request for redemption, once made by an Artisan Public Shareholder, may be withdrawn at any time up to two business days prior to the vote at Extraordinary General Meeting. After this time, a request for redemption may not be withdrawn once unless the Artisan Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). Such a request must be made by contacting Continental, Artisan’s transfer agent, at the phone number or address set out elsewhere in this proxy statement/prospectus.
No request for redemption shall be honored unless the holder’s share certificates (if any) or shares have been delivered (either physically or electronically) to Continental, Artisan’s transfer agent, in the manner described above, at least two business days prior to the vote at the Extraordinary General Meeting.
If you exercise your redemption rights, then you shall be exchanging your Artisan Public Shares for cash and shall not be entitled to receive any PubCo Class A Ordinary Shares in respect of such redeemed shares upon consummation of the Business Combination.
If you are a holder of Artisan Public Shares and you exercise your redemption rights, such exercise shall not result in the loss of any Artisan Warrants that you may hold.
The closing price of Artisan Public Shares on the record date was $      . The cash held in the trust account on such date was approximately $      million (approximately $      per Artisan Public Share). Prior to exercising redemption rights, Artisan Public Shareholders should verify the market price of Artisan Public Shares as they may receive higher proceeds from the sale of their Artisan Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Artisan cannot assure its shareholders that they shall be able to sell their Artisan Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.
Appraisal or Dissenters’ Rights
Holders of record of Artisan Shares may have appraisal rights in connection with the Business Combination under the Cayman Islands Companies Act. In this proxy statement/prospectus, these appraisal or dissent rights are sometimes referred to as “Dissent Rights”. Holders of record of Artisan Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its Artisan Shares must give written objection to the Initial Merger to Artisan prior to the shareholder vote at the Extraordinary General Meeting to approve the Initial Merger and follow the procedures set out in Section 238 of the Cayman Islands Companies Act, noting that any such dissenter rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Islands Companies Act which states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. The Business Combination Agreement provides that, if any Artisan shareholder exercises Dissent Rights then, unless Artisan and Prenetics elect by agreement in writing otherwise, the Initial Merger shall not be consummated before the expiry date of the period allowed for written notice of an election to dissent in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act. Artisan believes that such fair value would equal the amount that Artisan shareholders would obtain if they exercised their redemption rights as described herein. An Artisan shareholder which elects to exercise Dissent Rights must do so in respect of all of the Artisan Shares that person holds and will lose their right to exercise their redemption rights as described herein. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Artisan Shareholders — Appraisal Rights under the Cayman Islands Companies Act.”
Artisan shareholders are recommended to seek their own advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Islands Companies Act.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. Artisan has engaged Morrow Sodali LLC to assist in the solicitation of proxies.
If a shareholder grants a proxy, it may still vote its Artisan Shares at the Extraordinary General Meeting by attending the Extraordinary General Meeting virtually by visiting https://www.cstproxy.com/artisanacquisition/2022, entering the control number on its proxy card and voting via the web portal during the Extraordinary General Meeting webcast. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of Artisan shareholders — Revoking Your Proxy.”
Interests of Artisan’s Directors and Officer in the Business Combination
When considering the Artisan Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Initial Merger Proposal, Artisan shareholders should keep in mind that Sponsor and Artisan’s directors and officer have interests in such proposals that are different from, or in addition to (and which may conflict with), those of Artisan shareholders and warrantholders generally. These interests include, among other things, the interests listed below:
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the fact that the Sponsor and Artisan’s directors and officer have agreed not to redeem any Artisan Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

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the fact that the Sponsor and certain of Artisan’s directors are anticipated to hold 6.7% of the equity interests and 2.8% of the voting power in PubCo immediately after the Business Combination, assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or 8.2% of the equity interest and 3.1% of the voting power in PubCo immediately after the Business Combination, assuming maximum redemptions by Artisan Public Shareholders);

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the fact that the Sponsor and Artisan’s directors paid an aggregate of $25,000 for the 9,233,558 Founder Shares currently owned by the Sponsor and Artisan’s directors and such securities will have a significantly higher value after the Business Combination. As of       , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Share on NASDAQ. The Founder Shares are expected to be worthless if the Business Combination or another business combination is not completed by the Final Redemption Date because the holders are not entitled to participate in any redemption or distribution of proceeds in the trust account with respect to such shares;

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the fact that Sponsor paid $8,786,847 to purchase an aggregate of 5,857,898 Artisan Private Warrants, each exercisable to purchase one Artisan Public Share at $11.50, subject to adjustment, at a price of $1.50 per warrant, and those warrants would be worthless — and the entire $8,786,847 warrant investment would be lost — if the Business Combination or another business combination is not consummated by the Final Redemption Date. As of       , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these Artisan Private Warrants, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Warrant on NASDAQ;

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the fact that, given the differential in the purchase price that the Sponsor and certain of Artisan’s directors paid for the Founder Shares and the purchase price that the Sponsor paid for the Artisan Private Warrants as compared to the price of the Artisan Public Shares and Artisan Public Warrants and the substantial number of PubCo Class A Ordinary Shares that the Sponsor and these directors will receive upon conversion of the Founder Shares and Artisan Private Warrants, the Sponsor and these directors can earn a positive return on their investment, even if other Artisan shareholders have a negative return on their investment in PubCo;

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the fact that Sponsor and Artisan’s directors and officer have agreed to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if Artisan fails to complete a business combination by the Final Redemption Date;

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the fact that pursuant to a registration rights agreement dated May 13, 2021, the Sponsor and Artisan’s directors can demand that PubCo register its registrable securities under certain circumstances and assist in underwritten takedowns of such securities and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

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the fact that the Business Combination Agreement provides for the continued indemnification of Artisan’s directors and officer and the continuation of Artisan’s directors’ and officer’s liability insurance after the Business Combination (i.e., a “tail policy”);

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the fact that Sponsor and Artisan’s directors and officer and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Artisan’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Artisan fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Artisan may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by the Final Redemption Date. As of the record date, the Sponsor and Artisan’s directors and officer and their affiliates had incurred approximately $      of unpaid reimbursable expenses;

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the fact that if the trust account is liquidated, including in the event Artisan is unable to complete a business combination by the Final Redemption Date, the Sponsor has agreed to indemnify Artisan to ensure that the proceeds in the trust account are not reduced below $10.00 per Artisan Public Share, or such lesser per Artisan Public Share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Artisan has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to Artisan, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

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the fact that an affiliate of the Sponsor entered into a convertible note subscription agreement with Prenetics HK in February 2021, pursuant to which it acquired 454,387 series D preferred shares of Prenetics HK for a consideration of $3,000,000, representing 0.82% of the equity interests in Prenetics on a fully diluted basis as of the date of this proxy statement/prospectus;

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the fact that New World Development (an affiliate of the Sponsor) has commercial arrangements with Prenetics Group regarding product promotion and distribution and storefront and office space rental; and

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the fact that Mr. Yin Pan Cheng, a current director of Artisan, is expected to become a director of PubCo and in such case would be compensated as a director of PubCo.

The Sponsor has agreed to, among other things, vote all of their Artisan Shares in favor of the proposals being presented at the Extraordinary General Meeting in connection with the Business Combination and waive their redemption rights with respect to their Artisan Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, on an as-converted basis, the Sponsor and certain Artisan directors own, collectively, approximately 21% of the issued and outstanding Artisan Shares.
At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding Artisan or its securities, the Sponsor, Prenetics, and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates may purchase Artisan Public Shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or Initial Merger Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Artisan Public Shares or vote their Artisan Public Shares in favor of the Business Combination Proposal or Initial Merger Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Artisan Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
If the Sponsor, Prenetics, and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates purchase Artisan Public Shares in privately negotiated transactions from Artisan Public Shareholders who have already elected to exercise their redemption rights, then such selling shareholder would be required to revoke their prior elections to redeem their Artisan Public Shares. The Sponsor, Prenetics, and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates may also purchase Artisan Public Shares from institutional and other investors who indicate an intention to redeem Artisan Public Shares, or, if the price per share of Artisan Public Shares falls below $10.00 per share, then such parties may seek to enforce their redemption rights. The above-described activity could be especially prevalent in and around the time of Closing. The purpose of such share purchases and other transactions would be to increase the likelihood that the following requirements are satisfied: (i) the Business Combination Proposal is approved by the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (ii) the Initial Merger Proposal is approved by the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (iii) otherwise limit the number of Artisan Public Shares electing to redeem; and (iv) PubCo’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and the PIPE financing. The Sponsor, Prenetics and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates may also purchase Artisan Public Shares from institutional and other investors for investment purposes.
Entering into any such arrangements may have a depressive effect on the Artisan Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a lower-than-market price and may therefore be more likely to sell the shares he, she, or they own, either at or before the Business Combination.
If such transactions are executed, then the Business Combination could be completed in circumstances where such consummation would not have otherwise occurred. Share purchases by the persons described above would allow them to exert more influence over approving the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. Artisan will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Extraordinary General Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
The existence of financial and personal interests of one or more of Artisan’s directors and officer results in conflicts of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of Artisan and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals.

Please see “The Business Combination Proposal — Interests of Artisan’s Directors and Officer in the Business Combination” for additional information on interests of Artisan’s directors and officer.
Recommendation to Shareholders
The Artisan Board believes that each of the proposals to be presented at the Extraordinary General Meeting is fair to, and in the best interests of, Artisan and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal and “FOR” the Adjournment Proposal, if presented.
Risk Factor Summary
In evaluating the proposals to be presented at the Extraordinary General Meeting of the shareholders of Artisan, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors,” a summary of which is set forth below. The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may adversely affect Artisan’s ability to effect the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of Artisan prior to the Business Combination and that of PubCo subsequent to the Business Combination.
Prenetics Group faces various legal and operational risks associated with doing business in Hong Kong, which could result in a material change in the operations of Prenetics Group in Hong Kong following the Business Combination, cause the value of PubCo’s securities to significantly decline or become worthless, and significantly limit or completely hinder its ability to accept foreign investments and offer or continue to offer securities to foreign investors. These risks include, but are not limited to:
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Prenetics is a Cayman Islands holding company with operations primarily conducted through Prenetics Operating Subsidiaries. PubCo is also a Cayman Islands holding company and not an operating company. Accordingly, following the consummation of the Business Combination, Artisan shareholders who do not elect to have their Artisan Public Shares redeemed for cash, the Prenetics shareholders, the Forward Purchase Investors and the PIPE Investors will be holding equity interest in a Cayman Islands holding company and not equity of Prenetics Operating Subsidiaries.

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Historically, Prenetics held a minority interest in a genomics business in mainland China through Shenzhen Discover Health Technology Co., Ltd. (the “VIE Entity”), a PRC limited liability company, by entering into a series of contractual arrangements with the VIE Entity and its nominee shareholders through Prenetics’ wholly owned PRC subsidiary, Qianhai Prenetics Technology (Shenzhen) Co., Ltd. (the “WFOE”). On November 26, 2021, the agreements governing the VIE Entity were terminated with immediate effect. As a result, the corporate structure of Prenetics no longer contains any VIE. While the current corporate structure does not contain any VIE and Prenetics Group has no intention establishing any VIEs in PRC in the future, if in the future Prenetics Group’s structure were to contain a VIE, the PRC regulatory authorities could disallow the VIE structure, which would likely result in a material adverse change in Prenetics Group’s operations, and the securities of PubCo may decline significantly in value or become worthless.

•
The business, financial condition and results of operations of Prenetics, and/or the value of PubCo’s securities or PubCo’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Prenetics. In that case, Prenetics may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice. Although Prenetics currently does not have any business operations in mainland China, and Prenetics’ corporate structure does not contains any variable interest entity, given Prenetics’ substantial operations in Hong Kong and the Chinese government’s significant oversight authority over the conduct of business in Hong Kong, and Prenetics faces risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to variable interest entities, data and cyberspace security, and anti-monopoly concerns, would be applicable to a company such as Prenetics. The Chinese government may, in the future, seek to affect operations of any company with any level of operations in mainland China or Hong Kong, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. Should the Chinese government seek to affect operations of any company with any level of operations in Hong Kong, or should certain PRC laws and regulations or these statements or regulatory actions become applicable to Prenetics or Prenetics HK in the future, it would likely have a material adverse impact on Prenetics Group’s business, financial condition and results of operations, ability to accept foreign investments and PubCo’s ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may cause the value of PubCo’s securities to significantly decline or become worthless. For example, if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to Prenetics or Prenetics HK, it could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for its listing at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against it and may materially and adversely affect its business and results of operations.
•
PubCo’s securities may be delisted or prohibited from being traded “over-the-counter” under the HFCA Act if PubCo has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction and is identified by the SEC as a “Commission-Identified Issuer” for three consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by one or more authorities in such jurisdictions. Since Prenetics’ auditor is located in Hong Kong, it is included on a list of audit firms the PCAOB determined it is unable to inspect or investigate completely because of a position taken by one or more authorities in Hong Kong, and is therefore subject to the PCAOB’s determination. The delisting or the cessation of trading “over-the-counter” of PubCo’s securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. The Accelerating Holding Foreign Companies Accountable Act, passed by the U.S. Senate and if enacted, would require foreign companies to comply with the PCAOB audits within two consecutive years instead of three consecutive years and therefore reduce the time period for triggering the listing and trading prohibitions from three years to two years. Additionally, since the PCAOB is currently unable to conduct full inspections or investigations of Prenetics’ auditor, PubCo’s investors would be deprived of the benefits of such inspections or investigations.

•
The PRC government has significant oversight, discretion or control over the manner in which companies incorporated under the laws of PRC must conduct their business activities, but as Prenetics Group operates in Hong Kong and not mainland China, the PRC government currently does not exert direct oversight and discretion over the manner in which Prenetics Group conducts its business activities. However, there is no guarantee that the PRC government will not seek to intervene or influence Prenetics Group’s operations at any time. If Prenetics Group were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in Prenetics Group’s operations, significantly limit or completely hinder PubCo’sability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or be worthless, which would materially affect the interests of the investors. There also can be no assurance that the PRC government will not intervene or impose restrictions on Prenetics Group’s ability to transfer or distribute cash within its organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect its business. See “Selected Historical Financial Data of Prenetics” for the condensed consolidating schedules for Prenetics, Prenetics HK, WFOE, the VIE Entity and other subsidiaries of Prenetics Group, respectively, starting on page 47 of this proxy statement/prospectus.

•
Implementation of the National Security Law in Hong Kong involves uncertainty, and the recent policy pronouncements by the PRC government regarding business activities of U.S.-listed Chinese businesses may negatively impact Prenetics Group’s existing and future operations in Hong Kong.

For additional detail on these and other risks, see “Risk Factors —  Risks Relating to Doing Business in Hong Kong” starting on page 53 of this proxy statement/prospectus.
In addition, there are various risks related to Prenetics Group’s business and operations, which include, but are not limited to:
•
A significant portion of Prenetics Group’s historical revenue was, and its near-term revenue will be generated, from its COVID-19 testing services, the demand for which may be substantially reduced with the production and widely administered use of an efficacious vaccine or treatment for COVID-19, and failure of Prenetics Group to drive significant revenues from other products and services and expand its overall customer base would harm its business and results of operation.

•
The diagnostic testing market, particularly with respect to COVID-19 testing services, is highly competitive, and many of Prenetics Group’s competitors are larger, better established and have greater financial and other resources.

•
The consumer genetic testing market is highly competitive, and many of Prenetics Group’s competitors are more established and have stronger marketing capabilities and greater financial resources, which presents a continuous threat to the success of its consumer genetic testing business.

•
Prenetics Group’s near-term success is highly dependent on the successful launch of Circle HealthPod and the continued commercialization of its COVID-19 testing services and other products in its target geographies. If Prenetics Group’s existing or new service or product offerings are unable to attain market acceptance or be successfully commercialized in all or any of these jurisdictions, its business and future prospects could be materially and adversely affected.

•
Prenetics Group relies substantially on third-party contract manufacturers for the manufacturing, quality-testing, assembly and shipping of its COVID-19 test kit and other testing products. Any termination of significant rights under the existing arrangements would disrupt Prenetics Group’s ability to sell and distribute its COVID-19 test kit and other products until and unless it finds new contract manufacturers, which would materially and adversely affect its business.

•
Prenetics Group has a number of pipeline products that are currently in the R&D phase, including Circle Medical, Circle SnapShot, future assays of Circle HealthPod, Circle One and F1x and Fem, and may not be successful in its efforts to develop any of these or other products into marketable products. Any failure to develop these or other products or any delay in the development could adversely affect its business and future prospects.

•
If Prenetics Group is not successful in leveraging its platform to discover, develop and commercialize additional products, its ability to expand its business and achieve its strategic objectives would be impaired.

•
If Prenetics Group’s products and services do not deliver reliable results as expected, its reputation, business and operating results will be adversely affected.

For additional detail on these and other risks, see “Risk Factors —  Key Risks Relating to Prenetics Group’s Business” starting on page 58 of this proxy statement/prospectus.
Furthermore, the process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a traditional initial public offering and may create risks for Artisan’s unaffiliated investors, such as the absence of due diligence conducted by one or more underwriters that would be subject to liability for any material misstatements or omissions in a registration statement, investors’ inability to recover damages from such underwriters in the event of misstatements and omission in the registration statement, the lack of an effective book-building process, and potentially lower demand, decreased liquidity and increased trading volatility of PubCo’s securities. For details and other risks, see “Risk Factors — Risks Relating to Artisan and the Business Combination.”

Certain Information Relating to PubCo and Artisan
PubCo Listing
PubCo has applied for listing, to be effective at the time of the Initial Closing, of the PubCo Class A Ordinary Shares and the PubCo Warrants on NASDAQ and will obtain clearance by DTC as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Initial Closing Date.
Delisting and Deregistration of Artisan
If the Business Combination is completed, Artisan Public Shares, Artisan Public Warrants and Units shall be delisted from NASDAQ and shall be deregistered under the Exchange Act.
Emerging Growth Company
Upon consummation of the Business Combination, PubCo will be an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.07 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of the shares of PubCo held by non-affiliates exceeds $700 million as of the last business day of PubCo’s prior second fiscal quarter, PubCo has been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. PubCo has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Foreign Private Issuer
As a “foreign private issuer,” PubCo will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that PubCo must disclose differ from those governing U.S. companies pursuant to the Exchange Act. PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. As a “foreign private issuer,” PubCo is permitted to follow certain home country corporate governance practices in lieu of the requirements of the NASDAQ Rules pursuant to NASDAQ Rule 5615(a)(3), which provides for such exemption to compliance with the NASDAQ Rule 5600 Series. PubCo intends to rely on the exemption available to foreign private issuers for the requirement that an audit committee be comprised of at least three members under NASDAQ Rule 5605(c)(2)(A).
In addition, as a “foreign private issuer,” PubCo’s officers and directors and holders of more than 10% of the issued and outstanding PubCo Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See “Risk Factors — Risks Relating to PubCo — PubCo will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such PubCo is exempt from certain provisions applicable to United States domestic public companies” and “Management of PubCo Following the Business Combination — Foreign Private Issuer Status.”
Controlled Company
Upon the consummation of the business combination, PubCo will be a “controlled company” within the meaning of the NASDAQ corporate governance rules because it is expected that Mr. Yeung will beneficially own more than 50% of the total voting power of all issued and outstanding PubCo Ordinary Shares immediately following the consummation of the Business Combination. As a result, Mr. Yeung will have the ability to exercise significant influence over the election of the directors of PubCo and the authorization of major corporate transactions. In addition, as a result of PubCo’s dual-class share structure, holders of PubCo Class B Ordinary Shares will have considerable influence over matters such as decisions regarding election of directors and other significant corporate actions. This concentrated control will limit the ability of holders of PubCo Class A Ordinary Shares to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial, which could have the effect of depriving PubCo’s other shareholders of the opportunity to receive a premium for their shares as part of a sale of PubCo and may reduce the share price of PubCo.
Under the NASDAQ corporate governance rules, PubCo may elect not to comply with certain corporate governance rules, including the requirements (1) that a majority of the PubCo’s board of directors must consist of independent directors, (2) PubCo’s director nominees must be selected or recommended to the board of directors solely by independent directors or by a nominations committee that is comprised entirely of independent directors and (3) that the PubCo Board must have a compensation committee that is comprised entirely of independent directors. PubCo intends to rely on all of the foregoing exemptions available to a “controlled company”. As a result, you will not have the same protection afforded to shareholders of companies that are subject to this corporate governance requirement.
Material Tax Consequences
Subject to the limitations and qualifications described in “Material Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders,” the Initial Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and, as a result, a U.S. Holder (as defined in “Material Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — U.S. Federal Income Tax Considerations of the Business Combination to U.S. Holders”) should not recognize gain or loss on the exchange of Artisan Public Shares (excluding any redeemed Artisan Public Shares), and Artisan Warrants (collectively, the “Artisan Securities”) for PubCo Securities pursuant to the Initial Merger.

In the event that a U.S. Holder elects to redeem its Artisan Public Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Artisan Public Shares under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the Artisan Public Shares, subject to the PFIC considerations discussed in “Material Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — PFIC Considerations), a U.S. Holder generally will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the Artisan Public Shares surrendered in such redemption transaction. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Artisan Public Shares that such U.S. Holder owns or is deemed to own (including through the ownership of Artisan warrants) after the redemption. See the section titled “Material Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — Redemption of Artisan Shares.”
Anticipated Accounting Treatment
Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for following the principles of a reverse acquisition in accordance with IFRS as issued by the IASB. Under this method of accounting, Artisan will be treated as the “acquired” company and Prenetics will be treated as the acquirer for financial reporting purposes. Prenetics has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
Prenetics’ shareholders will have the largest voting interest in PubCo under both the no redemption and maximum redemption scenarios;

•
Prenetics’ shareholders will have the ability to nominate at least a majority of the members of the board of directors of the post-combination company;

•
Prenetics’ senior management is the senior management of the post-combination company; and

•
Prenetics is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Artisan does not meet the definition of a business in accordance with IFRS 3, is accounted for as a share-based payment transaction within the scope of IFRS 2. The net assets of Prenetics will be stated at their pre‑combination carrying amounts, with no goodwill or other intangible assets recorded. Any excess of the fair value of consideration transferred to Artisan’s shareholders over the fair value of Artisan’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
Regulatory Matters
The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject as a closing condition to any additional federal, state or foreign regulatory requirement or approval, except for filings with the Registrar of Companies of the Cayman Islands necessary to effectuate the Mergers contemplated by the Business Combination Agreement.

SELECTED HISTORICAL FINANCIAL DATA OF ARTISAN
The following tables present Artisan’s selected historical financial information derived from Artisan’s audited financial statements included elsewhere in this proxy statement/prospectus as of December 31, 2021 and for the period from February 2, 2021 (inception) through December 31, 2021.
The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Artisan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Artisan’s financial statements are prepared and presented in accordance with U.S. GAAP.
As of December 31, 2021
Balance Sheet Data:
Cash	$102,212
Investments held in trust account	$339,380,717
Total assets	$340,178,214
Warrant liabilities	$12,248,790
Derivative liability – forward purchase agreement	$484,643
Deferred underwriting fee payable	$11,876,982
Total liabilities	$27,888,846
Class A ordinary shares subject to possible redemption	$339,342,350
Total shareholders’ deficit	$(27,052,982)
For the Period From February 2, 2021 (Inception) Through December 31, 2021
Statement of Operations Data:
Loss from operations	$(3,943,227)
Expensed offering costs	(534,056)
Unrealized gain on investments held in trust account	34,150
Change in fair value of derivative liability – forward purchase agreement	(874,285)
Change in fair value of warrant liabilities	2,005,780
Dividend income on investments held in Trust Account	4,217
Net loss	$(3,307,421)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	23,119,071
Basic and diluted net loss per ordinary share, Class A ordinary shares	$(0.10)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	9,597,539
Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.10)
For the Period From February 2, 2021 (Inception) Through December 31, 2021
Statement of Cash Flows Data:
Net cash used in operating activities	$(1,372,731)
Net cash used in investing activities	$(339,342,350)
Net cash provided by financing activities	$340,817,293

SELECTED HISTORICAL FINANCIAL DATA OF PRENETICS
The following tables present the selected consolidated financial and other data of Prenetics and its subsidiaries. The selected consolidated statements of profit or loss and other comprehensive income data for the nine months ended September 30, 2021 and 2020 and the years ended December 31, 2020 and 2019 and consolidated statements of financial position data as of September 30, 2021, December 31, 2020 and 2019, have been derived from the audited consolidated financial statements of Prenetics and its subsidiaries for the year ended December 31, 2020 and unaudited interim financial report of Prenetics and its subsidiaries for the nine months ended September 30, 2021 included elsewhere in this proxy statement/prospectus.
The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Prenetics Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Prenetics’ consolidated financial statements are prepared and presented in accordance with IFRS. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Prenetics following the Business Combination.
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2021	2020	2020	2019
Selected Statement of Profit or Loss and Other Comprehensive Income Data:
Revenues	$211,136,492	$37,906,633	$65,179,515	$9,233,089
Operating expenses	(190,600,897)	(35,887,823)	(66,174,641)	(30,036,374)
Profit/(loss) from operations	20,535,595	2,018,810	(995,126)	(20,803,285)
Finance costs	(2,775,251)	(36,106)	(59,567)	(69,390)
Fair value loss on convertible securities	(29,054,669)	—	(2,846,750)	—
Fair value loss on preference shares liabilities	(71,885,207)	—	—	—
Write-off on amount due from a shareholder	(106,179)	—	—	—
Gain on bargain purchase	117,238	—	—	—
(Loss)/profit before taxation	(83,168,473)	1,982,704	(3,901,443)	(20,872,675)
Income tax (expense)/credit	(5,105,364)	1,929,427	1,937,558	677,474
(Loss)/profit for the period/year	(88,273,837)	3,912,131	(1,963,885)	(20,195,201)
(Loss)/profit attributable to:
Equity shareholders of Prenetics	(88,266,295)	3,932,578	(1,939,689)	(20,141,991)
Non-controlling interests	(7,542)	(20,447)	(24,196)	(53,210)
(Loss)/profit for the period/year	(88,273,837)	3,912,131	(1,963,885)	(20,195,201)
Weighted average number of ordinary shares for the purpose of basic (loss)/earnings per share	14,543,817	12,891,569	13,176,752	12,891,569
Weighted average number of ordinary shares for the purpose of diluted (loss)/earnings per share	14,543,817	45,367,141	—	—
Basic (loss)/earnings per share	$(6.07)	$0.31	$(0.15)	$(1.56)
Diluted (loss)/earnings per share	$(6.07)	$0.09	$(0.15)	$(1.56)

	As of September 30, 2021	As of December 31,
		2020	2019
Selected Statement of Financial Position Data:
Assets
Non-current assets	$42,943,299	34,926,561	14,056,248
Current assets	118,992,671	43,956,750	15,630,093
Total assets	161,935,970	78,883,311	29,686,341
Liabilities
Preferred shares classified as non-current liabilities	430,510,264	—	—
Other non-current liabilities	4,602,449	804,574	930,559
Current liabilities	52,761,760	47,071,730	11,903,076
Total liabilities	487,874,473	47,876,304	12,833,635
Equity
Total (equity deficiency)/equity attributable to equity shareholders of Prenetics	(325,853,555)	31,084,413	16,905,916
Non-controlling interests	(84,948)	(77,406)	(53,210)
Total (equity deficiency)/equity	(325,938,503)	31,007,007	16,852,706
Total equity and liabilities	161,935,970	78,883,311	29,686,341
The following financial information has been prepared to illustrate the consolidated financial position as at December 31, 2019, December 31, 2020, September 30, 2021 and cash flows and profit or loss and other comprehensive income for the years ended December 31, 2019, December 31, 2020 and nine months ended September 30, 2021 for (i) Prenetics; (ii) Prenetics HK; (iii) WFOE; (iv) VIE; (v) other subsidiaries in Prenetics Group; and (vi) Prenetics Group. The financial information of Prenetics has been extracted from: Prenetics’ audited consolidated statement of financial position, consolidated statement of cash flow and consolidated statement of profit or loss and other comprehensive income for the years ended December 31, 2020 and 2019 and the related notes, included elsewhere in this proxy statement/ prospectus; and Prenetics’ unaudited consolidated statement of financial position, consolidated statement of cash flow and consolidated statement of profit or loss and other comprehensive income for the nine months ended September 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus.

	For the nine months ended September 30, 2021
	Prenetics $	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	Prenetics adjustment $	Inter-company Elimination $	Other Adjustment (note (e)) $	Prenetics Group $
Revenue	—	98,546,523	—	—	115,304,513	—	(2,617,650)	(96,894)	211,136,492
Direct costs	—	(40,894,725)	—	—	(89,804,968)	—	1,928,959	—	(128,770,734)
Gross profit	—	57,651,798	—	—	25,499,545	—	(688,691)	(96,894)	82,365,758
Other income and other net gains/(losses)	—	(551,043)	5,324	92	(83,283)	—	1,007,539	(179,324)	199,305
Selling and distribution expenses	—	(7,472,690)	—	—	(4,103,145)	—	—	—	(11,575,835)
Research and development expenses	—	(4,052,067)	—	—	(1,052,013)	—	—	—	(5,104,080)
Administrative and other operating expenses	—	(27,390,525)	(9,087)	(303)	(17,137,076)	—	461,931	(1,274,493)	(45,349,553)
Profit/(loss) from operations	—	18,185,473	(3,763)	(211)	3,124,028	—	780,779	(1,550,711)	20,535,595
Finance cost	(2,628,934)	(69,432)	—	—	(100,391)	—	23,889	(383)	(2,775,251)
Fair value loss on convertible securities	—	(29,673,603)	—	—	—	618,934	—	—	(29,054,669)
Fair value loss on preference shares liabilities	(71,885,207)	—	—	—	—	—	—	—	(71,885,207)
Fair value loss on financial derivative	—	(9,750,930)	—	—	—	—	9,750,930	—	—
Write-off on amount due from a shareholder	—	—	—	—	(190,379)	—	80,985	3,215	(106,179)
Gain on bargain purchase	—	—	—	—	—	—	117,238	—	117,238
(Loss)/profit before taxation	(74,514,141)	(21,308,492)	(3,763)	(211)	2,833,258	618,934	10,753,821	(1,547,879)	(83,168,473)
Income tax expense	—	(5,106,721)	—	—	(13,882)	—	—	(15,239)	(5,105,364)
(Loss)/profit for the period	(74,514,141)	(26,415,213)	(3,763)	(211)	2,819,376	618,934	10,753,821	(1,532,640)	(88,273,837)
Other comprehensive income for the period
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translation of:
– financial statements of subsidiaries and joint venture outside Hong Kong	—	—	—	—	—	—	—	(1,006,600)	(1,006,600)
Total comprehensive income for the period	(74,514,141)	(26,415,213)	(3,763)	(211)	2,819,376	618,934	10,753,821	(2,539,240)	(89,280,437)

	September 30, 2021
	Prenetics $	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	Prenetics adjustment $	WFOE adjustment $	VIE adjustment $	Inter company Elimination $	Other Adjustment (note (e)) $	Prenetics Group $
Assets
Property, plant and equipment	—	8,328,493	—	—	5,016,142	—	—	—	—	6,854	13,351,489
Intangible assets	—	2,508,464	—	—	154,518	—	—	—	—	22,369,547	25,032,529
Goodwill	—	—	—	—	—	—	—	—	(179,318)	4,131,131	3,951,813
Deferred tax assets	—	—	—	—	68,499	—	—	—	—	15,239	83,738
Investment in WFOE	—	500,000	—	—	—	—	(500,000)	—	—	—	—
Investment in VIE (note (a))	—	43,940	—	—	—	—	—	(43,940)	—	—	—
Investment in subsidiaries	94,300,953	10,007,241	—	—	18,144,761	(94,300,953)	—	—	(7,320)	(28,144,682)	—
Other non-current assets	—	7,918,495	—	—	177,547	—	—	—	(7,572,312)	—	523,730
Non-current assets	94,300,953	29,306,633	—	—	23,561,467	(94,300,953)	(500,000)	(43,940)	(7,758,950)	(1,621,911)	42,943,299
Inventories	—	2,226,809	—	—	3,255,770	—	—	—	(427,188)	—	5,055,391
Trade receivables	—	23,037,335	—	—	28,851,659	—	—	—	—	—	51,888,994
Deposits and prepayments	—	9,063,063	1,436	27	927,714	—	—	—	—	—	9,992,240
Other receivables	—	176,071	—	—	121,239	—	—	—	—	—	297,310
Amounts due from subsidiaries	53,235,533	25,742,019	6,134	—	5,276,084	(53,235,533)	(7,238)	—	(31,016,999)	—	—
Amount due from a joint venture	—	240,062	—	—	—	—	—	—	—	(240,062)	—
Financial assets at fair value through profit or loss	—	10,000,000	—	—	—	—	—	—	—	—	10,000,000
Cash and cash equivalents	—	36,439,064	485,319	43,783	4,790,570	—	—	—	—	—	41,758,736
Current assets	53,235,533	106,924,423	492,889	43,810	43,223,036	(53,235,533)	(7,238)	—	(31,444,187)	(240,062)	118,992,671
Total assets	147,536,486	136,231,056	492,889	43,810	66,784,503	(147,536,486)	(507,238)	(43,940)	(39,203,137)	(1,861,973)	161,935,970
Preference shares liabilities	430,317,307	—	—	—	—	192,957	—	—	—	—	430,510,264
Deferred tax liabilities	—	846,862	—	—	—	—	—	—	—	—	846,862
Amount due to a joint venture	—	63,835	—	—	—	—	—	—	—	(63,835)	—
Lease liabilities	—	1,918,607	—	—	1,836,980	—	—	—	—	—	3,755,587
Other non-current liabilities	—	12,398,305	—	4,528,573	13,313,301	—	—	(4,528,573)	(25,711,606)	—	—
Non-current liabilities	430,317,307	15,227,609	—	4,528,573	15,150,281	192,957	—	(4,528,573)	(25,711,606)	(63,835)	435,112,713
Trade and other payables	—	16,056,827	—	929	20,759,765	—	—	—	—	1,915,187	38,732,708
Deferred consideration	—	—	—	—	3,254,457	—	—	—	—	(1,915,187)	1,339,270
Amount due to WFOE	—	4,467	—	—	—	—	(4,467)	—	—	—	—
Amounts due to subsidiaries	—	694,259	—	—	24,662,694	—	(170)	—	(25,356,783)	—	—
Contract liabilities	—	6,002,205	—	—	2,558,182	—	—	—	—	96,894	8,657,281
Lease liabilities	—	1,350,090	—	—	267,041	—	—	—	—	7,465	1,624,596
Convertible securities	—	—	—	—	5,573,812	—	—	—	(5,573,812)	—	—
Tax payable	—	2,374,056	—	—	33,849	—	—	—	—	—	2,407,905
Current liabilities	—	26,481,904	—	929	57,109,800	—	(4,637)	—	(30,930,595)	104,359	52,761,760
Total liabilities	430,317,307	41,709,513	—	4,529,502	72,260,081	192,957	(4,637)	(4,528,573)	(56,642,201)	40,524	487,874,473
Equity
Share capital (note (a))	15,344,800	15,349,780	480,231	43,940	444,692	(15,344,800)	(480,231)	(43,940)	(2,274)	(442,365)	15,349,833
Reserves (note (b)/(d))	(298,125,621)	79,171,763	12,658	(4,529,632)	(5,920,270)	(132,384,643)	(22,370)	4,528,573	17,441,338	(1,375,184)	(341,203,388)
Total (equity deficiency)/equity attributable to equity shareholders of the Company	(282,780,821)	94,521,543	492,889	(4,485,692)	(5,475,578)	(147,729,443)	(502,601)	4,484,633	17,439,064	(1,817,549)	(325,853,555)
Non-controlling interests	—	—	—	—	—	—	—	—	—	(84,948)	(84,948)
Total (equity deficiency)/ equity	(282,780,821)	94,521,543	492,889	(4,485,692)	(5,475,578)	(147,729,443)	(502,601)	4,484,633	17,439,064	(1,902,497)	(325,938,503)
Total equity and liabilities	147,536,486	136,231,056	492,889	43,810	66,784,503	(147,536,486)	(507,238)	(43,940)	(39,203,137)	(1,861,973)	161,935,970

Note (a): The adjustment represented the elimination of the initial investment costs and share capital in relation to VIE upon consolidation.
Note (b): Prenetics HK provided a loan in the amount of USD4,372,746 to a HK incorporated company (“HK Borrower”), an indirect wholly owned subsidiary of one of the shareholders of our China Investment (the “China Investor”) for the purposes of its working capital needs in Hong Kong. As of December 31, 2020, such balance was written down after recoverability assessment and recognised as other net losses in Prenetics HK which was carried forward as reserves in statement of financial position thereafter. The respective balance was reversed from reserves in group level through consolidation adjustment. Please refer to note (d) for details of the respective consolidation adjustments on this balance.
Note (c): The VIE Entity drew a loan in the amount of RMB29,250,000 from a PRC incorporated company (“PRC Lender”), a wholly owned subsidiary of the China Investor to fulfill funding obligation in respect of the China Investment. In the opinion of our PRC legal counsel, the loan was in compliance with the PRC laws and regulations. The balance was recognised as other non-current liabilities in the VIE Entity. Please refer to note (d) for details of the respective consolidation adjustments on this balance.
Note (d): The transactions described in Notes (b) and (c) were two loans and separated from each other. However, given these loans were related to Prenetics HK’s capital contribution to the VIE Entity, the related balances were eliminated upon consolidation in Prenetics Group’s consolidated statements of financial position. The difference between the two transactions in Notes (b) and (c) represented RMB and USD translation difference between historical transaction rate and year end closing rate.
Note (e): Other adjustment primarily represented (i) the recognition of goodwill and intangible assets arising from acquisition of EMEA and Oxsed, related deferred tax impact and amortization of intangible assets for subsequent periods, (ii) subsidiaries’ adjustments on IFRS 15 Revenue from contracts with customers, (iii) recognition of non-controlling interests at consolidation level, (iv) reclassification on account presentation and (v) translation differences.
	For the nine months ended September 30, 2021
	Prenetics	Prenetics HK	WFOE	VIE	Other Subsidiaries	Consolidation Adjustment	Prenetics Group
	$	$	$	$	$	$	$
Operating activities
Cash (used in)/generated from operations	—	13,247,000	(9,292)	74,577	4,010,977	73,949	17,397,211
Income tax refund	—	—	—	—	15,407	—	15,407
Net cash (used in)/generated from operating activities	—	13,247,000	(9,292)	74,577	4,026,384	73,949	17,412,618
Investing activities
Payment for purchase of property, plant and equipment	—	(3,024,284)	—	—	(4,108,082)	—	(7,132,366)
Proceeds from disposal of property, plant and equipment	—	43,627	—	—	—	—	43,627
Payment for purchase of intangible assets	—	(2,678,091)	—	—	(91,682)	—	(2,769,773)
Payment for purchase of financial assets at fair value through profit or loss	—	(10,000,000)	—	—	—	—	(10,000,000)
Interest received	—	17,547	—	92	(14,544)	—	3,095
Net cash (used in)/generated from investing activities	—	(15,641,201)	—	92	(4,214,308)	—	(19,855,417)
Financing activities
Capital element of lease rentals paid	—	(689,304)	—	—	(101,111)	—	(790,415)
Interest element of lease rentals paid	—	(122,103)	—	—	(1,857)	—	(123,960)
Interest paid	—	(15)	—	(15)	15	—	(15)
Proceeds from issuance of preference shares liabilities	—	25,970,000	—	—	—	—	25,970,000
Proceeds from issuance of convertible securities	—	4,980,718	—	—	—	—	4,980,718
Decrease in amounts due to shareholders	—	(4,517)	—	—	(128,797)	—	(133,314)
Net cash generated from/(used in) financing activities	—	30,134,779	—	(15)	(231,750)	—	29,903,014
Net increase/(decrease) in cash and cash equivalents	—	27,740,578	(9,292)	74,654	(419,674)	73,949	27,460,215
Cash and cash equivalents at the beginning of the period	—	9,651,347	480,984	43,348	4,314,201	—	14,489,880
Effect of foreign exchange rate changes	—	(952,861)	13,627	(74,219)	896,043	(73,949)	(191,359)
Cash and cash equivalents at the end of the period	—	36,439,064	485,319	43,783	4,790,570	—	41,758,736

	For the year ended December 31, 2020
	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	WFOE Adjustment $	VIE Adjustment $	Intercompany Elimination $	Other Adjustment (note (e)) $	Prenetics Group $
Revenue	35,944,905	—	—	29,908,447	—	—	(961,225)	287,388	65,179,515
Direct costs	(14,612,185)	—	—	(25,079,099)	—	—	947,318	(90,730)	(38,834,696)
Gross profit	21,332,720	—	—	4,829,348	—	—	(13,907)	196,658	26,344,819
Other income and other net gains/(losses) (note (b)/(f))	(6,017,981)	(32,417)	(570,584)	1,025,363	—	4,372,746	905,823	1,646	(315,404)
Share of loss of a joint venture	—	—	(1,133,321)	—	—	—	—	—	(1,133,321)
Selling and distribution expenses	(4,944,128)	—	—	(1,548,507)	—	—	—	—	(6,492,635)
Research and development expenses	(2,681,980)	—	—	(100,143)	—	—	—	—	(2,782,123)
Administrative and other operating expenses	(11,385,658)	(1,644)	(2,104)	(5,058,687)	—	—	704,003	(872,372)	(16,616,462)
(Loss)/profit from operations	(3,697,027)	(34,061)	(1,706,009)	(852,626)	—	4,372,746	1,595,919	(674,068)	(995,126)
Finance costs	(33,473)	—	—	(35,020)	—	—	9,877	(951)	(59,567)
Fair value loss on convertible securities	(2,846,750)	—	—	—	—	—	—	—	(2,846,750)
(Loss)/profit before taxation	(6,577,250)	(34,061)	(1,706,009)	(887,646)	—	4,372,746	1,605,796	(675,019)	(3,901,443)
Income tax credit/(expense)	1,885,807	(543)	—	(19,128)	—	—	—	71,422	1,937,558
(Loss)/profit for the year	(4,691,443)	(34,604)	(1,706,009)	(906,774)	—	4,372,746	1,605,796	(603,597)	(1,963,885)
Other comprehensive income for the year
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translation of:
– financial statements of subsidiaries and joint venture outside Hong Kong	—	—	—	—	—	—	—	1,581,372	1,581,372
Total comprehensive income for the year	(4,691,443)	(34,604)	(1,706,009)	(906,774)	—	4,372,746	1,605,796	977,775	(382,513)

	December 31, 2020
	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	WFOE Adjustment $	VIE Adjustment $	Intercompany Elimination $	Other Adjustment (note (e)) $	Prenetics Group $
Assets
Property, plant and equipment	3,082,559	—	—	1,596,291	—	—	—	14,468	4,693,318
Intangible assets	176,129	—	—	57,648	—	—	—	23,861,723	24,095,500
Goodwill	—	—	—	—	—	—	—	3,993,007	3,993,007
Deferred tax assets	1,885,807	—	—	65,347	—	—	—	—	1,951,154
Amount due from a subsidiary	7,972,386	—	—	—	—	—	(7,972,386)	—	—
Investment in subsidiaries	10,007,251	—	—	18,333,780	—	—	(7,254)	(28,333,777)	—
Investment in WFOE	500,000	—	—	—	(500,000)	—	—	—	—
Investment in VIE (note (a))	43,940	—	—	—	—	(43,940)	—	—	—
Other non-current assets	160,882	—	—	32,700	—	—	—	—	193,582
Non-current assets	23,828,954	—	—	20,085,766	(500,000)	(43,940)	(7,979,640)	(464,579)	34,926,561
Inventories	682,905	—	—	4,234,453	—	—	(419,781)	—	4,497,577
Trade receivables	12,189,145	—	—	10,325,046	—	—	—	476,536	22,990,727
Deposits and prepayments	625,103	1,386	(53)	266,354	—	—	—	—	892,790
Other receivables	18,928	—	—	779,844	—	—	—	—	798,772
Amount due from a shareholder	—	—	—	106,179	—	—	—	—	106,179
Amount due from WFOE	—	6,032	—	—	(6,032)	—	—	—	—
Amounts due from subsidiaries	19,081,750	—	—	4,612,830	—	—	(23,694,580)	—	—
Amount due from a joint venture	180,825	—	—	—	—	—	—	—	180,825
Cash and cash equivalents	9,651,347	480,984	43,348	4,314,201	—	—	—	—	14,489,880
Current assets	42,430,003	488,402	43,295	24,638,907	(6,032)	—	(24,114,361)	476,536	43,956,750
Total assets	66,258,957	488,402	43,295	44,724,673	(506,032)	(43,940)	(32,094,001)	11,957	78,883,311
Liabilities
Lease liabilities	578,518	—	—	223,195	—	—	—	2,861	804,574
Other non-current liabilities (note (c)/(d))	2,647,378	—	4,453,628	13,434,774	—	(4,453,628)	(16,082,153)	1	—
Non-current liabilities	3,225,896	—	4,453,628	13,657,969	—	(4,453,628)	(16,082,153)	2,862	804,574
Trade payables	3,859,555	—	—	9,576,419	—	—	—	50,831	13,486,805
Accrued expenses and other current liabilities	4,474,580	53	914	10,144,743	—	—	(5,739,249)	—	8,881,041
Deferred consideration	—	—	—	1,304,588	—	—	—	—	1,304,588
Amounts due to shareholders	4,517	—	—	128,797	—	—	—	—	133,314
Amount due to WFOE	6,032	—	—	—	(6,032)	—	—	—	—
Amounts due to subsidiaries	523,132	—	—	17,848,945	—	—	(18,372,077)	—	—
Contract liabilities	6,087,619	—	—	421,741	—	—	119,521	425,705	7,054,586
Lease liabilities	744,695	—	—	107,908	—	—	—	12,680	865,283
Convertible securities	15,346,113	—	—	—	—	—	—	—	15,346,113
Current liabilities	31,046,243	53	914	39,533,141	(6,032)	—	(23,991,805)	489,216	47,071,730
Total liabilities	34,272,139	53	4,454,542	53,191,110	(6,032)	(4,453,628)	(40,073,958)	492,078	47,876,304
Equity
Share capital (note (a))	53,240,604	480,231	43,940	449,269	(480,231)	(43,940)	(3,365)	(445,904)	53,240,604
Reserves (note (b)/(d))	(21,253,786)	8,118	(4,455,187)	(8,915,706)	(19,769)	4,453,628	7,983,322	43,189	(22,156,191)
Total equity/(equity deficiency) attributable to equity shareholders of the Company	31,986,818	488,349	(4,411,247)	(8,466,437)	(500,000)	4,409,688	7,979,957	(402,715)	31,084,413
Non-controlling interests	—	—	—	—	—	—	—	(77,406)	(77,406)
Total equity/(equity deficiency)	31,986,818	488,349	(4,411,247)	(8,466,437)	(500,000)	4,409,688	7,979,957	(480,121)	31,007,007
Total equity and liabilities	66,258,957	488,402	43,295	44,724,673	(506,032)	(43,940)	(32,094,001)	11,957	78,883,311
Note (a): The adjustment represented the elimination of the initial investment cost and share capital in relation to VIE upon consolidation.
Note (b): Prenetics HK provided a loan in the amount of USD4,372,746 to HK Borrower, an indirect wholly owned subsidiary of the China Investor for the purposes of its working capital needs in Hong Kong. As of December 31, 2020, such balance was written down after recoverability assessment and recognised as other net losses in Prenetics HK. The respective loss was reversed in group level through consolidation adjustment. Please refer to note (d) for details of the respective consolidation adjustment on this balance.

Note (c): The VIE Entity drew a loan in the amount of RMB29,250,000 from PRC Lender, a wholly owned subsidiary of the China Investor to fulfill funding obligation in respect of the China Investment. In the opinion of our PRC legal counsel, the loan was in compliance with the PRC laws and regulations. The balance was recognised as other non-current liabilities in the VIE Entity. Please refer to note (d) for details of the respective consolidation adjustment on this balance.
Note (d): The transactions described in Notes (b) and (c) were two loans and separated from each other. However, given these loans were related to Prenetics HK’s capital contribution to the VIE Entity, the related balances were eliminated upon consolidation in Prenetics Group’s consolidated statements of financial position. The difference between the two transactions in Notes (b) and (c) represented RMB and USD translation difference between historical transaction rate and year end closing rate.
Note (e): Other adjustment primarily represented (i) the recognition of goodwill and intangible assets arising from acquisition of EMEA and Oxsed, related deferred tax impact and amortization of intangible assets for subsequent periods, (ii) subsidiaries’ adjustments on reversal of deferred tax assets recognized on tax loss, (iii) recognition of non-controlling interests at consolidation level, (iv) reclassification on account presentation and (v) translation differences.
Note (f): The other loss of USD570,584 represented the impairment loss in respect of the China Investment. As of December 31, 2020, such balance was written down after recoverability assessment and recognized in the VIE under “other income and other net losses”.
	For the year ended December 31, 2020
	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	Consolidation Adjustment $	Prenetics Group $
Operating activities
Cash (used in)/generated from operations	(10,574,901)	1,753	(2,051)	6,088,968	1,725,369	(2,760,862)
Income tax paid	—	—	—	(118,849)	—	(118,849)
Net cash (used in)/generated from operating activities	(10,574,901)	1,753	(2,051)	5,970,119	1,725,369	(2,879,711)
Investing activities
Payment for purchase of property, plant and equipment	(1,628,496)	—	—	(1,234,406)	—	(2,862,902)
Proceeds from disposal of property, plant and equipment	—	—	—	10,890	—	10,890
Payment for purchase of intangible assets	(142,654)	—	—	(54,505)	—	(197,159)
Payment for acquisition of a subsidiary, net of cash acquired	—	—	—	(2,929,533)	—	(2,929,533)
Increase in amount due from a shareholder	—	—	—	(4,182)	—	(4,182)
Interest received	9,906	198	120	(2,181)	—	8,043
Net cash (used in)/generated from investing activities	(1,761,244)	198	120	(4,213,917)	—	(5,974,843)

Financing activities
Capital element of lease rentals paid	(488,687)	—	—	(122,239)	—	(610,926)
Interest element of lease rentals paid	—	—	—	(49,400)	—	(49,400)
Interest paid	—	—	—	(654)	—	(654)
Proceeds from issuance of convertible securities	12,499,363	—	—	—	—	12,499,363
Increase/(decrease) in amounts due to shareholders	(33,473)	—	—	37,950	—	4,477
Net cash generated from/(used in) financing activities	11,977,203	—	—	(134,343)	—	11,842,860
Net (decrease)/increase in cash and cash equivalents	(358,942)	1,951	(1,931)	1,621,859	1,725,369	2,988,306
Cash and cash equivalents at the beginning of the year	10,010,288	481,044	41,784	988,389	—	11,521,505
Effect of foreign exchange rate changes	—	(2,011)	3,495	(21,415)	—	(19,931)
Cash and cash equivalents at the end of the year	9,651,346	480,984	43,348	2,588,833	1,725,369	14,489,880

	For the year ended December 31, 2019
	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	WFOE Adjustment $	VIE Adjustment $	Intercompany Elimination $	Other Adjustment (note (e)) $	Prenetics Group $
Revenue	4,607,112	—	—	4,866,669	—	—	(452,826)	212,134	9,233,089
Direct costs	(3,904,928)	—	—	(2,686,800)	—	—	85,936	(12,003)	(6,517,795)
Gross profit	702,184	—	—	2,179,869	—	—	(366,890)	200,131	2,715,294
Other income and other net gains/(losses)	50,076	—	—	649,560	—	—	(697,192)	673	3,117
Share of loss of a joint venture	—	—	(2,576,842)	—	—	—	—	—	(2,576,842)
Selling and distribution expenses	(2,583,820)	—	—	(2,186,151)	—	—	—	—	(4,769,971)
Research and development expenses	(2,981,893)	—	—	—	—	—	—	(7,865)	(2,989,758)
Administrative and other operating expenses	(8,672,872)	—	—	(4,725,038)	—	—	211,394	1,391	(13,185,125)
Loss from operations	(13,486,325)	—	(2,576,842)	(4,081,760)	—	—	(852,688)	194,330	(20,803,285)
Finance costs	(44,165)	—	—	(5,283)	—	—	—	(19,942)	(69,390)
Loss before taxation	(13,530,490)	—	(2,576,842)	(4,087,043)	—	—	(852,688)	174,388	(20,872,675)
Income tax credit	—	—	—	64,156	—	—	—	613,318	677,474
Loss for the year	(13,530,490)	—	(2,576,842)	(4,022,887)	—	—	(852,688)	787,706	(20,195,201)
Other comprehensive income for the year
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translation of:
– financial statements of subsidiaries and joint venture outside Hong Kong	—	—	—	—	—	—	—	154,055	154,055
Total comprehensive income for the year	(13,530,490)	—	(2,576,842)	(4,022,887)	—	—	(852,688)	941,761	(20,041,146)

	December 31, 2019
	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	WFOE Adjustment $	VIE Adjustment $	Intercompany Elimination $	Other Adjustment (note (e)) $	Prenetics Group $
Assets
Property, plant and equipment	1,765,460	—	—	69,988	—	—	—	275,396	2,110,844
Intangible assets	305,225	—	—	—	—	—	—	5,965,052	6,270,277
Goodwill	—	—	—	—	—	—	—	3,854,199	3,854,199
Interest in joint venture	—	—	1,659,923	—	—	—	—	—	1,659,923
Investment in subsidiaries	10,007,251	—	—	3	—	—	(7,254)	(10,000,000)	—
Investment in WFOE	500,000	—	—	—	(500,000)	—	—	—	—
Investment in VIE (note (a))	43,940	—	—	—	—	(43,940)	—	—	—
Deferred tax assets	—	—	—	71,528	—	—	—	(71,528)	—
Other non-current assets	4,521,888	—	—	11,864	—	—	(4,372,747)	—	161,005
Non-current assets	17,143,764	—	1,659,923	153,383	(500,000)	(43,940)	(4,380,001)	23,119	14,056,248
Inventories	529,146	—	—	392,015	—	—	(373,307)	—	547,854
Trade receivables	2,491,421	—	—	400,888	—	—	—	—	2,892,309
Deposits and prepayments	169,993	1,299	—	122,772	—	—	—	—	294,064
Other receivables (note (b)/(d))	4,433,914	—	—	11,509	—	(4,372,746)	—	—	72,677
Amount due from a shareholder	—	—	—	101,997	—	—	—	—	101,997
Amount due from WFOE	—	9,471	—	—	(9,471)	—	—	—	—
Amounts due from subsidiaries	2,897,174	—	—	294,599	—	—	(3,191,775)	2	—
Amount due from a joint venture	199,687	—	—	—	—	—	—	—	199,687
Cash and cash equivalents	10,010,288	481,044	41,784	988,389	—	—	—	—	11,521,505
Current assets	20,731,623	491,814	41,784	2,312,169	(9,471)	(4,372,746)	(3,565,082)	2	15,630,093
Total assets	37,875,387	491,814	1,701,707	2,465,552	(509,471)	(4,416,686)	(7,945,083)	23,121	29,686,341
Liabilities
Lease liabilities	588,228	—	—	—	—	—	—	186,999	775,227
Amount due to shareholders	31,012	—	—	124,320	—	—	—	—	155,332
Other non-current liabilities (note (c)/(d))	—	—	4,173,750	—	—	(4,173,750)	—	—	—
Non-current liabilities	619,240	—	4,173,750	124,320	—	(4,173,750)	—	186,999	930,559
Trade payables	2,101,611	—	—	659,231	—	—	—	—	2,760,842
Accrued expenses and other current liabilities	2,289,897	50	50	835,111	—	—	—	(129,751)	2,995,357
Amounts due to shareholders	22,127	—	—	—	—	—	—	—	22,127
Amount due to WFOE	8,348	1,013	—	—	(9,361)	—	—	—	—
Amounts due to subsidiaries	284,749	—	—	7,286,193	—	—	(7,570,941)	(1)	—
Contract liabilities	4,643,296	—	—	511,443	—	—	—	414,265	5,569,004
Lease liabilities	443,209	—	—	—	—	—	—	112,537	555,746
Current liabilities	9,793,237	1,063	50	9,291,978	(9,361)	—	(7,570,941)	397,050	11,903,076
Total liabilities	10,412,477	1,063	4,173,800	9,416,298	(9,361)	(4,173,750)	(7,570,941)	584,049	12,833,635
Equity
Share capital (note (a))	45,691,346	480,231	43,940	107,672	(480,231)	(43,940)	41	(107,713)	45,691,346
Reserves (note (d))	(18,228,436)	10,520	(2,516,033)	(7,058,418)	(19,879)	(198,996)	(374,183)	(400,005)	(28,785,430)
Total equity/(equity deficiency) attributable to equity shareholders of the Company	27,462,910	490,751	(2,472,093)	(6,950,746)	(500,110)	(242,936)	(374,142)	(507,718)	16,905,916
Non-controlling interests	—	—	—	—	—	—	—	(53,210)	(53,210)
Total equity/(equity deficiency)	27,462,910	490,751	(2,472,093)	(6,950,746)	(500,110)	(242,936)	(374,142)	(560,928)	16,852,706
Total equity and liabilities	37,875,387	491,814	1,701,707	2,465,552	(509,471)	(4,416,686)	(7,945,083)	23,121	29,686,341
Note (a): The adjustment represented the elimination of the initial investment costs and share capital in relation to VIE upon consolidation.
Note (b): Prenetics HK provided a loan in the amount of USD4,372,746 to HK Borrower, an indirect wholly owned subsidiary of the China Investor for the purposes of its working capital needs in Hong Kong. The balance was recognised as other receivables in Prenetics HK. Please refer to note (d) for details of the respective consolidation adjustment on this balance.

Note (c): The VIE Entity drew a loan in the amount of RMB29,250,000 from PRC Lender, a wholly owned subsidiary of the China Investor to fulfill funding obligation in respect of the China Investment. In the opinion of our PRC legal counsel, the loan was in compliance with the PRC laws and regulations. The balance was recognised as other non-current liabilities in the VIE Entity. Please refer to note (d) for details of the respective consolidation adjustment on this balance.
Note (d): The transactions described in Notes (b) and (c) were two loans and separated from each other. However, given these loans were related to Prenetics HK’s capital contribution to the VIE Entity, the related balances were eliminated upon consolidation in Prenetics Group’s consolidated statements of financial position. The difference between the two transactions in Notes (b) and (c) represented RMB and USD translation difference between historical transaction rate and year end closing rate.
Note (e): Other adjustment primarily represented (i) the recognition of goodwill and intangible assets arising from acquisition of EMEA, related deferred tax impact and amortization of intangible assets for subsequent periods, (ii) subsidiaries’ adjustments on reversal of deferred tax assets recognized on tax loss, (iii) recognition of non-controlling interests at consolidation level, (iv) reclassification on account presentation and (v) translation differences.
	For the year ended December 31, 2019
	Prenetics HK $	WFOE $	VIE $	Other Subsidiaries $	Consolidation Adjustment $	Prenetics Group $
Operating activities
Cash (used in)/generated from operations	(7,389,035)	(9,707)	4,173,800	1,187,152	198,996	(1,838,794)
Income tax paid	—	—	—	(44,316)	—	(44,316)
Net cash (used in)/generated from operating activities	(7,389,035)	(9,707)	4,173,800	1,142,836	198,996	(1,883,110)
Investing activities
Payment for purchase of property, plant and equipment	(201,083)	—	—	(58,095)	—	(259,178)
Payment for purchase of intangible assets	(114,680)	—	—	—	—	(114,680)
Increase in amount due from a shareholder	—	—	—	(3,077)	—	(3,077)
Investment in joint venture	—	—	(4,236,765)	—	—	(4,236,765)
Proceeds from partial disposal of a subsidiary without loss of control	—	—	—	1	—	1
Interest received	15,112	—	—	394	—	15,506
Payment for acquisition of subsidiaries	(551,184)	—	—	—	551,184	—
Net cash (used in)/generated from investing activities	(851,835)	—	(4,236,765)	(60,777)	551,184	(4,598,193)
Financing activities
Capital element of lease rentals paid	(391,883)	—	—	(111,702)	—	(503,585)
Interest element of lease rentals paid	(44,165)	—	—	(19,942)	—	(64,107)
Interest paid	—	—	—	(5,283)	—	(5,283)
Increase in amounts due to shareholders	—	—	—	3,836	—	3,836
Contribution received from parent	—	500,000	43,940	7,244	(551,184)	—
Net cash (used in)/generated from financing activities	(436,048)	500,000	43,940	(125,847)	(551,184)	(569,139)
Net (decrease)/increase in cash and cash equivalents	(8,676,918)	490,293	(19,025)	956,212	198,996	(7,050,442)
Cash and cash equivalents at the beginning of the year	18,687,206	—	—	94,667	—	18,781,873
Effect of foreign exchange rate changes	—	(9,249)	60,809	(62,490)	(198,996)	(209,926)
Cash and cash equivalents at the end of the year	10,010,288	481,044	41,784	988,389	—	11,521,505

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial data (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination Agreement (the “Business Combination”). The Business Combination will be accounted for following the principles of a reverse acquisition in accordance with IFRS as issued by the IASB. Under this method of accounting, Artisan will be treated as the “acquired” company for financial reporting purposes. The Business Combination, which is not within the scope of IFRS 3 since Artisan does not meet the definition of a business in accordance with IFRS 3, is accounted for as a share-based payment transaction within the scope of IFRS 2. The net assets of Prenetics will be stated at their pre-combination carrying amounts, with no goodwill or other intangible assets recorded. Any excess of the fair value of consideration transferred to Artisan’s shareholders over the fair value of Artisan’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
The summary unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives effect to the Transactions as if they had occurred on December 31, 2021. The summary unaudited pro forma condensed combined statement of operations for the period ended December 31, 2021 gives effect to the Transactions as if they had occurred on January 1, 2021.
The Summary Pro Forma Information has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section titled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of Artisan and Prenetics for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what Artisan’s financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of Prenetics following the Business Combination.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:
•
Assuming No Redemptions:   This presentation assumes that no Artisan Public Shareholders elect to have their Artisan Public Shares redeemed for cash in connection with the Business Combination as permitted by the Artisan Articles and there are no Dissenting Artisan Shares.

•
Assuming Maximum Redemptions:   This presentation assumes that 25,938,100 Artisan Public Shares are redeemed for aggregate redemption payments of $259,381,000, assuming a $10.00 per share Redemption Price and based on funds in the trust account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing, that, at the Closing, the cash proceeds from the trust account established for the purpose of holding the net proceeds of Artisan’s initial public offering, plus cash proceeds from the PIPE Investments, plus cash proceeds under the Forward Purchase Agreements, plus any amount raised pursuant to permitted equity financings prior to closing of the Acquisition Merger in the aggregate equaling no less than $200,000,000. As the Artisan initial shareholders waived their redemption rights, only redemptions by Artisan Public Shareholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

	Pro Forma Combined
(in thousands, except share and per share amounts)	Assuming No Redemptions	Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Statement of Profit or Loss Data For the Period Ended December 31, 2021
Loss for the period	$(142,726)	$(145,061)
Basic and diluted net loss per share, PubCo Class A ordinary shares	$(1.03)	$(1.29)
Basic and diluted weighted average shares outstanding, PubCo Class A ordinary shares	128,939,186	103,001,086
Basic and diluted net loss per share, PubCo Class B ordinary shares	$(1.03)	$(1.29)
Basic and diluted weighted average shares outstanding, PubCo Class B ordinary shares	9,878,983	9,878,983
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data As of December 31, 2021
Total assets	$585,000	$325,619
Total liabilities	$70,689	$70,689
Total equity	$514,311	$254,930

COMPARATIVE PER SHARE INFORMATION
The following table sets forth summary historical comparative share information for Artisan and Prenetics and unaudited pro forma condensed combined per share information of the combined company after giving effect to the Business Combination, assuming two redemption scenarios as follows:
•
Assuming No Redemptions:   This presentation assumes that no Artisan Public Shareholders elect to have their Artisan Public Shares redeemed for cash in connection with the Business Combination as permitted by the Artisan Articles and there are no Dissenting Artisan Shares.

•
Assuming Maximum Redemptions:   This presentation assumes that 25,938,100 Artisan Public Shares are redeemed for aggregate redemption payments of $259,381,000, assuming a $10.00 per share Redemption Price and based on funds in the trust account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing, that, at the Closing, the cash proceeds from the trust account established for the purpose of holding the net proceeds of Artisan’s initial public offering, plus cash proceeds from the PIPE Investments, plus cash proceeds under the Forward Purchase Agreements, plus any amount raised pursuant to permitted equity financings prior to closing of the Acquisition Merger in the aggregate equaling no less than 200,000,000. As the Artisan initial shareholders waived their redemption rights, only redemptions by Artisan Public Shareholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

If the actual facts differ from these assumptions, these numbers will be different.
The unaudited pro forma book value information as of December 31, 2021 gives effect to the Business Combination as if it had occurred on December 31, 2021. The net loss per share and weighted average shares outstanding information reflect the Business Combination as if it had occurred on January 1, 2021.
This information is only a summary and should be read together with the summary historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of Artisan and Prenetics and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of Artisan and Prenetics is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/consent solicitation statement/prospectus.
The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Business Combination.
The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the net income per share would have been had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of PubCo would have been had the companies been combined during the periods indicated.

	Historical			Pro Forma Combined(5)
	Artisan		Prenetics	Assuming No Redemption		Assuming Maximum Redemption
	Class A Shares	Class B Shares	Ordinary Shares	Class A Shares	Class B Shares	Class A Shares	Class B Shares
As of and For the Period Ended December 31, 2021(6)
Book value per share(1)(2)(3)	N/A(1)	$(2.71)	$(22.41)	$3.70	$3.70	$2.26	$2.26
Net loss per share – basic and diluted	$(0.10)	$(0.10)	$(6.47)	$(1.03)	$(1.03)	$(1.29)	$(1.29)
Prenetics Shareholders				73,021,393	9,878,983	73,021,393	9,878,983
Artisan Public Shareholders				33,934,235	—	7,996,135	—
Sponsor and certain Artisan directors(4)				9,233,558	—	9,233,558	—
PIPE investors				6,000,000	—	6,000,000	—
Forward Purchase Investors(4)				6,750,000	—	6,750,000	—
Weighted average shares outstanding – basic and diluted	23,119,071	9,597,539	14,543,817	128,939,186	9,878,983	103,001,086	9,878,983

(1)
The historical book value per share for Artisan is calculated by dividing total shareholders’ deficit, excluding shares subject to possible redemption, by the number of non-redeemable Class B ordinary shares outstanding at the end of the period.

(2)
The historical book value per share for Prenetics is calculated by dividing total shareholders’ deficit, by the number of ordinary shares outstanding at the end of the period.

(3)
The pro forma book value per share for PubCo is calculated by dividing total shareholders’ equity by the number of Class A and Class B ordinary shares outstanding at the end of the period. As such, book value per share for PubCo is presented the same for Class A and Class B ordinary shares.

(4)
The share amounts reflect the transfer of 750,000 Founder Shares of Artisan from the Sponsor to the Forward Purchase Investors in connection with the Forward Purchase Agreements. These Founder Shares were subsequently converted into Class A ordinary shares of PubCo upon completion of the Business Combination and are included in the total Class A ordinary shares owned by the Forward Purchase Investors.

(5)
The share amounts do not take into account (i) public warrants and private placement warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter and (ii) any outstanding Prenetics RSUs, vested or unvested, that were assumed by PubCo upon the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, the share amounts and percentage ownership numbers set forth above will be different.

(6)
Historical financial data of Prenetics is as of and for the period ended September 30, 2021. For pro forma and historical financial data purposes, the period ended September 30, 2021 is presented as a twelve month period which includes the three months ended December 31, 2020 combined with the nine months ended September 30, 2021. See section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus includes statements that express Artisan’s, PubCo’s and Prenetics’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding Artisan’s, PubCo’s and Prenetics’ intentions, beliefs or current expectations concerning, among other things, the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which Prenetics Group operates as well as any information concerning possible or assumed future results of operations of the combined company after the consummation of the Business Combination. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Artisan, Prenetics Group and PubCo. Factors that may impact such forward-looking statements include:
•
Changes in applicable laws or regulations, or the application thereof to Prenetics or Prenetics HK, including, without limitation, changes in PRC laws and regulations that currently do not apply to Prenetics or Prenetics HK but may become applicable to a company such as Prenetics or Prenetics HK;

•
Developments related to the COVID-19 pandemic, including, among others, with respect to stay-at-home orders, social distancing measures, the success of vaccine rollouts, numbers of COVID-19 cases and the occurrence of new COVID-19 strains;

•
The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which Prenetics Group operates;

•
Prenetics Group’s ability to successfully compete in highly competitive industries and markets;

•
Prenetics Group’s ability to continue to adjust its offerings to meet market demand, attract customers to choose its products and services and grow its ecosystem;

•
Political instability in the jurisdictions in which Prenetics Group operates;

•
The overall economic environment and general market and economic conditions in the jurisdictions in which Prenetics Group operates;

•
Prenetics Group’s ability to execute its strategies, manage growth and maintain its corporate culture as it grows;

•
Prenetics Group’s anticipated investments in new products, services, collaboration arrangements, technologies and strategic acquisitions, and the effect of these investments on its results of operations;

•
Prenetics Group’s ability to develop and protect intellectual property;

•
Changes in the need for capital and the availability of financing and capital to fund these needs;

•
Anticipated technology trends and developments and Prenetics Group’s ability to address those trends and developments with its products and services;

•
The safety, affordability, convenience and breadth of Prenetics Group’s products and services;

•
Man-made or natural disasters, health epidemics, and other outbreaks including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect Prenetics Group’s business or assets;

•
The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

•
Exchange rate fluctuations;

•
Changes in interest rates or rates of inflation;

•
Legal, regulatory and other proceedings;

•
The number and percentage of Artisan shareholders voting against the Business Combination Proposal, the Initial Merger Proposal and/or seeking redemption;

•
The occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•
PubCo’s ability to initially list, and once listed, maintain the listing of its securities on NASDAQ following the Business Combination; and

•
The results of future financing efforts.

The forward-looking statements contained in this proxy statement/prospectus are based on Artisan’s, Prenetics’ and PubCo’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and PubCo. There can be no assurance that future developments affecting Artisan, PubCo and/or Prenetics will be those that Artisan, Prenetics or PubCo has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either Artisan’s, PubCo’s or Prenetics’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Artisan, Prenetics and PubCo will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before a shareholder grants its proxy, instructs how its vote should be cast or votes on the Business Combination Proposal, the Initial Merger Proposal or the Adjournment Proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect Artisan, PubCo and/or Prenetics.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Certain of the following risk factors apply to the business and operations of Prenetics Group and will also apply to the business and operations of PubCo following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of PubCo following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by PubCo, Artisan and Prenetics, which later may prove to be incorrect or incomplete. PubCo, Artisan and Prenetics may face additional risks and uncertainties that are not presently known to them, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party.
Risks Relating to Prenetics Group’s Business
Risks Relating to Doing Business in Hong Kong
The business, financial condition and results of operations of Prenetics Group, and/or the value of PubCo’s securities or PubCo’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Prenetics Group. In that case, Prenetics Group may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
Prenetics Group currently owns three subsidiaries incorporated under the laws of the PRC with no business operations. Two of these subsidiaries are inactive and the third subsidiary historically held a minority interest in a genomics business in mainland China (the “China Investment”) through a series of contractual arrangements with a PRC domestic company (the “VIE Entity”). For the years ended December 31, 2019 and December 31, 2020 and the nine months ended on September 30, 2021, Prenetics Group generated all of its revenue from its businesses outside of mainland China, and for the financial year ended December 31, 2020, Prenetics Group assessed the recoverable amount of its equity interest in the China Investment and based on such assessment, the carrying amount of the interest in the China Investment was written down to its recoverable amount of nil, which was determined based on the value in use. On November 26, 2021, each of the agreements governing the VIE Entity was terminated with immediate effect. Moreover, Prenetics Group does not sell any testing products in mainland China or solicit any customer or collect, host or manage any customer’s personal data in mainland China. Nor does Prenetics Group have access to any personal data of any customer in mainland China that is collected, hosted or managed by the China Investment. Accordingly, Prenetics Group believes that the laws and regulations of the PRC including the recent developments in cybersecurity laws and regulations of the PRC, do not currently have any material impact on Prenetics Group’s business, financial condition and results of operations or the listing of PubCo’s securities, notwithstanding the fact that Prenetics Group has substantial operations in Hong Kong, a special administrative region of the PRC.
Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law, including the enacted version of

PRC Data Security Law, the Measures for Cybersecurity Review (“Review Measures”) issued by the CAC, and the PRC Personal Information Protection Law, do not apply in Hong Kong.
If certain PRC laws and regulations were to become applicable in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on Prenetics Group’s business, financial condition and results of operations and PubCo’s ability to offer or continue to offer securities to investors, any of which may cause the value of PubCo’s securities to significantly decline or become worthless. In addition, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to Prenetics Group’s business, it may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.
The PRC government has significant oversight, discretion and control over the manner in which companies incorporated under the laws of PRC must conduct their business activities, but as Prenetics Group operates in Hong Kong and not mainland China, the PRC government currectly does not exert direct oversight and discretion over the manner in which Prenetics Group conducts its business activities. However, there is no guarantee that the PRC government will not seek to intervene or influence Prenetics Group’s operations at any time. If Prenetics Group were to become subject to such oversight, discretion or control, including over overseas offerings of securities and/or foreign investments, it may result in a material adverse change in Prenetics Group’s operations, significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or be worthless, which would materially affect the interests of the investors.
Prenetics Group currently does not have any business operations in mainland China or generate revenues from any businesses in mainland China. Historically, Prenetics Group held a minority interest in a genomics business in mainland China through a VIE Entity, but on November 26, 2021, each of the agreements governing the VIE Entity was terminated with immediate effect. Accordingly, Prenetics Group believes that the laws and regulations of the PRC do not currently have any material impact on Prenetics Group’s business operations, and the PRC government does not currently exert direct influence or intervention over the manner in which Prenetics Group conducts its business. However, because of Prenetics Group’s substantial operations in Hong Kong and given the Chinese government’s significant oversight authority over the conduct of business in Hong Kong generally, there is no guarantee that Prenetics Group will not be subject to such direct influence or intervention in the future due to changes in laws or other unforeseeable reasons. There is always a risk that the Chinese government may, in the future, seek to affect operations of any company with any level of operations in mainland China or Hong Kong, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. See “— The business, financial condition and results of operations of Prenetics Group, and/or the value of PubCo’s securities or PubCo’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Prenetics Group.” There also can be no assurance that the PRC government will not intervene or impose restrictions on Prenetics Group’s ability to transfer or distribute cash within its organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect its business. See “Selected Historical Financial Data of Prenetics” for the condensed consolidating schedules for Prenetics, Prenetics HK, WFOE, the VIE Entity and other subsidiaries of Prenetics Group, respectively, starting on page 47 of this proxy statement/prospectus.
The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little or no advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistencies, the enforcement of which involves uncertainties.
If Prenetics Group were to become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in Prenetics Group’s operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices and value of

PubCo’s securities could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of Prenetics Group’s actual operating performance. There can be no assurance that the PRC government will not intervene in or influence Prenetics Group’s current or future operations at any time.
The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Based on the advice of outside PRC counsel, DaHui Lawyers, Prenetics Group believes that it is currently not required to obtain any permission or approval from the CSRC, CAC or any other PRC governmental authority to operate its business or to list its securities on a U.S. securities exchange or issue securities to foreign investors.
With respect to the issuance of securities to foreign investors, the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (“M&A Rules”) include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.
The Review Measures have come into effect on February 15, 2022. The Review Measures stipulate that cybersecurity review is mandatory where a network platform operator that has personal information of more than one million users seeks to list overseas. As advised by Prenetics Group’s outside PRC counsel, DaHui Lawyers, the offering of PubCo’s securities is not subject to the foregoing cybersecurity review. That said, the Review Measures provide CAC and relevant authorities certain discretion to initiate cybersecurity review where any network product or service or any data handling activity is considered to affect or may affect national security, which may lead to uncertainties in relation to the Review Measures’ impact on Prenetics Group’s operations or the offering of PubCo’s securities.
Further, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down on Illegal Securities Activities in accordance with the Law (“Opinions”). These Opinions have laid the groundwork for strengthening the Chinese government’s monitoring of illegal securities activities in China and the supervision of overseas listings by China-based companies. The Opinions generally provide that existing laws and regulations regarding data security, cross-border data transmission, and the protection of classified information should be further supplemented, and that the PRC government will seek to deepen its cross-border audit supervision cooperation with the regulatory bodies in other countries in law-based and reciprocal manner. As of the date of this proxy statement/prospectus, official guidance and related implementation rules that elaborate on the general provisions of the Opinions have not yet been issued, and therefore how to interpret the Opinions remain unclear at this stage. In their current form, the Opinions are too general to be implemented at their current stage, and no specific procedures or approvals are expressly specified or implicated that would need to be carried out by Prenetics in advance of PubCo’s proposed listing.
Based on its understanding of the current PRC laws and regulations, outside PRC counsel, DaHui Lawyers, has advised that Prenetics is not required to obtain any prior permission under the M&A Rules or the Opinions from any PRC governmental authorities (including the CSRC) for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like Prenetics are subject to the M&A Rules; and (b) Prenetics is not controlled by PRC companies or individuals nor formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies. In addition, the offering of PubCo’s securities is not subject to the mandatory cybersecurity review under the Review Measures.
However, there is no guarantee that this will continue to be the case in relation to the continued listing of PubCo’s securities on a securities exchange outside of the PRC, or even if such permission is required and obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas (including those by issuers whose primary operations are in Hong Kong) and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors and cause the value of PubCo’s securities to significantly decline or be worthless.
Implementation of the National Security Law in Hong Kong involves uncertainty, and the recent policy pronouncements by the PRC government regarding business activities of U.S.-listed Chinese businesses may negatively impact Prenetics Group’s existing and future operations in Hong Kong.
On June 30, 2020, China’s top legislature unanimously passed a new National Security Law for Hong Kong. Similar to other PRC laws and regulations, the interpretation of the National Security Law involves a degree of uncertainty.
Recently, the Chinese government announced that it would step up supervision of overseas listed Chinese businesses. Under the new measures, China will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several U.S.-listed tech companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the National Security Law) are expected to apply to mainland Chinese businesses, rather than businesses in Hong Kong which operate under a different set of laws from mainland China. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong.
Prenetics Group is a major diagnostics and genetic testing products and services provider with operations across nine locations, including the U.K., Hong Kong, India, South Africa and Southeast Asia. Although none of its business activities appears to be within the current targeted areas of concern by the PRC government, given the PRC government’s significant oversight over the conduct of business operations in mainland China and in Hong Kong, and in light of China’s recent extension of authority not only in mainland China but into Hong Kong, there are risks and uncertainties which Prenetics cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. For example, the PRC government may pressure the government of Hong Kong to enact similar laws and regulations to those in mainland China, which may seek to exert control over offerings conducted overseas by Hong Kong companies.
If any or all of the foregoing were to occur, it could lead to a material adverse change in Prenetics Group’s operations and limit or hinder PubCo’s ability to offer securities to overseas investors or remain listed in the U.S., which could cause the value of PubCo’s shares to significantly decline or become worthless.
PubCo’s securities may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act. The delisting or the cessation of trading “over-the-counter” of PubCo’s securities, or the threat of their being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, the inability of the PCAOB to conduct full inspections or investigations of Prenetics’ auditor deprives PubCo’s investors of the benefits of such inspections or investigations.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over the counter trading market in the United States.
Prenetics’ auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since Prenetics’ auditor is located in Hong Kong, it is included on a list of audit firms the PCAOB determined it is unable to inspect or investigate completely because of a position taken by one or more authorities in Hong Kong, and is therefore subject to the PCAOB’s determination and currently not inspected by the PCAOB.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. PubCo would be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.
In May 2021, the PCAOB issued a proposed rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, for public comment. The proposed rule is related to the PCAOB’s responsibilities under the HFCA Act, which would establish a framework for the PCAOB to use when determining whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCA Act, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. If Prenetics is identified as a Commission-Identified Issuer and has a “non-inspection” year, there is no assurance that it will be able to take remedial measures in a timely manner. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in such jurisdictions.
On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would amend the HFCA Act and reduce the number of consecutive non-inspection years required for triggering the listing and trading prohibitions under the HFCA Act from three years to two years.
The SEC may propose additional rules or guidance that could impact Prenetics Group or PubCo if its auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.
The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCA Act. There could be additional regulatory or legislative requirements or guidance that could impact Prenetics Group if its auditor is not subject to PCAOB inspection. The implications of this possible regulation or guidance in addition to the requirements of the HFCA Act are uncertain, and such uncertainty could cause the market price of PubCo’s securities to be materially and adversely affected.
Since the PCAOB is unable to conduct inspections or full investigations of Prenetics’ auditor, PubCo could be delisted and its securities could be prohibited from being traded “over-the-counter” if it is identified as a Commission-Identified Issuer for three consecutive years. Such a delisting would substantially impair your ability to sell or purchase PubCo’s securities when you wish to do so, and the risk and uncertainty associated with a potential delisting could have a negative impact on the price of PubCo’s securities. Also, such a delisting could significantly affect PubCo’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on PubCo’s business, financial condition and prospects.
Inspections of other audit firms that the PCAOB has conducted outside the PRC have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of Prenetics’ auditor, Prenetics and investors in PubCo’s securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would make it more difficult to evaluate the effectiveness of Prenetics’ independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of Prenetics’ financial statements.
Prenetics Group may be affected by the currency peg system in Hong Kong and other exchange rate fluctuations.
Prenetics Group’s functional currency is Hong Kong dollars. Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.79 to US$1.00. There is no assurance that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of Prenetics Group’s expenditures denominated in foreign currencies may increase. This would in turn adversely affect the operations and profitability of its business.
In addition, a substantial portion of Prenetics Group’s transactions are denominated in pounds sterling, and Prenetics Group receives payments and incurs a portion of its expenses in pounds sterling. As a result, fluctuations in exchange rates, particularly between the pound sterling on the one hand and the Hong Kong dollar on the other hand, may adversely affect Prenetics Group’s reported results of operations and cash flows. Since the Brexit, there has been a significant increase in the volatility of these exchange rates and an overall weakening of the pound sterling. Any prolonged weakening of the pound sterling against the Hong Kong dollars could adversely affect Prenetics Group’s business, financial condition and results of operations.
Increases in labor costs may adversely affect Prenetics Group’s business and results of operations.
The economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, Prenetics Group is required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of its employees. Prenetics Group expects that its labor costs, including wages and employee benefits, will continue to increase. Increasing labor costs could materially and adversely affect Prenetics Group’s financial condition and results of operations.
Unfavorable economic and political conditions in Hong Kong and other parts of Asia could materially and adversely affect Prenetics Group’s business, financial condition, and results of operations.
Like many other companies that operate in Asia, Prenetics Group’s business will be materially affected by economic and political conditions in Asia, which could be negatively impacted by many factors beyond Prenetics Group’s control, such as inability to access capital markets, control of foreign exchange, changes in exchange rates, rising interest rates or inflation, slowing or negative growth rate, government involvement in allocation of resources, inability to meet financial commitments in a timely manner, terrorism, political uncertainty, epidemic or pandemic, civil unrest, fiscal or other economic policy of governments, and the timing and nature of any regulatory reform. The recent geo-political uncertainties may also give rise to uncertainties in global economic conditions and adversely affect general investor confidence. The global spread of COVID-19 in a significant number of countries around the world and the traveling restrictions due to COVID-19 have resulted in, and may intensify, global economic distress, and the extent to which it may affect Prenetics Group’s business and results of operations will depend on the Prenetics Group’s future developments, which are highly uncertain and cannot be predicted.

Political unrest such as protests or demonstrations could disrupt economic activities and adversely affect Prenetics Group’s business. The unrest in Hong Kong in recent years led to a decrease in inbound tourism to Hong Kong, decreased consumer spending and an overall negative impact on Hong Kong’s economy. There can be no assurance that these protests and other economic, social, or political unrest in the future will not have a material adverse effect on Prenetics Group’s financial conditions and results of operations.
Key Risks Relating to Prenetics Group’s Business
A significant portion of Prenetics Group’s historical revenue was, and its near-term revenue will be generated, from its COVID-19 testing services, the demand for which may be substantially reduced with the production and widely administered use of an efficacious vaccine or treatment for COVID-19, and failure of Prenetics Group to derive significant revenue from other products and services and expand its overall customer base would harm its business and results of operation.
Prenetics Group generated a total revenue of approximately $65.2 million for the year ended December 31, 2020, the year in which its COVID-19 testing services were established, out of which $50.9 million was generated from its Diagnostics segment, which primarily comprises of COVID-19 testing services under Project Screen. Prenetics Group expects that revenue generated from its COVID-19 testing services will continue to account for a significant portion of its revenue in the near term. Meanwhile, Prenetics Group also anticipates that the demand for COVID-19 testing services may be substantially reduced with the production and widely administered use of efficacious vaccines and other therapeutic treatment for COVID-19. Therefore, the ability of Prenetics Group to execute its growth strategies and achieve and maintain profitability will depend upon not only the continued market needs of its COVID-19 testing services but also its success in deriving significant revenue from other products and services.
Although Prenetics Group currently has a substantial number of existing customers and new institutional customers with whom it is actively negotiating contracts for COVID-19 testing, it faces intense competition from diagnostic testing companies as well as producers and developers of COVID-19 vaccines and therapeutic treatments, which could reduce the demand for COVID-19 testing. Prenetics Group may lose existing and future customers to competitors if those competitors produce more competitive products with higher testing accuracy or which are more affordable or easier to use, and its overall marketing opportunities may lessen if COVID-19 vaccines are widely adopted and distributed. If Prenetics Group is unable to launch new products successfully and expand its overall customer base, its business and results of operations will be materially and adversely affected.
The diagnostic testing market, particularly with respect to COVID-19 testing, is highly competitive, and many of Prenetics Group’s competitors are larger, better established and have greater financial and other resources.
The diagnostic testing market, particularly with respect to COVID-19 testing, is highly competitive and Prenetics Group faces and expects ongoing substantial competition from different sources, including from diagnostic test manufacturers and producers, and development of vaccines and other therapeutic treatments, which could reduce the demand for COVID-19 testing. Prenetics Group believes that its ability to compete in the diagnostic testing market depends upon a variety factors such as product quality, accuracy of testing, timeliness of testing results, convenience and ease of use, underlying technology, price, customer and user experience, and certain additional factors that are beyond Prenetics Group’s control, including:
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ability to develop and commercialize products and meet consumer demand;

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support from evidence of clinical performance;

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ability to obtain and maintain required regulatory approvals;

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level of patent protection;

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ability to achieve economies of scale by lowering production cost;

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pricing level;

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access to adequate capital; and

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ability to attract and retain qualified personnel.

In terms of its diagnostic testing business, Prenetics Group faces ongoing intense competition from different sources, including from manufacturers and producers of diagnostic tests, vaccines and therapeutic treatments. In diagnostic testing, we anticipate facing competition from companies that have or are developing molecular tests (including centralized laboratory and POC tests) as well as antigen and antibody tests to detect SARS-CoV-2. We also face competition from companies developing at-home influenza tests, like Ellume Limited. In addition, we face competition from companies developing a combination of COVID-19, influenza and STD tests, like Lucira Health, Inc. We face potential competition from many sources, including academic institutions, public and private research institutions and governmental agencies. Competitors with diagnostic tests include private and public companies, such as Cue Health Inc., LumiraDx Limited, BGI Group, KingMed Diagnostics (Hong Kong) Limited, Sonic Healthcare Limited, Myraid Genetics, Inc. and Invitae Corporation. Many of Prenetics Group’s current and potential competitors are significantly larger, and have substantially greater financial, scientific, manufacturing and other resources, which may allow these competitors to respond more quickly to emerging technologies, obtain regulatory approvals for their products faster, and develop and commercialize competitive products with greater functionality or at lower cost than Prenetics Group, resulting in these competitors establishing a stronger market position than Prenetics Group is able to. If Prenetics Group is unable to compete effectively, its commercial opportunity may be lost or significantly reduced and it may fail to meet its strategic objectives, and its business, financial condition and operating results could be harmed.
In addition to competition from diagnostic testing companies, there are companies developing vaccines and therapeutic treatments for COVID-19 and other infectious diseases, which could reduce the demand for diagnostic testing. As of September 25, 2021, 7 COVID-19 vaccines have been approved for use by WHO. As a result, Prenetics Group’s COVID-19 testing market opportunities may lessen or disappear in the long run if existing or future vaccines are widely distributed and become widely used.
The consumer genetic testing market is highly competitive, and many of Prenetics Group’s competitors are more established and have stronger marketing capabilities and greater financial resources, which presents a continuous threat to the success of its consumer genetic testing business.
In addition to diagnostic testing, Prenetics Group also operates a consumer genetic testing business primarily through its CircleDNA product line. Consumer genetic testing is a rapidly growing market and, the number of companies with products and technologies similar to CircleDNA continues to increase. Prenetics Group anticipates facing competition. Prenetics Group’s ability to compete depends upon a number of factors both within and beyond Prenetics Group’s control, including the following:
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quality and reliability of its solutions;

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accessibility of results;

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turnaround time of testing results;

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price;

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convenience and ease of use;

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selling and marketing efforts;

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additional value-added services and health informatics tools;

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customer service and support efforts;

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adaptability to evolving regulatory landscape;

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the ability to execute strategies to protect data privacy and build customer trust; and

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Prenetics Group’s brand recognition relative to its competitors.

Prenetics Group also faces competition from other companies attempting to enter the genetic testing market and capitalize on similar opportunities. Many of Prenetics Group’s current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and market penetration, substantially greater financial, technological, marketing and other resources than it does. These factors may allow them to be able to respond more quickly to changes in customer requirements and emerging technologies, devote greater resources to the research, development, marketing and sales of their products, and adopt more aggressive pricing policies than Prenetics Group does. As a result, Prenetics Group’s competitors may develop products or services that are similar to or that achieve greater market acceptance than its offerings, and Prenetics Group may not be able to compete effectively against these organizations.
If Prenetics Group fails to compete successfully against its current and future competitors, it may be unable to increase sales revenue and market share, improve its results of operations, or achieve profitability.
Prenetics Group’s near-term success is highly dependent on the successful launch of Circle HealthPod and the continued commercialization of its COVID-19 testing services in its target geographies. If Prenetics Group’s existing or new products are unable to attain market acceptance or be successfully commercialized in all or any of these jurisdictions, its business and future prospects could be materially and adversely affected.
Prenetics Group’s near-term success is dependent on the successful launch of Circle HealthPod, which is a rapid detection health monitoring system that was officially launched in Hong Kong on November 18, 2021. Circle HealthPod offers individuals a lab-quality molecular testing solution for COVID-19 rapid testing for professional use and home use, and is expected to continue to penetrate jurisdictions other than Hong Kong. While Circle HealthPod is currently used only for COVID-19 testing, Prenetics Group plans to enhance it to cover a range of tests traditionally conducted in clinical laboratories such as tests for influenza and certain STDs. The commercial success of Circle HealthPod and the continued success of Prenetics Group’s COVID-19 testing services in its other target geographies will depend on many factors, some of which are outside of Prenetics Group’s control, including the following:
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the timely receipt of regulatory approvals and marketing authorizations from the regulatory authorities in jurisdictions to which it plans to expand its business operations including Singapore, Malaysia, Thailand, Vietnam, the Philippines, the United States, India and South Africa, among others;

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the ability to successfully expand the testing capability of Circle HealthPod to detect other infectious diseases and accommodate additional assays in the current system;

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the ability to continue to scale up its manufacturing and commercial capabilities and improve Circle Healthpod while maintaining similar manufacturing cost and quality so that it can manufacture its testing products in sufficient capacity to meet customer requirements on quality and performance and market demand;

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the ability of its COVID-19 testing services to accurately detect different strains of SARS-CoV-2, the virus that causes COVID-19, created by genetic mutation or otherwise, such as the SARS-CoV-2 variants of concern known as the Alpha, Beta, Gamma and Delta variants or other new variants that have emerged or may emerge around the world;

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acceptance by healthcare systems and providers, governments and regulatory authorities, key opinion leaders, consumers and the overall medical community of the convenience, accuracy, sufficiency and other benefits offered by its COVID-19 testing products;

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perceptions by the public and members of the medical community as to the perceived advantages, relative cost, relative convenience and relative accuracy of its COVID-19 test kit compared to those of its competitors;

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the effectiveness of its marketing and sales efforts, including its ability to have a sufficient number of talented sales representatives to sell its testing services;

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the length of the COVID-19 pandemic and the extent to which widespread vaccinations in Hong Kong, the U.K. and elsewhere reduces demand for COVID-19 testing; and

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its ability to achieve and maintain compliance with all regulatory requirements applicable to its products in various jurisdictions, including manufacture, labeling, advertising, promotion and post-market surveillance requirements.

Although Prenetics Group has already received regulatory approval to sell COVID-19 test kits in the U.K. and the European Union, and is not required to obtain regulatory approval in Hong Kong, its test kits may not receive regulatory approvals or market authorizations due to the complexity of domestic regulatory regimes in other jurisdictions it plans to expand to, or even if Prenetics Group does receive the regulatory approvals, its test kit may not receive broad market acceptance among customers, physicians, users and others in the medical community. Prenetics Group officially launched Circle HealthPod in Hong Kong on November 18, 2021. It has commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining Emergency Use Authorization (“EUA”) from U.S. Food and Drug Administration (“FDA”) to certify Circle HealthPod for home use and professional use. Prenetics Group is also preparing to apply for European Union notified body assessment as required by European Union Directive 98/79/EC (“EU IVDD”) to certify Circle HealthPod for home use. There is no guarantee that Prenetics Group will receive approvals and marketing authorizations from the regulatory authorities in its target geographies in time or at all.
If its COVID-19 testing services and Circle HealthPod are not successfully commercialized as expected, Prenetics Group may not be able to generate sufficient revenue to become profitable, and failure to gain broad market acceptance could also have a material adverse effect on the broader commercial success of Prenetics Group’s future testing products, and on Prenetics Group’s business, operations results and financial condition.
In addition, the COVID-19 diagnostic testing market is characterized by rapid technological developments, and even if it were to gain widespread market acceptance temporarily, Prenetics Group’s COVID-19 testing services may be rendered uncompetitive or obsolete if it is unable to match any new technological advances in this market. Further, market adoption of its COVID-19 testing services and Circle HealthPod may also be materially affected by the availability and efficaciousness of vaccines or the emergence of other therapeutic treatments for COVID-19. If Prenetics Group is unable to match technological improvements in competitive products or effectively respond to the needs of its customers and users, the demand for its COVID-19 testing services and Circle HealthPod could be reduced and its revenue could be adversely affected.
Prenetics Group relies substantially on third-party contract manufacturers for the manufacturing, quality-testing, assembly and shipping of its COVID-19 test kit, Circle HealthPod and other products. Any termination of significant rights under the existing arrangements would disrupt Prenetics Group’s ability to sell and distribute its COVID-19 test kit, Circle HealthPod and other products until and unless it finds new contract manufacturers, which would materially and adversely affect its business.
Prenetics Group does not have in-house manufacturing capabilities and does not plan to develop such capacity in the foreseeable future. Prenetics Group relies substantially, and intends to continue to rely substantially on third-party contract manufacturers for the manufacturing, quality-testing, assembly and shipping of all of its existing products including Circle HealthPod.
Any variation or termination of or loss of rights under the existing manufacturing arrangements may require changes to Prenetics Group’s manufacturing plans and would harm Prenetics Group’s ability to commercialize, sell and distribute its COVID-19 test kit and Circle HealthPod, which in turn would have a material adverse effect on its business, operating results and prospects. If Prenetics Group were to lose its rights under the existing arrangements, it would be difficult for Prenetics Group to find an alternative manufacturer, which could cause significant delays for Prenetics Group to bring its products to market. Prenetics Group has also granted an exclusive license to a third-party contract manufacturer to use Prenetics Group’s intellectual property to manufacture and deliver the COVID-19 test kits to Prenetics Group, pursuant to a license agreement. Prenetics Group therefore must rely on such manufacturing agreement for COVID-19 test kits manufactured in mainland China and cannot, by itself or through a different third party, use the exclusively licensed intellectual property to develop, make, use, import, export and market the technology for such test kits in mainland China in the event such third-party contract manufacturer is unable to provide Prenetics Group with sufficient supply.
Prenetics Group needs to substantially increase the production capacity of its COVID-19 test kits and Circle HealthPod in order to achieve its near-term and long-term business development goals. If the third-party manufacturers Prenetics Group partners with are unable to increase and achieve the required or target production capacities, Prenetics Group would be unable to fulfill its actual or anticipated customer demand which would negatively impact its business, financial condition and results of operations. In addition, Prenetics Group’s inability to meet the manufacturing and production requirements could cause Prenetics Group to lose its existing customers or fail to attract new customers which would also negatively impact its business, financial condition and results of operations.
Prenetics Group has a number of pipeline products that are currently in the R&D phase, including Circle Medical, Circle SnapShot, future assays of Circle HealthPod, Circle One and F1x and Fem, and may not be successful in its efforts to develop any of these or other products into marketable products. Any failure to develop these or other products or any delay in the development could adversely affect its business and future prospects.
Prenetics Group has a number of pipeline products that are currently in the R&D stage, including Circle Medical and Circle SnapShot, which are advancement of existing diagnostic testing products, and Circle One, F1x and Fem, which are personalized care, hair and sexual health products.
For certain of Prenetics Group’s pipeline products, before obtaining approvals from regulatory authorities for the marketing and sales of these pipeline products in certain jurisdictions, Prenetics Group must complete certain registration processes with the local regulatory authorities. For example, with respect to In Vitro Diagnostic (“IVD”) testing devices, in the U.K. and the European Union, IVD devices are regulated by EU IVDD, and must comply with the essential safety, health, design and manufacturing requirements under EU IVDD. Beginning in January 1, 2021, IVD device manufacturers can also place a device by registering with the Medicines and Healthcare products Regulatory Agency (“MHRA”). Under the MHRA requirements, IVD devices must meet essential requirements including demonstrating safety and efficacy of the device and be registered with the MHRA.
Prenetics Group officially launched Circle HealthPod in Hong Kong on November 18, 2021. It has commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA to certify Circle HealthPod for home use and professional use. Prenetics Group is also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. Prenetics Group is required to carry out clinical trials and human-factor usability studies in the U.S., the U.K. and Hong Kong to demonstrate the safety and efficacy of the product to support the EUA submission. Prenetics Group cannot be certain that any clinical trials will be conducted as planned or completed on schedule, if at all, or that any of its products will be successful in clinical trials or receive regulatory approvals.
Failure of Prenetics Group to successfully complete the registration process or clinical studies could result in additional costs to Prenetics Group, delay the commercialization of its pipeline products and negatively impact Prenetics Group’s ability to generate revenue. If Prenetics Group does not receive regulatory approvals for its pipeline products, or otherwise fail to develop these products or there is any delay in the development, its business prospects will be materially and adversely affected.
In addition, even if Prenetics Group successfully develops and obtains regulatory approval for its pipeline products, Prenetics Group’s future success is dependent on its ability to then successfully commercialize new products. There is no assurance that Prenetics Group will be able to obtain adequate manufacturing supply, build a commercial organization, and commence marketing efforts before Prenetics Group generates any significant revenue from the sales of new commercial products, if ever.
Clinical trials, and verification and validation studies necessary to support a future product submission with regulatory authorities will be expensive and may require the enrollment of large numbers of subjects or the availability of a large number of test samples, and suitable subjects or samples may be difficult to identify and recruit or obtain. Delays or failures in Prenetics Group’s clinical trials will prevent it from commercializing any modified or new products and will adversely affect its business, operating results and prospects.
Prenetics Group has commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA to certify Circle

HealthPod for home use and professional use. Prenetics Group is also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. There is no guarantee that Prenetics Group will receive any such regulatory approvals. Prenetics Group is required to conduct clinical trials and usability test to demonstrate the safety and efficacy of the product. Initiating and completing clinical trials necessary to support the regulatory application will be time consuming and expensive and the outcome is uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any products Prenetics Group advances into clinical trials and verification and validation studies may not have favorable results in subsequent clinical trials or studies. In addition, Prenetics Group is also in the process of conducting clinical studies necessary to support the commercialization of ColoClear, a pipeline product for early colorectal cancer screening, in several jurisdictions other than Hong Kong.
Conducting successful clinical trials and/or studies will require the enrollment of large numbers of subjects, the success of which depends on many factors, including the nature of the trial protocol, the indication of the underlying test kit/testing device, the risks associated with the trial, the availability of appropriate clinical trial investigators and support staff, and the ability of subjects to comply with the eligibility and other enrollment criteria of the trial. Conducting successful verification and validation studies will require identification and access to a substantial number of suitable samples, as well as successful data entry, analysis, review and verification, all of which are critical to securing the success of the study session. Delay in any step of the study sessions would significantly prolong the process of collecting, logging and verifying data.
Prenetics Group’s clinical trials may also be affected by the COVID-19 pandemic. For example, potential subjects in Prenetics Group’s clinical trials may choose to not participate in clinical trials as a precaution against contracting COVID-19. Some subjects may not be able or willing to comply with clinical trial protocols if quarantines impede subject movement or interrupt healthcare services. Delays in subject enrollment or failure of subjects to continue to participate in a clinical trial may cause an increase in costs and delays in the approval and attempted commercialization of Prenetics Group’s products.
If the third parties engaged by Prenetics Group to conduct clinical trials fail to render their services as contractually required or expected, Prenetics Group may not be able to obtain regulatory approval for or commercialize its products.
Prenetics Group does not have the ability to independently conduct clinical trials that are required to obtain regulatory approvals for Prenetics Group’s certain products, and Prenetics Group must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories, to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced for any reason, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to Prenetics Group’s clinical protocols or regulatory requirements or for other reasons, Prenetics Group’s clinical trials may be extended, delayed, suspended or terminated, and Prenetics Group may not be able to obtain regulatory approval for, or successfully commercialize, Prenetics Group’s products on a timely basis, if at all, and Prenetics Group’s business, operating results and prospects may be adversely affected. Furthermore, Prenetics Group’s third-party clinical trial investigators may be delayed in conducting Prenetics Group’s clinical trials for reasons outside of their control.
If Prenetics Group is not successful in leveraging its platform and technology to discover, develop and commercialize additional products, its ability to expand its business and achieve its strategic objectives would be impaired.
Prenetics Group believes that its platform and technology are empowered to launch different products to be used in various settings and to target other infectious diseases in addition to COVID-19. Therefore, one of Prenetics Group’s key growth strategies is to capitalize on the flexibility of its platform and technology and develop other products. Prenetics Group is actively engaging in research and development with Oxford to expand the testing capability of Circle HealthPod to cover a range of tests traditionally conducted in clinical laboratories such as tests for influenza and certain STDs, and also plans to conduct additional research and development activities to further explore the potential of its use in detecting more diseases. Prenetics Group may not be successful in developing these additional assays in a timely manner or at all.

Developing new testing products requires substantial technical, financial and human resources, whether or not any testing products are ultimately developed or commercialized, which may divert management’s attention away from its current businesses. Prenetics Group may pursue what it believes to be a promising opportunity to leverage its platform only to discover that certain of its resource allocation decisions were incorrect or insufficient, or that certain testing products or its platform in general has risks that were previously unknown or underappreciated. In the event material decisions with respect to its strategy turn out to be incorrect or sub-optimal, Prenetics Group may experience a material adverse impact on its business and ability to fund its operations and capitalize on what it believes to be its potential. The success of developing any new products will depend on several factors, some of which are outside of Prenetics Group’s control, including its ability to:
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properly identify and anticipate physician and patient needs;

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assemble sufficient resources to discover additional testing products;

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develop and introduce new products or enhancements in a timely manner;

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demonstrate, if required by regulatory authorities, the accuracy and usability of new testing products and enhancements with data from clinical trials;

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obtain the necessary regulatory clearances or approvals for expanded indications, new testing products or enhancements;

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be fully compliant with regulations on marketing of new devices or modified products;

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produce new testing products in a cost-effective manner; and

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provide adequate training to potential users of its new testing products that contain enhanced features.

If Prenetics Group fails to develop or improve its products and services for additional applications or features, it may not be able to compete effectively with the research and development programs of its competitors, and such failure to develop or inability to compete could harm its business.
If Prenetics Group’s products and services do not deliver reliable results as expected, its reputation, business and operating results will be adversely affected.
The success of Prenetics Group’s products and services depends on the market’s confidence that it can provide reliable test kits that enable high-quality diagnostic testing with high accuracy, sensitivity and specificity and with short turnaround times. There is no guarantee that the accuracy and reproducibility Prenetics Group has demonstrated to date will continue as its product deliveries increase and its product portfolio expands.
Prenetics Group’s products and services use a number of complex and sophisticated biochemical and bioinformatics processes, many of which are highly sensitive to external factors, including human error. An operational, technological, user or other failure in one of these complex processes or fluctuations in external variables may result in sensitivity or specificity rates that are lower than Prenetics Group anticipates or result in longer than expected turnaround times.
As a result, the test performance and commercial attractiveness of Prenetics Group’s products may be adversely affected, and its reputation may be harmed. If Prenetics Group’s products do not perform, or are perceived to not have performed, as expected or favorably in comparison to competitive products, its operating results, reputation, and business will suffer, and it may also be subject to legal claims arising from product limitations, errors, or inaccuracies.
Furthermore, there is no guarantee that customers will always use these products properly in the manner in which they are intended. Any intentional or unintentional misuse of these products by customers could lead to substantial civil and criminal monetary and non-monetary penalties, and could result in significant legal and investigatory fees.

Other Risks Relating to Prenetics Group’s Business
Prenetics Group has incurred net losses since its inception, and it anticipates that it will continue to incur losses for the foreseeable future, which could harm its future business prospects.
Prenetics Group has incurred substantial losses since its inception. For the years ended December 31, 2020 and 2019, its net losses were $2.0 million and $20.2 million, respectively. Prenetics Group has financed its operations principally from the issuances of preferred shares and convertible securities to third-party investors, and has received over $81 million in funding to date. Prenetics Group may continue to incur losses both in the near term and longer term as it continues to devote a significant portion of its resources to scale up its business and operations, including continuing to build out its corporate infrastructure, increasing its manufacturing capabilities, engaging in continued research and development of key testing technologies as it works to expand its portfolio of available test services, and other related business activities, and as it incurs additional costs associated with operating as a public company following the business combination.
Prenetics Group only started to realize revenue for its Diagnostics segment from its COVID-19 testing services since April 2020. Since then, it has incurred significant expenses in connection with scaling up its operations, including costs associated with scaling up operations, sales and marketing expenses, and costs associated with the hiring of new employees, the continued growth of its business and development of its corporate infrastructure. While its revenue has increased over time, given the numerous risks and uncertainties associated with its research, development, manufacturing and commercialization efforts, Prenetics Group expects to continue to incur significant losses as it develops and invests in its business, and it is unable to predict when it will become profitable on a sustained basis or at all. Prenetics Group’s ability to achieve or sustain profitability is based on numerous factors, many of which are beyond its control, including, among other factors, market acceptance of its products, the length of the COVID-19 pandemic, the vaccination effectiveness and vaccination rates, future product development, its market penetration and margins and its ability to commercialize the pipeline products. Losses have historically had an adverse effect on Prenetics Group’s working capital, total assets and shareholders’ equity, and expected future losses may continue to have an adverse effect on Prenetics Group’s working capital, shareholders’ equity, and the price of PubCo Class A Ordinary Shares. The failure of Prenetics Group to achieve and sustain profitability in the future would negatively affect its business, financial condition, results of operations and cash flows, and could cause the market price of PubCo Class A Ordinary Shares to decline.
Prenetics Group is in early-stage and has a limited operating history, and its near-term business strategy and in-house R&D efforts are centered around new and rapidly developing markets including point-of-care testing (POCT) for infectious diseases diagnosis, which may make it difficult to evaluate its current business and predict its future performance.
Prenetics Group began operations in 2014 and commercially launched its first consumer genetic testing kits under CircleDNA in July 2019 and its COVID-19 testing services under Project Screen in April 2020, respectively. Accordingly, Prenetics Group is in relatively early stage with a limited operating history upon which you can evaluate its business and prospects. Prenetics Group’s limited operating history may make it difficult to evaluate its current business and predict its future performance, prospects or viability. Any assessment of its prospects is subject to significant uncertainty and must be considered in light of the risks and difficulties frequently encountered by companies in their early stage of development, particularly those in new and rapidly evolving markets such as Prenetics Group. These risks include, among others, an evolving and unpredictable business model and the management of growth. To address these risks, Prenetics Group must, among other things:
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increase its customer base;

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continue to implement and successfully execute its business and marketing strategy;

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identify, acquire and successfully integrate assets or technologies in areas that are complementary to its business strategy;

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successfully enter into other strategic collaborations or relationships;

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obtain access to capital on acceptable terms and effectively utilize that capital;

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identify, attract, hire, retain, motivate and successfully integrate additional employees;

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continue to expand, automate and upgrade its laboratory, technology and data systems;

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provide rapid test turnaround times with accurate and clear results at low prices;

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provide superior customer service; and

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respond to competitive developments.

If Prenetics Group is unable to address these risks successfully, its revenue, results of operations and business could be materially and adversely affected.
In addition, Prenetics Group’s focus on new and rapidly developing markets could also make it difficult to achieve its strategic goals and could harm its future business prospects. In the near-term, Prenetics Group plans to continue to leverage its experience in COVID-19 diagnostic testing and expand its success in the broader market of POCT for other infectious diseases. Prenetics Group has encountered, and will continue to encounter, risks and difficulties frequently experienced in rapidly evolving industries, some of which are outside of its control, including those related to:
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its ability to compete with companies that are currently in, or may in the future enter, the consumer-use POCT market for infectious diseases, including companies with greater financial, technical and other resources than Prenetics Group;

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its ability to continuously invest in R&D and innovation to ensure utilization of the advanced technologies to enhance the sensitivity and accuracy of the tests;

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its ability to scale manufacturing to quantities sufficient to meet consumer demand in a timely manner;

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its ability to control costs, particularly manufacturing expenses;

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its ability to achieve or maintain a retail price satisfactory to consumers;

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unanticipated delays in test kit development or test kit launches;

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positive or negative media coverage of its products or competing products; and

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general economic and political conditions.

Prenetics Group’s future success is substantially dependent on the manner in which the market for infectious disease testing develops and grows. If the market develops in a manner that does not facilitate demand for POCT products for infectious diseases, Prenetics Group’s business, financial condition, results of operations and cash flows may be adversely affected.
Prenetics Group has a limited history introducing new products and services to its customers. The future prospects of its business may be harmed if Prenetics Group’s efforts to attract new customers and engage existing customers by introducing new products, including Circle HealthPod, are unsuccessful.
Prenetics Group’s success depends on its ability to continuously attract new customers and engage existing customers. If Prenetics Group is unable to introduce new and enhanced products and services, or if Prenetics Group introduces new products or services that are not favorably received by the market, it may not be able to attract or retain customers.
Prenetics Group’s marketing efforts currently include various initiatives and consist primarily of digital marketing on a variety of social media channels, such as YouTube, Instagram, LinkedIn, Facebook, search engine optimization on websites, such as Google and Facebook Ads, various branding strategies, and email. During the fiscal year ended December 31, 2020 and the fiscal year ended December 31, 2019, Prenetics Group spent $6.5 million and $4.8 million on sales and distribution, representing 10% and 52% of Prenetics’ revenue, respectively. Prenetics Group anticipates that sales and distribution expenses will continue to represent a significant percentage of Prenetics Group’s overall operating costs for the foreseeable future. Prenetics Group has historically acquired a significant number of customers through digital advertising on platforms and websites owned by Google and Facebook, which may terminate their agreements with Prenetics

Group at any time. Prenetics Group’s investments in sales and marketing may not effectively reach potential customers and potential customers may decide not to buy Prenetics Group’s products or services, any of which could adversely affect Prenetics Group’s financial results.
On November 18, 2021, Prenetics Group officially launched its latest product, Circle HealthPod, which is a rapid detection health monitoring system that offers lab-quality COVID-19 testing solutions for professional use and home use initially in Hong Kong. The commercial success of Circle HealthPod depends on a variety of factors, some of which are beyond Prenetics Group’s control, including:
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its ability to obtain regulatory approvals including from U.S. FDA and MHRA;

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its ability to accurately detect different SARS-CoV-2 variants; and

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its ability to successfully develop a range of tests traditionally conducted in clinical laboratories such as tests for influenza and certain STDs.

If Prenetics Group is unable to attract new customers or engage existing customers either by introducing new products and services or through marketing efforts, its revenue and operating results may grow slower than expected or decline.
Prenetics Group may not be able to achieve or maintain satisfactory pricing and margins, and its pricing strategies may not meet customers’ price expectations, which could adversely affect its revenues and results of operations.
Prenetics Group’s pricing strategies have had, and may continue to have, a significant impact on Prenetics Group’s revenue. Manufacturers of diagnostic tests have a history of price competition, and Prenetics Group may not be able to achieve or maintain satisfactory prices for its testing services. The pricing of Prenetics Group’s testing services could be impacted by several factors, including pressure to improve margins as a result of competitive or customer pricing pressure. If Prenetics Group is forced to lower the price of its testing services, its gross margins will decrease, which could harm Prenetics Group’s ability to invest in and grow its business, and could harm its financial condition and results of operations and its future prospects.
Prenetics Group offers or may in the future offer discounted prices as a means of attracting customers. Such offers and discounts, however, may reduce Prenetics Group’s revenue and margins. In addition, Prenetics Group’s competitors’ pricing and marketing strategies are beyond its control and can significantly affect the results of Prenetics Group’s pricing strategies. If Prenetics Group’s pricing strategies fail to meet its customers’ price expectations or fail to result in derived margins, or if Prenetics Group is unable to compete effectively with its competitors if they engage in aggressive pricing strategies or other competitive activities, Prenetics Group’s business could be adversely affected.
Prenetics Group has increased, and expects to further expand, the size of its organization, and it may experience difficulties in managing its growth. If Prenetics Group is unable to manage the anticipated growth of its business, its future revenue and operating results may be harmed.
Prenetics Group has experienced growth in its business operations and corporate infrastructure since its inception and anticipates further significant growth. From its inception through the date of this proxy statement/prospectus, the number of its employees increased from 11 to over 800. As Prenetics Group transitions into operating as a public company, such future growth could strain Prenetics Group’s organizational, administrative and operational infrastructure, including laboratory operations, quality control, operational performance, finance, customer service, marketing sales, and management. Prenetics Group may need to increase its headcount and to hire, train and manage additional specialized personnel to facilitate its growth, including qualified scientists, laboratory personnel, customer service specialists, and sales and marketing force, and it may have difficulties locating, recruiting, training and retaining such specialized personnel. Rapid expansion in personnel could mean that less experienced people develop, market and sell Prenetics Group’s products, which could result in inefficiencies, reduced quality, unanticipated costs and disruptions to its operations. If Prenetics Group is unsuccessful in hiring, training, managing and integrating the new employees and they perform poorly as a result, its business may be harmed. In addition, Prenetics Group may not be able to maintain its expected turnaround times for its testing services or otherwise satisfy customer demands as it grows, and future business growth could also make it difficult for Prenetics Group to maintain its corporate culture.
Prenetics Group’s ability to manage its growth effectively will require continued improvement of its operational, financial and management controls, as well as its reporting systems and procedures. Any failure of its controls or interruption of its general process management could have a negative impact on its business and financial operations.
In addition, Prenetics Group’s suppliers and contract manufacturers may not be able to allocate sufficient capacity in order to meet its requirements, which could adversely affect its business, financial condition and results of operations.
Given its very short history of operating a business at commercial scale and its very recent rapid growth, Prenetics Group cannot assure you that it will be able to successfully manage the expansion of its operations or recruit and train additional qualified personnel in an effective manner. If Prenetics Group is unable to manage its growth effectively, it may be difficult to execute its business strategy and its business and operations could be adversely affected.
The initial use of Prenetics Group’s test kits requires users to follow instructions, and not adhering to instructions may lead to false results and inaccurate outcomes, which could harm the user experience and customer perception of Prenetics Group’s products.
The successful use of Prenetics Group’s testing products depends on each user following the instructions provided. Any user, whether it be a healthcare provider or customer at home, could experience difficulty performing a test using Prenetics Group’s test kit if he or she fails to follow the instructions or otherwise misuses the test, which may lead to false results and inaccurate outcomes. If a user utilizes Prenetics Group’s products incorrectly, or without adhering to Prenetics Group’s instructions, his or her test result outcomes may not be consistent with the outcomes achieved in Prenetics Group’s clinical trials or validation studies. For example, not ensuring a clean environment for use or not washing hands or wearing gloves may cause contamination of samples and result in false or inaccurate test results. In addition, not following instructions to carry out the swab tests property may cause failure to collect sufficient samples to provide accurate test results. These incidents could harm Prenetics Group’s ability to achieve the broad degree of adoption necessary for commercial success or cause negative publicity and word-of-mouth as a result of Prenetics Group’s tests not meeting user expectations and accordingly, Prenetics Group’s operating results and financial condition could be adversely affected, which may delay, prevent or limit its ability to generate revenue and continue its business.
Some of Prenetics Group’s marketing initiatives, including celebrity and key opinion leader endorsement and use of social media, may adversely affect Prenetics Group’s reputation.
Prenetics Group partners with celebrity brand ambassadors and key opinion leaders and launches various marketing campaigns on social media as part of its marketing initiatives. For example, Prenetics Group has engaged Donnie Yen, a renowned Asian actor and filmmaker, in promoting Circle HealthPod as its brand ambassador. Prenetics Group’s CircleDNA product also has more than 12,000 related tags on Instagram generated by users.
While celebrity endorsement helps strengthen Prenetics Group’s brand influence and promote its products, any negative publicity related to any of these celebrities, the occurrence of which is beyond Prenetics Group’s control, may adversely impact Prenetics Group’s reputation and brand image and consequently its ability to attract new customers and retain existing customers.
In addition, customers may provide feedback and public commentary about Prenetics Group’s products and other aspects of its business online through social media platforms, including Facebook, Instagram, and YouTube, and any negative information concerning Prenetics Group, whether accurate or not, may be posted on social media platforms at any time and may have a disproportionately adverse impact on its brand, reputation, or business. The harm may be immediate without affording Prenetics Group an opportunity for redress or correction and could have a material adverse effect on Prenetics Group’s business, results of operations, financial condition, and prospects.

Prenetics Group relies substantially on its research collaboration with Oxford for development and commercialization of its POCT infectious disease testing products. If Oxford is unable to achieve projected development milestones or produce any meaningful research results, or experiences delays in doing so, Prenetics Group may not be able to capitalize on its investment in the collaboration projects and its business and reputation may be adversely affected.
Prenetics Group is substantially dependent on its research collaboration with Oxford for the development of the advanced nucleic acid amplification test, or NAAT, for versatile IVD applications and on its research collaboration with Oxford University (Suzhou) Science & Technology Co., Ltd. (“Oxford Suzhou”) for development and commercialization of Circle HealthPod. If Prenetics Group, Oxford, Oxford Suzhou or any future collaborators are unable to successfully complete research projects, generate scientific discoveries, complete clinical development, obtain regulatory approval for, or commercialize any products, or experience delays in doing so, Prenetics Group’s business may be materially harmed. If these or future collaborations are not successful, Prenetics Group may not be able to capitalize on its investment.
In February 2021, Prenetics HK, a wholly owned subsidiary of Prenetics, entered into a research collaboration agreement with Oxford to sponsor a research project relating to scaling out the advanced NAAT flexible platform for versatile IVD applications (the “Oxford Agreement”). Under the Oxford Agreement, Oxford is commissioned by Prenetics HK to utilize the advanced nucleic acid amplification test to develop COVID-19 assays with improved sensitivity and shorter test results turnaround time and other infectious diseases and certain STD assay. Under the Oxford Agreement, all intellectual property that is identified or first reduced to practice or writing or developed in the course of the project will be owned by Oxford, although Prenetics HK has an exclusive option to negotiate a license to commercially exploit such intellectual property and enter into a license agreement under mutually agreed term. Prenetics HK also has a right of first refusal for a certain period to match or provide a better offer to Oxford if Oxford receives an offer from a third party to commercially exploit such intellectual property. Prenetics HK may not have the financial resources sufficient to exercise the right of first refusal.
While the Oxford Agreement may not be terminated for convenience, Oxford has the ability to terminate the Oxford Agreement if certain conditions are met, including, among others, if Prenetics HK fails to make a payment when due under the Oxford Agreement or fails to remedy a breach. If Oxford were to terminate the Oxford Agreement, reduce its funding or opt out of any drugs thereunder, or shift its research and development focus so as to deemphasize any programs under the Oxford Agreement, Prenetics Group’s revenues, operating results and Prenetics Group’s ability to fund and advance drug programs and conduct Prenetics Group’s business would be adversely affected. Prenetics cannot provide any assurance with respect to the success of any research, development or commercialization efforts pursuant to the Oxford Agreement.
In February 2021, Prenetics HK entered into a research collaboration agreement with Oxford Suzhou, the operating body and public facing entity of Oxford Suzhou Centre for Advanced Research (“OSCAR”), to collaborate on a research project focused on the development of Circle HealthPod targeting retail customers and clinicians (the “OSCAR Agreement”). Under the OSCAR Agreement, any information, data, techniques, know-how, results, inventions, discoveries, software and materials identified or first reduced to practice or writing developed in the course of the project will be owned by the party that creates or generates such research result. If any of the foregoing is created or generated by Prenetics HK and Oxford Suzhou jointly and it is impossible to distinguish each party’s intellectual contribution to the creation of intellectual property rights in that research result, the intellectual property right will be co-owned by Prenetics HK and Oxford Suzhou. Co-owned intellectual property rights will limit Prenetics Group’s ability to use and exploit such intellectual property, and Oxford Suzhou, as the other co-owner, may license its rights to other third parties, including Prenetics Group’s competitors, who could market competing products of Prenetics Group. In addition, Prenetics Group may need the cooperation of the joint owner in order to enforce such intellectual property rights against third parties, and such cooperation may not be provided. While the OSCAR Agreement may not be terminated for convenience, Oxford Suzhou has the ability to terminate the OSCAR Agreement if certain conditions are met, including, among others, if Prenetics HK fails to make a payment when due under the Oxford Agreement or fails to remedy a breach. If Oxford Suzhou were to terminate the OSCAR Agreement, reduce its funding or opt out of any collaboration thereunder, or shift its research and development focus so as to deemphasize any programs under the OSCAR Agreement,

Prenetics Group’s revenues, operating results and Prenetics Group’s ability to fund and advance its research projects would be adversely affected. Prenetics cannot provide any assurance with respect to the success of any research, development or commercialization efforts pursuant to the OSCAR Agreement.
Prenetics Group’s current collaboration poses, and potential additional collaborations could pose, the following risks to Prenetics Group:
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collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

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collaborators may not perform their obligations as expected;

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collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with those of Prenetics Group;

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collaborators may fail to comply with applicable regulatory requirements regarding the development of a medical product;

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collaborators may infringe the intellectual property rights of third parties, which may expose Prenetics Group to litigation and potential liability;

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disputes may arise between a collaborator and Prenetics Group that cause delay or termination of the research, development or commercialization of the product, or that result in costly litigation or arbitration that diverts management attention and resources; and

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collaborations may be terminated by the collaborator, and, if terminated, Prenetics Group may find it difficult to find alternate collaborators and enter into collaboration agreements on acceptable terms, if at all, suffer reputational harm and be required to raise additional capital to pursue further development or commercialization of the particular product.

Any of the foregoing risks, if materialized, could have a material adverse effect on Prenetics Group’s business, financial condition and results of operations.
Prenetics Group relies on a limited number of suppliers for Circle HealthPod components, COVID-19 test kit materials and laboratory testing services for COVID-19 test kit and CircleDNA, and may not be able to find replacements or immediately transition to alternative suppliers, which could adversely affect its ability to meet customer demand.
Prenetics Group relies on a limited number of suppliers for Circle HealthPod components, test kit materials, genome sequencing service and RT-PCR testing service. Prenetics Group does not have long-term agreements with most of its suppliers, and Prenetics Group’s suppliers could cease supplying these materials and services at any time, or fail to provide Prenetics Group with sufficient quantities of materials or materials that meet Prenetics Group’s specifications or services that are satisfactory to Prenetics Group. Obtaining substitute components could be difficult, time-consuming and costly and it could require Prenetics Group to redesign or revalidate its test kit. Prenetics Group’s laboratory operations could be interrupted if Prenetics Group encounters delays or difficulties in securing these reagents, sequencers or other equipment or materials, and if Prenetics Group cannot timely obtain an acceptable substitute. Such interruption could significantly affect Prenetics Group’s ability to conduct its tests and could adversely affect its ability to meet customer demand.
Although Prenetics Group maintains relationships with suppliers with the objective of ensuring that Prenetics Group has adequate supply for the delivery of Prenetics Group’s services, increases in demand for Prenetics Group’s services can result in supply shortages and higher costs. Prenetics Group’s suppliers may not be able to meet Prenetics Group’s delivery schedules or performance and quality specifications, and Prenetics Group may not be able to purchase such items at a competitive cost. Further, Prenetics Group may experience shortages in certain items as a result of limited availability, increased demand, COVID-19 pandemic or other outbreaks of contagious diseases, weather conditions and natural disasters, as well as other factors outside of Prenetics Group’s control. In addition, Prenetics Group’s freight costs may increase due to factors such as limited carrier availability, increased fuel costs, increased compliance costs associated with new or changing government regulations, pandemics (including the COVID-19 pandemic) or other outbreaks of contagious diseases and inflation. Furthermore, the prices charged for Prenetics Group’s products may not reflect changes in its packaging material, freight, tariff and energy costs at the time they occur, or at all. Any of the foregoing risks, if they occur, could have a material adverse effect on Prenetics Group’s business, financial condition and results of operations.
The operating results of Prenetics Group may fluctuate significantly, which makes its future operating results difficult to predict and could cause its operating results to fall below expectations.
Prenetics Group’s quarterly and annual operating results may fluctuate significantly, which makes it difficult for Prenetics to predict its future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of Prenetics Group’s control, including, but not limited to:
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the level of demand for any approved testing product, which may fluctuate significantly with prevalence or perceived prevalence of COVID-19 and other infectious diseases and availability of vaccines or other therapeutic treatments, which may reduce the demand of Prenetics Group’s testing products;

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the timing and cost of, and level of investment in, research, development, manufacturing, regulatory approval and commercialization activities relating to Prenetics Group’s testing products, which may change from time to time;

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sales and marketing efforts and expenses;

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the rate at which Prenetics Group grows its sales force and the speed at which newly hired salespeople become effective;

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changes in the productivity of Prenetics Group’s sales force;

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positive or negative coverage in the media or clinical publications of Prenetics Group’s testing products or competitive products;

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the cost of manufacturing Prenetics Group’s testing products, which may vary depending on the quantity of production and the terms of Prenetics Group’s arrangements with its suppliers;

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the introduction of new or enhanced products or technologies by Prenetics Group or others in the diagnostic and genetic testing industry;

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pricing pressures;

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expenditures that Prenetics Group may incur to acquire, develop or commercialize testing products for additional indications, if any;

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the degree of competition in Prenetics Group’s industry and any change in the competitive landscape of Prenetics Group’s industry;

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changes in governmental regulations or in the status of Prenetics Group’s regulatory approvals or requirements;

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future accounting pronouncements or changes in Prenetics’ accounting policies; and

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general market conditions and other factors, including factors unrelated to Prenetics Group’s operating performance or the operating performance of Prenetics Group’s competitors.

The cumulative effects of factors discussed above and other factors could result in large fluctuations and unpredictability in Prenetics Group’s quarterly and annual operating results. As a result, comparing Prenetics Group’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on Prenetics Group’s past results as an indication of its future performance. This variability and unpredictability could also result in Prenetics Group’s failing to meet the expectations of industry or financial analysts or investors for any period, which in turn could have a material adverse effect on Prenetics Group’s business and prospects, and the market price of PubCo Class A Ordinary Shares and PubCo Warrants.
Prenetics Group’s business significantly depends upon the strength of its brands, including Prenetics, CircleDNA and Circle HealthPod, and any harm to Prenetics Group’s brands or reputation may materially and adversely affect its business and results of operations.
Prenetics Group believes that the brand identity that Prenetics Group has developed has significantly contributed to the success of its business. It is critical that Prenetics Group continues to maintain and enhance the recognition and reputation of its brands. Many factors, some of which are beyond Prenetics Group’s control, are important to maintaining and enhancing its brands and if not properly managed, may cause material harm to Prenetics Group’s brands. These factors include Prenetics Group’s ability to:
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provide effective, accurate and user-friendly testing services to customers;

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maintain the efficiency, reliability and quality of its testing services it provides to its consumers;

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maintain or improve consumer satisfaction with its after-sale services;

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increase brand awareness through marketing and brand promotion activities; and

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preserve its reputation and goodwill in the event of any negative publicity on its services, product quality, price, data privacy and security, its industry and other players within the industry or other issues affecting Prenetics Group or its peers.

If Prenetics Group’s devices are perceived by the public to be of poor quality or if its test kits are perceived to provide inaccurate results or significantly delayed responses, such perception, even if factually incorrect or based on isolated incidents, could damage Prenetics Group’s reputation, diminish the value of its brand, undermine the trust and credibility it has established and have a negative impact on its ability to attract new clients and customers or retain its current clients and customers. If Prenetics Group fails to promote and maintain its brands including “Prenetics,” “CircleDNA,” or “Circle HealthPod”, or if Prenetics Group incurs excessive expenses in this effort, Prenetics Group’s business, operating results and financial condition may be materially and adversely affected. Prenetics anticipates that, as its market becomes increasingly competitive, maintaining and enhancing Prenetics Group’s brands may become increasingly difficult and expensive.
If Prenetics Group cannot provide quality technical and customer and user support, it could lose customers, and its business and prospects may be adversely affected.
The provision of Prenetics Group’s testing services to its customers requires ongoing customer and user support and therefore recruitment, training and retention of technical, customer and user support teams. Hiring technical and customer and user support personnel is very competitive in the industry due to the limited number of people available with the necessary scientific and technical backgrounds and ability to understand Prenetics Group’s platform at a technical level. Furthermore, Circle HealthPod is a hardware device with complex and advanced technology and Prenetics Group has no experience or minimal experience providing technical and user support and maintenance service to a large customer base that are using its hardware product. To effectively support potential new customers and ultimately users, Prenetics Group will need to substantially develop a technical and customer and user support staff. If Prenetics Group is unable to attract, train or retain the number of qualified technical and customer and user support personnel sufficient to meet Prenetics Group’s business needs, its business and prospects will suffer.
If Prenetics Group is unable to successfully expand its sales and marketing infrastructure to match its growth, its business may be adversely affected.
Prenetics Group currently has only a limited sales and marketing infrastructure, and has limited experience in the sales, marketing, customer support or distribution of diagnostic, preventive or other commercial stage products. Prenetics Group’s future sales will depend in large part on its ability to develop, and substantially expand, its sales force and to increase the scope of its marketing efforts. Prenetics Group plans to take a measured approach to build out its sales and marketing capabilities and expand and optimize Prenetics Group’s sales infrastructure to grow its customer base and its business.
Identifying and recruiting qualified personnel and training them in the use of Prenetics Group’s POCT products, applicable laws and regulations and Prenetics Group’s internal policies and procedures, requires significant time, expense and attention. It can take prolonged time before its sales representatives are fully trained and productive. If Prenetics Group is unable to hire, develop and retain talented sales personnel or if new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, Prenetics Group may not be able to realize the expected benefits of this investment or increase its revenue.

There are risks involved with both establishing in-house sales and marketing capabilities and entering into arrangements with third parties to perform these services. Recruiting and training a sales force is expensive and time-consuming and could delay any product launch. If any future authorized test for which Prenetics Group recruits a sales force and establishes marketing capabilities is delayed or does not occur for any reason, Prenetics Group would have prematurely or unnecessarily incurred these commercialization expenses. On the other hand, if Prenetics Group enters into arrangements with third parties to perform sales and marketing and customer support services, Prenetics Group likely would have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market Prenetics Group’s products effectively. If Prenetics Group does not establish sales and marketing capabilities successfully, either on its own or in collaboration with third parties, it will not be successful in commercializing any of its current or future products. Consequently, its business, results of operations, financial condition and future prospects may be materially and adversely affected.
In addition to the efforts of Prenetics Group’s sales force, Prenetics Group believes that future sales will also depend in part on Prenetics Group’s ability to develop and substantially expand awareness of its brands and products through alternative strategies including through endorsement by celebrities or key opinion leaders, social media-related and online outreach and education and marketing efforts. Prenetics Group has limited experience implementing these types of marketing efforts. Brand promotion activities undertaken by Prenetics Group may not generate the desired customer awareness or increase revenue and, even if they do, any increase in revenue may not cover the costs and expenses Prenetics Group incurs in these activities. There is no assurance that Prenetics Group can attract or retain the customers necessary to realize a sufficient return on any of its brand-building efforts.
Prenetics Group is highly dependent on its senior management team and key advisors and personnel, and its business and operating results could be harmed if it is unable to retain senior management and key personnel and to attract and retain qualified personnel necessary for its business.
Prenetics Group is highly dependent on its senior management team and key advisors and personnel. Prenetics Group’s success will depend on its ability to retain senior management and to attract and retain qualified advisors and personnel in the future, including sales and marketing professionals and other highly skilled personnel and to integrate current and additional personnel in all departments. To induce valuable employees to remain at Prenetics Group, in addition to salary and cash incentives, Prenetics Group has issued, and will in the future issue, equity incentive awards that vest over time. The value to employees of such equity incentive awards that vest over time may be significantly affected by movements in PubCo’s share price which is beyond Prenetics Group’s control, and may at any time be insufficient to counteract more lucrative offers from other companies. Despite Prenetics Group’s efforts to retain valuable employees, members of Prenetics Group’s management and development teams may terminate their employment with Prenetics Group on relatively short notice, even where Prenetics Group has employment agreements in place. The standard employment agreement of Prenetics Group’s employees provides that the employee can terminate the employment by giving at least one month’s notice or payment in lieu of notice, which means that any of Prenetics Group’s employees could leave their employment at any time on relatively short notice or without notice at all. Prenetics Group also does not maintain “key person” insurance policies on the lives of these people or the lives of any of its other employees. The loss of members of Prenetics Group’s senior management, sales and marketing professionals and scientists as well as contract employees could result in delays in product development and harm Prenetics Group’s business. In particular, the loss of the services of Mr. Danny Yeung, Prenetics’ Director, Chairperson and Chief Executive Officer, Dr. Lawrence Tzang, its Chief Scientific Officer or Mr. Stephen Lo, its Chief Financial Officer, could significantly delay or prevent the achievement of Prenetics Group’s strategic objectives and otherwise have a material adverse impact on its business. If Prenetics Group is not successful in attracting and retaining highly qualified personnel, its business, financial condition and results of operations will be negatively impacted.
Competition for skilled personnel across virtually all areas where Prenetics Group operates and needs to attract additional talent is intense. If Prenetics Group is not successful in attracting and retaining highly qualified personnel, the rate and success at which Prenetics Group can develop and commercialize its products will be limited, and Prenetics Group’s business, financial condition and results of operations would be negatively impacted.

In addition, Prenetics Group relies on its scientific advisory board comprised of accomplished scholars from various fields including infectious disease and microbiology, biochip technology and nanotechnology for molecular diagnostics and therapeutic applications to offer invaluable insights on the latest scientific developments and provide guidelines on development of its pipeline products. If any of Prenetics Group’s scientific advisor leaves the advisory board, its research and development capabilities may be negatively affected.
Furthermore, in the last twelve months Prenetics Group has experienced significant growth and anticipates further significant growth as it continues to ramp up its business operations. Prenetics Group expects to continue to increase its headcount and to hire more specialized personnel as it grows its business. Rapid expansion in personnel could mean that less experienced people are performing important functions within the company, which could result in inefficiencies and unanticipated costs, reduced quality and disruptions to Prenetics Group’s operations. If Prenetics Group’s new hires perform poorly, or if it is unsuccessful in hiring, training, managing and integrating these new employees, it may not be able to maintain the quality of its products or satisfy customer demand and its business may otherwise be materially harmed. Prenetics Group’s future success also depends on its ability to continue to retain and motivate current personnel, and if it fails to do so, its business, financial condition and results of operations will be negatively affected.
The sizes of the markets and forecasts of market growth for the demand of Prenetics Group’s current and pipeline products and services are based on a number of complex assumptions and estimates that are subject to change, and may be inaccurate.
Prenetics’ estimates of the total addressable markets for its products and services, including COVID-19 testing under Project Screen, CircleDNA, Circle HealthPod, and ColoClear, a colorectal cancer early screening solution, are based on a number of internal and third-party estimates, including those prepared by Frost & Sullivan. Market opportunity estimates and growth forecasts included in this proxy statement/prospectus have been derived from a variety of sources, including market research and Prenetics’ own internal estimates, and the conditions supporting Prenetics’ assumptions or estimates may change at any time, thereby of these underlying factors and indicators. Further, the continued development of, and approval or authorizations for, vaccines and therapeutic treatments may affect these market opportunity estimates. Prenetics’ market opportunity may also be limited by new diagnostic tests or other products that enter the market. If any of Prenetics’ estimates prove to be inaccurate, the market opportunity for its existing and pipeline products could be significantly less than it estimates. If this turns out to be the case, it may impair Prenetics’ potential for growth and its business and future prospects may be materially and adversely affected.
Prenetics Group may need to raise additional funds to develop its platform, commercialize new products or expand its operations, and it may be unable to raise capital when needed or on acceptable terms.
Prenetics Group may in the future consider raising additional capital for any number of reasons, and to do so, it may seek to sell ordinary or preferred shares or convertible debt securities, enter into one or more credit facilities or another form of third-party funding, or seek other debt financing. Prenetics Group may also need to raise capital sooner or in larger amounts than it anticipates for numerous reasons, including its failure to secure additional regulatory approvals for Prenetics Group’s testing services and products, lower than anticipated demand for Prenetics Group’s testing services, or otherwise.
Prenetics Group may also consider raising additional funds in the future to develop its platform, commercialize new products or expand its operation, including to further scale up the manufacturing of Prenetics Group’s test kits, and if user demand warrants such increase in scale, to increase Prenetics Group’s sales and marketing efforts to drive market adoption of Prenetics Group’s testing services and address competitive developments, and to finance capital expenditures and general and administrative expenses.
Prenetics Group’s present and future funding requirements will depend on many factors, some of which are beyond Prenetics Group’s control, including:
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the cost and timing of additional regulatory clearances or approvals for Prenetics Group’s testing services and products;

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Prenetics Group’s ability to achieve and maintain revenue growth;

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the potential cost of and delays in product development as a result of any regulatory oversight applicable to Prenetics Group’s services and products;

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the scope, rate of progress and cost of Prenetics Group’s current and future clinical trials;

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the costs of attaining, defending and enforcing Prenetics Group’s intellectual property rights;

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the terms and timing of any other collaborative, licensing and other arrangements that Prenetics Group may establish; and

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the costs of responding to the other risks and uncertainties described in this proxy statement/prospectus.

The various ways Prenetics Group could raise additional capital carry potential risks. If Prenetics Group raises funds by issuing equity securities, the ownership interests of PubCo’s existing shareholders will be diluted. Any equity securities issued could also provide for rights, preferences, or privileges senior to those of holders of PubCo Ordinary Shares. If Prenetics Group raises funds by issuing debt financing, Prenetics Group may be subject to covenants limiting or restricting Prenetics Group’s ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Prenetics Group raises additional funds through other third-party funding, collaborations agreements, strategic alliances, licensing arrangements or marketing and distribution arrangements, Prenetics Group may have to relinquish valuable rights to Prenetics Group’s technologies, future revenue streams, research programs or test kits or grant licenses on terms that may not be favorable to Prenetics Group.
Additional funding may not be available on acceptable terms, or at all. If Prenetics Group cannot secure additional funding when needed or if financing is not available on satisfactory terms or at all, it may have to delay, reduce the scope of, or eliminate one or more research and development programs or sales and marketing or other initiatives. In addition, Prenetics Group’s ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the disruptions to, and volatility in, the credit and financial markets worldwide resulting from the COVID-19 pandemic and actions taken to slow its spread, including severely diminished liquidity and credit availability, decline in consumer confidence, decline in economic growth, increase in unemployment rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. If Prenetics Group is unable to obtain the requisite amount of financing needed to fund its planned operations, its ability to grow and support its business and to respond to market challenges could be significantly limited, which could have a material adverse effect on Prenetics Group’s business, financial condition and results of operations.
Prenetics Group plans to enter new business areas, such as clinical genetic testing and personalized care, where Prenetics Group does not have any experience or has minimal experience. Prenetics Group would likely face competition from entities more familiar with those businesses, and Prenetics Group’s efforts may not succeed.
Prenetics Group plans to expand its operations into business areas such as clinical genetic testing and personalized care, where Prenetics Group does not have any experience or has minimal experience. These areas would be new to Prenetics Group’s product development, sales and marketing personnel, and Prenetics Group cannot be assured that the markets for these products and services will develop or that Prenetics Group will be able to compete effectively or will generate significant revenues in these new areas. Many companies of all sizes, including major pharmaceutical companies and specialized biotechnology companies, are engaged in redesigning approaches to clinical-level medical care and personalized care. Competitors operating in these potential new business areas may have substantially greater financial and other resources, larger research and development staff and more experience in these business areas. There can be no assurances that if Prenetics Group undertakes to enter into any of the new business areas, the market will accept Prenetics Group’s offerings, or that such offerings will generate significant revenues for Prenetics Group.
Prenetics Group may engage in acquisitions, investments or strategic alliances in the future, which could require significant management attention and resources, may not achieve their intended results and could adversely affect its business, financial condition and results of operations.
Although Prenetics Group currently has no agreements or commitments to complete any such transactions and is not involved in negotiations to do so, Prenetics Group may pursue acquisitions of businesses and assets in the future. Prenetics Group may pursue strategic alliances and additional joint ventures that could leverage Prenetics Group’s platform and industry experience to expand Prenetics Group’s offerings or distribution. Prenetics Group may not be able to find suitable partners or acquisition candidates in the future, and Prenetics Group may not be able to complete such transactions on favorable terms, if at all. If Prenetics Group makes any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business, and it could assume unknown or contingent liabilities. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a material adverse effect on Prenetics Group’s financial condition, results of operations and cash flows. In addition, any pursuit of an acquisition and any potential integration of an acquired company also may disrupt ongoing operations and divert management attention and resources that Prenetics Group would otherwise focus on developing its existing business. Prenetics Group may experience losses related to investments in other companies, which could have a material negative effect on Prenetics Group’s results of operations and financial condition. Prenetics Group may not realize the anticipated benefits of any acquisition, technology license, strategic alliance or joint venture.
Prenetics Group may incur debt or assume contingent or other liabilities or dilute Prenetics’ shareholders in connection with acquisitions or strategic alliances.
Prenetics may issue equity securities to pay for future acquisitions or strategic alliances, which could be dilutive to existing shareholders. Prenetics Group may incur debt or assume contingent or other liabilities in connection with acquisitions and strategic alliances, which could impose restrictions on Prenetics Group’s business operations and harm Prenetics Group’s operating results. Further, any additional equity financing, debt financing, or credit facility used for such acquisitions may not be on favorable terms, and any such financing or facility may place restrictions on Prenetics Group’s business. In addition, to the extent that the economic benefits associated with any of Prenetics Group’s acquisitions diminish in the future, Prenetics Group may incur incremental operating losses, and may be required to record additional write downs of goodwill, intangible assets or other assets associated with such acquisitions, which would adversely affect Prenetics Group’s operating results.
If PubCo fails to implement and maintain an effective system of internal controls in the future, PubCo may be unable to accurately report its financial condition or results of operations, which may adversely affect investor confidence in Prenetics Group and, as a result, the market price of PubCo Ordinary Shares and PubCo Warrants.
Prenetics has been a private company since its inception and, as such, it has not had the internal control and financial reporting requirements that are required of a publicly traded company. Upon the completion of the Business Combination, Prenetics will be operating as wholly owned subsidiary of PubCo, which will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that PubCo includes a report from management on its internal control over financial reporting in its annual report on Form 20-F beginning with its annual report for the fiscal year ending December 31, 2023. In addition, once Prenetics ceases to be an “emerging growth company” as such term is defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of its internal control over financial reporting. Prenetics’ management may conclude that its internal control over financial reporting is not effective. Moreover, even if its management concludes that its internal control over financial reporting is effective, PubCo’s independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with its internal controls or the level at which its controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from PubCo. It may be unable to timely complete its evaluation testing and any required remediation.
In the course of preparing its consolidated financial statements as of and for the years ended December 31, 2019 and 2020, Prenetics identified certain deficiencies in its internal control over financial reporting, which related to (i) ineffective information technology (“IT”) general controls over all operating systems, databases, and IT applications supporting financial reporting; (ii) an insufficient number of certified public accountants with appropriate level of accounting knowledge, experience and training in internal controls over financial reporting; and (iii) the absence of comprehensive written internal controls and financial reporting policies and procedures, but none of which Prenetics assessed constituted a material weakness or significant deficiency.
Prenetics is committed to remediating these deficiencies as promptly as possible. However, there can be no assurance as to when these deficiencies will be remediated or that additional deficiencies, which may be significant, or material weaknesses will not arise in the future. Even effective internal control can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure to remediate the deficiencies, or the development of new deficiencies or material weaknesses in Prenetics’ internal control over financial reporting, could result in material misstatements in Prenetics’ financial statements, which in turn could have a material adverse effect on Prenetics’ financial condition. In addition, PubCo cannot assure you that PubCo will not identify any deficiencies or material weaknesses after the Business Combination.
Ineffective internal control over financial reporting could expose PubCo to increased risk of fraud or misuse of corporate assets or inaccurate reporting of financial conditions and results of operations and subject PubCo to potential delisting from the stock exchange on which PubCo is listed, regulatory investigations and civil or criminal sanctions. PubCo may also be required to restate its financial statements from prior periods. If PubCo fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in PubCo’s reported financial information. This could in turn limit PubCo’s access to capital markets, result in deterioration in its financial condition and results of operations, and lead to a decline in the market price of PubCo Class A Ordinary Shares and PubCo Warrants.
U.K.’s withdrawal from the European Union could have an adverse impact on Prenetics Group’s business.
The changes to the trading relationship between the U.K. and the European Union resulting from the U.K.’s exit from the European Union on January 31, 2020, commonly referred to as “Brexit,” may result in additional regulatory requirements for Prenetics Group to market its products and services in the U.K. and an increased cost of goods imported into and exported from the U.K. Additional currency volatility could result in a weaker British pound, which increases the cost of goods imported into the U.K. and reduces the value in U.S. dollar terms of sales to the U.K.-based customers. Prenetics Group’s business in the U.K. may be adversely impacted by ongoing uncertainty related to the fluctuations in currency exchange rates, changes in trade policies, or changes in tax, data privacy or other laws. Any of these effects, among others, could materially and adversely affect Prenetics Group’s business, results of operations, and financial condition.
If Prenetics Group, its suppliers or its contract manufacturers experience any significant business disruptions, Prenetics Group’s operations and financial condition could be seriously harmed.
Prenetics Group’s operations, or those of its suppliers or its contract manufacturers could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics and pandemics, including the COVID-19 pandemic, and other natural or man-made disasters or business interruptions. Prenetics Group’s corporate headquarters are located in Hong Kong, which, as a coastal city with a sub-tropical climate, frequently experiences storms, floods and typhoons, and its suppliers and contract manufacturers may be subject to similar risks. Prenetics Group’s ability to obtain components for its test kits could be disrupted if the operations of these suppliers were affected by a man-made or natural disaster or other business interruption. In addition, Prenetics Group relies on third-party contract manufacturers for the manufacture of all of its test kits. The occurrence of any type of business disruption at any of Prenetics Group’s own facilities or those of its suppliers or contract manufacturers could materially harm Prenetics Group’s operations, financial condition and results of operations. Prenetics Group does not maintain insurance that covers it for all business interruption risks it faces.
Prenetics Group depends on the information systems of its own and those of third parties for the effective service on Prenetics Group’s websites, mobile applications, or in Prenetics Group’s computer or logistics systems, and the overall effective and efficient functioning of its business. Failure to maintain or protect Prenetics Group’s information systems and data integrity effectively could harm Prenetics Group’s business, financial condition and results of operations.
Prenetics Group depends on its information systems and for the effective and efficient functioning of its business, including the manufacture, distribution and maintenance of its COVID-19 and genetic testing kits, as well as for accounting, data storage, compliance, purchasing and inventory management. Prenetics Group’s and Prenetics Group’s third-party collaborator’s information systems may be subject to computer viruses, ransomware or other malware, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, damage or interruption from fires or other natural disasters, hardware failures, telecommunication failures and user errors, among other malfunctions and other cyber-attacks. Prenetics Group and its third-party collaborators could be subject to an unintentional event that involves a third-party gaining unauthorized access to Prenetics Group’s systems, which could disrupt its operations, corrupt its data or result in release of its confidential information. Additionally, theft of Prenetics Group’s intellectual property or proprietary business information could require substantial expenditures to remedy and even then may not be able to be remedied in full. Although the aggregate impact of the foregoing on Prenetics Group’s operations and financial condition has not been material to date, Prenetics Group may have been and going forward will continue to be the target of events of this nature as cybersecurity threats have been rapidly evolving in sophistication and becoming more prevalent in the industry. Third parties upon whom Prenetics Group relies or with whom it has business relationships, including its customers, collaborators, suppliers, and others are subject to similar risks that could potentially have an adverse effect on Prenetics Group’s business.
Technological interruptions could disrupt operations, including the ability to timely ship and track product orders, project inventory requirements, manage supply chain and otherwise adequately service Prenetics Group’s customers or disrupt its customers’ ability to use Prenetics Group’s test kits. In addition, Prenetics Group relies heavily on providers of transport services for reliable and secure point-to-point transport of test kits to Prenetics Group’s customers and users and for tracking of these shipments. Should a carrier encounter delivery performance issues such as loss, damage or destruction of any systems, it would be costly to replace such systems in a timely manner and such occurrences may damage Prenetics Group’s reputation and lead to decreased demand for Prenetics Group’s test kits and increased cost and expense to Prenetics Group’s business.
Additionally, Prenetics Group’s business model is dependent on Prenetics Group’s ability to deliver various test kits to customers and have such test kits processed and returned to Prenetics Group. This requires coordination between Prenetics Group’s logistics providers and third-party shipping services. Operational disruptions may be caused by factors outside of Prenetics Group’s control such as hostilities, political unrest, terrorist attacks, natural disasters, pandemics and public health emergencies, such as COVID‑19, affecting the geographies where Prenetics Group’s operations and customers are located. Prenetics Group may not be effective at preventing or mitigating the effects of such disruptions, particularly in the case of a catastrophic event. In addition, operational disruptions may occur during the holiday season, causing delays or failures in deliveries of test kits. Any such disruption may result in lost revenues, a loss of customers and reputational damage, which would have an adverse effect on Prenetics Group’s business, results of operations and financial condition.
In the event Prenetics Group or its third-party collaborators experience significant disruptions, Prenetics Group may be unable to repair such systems in an efficient and timely manner. Accordingly, such events may disrupt or reduce the efficiency of Prenetics Group’s entire operation and harm Prenetics Group’s business, financial condition and results of operations. Currently, Prenetics Group carries business interruption coverage to mitigate certain potential losses but this insurance is limited in amount and subject to deductibles, exclusions and limitations, and Prenetics Group cannot be certain that such potential losses will not exceed its policy limits. Prenetics Group’s information systems require an ongoing commitment of significant resources to maintain, protect and enhance its existing systems. Failure to maintain or protect Prenetics Group’s information systems and data integrity effectively could harm its business, financial condition and results of operations.
The COVID-19 pandemic could materially and adversely affect Prenetics Group’s business and results of operations.
Like other companies, Prenetics Group’s business has been and will continue to be affected by the COVID-19 pandemic. For example, the spread of COVID-19 has caused Prenetics Group to modify its business practices (including on-site employee and visitor testing, employee travel, employee work locations, and the cancellation of physical participation in meetings, events and conferences). The degree to which

COVID-19 will impact its business and operations going forward is unknown and will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the continued duration and spread of the outbreak, the emergence of novel variants, the degree of severity of the outbreak and existing and new variants, the development and administration of existing and new therapeutic treatments and vaccines, the actions taken by national, regional, and local governments and health officials to contain the virus or treat its impact, how quickly and to what extent normal economic and operating conditions can resume, whether the supply of components and raw materials will remain sufficient to satisfy demand and any impact on its pricing, and whether any of Prenetics Group’s third-party contract manufacturers or collaborators experience any business interruptions that could result in the delay of delivery of its products or components. Even after the outbreak of COVID-19 subsides, Prenetics Group may experience material adverse impacts to its business as a result of its global economic impact, including any recession or other negative social, economic and political consequences that may occur as a result of the pandemic.
Risks Relating to Government Regulation
Prenetics Group’s business collects and processes a large amount of data including personal information, and Prenetics Group will face legal, reputational, and financial risks if it fails to protect its customers’ data from security breaches or cyberattacks. Prenetics Group is also subject to various laws and regulations relating to privacy or the protection or transfer of data relating to individuals, and any change in such laws and regulations or any failure by Prenetics Group to comply with such laws and regulations could adversely affect Prenetics Group’s business.
Prenetics Group collects and stores sensitive data, including personally identifiable information, genetic information, payment information, intellectual property and proprietary business information owned or controlled by itself, its customers, or other parties. Prenetics Group manages and maintains its data and applications utilizing cloud-based systems. Prenetics Group also protects sensitive customer data by logically segregating access and storage of personally identifiable and genetic data from other business operations involving data processing. Prenetics Group identifies a variety of risks in connection of protecting the critical customer and business information, including loss of access risk, inappropriate disclosure, inappropriate modification, and the risk of it being unable to adequately monitor and modify controls over its critical information.
Any technical problems that may arise in connection with Prenetics Group’s data and systems, including those that are hosted by third-party providers, could result in interruptions to its business and operations or exposure to security vulnerabilities. These types of problems may be caused by a variety of factors, including infrastructure changes, intentional or accidental human actions or omissions, software errors, malware, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. From time to time, large third-party web hosting providers utilized by Prenetics Group may experience outages or other problems that would result in their systems being offline and inaccessible, which could materially impact Prenetics Group’s business and operations. In addition, Prenetics Group’s various customer tools and platforms are currently accessible through its online portal and/or through its mobile applications, which may also be exposed to security breaches.
The secure processing, storage, maintenance and transmission of critical customer and business information are vital to Prenetics Group’s operations and its business strategy. Although Prenetics Group devotes significant resources to protecting such information and takes what it believes to be reasonable and appropriate measures, including a formal and dedicated enterprise security program, to protect sensitive information from compromises such as unauthorized access, disclosure, or modification or lack of availability, its information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions. Prenetics Group may be exposed to significant monetary damages which are not covered by its liability insurance. Further, a security breach could require Prenetics Group to expend substantial additional resources related to the security of Prenetics Group’s information systems and providing required breach notifications, diverting resources from other projects and disrupting Prenetics Group’s businesses.
In addition to data security risks, Prenetics Group also faces data privacy risks. Should it actually violate, or be perceived to have violated, any privacy promises it makes to its customers, it could be subject to a complaint from an affected individual or interested privacy regulator, such as the Office of the Privacy Commissioner for Personal Data in Hong Kong and the Information Commissioner in the U.K. This risk is heightened given the sensitivity of the data Prenetics Group collects. Even the perception that the privacy of personal information is not satisfactorily protected or does not meet regulatory or contractual requirements could inhibit sales of Prenetics Group’s solutions, and any failure to comply with such laws, regulations and contractual requirements could lead to significant fines, penalties or other liabilities.
There has been unprecedented activity in the development of data protection regulation around the world, and as a result, the interpretation and application of consumer, health-related and data protection laws in Hong Kong, the U.K., Europe and other jurisdictions in which Prenetics Group conducts business are often uncertain, contradictory and in flux. Numerous local and international laws and regulations address privacy and the collection, storing, sharing, use, disclosure, and protection of certain types of data in jurisdictions where Prenetics Group operates, including the Personal Data (Privacy) Ordinance in Hong Kong, or “PDPO” and the U.K. GDPR. These laws, rules, and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation, and changes in enforcement, and may be inconsistent from one jurisdiction to another.
The PDPO applies to data users that control the collection, holding, processing or use of personal data in Hong Kong and does not have extraterritorial effect. The PDPO does not specifically govern the use of human genetic data or other sensitive personal data, and Prenetics Group is subject to the general requirements under PDPO including to obtain the prescribed consent of the data subject and to take all practicable steps to protect the personal data held by data users against unauthorized or accidental access, loss or use. Breaches of the PDPO may lead to a variety of civil and criminal sanctions including fines up to HK$100,000 and imprisonment of up to two years. In addition, data subjects have a right to bring proceedings in court to seek compensation for damage.
Prenetics Group also has operations in the U.K. and the European Union and is therefore required to comply with increasingly complex and changing data security and privacy regulations in the U.K. and the European Union that regulate the collection, use and transfer of personal data, including the transfer of personal data between or among countries. For example, the European Union’s General Data Protection Regulation, or “GDPR”, now also enacted in the U.K., or “the U.K. GDPR”, as well as the U.K. Data Protection Act (2018), or “DPA”, have imposed stringent compliance obligations regarding the handling of personal data and have resulted in the issuance of significant financial penalties for noncompliance.
The U.K. GDPR and GDPR broadly apply to any entity established in the U.K. and the European Union as well as extraterritorially to any entity outside the U.K. and the European Union that offers goods or services to, or monitors the behavior of, individuals who are located in the U.K. and the European Union. The GDPR imposes strict requirements on controllers and processors of personal data, including enhanced protections for “special categories” of personal data, which includes sensitive information such as health and genetic information of data subjects. As a controller and processor of personal data, Prenetics Group is subject to extensive obligations related to the collection, recording, use, storage, disclosure and destruction of any test results and associated personal data by Prenetics Group’s services, laboratories, websites and applications in accordance with the various data protection principles prescribed under the U.K. GDPR, and “genetic data” and “data concerning health” which Prenetics Group collects in connection with its testing services constitute a special category of data under the U.K. GDPR and the DPA, and are subject to more stringent rules that provide more protection of such data given its sensitive nature. The U.K. GDPR and GDPR also grant individuals various rights to seek legal remedies in relation to their personal data if the individual believes his or her rights have been violated, including the rights of access, rectification, objection to certain processing and deletion. Failure to comply with the requirements of the GDPR or the related national data protection laws may result in significant administrative fines issued by the U.K. or European Union regulators. Under the U.K. GDPR, the Information Commissioner can impose significant administrative fines on both data controllers and data processors. There are two tiers of such fines, which are the higher of up to £8.7 million or 2% of global turnover, or the higher of up to £17.5 million or 4% of global turnover. Under the GDPR, maximum penalties for violations are capped at 20 million euros or 4% of an organization’s annual global revenue, whichever is greater.
Despite Prenetics Group’s efforts to comply with applicable laws, regulations, and other obligations relating to privacy, data protection, and information security, it is possible that Prenetics Group’s interpretations of the law or other obligations, practices, or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations, or obligations. If so, this could result in government-imposed fines or orders requiring Prenetics Group to change its commercial practices, which could disrupt its operations and adversely affect its business.
In addition, these privacy laws and regulations may differ from country to country and region to region, and Prenetics Group’s obligations under these laws and regulations vary based on the nature of its activities in the particular jurisdiction, such as whether it collects samples from individuals in the local jurisdiction, perform testing in the local jurisdiction, or process personal information regarding employees or other individuals in the local jurisdiction. Complying with changing regulatory requirements requires Prenetics Group to incur substantial costs, exposes Prenetics Group to potential regulatory action or litigation, and may require changes to Prenetics Group’s business practices in certain jurisdictions, any of which could materially and adversely affect Prenetics Group’s business operations and operating results. There is no assurance that Prenetics Group is or will remain in compliance with diverse privacy and data security requirements in all of the jurisdictions in which it currently operates and may operate in the future. Failure of Prenetics Group to comply with applicable laws or regulations or any other obligations relating to privacy, data protection, or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other data relating to its customers, or other individuals, or the perception that any of the foregoing types of failure or compromise has occurred, could damage Prenetics Group’s reputation and brand, discourage new and existing customers from using its platform, or result in fines, investigations, or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect Prenetics Group’s business, financial condition, and results of operations.
Prenetics Group’s products and services are and will continue to be subject to extensive regulation, compliance of which could be costly and time-consuming or may cause unanticipated delays or prevent the receipt of the required approvals to offer Prenetics Group’s products and services.
Prenetics Group’s testing products are classified as medical devices and the manufacture, labeling, advertising, promotion, post-market surveillance and marketing of medical devices are subject to extensive regulation in various jurisdictions in which it operates. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes regulation of, among other things:
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design, development and manufacturing;

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testing, labeling, including directions for use, processes, controls, quality assurance, packaging, storage, distribution, installation and servicing;

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clinical trials and validation studies;

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registration and listing;

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marketing, sales and distribution;

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recordkeeping procedures;

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advertising and promotion;

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pre-market authorization;

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corrections, removals and recalls;

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post-market surveillance, including reporting of deaths or serious injuries, and malfunctions that, if they were to recur, would be likely to cause or contribute to a death or serious injury; and

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product import and export.

In Hong Kong, medical device manufacturers may voluntarily complete an application and registration with the Medical Device Division of the Department of Health of Hong Kong in the Medical Device Administrative Control System, for which the applicant must demonstrate the safety and performance of the medical devices by submitting a number of supporting documents including test reports of the device’s chemical, physical and biological properties, and a performance evaluation report including evaluation of analytical performance and clinical performance of the device to demonstrate that the device achieves its intended purpose. In the U.K. and the European Union, IVD devices must comply with the essential safety, health, design and manufacturing requirements under EU IVDD. Beginning in January 1, 2021, IVD device manufacturers can also sell a device by registering with the MHRA. Under the MHRA requirements, IVD devices must meet essential requirements according to Part IV MDR 2002 Annex I and be registered with the MHRA.
Prenetics Group officially launched Circle HealthPod in Hong Kong on November 18, 2021. It is required to carry out clinical trials and prepare usability studies in the U.S., the U.K. and Hong Kong to demonstrate the safety and efficacy of the product. Prenetics Group has commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA to certify Circle HealthPod for home use and professional use. Prenetics Group is also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. There is no guarantee that Prenetics Group will receive any such regulatory approvals. In the U.S., IVD devices are regulated by the FDA in accordance with the Federal Food, Drug, and Cosmetic Act of 1938 and its implementing regulations (“FDCA”). IVD devices are subject to pre-market and post market controls to assure their safety and effectiveness. Pre-market controls involve approval or clearance via a 501(k) pre-market submission (“501(k) submission”), De Novo classification request (“De Novo request”), or a pre-market approval (“PMA”), unless an exemption applies. During public emergencies, when the Department of Health and Human Services (“HHS”) Secretary declares that an emergency use authorization is appropriate, the FDA Commissioner may also grant EUAs, which allow the use of unapproved medical products to be used in a public emergency to diagnose, treat, or prevent serious or life-threatening diseases or conditions when the following statutory criteria have been met: (i) a serious or life-threatening condition exists; (ii) evidence of effectiveness of the device exists; (iii) a risk-benefit analysis shows that the benefits of the product outweigh the risks; and (iv) no other alternatives exist for diagnosing, preventing or treating the disease or condition.
Evidence of effectiveness includes medical devices that “may be effective” to prevent, diagnose, or treat the disease or condition identified in a declaration of emergency issued by the Secretary of HHS. The FDA assesses the potential effectiveness of a possible EUA product on a case-by-case basis using a risk-benefit analysis. In determining whether the known and potential benefits of the product outweigh the known and potential risks, the FDA examines the totality of the scientific evidence to make an overall risk-benefit determination. Such evidence, which could arise from a variety of sources, may include (but is not limited to) results of domestic and foreign clinical trials, in vivo efficacy data from animal models, in vitro data, as well as the quality and quantity of the available evidence. After receiving approval for marketing IVD devices, the FDA may require post-market surveillance for class II and class III medical devices when deemed by the FDA to be necessary to protect the public health or to provide additional safety and effectiveness data for the device. The FDA can also order post-market surveillance as a response to adverse event reports, to assess safety and effectiveness of devices that have undergone limited pre-market testing, or to obtain more information on device performance.
The incurrence or commencement of any such action would harm our reputation and cause sales of our tests to suffer and may prevent us from generating revenue.
If regulatory authorities conclude that any aspect of Prenetics Group’s business operations does not comply with applicable law, Prenetics Group may be subject to penalties and other damages and sales of its testing products may also suffer.
Prenetics Group’s testing products are subject to various regulatory guidelines, and any identified deficiencies or quality issues in the components of the test kits and testing devices could result in product recalls and could harm its reputation, business and financial results.
Prenetics Group’s testing products are subject to various regulatory guidelines, and in certain jurisdictions in which it operates, may be subject to recall of commercialized products in the event of material deficiencies or defects in design or manufacture that could affect patient safety.

For example, for IVD devices that are subject to U.S. FDA regulations, FDA may require post-market surveillance after the devices receive approval for marketing when FDA deems necessary to protect the public health or to provide additional safety and effectiveness data for the device. Identified quality problems, such as failure of critical components or the failure of third parties to supply Prenetics Group with sufficient conforming quantities of these components, could impact the availability of Prenetics Group’s test kits in the marketplace or lead to adverse events that could subject Prenetics Group to post-market surveillance ordered by FDA to assess safety and effectiveness of devices that have undergone limited pre-market testing, or to obtain more information on device performance. Although medical device recalls are usually conducted voluntarily by a device manufacturer, the manufacturer is required to make a report to the FDA detailing any correction or removal of a medical device if the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of legislation caused by the device which may present a risk to health. Where the manufacturer fails to voluntarily recall a device that is a risk to health, the FDA may issue a recall order to the manufacturer. Product complaints, quality issues and necessary corrective and preventive actions could result in communications to customers or patients, field actions, the scrapping, rework, recall or replacement of products, substantial costs and write-offs, and harm to Prenetics Group’s business reputation and financial results.
As a result, any identified quality issue can both harm Prenetics Group’s business reputation and result in substantial costs and write-offs, which in either case could materially harm Prenetics Group’s business and financial results.
Prenetics Group plans to expand its business and operations internationally to various jurisdictions in which it does not currently operate and where Prenetics Group has limited operating experience, all of which exposes Prenetics Group to business, regulatory, political, operational and financial risk.
One of Prenetics Group’s key business strategies is to pursue international expansion of its business operations and market its products in multiple jurisdictions. For example, Circle HealthPod has been marked with CE-IVD for professional use, which allows Prenetics Group to sell the device in the European Union and the U.K. for professional use. Prenetics Group has commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA to certify Circle HealthPod for home use and professional use. Prenetics Group is also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. Additionally, Prenetics Group is preparing to obtain the authorizations, licenses and registrations to distribute Circle HealthPod as a professional-use and home-use IVD medical device in various other jurisdictions, including Taiwan, Singapore, Vietnam, Cambodia, Philippines, Thailand, Malaysia and Indonesia. There is no guarantee that Prenetics Group will receive any such regulatory approvals.
As a result, Prenetics Group expects that its business will be subject to a variety of risks associated with doing business internationally, including an increase in its expenses and diversion of the management’s attention from other aspects of its business. Accordingly, its business and financial results in the future could be adversely affected due to a variety of factors, including:
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political, social and/or economic instability;

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risks related to governmental regulations in foreign jurisdictions and unexpected changes in regulatory requirements and enforcement;

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fluctuations in currency exchange rates;

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higher levels of credit risk and payment fraud;

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burdens of complying with a variety of foreign laws;

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complexities and difficulties in obtaining intellectual property protection and reduced protection for intellectual property rights in some countries;

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difficulties in staffing and managing global operations and the increased travel, infrastructure and legal compliance costs associated with multiple international locations and subsidiaries;

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management of tax consequences and compliance; and

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other challenges caused by distance, language, and cultural differences, making it harder to do business in certain international jurisdictions.

In addition, Prenetics Group may be subject to increased regulatory risks and local competition in various jurisdictions where Prenetics Group plans to expand operations but has limited operating experience. Such increased regulatory burden and competition may limit the available market for Prenetics Group’s products and services and increase the costs associated with marketing the products and services where Prenetics Group is able to offer its products. If Prenetics Group is unable to manage the complexity of global operations successfully, or fails to comply with any of the regulations in other jurisdictions, its financial performance and operating results could suffer.
Risks Relating to Intellectual Property and Legal Proceedings
Prenetics Group may be subject to legal proceedings and litigation, which are costly to defend, and adverse publicity about any investigation, litigation, regulatory or legal action against Prenetics Group or its senior management could harm its reputation and business.
Prenetics Group and its management may become, involved in legal proceedings relating to patent and other intellectual property matters, product liability claims, employee claims, tort or contract claims, regulatory investigations, and other legal proceedings or investigations, which could have a negative impact on Prenetics Group’s reputation, business and financial condition and divert the attention of Prenetics Group’s management from the operation of its business.
Litigation and other legal proceedings are inherently unpredictable and can result in excessive or unanticipated verdicts and/or injunctive relief that affect how Prenetics Group operates its business. Prenetics Group could incur judgments or enter into settlements of claims for monetary damages or for agreements to change the way it operates its business, or both. There may be an increase in the scope of these matters or there may be additional lawsuits, claims, proceedings or investigations in the future, which could harm Prenetics Group’s business, financial condition and results of operations.
In addition, adverse publicity about regulatory or legal action against Prenetics Group could damage Prenetics Group’s reputation and brand image, undermine its customers’ confidence and reduce long-term demand for its test kits, even if the regulatory or legal action is unfounded or not material to its operations.
Prenetics Group’s patent and other intellectual property protection may not be sufficient, and if Prenetics Group is unable to obtain, maintain and protect its intellectual property rights and proprietary information or prevent third-parties from making unauthorized use of its technology, its business could be harmed.
As with other diagnostic testing companies, Prenetics Group’s success depends in large part on its and its licensors’ success in obtaining and maintaining effective patent protection and other intellectual property in Hong Kong, the U.K. and other jurisdictions, with respect to, such tests, their manufacturing processes and their intended methods of use, as well as enforcing those patent claims once granted and other intellectual property rights. The patent prosecution process is expensive and time consuming, and Prenetics Group may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patents or patent applications at a reasonable cost or in a timely manner, in all jurisdictions, or at all. Any failure to obtain or maintain patent and other intellectual property protection with respect to its current and any future tests or other aspects of its business could harm its business, financial condition and results of operations.
Prenetics Group depends on its technology, intellectual property and services for its success and ability to compete. Prenetics Group relies and expects to continue to rely on a combination of non-disclosure and confidentiality agreements with Prenetics Group’s employees, third-party collaborators, suppliers, consultants, advisors and other third parties with whom Prenetics Group has relationships and who may have access to confidential or patentable aspects of Prenetics Group’s research and development outputs, as well as trademark, copyright, patent and trade secret protection laws, to protect Prenetics Group’s proprietary rights. Any of Prenetics Group’s intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide Prenetics Group with competitive advantages.

Prenetics Group does not currently own any issued patents material to its businesses, but has filed certain patent applications in China. There can be no assurance that Prenetics Group’s applications for registration of patents, trademarks and other intellectual property rights will be approved. Although Prenetics Group enters into non-disclosure and confidentiality agreements, any of these parties may breach the agreements and disclose such outputs before a patent application is filed, thereby jeopardizing Prenetics Group’s ability to seek and obtain patent protection. Prenetics Group may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions, and under the laws of certain jurisdictions, patents or other intellectual property rights may be unavailable or limited in scope. It is also possible that Prenetics Group will fail to identify patentable aspects of its developments before it is too late to obtain patent protection. In addition, Prenetics Group’s ability to obtain and maintain valid and enforceable patents depends in part on whether the differences between its inventions and prior art allow its inventions to be patentable over the prior art.
In addition, Prenetics Group relies substantially upon trademarks to build and maintain the integrity of its brands. Its registered and unregistered trademarks or trade names may be challenged, infringed, circumvented, declared unenforceable or determined to be violating or infringing on other intellectual property rights. Prenetics Group may not be able to sufficiently protect or successfully enforce its rights to these trademarks and trade names.
Further, there can be no assurance that any intellectual property rights will be adequately protected, or that such intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to Prenetics Group for any such breach. Additionally, Prenetics Group may be subject to claims from third parties challenging its ownership interest in or inventorship of intellectual property it regards as its own, for example, based on claims that its agreements with employees or consultants obligating them to assign intellectual property to Prenetics Group are ineffective or in conflict with prior or competing contractual obligations to assign inventions to another employer, to a former employer, or to another person or entity. Accordingly, Prenetics Group may not be able to effectively protect its intellectual property rights or to enforce its contractual rights. Policing any unauthorized use of intellectual property is difficult and costly, and the steps Prenetics Group may take may be inadequate to prevent the infringement or misappropriation of its intellectual property. Furthermore, litigation may be necessary in the future to enforce Prenetics Group’s intellectual property rights, to protect Prenetics Group’s trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation and/or any of the events above could result in substantial costs and diversion of resources, and could put its intellectual property at risk of being invalidated or narrowed in scope. Prenetics Group can provide no assurance that it will prevail in such litigation, and even if it does prevail, it may not obtain a meaningful recovery. In addition, Prenetics Group’s trade secrets may be leaked or otherwise become available to, or be independently discovered by, its competitors. Any failure in maintaining, protecting or enforcing its intellectual property rights could have a material adverse effect on its business, financial condition and results of operations.
Prenetics Group has granted an exclusive license to a third-party contract manufacturer to use its intellectual property to manufacture and deliver COVID-19 test kits to it pursuant to a manufacturing agreement. Prenetics Group therefore must rely on such manufacturing agreement for COVID-19 test kits manufactured in mainland China and cannot, by itself or through a different third party, use the exclusively licensed intellectual property to develop, make, use, import, export and market the technology for such test kits in mainland China.
Prenetics Group depends, and may depend in the future, on intellectual property licensed from third parties for development and commercialization of certain products, and the termination of the licenses or other agreements permitting Prenetics Group to use such intellectual property or failure of such third parties to maintain or protect such intellectual property could result in the loss of significant rights by Prenetics Group, which would harm its business.
On June 10, 2020, Oxsed, a wholly owned subsidiary of Prenetics HK, entered into a patent license agreement (the “OUI-Oxford Suzhou Agreement”) with Oxford Suzhou, and Oxford University Innovation Limited. Pursuant to the terms of the OUI-Oxford Suzhou Agreement, OUI and Oxford Suzhou granted us a worldwide exclusive license to develop, make, have made, use and have used, import, export and market certain licensed products in COVID-19 testing and diagnosis relating to a pending Chinese patent application entitled “Primers for detecting novel coronavirus SAR-CoV-2, which causes COVID-19, and test kits, methods and applications thereof” and a pending U.K. patent application entitled “Optimised primer design to stabalise the performance of RT-LAMP,” regarding the primer and molecular switch technologies that are integral to the nucleic acid amplification technology.
On October 6, 2020, Oxsed entered into a patent license agreement (the “NEB Agreement”) with New England Biolabs Inc., or NEB. Pursuant to the terms of the NEB Agreement, NEB granted us a limited royalty bearing, non-exclusive, non-transferable, non-sublicensable, worldwide license under NEB’s rights in their licensed patents to use certain NEB products to make, have made, use, offer to sell, sell, have sold under our label and export certain licensed products relating to colorimetric LAMP for clinical diagnostic, investigational and research use.
On October 12, 2020, Oxsed entered into a patent license agreement (the “Eiken Agreement”) with Eiken Chemical Co., Ltd. (“Eiken”) under which Eiken granted to Oxsed a personal and non-exclusive licenses under the “Loop-Mediated Isothermal Amplification” (the “LAMP”) patents to develop and make any reagent, product, kit, device, equipment, instrument and/or system for nucleic acid in-vitro diagnostic tests for the detection of a SARS-CoV-2 (the “Eiken Licensed Products”), and use, sell, offer for sale or otherwise dispose of the Eiken Licensed Products made under Oxsed’s own labels in the U.K. Under the terms of the Eiken Agreement, Oxsed also has an option to expand the license to develop and sell the Eiken Licensed Products outside the U.K. for a payment of additional fees. Prenetics Group is currently in discussions with Eiken to exercise such option for certain of its target geographies.
Prenetics Group is dependent on LAMP patents licensed from Eiken for commercializing its COVID-19 test kit and also is dependent on LAMP to enhance the testing speed and testing accuracy of its COVID-19 testing techniques. However, Eiken may license patents to additional third parties for the use of LAMP, and if such third parties were able to independently develop or license the ability to detect SARS-CoV-2, then the business of Prenetics Group could be harmed.
Prenetics Group is also dependent on the exclusive license from New Horizon Health to market, promote, sell, distribute, and to provide testing services using the ColoClear technology for diagnostic use for colorectal cancer and adenoma in Hong Kong, Macau and the Philippines under Prenetics HK’s collaboration agreement with New Horizon Health and NHH Hangzhou (the “New Horizon Agreement”) entered into in July 2019 and a supplemental agreement entered into in December 2019. Under the New Horizon Agreement, Prenetics HK has the right to apply for applicable FDA approval for the ColoClear product, if required, All intellectual property developed or generated based on or in connection with the collaboration shall be jointly owned by New Horizon Health and Prenetics HK. New Horizon Health shall have the right of first refusal to license such newly developed intellectual property to any third parties. Co-owned intellectual property rights will limit Prenetics Group’s ability to use and exploit such intellectual property and New Horizon Health, as the other co-owner, may license rights to third parties, including Prenetics Group’s competitors, who could market competing products and technology. In addition, Prenetics Group may need the cooperation of any such joint owners in order to enforce such intellectual property against third parties, and such cooperation may not be provided. Prenetics Group cannot provide any assurance with respect to the success of any research, development or commercialization efforts pursuant to the New Horizon Agreement. In addition, Prenetics HK splits the gross income generated in connection with the ColoClear product and its related services with New Horizon Health.
Either New Horizon Health or Prenetics HK has the right to terminate the New Horizon Agreement at any time during the initial term of five years for convenience by providing the other party with three-months’ prior written notice. Under the Eiken Agreement, although Eiken cannot terminate for convenience, it may terminate the agreement under certain conditions, including an uncured default by Oxsed or its affiliates. As a result, if Oxsed were determined to have breached the Eiken Agreement, Eiken would have the right to terminate the Eiken Agreement, which would result in the loss of Oxsed’s rights to the patents licensed to it, and Prenetics Group would therefore not be able to sell and/or market its test kits that are covered by those patents licensed to it.

If the New Horizon Agreement or the Eiken Agreement were to be terminated, Prenetics Group will lose licenses for intellectual property that are important to its business, and as a result, it may not be able to continue developing, selling or commercializing its test kits for COVID-19 or colorectal cancer. This would adversely affect Prenetics Group’s competitive business position and harm its business prospects. Moreover, disputes, arbitration, litigation or other proceedings with Eiken or New Horizon could last for an extended period of time, may not be resolved in a favorable manner and could result in substantial damages payable by Prenetics Group and would divert management’s attention.
Prenetics Group could be sued for products liability, which could result in substantial liabilities that exceed its resources.
The marketing, sale and use of Prenetics Group’s current and future tests and products could lead to the filing of products liability claims where someone may allege that Prenetics Group’s tests identified inaccurate or incomplete information or otherwise failed to perform as designed. In addition, Prenetics Group may be subject to products liability claims resulting from misuse of its testing products. A products liability claim could result in substantial damages and be costly and time-consuming to defend. Regardless of merit or eventual outcome, products liability claims may result in:
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sustained litigation costs;

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distraction of management’s attention from Prenetics Group’s primary business;

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the inability to continue commercializing other new products;

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decreased demand for Prenetics Group’s existing products;

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damage to Prenetics Group’s business reputation;

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product recalls or withdrawals from the market;

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withdrawal of clinical trial participants;

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substantial monetary awards to users, customers or other claimants;

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loss of sales; or

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termination of existing agreements by Prenetics Group’s collaborators and failing to partner with potential collaborators.

If Prenetics Group cannot successfully defend itself against products liability claims, it may incur substantial liabilities and reputational harm, which could negatively affect our business, financial condition and results of operations.
Prenetics Group may be subject to claims that its employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that Prenetics Group’s employees have wrongfully used or disclosed alleged trade secrets of their former employers.
Prenetics Group employs, and expects to employ in the future, individuals who were previously employed at universities or other companies, including Prenetics Group’s competitors or potential competitors. Although Prenetics Group tries to ensure that its employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for Prenetics Group, it may be subject to claims that its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers or other third parties, or to claims that Prenetics Group has improperly used or obtained such trade secrets. Also, Prenetics Group may in the future be subject to claims that these people are violating non-compete agreements with their former employers. Litigation may be necessary to defend against these claims. If Prenetics Group fails in defending such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights or personnel, which could adversely impact its business. A loss of key research personnel work product could hamper or prevent Prenetics Group’s ability to commercialize potential products and services, which could harm its business. Even if Prenetics Group is successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

The diagnostic testing industry is characterized by intellectual property litigation and in the future Prenetics Group may be involved in patent litigation or other intellectual property infringement claims or administrative proceedings with respect to intellectual property that could be costly, result in the diversion of management’s time and efforts, and may disrupt its business and operations.
Litigation regarding patents, trademarks, trade secrets, and other intellectual property rights is prevalent in the medical device and diagnostic sectors and companies in these sectors have used intellectual property litigation to gain a competitive advantage. Prenetics Group’s commercial success depends in part upon its ability and that of its contract manufacturers and suppliers to manufacture, market, and sell its planned tests, and to use its proprietary technologies without infringing, misappropriating or otherwise violating the proprietary rights or intellectual property of third parties. Because Prenetics Group has not conducted a formal freedom to operate analysis for patents related to its test kits, Prenetics Group may not be aware of issued patents that a third-party might assert are infringed by its current or any future test kits, which could materially impair its ability to commercialize its current or any future test kits. Even if Prenetics Group diligently searches third-party patents for potential infringement by its current or any future test kits, Prenetics Group may not successfully find patents that its current or any future test kits may infringe. If Prenetics Group is unable to secure and maintain freedom to operate, others could preclude Prenetics Group from commercializing its current or future test kits. Prenetics Group may in the future become party to, or be threatened with, adversarial proceedings or litigation regarding intellectual property rights with respect to its current and any future test kits and technology, whether or not Prenetics Group is actually infringing, misappropriating or otherwise violating the rights of third parties. Additional third parties may assert infringement claims against Prenetics Group based on existing or future intellectual property rights, regardless of merit. If Prenetics Group is found to infringe a third-party’s intellectual property rights, Prenetics Group could be required to obtain a license from such third-party to continue developing and marketing its current and any future test kits and technology. Prenetics Group may also elect to enter into such a license to settle pending or threatened litigation. However, Prenetics Group may not be able to obtain any required license on commercially reasonable terms, or at all. Even if Prenetics Group was able to obtain a license, it could be non-exclusive, thereby giving its competitors access to the same technologies licensed to it, and could require Prenetics Group to pay significant royalties and other fees. Prenetics Group could be forced, including by court order, to cease commercializing the infringing technology or test kits. In addition, Prenetics Group could be found liable for monetary damages, which may be significant. If Prenetics Group is found to have willfully infringed a third-party patent, Prenetics Group could be required to pay treble damages and attorneys’ fees. A finding of infringement could prevent Prenetics Group from commercializing its planned test kits in commercially important territories, or force Prenetics Group to cease some of its business operations, which could harm its business.
Even if Prenetics Group is successful in defending against intellectual property claims, litigation or other legal proceedings relating to such claims may cause Prenetics Group to incur significant expenses, and could distract its technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, the market price of PubCo Class A Ordinary Shares could be negatively impacted. Such litigation or proceedings could substantially increase Prenetics Group’s operating losses and reduce its resources available for development activities. Prenetics Group may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of Prenetics Group’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Prenetics Group can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of litigation or other intellectual property related proceedings could harm Prenetics Group’s business, financial condition and results of operations.
Because patent applications can take many years to issue, there may be currently pending patent applications which may later result in issued patents that Prenetics Group’s current or future products, technologies and services may infringe. Prenetics Group cannot be certain that it has identified or addressed all potentially significant third-party patents in advance of an infringement claim being made against Prenetics Group. In addition, similar to what other companies in Prenetics Group’s industry have experienced, Prenetics Group expects its competitors and others may have patents or may in the future obtain patents and claim that making, having made, using, selling, offering to sell or importing Prenetics Group’s products or services infringes these patents. Defense of infringement and other claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and employee resources from Prenetics Group’s business. Parties making claims against Prenetics Group may be able to sustain the costs of complex patent litigation more effectively than Prenetics Group can because they have substantially greater resources. Parties making claims against Prenetics Group may be able to obtain injunctive or other relief, which could block Prenetics Group’s ability to develop, commercialize and sell products or services and could result in the award of substantial damages against Prenetics Group, including treble damages, attorney’s fees, costs and expenses if Prenetics Group is found to have willfully infringed. In the event of a successful claim of infringement against it, Prenetics Group may be required to pay damages and ongoing royalties and obtain one or more licenses from third parties, or be prohibited from selling certain products or services. Prenetics Group may not be able to obtain these licenses on acceptable or commercially reasonable terms, if at all, or these licenses may be non-exclusive, which could result in Prenetics Group’s competitors gaining access to the same intellectual property. In addition, Prenetics Group could encounter delays in product or service introductions while it attempts to develop alternative products or services to avoid infringing third-party patents or proprietary rights. Defense of any lawsuit or failure to obtain any of these licenses could prevent Prenetics Group from commercializing products or services, and the prohibition of sale of any of its products or services could materially affect its business and its ability to gain market acceptance for its products or services.
Because competition in this industry is intense, competitors may infringe or otherwise violate patents of Prenetics Group’s licensors or other intellectual property. To counter infringement or unauthorized use, Prenetics Group may decide to enforce its intellectual property by filing infringement claims, which can be expensive and time consuming. In addition, in a patent infringement proceeding, a court may decide that a patent of Prenetics Group’s licensors is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that the patents do not cover the technology in question. An adverse result in any litigation proceeding or administrative action could put Prenetics Group’s intellectual property rights at risk of being invalidated or interpreted narrowly.
In addition, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Prenetics Group’s confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of PubCo Class A Ordinary Shares.
Furthermore, Prenetics Group’s agreements with some of its customers, suppliers or other entities with whom Prenetics Group does business require Prenetics Group to defend or indemnify these parties to the extent they become involved in infringement claims, including the types of claims described above. Prenetics Group could also voluntarily agree to defend or indemnify third parties in instances where Prenetics Group is not obligated to do so if Prenetics Group determines it would be important to Prenetics Group’s business relationships. If any of these claims succeed or settle, Prenetics Group may be forced to pay damages or settlement payments on behalf of its customers or may be required to obtain licenses for the products they use. If Prenetics Group cannot obtain all necessary licenses on commercially reasonable terms or at all, its customers may be forced to stop using its products. If Prenetics Group is required or agrees to defend or indemnify third parties in connection with any infringement claims, Prenetics Group could incur significant costs and expenses that could adversely affect Prenetics Group’s business, operating results or financial condition.
Patent terms may be inadequate to protect Prenetics Group’s competitive position on its products and services for an adequate amount of time.
Patents have a limited lifespan. In Hong Kong and the U.K., if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering Prenetics Group’s products and services are obtained, once the patent life has expired, Prenetics Group may be open to competition from competitive products. Even if patents covering Prenetics Group’s technologies and their uses are obtained, once the patent has expired, Prenetics Group may be open to further competition, which may harm its business prospects. Given the amount of time required for the development, testing and regulatory review of new products and services, patents protecting such products and services might expire before or shortly after such products and services are commercialized. As Prenetics Group’s and its licensors’ patents expire, the scope of its patent protection will be reduced, which may reduce or eliminate any competitive advantage afforded by its patent portfolio. As a result, Prenetics Group’s owned and licensed patent portfolio may not provide Prenetics Group with sufficient rights to exclude others from commercializing similar or identical products.
Prenetics Group uses open source software, which may pose particular risks to its proprietary software and source code. Prenetics Group may face claims from open source licensors claiming ownership of, or demanding the release of, the intellectual property that it developed using or derived from such open source software.
Prenetics Group uses open source software in Prenetics Group’s proprietary software and will use open source software in the future. Companies that incorporate open source software into their proprietary software and products have, from time to time, faced claims challenging the use of open source software and compliance with open source license terms. By the terms of certain open source licenses, Prenetics Group could be required to release the source code of its proprietary software, and to make its proprietary software available under open source licenses to third parties at no cost, if Prenetics Group combines its proprietary software with open source software in certain manners. Although Prenetics Group monitors its use of open source software, Prenetics Group cannot assure you that all open source software is reviewed prior to use in its software, that Prenetics Group’s developers have not incorporated open source software into its proprietary software, or that they will not do so in the future. In addition, companies that incorporate open source software into their products have, in the past, faced claims seeking enforcement of open source license provisions and claims asserting ownership of open source software incorporated into their proprietary software. If an author or other third party that distributes such open source software were to allege that Prenetics Group has not complied with the conditions of an open source license, Prenetics Group could incur significant legal costs defending itself against such allegations. In the event such claims were successful, Prenetics Group could be subject to significant damages or be enjoined from the distribution of its proprietary software. In addition, the terms of open source software licenses may require Prenetics Group to provide software that Prenetics Group develops using such open source software to others on unfavorable license terms.
As a result of Prenetics Group’s current or future use of open source software, it may face claims or litigation, be required to release its proprietary source code, pay damages for breach of contract, re-engineer its proprietary software, discontinue making its proprietary software available in the event re-engineering cannot be accomplished on a timely basis or take other remedial action. Any such re-engineering or other remedial efforts could require significant additional research and development resources, and Prenetics Group may not be able to successfully complete any such re-engineering or other remedial efforts. Further, in addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a negative effect on Prenetics Group’s business, financial condition and results of operations.
Prenetics Group relies substantially on its trademarks and trade names. If its trademarks and trade names are not adequately protected, then Prenetics Group may not be able to build name recognition in its markets of interest and its business may be harmed.
Prenetics Group relies substantially upon trademarks and trade names to build and maintain the integrity of its brands. Its registered and unregistered trademarks or trade names may be challenged, infringed, circumvented, declared unenforceable or determined to be violating or infringing on other intellectual property rights. Prenetics Group may not be able to protect or enforce its rights to these trademarks and trade names, which it relies upon to build name recognition among potential partners and customers, including that Prenetics Group’s trademark applications may not be approved by the applicable trademark authority. Prenetics Group’s trademarks, including its registered trademarks, could also be the subject of challenges by third parties. In the event that Prenetics Group’s trademarks are successfully challenged, it could be forced to rebrand its products, which could result in loss of brand recognition, and could require it to devote resources to advertising and marketing new brands. In addition, there could be potential trade name or trademark infringement or dilution claims brought by owners of other trademarks against Prenetics Group. Further, at times, competitors or other third parties may adopt trade names or trademarks similar to those of Prenetics Group, thereby impeding Prenetics Group’s ability to build brand identity and possibly leading to market confusion. Asserting claims against such third parties may be prohibitively expensive. Over the long term, if Prenetics Group is unable to establish name recognition based on its trademarks and trade names, then it may not be able to compete effectively and its business may be adversely affected. Any of its efforts to enforce or protect its proprietary rights related to trademarks, trade secrets, domain names or other intellectual property may be ineffective, could result in substantial costs and diversion of resources and could harm its business, financial condition and results of operations.
Risks Relating to Artisan and the Business Combination
The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a traditional initial public offering and may create risks for our unaffiliated investors.
A traditional initial public offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the business, financial condition and results of operations of the issuer and its subsidiaries. In a traditional initial public offering, investors may be able to recover damages from the underwriters in the event of misstatements and omission in the registration statement and unavailability of the due diligence defense. Going public via a business combination with a special purpose acquisition company (“SPAC”) does not involve any underwriters and may therefore result in less careful vetting of the operating company’s information that is presented to the public. In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in a traditional initial public offering. In a traditional initial public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a SPAC, the value of the target company is established by means of negotiations between the target company, the SPAC and, in our case, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a target company in a SPAC business combination may be less effective than a traditional initial public offering book-building process and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the Closing.
In addition, while traditional initial public offerings are frequently oversubscribed, resulting in additional potential demand for shares in the after market following the initial public offering, there is no comparable process of generating investor demand in connection with a business combination between a target company and a SPAC, which may result in lower demand for PubCo’s securities after the Closing, which could in turn, decrease liquidity and trading prices as well as increase the trading volatility of PubCo’s securities.
Artisan’s current directors and officers and their affiliates have interests that are different than, or in addition to (and which may conflict with), the interests of its shareholders, and therefore potential conflicts of interest exist in recommending that shareholders vote in favor of approval of the Business Combination. Such conflicts of interests include that the Sponsor as well as Artisan’s directors and officers are expected to lose their entire investment in Artisan if the Business Combination is not completed.
When considering the Artisan Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Initial Merger Proposal, Artisan shareholders should keep in mind that the Sponsor and Artisan’s directors and officer have interests in such proposals that are different from, or in addition to (and which may conflict with), those of Artisan shareholders and warrantholders generally.

These interests include, among other things, the interests listed below:
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the fact that the Sponsor and Artisan’s directors and officer have agreed not to redeem any Artisan Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

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the fact that the Sponsor and certain of Artisan’s directors are anticipated to hold 6.7% of the equity interest and 2.8% of the voting power in PubCo immediately after the Business Combination, assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or 8.2% of the equity interest and 3.1% of the voting power in PubCo immediately after the Business Combination, assuming maximum redemptions by Artisan Public Shareholders);

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the fact that the Sponsor and Artisan’s directors paid an aggregate of $25,000 for the 9,233,558 Founder Shares currently owned by the Sponsor and Artisan’s directors and such securities will have a significantly higher value after the Business Combination. As of                 , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Share on NASDAQ. The Founder Shares are expected to be worthless if the Business Combination or another business combination is not completed by the Final Redemption Date because the holders are not entitled to participate in any redemption or distribution of proceeds in the trust account with respect to such shares;

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the fact that Sponsor paid $8,786,847 to purchase an aggregate of 5,857,898 Artisan Private Warrants, each exercisable to purchase one Artisan Public Share at $11.50, subject to adjustment, at a price of $1.50 per warrant, and those warrants would be worthless — and the entire $8,786,847 warrant investment would be lost — if the Business Combination or another business combination is not consummated by the Final Redemption Date. As of                 , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these Artisan Private Warrants, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Warrant on NASDAQ;

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the fact that, given the differential in the purchase price that the Sponsor and certain of Artisan’s directors paid for the Founder Shares and the purchase price that the Sponsor paid for the Artisan Private Warrants as compared to the price of the Artisan Public Shares and Artisan Public Warrants and the substantial number of PubCo Class A Ordinary Shares that the Sponsor and these directors will receive upon conversion of the Founder Shares and Artisan Private Warrants, the Sponsor and these directors can earn a positive return on their investment, even if other Artisan shareholders have a negative return in their investment in PubCo;

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the fact that Sponsor and Artisan’s directors and officer have agreed to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if Artisan fails to complete a business combination by the Final Redemption Date ;

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the fact that pursuant to a registration rights agreement dated May 13, 2021, the Sponsor and Artisan’s directors can demand that PubCo register its registrable securities under certain circumstances and assist in underwritten takedowns of such securities and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

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the fact that the Business Combination Agreement provides for continued indemnification of Artisan’s directors and officer and the continuation of Artisan’s directors’ and officer’s liability insurance after the Business Combination (i.e., a “tail policy”);

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the fact that Sponsor and Artisan’s directors and officer and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Artisan’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Artisan fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Artisan may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by the Final Redemption Date. As of the record date, the Sponsor and Artisan’s directors and officer and their affiliates had incurred approximately $      of unpaid reimbursable expenses;

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the fact that if the trust account is liquidated, including in the event Artisan is unable to complete a business combination by the Final Redemption Date, the Sponsor has agreed to indemnify Artisan to ensure that the proceeds in the trust account are not reduced below $10.00 per Artisan Public Share, or such lesser per Artisan Public Share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Artisan has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to Artisan, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

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the fact that an affiliate of the Sponsor entered into a convertible note subscription agreement with Prenetics HK in February 2021, pursuant to which it acquired 454,387 series D preferred shares of Prenetics HK for a consideration of $3,000,000, representing 0.82% of the equity interests in Prenetics on a fully diluted basis as of the date of this proxy statement/prospectus;

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the fact that New World Development (an affiliate of the Sponsor) has commercial arrangements with Prenetics Group regarding product promotion and distribution and storefront and office space rental; and

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the fact that Mr. Yin Pan Cheng, a current director of Artisan, is expected to become a director of PubCo and in such case would be compensated as a director of PubCo.

See “The Business Combination Proposal — Interests of Artisan’s Directors and Officer in the Business Combination” for additional information.
The personal and financial interests of Artisan’s directors and officer may have influenced their motivation in identifying and selecting Prenetics as a business combination target, completing an initial business combination with Prenetics and influencing the operation of the business following the initial business combination. In considering the recommendations of the Artisan Board to vote for the Business Combination and other proposals, you should consider these interests.
The exercise of Artisan’s directors’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in Artisan’s best interest.
In the period leading up to the Closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require Artisan to agree to amend the Business Combination Agreement, to consent to certain actions taken by Prenetics or PubCo or to waive rights that Artisan is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Prenetics Group’s business, a request by Prenetics to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Prenetics Group’s business or could entitle Artisan to terminate the Business Combination Agreement. In any of such circumstances, it would be at Artisan’s discretion, acting through the Artisan Board, to grant its consent or waive those rights; provided that under the terms of the Business Combination Agreement, such consent or waiver in certain cases is not to be unreasonably withheld. The existence of financial and personal interests of one or more of the directors may result in conflicts of interest on the part of such director(s) between what he, she or they may believe is best for Artisan and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Artisan does not believe there will be any changes or waivers that Artisan’s directors and officer would be likely to make after shareholder approval of the Business Combination Proposal and Initial Merger Proposal have been obtained. While certain changes could be made without further shareholder approval, Artisan will circulate a new or amended proxy statement/prospectus and resolicit Artisan shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal and Initial Merger Proposal. As a matter of Cayman Islands law, the directors of Artisan are under a fiduciary duty to act in the best interest of Artisan.
We may be forced to close the Business Combination even if we determine it is no longer in Artisan shareholders’ best interest.
Artisan Public Shareholders are protected from a material adverse event of PubCo or Prenetics arising between the date of the Business Combination Agreement and the date of the Extraordinary General

Meeting, primarily by the right to redeem their Artisan Public Shares for a pro rata portion of the funds held in the trust account, calculated as of two business days prior to the consummation of the Business Combination. If a material adverse event were to occur after approval of the Business Combination Proposal and Initial Merger Proposal at the Extraordinary General Meeting, Artisan may be forced to close the Business Combination even if it determines it is no longer in its shareholders’ best interest to do so (as a result of such material adverse event), which could have a significant negative impact on Artisan’s business, financial condition or results of operations.
The Initial Shareholders agreed to vote in favor of the Business Combination, regardless of how Artisan Public Shareholders vote.
The Initial Shareholders have agreed to vote all of their Founder Shares in favor of all the proposals being presented at the Extraordinary General Meeting, including the Business Combination Proposal and the transactions contemplated thereby (including the Initial Merger). In addition, the Sponsor and each Artisan director and officer also may from time to time purchase Artisan Public Shares before the Business Combination. The Artisan Articles provide that Artisan will complete the Business Combination only if it obtains the requisite votes as described under “Extraordinary General Meeting of Artisan Shareholders.” As a result, in addition to the Founder Shares, Artisan would need 11,975,339, or 35.3% (assuming all issued and outstanding Artisan Shares are voted), of the 33,934,235 Artisan Public Shares to be voted in favor of the Business Combination Proposal in order to have the Business Combination Proposal approved and 19,294,971, or 56.9% (assuming all issued and outstanding Artisan Shares are voted), of the 33,934,235 Artisan Public Shares to be voted in favor of the Initial Merger Proposal in order to have the Initial Merger Proposal approved. Accordingly, the agreement by the Initial Shareholders to vote in favor of the Business Combination Proposal and the Initial Merger Proposal will increase the likelihood that Artisan will receive the requisite shareholder approval for such proposals.
Artisan is dependent upon its directors and officer and their loss could adversely affect Artisan’s ability to complete the Business Combination.
Artisan’s operations are dependent upon a relatively small group of individuals and, in particular, its directors and officer. Artisan’s ability to complete its Business Combination depends on the continued service of its directors and officer. Artisan does not have an employment agreement with, or key-person insurance on the life of, any of its officer or directors.
The unexpected loss of the services of one or more of its directors or officer could have a detrimental effect on Artisan’s ability to consummate the Business Combination.
Artisan’s directors and officer will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to Artisan’s affairs. This conflict of interest could have a negative impact on Artisan’s ability to complete the Business Combination.
Artisan’s directors and officer are not required to, and do not and will not, commit their full time to its affairs, which may result in a conflict of interest in allocating their time between Artisan’s operations and the closing of the Business Combination, on the one hand, and their other business endeavors. Each of Artisan’s directors and officer is engaged in other businesses for which he or she may be entitled to significant compensation. Furthermore, Artisan’s directors and officer are not obligated to contribute any specific number of hours per week to Artisan’s affairs and may also serve as officers or board members for other entities. If its officer’s and directors’ other business affairs require them to devote time to such other affairs, this may have a negative impact on Artisan’s ability to complete the Business Combination.
Past performance by Cheng Yin Pan or entities affiliated with Artisan or its Sponsor, including its management team, may not be indicative of future performance of an investment in PubCo.
Past performance by Cheng Yin Pan or entities affiliated with Artisan or its Sponsor, including its management team (“Artisan Affiliated Persons”) is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of Artisan Affiliated Persons as indicative of the future performance of an investment in PubCo or the returns PubCo will, or is likely to, generate going forward.

Sponsor, Artisan’s directors, officer and their affiliates may elect to purchase shares or warrants from Artisan Public Shareholders, which may influence a vote on the Business Combination and reduce Artisan’s public “float.”
Sponsor, Artisan’s directors, officer or any of their affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares from Artisan Public Shareholders, vote their shares in favor of the Business Combination Proposal and the Initial Merger Proposal or not redeem such shares. The purpose of any such transaction could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination and/or decrease the number of redemptions. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of the Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of Artisan Shares or rights owned by the Initial Shareholders for nominal value. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to pay for such transactions.
Entering into any such arrangements may have a depressive effect on Artisan Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Artisan Public Shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Extraordinary General Meeting.
Entering into any such arrangements may have a depressive effect on Artisan Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Artisan Public Shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Extraordinary General Meeting.
Artisan did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price Artisan is paying in connection with the Business Combination is fair to Artisan from a financial point of view.
Artisan is not required to obtain an opinion from an independent investment banking or accounting firm that the price Artisan is paying in connection with the Business Combination is fair to Artisan from a financial point of view. The Artisan Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, investors will be relying solely on the judgment of the Artisan Board in valuing Prenetics Group’s business, and assuming the risk that the board of directors may not have properly valued the Business Combination.
Shareholder litigation could prevent or delay the closing of the Business Combination or otherwise negatively impact business, operating results and financial condition.
Artisan may incur additional costs in connection with the defense or settlement of any shareholder litigation in connection with the proposed Business Combination. Litigation may adversely affect Artisan’s ability to complete the proposed Business Combination. Artisan could incur significant costs in connection with any such litigation lawsuits, including costs associated with the indemnification of obligations to Artisan’s directors. Consequently, if a plaintiff were to secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting Artisan’s ability to complete the proposed Business Combination, then such injunctive or other relief may prevent the proposed Business Combination from becoming effective within the expected time frame or at all.
The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination.
The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination. In December 2019, a coronavirus (COVID-19) outbreak was reported in China,

and, in March 2020, the World Health Organization declared it a pandemic. Since being initially reported in China, the coronavirus has spread throughout the world and has resulted in unprecedented restrictions and limitations on operations of many businesses, educational institutions and governmental entities. Given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict the impact on the business of Artisan and Prenetics Group, and there is no guarantee that efforts by Artisan and Prenetics Group to address the adverse impact of the COVID-19 pandemic will be effective. If Artisan or Prenetics Group are unable to recover from a business disruption on a timely basis, the Business Combination and Prenetics Group’s business and financial conditions and results of operations following the completion of the Business Combination would be adversely affected. The Business Combination may also be delayed and adversely affected by the coronavirus pandemic and become more costly. Each of Artisan and Prenetics Group may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition and results of operations.
Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.
Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, Artisan expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that Artisan expects to achieve from the Business Combination.
Artisan may not have sufficient funds to consummate the Business Combination.
As of September 30, 2021, Artisan had approximately $227,157 of cash held outside the trust account. If Artisan is required to seek additional capital, it may need to borrow funds from the Sponsor, directors, officer, their affiliates or other third parties to operate or may be forced to liquidate. Artisan believes that the funds available to it outside of the trust account, together with funds available from loans from Sponsor, its affiliates or members of Artisan’s management team will be sufficient to allow it to operate for at least the period ending on the Final Redemption Date; however, Artisan cannot assure you that its estimate is accurate, and the Sponsor, directors, officer and their affiliates are under no obligation to advance funds to Artisan in such circumstances.
If Artisan is unable to complete this Business Combination, or another business combination, within the prescribed time frame, Artisan would cease all operations except for the purpose of winding up and redeem all the Artisan Public Shares and liquidate.
Artisan must complete its initial Business Combination by the Final Redemption Date. If Artisan has not completed this Business Combination, or another business combination, within such time period, Artisan will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Artisan Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to Artisan to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Artisan Public Shares, which redemption will completely extinguish Artisan Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Artisan’s remaining shareholders and the Artisan Board, liquidate and dissolve, subject in each case to Artisan’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Artisan Articles provide that, if Artisan voluntarily winds up for any other reason prior to the consummation of its initial Business Combination, it will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, Artisan Public Shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and Artisan Warrants will expire worthless.

If, before distributing the proceeds in the trust account to Artisan Public Shareholders, Artisan files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of its shareholders, even for funds in the trust account and the per-share amount that would otherwise be received by its shareholders in connection with its liquidation may be reduced.
If, before distributing the proceeds in the trust account to Artisan Public Shareholders, Artisan files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in Artisan’s bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by shareholders in connection with Artisan’s liquidation may be reduced.
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Artisan Board will not have the ability to adjourn the Extraordinary General Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.
The Artisan Board is seeking approval to adjourn the Extraordinary General Meeting to a later date or dates if, at the Extraordinary General Meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the Business Combination or if holders of Artisan Public Shares, have elected to redeem an amount of Artisan Public Shares such that the minimum available cash condition contained in the Business Combination Agreement would not be satisfied. If the Adjournment Proposal is not approved, the Artisan Board will not have the ability to adjourn the Extraordinary General Meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Business Combination. In such an event, the Business Combination would not be completed.
If third parties bring claims against Artisan, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.
Artisan’s placing of funds in the trust account may not protect those funds from third-party claims against it. Although it will seek to have all vendors, service providers, and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Artisan Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Artisan’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, Artisan’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where Artisan may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon the exercise of a redemption right in connection with the Business Combination, Artisan will be required to provide for payment of claims of creditors that were not waived that may be brought against Artisan within the ten years following redemption. Accordingly, the per-share redemption amount received by Artisan Public Shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Pursuant to a letter agreement between Artisan, Sponsor, and its directors and officer, Sponsor has agreed that it will be liable to Artisan if and to the extent any claims by a third party (other than its independent auditors) for services rendered or products sold to it, reduce the amounts in the trust account to below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay its tax obligations; provided, that, such liability will not apply to any claims by a third party that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under Artisan’s indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor will not be responsible to the extent of any liability for such third-party claims.
However, Artisan has not asked Sponsor to reserve for such indemnification obligations, nor has Artisan independently verified whether Sponsor has sufficient funds to satisfy its indemnity obligations and Artisan believes that Sponsor’s only assets are securities of Artisan. Therefore, Artisan cannot assure you that Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per share. In such event, Artisan may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your Artisan Public Shares. None of Artisan’s officer or directors will indemnify Artisan for claims by third parties including claims by vendors and prospective target businesses.
If, after Artisan distributes the proceeds in the trust account to Artisan Public Shareholders, Artisan files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of the Artisan Board may be viewed as having breached their fiduciary duties to its creditors, thereby exposing the members of its board of directors and Artisan to claims of punitive damages.
If Artisan files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by Artisan shareholders. In addition, the Artisan Board may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and Artisan to claims of punitive damages, by paying Artisan Public Shareholders from the trust account prior to addressing the claims of creditors.
The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.
In general, either Artisan or Prenetics can refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to complete the Business Combination, even if such change could be said to have a material adverse effect on Prenetics, including, among others, the following events (except, in some cases, where the change has a disproportionate effect on a party):
(a)
any change in applicable laws or IFRS or any interpretation thereof following the date of the Business Combination Agreement;

(b)
any change in interest rates or economic, political, business or financial market conditions generally;

(c)
the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under the Business Combination Agreement;

(d)
any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 measures or any change in such COVID-19 measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate;

(e)
any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

(f)
any failure in and of itself of Prenetics and any of its subsidiaries to meet any projections or forecasts (provided, however that this exception shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Prenetics Material Adverse Effect as defined in the Business Combination Agreement);

(g)
any event, state of facts, development, change, circumstance, occurrence or effect generally applicable to the industries or markets in which Prenetics or any of its subsidiaries operate;

(h)
action taken by, or at the written request of Artisan;

(i)
the announcement of the Business Combination Agreement and the Mergers and each of the other transactions contemplated by the Business Combination Agreement and related agreements, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on Prenetics’ and its subsidiaries’ relationships, contractual or otherwise, with any governmental authority, third parties or other person;

(j)
any matter set forth on, or deemed to be incorporated in, Section 1.1 of the Prenetics Disclosure Letter;

(k)
any event, state of facts, development, change, circumstance, occurrence or effect that is cured by Prenetics prior to the Closing; or

(l)
any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in (a), (b), (d), (e), (g) or (j) above to the extent existing as of the date of the Business Combination Agreement.

Furthermore, Artisan or Prenetics may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Business Combination, PubCo’s share price may suffer.
Subsequent to the completion of the Business Combination, PubCo may be required to subsequently take write-downs or write-offs, restructure its operations, or incur unanticipated losses, impairment or other charges or liabilities that could have a significant negative effect on its financial condition, results of operations and the price of PubCo Securities, which could cause Artisan shareholders to lose some or all of their investment.
Although Artisan has conducted due diligence on Prenetics Group, Artisan cannot assure you that this diligence identified all material issues that may be present with the business of Prenetics Group. Artisan cannot rule out that factors outside of the target business and outside of its control will not later arise. As a result of these factors, PubCo may be forced to later write down or write off assets, restructure its operations, or incur unanticipated losses impairment or other charges or liabilities that could result in it reporting losses. Even if Artisan’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Artisan’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on PubCo’s liquidity, the fact that PubCo reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.
During the interim period, Artisan is prohibited from entering into certain transactions that might otherwise be beneficial to Artisan or its shareholders.
Until the earlier of consummation of the Business Combination or termination of the Business Combination Agreement, Artisan is subject to certain limitations on the operations of its business, including restrictions on its ability to merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner ) any entity other than Prenetics, as summarized under the “The Business Combination Proposal — The Business Combination

Agreement — Covenants of the Parties — Covenants of Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub.” The limitations on Artisan’s conduct of its business during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.
The Business Combination remains subject to conditions that Artisan cannot control and if such conditions are not satisfied or waived, the Business Combination may not be consummated.
The Business Combination is subject to a number of conditions. There are no assurances that all conditions to the Business Combination will be satisfied or that the conditions will be satisfied in the time frame expected. If the conditions to the Business Combination are not met (and are not waived, to the extent waivable), then either Artisan or Prenetics may, subject to the terms and conditions of the Business Combination Agreement, terminate the Business Combination Agreement or amend the Termination Date. See “The Business Combination Proposal.”
A shareholder who has exercised Dissent Rights and followed the dissent procedure prescribed by the Cayman Islands Companies Act may subsequently lose their Dissent Rights following the Extraordinary General Meeting, including where completion of the Initial Merger is delayed in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act, in which event such dissenting shareholder would not receive cash for their Artisan Shares and instead would only be entitled to receive the merger consideration and would become a shareholder of PubCo upon consummation of the Business Combination.
Holders of record of Artisan Shares wishing to exercise Dissent Rights and make a demand for payment of the fair value for his, her or its Artisan Shares must give written objection to the Initial Merger to Artisan prior to the shareholder vote at the Extraordinary General Meeting to approve the Initial Merger and follow the procedures set out in Section 238 of the Cayman Islands Companies Act. However, the Business Combination Agreement provides that, if any Artisan shareholder exercises Dissent Rights then, unless Artisan and Prenetics elect by agreement in writing otherwise, the completion of the Initial Merger shall be delayed in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act. Section 239 of the Cayman Islands Companies Act states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. In circumstances where completion of the Initial Merger shall be delayed and the limitation under Section 239 of the Cayman Islands Companies Act is invoked, no Dissent Rights would be available to Artisan shareholders, including those Artisan shareholders who previously delivered a written objection to the Initial Merger prior to the Extraordinary General Meeting and followed the procedures set out in Section 238 of the Cayman Islands Companies Act in full up to such date, and such holder’s former Artisan Shares will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the merger consideration comprising one PubCo Class A Ordinary Share for each Artisan Share. Accordingly, Artisan shareholders are not expected to ultimately have any appraisal or dissent rights in respect of their Artisan Shares and the certainty provided by the redemption process may be preferable for Artisan Public Shareholders wishing to exchange their Artisan Public Shares for cash. See “Appraisal Rights” for additional information.
Artisan shareholders may have limited remedies if their shares suffer a reduction in value following the Business Combination, and because Artisan (and also PubCo, the surviving company) is incorporated under the laws of the Cayman Islands, shareholders may face difficulties in protecting their interests, and a shareholder’s ability to protect its rights through the U.S. federal courts may be limited
Any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value, unless they are able to successfully claim that the reduction was due to the breach by Artisan’s officer or directors of a duty of care or other fiduciary duty, or if they are able to successfully bring a private claim under securities laws that the proxy/registration statement relating to the Business Combination contained an actionable material misstatement or material omission.

Artisan and PubCo are both exempted companies incorporated under the laws of the Cayman Islands. Artisan and PubCo’s Cayman Islands counsel are not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, Artisan or PubCo, as applicable, will be the proper plaintiff in any claim based on a breach of duty owed to Artisan or PubCo, as applicable, and a claim against (for example) Artisan or PubCo’s officers or directors usually may not be brought by a shareholder. However, based on both Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
•
a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•
the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•
those who control the company are perpetrating a “fraud on the minority.”

In addition to the foregoing exceptions, a shareholder may have a direct right of action against Artisan or PubCo where the individual rights of that shareholder have been infringed or are about to be infringed by such company.
Artisan Warrants are accounted for as liabilities and the changes in value of Artisan Warrants could have a material effect on Artisan’s financial results.
Artisan accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. As a result of the recurring fair value measurement, Artisan’s financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of its control. Due to the recurring fair value measurement, Artisan expects that it will recognize non-cash gains or losses on Artisan Warrants each reporting period and that the amount of such gains or losses could be material.
Risks Relating to PubCo and Ownership of PubCo’s Shares
There will be material differences between your current rights as a holder of Artisan Public Shares and the rights you will have as a holder of PubCo Class A Ordinary Shares, some of which may adversely affect you.
Upon completion of the Business Combination, Artisan shareholders (other than Artisan Public Shareholders that validly exercise their redemption rights with respect to their Artisan Public Shares and Dissenting Artisan Shareholders) will no longer be shareholders of Artisan, but will be shareholders of PubCo. There will be material differences between the current rights of Artisan shareholders and the rights you will have as a holder of the PubCo Class A Ordinary Shares, some of which may adversely affect you. For a more detailed discussion of the differences in the rights of Artisan shareholders and the PubCo shareholders, see the section of this proxy statement/prospectus titled “Comparison of Corporate Governance and Shareholder Rights.”
Upon completion of the Business Combination, Artisan shareholders will become PubCo shareholders, Artisan warrantholders will become holders of PubCo Warrants and the market price for the PubCo Class A Ordinary Shares and PubCo Warrants may be affected by factors different from those that historically have affected Artisan.
Upon completion of the Business Combination, Artisan shareholders (other than Artisan Public Shareholders that validly exercise their redemption rights with respect to their Artisan Public Shares and

Dissenting Artisan Shareholders) will become PubCo shareholders and Artisan warrantholders will become holders of PubCo Warrants, which may be exercised to acquire PubCo Class A Ordinary Shares. PubCo’s business differs from that of Artisan’s, and, accordingly, the results of operations of PubCo will be affected by some factors that are different from those currently affecting the results of operations of Artisan. Artisan is a special purpose acquisition company incorporated in the Cayman Islands that is not engaged in any operating activity, directly or indirectly. PubCo is a holding company incorporated in the Cayman Islands and, after the consummation of the Business Combination, its subsidiaries will be engaged in offering diagnostic and preventive healthcare products and services in Asia and Europe. PubCo’s business and results of operations will be affected by regional, country, and industry risks and operating risks to which Artisan was not exposed. For a discussion of the future business of PubCo that is currently conducted and proposed to be conducted by Prenetics Group, see the section of this proxy statement/prospectus titled “Information about Prenetics.”
PubCo Warrants will become exercisable for PubCo Class A Ordinary Shares, which would increase the number of PubCo shares eligible for future resale in the public market and result in dilution to PubCo shareholders.
PubCo Warrants to purchase an aggregate of 11,311,390 PubCo Class A Ordinary Shares will become exercisable in accordance with the terms of the Assignment, Assumption and Amendment Agreement and the Existing Warrant Agreement governing those securities. Assuming the Business Combination closes, the PubCo Warrants will become exercisable 30 days after the completion of the Business Combination. The exercise price of the PubCo Warrants will be $11.50 per share. To the extent such PubCo Warrants are exercised, additional PubCo Class A Ordinary Shares will be issued, which will result in dilution to the existing holders of PubCo Class A Ordinary Shares and increase the number of PubCo shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such PubCo Warrants may be exercised could adversely affect the market price of PubCo Class A Ordinary Shares. However, there is no guarantee that the PubCo Warrants will ever be in the money prior to their expiration, and as such, the PubCo Warrants may expire worthless.
If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about PubCo, its share price and trading volume could decline significantly.
The trading market for PubCo Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about PubCo or its business. PubCo may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of PubCo, or if these securities or industry analysts are not widely respected within the general investment community, the demand for PubCo Ordinary Shares could decrease, which might cause its share price and trading volume to decline significantly. In the event that PubCo obtains securities or industry analyst coverage, if one or more of the analysts who cover PubCo downgrade their assessment of PubCo or publish inaccurate or unfavorable research about PubCo’s business, the market price and liquidity for PubCo Ordinary Shares and PubCo Warrants could be negatively impacted.
Future resales of PubCo Ordinary Shares issued to Prenetics shareholders and other significant shareholders may cause the market price of the PubCo Class A Ordinary Shares to drop significantly, even if PubCo’s business is doing well.
Under the Business Combination Agreement, the Prenetics shareholders will receive, among other things, 73,021,393 PubCo Class A Ordinary Shares or, in the case of Mr. Yeung, 9,878,983 PubCo Class B Ordinary Shares convertible into PubCo Class A Ordinary Shares. Pursuant to the Prenetics Shareholder Support Agreements, the Shareholder Support Agreement Joinder and the Sponsor Support Agreement, the Sponsor and certain Prenetics shareholders will be restricted, subject to certain exceptions, from selling any of the PubCo Ordinary Shares that they receive as a result of the share exchange, which restrictions will expire, and therefore additional PubCo Ordinary Shares will be eligible for resale as follows:
•
180 days after the consummation of the Business Combination, up to 73,021,393 PubCo Ordinary Shares held by certain Prenetics shareholders;

•
One year after the consummation of the Business Combination, up to 9,556,270 PubCo Ordinary Shares held by Danny Yeung and Sponsor; and

•
18 months after the consummation of the Business Combination, up to 9,556,271 PubCo Ordinary Shares held by Danny Yeung and Sponsor;

Subject to the Prenetics Shareholder Support Agreements and the Shareholder Support Agreement Joinder, certain Prenetics shareholders party thereto may sell PubCo Securities pursuant to Rule 144 under the Securities Act, if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because Artisan and PubCo are currently shell companies, waiting until one year after PubCo’s filing with the SEC of a Form 20-F transition report reflecting the Business Combination.
Upon expiration or waiver of the applicable lock-up periods, and upon effectiveness of the registration statement PubCo files pursuant to the Registration Rights Agreement, PIPE Subscription Agreements, the Forward Purchase Agreements or upon satisfaction of the requirements of Rule 144 under the Securities Act, certain Prenetics shareholders and certain other significant shareholders of PubCo may sell large amounts of PubCo Securities in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in PubCo’s share price or putting significant downward pressure on the price of the PubCo Class A Ordinary Shares. See “Shares Eligible for Future Sale — Registration Rights and — Rule 144.”
A market for PubCo Class A Ordinary Shares may not develop, which would adversely affect the liquidity and price of PubCo Class A Ordinary Shares.
An active trading market for PubCo Class A Ordinary Shares may never develop or, if developed, may not be sustained. You may be unable to sell your PubCo Class A Ordinary Shares unless a market can be established and sustained. This risk will be exacerbated if there is a high level of redemptions of Artisan Public Shares in connection with the Closing of the Business Combination.
The trading prices of PubCo Class A Ordinary Shares and PubCo Warrants may be volatile and may fluctuate due to a variety of factors, some of which are beyond the control of Prenetics, including, but not limited to:
•
changes in the sectors in which it operates;

•
changes in its projected operating and financial results;

•
changes in laws and regulations affecting Prenetics Group’s business;

•
the level of market adoption of the Circle HealthPod;

•
ability to continue to innovate and bring products to market in a timely manner;

•
changes in PubCo’s senior management team, the PubCo Board or key personnel;

•
its involvement in litigation or investigations;

•
the anticipation of lock-up releases;

•
negative publicity about Prenetics Group or its products;

•
the volume of PubCo Class A Ordinary Shares available for public sale;

•
announcements of significant business developments, acquisitions, or new offerings;

•
general economic, political, regulatory, industry, and market conditions; and

•
natural disasters or major catastrophic events.

These and other factors may cause the market price and demand for PubCo Class A Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of PubCo Class A Ordinary Shares or PubCo Warrants. These fluctuations may be even more pronounced in the trading market for PubCo Class A Ordinary Shares or PubCo Warrants shortly following the Business Combination. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of PubCo Class A Ordinary Shares or PubCo Warrants, Prenetics may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from its business.
Artisan’s Existing Warrant Agreement, which is being assigned to PubCo pursuant to the Assignment, Assumption and Amendment Agreement upon the Closing of the Business Combination and under which one Artisan Warrant will become one PubCo Warrant upon such Closing, designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrantholders to obtain a favorable judicial forum for disputes with PubCo in connection with such warrants.
Under the terms of the Assignment, Assumption and Amendment Agreement, Artisan’s Existing Warrant Agreement is being assigned by Artisan to PubCo at the Closing of the Business Combination. In connection with this assignment, each Artisan Warrant will convert into a PubCo Warrant at such time and all of the terms of the Existing Warrant Agreement not amended by the Assignment, Assumption and Amendment Agreement will remain in effect and applicable to each warrant holder and to PubCo after such Closing.
The Existing Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Artisan arising out of or relating in any way to the warrant agreement, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) Artisan irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Each of Artisan and PubCo has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Existing Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of warrants under the Existing Warrant Agreement shall be deemed to have notice of and to have consented to the forum provisions of the Existing Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Existing Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
Since the provisions of the Existing Warrant Agreement will continue to apply unless amended by the Assignment, Assumption and Amendment Agreement after the Closing of the Business Combination and the conversion of each warrant from an Artisan Warrant into a PubCo Warrant, and since the choice-of-forum and related provisions have not been amended by the Assignment, Assumption and Amendment Agreement, the choice-of-forum provision will continue to limit a warrant holder’s ability after the Closing of the Business Combination to bring a claim in a judicial forum that it finds favorable for disputes with PubCo, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Existing Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, PubCo may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of PubCo’s management and board of directors.
The requirements of being a public company may strain PubCo’s resources, divert PubCo management’s attention and affect PubCo’s ability to attract and retain qualified board members.
PubCo will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, NASDAQ Global Market listing requirements and other applicable securities rules and regulations. As such, PubCo will incur additional legal, accounting and other expenses following completion of the Business Combination. These expenses may increase even more if PubCo no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that PubCo file annual and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that PubCo maintains effective disclosure controls and procedures and internal control over financial reporting. PubCo may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses.
Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. PubCo expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although PubCo is currently unable to estimate these costs with any degree of certainty.
Many members of PubCo’s management team will have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. PubCo’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent PubCo from improving its business, financial condition and results of operations. Furthermore, PubCo expects these rules and regulations to make it more difficult and more expensive for PubCo to obtain director and officer liability insurance, and consequently PubCo may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on its business, financial condition, results of operations and prospects. These factors could also make it more difficult for PubCo to attract and retain qualified members of its board of directors, particularly to serve on PubCo’s audit committee, and qualified executive officers.
As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, PubCo’s business and financial condition will become more visible, which PubCo believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, PubCo’s business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in PubCo’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on its business, financial condition, results of operations, prospects and reputation.
PubCo will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make PubCo Class A Ordinary Shares less attractive to investors, which could have a material and adverse effect on PubCo, including its growth prospects.
Upon consummation of the Business Combination, PubCo will be an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.07 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Shares held by non-affiliates exceeds $700 million as of the last business day of PubCo’s prior second fiscal quarter, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that

PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. PubCo has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
As a result, PubCo shareholders may not have access to certain information they deem important or at the same time if PubCo were not a foreign private issuer. PubCo cannot predict if investors will find PubCo Class A Ordinary Shares less attractive because it relies on these exemptions. If some investors find PubCo Class A Ordinary Shares less attractive as a result, there may be a less active trading market and share price for PubCo Class A Ordinary Shares may be more volatile.
PubCo will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such PubCo is exempt from certain provisions applicable to United States domestic public companies.
Because PubCo will qualify as a foreign private issuer under the Exchange Act immediately following the consummation of the Business Combination, PubCo is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.
PubCo will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, PubCo intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information PubCo is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, if you continue to hold PubCo’s securities, you may receive less or different information about PubCo than you currently receive about Artisan or that you would receive about a U.S. domestic public company.

PubCo could lose its status as a foreign private issuer under current SEC rules and regulations if more than 50% of PubCo’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of PubCo’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of PubCo’s assets are located in the United States; or (iii) PubCo’s business is administered principally in the United States. If PubCo loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, PubCo would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of PubCo’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.
As a company incorporated in the Cayman Islands and a “controlled company” within the meaning of the NASDAQ corporate governance rules, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NASDAQ corporate governance listing standards applicable to domestic U.S. companies or rely on exemptions that are available to a “controlled company”; these practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with NASDAQ corporate governance listing standards.
PubCo is a company incorporated in the Cayman Islands, and, after the consummation of the Business Combination, will be listed on NASDAQ as a foreign private issuer. NASDAQ rules permit a foreign private issuer like PubCo to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from NASDAQ corporate governance listing standards applicable to domestic U.S. companies.
Upon consummation of the Business Combination, PubCo will become a “controlled company” as defined under the NASDAQ rules because it is expected that Mr. Yeung, chairman of the PubCo Board and PubCo’s chief executive officer, will own more than 50% of the total voting power of all issued and outstanding PubCo Ordinary Shares immediately following the consummation of the Business Combination. For so long as PubCo remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from NASDAQ corporate governance rules.
As a foreign private issuer and a “controlled company”, PubCo is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). PubCo intends to rely on all of the foregoing exemptions available to foreign private issuers and “controlled company”. PubCo is not required to and will not voluntarily meet this requirement.
As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ applicable to companies that are subject to these corporate governance requirements.
You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under the laws of the Cayman Islands, and PubCo conducts substantially all of its operations, and a majority of its directors and executive officers reside, outside of the United States.
PubCo is an exempted company limited by shares incorporated under the laws of the Cayman Islands and, following the Business Combination, will conduct a majority of its operations through its subsidiary, Prenetics, outside the United States. Substantially all of PubCo’s assets are located outside the United States. A majority of PubCo’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PubCo’s directors or officers, or to enforce judgments obtained in the United States courts against PubCo’s directors or officers.

PubCo’s corporate affairs will be governed by the Amended PubCo Articles, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of PubCo shareholders to take action against PubCo’s directors, actions by minority PubCo shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.
The Grand Court of the Cayman Islands may not (i) recognize or enforce against PubCo judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, impose liabilities against PubCo predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a final and conclusive foreign judgment obtained against PubCo will be recognized by the Grand Court as a cause of action for a debt and may be sued upon without reexamination of the issues if: (a) the foreign court had jurisdiction in the matter; (b) PubCo either submitted to the jurisdiction of the foreign court or was resident and carrying on business in the jurisdiction and was duly served with process; (c) the judgment was not obtained by fraud; (d) the judgment was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations imposed on PubCo; (e) recognition or enforcement of the judgment in the Cayman Islands would not be contrary to public policy; and (f) the proceedings under which the judgment was obtained were not contrary to the principles of natural justice. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges, any special resolutions passed by shareholders and a list of the names of the current directors) or to obtain copies of lists of shareholders of these companies. Pursuant to the Amended PubCo Articles, PubCo’s directors shall from time to time determine whether and to what extent and at what time and places and under what conditions or articles the accounts and books of PubCo or any of them shall be open to the inspection of PubCo shareholders not being directors, and no PubCo shareholder (not being a director) shall have any right of inspection of any account or book or document of PubCo except as conferred by law or authorized by the PubCo directors or by ordinary resolution of the PubCo shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. As a foreign private issuer whose securities are listed on the NASDAQ, PubCo is permitted to follow certain home country corporate governance practices in lieu of the requirements of the NASDAQ Rules pursuant to NASDAQ Rule 5615(a)(3), which provides for such exemption to compliance with the NASDAQ Rule 5600 Series. PubCo intends to rely on the exemption available to foreign private issuers for the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). To the extent PubCo chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.
As a result of all of the above, PubCo’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

It is not expected that PubCo will pay dividends in the foreseeable future after the Business Combination.
It is expected that PubCo will continue to operate at loss in the foreseeable future, and will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future.
Following completion of the Business Combination, PubCo’s board of directors will have discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by PubCo from subsidiaries, PubCo’s financial condition, contractual restrictions and other factors deemed relevant by PubCo’s board of directors. Accordingly, you may need to rely on sales of PubCo Class A Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment. There is no guarantee that the PubCo Class A Ordinary Shares will appreciate in value after the Business Combination or that the market price of the PubCo Class A Ordinary Shares will not decline.
Prenetics has granted in the past, and PubCo will also grant in the future, share incentives, which may result in increased share-based compensation expenses.
In August 2017, Prenetics HK’s board of directors adopted and the Prenetics HK’s shareholders approved the 2017 Share Entitlement/Option Scheme, for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with Prenetics HK, which was replaced by the 2021 Share Incentive Plan adopted by Prenetics’ board of directors in June 2021, or the Prenetics 2021 Plan. Upon the consummation of the Business Combination, no further awards will be granted under the Prenetics 2021 Plan. According to the Business Combination Agreement, prior to the Closing, PubCo shall approve and adopt the PubCo 2022 Share Incentive Plan, or the PubCo 2022 Plan. Initially, the maximum number of PubCo Ordinary Shares that may be issued under the PubCo 2022 Plan after it becomes effective will be (i) 10% of the total number of PubCo Ordinary Shares that are outstanding (on a fully diluted basis) upon consummation of the Business Combination (inclusive of the award pool that remains authorized but unissued prior to the consummation of the Business Combination), plus (ii) the number of shares reserved for issuance in accordance with PubCo’s employee share purchase program, the maximum number being 2% of the total number of PubCo Ordinary Shares that are outstanding (on a fully diluted basis) upon consummation of the Business Combination. The PubCo 2022 Plan permits the awards of options, restricted shares, restricted share units, or RSUs, and other awards to employees, directors and consultants of PubCo and its subsidiaries and affiliates. Prenetics believes the granting of share-based compensation is of significant importance to its ability to attract and retain key personnel and employees, and as such, after the consummation of the Business Combination, PubCo will also grant share-based compensation and incur share-based compensation expenses. As a result, expenses associated with share-based compensation may increase, which may have an adverse effect on PubCo’s financial condition and results of operations.
PubCo’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.
PubCo’s authorized and issued ordinary shares will be divided into PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares. Each PubCo Class A Ordinary Share will be entitled to one (1) vote, while each PubCo Class B Ordinary Share will be entitled to twenty (20) votes with all PubCo Ordinary Shares voting together as a single class on most matters. Each PubCo Class B Ordinary Share is convertible into one PubCo Class A Odinary Share at any time by the holder thereof, while PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. Only PubCo Class A Ordinary Shares will be listed and traded on NASDAQ, and PubCo intends to maintain the dual-class voting structure after the consummation of the Business Combination.
Upon the Closing, Mr. Yeung will beneficially own all of the issued PubCo Class B Ordinary Shares. These PubCo Class B Ordinary Shares will constitute approximately 7.12% of PubCo’s total issued and outstanding share capital immediately after the Closing and 60.52% of the aggregate voting power of PubCo’s total issued and outstanding share capital immediately after the Closing due to the disparate voting powers associated with our dual-class share structure, assuming that there is no redemption of Artisan Public Shares, there are no Dissenting Artisan Shares and that none of Prenetics’ outstanding restricted share units vest. As a result of the dual-class share structure and the concentration of control, holders of PubCo Class B Ordinary Shares will have considerable influence over matters such as decisions regarding election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of PubCo or PubCo’s other shareholders. This concentration of control may discourage, delay, or prevent a change in control of PubCo, which could have the effect of depriving PubCo’s other shareholders of the opportunity to receive a premium for their shares as part of a sale of PubCo and may reduce the share price of PubCo. This concentrated control will limit the ability of holders of PubCo Class A Ordinary Shares to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.
If PubCo Class A Ordinary Shares or the PubCo Warrants are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in the PubCo Class A Ordinary Shares or the PubCo Warrants may be disrupted.
The facilities of the Depository Trust Company (“DTC”) are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. PubCo expects that PubCo Class A Ordinary Shares and the PubCo Warrants will be eligible for deposit and clearing within the DTC system. PubCo expects to enter into arrangements with DTC whereby it will agree to indemnify DTC for stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the PubCo Class A Ordinary Shares and the PubCo Warrants. PubCo expects these actions, among others, will result in DTC agreeing to accept the PubCo Class A Ordinary Shares and the PubCo Warrants for deposit and clearing within its facilities.
DTC is not obligated to accept PubCo Class A Ordinary Shares or the PubCo Warrants for deposit and clearing within its facilities in connection with the listing, and even if DTC does initially accept PubCo Class A Ordinary Shares or the PubCo Warrants, it will generally have discretion to cease to act as a depository and clearing agency for PubCo Class A Ordinary Shares or the PubCo Warrants.
If DTC determines prior to the consummation of the Business Combination that PubCo Class A Ordinary Shares or the PubCo Warrants are not eligible for clearance within the DTC system, then PubCo would not expect to consummate the Business Combination and the listing contemplated by this proxy statement/prospectus in its current form. However, if DTC determines at any time after the completion of the transactions and the listing that PubCo Class A Ordinary Shares or the PubCo Warrants were not eligible for continued deposit and clearance within its facilities, then PubCo believes that PubCo Class A Ordinary Shares or PubCo Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the securities would be disrupted. While PubCo would pursue alternative arrangements to preserve its listing and maintain trading of its securities, any such disruption could have a material adverse effect on the market price of PubCo Class A Ordinary Shares and the PubCo Warrants.
Risks Relating to Taxation
The Initial Merger may be a taxable event for U.S. Holders of Artisan Public Shares and Artisan Warrants.
Subject to the limitations and qualifications described in “Material Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders,” the Initial Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and, as a result, a U.S. Holder (as defined in “Material Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders”) should not recognize gain or loss on the exchange of Artisan Securities for PubCo Securities, as applicable, pursuant to the Business Combination. However, the failure to meet certain requirements could result in the Initial Merger being a taxable event. The U.S. federal income tax consequences to U.S. Holders of such requirements not being met are discussed in more detail under the section entitled “Material Tax Considerations — U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — Qualification of the Initial Merger as a Reorganization”).

PubCo may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders.
If PubCo (or its predecessor Artisan) or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a beneficial owner of the PubCo Class A Ordinary Shares or PubCo Warrants that is a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. PubCo and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. Accordingly, there can be no assurance that PubCo or any of its subsidiaries will not be treated as a PFIC for any taxable year. Please see “Material Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to PubCo’s PFIC status. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Class A Ordinary Shares and PubCo Warrants.
Risks Relating to Redemption of Artisan Public Shares
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to redeem or sell your Artisan Public Shares or Artisan Public Warrants, potentially at a loss.
Artisan Public Shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) Artisan’s completion of the Business Combination or another business combination, and then only in connection with those Artisan Public Shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any Artisan Public Shares properly tendered in connection with a shareholder vote to amend the Artisan Articles (A) to modify the substance or timing of Artisan’s obligation to provide holders of Artisan Public Shares the right to have their shares redeemed in connection with a business combination or to redeem 100% of the Artisan Public Shares if Artisan does not complete a business combination within 24 months after the date of the closing of the IPO, and (iii) the redemption of Artisan Public Shares if Artisan is unable to complete a business combination by the Final Redemption Date, subject to applicable law and as further described herein. Artisan Public Shareholders may be forced to wait beyond May 18, 2023, before they receive funds from the trust account. In no other circumstances will Artisan shareholders have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your Artisan Public Shares or Artisan Public Warrants, potentially at a loss.
Artisan Public Shareholders who wish to redeem their Artisan Public Shares for a pro rata portion of the trust account must comply with specific requirements for redemption, which may make it difficult for them to exercise their redemption rights prior to the deadline. If Artisan Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their Artisan Public Shares for a pro rata portion of the funds held in the trust account.
Artisan Public Shareholders who wish to redeem their Artisan Public Shares for a pro rata portion of the trust account must (i) submit a written request to Continental, Artisan’s transfer agent, in which you request that Artisan redeem all or a portion of your Artisan Public Shares for cash, and identify yourself as the beneficial holder of the Artisan Public Shares and provide your legal name, phone number and address; and (ii) either tender your share certificates (if any) to Continental, Artisan’s transfer agent, or deliver your Artisan Public Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, in each case at least two business days prior to the vote at the Extraordinary General Meeting. Any Artisan Public Shareholder who fails to properly demand redemption of such shareholder’s Artisan Public Shares will not be entitled to convert his, her or its Artisan Public Shares into a pro rata portion of the trust account. In addition, Artisan will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite Artisan’s compliance with these rules, if a shareholder fails to receive Artisan’s tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its Artisan Public Shares. Furthermore, the proxy materials, as applicable, that Artisan will furnish to holders of Artisan Public Shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem Artisan Public Shares. In the event that a shareholder fails to comply with these procedures, its Artisan Public Shares will not be redeemed.
Artisan does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Artisan to complete a business combination with which a substantial majority of its shareholders do not agree.
The Artisan Articles do not provide a specified maximum redemption threshold, except that in no event will Artisan redeem Artisan Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, such that Artisan is not subject to the SEC’s “penny stock” rules. This minimum net tangible asset amount is also required as an obligation to each party’s obligation to consummate the Business Combination under the Business Combination Agreement. If the Business Combination is not consummated, Artisan will not redeem any Artisan Public Shares, all Artisan Public Shares submitted for redemption will be returned to the holders thereof, and Artisan instead may search for an alternate business combination.
The grant and future exercise of registration rights may adversely affect the market price of PubCo Class A Ordinary Shares upon consummation of the Business Combination.
Pursuant to the Registration Rights Agreement entered into in connection with the Business Combination and which is described elsewhere in this proxy statement/prospectus, Sponsor and certain Prenetics Holders that entered into such agreement can each demand that PubCo register their registrable securities and assist in underwritten takedown of such securities under certain circumstances and will each also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes. In addition, following the consummation of the Business Combination, PubCo is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of PubCo. Additionally, pursuant to the PIPE Subscription Agreements and Registration Rights Agreement, PubCo must file a registration statement within 30 days after the consummation of the Business Combination registering up to                 PubCo Class A Ordinary Shares held by the PIPE Investors and a number of PubCo Class A Ordinary Shares as requested by other holders under the Registration Rights Agreement.
The registration of these securities will permit the public sale of such securities subject to any contractual lock-up any such shareholder may have signed. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo Class A Ordinary Shares post-Business Combination.
If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Artisan Public Shares issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Artisan Public Shares issued in the IPO.
A shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its Artisan Public Shares or, if part of such a group, the group’s Artisan Public Shares, in excess of 15% of the Artisan Public Shares included in the Units sold in the IPO. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, Artisan will require each shareholder seeking to exercise redemption rights to certify to Artisan whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to share ownership available to Artisan at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Artisan makes the above-referenced determination. Your inability to redeem any such excess Artisan Public Shares will reduce your influence over Artisan’s ability to consummate the Business Combination and you could suffer a material loss on your investment in Artisan if you sell such excess Artisan Public Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess

Artisan Public Shares if Artisan consummates the Business Combination. As a result, you will continue to hold that number of Artisan Public Shares aggregating to more than 15% of the Artisan Public Shares included in the Units sold in the IPO and, in order to dispose of such excess Artisan Public Shares, would be required to sell your Artisan Public Shares in open market transactions prior to the consummation of the Business Combination, potentially at a loss. There is no assurance that the value of such excess Artisan Public Shares (or PubCo Class A Ordinary Shares received in exchange therefor) will appreciate over time following the Business Combination or that the market price of the Artisan Public Shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge Artisan’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.
However, Artisan shareholders’ ability to vote all of their Artisan Shares (including such excess Artisan Public Shares) for or against the Business Combination Proposal and all other proposals presented at the Extraordinary General Meeting is not restricted by this limitation on redemption.
There is no guarantee that a shareholder’s decision whether to redeem its Artisan Public Shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.
There is no assurance as to the price at which an Artisan shareholder may be able to sell its Artisan Public Shares (or PubCo Class A Ordinary Shares received in exchange therefor) in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price, and may result in a lower value realized now than an Artisan Public Shareholder might realize in the future had the shareholder not redeemed its Artisan Public Shares. Similarly, if an Artisan Public Shareholder does not redeem its Artisan Public Shares, the shareholder will bear the risk of ownership of the PubCo Class A Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. An Artisan shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

EXTRAORDINARY GENERAL MEETING OF ARTISAN SHAREHOLDERS
General
Artisan is furnishing this proxy statement/prospectus to Artisan shareholders as part of the solicitation of proxies by the Artisan Board for use at the Extraordinary General Meeting of Artisan shareholders to be held virtually over the Internet via live audio webcast on                 , 2022, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Artisan shareholders on or about                 , 2022 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides Artisan shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Extraordinary General Meeting.
Date, Time and Place
The Extraordinary General Meeting of the shareholders of Artisan shall be held at                 AM,                 time, on                 , 2022 at            and virtually over the Internet via live audio webcast. You may attend the Extraordinary General Meeting webcast by accessing the web portal located at https://www.cstproxy.com/artisanacquisition/2022 and following the instructions set forth on your proxy card. We are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for Artisan shareholders and Artisan and (ii) to promote social distancing pursuant to guidance provided by the SEC due to COVID-19. The virtual meeting format allows attendance from any location in the world.
Purpose of Artisan Extraordinary General Meeting
At the Extraordinary General Meeting, Artisan is asking holders of Artisan Shares to:
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consider and vote upon the Business Combination Proposal;

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consider and vote upon the Initial Merger Proposal; and

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if presented, consider and vote upon the Adjournment Proposal.

The approval of the Business Combination Proposal is a condition to the consummation of the Business Combination Transactions. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) shall not be presented to the Artisan shareholders for a vote.
Recommendation of Artisan Board of Directors FOR the Business Combination, the Initial Merger Proposal and the Adjournment Proposal
After careful consideration, Artisan’s board of directors has unanimously approved the Business Combination and determined that the Business Combination Proposal, the Initial Merger Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of Artisan and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the Artisan Board’s recommendation of these proposals, you should keep in mind that Artisan’s directors and our officer have interests in the Business Combination that may conflict with, or are different from, your interests as a shareholder of Artisan. See “The Business Combination Proposal — Interests of Artisan’s Directors and Officer in the Business Combination.” for a further discussion of these considerations.
Record Date; Outstanding Shares; Shareholders Entitled to Vote
Artisan has fixed the close of business on                 , 2022, as the “record date” for determining Artisan shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. If your Artisan Shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the Artisan Shares you beneficially own are properly counted. Artisan Warrants do not have voting rights. As of the close of business on the record date, there were 33,934,235 Artisan Public Shares and 9,983,558 Founder Shares outstanding and entitled to vote. All of the Founder Shares are held by the Sponsor, Artisan’s directors and the Forward Purchase Investors. Each Artisan Share is entitled to one vote per share at the Extraordinary General Meeting.

Quorum
A quorum is the minimum number of Artisan Shares that must be present to hold a valid meeting. A quorum shall be present at the Extraordinary General Meeting if one or more shareholders holding in the aggregate not less than one-third of the total issued Artisan Shares entitled to vote at the Extraordinary General Meeting are present in person or by proxy. As of the record date, 14,639,265 Artisan Shares would be required to achieve a quorum.
Abstentions and Broker Non-Votes
Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Artisan but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.
Vote Required
The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Initial Merger Proposal will require a special resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Adjournment Proposal, if presented, will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. Brokers are not entitled to vote on the Business Combination Proposal, the Initial Merger Proposal or the Adjournment Proposal absent voting instructions from the beneficial holder. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Voting Your Shares
Voting on all resolutions at the Extraordinary General Meeting will be conducted by way of a poll rather than on a show of hands. On a poll, votes are counted according to the number of Artisan Shares registered in each shareholder’s name which are voted, with each Artisan Share carrying one vote. Your proxy card shows the number of Artisan Shares that you own.
If you are a holder of record of Artisan Shares at close of business on the record date, there are two ways to vote your Artisan Shares at the Extraordinary General Meeting:
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You can vote by completing, signing, dating and returning the enclosed proxy card in the pre-addressed postage paid envelope provided so as to be received by Artisan no later than at                 AM                 time, on                 , 2022, being 48 hours before the time appointed for the holding of the Extraordinary General Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting). If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your Artisan Shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your Artisan Shares, your Artisan Shares will be voted as recommended by the Artisan Board “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted; or

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You can attend the Extraordinary General Meeting virtually and vote electronically via the web portal during the Extraordinary General Meeting webcast. Go to https://www.cstproxy.com/artisanacquisition/2022, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to register for the online meeting” link at the top of the page. Immediately prior to the start of the Extraordinary General Meeting, you will need to log back into the meeting site using your control number.

If you hold your Artisan Shares in “street” name, which means your shares are held of record by a broker, bank or nominee, you should contact your broker or bank to ensure that votes related to the Artisan Shares you beneficially own are properly counted. If you hold your Artisan Shares in “street” name and you wish to attend the Extraordinary General Meeting virtually and vote, you must obtain a legal proxy from the shareholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to proxy@continentalstock.com no later than 72 hours prior to the Extraordinary General Meeting. Holders should contact their broker, bank or nominee for instructions regarding obtaining a proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Extraordinary General Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Extraordinary General Meeting. “Street” name holders should contact Continental on or before                 , 2022.
Revoking Your Proxy
If you are a holder of record of Artisan Shares and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
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you may send another signed proxy card to Continental, Artisan’s transfer agent, at the address set out elsewhere in this proxy statement/prospectus so that it is received no later than 48 hours before the time appointed for the holding of the Extraordinary General Meeting (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting);

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you may notify the Artisan Board in writing, prior to the vote at the Extraordinary General Meeting, that you have revoked your proxy; or

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you may attend the Extraordinary General Meeting virtually over the Internet by joining the live audio webcast and vote electronically through the web portal during the Extraordinary General Meeting, although your attendance alone will not revoke any proxy that you have previously given.

If you hold your Artisan Shares in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or nominee.
Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have any questions about how to vote or direct a vote in respect of your Artisan Shares, you may call Morrow Sodali LLC, Artisan’s proxy solicitor, at (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by email at ARTA.info@investor.morrowsodali.com.
Redemption Rights
Pursuant to the Artisan Articles, in connection with the completion of the Business Combination, Artisan Public Shareholders may elect to have their Artisan Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Artisan Articles. For illustrative purposes, as of            , 2022, this redemption amount would have amounted to approximately $       per share. In this proxy statement/prospectus, these rights to demand redemption of the Artisan Public Shares are sometimes referred to as “redemption rights.” Artisan Public Shareholders may elect to exercise such redemption rights, regardless of whether they vote or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal or the Initial Merger Proposal.

If you are an Artisan Public Shareholder and wish to exercise your right to have your Artisan Public Shares redeemed, you must:
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submit a written request to Continental, Artisan’s transfer agent, in which you (i) request that Artisan redeem all or a portion of your Artisan Public Shares for cash, and (ii) identify yourself as the beneficial holder of the Artisan Public Shares and provide your legal name, phone number and address; and

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either tender your share certificates (if any) to Continental, Artisan’s transfer agent, or deliver your Artisan Public Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System.

Artisan Public Shareholders must complete the procedures for electing to redeem their Artisan Public Shares in the manner described above prior to                 on                 , 2022 (two business days prior to the vote at the Extraordinary General Meeting) in order for their Artisan Public Shares to be redeemed.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.
If you hold the Artisan Public Shares in “street name,” you will have to coordinate with your broker or bank to have the Artisan Public Shares you beneficially own certificated and delivered electronically.
Holders of Units must elect to separate the Units into the underlying Artisan Public Shares and Artisan Public Warrants prior to exercising redemption rights with respect to the Artisan Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Artisan Public Shares and Artisan Public Warrants, or if a holder holds Units registered in its own name, the holder must contact Continental, Artisan’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its Artisan Public Shares.
If the Business Combination is not consummated, the Artisan Public Shares will not be redeemed and instead will be returned to the respective holder, broker or bank. In such case, Artisan shareholders may only share in the assets of the trust account upon the liquidation of Artisan. This may result in Artisan shareholders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.
If an Artisan Public Shareholder satisfies the requirements for exercising redemption rights with respect to all or a portion of the Artisan Public Shares he, she or it holds and the Business Combination is consummated, Artisan will redeem such Artisan Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to Artisan to pay income taxes (less up to $100,000 of interest to pay dissolution expenses). There are currently no owed but unpaid income taxes on the funds in the trust account. However, the proceeds deposited in the trust account could become subject to the claims of Artisan’s creditors, if any, which would have priority over the claims of Artisan shareholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to Artisan Public Shareholders electing to redeem their Artisan Public Shares shall be distributed promptly after the consummation of the Business Combination.
Notwithstanding the foregoing, an Artisan Public Shareholder, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate Artisan Public Shares redeemed without the prior consent of Artisan. Additionally, under the Artisan Articles, in no event will Artisan redeem Artisan Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, such that Artisan is not subject to the SEC’s “penny stock” rules.
Any request for redemption, once made by an Artisan Public Shareholder, may be withdrawn at any time up to two business days prior to the vote at Extraordinary General Meeting. After this time, a request for redemption may not be withdrawn unless the Artisan Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). Such a request must be made by contacting Continental, Artisan’s transfer agent, at the phone number or address set out elsewhere in this proxy statement/prospectus.
No request for redemption shall be honored unless the holder’s share certificates (if any) or shares have been delivered (either physically or electronically) to Continental, Artisan’s transfer agent, in the manner described above, at least two business days prior to the vote at the Extraordinary General Meeting.
If you exercise your redemption rights, then you shall be exchanging your Artisan Public Shares for cash and shall not be entitled to receive any PubCo Class A Ordinary Shares in respect of such redeemed shares upon consummation of the Business Combination.
If you are a holder of Artisan Public Shares and you exercise your redemption rights, such exercise shall not result in the loss of any Artisan Warrants that you may hold.
The closing price of Artisan Public Shares on the record date was $      . The cash held in the trust account on such date was approximately $      million (approximately $      per Artisan Public Share). Prior to exercising redemption rights, Artisan Public Shareholders should verify the market price of Artisan Public Shares as they may receive higher proceeds from the sale of their Artisan Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Artisan cannot assure its shareholders that they shall be able to sell their Artisan Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.
Appraisal Rights under the Cayman Islands Companies Act
Holders of record of Artisan Shares may have appraisal rights in connection with the Business Combination under the Cayman Islands Companies Act. In this proxy statement/prospectus, these appraisal or dissent rights are sometimes referred to as “Dissent Rights”.
Holders of record of Artisan Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its Artisan Shares must give written objection to the Initial Merger to Artisan prior to the shareholder vote at the Extraordinary General Meeting to approve the Initial Merger and follow the procedures set out in Section 238 of the Cayman Islands Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of Artisan Public Shareholders to demand that their Artisan Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the trust account in accordance with the Artisan Articles. It is possible that if an Artisan shareholder exercises appraisal rights, the fair value of the Artisan Shares determined under Section 238 of the Cayman Islands Companies Act could be more than, the same as, or less than such holder would obtain if they exercised their redemption rights as described herein. Artisan believes that such fair value would equal the amount that Artisan Public Shareholders would obtain if they exercise their redemption rights as described herein.
Artisan shareholders need not vote against any of the proposals at the Extraordinary General Meeting in order to exercise Dissent Rights. An Artisan shareholder which elects to exercise Dissent Rights must do so in respect of all of the Artisan Shares that person holds and will lose their right to exercise their redemption rights as described herein.
At the Initial Merger Effective Time, the Dissenting Artisan Shares shall automatically be cancelled by virtue of the Initial Merger, and each Dissenting Artisan Shareholder will thereafter cease to have any rights with respect to such shares, except the right to be paid the fair value of such shares and such other rights as are granted by the Cayman Islands Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or withdraws or shall have otherwise lost his, her or its rights under Section 238 of the Cayman Islands Companies Act (including in the circumstances described in the immediately following paragraph) or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Islands Companies Act, then the right of such holder to be paid the fair value of such holder’s Dissenting Artisan Shares under Section 238 of the Cayman Islands Companies Act will cease, the shares will no longer be considered Dissenting Artisan Shares and such holder’s former Artisan Shares will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the merger consideration comprising one PubCo Class A Ordinary Share for each Artisan Share, without any interest thereon. As a result, such Artisan shareholder would not receive any cash for their Artisan Shares and would become a shareholder of PubCo.
The Business Combination Agreement provides that, if any Artisan shareholder exercises Dissent Rights then, unless Artisan and Prenetics elect by agreement in writing otherwise, the completion of the Initial Merger shall be delayed in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act. Section 239 of the Cayman Islands Companies Act states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. In circumstances where the limitation under Section 239 of the Cayman Islands Companies Act is invoked, no Dissent Rights would be available to Artisan shareholders, including those Artisan shareholders who previously delivered a written objection to the Initial Merger prior to the Extraordinary General Meeting and followed the procedures set out in Section 238 of the Cayman Islands Companies Act in full up to such date, and such holder’s former Artisan Shares will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the merger consideration comprising one PubCo Class A Ordinary Share for each Artisan Share. Accordingly, Artisan shareholders are not expected to ultimately have any appraisal or dissent rights in respect of their Artisan Shares and the certainty provided by the redemption process may be preferable for Artisan Public Shareholders wishing to exchange their Artisan Public Shares for cash.
Proxy Solicitation Costs
Artisan is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Artisan and its directors, officer and employees may also solicit proxies in person by telephone or by other electronic means. Artisan shall bear the cost of the solicitation.
Artisan has hired Morrow Sodali LLC to assist in the proxy solicitation process. Artisan shall pay that firm a fixed fee of $37,500, plus associated disbursements, shall reimburse the firm for its reasonable and documented costs and expenses and shall indemnify the firm and its affiliates against certain claims, liabilities, losses, damages and expenses. Such fee shall be paid with non-trust account funds. Artisan shall pay the cost of soliciting proxies for the Extraordinary General Meeting.
Artisan shall ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions, and shall reimburse such parties for their expenses in forwarding soliciting materials to beneficial owners of Artisan Shares and in obtaining voting instructions from those owners.
Artisan’s directors and officer may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

THE BUSINESS COMBINATION AGREEMENT
General
Holders of Artisan Shares are being asked to adopt the Business Combination Agreement, approve the terms thereof and approve the transactions contemplated thereby, including the Business Combination. Artisan shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “— The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Artisan may consummate the Business Combination only if the Business Combination Proposal is approved by the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting, and the Initial Merger Proposal is approved by the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.
The Business Combination Agreement
On September 15, 2021, Artisan, PubCo, Artisan Merger Sub, Prenetics Merger Sub and Prenetics entered into the Business Combination Agreement. The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. Artisan shareholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules referred to therein which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Moreover, certain representations and warranties in the Business Combination Agreement may, may not have been or may not be, as applicable, accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about Artisan, PubCo, Artisan Merger Sub, Prenetics Merger Sub, Prenetics or any other matter.
Capitalized terms in this section not otherwise defined in this proxy statement/prospectus shall have the meanings ascribed to them in the Business Combination Agreement.
General Description of the Business Combination Transactions
In accordance with the terms and subject to the conditions of the Business Combination Agreement, the parties to the Business Combination Agreement have agreed that, in connection with the Closing, the parties shall undertake a series of transactions pursuant to which (i) Artisan shall merge with and into Artisan Merger Sub, with Artisan Merger Sub surviving and remaining as a wholly-owned subsidiary of PubCo and (ii) following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo. The merger described in

(i) is referred to as the “Initial Merger” and the merger described in (ii) is referred to as the “Acquisition Merger.” The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”
The Initial Merger
The Initial Merger shall become effective on the date which is three business days after the first date on which all conditions set forth in the Business Combination Agreement that are required to be satisfied or waived (other than the conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of such conditions) on or prior to the Initial Closing or at such other time as may be agreed by Artisan and Prenetics in writing. As a result of the Initial Merger, at the Initial Merger Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Artisan and Artisan Merger Sub shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Artisan Merger Sub as the surviving company, and Artisan Merger Sub shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Artisan shall cease to exist, (ii) each issued and outstanding security of Artisan immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for or converted into securities of PubCo or other rights or property as set out below, (iii) the Artisan Director shall be appointed as a director on the board of directors of PubCo, in addition to the then existing director of PubCo, the existing officers of PubCo (if any) shall cease to hold office and the initial officers of PubCo from the Initial Merger Effective Time shall be appointed as determined by Prenetics, (iv) the Artisan Director shall be appointed as a director on the board of directors of Artisan Merger Sub and shall hold office until the Acquisition Effective Time, in addition to the then existing director of Artisan Merger Sub, the existing officers of Artisan Merger Sub (if any) shall cease to hold office and the initial officers of Artisan Merger Sub from the Initial Merger Effective Time shall be appointed as determined by Prenetics, (v) Artisan Merger Sub’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit G to the Business Combination Agreement, and (vi) PubCo’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit I to the Business Combination Agreement.
Subject to the terms and conditions of the Business Combination Agreement, at the Initial Merger Effective Time:
•
each Unit issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one Artisan Public Share and one-third of an Artisan Public Warrant;

•
immediately following the separation of each Unit, each (a) Artisan Public Share (which, for the avoidance of doubt, includes the Artisan Public Shares held as a result of the separation of the Units) issued and outstanding immediately prior to the Initial Merger Effective Time (excluding Artisan Public Shares that are held by Artisan shareholders that validly exercise their redemption rights, Dissenting Artisan Shares and Artisan treasury shares) shall be cancelled in exchange for the right to receive one PubCo Class A Ordinary Share, and (b) Founder Share issued and outstanding immediately prior to the Initial Merger Effective Time (excluding Dissenting Artisan Shares and Artisan treasury shares) shall be cancelled in exchange for the right to receive one PubCo Class A Ordinary Share;

•
each Artisan Warrant (which, for the avoidance of doubt, includes the Artisan Public Warrants held as a result of the separation of the Units) outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Artisan Public Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement;

•
the single share in the capital of Artisan Merger Sub issued and outstanding immediately prior to the Initial Merger Effective Time and owned by PubCo shall continue existing and constitute the only issued and outstanding share in the capital of Artisan Merger Sub; and

•
the holder of one share of PubCo and any other shares of PubCo immediately prior to the Initial Merger Effective Time shall surrender such shares of PubCo for no consideration to PubCo and all such shares of PubCo shall be cancelled by PubCo.

The sum of all PubCo Class A Ordinary Shares receivable by PubCo shareholders is referred to as “Initial Merger Consideration.”
Artisan Dissenting Shares
If any Artisan shareholder gives to Artisan, before the approval by the Artisan shareholders is obtained at the Extraordinary General Meeting, written objection to the Initial Merger (each, a “Written Objection”) in accordance with Section 238(2) of the Cayman Islands Companies Act, (i) Artisan shall promptly give written notice of the authorization of the Initial Merger (the “Authorization Notice”) to each such Artisan shareholder who has made a Written Objection, and (ii) unless Artisan and Prenetics elect to waive in writing, no party shall be obligated to commence the Initial Closing, and the Plan of Initial Merger shall not be filed with the Registrar of Companies of the Cayman Islands until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given, but in any event subject to the satisfaction or waiver of all of the conditions set forth in the Business Combination Agreement.
Subject to the paragraph above, to the extent available under the Cayman Islands Companies Act, Artisan Shares that are outstanding immediately prior to the Initial Effective Time and that are held by Artisan shareholders who shall have validly exercised their dissenters’ rights for such Artisan Shares in accordance with Section 238 of the Cayman Islands Companies Act and otherwise complied with all of the provisions of the Cayman Islands Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Artisan Dissenting Shares”, and the holders of such Artisan Dissenting Shares being the “Artisan Dissenting Shareholders”) shall not be converted into, and such Artisan Dissenting Shareholders shall have no right to receive, the applicable portion of the Initial Merger Consideration unless and until such Artisan Dissenting Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Islands Companies Act. The Artisan Shares owned by any Artisan shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Islands Companies Act shall cease to be Artisan Dissenting Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Effective Time, the right to receive the applicable portion of the Initial Merger Consideration, without any interest thereon. Artisan shall give PubCo and Prenetics the opportunity to direct all negotiations and proceedings with respect to any such notice or demand for dissenters’ rights. Artisan shall not, except with the prior written consent of Prenetics, make any offers or payment or otherwise agree or commit to any payment or other consideration with respect to any exercise by an Artisan shareholder of its rights to dissent from the Initial Merger or any demands for appraisal or offer or agree or commit to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands.
The Acquisition Merger
Following the Initial Merger, subject to the terms and conditions set forth in the Business Combination Agreement, the Acquisition Merger shall become effective as soon as practicable following the later of twelve hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in the Business Combination Agreement that are required to be satisfied or waived (other than the conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) on or prior to the Closing or at such other time as may be agreed by PubCo (with the prior written consent of the PubCo directors appointed by both Artisan and Prenetics) and Prenetics in writing. As a result of the Acquisition Merger, at the Acquisition Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Prenetics Merger Sub and Prenetics shall vest in and become the assets and liabilities of Prenetics as the surviving company, and Prenetics shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Prenetics Merger Sub shall cease to exist, (ii) each issued and outstanding security of Prenetics immediately prior to the Acquisition Effective Time shall be cancelled in exchange for or converted into securities of PubCo or other rights or property as set out below, (iii) each share of Prenetics Merger Sub issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one ordinary share of the surviving company, (iv) the board of directors and officers of Prenetics Merger Sub shall cease to hold office, and the board of directors and officers of Prenetics shall be as determined by Prenetics and (v) the memorandum and articles of association of Prenetics shall be amended and restated to read in their entirety in the form attached as Exhibit H to the Business Combination Agreement.
Subject to the terms and conditions of the Business Combination Agreement, at the Acquisition Effective Time:
•
each Prenetics Ordinary Share and Prenetics Preferred Share (other than Prenetics Key Executive Shares, Prenetics Dissenting Shares and Prenetics Treasury Shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding up to the nearest whole PubCo Class A Ordinary Share with respect to the total number of PubCo Class A Ordinary Shares to be received by each Prenetics shareholder;

•
each Prenetics Key Executive Share issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio, without interest, without interest, subject to rounding up to the nearest whole PubCo Class B Ordinary Share with respect to the total number of PubCo Class B Ordinary Shares to be received by Danny Yeung;

•
each Prenetics RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by PubCo and converted into an award of restricted share units representing the right to receive the number of PubCo Class A Ordinary Shares equal to (i) the number of Prenetics Ordinary Shares subject to such Prenetics RSU immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Prenetics RSU immediately prior to the Acquisition Effective Time; and

•
each Prenetics Key Executive RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by PubCo and converted into an award of restricted share units representing the right to receive the number of PubCo Class B Ordinary Shares equal to (i) the number of Prenetics Ordinary Shares subject to such Prenetics Key Executive RSU immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Prenetics Key Executive RSU immediately prior to the Acquisition Effective Time.

The sum of all the PubCo Ordinary Shares and other securities receivable by Prenetics shareholders is referred to as “Acquisition Merger Consideration,” and the Initial Merger Consideration and the Acquisition Merger Consideration are referred to as the “Shareholder Merger Consideration.” At or prior to the Initial Merger Effective Time, PubCo shall deposit, or cause to be deposited with Continental as Exchange Agent (or another exchange agent reasonably acceptable to Artisan and Prenetics) the Shareholder Merger Consideration.
Prenetics Dissenting Shares
To the extent available under the Cayman Islands Companies Act, Prenetics Shares that are outstanding immediately prior to the Acquisition Effective Time and that are held by Prenetics shareholders who shall have validly exercised their dissenters’ rights for such Prenetics Shares in accordance with Section 238 of the Cayman Islands Companies Act and otherwise complied with all of the provisions of the Cayman Islands Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Prenetics Dissenting Shares”, and the holders of such Prenetics Dissenting Shares being the “Prenetics Dissenting Shareholders”) shall not be converted into, and such Prenetics Dissenting Shareholders shall have no right to receive, the applicable portion of the Acquisition Merger Consideration unless and until such Prenetics Dissenting Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Islands Companies Act. The Prenetics Shares owned by any Prenetics shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Islands

Companies Act shall cease to be Prenetics Dissenting Shares and thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Effective Time, the right to receive the applicable portion of the Acquisition Merger Consideration, without any interest thereon. Prenetics shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a Prenetics shareholder of its rights to dissent from the Acquisition Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).
Closing
The Closing shall take place remotely by conference call and electronic exchange of documents and signatures as soon as practicable following the later of twelve hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in the Business Combination Agreement that are required to be satisfied or waived (other than the conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) on or prior to the Closing or at such other time or in such other manner as may be agreed by PubCo (with the prior written consent of the PubCo directors appointed by both Artisan and Prenetics) and Prenetics in writing.
Representations and Warranties
The Business Combination Agreement contains customary representations and warranties of Prenetics, Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub relating to, among other things, their ability to enter into the Business Combination Agreement and their outstanding capitalization. In the Business Combination Agreement, Prenetics also made certain other customary representations and warranties to Artisan, including among others, representations and warranties related to the following: tax matters; financial statements; absence of changes; actions; liabilities; material contracts and commitments; title, properties; intellectual property rights; labor and employee matters.
The representations and warranties are, in certain cases, subject to specified exceptions and materiality, Prenetics Material Adverse Effect and Artisan Material Adverse Effect (see “— Material Adverse Effect” below), knowledge and other qualifications contained in the Business Combination Agreement and may be further modified and limited by the Disclosure Letters to the Business Combination Agreement.
Material Adverse Effect
With respect to Prenetics, “Prenetics Material Adverse Effect” as used in the Business Combination Agreement means any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of Prenetics and its subsidiaries, taken as a whole or (ii) the ability of Prenetics, any of its subsidiaries, PubCo, Artisan Merger Sub or Prenetics Merger Sub to consummate the Business Combination Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Prenetics Material Adverse Effect”:
•
any change in applicable laws or IFRS or any interpretation thereof following the date of the Business Combination Agreement;

•
any change in interest rates or economic, political, business or financial market conditions generally;

•
the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under the Business Combination Agreement;

•
any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate (for purposes of which, the term “COVID-19 Measures” means (i) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendations promulgated by any governmental authority, including the Hong Kong

Department of Health, Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies, and (ii) any action reasonably taken or refrained from being taken in response to COVID-19);
•
any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

•
any failure in and of itself of Prenetics and any of its subsidiaries to meet any projections or forecasts (provided that this exception shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Prenetics Material Adverse Effect);

•
any event, state of facts, development, change, circumstance, occurrence or effect generally applicable to the industries or markets in which Prenetics or any of its subsidiaries operate;

•
any action taken by, or at the written request of, Artisan;

•
the announcement of the Business Combination Agreement and the Business Combination Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on Prenetics’ and its subsidiaries’ relationships, contractual or otherwise, with any governmental authority, third parties or other person;

•
any matter set forth on, or deemed to be incorporated in the Prenetics Disclosure Letter;

•
any event, state of facts, development, change, circumstance, occurrence or effect that is cured by Prenetics prior to the Closing; or

•
any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in clauses (a), (b), (d), (e), (g) or (j) to the extent existing as of the date of the Business Combination Agreement;

provided, further, that in the case of each of clauses (b), (d), (e) and (g), any such event, state of facts, development, change, circumstance, occurrence or effect to the extent it disproportionately affects Prenetics or any of its subsidiaries relative to other similarly situated participants in the industries and geographies in which such persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Prenetics Material Adverse Effect, but only to the extent of the incremental disproportionate effect on Prenetics and its subsidiaries, taken as a whole, relative to such similarly situated participants.
With respect to Artisan, “Artisan Material Adverse Effect” as used in the Business Combination Agreement means any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of Artisan or (ii) the ability of Artisan to consummate the Business Combination Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an “Artisan Material Adverse Effect”:
(a)
any change in applicable laws or U.S. GAAP or any interpretation thereof following the date of the Business Combination Agreement;

(b)
any change in interest rates or economic, political, business or financial market conditions generally;

(c)
the taking or refraining from taking of any action expressly required to be taken or refrained from being taken under the Business Combination Agreement;

(d)
any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any COVID-19 Measures (as defined above) or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate;

(e)
any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

(f)
any matter set forth in, or deemed to be incorporated in the Artisan Disclosure Letter;

(g)
any event, state of facts, development, change, circumstance, occurrence or effect that is cured by Artisan prior to the Closing;

(h)
any change in the trading price or volume of the Units, Artisan Shares or Artisan Warrants (provided that the underlying causes of such changes referred to in this clause (h) may be considered in determining whether there is an Artisan Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition); or

(i)
any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in clauses (b), (d), (e) or (f) to the extent existing as of the date of the Business Combination Agreement;

provided, however, that in the case of each of clauses (b), (d) and (e), any such event, state of facts, development, change, circumstance, occurrence or effect to the extent it disproportionately affects Artisan relative to other special purpose acquisition companies shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, an Artisan Material Adverse Effect, but only to the extent of the incremental disproportionate effect on Artisan relative to such similarly situated participants. Notwithstanding the foregoing, with respect to Artisan, the amount of redemptions or the failure to obtain approval from Artisan shareholders shall not be deemed to be an Artisan Material Adverse Effect.
Covenants of the Parties
Covenants of Prenetics
Prenetics made certain covenants under the Business Combination Agreement (subject to the terms and conditions set forth therein), including, among others, the following:
•
From the signing date of the Business Combination Agreement through the earlier of the Closing or valid termination of the Business Combination Agreement (the “Interim Period”), subject to certain exceptions, Prenetics (i) shall use commercially reasonable efforts to operate the business of Prenetics and its subsidiaries in the ordinary course, (ii) shall use commercially reasonable efforts to preserve Prenetics and its subsidiaries’ business and operational relationships in all material respects with the suppliers, customers and others having business relationships with Prenetics and its subsidiaries that are material to Prenetics and its subsidiaries, taken as a whole, in each case where commercially reasonable to do so, and (3) shall not, and shall cause its subsidiaries not to, except as otherwise expressly required or permitted by the Business Combination Agreement or the other transaction documents or required by law, to

•
amend its memorandum and articles of association or other organizational documents (whether by merger, consolidation, amalgamation or otherwise), subject to certain exceptions;

•
liquidate, dissolve, reorganize or otherwise wind-up its business and operations, or propose or adopt a plan of complete or partial liquidation or dissolution, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization (other than liquidation or dissolution of any dormant subsidiary);

•
incur, assume, guarantee or repurchase or otherwise become liable for any indebtedness, or issue or sell any debt securities or options, warrants or other rights to acquire debt securities, in any such case in a principal amount exceeding $1,000,000, subject to certain exceptions;

•
transfer, issue, sell, grant, pledge or otherwise dispose of (i) any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests of Prenetics or any of its subsidiaries to a third party, or (ii) any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, or any other rights, agreements, arrangements, or commitment obligations of Prenetics or any of its subsidiaries to purchase or obtain any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests of Prenetics or any of its subsidiaries to a third party, subject to certain exceptions;
•
sell, lease, sublease, license, transfer, abandon, allow to lapse or dispose of any material property or assets (other than intellectual property), in any single transaction or series of related transactions, subject to certain exceptions;

•
sell, assign, transfer, lease, license or sublicense, abandon, permit to lapse or otherwise dispose of or impose any encumbrance upon any material Owned IP, in each case, except for non-exclusive licenses or non-material exclusive licenses under material owned intellectual property granted in the ordinary course, subject to certain exceptions;

•
disclose any (i) trade secrets or material confidential information or (ii) personal data to any person (other than in the ordinary course in circumstances in which it has imposed reasonable and customary confidentiality restrictions);

•
make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of $25,000,000 individually and $50,000,000 in the aggregate;

•
settle any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation or other similar proceeding by any governmental authority or any other third-party material to the business of Prenetics and its subsidiaries taken as a whole, in excess of $1,000,000 individually and $5,000,000 in the aggregate;

•
split, combine, subdivide, reclassify, or amend any terms of its share capital, subject to certain exceptions;

•
redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its equity securities, except for the redemption of equity securities issued under the ESOP or as disclosed in the Prenetics Disclosure Letter;

•
declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital other than dividends or distributions by any Subsidiary of Prenetics on a pro rata basis to its shareholders;

•
amend any term or alter any rights of any of its outstanding equity securities;

•
authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations or liabilities in an amount not to exceed $3,500,000 in the aggregate;

•
except in the ordinary course, accelerate or delay in any respect material to Prenetics and its Subsidiaries, taken as a whole (A) collection of any account receivable in advance of or beyond its due date, or (B) payment of any account payable in advance of or beyond its due date;

•
conduct its cash management customs and practices (including the collection of receivables, the payment of payables and any other movement of cash, cash equivalents or marketable securities) other than in the ordinary course;

•
except in the ordinary course or as disclosed in the Prenetics Disclosure Letter, enter into any material contract, or amend any such material contract or extend, transfer, terminate or waive any right or entitlement of material value under any material contract, in a manner that is adverse to Prenetics and its subsidiaries, taken as a whole, other than in any immaterial respect;

•
voluntarily terminate (other than expiration in accordance with its terms), suspend, abrogate, amend or modify any material permit except in the ordinary course or as would not be material to the business of Prenetics and its subsidiaries, taken as a whole;

•
make any material change in its accounting principles or methods unless required by IFRS or applicable laws;

•
except in the ordinary course, (i) make, change or revoke any election in respect of material taxes, (ii) adopt or change any material tax accounting method, (iii) file any material amended tax return, (iv) enter into any material tax closing agreement with any governmental authority, (v) settle any material tax claim or assessment, (vi) knowingly surrender any right to claim a refund of material taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material tax claim or assessment, or (viii) knowingly fail to pay any material tax that becomes due and payable (including estimated tax payments) (other than taxes being contested in good faith and for which adequate reserves have been established in the financial statements of Prenetics in accordance with IFRS);

•
knowingly take any action where such action could reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

•
increase the compensation or benefits payable or provided, or to become payable or provided to, any key officer or any current or former directors, officers or individual service providers of Prenetics, Prenetics HK or Prenetics EMEA Limited whose total annual compensation opportunity exceeds $200,000, subject to certain exceptions;

•
except in the ordinary course, grant or announce any cash or equity or equity-based incentive awards, bonuses, transaction, retention, severance or other additional compensation or benefits to any key officer or any current or former directors, officers or individual service providers of Prenetics, Prenetics HK or Prenetics EMEA Limited;

•
accelerate the time of payment, vesting or funding of any compensation or increase in the benefits or compensation provided under any benefit plan or otherwise due to any key officer or any current or former directors, officers or individual service providers of Prenetics, Prenetics HK or Prenetics EMEA Limited;

•
hire, engage, terminate (other than for “cause”), furlough or temporary layoff any employee of Prenetics, Prenetics HK or Prenetics EMEA Limited whose total annual compensation exceeds $200,000;

•
amend, modify, or terminate any benefit plan or adopt or establish a new benefit plan (or any plan, program, agreement or other arrangement that would be a benefit plan if in effect as of the date of the Business Combination Agreement), subject to certain exceptions;

•
waive or release any noncompetition or nonsolicitation obligation of any key executive or any current or former directors, officers or individual service providers (whose total annual compensation exceeds $200,000) of Prenetics, Prenetics HK or Prenetics EMEA Limited; or

•
enter into any agreement or otherwise make a commitment to do any of the foregoing, subject to certain exceptions.

•
During the Interim Period, Prenetics shall not and shall cause its controlled affiliates and its and their respective representatives not to, directly or indirectly (a) solicit, initiate, submit facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with any third party with respect to a Prenetics acquisition proposal, (b) furnish or disclose any non-public information to any third party in connection with or that would reasonably be expected to lead to a Prenetics acquisition proposal, (c) enter into any agreement, arrangement or understanding with any third party regarding a Prenetics acquisition proposal, (d) prepare or take any steps in connection with a public offering of any equity securities of Prenetics, any of its subsidiaries, or a newly-formed holding company of Prenetics or such subsidiaries, or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

•
Prior to or as promptly as practicable after this proxy statement/prospectus is declared effective under the Securities Act, Prenetics shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Prenetics shareholders to be held as promptly as reasonably practicable following the date that this proxy statement/prospectus is declared effective under the Securities Act for the purpose of obtaining the Prenetics shareholders’ approval (including the approval of any adjournment of such meeting for the purpose of soliciting additional proxies in favor of the approval and authorization of the Acquisition Merger and the Plan of Acquisition Merger), and such other matter as may be mutually agreed by Artisan and Prenetics. Prenetics shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval and authorization of the Acquisition Merger and the Plan of Acquisition Merger and to obtain the vote or consent of its shareholders required by and in compliance with all applicable law, the amended and restated memorandum and articles of association of Prenetics and the shareholders agreement of Prenetics. Prenetics (i) shall set the date of the meeting of the Prenetics shareholders not more than 30 days after this proxy statement/prospectus is declared effective under the Securities Act, unless otherwise agreed by Artisan and Prenetics in writing, and (ii) shall not adjourn such meeting without the prior written consent of Artisan (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that Prenetics shall adjourn such meeting (a) if, as of the time that such meeting is originally scheduled, there are insufficient Prenetics Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (b) if, as of the time that such meeting is originally scheduled, adjournment of such meeting is necessary to enable solicitation of additional proxies in order to obtain the approvals of the Acquisition Merger and the Plan of Acquisition Merger, or (c) to comply with applicable law; provided, further, however, that for both prior clauses (a) and (b) in the aggregate Prenetics may adjourn on only one occasion and so long as the date of such meeting is not adjourned or postponed more than fifteen (15) consecutive days.
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Prenetics shall use reasonable efforts to cause one or more shareholders of Prenetics to, as soon as reasonably practicable after signing of the Business Combination Agreement, enter into such contracts substantially in the form of the Prenetics Shareholder Support Agreements for the purpose of obtaining the consent of Prenetics’ shareholders sufficient to approve the Business Combination.

Covenants of Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub
Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub made certain covenants under the Business Combination Agreement (subject to the terms and conditions set forth therein), including, among others, the following:
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PubCo shall grant awards under the PubCo incentive equity plan in the form attached as Exhibit J-1 to the Business Combination Agreement;

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at the Closing, Prenetics Merger Sub shall cause (i) any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered; (ii) the funds in the trust account to be disbursed in accordance with the Trust Agreement; (iii) all accrued and unpaid Artisan transaction expenses and Artisan Transaction Expenses to be paid in accordance with and (iv) all remaining amounts then available in the trust account to be made available to a bank account designated by Prenetics Merger Sub for immediate use, subject to the Business Combination Agreement and the Trust Agreement;

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Artisan shall use reasonable best efforts to ensure Artisan remains listed as a public company on NASDAQ from the date of the Business Combination Agreement until the closing of the Initial Merger. PubCo shall promptly apply for, and shall use reasonable best efforts to cause, the PubCo Class A Ordinary Shares and PubCo Warrants to be issued in connection with the Business Combination Transactions to be approved for, listing on NASDAQ and accepted for clearance by DTC, subject to official notice of issuance, prior to the date of the Initial Closing (the “Initial Closing Date”);

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during the Interim Period, subject to certain exceptions, Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub, shall operate its respective business in the ordinary course and shall not:

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with respect to Artisan only, seek any approval from Artisan shareholders to change, modify or amend the Trust Agreement or the Artisan Articles, except as contemplated by the Business Combination Proposal and the Initial Merger Proposal;

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declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital;

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split, combine, subdivide, reclassify or otherwise amend any terms of its equity securities;

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redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its equity securities, other than a redemption of Artisan Public Shares in connection with the exercise of any Artisan shareholder redemption right by any Artisan shareholder or upon conversion of any Founder Shares in accordance with the Artisan Articles;
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merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) or make any advance or loan to or investment in any other person or be acquired by any other person;

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except in the ordinary course, (i) make, change or revoke any election in respect of taxes, (ii) adopt or change any material tax accounting method, (iii) file any material amended tax return, (iv) enter into any material tax closing agreement with any governmental authority, (v) settle any material tax claim or assessment, (vi) knowingly surrender any right to claim a refund of material taxes, (vii) consent to any extension or waiver of the limitation period applicable to or relating to any material tax claim or assessment, or (viii) knowingly fail to pay any material tax that becomes due and payable (including estimated tax payments) (other than taxes being contested in good faith and for which adequate reserves have been established in the financial statements of Artisan in accordance with GAAP);

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knowingly take any action where such action could reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

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enter into, renew or amend in any material respect, any transaction or material contract, subject to certain exceptions;

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extend, transfer, terminate or waive any right or entitlement of material value under any material contract, in a manner that is materially adverse to Artisan, subject to certain exceptions;

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incur, guarantee or otherwise become liable for any indebtedness, or issue or sell any debt securities or options, warrants, rights or conversion or other rights to acquire debt securities, or other material liability, in any case in a principal amount or amount, as applicable, exceeding $500,000 in the aggregate, subject to certain exceptions;

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make any change in accounting principles or methods unless required by U.S. GAAP or applicable laws;

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issue any equity securities, other than the issuance of equity securities of PubCo pursuant to the Subscription Agreements, the Permitted Equity Subscription, the Business Combination Agreement or in connection with any working capital loan made to Artisan by any of the Sponsor, an affiliate of the Sponsor or any of Artisan’s officers or directors, in an amount not exceeding $1,500,000, or the issuance of Artisan Public Shares upon conversion of Founder Shares in accordance with the Artisan Articles;

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grant any options, warrants, rights of conversion or other equity-based awards;

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settle or agree to settle any litigation, action, proceeding or investigation before any governmental authority or that imposes injunctive or other non-monetary relief on Artisan, PubCo, Artisan Merger Sub or Prenetics Merger Sub;

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form any subsidiary;

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liquidate, dissolve, reorganize or otherwise wind-up the business and operations of Artisan or propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization of Artisan; or

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enter into any agreement or otherwise make any commitment to do any action prohibited under any of the foregoing.

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During the period from the Initial Closing through the Closing, neither Artisan Merger Sub nor PubCo shall take any action except as required or contemplated by the Business Combination Agreement or other relevant transaction documents;

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Subject to the terms and conditions of the Amended PubCo Articles, PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

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the board of directors of PubCo (i) shall have been reconstituted to consist of six directors, which shall be the Artisan Director and such other persons as Prenetics may designate pursuant to a written notice to be delivered to PubCo, and (ii) shall have reconstituted its applicable committees to consist of the directors designated by Prenetics prior to the Closing Date; provided that any such directors designated by Prenetics in accordance with clause (ii) of this sentence as members of the audit committee shall qualify as “independent” under the NASDAQ listing rules;

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the Chairperson of the board of directors of PubCo shall initially be Danny Yeung; and

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the officers of Prenetics holding such positions as set forth on a schedule to the Business Combination Agreement shall be the officers of PubCo, each such officer to hold office in accordance with the Amended PubCo Articles or until their respective successors are duly elected or appointed and qualified.

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During the Interim Period, Artisan shall not and shall cause its affiliates and its and their respective representatives not to directly or indirectly (a) solicit, initiate, submit, facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to an Artisan acquisition proposal,(b) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to an Artisan acquisition proposal, (c) enter into any agreement, arrangement or understanding regarding an Artisan acquisition proposal, or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

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During the Interim Period, each of Artisan and PubCo shall use reasonable efforts to keep current, accurate and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws.

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Prior to the Closing Date, Artisan shall take all such steps (to the extent permitted under applicable law) as are reasonably necessary to cause any acquisition or disposition of PubCo Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Business Combination Transactions by each person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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Prior to or as promptly as practicable after this proxy statement/prospectus is declared effective under the Securities Act, Artisan shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Artisan shareholders to be held as promptly as reasonably practicable and, unless otherwise agreed by Artisan and Prenetics in writing, in any event not more than thirty (30) days following the date that this proxy statement/prospectus is declared effective under the Securities Act for the purpose of voting on the Business Combination Proposal and the Initial Merger Proposal and obtaining the Artisan shareholders’ approval (including the approval of any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of the Business Combination Proposal and the Initial Merger Proposal), providing Artisan shareholders with the opportunity to elect to exercise their redemption right and such other matter as may be mutually agreed by Artisan and Prenetics. Artisan shall use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the adoption of the Business Combination Proposal and the Initial Merger Proposal and shall take all other action necessary or advisable to obtain such proxies and Artisan shareholders’ approval and (ii) to obtain the vote or consent of its shareholders required by and in compliance with all applicable law, NASDAQ rules and the Artisan Articles. In connection with the foregoing, Artisan (i) shall consult with Prenetics regarding the record date and the date of the meeting of the Artisan shareholders prior to determining such dates, (ii) shall not adjourn or postpone such meeting without the prior written consent of Prenetics (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that Artisan shall adjourn or postpone such meeting (a) to the extent necessary to ensure any supplement or amendment to this proxy statement/prospectus that Artisan or PubCo reasonably determines is necessary to comply with applicable laws, is provided to Artisan shareholders in advance of such meeting, (b) if, as of the time that such meeting is originally scheduled, there are insufficient Artisan Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (c) if, as of the time that such meeting is originally scheduled, adjournment or postponement of such meeting is necessary to enable solicitation of additional proxies in order to obtain the approvals necessary for the Business Combination Proposal and Initial Merger Proposal, (d) in order to seek withdrawals from Artisan shareholders who have exercised their redemption right if a number of Artisan Shares have been elected to be redeemed such that Artisan reasonably expects that the condition of the Available Closing Cash Amount (as defined below) being not less than $200,000,000 will not be satisfied at the Initial Closing; or (e) to comply with applicable law; provided, further, however, that the adjournment or postponement of such meeting shall not take place on more than two occasions and the date of such meeting cannot be adjourned more than an aggregate of 30 consecutive days in connection with such adjournment or postponement.
Joint Covenants
The Business Combination Agreement also contains certain other covenants and agreements among the various parties, including, among others, that each of PubCo, Prenetics, Artisan, Artisan Merger Sub and Prenetics Merger Sub shall use commercially reasonable efforts to, subject to the terms and conditions contained therein:
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cooperate in good faith with any governmental authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, actions, nonactions or waivers in connection with the Business Combination Transactions as soon as practicable and any and all action necessary to consummate the Business Combination Transactions, and to use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable regulatory approval with respect to the Business Combination Transactions as promptly as possible;

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diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or regulatory approval under any applicable laws prescribed or enforceable by any governmental authority for the Business Combination Transactions and to resolve any objections as may be asserted by any governmental authority with respect to the Business Combination Transactions, and cooperate fully with each other in the defense of such matters; and

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obtain all material consents and approvals of third parties that Prenetics and any of its subsidiaries or any of Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub, as applicable, are required to obtain in order to consummate the Business Combination Transactions.

During the Interim Period, Artisan and PubCo may execute subscription agreements with an investor after the date of the Business Combination Agreement pursuant to which such investor agrees to purchase for cash PubCo Class A Ordinary Shares from PubCo on the day of the Closing (after the Initial Closing but immediately prior to the Closing) (the “Permitted Equity Subscription Agreement”); provided that unless otherwise agreed by Artisan and Prenetics in writing, (i) each Permitted Equity Subscription Agreement shall be in substantially the same form as the PIPE Subscription Agreements, (ii) no such Permitted Equity Subscription Agreement shall provide for a purchase price of PubCo Class A Ordinary Shares at a price per share of less than $10.00 (including any discounts, rebates, equity kickers or promote), and (iii) no such Permitted Equity Subscription Agreement shall provide for the issuance of any equity securities of PubCo other than PubCo Class A Ordinary Shares, including PubCo Warrants. Each of Artisan and PubCo shall use its commercially reasonable efforts to cooperate with each other in connection with the arrangement of any such purchases of PubCo Class A Ordinary Shares pursuant to the Permitted Equity Subscription Agreements (the “Permitted Equity Financing”) as may be reasonably requested by each other.
Further, the Business Combination Agreement also contains additional covenants and agreements among the parties thereto in respect of, among other matters:
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access to information, properties and personnel;

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preparing, filing and distributing this proxy statement/prospectus on Form F-4 (including any amendments or supplements thereto);

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preparing and delivering certain accounts and financial statements;

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tax matters, including with respect to the Intended Tax Treatment;

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stockholder litigation matters with respect to the Business Combination;

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indemnification of present and former directors and officers of Prenetics or any of its subsidiaries, Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub;

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written notice (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Business Combination Transactions not to be satisfied or (ii) of any notice or other communication from any governmental authority which is reasonably likely to have a material adverse effect on the ability of the parties to the Business Combination Agreement to consummate the Business Combination Transactions or to materially delay the timing thereof;

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maintaining in effect liability insurances covering those persons who are currently covered by directors’ and officers’ liability insurance policies of Prenetics or any of its subsidiaries, Artisan, PubCo, Artisan Merger Sub or Prenetics Merger Sub; or

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using its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the PIPE Subscription Agreements, the Amended Forward Purchase Agreements, and the Permitted Equity Subscription Agreements, if and when executed (collectively, the “Subscription Agreements”) on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy on a timely basis all conditions and covenants applicable to it in the Subscription Agreements and otherwise comply with its obligations thereunder, (b) without limiting the rights of any party to enforce certain of such Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Prenetics, Artisan, PubCo or any of its affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the closings under the Subscription Agreements) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to the Closing; (c) confer with each other regarding timing of the expected closings under the Subscription Agreements; and (d) deliver notices to the applicable counterparties to the Subscription Agreements sufficiently in advance of the Closing to cause them to fund their obligations as far in advance of the Closing as permitted by the Subscription Agreements.

Conditions to Closing
Mutual Conditions
The obligations of Artisan, PubCo, Artisan Merger Sub and Prenetics Merger Sub to consummate, or cause to be consummated, the Business Combination Transactions at the Initial Closing and the obligations of Prenetics, PubCo, Artisan Merger Sub and Prenetics Merger Sub to consummate, or cause to be consummated, the Business Combination Transaction to occur at the Closing, are each subject to the satisfaction of the following mutual conditions (in each case, unless waived in writing by the party or parties whose obligations are conditioned thereupon):
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approval of the Business Combination Proposal and the Initial Merger Proposal by the Artisan shareholders and approval and consent of the Business Combination and the transactions contemplated thereby by the Prenetics shareholders;

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the effectiveness of the Form F-4 and the absence of any issued or pending stop order by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

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PubCo’s initial listing application with NASDAQ in connection with the Business Combination Transactions shall have been conditionally approved and, immediately following the Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of NASDAQ and PubCo shall not have received any notice of non-compliance therewith;

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receipt of approval for PubCo Class A Ordinary Shares and PubCo Warrants to be listed on NASDAQ, subject only to official notice of issuance;

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After deducting the aggregate amount payable to all redeeming Artisan Shares, Artisan shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act); and

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the absence of any law (whether temporary, preliminary or permanent) or governmental order then in effect and which has the effect of making the Initial Closing or the Closing illegal or which otherwise prevents or prohibits the consummation of the Initial Closing or the Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

Unless waived by Artisan in writing, the obligations of Artisan to consummate, or cause to be consummated, the Business Combination Transactions to occur at the Initial Closing are also subject to the satisfaction of each of the following conditions:
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the representations and warranties of Prenetics, PubCo, Artisan Merger Sub and Prenetics Merger Sub pertaining to due authorization and the absence of a Prenetics Material Adverse Effect being true and correct as of the Initial Closing Date as if made at the Initial Closing Date;

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the representations and warranties of Prenetics pertaining to organization, good standing and qualification of Prenetics, subsidiaries of Prenetics, capitalization of subsidiaries of Prenetics and brokers and the representations and warranties of PubCo, Artisan Merger Sub and Prenetics Merger Sub pertaining to their organization, good standing and qualification, brokers and business activities being true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all material respects at and as of such date);

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the representations and warranties made by Prenetics, PubCo, Artisan Merger Sub and Prenetics Merger Sub pertaining to their capitalization and voting rights (disregarding any qualifications and exceptions contained therein relating to materiality, “material” or “Prenetics Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any such qualifications and exceptions) shall be true and correct in all material respects at and as of such date);

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all other representations and warranties made by Prenetics, PubCo, Artisan Merger Sub and Prenetics Merger Sub being true and correct as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies in or the failure of such representations and warranties to be true and correct that (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Prenetics Material Adverse Effect” or another similar qualification or exception, other than in representations and warranties made by Prenetics pertaining to liabilities of Prenetics or its subsidiaries which would not have a Prenetics Material Adverse Effect) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Prenetics Material Adverse Effect; and

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each of the covenants of Prenetics, PubCo, Artisan Merger Sub and Prenetics Merger Sub to be performed as of or prior to the Initial Closing having been performed in all material respects.

Unless waived by Prenetics in writing, the obligations of PubCo, Artisan Merger Sub and Prenetics Merger Sub to consummate, or cause to be consummated, the Business Combination Transactions to occur at the Initial Closing are also subject to the satisfaction of each the following conditions:
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the representations and warranties of Artisan pertaining to due authorization and the absence of any Artisan Material Adverse Effect being true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date;

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the representations and warranties of Artisan pertaining to organization, good standing, corporate power and qualification, corporate structure, subsidiaries, brokers and business activities being true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date;

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the representations and warranties of Artisan pertaining to capitalization and voting rights (disregarding any qualifications and exceptions contained therein relating to materiality, “material” or “Artisan Material Adverse Effect” or any similar qualification or exception) being true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any such qualifications or exceptions) shall be true and correct in all material respects at and as of such date);

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all other representations and warranties made by Artisan being true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Artisan Material Adverse Effect” or any similar qualification or exception, other than in representations and warranties made by Artisan pertaining to the financial statements of Artisan) individually or in the aggregate, has not had, and would not reasonably be expected to have, an Artisan Material Adverse Effect;

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each of the covenants of Artisan to be performed as of or prior to the Initial Closing having been performed in all material respects; and

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an amount equal to (a) all amounts in the trust account immediately prior to the Closing plus (b) the aggregate amount of cash that has been funded to, or that will be funded immediately prior to or concurrently with the Closing to, PubCo pursuant to the Subscription Agreements plus (c) the proceeds from the Permitted Equity Financing minus (d) the aggregate amount payable with respect to all redeeming Artisan Shares (the “Available Closing Cash Amount”) being not less than $200,000,000.

The obligations of Prenetics to consummate, or cause to be consummated, the Business Combination Transactions at the Closing are also subject to the satisfaction of the additional condition that the Initial Merger Effective Time and the Initial Closing shall have occurred.
Termination
The Business Combination Agreement may be terminated and the transactions contemplated thereby abandoned under certain customary and limited circumstances, notwithstanding approval of the Business Combination Agreement by the Artisan shareholders, as follows:
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by mutual written consent of Prenetics and Artisan;

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by written notice from Prenetics or Artisan to the other if any governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order which has become final and non-appealable and has the effect of making consummation of the Business Combination Transactions illegal or otherwise preventing or prohibiting consummation of the Business Combination Transactions;

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by written notice from Prenetics to Artisan if the Artisan Board or any committee thereof has withheld, withdrawn, qualified, amended or modified, or publicly proposed or resolved to withhold, withdraw, qualify, amend or modify, the recommendation of Artisan Board;

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by written notice from Prenetics to Artisan if the Artisan shareholders’ approval shall not have been obtained by reason of the failure to obtain the required vote at the Extraordinary General Meeting duly convened therefor or at any adjournment or postponement thereof;

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by written notice from Artisan to Prenetics if the Artisan shareholders’ approval shall not have been obtained at the Extraordinary General Meeting, or at any adjournment or postponement thereof taken in accordance with the Business Combination Agreement, unless Artisan has materially breached any of its obligations with respect to obtaining Artisan shareholders’ approval under the Business Combination Agreement;

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by written notice from Artisan to Prenetics if there is any breach of any representation, warranty, covenant or agreement on the part of Prenetics, PubCo, Artisan Merger Sub and Prenetics Merger

Sub set forth in the Business Combination Agreement, such that the conditions to Artisan’s obligations to consummate the Business Combination Transactions would not be satisfied at the Initial Closing or the Closing, as applicable, and such breach cannot be or has not been cured within 30 days following receipt by Prenetics of notice from Artisan of such breach; provided that Artisan shall not have the right to terminate the Business Combination Agreement pursuant to this paragraph if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement;
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by written notice from Prenetics to Artisan if there is any breach of any representation, warranty, covenant or agreement on the part of Artisan, Sponsor or Sponsor Affiliate set forth in the Business Combination Agreement, such that the conditions to Prenetics’ obligation to consummate the Business Combination Transactions would not be satisfied at the Initial Closing or the Closing, as applicable, and such breach cannot be or has not been cured within 30 days following receipt by Artisan of notice from Prenetics of such breach; provided that Prenetics shall not have the right to terminate the Business Combination Agreement pursuant to this paragraph if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement;

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by written notice from Artisan to Prenetics if the required approval of Prenetics shareholder shall not have been obtained by reason of the failure to obtain the required vote at the Prenetics shareholders’ meeting duly convened therefor or at any adjournment or postponement thereof;

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by written notice from Artisan to Prenetics if any shareholder of Artisan Merger Sub or Prenetics Merger Sub revokes the written resolution approving the Business Combination Agreement, the Plan of Initial Merger, the Plan of Acquisition Merger and the Business Combination Transactions; or

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by either Artisan or Prenetics, if the transactions contemplated by the Business Combination Agreement shall not have been consummated on or prior to June 13, 2022.

In the event of termination of the Business Combination Agreement, the Business Combination Agreement shall become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or shareholders, other than liability of any party thereto for actual fraud or for any willful and material breach of the Business Combination Agreement by such party prior to such termination; provided that obligations under the NDA (as defined in the Business Combination Agreement) and certain obligations related to the trust account and certain other provisions required under the Business Combination Agreement shall, in each case, survive any termination of the Business Combination Agreement.
Enforcement
Each party is entitled under the Business Combination Agreement to an injunction or injunctions to prevent breaches of the Business Combination Agreement and to specific enforcement of the terms and provisions of the Business Combination Agreement, in addition to any other remedy to which any party is entitled at law or in equity.
Non-Recourse
All claims or causes of action that are based upon, arising out of, or related to the Business Combination Agreement or the Business Combination Transactions contemplated therein may only be brought against the entities expressly named as parties to the Business Combination Agreement, and then only with respect to the specific obligations set forth therein with respect to such party.
Further, unless a named party to the Business Combination Agreement, and then only to the extent of the specific obligations undertaken by such named party under the Business Combination Agreement, no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or other representative of a named party to the Business Combination Agreement or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any other party for any claim based on, arising out of, or related to the Business Combination Agreement or the Business Combination Transactions contemplated thereby. Furthermore, there will be no recourse against the trust account in connection with any such claims or causes of action.
Non-Survival of Representations, Warranties and Covenants
Except, in the event of termination of the Business Combination Agreement, for obligations under the NDA and certain obligations related to the trust account and certain other provisions of the Business Combination Agreement, none of the representations, warranties, covenants, obligations or other agreements in the Business Combination Agreement, or in any related document or instrument delivered pursuant to the Business Combination Agreement, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing except for (i) any covenants and agreements contained therein that expressly by their terms apply either in part or in whole after the Closing and (ii) the miscellaneous provisions thereof, which include, among others, provisions regarding trust account waiver, waiver, notice, assignment, no third-party rights, expenses, headings and counterparts, Disclosure Letters, entire agreement, amendments, publicity, confidentiality, severability and conflicts and privilege.
Governing Law and Jurisdiction
The Business Combination Agreement is governed by Delaware law, except that certain provisions including with respect to fiduciary duties are governed by the laws of the Cayman Islands. Any action based upon, arising out of or related to the Business Combination Agreement or the Business Combination Transactions contemplated thereby shall be brought in federal and state courts located in the State of Delaware. Each party has waived its rights to trial by jury in any action based upon, arising out of or related to the Business Combination Agreement or the Business Combination Transactions contemplated thereby.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE BUSINESS COMBINATION
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, and you are urged to read such Related Agreements in their entirety.
PIPE Financing (Private Placement)
Substantially concurrently with the execution of the Business Combination Agreement, PubCo, Artisan and the PIPE Investors entered into PIPE Subscription Agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 6,000,000 PubCo Class A Ordinary Shares for $10 per share, for an aggregate purchase price equal to $60,000,000 (the “PIPE Investment”). Pursuant the PIPE Subscription Agreements, the obligations of the parties to consummate the PIPE Investment are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, (i) all conditions precedent under the Business Combination Agreement having been satisfied or waived (other than those to be satisfied at the closing of the Business Combination), (ii) the accuracy of representations and warranties in all material respects and (iii) material compliance with covenants.
Prenetics Shareholder Support Agreements
Concurrently with the execution of the Business Combination Agreement, Artisan, PubCo, Prenetics and certain of the shareholders of Prenetics entered into the Prenetics Shareholder Support Agreements. Pursuant to the Prenetics Shareholder Support Agreement, certain shareholders who hold an aggregate of at least 65% of the outstanding Prenetics Shares (on an as converted basis as of the date of the Business Combination Agreement) have agreed, among other things: (a) to vote in favor of the transactions contemplated by the Business Combination Agreement or any other Related Agreements, (b) to appear at the Prenetics shareholders’ meeting in person or by proxy for purposes of counting towards a quorum, (c) to vote against any proposals that would or would be reasonably likely to in any material respect impede the transactions contemplated by the Business Combination Agreement or any other Related Agreements, (d) not to transfer any Prenetics Shares held by such shareholder, (e) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Islands Companies Act in respect to all Prenetics Shares held by such shareholders with respect to the Acquisition Merger, and (f) for the period after the Closing specified therein, not to transfer certain PubCo Ordinary Shares held by such shareholder, if any, subject to certain exceptions.
On October 1, 2021, one shareholder of Prenetics (the “Joining Shareholder”) executed a Deed of Joinder (the “Shareholder Support Agreement Joinder”) with Artisan, PubCo and Prenetics. Pursuant to the Shareholder Support Agreement Joinder, the Joining Shareholder agreed to be bound by the Prenetics Shareholder Support Agreement and to comply with all of the terms and conditions thereof including the agreements described in the foregoing paragraph. After taking into account of the Shareholder Support Agreement Joinder, shareholders of Prenetics representing approximately 80% of the outstanding Prenetics Shares (on an as converted basis as of the date of this proxy statement/prospectus) have agreed to vote in favor of the transactions contemplated by the Business Combination Agreement.
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, Sponsor, PubCo, Prenetics and the directors of Artisan entered into the Sponsor Support Agreement, pursuant to which Sponsor has agreed, among other things and subject to the terms and conditions set forth therein: (a) to vote in favor of (i) the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (b) to waive the anti-dilution rights it held in respect of the Founder Shares under the Artisan Articles, (c) to appear at the Extraordinary General Meeting for purposes of constituting a quorum, (d) to vote against any proposals that would materially impede the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (e) not to redeem any Artisan Shares held by Sponsor, (f) not to amend that certain letter agreement between Artisan, Sponsor and certain other parties thereto, dated as of May 13, 2021, (g) not to transfer any Artisan Shares held by Sponsor, (h) to unconditionally and irrevocably waive the dissenters’ rights pursuant to the Cayman Islands Companies Act in respect to all Artisan Shares held by Sponsor with respect to the Initial Merger, to the extent applicable, (i) to release, effective as of the Acquisition Effective Time, Artisan, PubCo, Prenetics and its subsidiaries from all claims in respect of or relating to the period prior to the Closing, subject to the exceptions set forth therein (with Prenetics agreeing to release the Sponsor and Artisan on a reciprocal basis) and (i) to agree to a lock-up of its PubCo Ordinary Shares, PubCo Warrants and PubCo Ordinary Shares received upon the exercise of any PubCo Warrants during the respective periods as set forth therein, subject to certain exceptions.
Registration Rights Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, PubCo, Sponsor and the Prenetics Holders entered into the Registration Rights Agreement, to be effective upon the Closing, pursuant to which, among other things, PubCo will agree to undertake certain resale shelf registration obligations in accordance with the Securities Act and Sponsor and the Prenetics Holders have been granted customary demand and piggyback registration rights. Following the execution of the Business Combination Agreement and on November 8, 2021, all existing parties to the Registration Rights Agreement and several shareholders of Prenetics entered into a joinder agreement, pursuant to which such shareholders of Prenetics agreed to be bound by the terms and conditions of, and were granted the registration rights under, the Registration Rights Agreement. See “Shares Eligible for Future Sale — Registration Rights.”
Assignment, Assumption and Amendment Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, PubCo and Continental entered into the Assignment, Assumption and Amendment Agreement and amended the Existing Warrant Agreement, pursuant to which, among other things, Artisan assigned all of its right, title and interest in the Existing Warrant Agreement to PubCo, and PubCo assumed such assignment from Artisan, including the warrants provided for under the Existing Warrant Agreement, in each case effective upon the Initial Closing.
Deeds of Novation and Amendment to Forward Purchase Agreement
Prior to the IPO, Artisan entered into the Forward Purchase Agreements, pursuant to which the Forward Purchase Investors agreed to purchase an aggregate of 6,000,000 Artisan Public Shares plus 1,500,000 redeemable Artisan Warrants, for a purchase price of $10.00 per Artisan Public Share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the closing of the initial business combination of Artisan. Concurrently with the execution of the Business Combination Agreement, the Forward Purchase Investors entered into Deeds of Novation and Amendment, pursuant to which the Forward Purchase Investors have agreed to replace their commitments to purchase the Artisan Public Shares and Artisan Warrants under the Forward Purchase Agreements with the commitment to purchase an aggregate of 6,000,000 PubCo Class A Ordinary Shares plus 1,500,000 redeemable PubCo Warrants, for a purchase price of $10.00 per PubCo Class A Ordinary Share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the Closing.
Lock-Up Agreements
Following the execution of the Business Combination Agreement and on November 8, 2021, and November 30, 2021, and January 23, 2022, respectively, certain Prenetics shareholders who were not parties to the relevant Prenetics Shareholders Support Agreement entered into the respective lock-up agreements with PubCo, Prenetics and Artisan (each a “Lock-Up Agreement”), pursuant to which each shareholder agreed to the lock-up arrangements same as those applicable to the Prenetics shareholders who were parties to the Prenetics Shareholders Support Agreements (other than Danny Yeung), such that the PubCo Shares to be acquired by such Prenetics shareholders will be subject to a lock-up for 180 days following the consummation of the Business Combination. After taking the Lock-Up Agreements into account, shareholders of Prenetics representing approximately 96.8% of the issued and outstanding share capital of Prenetics as of the date of this proxy statement/prospectus have agreed to lock up the PubCo Ordinary Shares to be acquired by them following the consummation of the Business Combination Agreement.

THE BUSINESS COMBINATION PROPOSAL
General
Holders of Artisan Shares are being asked to adopt the Business Combination Agreement, approve the terms thereof and approve the transactions contemplated thereby, including the Business Combination. Artisan shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “— The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Artisan may consummate the Business Combination only if the Business Combination Proposal is approved by an ordinary resolution, requiring the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting, and the Initial Merger Proposal is approved by a special resolution, requiring the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.
The Business Combination Agreement and Related Agreements
Please see sections entitled “The Business Combination Agreement” and “Agreements Entered Into in Connection with the Business Combination” for additional information and a summary of certain terms of the Business Combination Agreement and the Related. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Organizational Structure
On the closing date of and in connection with the Initial Merger, Artisan will merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly-owned subsidiary of PubCo. Following the Initial Merger and in connection with the Acquisition Merger, Prenetics Merger Sub will merge with and into Prenetics, with Prenetics being the surviving entity in the merger, and, after giving effect to such merger, becoming a wholly-owned subsidiary of PubCo.
The following simplified diagram illustrates the ownership structure of Prenetics immediately prior to the consummation of the Acquisition Merger:

The following simplified diagram illustrates the ownership structure of Artisan immediately prior to the consummation of the Initial Merger:
The following simplified diagram illustrates the ownership structure of PubCo, Artisan Merger Sub and Prenetics Merger Sub immediately prior to the consummation of the Initial Merger:
The following simplified diagram illustrates the expected ownership structure of PubCo immediately following the consummation of the Business Combination. Please also refer to the sections titled “Questions and Answers about the Proposals — What shall be the relative equity stakes of Artisan shareholders, Prenetics shareholders and the PIPE Investors upon completion of the Business Combination?” and “Beneficial Ownership of Securities” for further information about the expected beneficial ownership of PubCo Ordinary Shares immediately following the consummation of the Business Combination.

Charter Documents of PubCo Following the Business Combination
Pursuant to the Business Combination Agreement, at the Initial Merger Effective Time, PubCo’s memorandum and articles of association shall be amended and restated to read in their entirety in the form of the Amended PubCo Articles attached as Exhibit I to the Business Combination Agreement. See “Description of PubCo Securities,” for a description of the Amended PubCo Articles and “Comparison of Corporate Governance and Shareholder Rights” for a comparison to the provisions of the Artisan Articles.
Stock Exchange Listing of PubCo Class A Ordinary Shares and PubCo Warrants
PubCo has applied for, and shall use reasonable best efforts to cause, the PubCo Class A Ordinary Shares and PubCo Warrants to be issued in connection with the Business Combination Transactions to be approved for, listing on NASDAQ and accepted for clearance by DTC.
Delisting and Deregistration of Artisan Shares
If the Business Combination is completed, Artisan Public Shares, Artisan Warrants and Units shall be delisted from NASDAQ and shall be deregistered under the Exchange Act.
Headquarters
After completion of the transactions contemplated by the Business Combination Agreement the corporate headquarters and principal executive offices of PubCo shall be located at Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong.
Background of the Business Combination
The terms of the Business Combination Agreement and related ancillary documents are the result of extensive negotiations between Artisan, Prenetics and their respective representatives. The following is a brief description of the background of these negotiations, the proposed Business Combination and related transactions. It summarizes the key meetings and events that led to the signing of the Business Combination Agreement, and includes all information that Artisan and Prenetics consider material regarding the negotiation of the Business Combination, but is not, and does not purport to be, a complete catalogue of every interaction between the applicable parties. All dates and times referred to in the following chronology are Hong Kong Time unless otherwise indicated.
Artisan is a blank check company incorporated as a Cayman Islands exempted company on February 2, 2021. Artisan was formed to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Artisan’s objective was to identify and complete a business combination with a company with operations and prospects focusing on high-growth global healthcare, consumer and technology sectors with a geographical focus on the Greater China region, though Artisan reserved the right to pursue an acquisition opportunity in any business or industry.
On May 18, 2021, Artisan consummated its IPO of 30,000,000 Units, at $10.00 per unit, and a concurrent private placement with the Sponsor of 5,333,333 Artisan Private Warrants at a price of $1.50 per warrant. Each Unit consists of one Artisan Public Share and one-third of one Artisan Public Warrant. On May 25, 2021, Artisan consummated the closing of its sale of an additional 3,934,235 Units pursuant to the partial exercise by the underwriters of their over-allotment option and a concurrent private placement with the Sponsor of 524,565 Artisan Private Warrants. As a result, an amount equal to $339,342,350 of the net proceeds was placed in the trust account. The underwriters will receive deferred underwriting compensation from Artisan if the Business Combination is completed. In connection with the IPO, each of Aspex Master Fund (“Aspex”) and Pacific Alliance Asia Opportunity Fund L.P. (“PAG”) entered into a Forward Purchase Agreement with Artisan agreeing to, among other things, purchase an aggregate of 6,000,000 Artisan Public Shares plus 1,500,000 redeemable warrants of Artisan, for a purchase price of $10.00 per Artisan Public Share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the closing of the initial business combination of Artisan.

Prior to consummation of the IPO, neither Artisan, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to any potential business combination transaction with Artisan. After its IPO and consistent with Artisan’s business purpose, Artisan’s directors and management team commenced an active, targeted search for an initial set of potential business combination targets, leveraging Artisan’s and the Sponsor’s network of relationships and intimate knowledge of the private company marketplace, as well as the prior experience and network of Artisan’s directors and management team.
In evaluating potential businesses and assets for an initial business combination, Artisan, together with its management team and the Sponsor, considered acquisition candidates across various industry categories. Artisan generally focused on targets: (i) that are in the global healthcare, consumer and technology sectors; (ii) with high growth potential and disruptive technologies and products; (iii) with synergies with Sponsor’s ecosystem and (iv) that are led by experienced and focused management teams. When evaluating potential targets, Artisan generally judged opportunities against these criteria, in addition to others.
During Artisan’s active search for prospective business combination candidates which commenced after closing of its IPO and continued through June 21, 2021 when Artisan entered into exclusive discussions with Prenetics, Artisan reviewed, and held preliminary discussions with respect to, a number of acquisition opportunities, in addition to Prenetics. In this process, Artisan’s management: (i) developed an initial list of potential business combination candidates that were primarily identified by the knowledge and network of Artisan, its management team and the Sponsor; and (ii) considered and conducted analyses of approximately ten potential business combination candidates, other than Prenetics. Artisan entered into four non-disclosure agreements and engaged in meaningful and detailed discussions and due diligence with several of these potential targets other than Prenetics. These potential targets operated in the businesses of e-commerce and retail, consumer electronics and/or financial technology.
Artisan did not further pursue a potential transaction with the other potential business combination targets with which it engaged in discussions for a variety of reasons, including, among other things: (i) Artisan’s assessment of each target company’s ability to execute its business and financial plans and scale its business; (ii) Artisan’s assessment of each target company’s business model, customer concentration, competitive landscape and corresponding risk to future financial performance; and (iii) the parties’ inability to reach an agreement on valuation.
On May 21, 2021, Prenetics was introduced to Artisan as a target of a potential business combination through representatives of Citigroup Global Markets Asia Limited (together with Citigroup Global Markets Inc., “Citi”), financial advisor to Prenetics in connection with the Business Combination.
On May 24, 2021, Artisan and Prenetics HK entered into a customary confidentiality agreement. The confidentiality agreement did not contain a standstill provision.
Beginning on May 21, 2021, as part of the broader sell-side process, representatives of Citi also reached out to several other blank check companies with respect to an initial potential business combination, followed by Citi’s further discussions with those that were interested. In connection with these discussions, Prenetics HK also entered into several customary confidentiality agreements which did not contain a standstill provision, and allowed these other blank check companies to conduct preliminary due diligence on Prenetics Group and attend a management presentation with Prenetics. The discussions with these potential counterparties did not ultimately lead to a transaction.
On May 26, 2021, Artisan’s Chief Executive Officer, Mr. Yin Pan Cheng, a representative of the Sponsor, Prenetics’ Chief Executive Officer, Mr. Danny Yeung and Prenetics’ Chief Financial Officer, Mr. Stephen Lo, and representatives of Citi, held a management presentation session through video conference. During the session, Mr. Yeung and Mr. Lo made a management presentation to Artisan, describing the business and financial performance of Prenetics Group. Mr. Cheng and a representative of the Sponsor also presented information on Artisan, Sponsor and its affiliates, including New World Development and the K11 brand. The parties also discussed certain next steps including conducting legal and financial due diligence on each other.
Also on May 26, 2021, Prenetics started to provide business and financial due diligence materials to Artisan and its advisors in connection with Artisan’s evaluation of a potential business combination via a virtual data room. Over the course of the following weeks, Artisan and its advisors, including UBS Securities LLC (“UBS”) and Credit Suisse (USA) LLC (“Credit Suisse”), continued to conduct diligence regarding Prenetics Group’s business, including Prenetics Group’s overall addressable market, the commercial viability of Prenetics Group’s business plan and the Prenetics Management Projections as well as the underlying assumptions.
On May 30, 2021, Artisan received from Prenetics an initial draft of a non-binding letter of intent dated May 29, 2021 (the “LOI”), which outlined the proposed terms for the proposed Business Combination for discussion purposes, including, among other things, structuring considerations, sources and uses of capital, proposed post-closing governance and an exclusivity arrangement. The LOI also provided for key terms regarding an equity incentive plan, registration rights and lock-up arrangements with respect to securities of the combined entity after the Business Combination to be held by the Sponsor and certain shareholders of Prenetics and closing conditions. The LOI also contemplated that the initial size and composition of the board of directors of the combined entity would be determined by Prenetics, except one nominee designated by the Sponsor and reasonably acceptable to Prenetics would be appointed as a director of the combined entity. The draft LOI did not include a proposed valuation of Prenetics Group in the Business Combination.
On June 2, 2021 and after Artisan reviewed the documents in the virtual data room which included, among other things, Prenetics’ historical financials and management projections, representatives and financial advisors of Artisan and Prenetics held a financial due diligence call through video conference. The primary focus of this call was Prenetics’ historical financials and management projections for its respective business segments.
On June 3, 2021, representatives of UBS and Credit Suisse were invited by Artisan to review the documents provided by Prenetics in the virtual data room to evaluate the potential business combination transaction, in which connection Artisan informed Prenetics that UBS would be engaged as sole financial advisor and exclusive capital markets advisor to Artisan, and such engagement was finalized on July 20, 2021 pursuant to the relevant engagement letters.
On June 4, 2021, Artisan formally engaged Deloitte Touche Tohmatsu (“Deloitte”) to provide financial and tax advice on a potential business combination with Prenetics.
On June 9, 2021, the respective representatives of Kirkland & Ellis LLP (“Kirkland & Ellis”), the international legal counsel to Artisan, and Deloitte received access to the Prenetics data room for due diligence purposes. Legal and financial due diligence started on June 9, 2021 and was substantially completed on August 19, 2021. In addition to data room review, the legal and financial due diligence also included multiple teleconferences, virtual meetings and due diligence sessions among Artisan’s management, the management and representatives of Prenetics, Kirkland & Ellis, Deloitte, Mills & Reeve LLP (“Mills & Reeve”), counsel to Artisan as to the laws of the U.K., and/or Zhong Lun Law Firm (“Zhong Lun”), counsel to Artisan as to the laws of the People’s Republic of China.
On June 10, 2021, Prenetics provided an updated draft financial model to Artisan and UBS.
On June 12, 2021, Prenetics provided to Artisan management a valuation analyses framework (the “June 12 Discussion Materials”) which resulted in an estimated Sum-of-the-Parts (“SOTP”) post-money equity valuation range of $1,961 million and $1,950 million, respectively, based on 1-Year (2022E) and 2-Year (2023E) forward price-to-sales (“P/S”) multiples. For additional information regarding the June 12 Discussion Materials, see “The Business Combination Proposal — Summary of Artisan Financial Analyses — June 12 Discussion Materials”.
On June 17, 2021, the Artisan Board had a board meeting by way of video teleconference, which was attended by all the directors, with representatives of the Sponsor and Appleby (Artisan’s Cayman Islands counsel) also in attendance. Among other points, the Artisan Board (i) discussed the latest status of Artisan’s screening and review of potential targets for a business combination, including an overview of each of the potential targets with which Artisan had had detailed discussions, undertaken due diligence, and/or engaged in negotiations; (ii) reviewed and discussed a presentation of Prenetics Group’s business profile, business growth plan and management team; (iii) reviewed Prenetics’ draft historical financial information and projected revenue and gross profit for the fiscal years of 2021 through 2025 based upon the draft financial model provided by Prenetics on June 10, 2021, including a detailed review of the key components and the material assumptions used by Prenetics management in preparing such financial projections; and (iv) discussed and took note that (x) an affiliate of the Sponsor entered into a convertible note subscription agreement with Prenetics HK (a subsidiary of Prenetics) in February 2021, pursuant to which it acquired 454,387 series D preferred shares of Prenetics HK for consideration of $3,000,000, which represented less than 1% of Prenetics’ share capital on a fully-diluted basis as of the date of such meeting, and (y) New World Development (an affiliate of the Sponsor) was in discussion with Prenetics with respect to the launch of Prenetics Group’s COVID-19 testing products in shopping centers owned by New World Development. Following such discussion, Artisan management proposed, and reviewed and discussed with the Artisan Board, using a fully-diluted, post-money equity valuation for Prenetics Group in the Business Combination of $1.45 billion (which implied a fully-diluted, pre-money equity valuation of $1.15 billion based on certain assumptions as to potential capital raising and redemption scenarios) (the “Proposed Valuation”). The Artisan Board also reviewed and discussed the June 12 Discussion Materials, together with a preliminary valuation analysis prepared by UBS (the “June 17 Discussion Materials”) for the purpose of crosschecking the Proposed Valuation. Noting that the Proposed Valuation reflected an average discount of approximately 25% to the various valuation methodologies presented to and reviewed by the Artisan Board in the June 12 Discussion Materials and the June 17 Discussion Materials, the Artisan Board considered that the Proposed Valuation was reasonable and presented an attractive valuation of Prenetics Group and that the opportunity presented by a transaction with Prenetics provided greater potential to maximize value for shareholders of Artisan than any of the other potential acquisition targets reviewed by Artisan’s management and, accordingly, authorized Artisan’s management to enter into the LOI and to continue discussions with respect to a potential business combination with Prenetics. For additional information about the financial analyses presented in the June 12 Discussion Materials and June 17 Discussion Materials, see “The Business Combination Proposal — Summary of Artisan Financial Analyses”.
Also on June 17, 2021, representatives of Artisan sent Prenetics a revised draft of the LOI, which included, among other changes, (i) the Proposed Valuation; and (ii) comments to commercial terms regarding the capital requirements for the PIPE Investment, post-closing lock-up arrangements, post-closing board composition and the allocation of Artisan’s transaction expenses. Between June 17 and June 21, 2021, discussions of the LOI were held between the parties and their respective advisors, and multiple drafts of the LOI were exchanged between Prenetics’ international legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), and Kirkland & Ellis.
Between June 18 and June 21, 2021, representatives of Artisan and Prenetics discussed the proposed engagement of UBS, Citigroup Global Markets Inc., Credit Suisse and China International Capital Corporation Hong Kong Securities Limited (“CICC”) as joint placement agents in connection with the PIPE Investment (collectively, the “Placement Agents”), which engagement was finalized on July 13, 2021 pursuant to a placement agent engagement letter dated as of such date.
On June 21, 2021, representatives of Artisan received Prenetics’ revised draft of the LOI, which accepted the proposed fully-diluted, pre-money equity valuation of $1.15 billion for Prenetics Group in the Business Combination along with various commercial terms regarding post-closing equity incentive plans.
Also on June 21, 2021 and after reviewing the draft LOI with their respective advisors, Artisan and Prenetics finalized and executed the LOI. The LOI set forth the key terms of the proposed Business Combination as well as standard confidentiality and exclusivity terms. The LOI contemplated a business combination which would value Prenetics Group at a fully-diluted pre-money equity value of $1.15 billion. The LOI also stated that no less than $300 million of proceeds (after giving effect to the redemption of any Artisan Public Shareholder but before the payment of outstanding transaction expenses of Artisan and Prenetics) would be provided to the combined company, which would be financed with proceeds in Artisan’s trust account and up to an additional $200 million to be generated by the PIPE investment (including no less than $60 million of forward purchase commitments from Aspex and PAG pursuant to the Forward Purchase Agreements). Pursuant to the LOI, each of Prenetics and Artisan agreed to be subject to an exclusivity period from the date of the LOI and ending at 11:59 p.m., Hong Kong time, on the 45th day following the date of the LOI (as will be automatically extended for an additional 30 days unless either Artisan or Prenetics objects by giving notice in writing prior to such date) (the “Exclusivity Period”). During the Exclusivity Period, each of Prenetics, on the one hand, and Artisan, on the other hand, agreed that it would not (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, any inquiry, proposal or offer (written or oral) relating to, with respect to Prenetics, an Alternative Proposal (as defined in the LOI), and with respect to Artisan, a Competing Proposal (as defined in the LOI, together with an Alternative Proposal, each a “Competing Transaction”), (b) furnish or disclose any non-public information to any persons in connection with or that could reasonably be expected to lead to a Competing Transaction, (c) enter into any agreement, arrangement or understanding with any persons regarding agreement, agreement in principle or other commitment (whether or not legally binding) relating to a Competing Transaction, or (d) cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person or entity to do or seek to do any of the foregoing. The LOI was non-binding and subject to execution of a definitive agreement signed by all parties with respect to the proposed Business Combination, except for provisions relating to confidentiality, mutual exclusivity, transaction expenses, governing law, waiver of jury trial and the waiver of claims against Artisan’s trust account.
On June 22, 2021, representatives of Artisan, Sponsor, Prenetics, UBS, Citi, Credit Suisse, CICC, Kirkland & Ellis, Skadden and Appleby had an introductory video teleconference to discuss, among other things, the following topics: (i) timeline; (ii) transaction structure and regulatory process; (iii) major transaction documents governing the Business Combination; (iv) the due diligence process; (v) the PIPE Investment process and the preparation of an investor presentation for potential investors (the “PIPE Presentation”); (vi) required SEC filings; and (vii) the audit of Prenetics’ financial statements.
Between June 22, 2021 through when the Artisan Board approved the Business Combination Agreement on September 15, 2021, representatives of Artisan conducted further business, financial and other due diligence with respect to Prenetics Group including calls and other exchanges among the relevant parties. Before the Artisan Board concluded that it was in the best interests of Artisan to approve the proposed transaction, the Artisan Board was provided by its advisors with summaries of the process and key findings in the due diligence of Prenetics Group. The due diligence process included, but was not limited to: (i) a comprehensive review of the materials provided by Prenetics in the virtual data room, including materials from Prenetics in response to requests of Artisan’s advisors for follow-up data and information, as well as Prenetics’ responses to due diligence questions provided by way of emails and teleconferences; (ii) multiple meetings and calls with Prenetics regarding Prenetics Group’s business and operations, projections and technical diligence matters, as well as financial, tax and legal matters, including those related to intellectual property and information technology matters, regulatory matters, litigation matters, corporate matters (including material contracts, capitalization and other customary corporate matters), and labor and employment matters; and (iii) summaries provided to Artisan by its advisors of key findings with respect to business, operational, legal and financial due diligence, which included a summary of the financial, tax and legal due diligence findings by Artisan’s various tax and legal advisors engaged in connection with the transaction, including Kirkland & Ellis, Mills & Reeve and Zhong Lun (for legal diligence) and Deloitte (for financial and tax diligence).
On June 25, 2021, representatives of Artisan, Sponsor, Prenetics, the Placement Agents, Kirkland & Ellis, Skadden, Appleby and other members of the deal team commenced weekly status calls.
On June 27, 2021, representatives of Kirkland & Ellis sent Skadden an initial draft of the form of PIPE Subscription Agreement.
Also on June 27, 2021, representatives of Skadden circulated an initial draft of the Registration Rights Agreement to Kirkland & Ellis.
On June 28, 2021, representatives of Skadden sent Kirkland & Ellis initial comments to the form of PIPE Subscription Agreement, and representatives of Kirkland & Ellis subsequently circulated a revised draft to Skadden and Shearman & Sterling LLP (“Shearman”), counsel to the Placement Agents. Subsequently, representatives of Kirkland & Ellis, Shearman and Skadden exchanged comments on the form of PIPE Subscription Agreement.
Also, on June 28, 2021, an initial draft of the PIPE Presentation was circulated among Artisan, Prenetics and their respective advisors. Since that date and until an agreed version of such draft PIPE Presentation was circulated on July 14, 2021 among Artisan, Prenetics, the Placement Agents and their respective advisors and uploaded to the virtual data room for PIPE investors by CICC on the same day for review by the potential PIPE investors, Artisan, Prenetics and their respective financial and legal advisors also held a number of conference calls to discuss comments to the PIPE Presentation.
Additionally on June 28, 2021 and after the initial draft of the PIPE Presentation was shared among the deal team, Prenetics further updated the draft financial model by making immaterial changes to the projected revenue for the fiscal years 2024 and 2025, which projections are reflected in the financial projections disclosed in the section entitled “— Certain Prospective Operational and Financial Information.”
On July 14, 2021, a draft of form of PIPE Subscription Agreement was uploaded to virtual data room by CICC for review by the potential PIPE investors. Since then, the terms of the form of PIPE Subscription Agreements, including with respect to certain closing deliverables and registration rights of the PIPE investors, among other terms and conditions, were further negotiated between the representatives of Skadden, Kirkland & Ellis and Shearman, on behalf of their respective clients, and on behalf of the PIPE investors by their respective advisors.
On July 2, 2021, representatives of Skadden circulated to Artisan, Prenetics, the Placement Agents, Kirkland & Ellis and other representatives of the deal team a presentation illustrating Prenetics’ proposed transaction structure of the Business Combination.
On July 8, 2021, representatives of Kirkland & Ellis and Skadden discussed and aligned on the proposed transaction structure of the Business Combination.
On July 9, 2021, the Artisan Board had a board meeting by way of video teleconference, with representatives of the Sponsor and Kirkland & Ellis also in attendance. Representatives of Kirkland & Ellis gave a presentation to the Artisan Board regarding their fiduciary duties in the context of the proposed Business Combination. During this meeting, among other topics, the Artisan Board (i) discussed the latest progress of Artisan’s exploration of a potential Business Combination with Prenetics, including Artisan’s and Prenetics’ engagement of various professional advisors in this connection; (ii) discussed the results of the legal, financial and tax due diligence conducted to date; (iii) went through the latest draft of the PIPE Presentation dated July 8, 2021 which included a refined valuation analysis of Prenetics Group (see “The Business Combination Proposal — Summary of Artisan Financial Analyses — PIPE Presentation” for additional information) and discussed plans for PIPE Investor outreach; (iv) discussed the historical financial performance of Prenetics, the financial projections of Prenetics (as included in the PIPE Presentation and disclosed in the section entitled “— Certain Prospective Operational and Financial Information”), as well as the key business and financial milestones and timelines to satisfy the relevant business and financial targets of Prenetics; and (v) discussed the latest transaction timeline of the proposed Business Combination and major execution milestones. Following such review and discussion, the Artisan Board continued to believe the Proposed Valuation reflected a reasonable and attractive valuation for Prenetics Group’s business.
On July 14, 2021, Artisan management, Prenetics, UBS and Citi discussed, and Artisan and Prenetics Group updated, the financial analyses in the draft PIPE Presentation. For additional information about such updated draft PIPE Presentation, see “The Business Combination Proposal — Summary of Artisan Financial Analyses — PIPE Presentation”.
Also on July 14, 2021, representatives of UBS, Citi, Credit Suisse and CICC started to contact a number of prospective PIPE investors, each of whom agreed to maintain the confidentiality of the information received pursuant to customary over-the-wall procedures, to discuss the businesses of Prenetics Group, the proposed Business Combination and the PIPE Financing and to determine such investors’ potential interest in participating in the PIPE Financing.
Between July 14, 2021 and September 15, 2021, Artisan, Prenetics and their respective financial and legal advisors held several conference calls to discuss the progress and status of the PIPE Investment and key transaction documentation.
On July 14, 2021, representatives of Skadden sent to Kirkland & Ellis an initial draft of the Business Combination Agreement. Subsequently and until the execution of the Business Combination Agreement and related agreements on September 15, 2021, representatives of Skadden and Kirkland & Ellis exchanged multiple drafts of the Business Combination Agreement and related ancillary documents (the most significant exchanges of which are summarized in more detail below), in which connection they also (x) held a number of phone discussions regarding the Business Combination Agreement and the other ancillary documents; and (y) had regular contact with their respective clients during this period to keep them apprised of the status of the Business Combination Agreement and related agreements and solicit their feedback in connection with the documents. The principal terms of the Business Combination Agreement and related ancillary documents being negotiated during such time related to, among other things, (i) the structure and terms of the Initial Merger and Acquisition Merger, (ii) the scope of representations, warranties and covenants, (iii) the applicable conditions and approvals required to consummate the Business Combination, (iv) certain provisions related to the PIPE Investment and the Amended Forward Purchase Agreements, (v) the scope of the terms of the Prenetics Shareholder Support Agreements, Sponsor Support Agreement, Registration Rights Agreement and other ancillary documents relating to the Business Combination, and (vi) corporate governance of the combined company following the Business Combination, including the terms of the Amended PubCo Articles.
Between July 15, 2021 and September 9, 2021, representatives of Artisan, Prenetics, UBS, Citi, Credit Suisse and CICC participated in various meetings (including video teleconferences) with prospective PIPE investors.
On July 27, 2021, representatives of Kirkland & Ellis sent Skadden a revised draft of the Business Combination Agreement that proposed revisions to the scope of representations, warranties and covenants to be provided by each party under the Business Combination Agreement and to certain closing conditions of the transactions contemplated under the Business Combination Agreement, including, among others, (i) revisions to the scope of interim operating covenants of Prenetics, and (ii) a “fiduciary out” construct which gives Artisan the right to terminate the Business Combination Agreement if any material event that was not known or reasonably foreseeable to Artisan as of the date of the Business Combination Agreement becomes known to Artisan after the date of the Business Combination Agreement and prior to the receipt of the Artisan shareholders’ approval, and failure to change its board recommendation would be inconsistent with its fiduciary duties.
On August 2, 2021, representatives of Kirkland & Ellis and Skadden had a call to discuss proposed amendments to the Forward Purchase Agreements for the purpose of adapting such agreements to the proposed structure of the Business Combination.
On August 3, 2021, representatives of Kirkland & Ellis shared with Skadden initial drafts of the Sponsor Support Agreement and the Assignment, Assumption and Amendment Agreement. Multiple discussions and multiple drafts of such draft agreements were exchanged until such agreements were finalized prior to signing of the Business Combination Agreement.
On August 17, 2021, representatives of Kirkland & Ellis shared with Skadden an initial draft of the Deed of Novation and Amendment.
During August 18 and August 19, 2021, representatives of Skadden and Kirkland & Ellis exchanged drafts of the Deed of Novation and Amendment to reflect changes with respect to various technical and legal drafting points.
Also on August 18, 2021, representatives of Skadden sent Kirkland & Ellis a revised draft of the Business Combination Agreement that reflected numerous changes to provisions concerning, among other things, dissenters’ rights of Artisan’s shareholders and Prenetics’ shareholders, certain representations and warranties and covenants (including the “fiduciary out” for Artisan and the terms of proposed ordinary course interim operating covenants), as well conditions to closing of the Acquisition Merger.
From August 20 to September 15, 2021, representatives of UBS reached out to the Forward Purchase Investors with respect to amendments to the respective Forward Purchase Agreements by the relevant Deed of Novation and Amendment.
On August 26, 2021, representatives of Kirkland & Ellis sent to Skadden a further revised draft of the Business Combination Agreement that proposed, among other things, (i) further revisions to the scope of representations, warranties and covenants to be provided by each party under the Business Combination Agreement, including covenants regarding material consents of third parties that Prenetics is required to obtain prior to consummating the Business Combination; (ii) changes with respect to dissenters’ rights of Artisan’s shareholders and Prenetics’ shareholders; (iii) the composition of the respective boards of directors of Artisan Merger Sub (as the surviving entity in the Initial Merger) and PubCo during the interim period between closing of the Initial Merger and closing of the Acquisition Merger; (iv) removal of the minimum available cash requirement as a closing condition; and (v) other structural aspects of the transaction.
Between August 30 and September 15, 2021, representatives of Artisan and Prenetics spoke by telephone on multiple occasions regarding the significant open business points in the transaction documents, including the minimum available cash condition, the terms of proposed interim operating covenants, and the events that would trigger an automatic conversion of the PubCo Class B Ordinary Shares to be issued to Mr. Danny Yeung at closing of the Acquisition Merger with super-voting rights into ordinary shares of PubCo without super-voting rights.
On August 31, 2021, representatives of Skadden and Kirkland & Ellis held a conference call to discuss certain issues and other matters related to the draft of the Business Combination Agreement dated August 26, 2021, including the control of Artisan Merger Sub and PubCo during the interim period between closing of the Initial Merger and closing of the Acquisition Merger, “fiduciary out” for Artisan, the scope of representations and warranties, the scope of interim operating covenants of Prenetics and certain closing conditions, including the amount of available closing cash and associated definition of available closing cash as a closing condition.
Also on August 31, 2021, representatives of Kirkland & Ellis circulated to Skadden a revised draft of the Registration Rights Agreement. Multiple revised drafts of the Registration Rights Agreement were circulated between Kirkland & Ellis and Skadden through September 12, 2021.
On September 3, 2021, representatives of Kirkland & Ellis circulated to UBS a revised draft of the Deed of Novation and Amendment.
On September 5, 2021, representatives of Skadden circulated to Kirkland & Ellis a revised draft of the Business Combination Agreement which reflected various changes to representations and warranties, covenants and conditions to closing, including “fiduciary out” for Artisan, joint control by Artisan and Prenetics of the board of directors of each of Artisan Merger Sub (as the surviving entity in the Initial Merger) and PubCo during the interim period between closing of the Initial Merger and closing of the Acquisition Merger, and reinstatement of the minimum available cash requirement as a closing condition to the closing of Acquisition Merger with a reduced threshold of $200,000,000.
On September 6, 2021, representatives of Skadden circulated an initial draft of the Prenetics Shareholder Support Agreement to Kirkland & Ellis. Multiple drafts of the Prenetics Shareholder Support Agreement were exchanged between Kirkland & Ellis and Skadden through September 14, 2021.
On September 7, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Business Combination Agreement to Skadden that reflected, among other things, changes to the minimum available cash condition, representations and warranties with respect to the PIPE Subscription Agreements and the Amended Forward Purchase Agreements, and the terms of proposed ordinary course interim operating covenants.
Also on September 7, 2021, representatives of Skadden circulated to Kirkland & Ellis an initial draft of the Prenetics disclosure letter to the Business Combination Agreement. Multiple discussions and several revised drafts of such disclosure letter were exchanged until such disclosure letter was finalized prior to signing of the Business Combination Agreement.
Additionally on September 7, 2021, representatives of UBS forwarded to Kirkland & Ellis further comments from Aspex to the draft Deed of Novation and Amendment.
Between September 7 and September 14, 2021, representatives of Aspex, Kirkland & Ellis and/or Skadden had multiple discussions via email and teleconference and exchanged several revised drafts of the Deed of Novation and Amendment until such deed was finalized on September 14, 2021.
On September 8, 2021, representatives of Kirkland & Ellis sent to UBS the latest draft of the Deed of Novation and Amendment for sharing by UBS with PAG.

Also on September 8, 2021, representatives of Skadden sent consolidated comments to the form of PIPE Subscription Agreement from potential investors in the proposed PIPE Investment to Kirkland & Ellis and Shearman, and after representatives of Skadden, Kirkland & Ellis and Shearman exchanged comments to the form of PIPE Subscription Agreement, a second revised draft of the PIPE Subscription Agreement was sent to the potential PIPE investors on September 9, 2021.
On September 9, 2021, representatives of Skadden and Kirkland & Ellis held a conference call to discuss the remaining issues in connection with the draft of the Business Combination Agreement dated September 7, 2021. Later that day, representatives of Kirkland & Ellis sent Skadden a further revised draft of the Business Combination Agreement that mainly reflected additional changes to the definition of Prenetics’ pre-closing fully-diluted share capital for purpose of determining the Exchange Ratio, and various representations and warranties of Artisan and Prenetics.
Also on September 9, 2021, representatives of Kirkland & Ellis, PAG and Goodwin Procter (legal counsel to PAG) went through the draft Deed of Novation and Amendment over a teleconference.
On September 10, 2021, representatives of Skadden sent Kirkland & Ellis a revised draft of the Business Combination Agreement that reflected, among other things, changes to various representations and warranties of Prenetics and Artisan, the terms of proposed ordinary course covenants, and the ability of PubCo to enter into agreements with additional investors to participate in the PIPE investment in connection with the Business Combination after the Business Combination Agreement is signed.
On September 11, 2021, representatives of Skadden sent a revised draft of the form of PIPE Subscription Agreement to Kirkland & Ellis and Shearman based on the comments received from potential investors of the PIPE Investment. After exchanging further comments, a revised draft of the form of PIPE Subscription Agreement was sent to such potential investors on the same day.
On September 13, 2021, representatives of Kirkland & Ellis sent Skadden a further revised draft of the Business Combination Agreement that reflected, among other things, the inclusion of the shares and warrants to be issued by PubCo at closings of the Initial Merger and Acquisition Merger and the PubCo Ordinary Shares issuable upon the exercise of relevant warrants of PubCo to the registration statement on Form F-4 to be filed with the SEC by PubCo with respect to the Business Combination.
On September 13, 2021, Skadden held several phone discussions with one potential PIPE investor to discuss its final comments on the form of PIPE Subscription Agreement, and on the same day, a final execution version of the PIPE Subscription Agreement was sent to the PIPE Investors for execution.
On September 13, 2021, the Prenetics board of directors unanimously approved Prenetics’ entry into the Business Combination Agreement and ancillary documents, as well as other corporate matters in connection with the Business Combination.
On September 14, 2021, representatives of Skadden and Kirkland & Ellis held a conference call to discuss the final comments in connection with the Business Combination Agreement and related agreements, including the obligation of Prenetics to use reasonable efforts to cause one or more shareholders of Prenetics to, as soon as reasonably practicable after signing of the Business Combination Agreement, enter into such contracts substantially in the form of the Prenetics Shareholder Support Agreements for the purpose of obtaining the consent of Prenetics’ shareholders sufficient to approve the Business Combination.
On September 15, 2021, representatives of Kirkland & Ellis and Skadden exchanged revised drafts of the Business Combination Agreement reflecting (i) a covenant of Prenetics to use reasonable efforts to cause one or more shareholders of Prenetics to, as soon as reasonably practicable after signing of the Business Combination Agreement, enter into such contracts substantially in the form of the Prenetics Shareholder Support Agreements for the purpose of obtaining the consent of Prenetics’ shareholders sufficient to approve the Business Combination; and (ii) other technical and legal drafting points. On the same day, representatives of Kirkland & Ellis and Skadden had a call to walk through the signing checklist and discuss signing mechanics.
On September 15, 2021, final version of the PIPE Presentation was uploaded by CICC to the virtual data room for prospective PIPE investors. On the same day (New York time) and before the close of market, the Placement Agents and Shearman conducted due diligence sessions through teleconference with the PIPE investors.

Also on September 15, 2021, the Artisan Board held a meeting to consider the final terms of the proposed Business Combination, which was attended by all the Artisan directors with representatives of the Sponsor and Kirkland & Ellis also in attendance. At the meeting, representatives of Kirkland & Ellis again reviewed with the Artisan Board its fiduciary duties, the economics of the proposed Business Combination, key terms of the final Business Combination Agreement and the ancillary documents (including the covenant made by Prenetics under the Business Combination Agreement to use reasonable efforts to cause one or more shareholders of Prenetics to, as soon as reasonably practicable after signing of the Business Combination Agreement, enter into such contracts substantially in the form of the Prenetics Shareholder Support Agreements for the purpose of obtaining the consent of Prenetics’ shareholders sufficient to approve the Business Combination), and the major post-signing actions. After discussion and in consideration of all the factors discussed at this meeting and prior meetings, the Artisan Board unanimously adopted the resolutions, among other things, (i) determining that it is in the best interests of Artisan and its shareholders for Artisan to enter into the Business Combination Agreement and the Business Combination; (ii) adopting the Business Combination Agreement and the ancillary documents; (iii) authorizing Artisan’s execution, delivery and performance of the same and the consummation of the transactions contemplated by the Business Combination Agreement and the ancillary documents; (iv) approving the calling of an extraordinary general meeting for Artisan’s shareholders to vote on the Business Combination and the related transactions and (v) approving the filing of the proxy statement with the SEC.
Additionally on September 15, 2021, the respective sole director of PubCo, Artisan Merger Sub and Prenetics Merger Sub also approved PubCo, Artisan Merger Sub and Prenetics Merger Sub’s respective entry into the Business Combination Agreement, and each of the respective sole shareholder of PubCo, Artisan Merger Sub and Prenetics Merger Sub also adopted a written resolution approving the Business Combination Agreement, the Plan of Initial Merger, the Plan of Acquisition Merger, and adopting the Amended PubCo Articles effective at the Initial Merger Effective Time, as applicable.
After the close of market on September 15, 2021 (New York time), Artisan, Prenetics, PubCo, Artisan Merger Sub and Prenetics Merger Sub executed the Business Combination Agreement, attached to which were, among other exhibits and schedules, agreed forms of the Deeds of Novation and Amendment, Sponsor Support Agreement, Registration Rights Agreement, Prenetics Shareholder Support Agreements and the Assignment, Assumption and Amendment Agreement, each of which was executed simultaneously with the execution of the Business Combination Agreement. Additionally and substantially concurrently with the execution and delivery of the Business Combination Agreement and related documents and agreements, PubCo, Artisan and the PIPE Investors entered into the PIPE Subscription Agreements pursuant to which the PIPE Investors committed to subscribe for and purchase, in the aggregate, 6,000,000 PubCo Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $60 million.
On September 15, 2021 (New York time) and immediately following execution of the Business Combination Agreement and other ancillary documents, Artisan and Prenetics issued a joint press release announcing the execution of the Business Combination Agreement. On the same date, Artisan also filed with the SEC a Current Report on Form 8-K announcing execution of the Business Combination Agreement. The Current Report on Form 8-K also contained ancillary documents and the investor presentations prepared by members of the Artisan and Prenetics management teams and representatives and used in connection with meetings with prospective PIPE investors and other persons regarding Prenetics and the Business Combination.
The Artisan Board’s Reasons for the Approval of the Business Combination
Artisan was formed to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. As described above, the Artisan Board sought to do so by using the networks and industry experience of the Sponsor, the Artisan Board and Artisan management to identify suitable acquisition opportunities.
In evaluating the transaction with Prenetics, the Artisan Board consulted with its legal counsel and financial, accounting and other advisors, as well as the Prenetics management. In determining that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby are in Artisan’s best interests, the Artisan Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination Agreement and the transactions contemplated thereby, the Artisan Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that the Artisan Board considered in reaching its determination and supporting its decision. The Artisan Board viewed its decision as being based on all of the information available and the factors presented to and considered by the Artisan Board. In addition, individual directors may have given different weight to different factors. The Artisan Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the following reasons. This explanation of the Artisan Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”
The members of the Artisan Board are well qualified to evaluate the Business Combination. The Artisan Board and Artisan’s management collectively have extensive transactional experience, particularly in the healthcare, life science, software, internet, consumer products and technology sectors.
The Artisan Board considered a wide variety of factors pertaining to the Business Combination Agreement and the transactions contemplated thereby. Before reaching its decision to approve the Business Combination, the Artisan Board reviewed the results of due diligence conducted by Artisan’s management and by Artisan’s legal, financial and other advisors, which included, among other things:
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extensive meetings with Prenetics’ management;

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research on the markets of consumer genetic testing, personalized healthcare and diagnostics, including historical growth trends and market share information as well as growth projections;

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review of Prenetics Group’s planned operations, including the underlying technology;

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assessment of Prenetics Group’s business strategies and outlook;

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review of Prenetics Group’s relationship and material contracts with major customers and suppliers, as well as material contracts regarding intellectual property, information technology and insurance;

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review of Prenetics Group’s constitutional documents and material licenses;

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review of Prenetics Group’s business model and historical audited and unaudited financial statements, among other financial information;

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financial and valuation analysis of Prenetics Group and the Business Combination, including review of the historical financial information of Prenetics and the financial projections provided by Prenetics’ management and the assumptions underlying those projections;

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reports related to tax, financial and legal diligence prepared by external advisors; and

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assessment of Prenetics’ public company readiness.

In the prospectus for its IPO, Artisan stated that its objective was to search globally for a target with operations or prospects focusing on high-growth healthcare, consumer and technology sectors and companies that it believes can be well-positioned for success in Greater China. The Artisan Board concluded that Prenetics meets those criteria and represents an attractive business combination partner for Artisan. In particular, the Artisan Board considered the following positive factors, among others:
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Commercial Rationale. The Artisan Board considered the following commercial factors related to Prenetics Group and the Business Combination:

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Prenetics Group’s Robust Product Portfolio and Pipeline Products Developed Based on Advanced Technologies. Prenetics Group has a robust portfolio of existing and pipeline products developed based on advanced technologies, including (i) CircleDNA, Prenetics Group’s genetic testing offering launched in July 2019, which brings technologically advanced genetic testing to its customers along with comprehensive reports accessible at customers’ fingertips; (ii) Circle HealthPod, a rapid detection health monitoring system officially launched in Hong Kong on November 18, 2021, offers lab-quality COVID-19 testing solutions for professional use and home use; and (iii) ColoClear, the only non-invasive FIT-DNA colorectal cancer screening test approved by the NMPA that Prenetics Group targets to launch by the first half of 2022, which aims to provide convenience to individuals who are unable or unwilling to undergo a colonoscopy by offering a more comfortable testing experience than a colonoscopy. The Artisan Board believes Prenetics Group has been establishing a healthcare ecosystem with strong technological and commercial synergies through its existing and pipeline products, which fits Artisan’s business combination criteria as a target in the global healthcare, consumer and technology sectors which have high-growth potential and disruptive technologies and products.
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Prenetics Group’s Strong R&D and Product Innovation Capability. Prenetics Group has a strong R&D and product innovation capability backed by its specialized in-house R&D team, strategic collaboration with Oxford and an experienced scientific advisory board: (i) each of Prenetics Group’s five main in-house R&D teams is led by experienced scientists with doctoral or medical doctor qualifications and significant domain expertise, and many of them have significant academic accomplishments in genomics, diagnostic or related fields, some having vast experience accumulated from their prior roles with other prominent healthcare companies; (ii) Prenetics Group has engaged in strategic R&D collaborations with Oxford, under which Prenetics Group has been working with a team of professors at Oxford and Oxford Suzhou and sponsoring research projects of the Prenetics Molecular Diagnostic Research Center at Oxford and Oxford Suzhou for Advanced Research, or OSCAR, at Oxford Suzhou for a period of three years beginning in March 2021; and (iii) Prenetics Group has assembled a strong scientific advisory board with accomplished scholars in highly relevant fields, including infectious disease and microbiology, biochip technology and nanotechnology for molecular diagnostics and therapeutic applications, as well as bio-separation and bioprocessing, to provide insights on the latest scientific developments, powering Prenetics Group’s development of its pipeline products. The Artisan Board believes Prenetics Group’s strong R&D and product innovation capability helps ensure that its products remain differentiated from those of its peers and create entry barriers.

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Prenetics Group’s Strong Capability and Proven Track Record in Commercializing Technologies and Agility to React to New Market Demand. Prenetics Group has a strong capability and a proven track record in transforming technologies into commercial products and healthcare services that appeal to customers and effectively address their needs. In particular, the Artisan Board noted that (i) Prenetics Group is among the minority genetic testing companies that deploys WES technology in a consumer genetic test in Asia and has delivered more than 120,000 CircleDNA test kits as of August 31, 2021 to more than 30 countries since the launch of CircleDNA in July 2019; and (ii) Prenetics Group’s COVID-19 testing capacity offered under Project Screen demonstrates to its ability to deploy technologies quickly to meet new market demand, where it created and delivered one-stop solutions that address its institutional customers’ needs by offering the Premier League a digital portal for club administrators to easily track the COVID-19 test results of each member in real time, plus a smartphone application that displays unique QR codes for players and staff with negative test results to enter training facilities and stadiums on match days, thereby differentiating Prenetics Group from many of its competitors who only performed tests without tailoring their services to enhance customers’ experience. The Artisan Board believes Prenetics Group’s success in CircleDNA and COVID-19 testing validates Prenetics Group’s ability to commercialize products timely to meet market needs and provides a solid foundation for Prenetics Group to build a robust molecular testing capability and establish close collaborations with industry-leading partners and to launch its pipeline products in the future.

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Prenetics Group Has First-Mover Advantage with Established Presence and Brand Recognition and is Positioned Strongly to Replicate U.S. Peers’ Success Stories in Target Geographies. Prenetics Group is among the first movers in Asia and EMEA to introduce consumer genetic testing products and COVID-19 testing services, which enabled Prenetics Group to build an established presence, accumulate experience and achieve prominent brand recognition. In particular, Prenetics Group has performed more than six million COVID-19 tests in the U.K. and Hong Kong as of October 31, 2021 and set up COVID-19 testing laboratories in the Hong Kong International Airport and five airports in the U.K., which the Artisan Board believes will further enhance Prenetics Group’s brand recognition and enable Prenetics Group to capture the increase in testing volume as travel resumes. On this basis, the Artisan Board believes Prenetics Group is positioned strongly to replicate its U.S. peers’ success stories by offering comparable products in its target geographies such as Asia and EMEA (which are markets with significant potential but not targeted or reached by most of Prenetics Group’s U.S. peers), as Prenetics Group can leverage its robust molecular testing capability, close collaborations with industry-leading institutional customers and strong brand recognition among business organizations and medical communities.
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Significant Synergies with Dr. Adrian Cheng’s Ecosystem.    The Artisan Board believes the Business Combination represents a partnership with Dr. Adrian Cheng and his broader ecosystem, which will connect Prenetics Group to a significantly broad network of healthcare, retail, hospitality, education, sports, workspace, residential and other sectors. Prenetics Group’s high-growth businesses fit well into the business strategy and development plans of the wider investment portfolio associated with Dr. Adrian Cheng, and the Business Combination can create opportunities to enhance revenue and operational synergies between Dr. Adrian Cheng’s business portfolio and Prenetics Group and further unleash Prenetics Group’s business growth potential in its existing product and service portfolio and pipeline products in the future, creating value for Artisan’s shareholders.

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Financial Performance and Projections.    Based on its review of Prenetics’ historical financial information and financial projections, the Artisan Board considered that (i) Prenetics’ management has a track record of scaling the genetic testing business in a capital efficient manner, and has delivered significant aggregate revenue growth since Prenetics’ inception but also that (ii) a significant portion of Prenetics Group’s historical revenue was, and its near-term revenue will be, generated from its COVID-19 testing services, the demand for which may be substantially reduced with the production and widely administered use of an efficacious vaccine or treatment for COVID-19; and (iii) Prenetics’ management anticipates that Prenetics will continue to incur net losses for the next several financial years through 2025.

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Strong and Committed Existing Management Team.    The Artisan Board considered that Prenetics’ management team has extensive experience in business management, healthcare and life science and e-commerce: (i) Mr. Danny Yeung, the co-founder and chief executive officer of Prenetics who will be serving as the chairman and chief executive officer of the combined entity after closing of the Business Combination, is a serial entrepreneur with a strong track record and domain expertise in e-commerce; and (ii) Prenetics has been led by a strong team of senior management with diversified and complementary skillsets and expertise to support Prenetics Group’s transformational growth, and such management team will continue to manage the combined entity and drive its business growth after closing of the Business Combination.

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Continued Support by Existing Shareholders.    The Artisan Board noted that (i) existing Prenetics’ shareholders would not be receiving any cash consideration in connection with the Business Combination; (ii) existing Prenetics’ shareholders will continue to own over 67% of the combined company on a fully-diluted basis immediately after the Acquisition Closing (assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders); and (iii) major shareholders of Prenetics had agreed to have their ownership subjected to post-closing lock-up arrangements, such that, subject to limited exceptions, (1) 50% of the PubCo Ordinary Shares to be acquired by Danny Yeung in the Business Combination will be subject to a lock-up for one year after consummation of the Business Combination and the remaining 50% will be subject to a lock-up for 18 months after consummation of the Business Combination; and (2) as of the date of this proxy statement/prospectus, shareholders (other than Danny Yeung) representing over 81.9% of Prenetics’ issued and outstanding shares have agreed to a 180-day lock-up of the PubCo Ordinary Shares to be acquired by them at closing of the Business Combination. The Artisan Board considered these to be strong signs of Prenetics’ existing shareholders confidence in the combined company and the benefits to be realized as a result of the Business Combination.

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Platform for Future Development and Expansion.    The cash proceeds available to PubCo upon closing of the Business Combination and Prenetics’ access to the public capital markets through the Business Combination are expected to provide Prenetics with an optimal platform and strong financial foundation for its further development and business expansion.

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Committed Equity Investment.    An aggregate of $120 million of private capital has been committed by Forward Purchase Investors and PIPE Investors, which indicates confidence and support for the Business Combination from third party investors.

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Terms of the Business Combination Agreement.    The Artisan Board determined that the terms and conditions of the Business Combination Agreement were fair, advisable and in the best interests of Artisan and Artisan’s shareholders and were the product of arm’s-length negotiations among the parties.

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Reasonable Valuation.    The Proposed Valuation represents a significant discount relative to its public peer set based on a comparison of enterprise value to 2023E revenue multiples. Based on Prenetics Group’s 2023E revenue, the Proposed Valuation implies an enterprise value to 2023E revenue multiple of 4.1x, which is a more than 35% discount against the multiple derived from an SOTP valuation methodology that takes into account the comparable multiples of the public peer sets. For additional information, see “The Business Combination Proposal — Summary of Artisan Financial Analyses — PIPE Presentation”.

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Shareholder Approval.    The Artisan Board considered the fact that in connection with the Business Combination, Artisan Shareholders have the option to (i) become shareholders of PubCo, (ii) sell their shares on the open market or (iii) with the exception of certain shareholders who have agreed not to exercise their redemption rights, redeem their shares for the per share amount held in the trust account of Artisan.

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Independent Directors’ Role.    The Artisan Board is comprised of a majority of independent directors who are not affiliated with the Sponsor or its affiliates. Artisan’s independent directors evaluated and unanimously approved, as members of the Artisan Board, the Business Combination Agreement and the ancillary documents and the transactions contemplated thereby. While a wholly-owned subsidiary of New World Development (an affiliate of the Sponsor) has acquired an equity interest in Prenetics through a convertible note issued by Prenetics HK for $3,000,000 in February 2021, and New World Development has commercial arrangements with Prenetics Group regarding product promotion and distribution and storefront and office space rental, the Artisan Board, after careful consideration and deliberation, decided not to form an independent committee to evaluate the Business Combination, because, among other reasons, (i) the Artisan Board is comprised of a majority of independent directors, i.e., four directors out of the five-member Artisan Board are independent directors who are not affiliated with the Sponsor or its affiliates; (ii) the Artisan Board, including the independent directors, determined that the existing equity investment in Prenetics by the Sponsor’s affiliate was immaterial, given that (x) New World Development had over $80 billion in total assets as of June 30, 2021 according to its annual report for the financial year ended June 30, 2021, and (y) the equity interest acquired by such affiliate represented only 0.91% of the fully-diluted equity in Prenetics as of the closing of such investment (and 0.82% of the fully-diluted equity in Prenetics as of the date of this proxy statement/prospectus); and (iii) to the knowledge of the Artisan Board, the relevant commercial arrangements between Prenetics Group and New World Development were negotiated on an arm’s length basis and were not contingent upon the success or failure of the Business Combination.

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Due Diligence.    The Artisan Board considered the fact that Artisan has conducted extensive due diligence review of, among others, Prenetics Group’s business, industry dynamics, financial results, projected growth, material contracts and regulatory compliance, and held discussions with Prenetics’ management and financial and legal advisors.

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Other Alternatives.    The Artisan Board’s belief is that after a thorough review of other business combination opportunities reasonably available to Artisan, the Business Combination represents the best potential business combination for Artisan and its shareholders based upon the process utilized to evaluate and assess other potential acquisition targets, and the Artisan Board believes that such process has not presented a better alternative.

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Certainty of Closing of the Business Combination.    On the basis that (i) the closing of the Business Combination is not subject to regulatory review, report or pre-approval pursuant to the applicable anti-trust or competition laws in effect as of the date hereof in the jurisdictions in which Prenetics

Group has business operations, which reduces the uncertainty and regulatory risk in connection with completing the Business Combination; and (ii) the shareholders of Prenetics representing at least 65% of the outstanding Prenetics Shares (on an as converted basis as of the date of the Business Combination Agreement) have entered into the Prenetics Shareholder Support Agreements agreeing to vote in favor of the transactions contemplated by the Business Combination Agreement, the Artisan Board expected that the Business Combination can be consummated pursuant to the terms and conditions of the Business Combination Agreement.
In the course of its deliberations, the Artisan Board also considered a variety of risks and uncertainties relevant to the transaction, including, among others, the following:
•
Risks Associated with the Business Combination.

•
The risk that the Business Combination might not be consummated in a timely manner or that the closing of the Business Combination might not occur despite the parties’ efforts, including due to a failure to obtain the approval of the shareholders of Artisan or the shareholders of Prenetics.

•
The significant fees and expenses associated with completing the Business Combination and related transactions, and the substantial time and effort of the respective management teams of Artisan and Prenetics required to complete the Business Combination.

•
The Artisan Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination.

•
The possibility of litigation challenging the Business Combination.

•
The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•
The risk that the Business Combination Agreement may be terminated by either Artisan or Prenetics if the Business Combination is not consummated by June 13, 2022 (provided that such right to terminate is not available to a party whose action or failure to act has caused the delay in the closing of the Business Combination).

•
The fact that the Business Combination Agreement includes an exclusivity provision that prohibits Artisan from soliciting other business combination proposals, which restricts Artisan’s ability to consider other potential business combinations prior to the termination of the Business Combination Agreement by its terms or the completion of the Business Combination.

•
The risk that Artisan will not have any surviving remedies against Prenetics after closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of Prenetics’ representations, warranties or covenants set forth in the Business Combination Agreement. As a result, Artisan’s shareholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of Prenetics prior to closing of the Business Combination without any ability to reduce the number of shares to be issued by PubCo in the Business Combination or recover for the amount of any damages. The Artisan Board determined that this structure was appropriate and customary in light of the fact that similar transactions include similar terms.

•
The risk that the current Artisan Public Shareholders may redeem their Artisan Public Shares for cash prior to consummation of the Business Combination, thereby (i) reducing the amount of cash available to PubCo after closing of the Business Combination and (ii) potentially resulting in an inability of Artisan to consummate the Business Combination if the total cash proceeds available to PubCo as of closing of the Business Combination, after giving effect to the investment by the Forward Purchase Investors, the PIPE Investment and the permitted equity financing prior to closing of the Business Combination, do not equal or exceed $200,000,000.

•
The closing of the Business Combination is subject to the satisfaction of closing conditions under the Business Combination Agreement, some of which are beyond Artisan’s control.

•
The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a traditional initial public offering and may create risks for Artisan’s unaffiliated investors, such as the absence of due diligence conducted by one or more underwriters that would be subject to liability for any material misstatements or omissions in a registration statement, investors’ inability to recover damages from such underwriters in the event of misstatements and omission in the registration statement, the lack of an effective book-building process, and potentially lower demand, decreased liquidity and increased trading volatility of PubCo’s securities. For additional details, see “Risk Factors — Risks Relating to Artisan and the Business Combination — The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through a traditional initial public offering and may create risks for our unaffiliated investors.”
•
Certain Key Risks Relating to Prenetics Group’s Business.

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A significant portion of Prenetics Group’s historical revenue was, and its near-term revenue will be, generated from its COVID-19 testing services, the demand for which may be substantially reduced with the production and widely administered use of an efficacious vaccine or treatment for COVID-19, and failure of Prenetics Group to derive significant revenue from other products and services and expand its overall customer base would harm its business and results of operation.

•
Prenetics Group’s near-term success is highly dependent on the successful launch of Circle HealthPod and the continued commercialization of its COVID-19 testing services in its target geographies. If Prenetics Group’s existing or new products are unable to attain market acceptance or be successfully commercialized in all or any of these jurisdictions, its business and future prospects could be materially and adversely affected.

•
Prenetics Group has a number of pipeline products that are currently in the R&D phase, and may not be successful in its efforts to develop any of these or other products into marketable products.

•
Prenetics has incurred net losses since its inception, and it anticipates that it will continue to incur net losses for the next several financial years through 2025, which could harm its future business prospects.

•
Prenetics Group has a limited history introducing new products and services to its customers. The future prospects of its business may be harmed if Prenetics Group’s efforts to attract new customers and engage existing customers by introducing new products are unsuccessful.

•
Risks Associated with the Liquidation of Artisan.    The risks and costs to Artisan if the Business Combination is not completed, including the risk of diverting Artisan management’s focus and resources from other business combination opportunities, which could result in Artisan being unable to effect a business combination within 24 months from the closing of its IPO, and force Artisan to liquidate and its warrants to expire worthless.

•
Risks Associated with Post-Closing Corporate Governance.    The amount of equity to be issued by PubCo to Prenetics’ existing shareholders, the fact that existing Artisan shareholders will hold a minority position in PubCo following consummation of the Business Combination, as well as the dual-class structure of PubCo’s ordinary shares will have the effect of concentrating voting power with the holders of PubCo Class B Ordinary Shares, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

•
Other Risks.    Various other risks associated with Prenetics Group’s business or otherwise relating to the Business Combination, as described in the section titled “Risk Factors” herein.

In addition to considering the factors described above, the Artisan Board also considered that certain Artisan directors and officer may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Artisan shareholders. The Artisan Board reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. See the section entitled “ —  Interests of Artisan’s Directors and Officer in the Business Combination” for a further discussion of these considerations.

While this discussion of the information and factors considered by the Artisan Board includes the principal positive and negative factors, it is not intended to be exhaustive and may not include all of the factors considered by the Artisan Board or any of its individual directors.
After considering the foregoing potentially negative and potentially positive reasons, the Artisan Board concluded, in its business judgment, that the potential benefits that the Artisan Board expected Artisan and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Artisan Board determined that the Business Combination Agreement, the Business Combination, and the other transactions contemplated by the Business Combination Agreement, were in the best interests of Artisan and Artisan’s shareholders.
Certain Prospective Operational and Financial Information
Neither Artisan nor Prenetics as a matter of course makes public projections as to future sales, earnings, or other results. However, the management of Prenetics prepared the prospective financial information set forth below (the “Prenetics Management Projections”) to present to the Artisan Board in connection with its consideration of the potential Business Combination.
The Prenetics Management Projections were not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Prenetics Management Projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders. The Prenetics Management Projections are being provided here solely to disclose information that was provided to Artisan in the course of its evaluation of Prenetics Group. In the view of Prenetics’ management, the prospective financial information was prepared on a reasonable basis, reflected the best available estimates and judgments at the time, and presented, to the best of management’s knowledge and belief at the time, the expected course of action and the expected future financial performance of Prenetics. However, projections are inherently uncertain and accordingly, actual results may differ materially from the projections. Readers of this proxy statement/prospectus, including investors and shareholders, are cautioned not to place undue reliance on this information.
The Prenetics Management Projections were requested by, and disclosed to, Artisan for use as a component in its overall evaluation of Prenetics Group. The Artisan Board considered and relied upon such Prenetics Management Projections in determining the valuation for Prenetics Group in the Business Combination. For further details about financial analysis undertaken by the Artisan Board and Artisan’s management in reliance upon the Prenetics Management Projections, see “The Artisan Board’s Reasons for the Approval of the Business Combination — Reasonable Valuation.” Prenetics has not warranted the accuracy, reliability, appropriateness or completeness of the Prenetics Management Projections to anyone, including to Artisan. Neither Prenetics’ management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Prenetics Group compared to the information contained in the Prenetics Management Projections, and none of them intends to or undertakes any obligation to update or otherwise revise the Prenetics Management Projections to reflect circumstances existing after the Prenetics Management Projections were finalized on September 15, 2021 or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Prenetics Management Projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Prenetics will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.
The key elements of the Prenetics Management Projections provided to Artisan are summarized below. The Prenetics Management Projections are unaudited, based upon estimated results and do not include the impact of the accounting for the Business Combination or other impacts from the consummation of the Business Combination.

	Fiscal Year Ending December 31,
($ in millions)	2021E	2022E	2023E	2024E	2025E
Prevention	$20	$31	$69	$102	$159
Diagnostics	$185	$236	$215	$290	$434
– Project Screen	$173	$162	$32	$6	$—
– Other Diagnostic Products	$12	$74	$183	$284	$434
Personalized Care	$—	$4	$23	$37	$47
Revenue	$205	$272	$307	$429	$640
Year-on-Year Growth %	214%	33%	13%	40%	49%
Adjusted Gross Profit (Non-IFRS)1	$85	$118	$137	$185	$295
Adjusted Gross Margin %	41.4%	43.2%	44.6%	43.1%	46.1%
Year-on-Year Growth %	217%	38%	17%	35%	60%
Adjusted EBITDA (Non-IFRS)2	$21	$14	$(21)	$(7)	$39
Adjusted EBITDA Margin %	10%	5%	(7)%	(2)%	6%
Depreciation and Amortization	$(8)	$(13)	$(17)	$(20)	$(21)
EBIT	$13	$1	$(38)	$(26)	$18
Net interest income / (expense)	$0	$(0)	$(0)	$(0)	$(0)
ESOP	$(12)	$(16)	$(18)	$(25)	$(37)
Net Operating Profit / (Loss)	$1	$(15)	$(56)	$(52)	$(19)
Other Non-Operating Expense	$(41)	$—	$—	$—	$—
Profit/(Loss) before taxation	$(41)	$(15)	$(56)	$(52)	$(19)
Income Tax	$(0)	$—	$—	$—	$—
Net Profit / (Loss)	$(41)	$(15)	$(56)	$(52)	$(19)
Net Profit Margin %	(20)%	(6)%	(18)%	(12)%	(3)%

1
Adjusted Gross Profit represents gross profit before deduction of depreciation and amortization expenses.

2
Adjusted EBITDA represents net profit (loss) before depreciation, amortization, net finance income / (expenses), ESOP or share-based compensation, other non-operating expense including impairment expenses and foreign exchange gains or losses, and income tax.

The projections reflect numerous assumptions over the 5-year projection period (2021E-2025E) capturing the various expected pipeline product launches including Circle Snapshot, ColoClear, Circle Medical and personalized care products comprising of Circle One, F1x and Fem during the projection period. Prenetics’ management considers the projections in 2025 a reasonable representation of the financial profile of Prenetics, assuming all existing and pipeline products are successfully commercialized during the projection period taking into account the initial ramp-up periods required post launches for products to enter into a growth stage from a launch stage. However, key assumptions pertaining to the general business, economic, market, COVID-19 and financial conditions and various other factors are difficult to predict and many of which are beyond Prenetics’ control, such as the risks and uncertainties contained in the section entitled “Risk Factors”. The preparation of the projections is an analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of relevant assumptions to each business segment and product as discussed further below, and is not a simple extrapolation of growth rates. Prenetics’ management determined the reasonableness of the projections based on regular updates amongst senior management team, management view with reference to industry consultant research and datapoints, and case studies of comparable companies, with final review and approval by executive directors. Some of the significant assumptions made by Prenetics’ management are outlined below:

•
Projections for revenue across business segments were based on: (i) expected volume, which is the number of tests to be performed or test kits and other products to be sold, taking into account planned new product launches, product life-cycle, addressable market and (ii) expected pricing of respective products.

•
Prevention.   Projected revenue growth of the Prevention segment is primarily driven by the growing volume of CircleDNA kits expected to be sold, as a result of significantly increased sales and marketing efforts targeting customers in EMEA and rest of the world starting in 2023, as well as the planned commercial launch of ColoClear, which will be initially in Hong Kong during the first half of 2022 and subsequently in other geographies in Southeast Asia over the projection period.

•
Diagnostics.   Volume of COVID-19 testing under Project Screen is expected to grow significantly in 2021 and 2022 following growing market demand and market share capture primarily in Hong Kong and the U.K. Management has conservatively assumed this will be followed by a substantial decline in market demand in 2023 and beyond as COVID-19 vaccines become more widely available and society transitions to a pre-pandemic normal. Projected revenue growth of the Other Diagnostics Products assumes the official launch of Circle HealthPod in November 2021 in Hong Kong, followed by its launch in other geographies and also the introduction of other assays including influenza and certain STDs. Circle HealthPod is expected to drive a significant portion of revenue within Other Diagnostic Products during the projection period. In addition, the planned launch of Circle Snapshot in 2022 and Circle Medical in 2023 are also expected to contribute to the revenue growth of other diagnostic testing products.

•
Personalized Care.   Projected revenue growth of Personalized Care assumes the launch of the first line of Personalized Care products by 2023, and the volume of Personalized Care products is expected to be a subset of Circle DNA customers as Prenetics’ management aims to leverage genetic insights obtained through its Circle DNA test results to customize and provide actionable product recommendations to customers.

•
Projections for adjusted gross margin assumed a moderate increase over the projection period as sales volume growth generally reduces direct unit costs with improvement in operating leverage and lower procurement price. Most products are assumed to have adjusted gross margin ranging from approximately 40% to 60% during the projection period. Adjusted gross margin is expected to vary based on different mix of product contribution during that year. Adjusted gross profit and adjusted gross margin presented here exclude any depreciation and amortization expenses given these are non-cash expenses and were presented as such internally to the management of Prenetics and also to Artisan for the analysis of the Prenetics’ profitability and cash flow profile during the negotiation and evaluation process for the Business Combination. The projections presented to Artisan did not include forward-looking gross profit for the projection period. Below is a reconciliation between gross profit and adjusted gross profit based on Prenetics’ historical financial information.

	Fiscal Year Ended December 31,		Nine Months Ended September 30,
($ in thousands)	2019A	2020A	2021A
Gross Profit	$2,715	$26,345	$82,366
Depreciation and Amortization Adjustments.	$348	$463	$4,345
Adjusted Gross Profit	$3,064	$26,808	$86,711

•
Research and development expenses are assumed to represent a significant portion of the operating expenses as Prenetics Group is expecting to invest in developing its current product pipeline and continue identifying and developing future pipeline products. The operating cost projections also assume a significant increase in selling, general and administration expenses during the projection period as Prenetics Group is expected to expand its business operations by launching new products, growing product volume and expanding into new geographies. Management’s expectation is that such expenses will initially increase from 2021-2023 and will gradually decline as a percentage of revenue beginning 2024 as most pipeline products are entering into a growth stage from launch.

•
Considering the factors above, Adjusted EBITDA margin is expected to turn negative in 2023 to 2024, whilst returning to positive in 2025.

The Prenetics Management Projections reflect the consistent application of the accounting policies of Prenetics and should be read in conjunction with the accounting policies included in Note 2 to the accompanying historical consolidated financial statements of Prenetics included in this proxy statement/prospectus. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Prenetics Management Projections. The inclusion of the Prenetics Management Projections in this proxy statement should not be regarded as an indication that Prenetics or its representatives considered or currently consider the projections to be a reliable prediction of future events, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on these projections.
The Prenetics Management Projections are the responsibility of Prenetics’ management. Neither Prenetics’ independent auditors, nor any other independent accountants have examined, compiled, or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the prospective financial information.
Summary of Artisan Financial Analyses
The following is a summary of the material financial analyses presented to and reviewed by the Artisan Board in connection with the valuation of Prenetics Group in the Business Combination. The summary set forth below does not purport to be a complete description of the financial analyses reviewed or factors considered by Artisan management, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by the Artisan Board. Artisan may have deemed various assumptions more or less probable than other assumptions. Some of the summaries of the financial analyses set forth below include information presented in tabular format. Considering the data in the tables specified below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Artisan’s financial analyses and the Artisan Board’s recommendation.
The valuation analyses reviewed by the Artisan Board were conducted based upon numerous material assumptions with respect to, among other things, the market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters, many of which are beyond the control of Artisan, Prenetics or any other parties to the Business Combination. None of Prenetics, Artisan or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Prenetics Group do not purport to be appraisals or reflect the prices at which Prenetics shares may actually be valued or trade in the open market after the consummation of the Business Combination. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. The following quantitative information, to the extent that it is based on market data, is not necessarily indicative of current market conditions.
June 12 Discussion Materials
Comparable Company Analysis
The comparable company analysis contained in the June 12 Discussion Materials and reviewed by the Artisan Board contained public trading market valuations of listed comparable companies across preventive genomics, medical genomics, colorectal cancer screening, viral POCT testing, at-home test and supplements providers.
The table below sets forth the comparable companies selected as part of the financial analyses of Prenetics Group in the June 12 Discussion Materials.

Preventive Genomics	Medical Genomics	Colorectal Cancer Screening
Exact Sciences Corporation	Exact Sciences Corporation	Exact Sciences Corporation
Natera, Inc.	Guardant Health, Inc.	New Horizon Health Limited
Invitae Corp.	Natera, Inc.	Genetron Holdings Ltd
23andMe, Inc.	Invitae Corp.
Burning Rock Biotech Ltd.
Genetron Holdings Ltd
Berry Genomics Co. Ltd.
Viral POCT Testing	At-home Test	Supplements
Guangzhou Wondfo Biotech Co.	Dr. Lal PathLabs Limited	By-health Co., Ltd.
Quidel Corporation	Metropolis Healthcare Ltd.	Hims & Hers Health, Inc.
Talis Biomedical Corp.		Jamieson Wellness, Inc.
Blackmores Limited
The key selection criteria used to determine the comparable companies included, among others, the following factors: (i) the products / services offered, (ii) revenue growth profile, and (iii) gross margin. Companies were selected because they demonstrate (a) use of data to understand genetics and technology to gather information for biological observations, (b) similar product / service offerings as Prenetics’, and (c) leading technology applied in their respective product / service offerings. In particular, the selection criteria used to determine the relevant companies for the preventive genomics and medical genomics industries included the ability to leverage data to understand genetics, the use of technology to gather information for biological observations, the use of robust technology platforms to help patients, and having a customer-centric focus. The selection criteria used to determine the relevant companies for the colorectal cancer screening, viral POCT testing and at-home test industries also considered the service offerings as well as technology applied in the respective testing.
The table below sets forth the estimated median P/S multiple by industry based on publicly available market data as of June 8, 2021.
	2022	2023
Preventive Genomics	11.4x	9.5x
Medical Genomics	12.5x	8.5x
Colorectal Cancer Screening	12.5x	8.5x
Viral POCT Testing	5.2x	4.8x
At-home Test	11.2x	9.7x
Supplements	4.7x	5.3x
SOTP Analysis
The June 12 Discussion Materials also contained an SOTP analysis based on the projections for Prenetics Group as prepared by Prenetics’ management. The SOTP analysis constituted an aggregation of value of each existing and pipeline product taking into account the nature of the product and also expected timing of launch.
For all of Prenetics’ products excluding COVID-19 testing, a P/S ratio was applied to each product based on the selected comparable companies for each product (see above). Also, a 50% profit sharing adjustment was applied to ColoClear given the contractual arrangement in-place with New Horizon. Given several of Prenetics Group’s products will be at an early launch stage (with the potential to exhibit very high growth) in the next few years, and in some cases expected to grow much faster as compared to the comparable companies, a judgement was made in selecting the appropriate net sales year for each product for applying the P/S ratio.

For products exhibiting a declining growth rate in the projection years based on the projections provided by Prenetics’ management, the year where the 1-year forward-looking net sales growth is expected to decrease from the initial launch high growth rate was selected. Products that were deemed to fall under this category include Circle DNA (2023E), ColoClear (2023E), HealthPod (2023E) and CircleOne /Them (2024E), with years selected for the SOTP in parentheses. For products that did not exhibit a declining growth rate in the projection years, the year with first full-year sales after launch was selected. Products that were deemed to fall under this category include Circle SnapShot (2023E) and Circle Medical (2024E), with years selected for the SOTP in parentheses.
Both 1-year forward P/S ratio (2022E) and 2-year forward P/S ratio (2023E) of the comparable companies were considered. With that, a discount factor of 20% was applied to discount future projected revenue back to a 2022E / 2023E basis.
For COVID-19 testing, a discounted cash-flow (DCF) analysis with a weighted average cost of capital (WACC) of 20% was applied given the projections provided by Prenetics’ management assumed associated revenue will decline to nil over the projection period, with rapid decline starting in 2023E.
The below list summarizes the valuation approach for the various products:
•
Circle DNA:   Net Sales: 2023E, 1-Year (22E) / 2-Year (23E) Forward P/S

•
ColoClear:   Net Sales: 2023E, 1-Year (22E) / 2-Year (23E) Forward P/S, 50% profit sharing adjustment, discount factor1

•
Circle HealthPod:   Net Sales: 2023E, 1-Year (22E) / 2-Year (23E) Forward P/S, discount factor1

•
COVID-19 test:   DCF, WACC: 20%

•
Circle Snapshot:   Net Sales: 2023E, 1-Year (22E) / 2-Year (23E) Forward P/S, discount factor1

•
Circle Medical:   Net Sales: 2024E, 1-Year (22E) / 2-Year (23E) Forward P/S, discount factor1

•
Personalised Care:   Net Sales: 2024E, 1-Year (22E) Forward P/S2, discount factor1

The table below summarizes the implied present value for each product by applying the 1-Year Forward and 2-year Forward P/S ratio of the relevant comparable companies, discount rate and other assumptions summarized above.
Implied Present Value US$ in million	Based on 1-Year Forward P/S Ratio	Based on 2-Year Forward P/S Ratio
Circle DNA	398	400
ColoClear	142	116
Prevention	540	516
Circle HealthPod	534	594
COVID-19 Test	112 (based on DCF)
Circle Snapshot	330	343
Circle Medical	328	268
Diagnostics	1,305	1,317
Personalized Care	1172
Total	1,961	1,950

Notes:
1
Since 1-Year Forward (22E) and 2-Year Forward (23E) P/S ratios are applied to the projected sales for each product, a discount factor (at 20% discount rate per annum) is applied to discount future value (2023E or 2024E) back to the year 2022 or year 2023.

2
Only 1-Year Forward (22E) ratio is used as 2023E multiples are not available for all comparable companies.

The analysis resulted in an estimated SOTP equity valuation range of $1,961 million and $1,950 million respectively based on 1-Year (2022E) and 2-Year (2023E) Forward P/S.

June 17 Discussion Materials
An SOTP valuation methodology based on comparable company analysis was primarily adopted to crosscheck the Proposed Valuation against publicly traded companies. Such valuation methodology was adopted in consideration of Prenetics Group’s diverse portfolio of products and business exposure, ranging from CircleDNA and ColoClear to Circle HealthPod and Circle One. These products were categorized into three key business segments: Prevention, Diagnostics and Personalized Care. There are limited comparable companies with exact business exposure in all three business segments. In order to perform a valuation crosscheck on the overall valuation for Prenetics Group, an analysis for each business segment was conducted, with the valuation for each business segment evaluated separately and then added up to represent the valuation of the entire Prenetics Group’s business.
For Artisan Board meeting on June 17, 2021, an SOTP valuation based on 2021E and 2022E P/S multiples were referenced as a crosscheck against the Proposed Valuation. 2021E and 2022E revenue were taken into account in order to assess the valuation based on relatively more near-term projections. For the purpose of such analysis, a group of publicly traded companies were selected as the comparable peer group with respect to Prenetics Group’s Prevention and Personalized Care segments and Diagnostics segment:
•
The publicly traded peer group considered for Prenetics Group’s Prevention and Personalized Care segments included China-listed providers of medical genetic testing and early cancer detection services such as BGI Genomics (SHE: 300676) and Berry Genomics (SHE: 000710):

•
BGI Genomics   China-based provider of integrated genomic and proteomic services and solutions across a range of applications including basic and translational research, drug discovery, agriculture and health care. It offers a portfolio of transformative genetic testing products across major diseases, including pre-screening, screening, diagnosis and monitoring of cancer along with COVID-19 test kits and sequencing solutions

•
Berry Genomics   China-based provider of Next Generation Sequencing-based tests for many genetic diseases and cancers

•
Similarly, the publicly traded peer group considered for Prenetics Group’s Diagnostics segment included United States-listed and Asia-listed healthcare diagnostic companies such as Invitae (NYSE: NVTA), Autobio Diagnostics (SHA: 603658), and Lucira (NASDAQ: LHDX):

•
Invitae   US-based provider of medical genetics testing across multiple clinical areas including hereditary cancer, cardiology, neurology, pediatrics, personalized oncology, metabolic conditions and rare diseases

•
Autobio Diagnostics   China-based company specializing in R&D, production, marketing and service of clinical diagnostic products, especially covering immunoassay, microbiology and biochemistry fields

•
Lucira Health   US-based developer of testing platform that produces accurate molecular testing in single-use test kit. It focuses primarily on the commercialization of infectious disease test kits

The table below sets forth the equity value, 2021E and 2022E revenues and 2021E and 2022E P/S multiples of each abovementioned comparable company, as included in the June 17 Discussion Materials:
Publicly traded peer group for Prevention and Personalized Care segments of Prenetics
Comparable Company	Equity Value ($ in billions)*	2021E Revenue ($ in billions)*	2022E Revenue ($ in billions)*	2021E P / S (x)*	2022E P / S (x)*
BGI Genomics	7.1	1.0	0.9	7.8	8.3
Berry Genomics	1.6	0.3	0.3	6.0	5.1
Mean				6.9	6.7

Publicly traded peer group for Diagnostics segment of Prenetics
Comparable Company	Equity Value ($ in billions)*	2021E Revenue ($ in billions)*	2022E Revenue ($ in billions)*	2023E P / S (x)*	2023E P / S (x)*
Invitae	6.4	0.5	0.7	13.8	9.8
Autobio Diagnostics	6.6	0.7	0.9	10.7	8.2
Lucira Health	0.2	0.1	0.1	3.9	2.3
Mean				9.5	6.8

*
FactSet and Bloomberg as of June 11, 2021

Based on Prenetics Group’s 2021E revenue, the Proposed Valuation of $1.45 billion represented a discount of up to approximately 25% to the equity value derived from the SOTP valuation methodology that takes into account the comparable multiples of the public peer sets. Based on Prenetics Group’s 2022E revenue, the Proposed Valuation represented a discount of up to approximately 36% to the equity value derived from the SOTP valuation methodology that takes into account the comparable multiples of the public peer sets.
In addition to the analyses based on an SOTP valuation methodology, valuation analyses based on blended trading multiples of all the aforementioned comparable companies of 2021E and 2022E P/S were also conducted as another reference point. Given Prenetics Group’s diverse portfolio of products and business exposure, the blended trading multiple based on 2021E and 2022E P/S did not appropriately represent the intrinsic valuation of Prenetics Group.
Based on the above analyses, the SOTP valuation was considered as the primary methodology to crosscheck the Proposed Valuation.
PIPE Presentation
The financial analyses included in the PIPE Presentation reflected an SOTP valuation methodology based on 2023E EV/revenue rather than based on 2021E and 2022E P/S multiples. The parties to the Business Combination decided to use this updated valuation methodology because (i) enterprise value was believed to be a more appropriate parameter to value Prenetics Group compared to equity value in anticipation of the Business Combination as enterprise value is a capital structure-neutral metric; and (ii) 2023E revenue was used in consideration of the overall transaction timing, the business stages of Prenetics Group’s various products and their respective launch timelines. In terms of determining comparable companies for such SOTP valuation methodology based on the multiple of EV/revenue, the selection criteria included the respective business model, key product offerings and end market that they focused on. Further details are as follows:
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The publicly traded peer group considered for Prenetics Group’s Prevention and Personalized Care segments included both Hong Kong-listed and United States-listed providers of medical genetic testing and early cancer detection such as 23andMe (NASDAQ: ME), Natera (NASDAQ: NTRA), Invitae (NYSE: NVTA), New Horizon Health (HKSE: 6606), BGI Genomics (SHE: 300676) and Berry Genomics (SHE: 000710):

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23andMe   US-based consumer genetics and therapeutics company that provides direct access to genetic information through genetic health risk reports

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Natera   US-based provider of cell-free DNA testing with a focus on women’s health, oncology and organ health

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Invitae   US-based provider of medical genetics testing across multiple clinical areas including hereditary cancer, cardiology, neurology, pediatrics, personalized oncology, metabolic conditions and rare diseases

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New Horizon Health   HK-based provider of cancer screening tests with its key product ColoClear, a non-invasive molecular cancer screening test for colorectal cancer

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BGI Genomics   China-based provider of integrated genomic and proteomic services and solutions across a range of applications including basic and translational research, drug discovery, agriculture and health care. It offers a portfolio of transformative genetic testing products across major diseases, including pre-screening, screening, diagnosis and monitoring of cancer
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Berry Genomics   China-based provider of Next Generation Sequencing-based tests for many genetic diseases and cancers

•
Similarly, the publicly traded peer group considered for Prenetics Group’s Diagnostics segment included United States-listed and Asia-listed healthcare diagnostic companies such as Quidel (NASDAQ: QDEL), Invitae (NYSE: NVTA), Autobio Diagnostics (SHA: 603658), Dr. Lal PathLabs (NSE: ALPATHLAB) and Metropolis Healthcare (NSE: METROPOLIS):

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Quidel   US-based provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems. Its product portfolio includes tests for a wide range of infectious diseases, cardiac and autoimmune biomarkers as well as host of products to detect COVID-19

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Invitae   US-based provider of medical genetics testing across multiple clinical areas including hereditary cancer, cardiology, neurology, pediatrics, personalized oncology, metabolic conditions and rare diseases

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Autobio Diagnostics   China-based company specializing in R&D, production, marketing and service of clinical diagnostic products, especially covering immunoassay, microbiology and biochemistry fields

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Dr. Lal PathLabs   India-based provider of diagnostic and related healthcare tests and services with a focus in diagnostic pathology services

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Metropolis Healthcare   India-based provider of diagnostic services ranging from routine to semi-specialty tests like oncology, neurology, gynecology, nephrology

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While these companies may share certain characteristics that are similar to those of Prenetics, the Artisan Board recognized that no company was identical in nature to Prenetics.

The table below sets forth the enterprise value, 2023E revenue and revenue multiple of each abovementioned comparable company, as included in the draft PIPE Presentation dated July 8, 2021 and reviewed by the Artisan Board at the board meeting dated July 9, 2021:
Publicly traded peer group for Prevention and Personalized Care segments of Prenetics
Comparable Company	Enterprise Value ($ in billions)*	2023E Revenue ($ in billions)*	2023E EV/Revenue (x)*
23andMe	3.2	0.4	8.3
Natera	9.9	0.8	11.7
Invitae	6.7	0.9	7.5
New Horizon Health	3.9	0.2	24.4
BGI Genomics	7.3	1.3	5.7
Berry Genomics	1.6	0.4	4.0
Mean			10.3
Publicly traded peer group for Disgnostics segments of Prenetics
Comparable Company	Enterprise Value ($ in billions)*	2023E Revenue ($ in billions)*	2023E EV/Revenue (x)*
Quidel	4.9	0.8	6.2
Invitae	6.7	0.9	7.5
Autobio Diagnostics	6.7	1.1	6.1
Dr. Lal Path Labs	3.8	0.3	12.0
Metropolis Healthcare	2.0	0.2	9.6
Mean			8.3

*
Based on public disclosures of the respective companies and information derived from broker reports and FactSet Research Systems as of July 6, 2021.

As reviewed by the Artisan Board, the Proposed Valuation represents a significant discount relative to its public peer set based on a comparison of enterprise value to 2023E revenue multiples. Based on Prenetics Group’s 2023E revenue and its illustrative post-money enterprise value of approximately $1.19 billion (assuming a 30% redemption rate by Artisan’s public shareholders), the Proposed Valuation implies an enterprise value to 2023E revenue multiple of 3.9x. This is a discount of more than 39% against the multiple derived from an SOTP valuation methodology that takes into account the comparable multiples of the public peer sets. This also represents a discount multiple for each of the business segments (Prevention, Diagnostics and Personalized Care) ranging from approximately 35% to 51% based on Prenetics’ 2023E revenue.
On July 14, 2021, the PIPE Presentation was further revised to reflect Prenetics Group’s updated illustrative post-money enterprise value of approximately $1.25 billion (assuming no redemptions by Artisan’s public shareholders). On this basis, the Proposed Valuation (with an illustrative enterprise value of approximately $1.25 billion which implies a pre-money equity value of $1.15 billion) implies an enterprise value to 2023E revenue multiple of 4.1x. This is a discount of more than 35% against the multiple derived from an SOTP valuation methodology that takes into account the comparable multiples of the public peer sets. This also represents a discount multiple for each of the business segments (Prevention, Diagnostics and Personalized Care) ranging from approximately 30% to 50% based on Prenetics’ 2023E revenue.
During the time the Artisan Board was evaluating the Proposed Valuation, they did not take into consideration Prenetics Group’s valuation in its Series D+ financing (which was officially closed in February 2021 at an implied pre-money valuation of $325 million), given that the completion of Prenetics Group’s Series E financing occurred in June 2021 (in which no affiliate of the Sponsor was an investor) at an implied pre-money equity valuation of $850 million and also due to the substantive growth in the underlying business of Prenetics Group, including (i) Prenetics Group’s strong business momentum where its unaudited revenue for the first quarter of 2021 equaled approximately 88.2% of its total revenue for the financial year ended December 31, 2020; and (ii) by the end of the second quarter of 2021, Prenetics Group had made significant progress in its R&D and product pipeline, including the completion of the working prototypes of HealthPod, and a launch schedule for Circle ColoClear and Circle SnapShot by the end of the first quarter of 2022.
Interests of Artisan’s Directors and Officer in the Business Combination
When considering the Artisan Board’s recommendation to vote in favor of approving the Business Combination Proposal and the Initial Merger Proposal, Artisan shareholders should keep in mind that Sponsor and Artisan’s directors and officer have interests in such proposals that are different from, or in addition to (and which may conflict with), those of Artisan shareholders and warrantholders generally. These interests include, among other things, the interests listed below:
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the fact that the Sponsor and Artisan’s directors and officer have agreed not to redeem any Artisan Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

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the fact that the Sponsor and certain of Artisan’s directors are anticipated to hold 6.7% of the equity interests and 2.8% of the voting power in PubCo immediately after the Business Combination, assuming no redemptions by Artisan Public Shareholders and there are no Dissenting Artisan Shareholders (or 8.2% of the equity interest and 3.1% of the voting power in PubCo immediately after the Business Combination, assuming maximum redemptions by Artisan Public Shareholders);

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the fact that the Sponsor and Artisan’s directors paid an aggregate of $25,000 for the 9,233,558 Founder Shares currently owned by the Sponsor and Artisan’s directors and such securities will have a significantly higher value after the Business Combination. As of                 , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Share on NASDAQ. The Founder Shares are expected to be worthless if the Business Combination or another business combination is not completed by the Final Redemption Date because the holders are not entitled to participate in any redemption or distribution of proceeds in the trust account with respect to such shares;
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the fact that Sponsor paid $8,786,847 to purchase an aggregate of 5,857,898 Artisan Private Warrants, each exercisable to purchase one Artisan Public Share at $11.50, subject to adjustment, at a price of $1.50 per warrant, and those warrants would be worthless — and the entire $8,786,847 warrant investment would be lost — if the Business Combination or another business combination is not consummated by the Final Redemption Date. As of                 , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these Artisan Private Warrants, if unrestricted and freely tradable, would be $      , based upon a closing price of $      per Artisan Public Warrant on NASDAQ;

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the fact that, given the differential in the purchase price that the Sponsor and certain of Artisan’s directors paid for the Founder Shares and the purchase price that the Sponsor paid for the Artisan Private Warrants as compared to the price of the Artisan Public Shares and Artisan Public Warrants and the substantial number of PubCo Class A Ordinary Shares that the Sponsor and these directors will receive upon conversion of the Founder Shares and Artisan Private Warrants, the Sponsor and these directors can earn a positive return on their investment, even if other Artisan shareholders have a negative return in their investment in PubCo;

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the fact that Sponsor and Artisan’s directors and officer have agreed to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares held by them if Artisan fails to complete a business combination by the Final Redemption Date;

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the fact that pursuant to a registration rights agreement dated May 13, 2021, the Sponsor and Artisan’s directors can demand that PubCo register its registrable securities under certain circumstances and assist in underwritten takedowns of such securities and will also have piggyback registration rights for these securities in connection with certain registrations of securities that PubCo undertakes;

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the fact that the Business Combination Agreement provides for the continued indemnification of Artisan’s directors and officer and the continuation of Artisan’s directors’ and officer’s liability insurance after the Business Combination (i.e., a “tail policy”);

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the fact that Sponsor and Artisan’s directors and officer and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Artisan’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Artisan fails to consummate a business combination within the required period, they will not have any claim against the trust account for reimbursement. Accordingly, Artisan may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by the Final Redemption Date. As of the record date, the Sponsor and Artisan’s directors and officer and their affiliates had incurred approximately $      of unpaid reimbursable expenses;

•
the fact that if the trust account is liquidated, including in the event Artisan is unable to complete a business combination by the Final Redemption Date, the Sponsor has agreed to indemnify Artisan to ensure that the proceeds in the trust account are not reduced below $10.00 per Artisan Public Share, or such lesser per Artisan Public Share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which Artisan has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to Artisan, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account;

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the fact that an affiliate of the Sponsor entered into a convertible note subscription agreement with Prenetics HK in February 2021, pursuant to which it acquired 454,387 series D preferred shares of Prenetics HK for a consideration of $3,000,000, representing 0.82% of the equity interests in Prenetics on a fully diluted basis as of the date of this proxy statement/prospectus;

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the fact that New World Development (an affiliate of the Sponsor) has commercial arrangements with Prenetics Group regarding product promotion and distribution and storefront and office space rental; and

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the fact that Mr. Yin Pan Cheng, a current director of Artisan, is expected to become a director of PubCo and in such case would be compensated as a director of PubCo.

The Sponsor and each Artisan director have agreed to, among other things, vote all of their Artisan Shares in favor of the proposals being presented at the Extraordinary General Meeting in connection with the Business Combination and waive their redemption rights with respect to their Artisan Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, on an as-converted basis, the Sponsor and certain Artisan directors own, collectively, approximately 21% of the issued and outstanding Artisan Shares.
At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding Artisan or its securities, the Sponsor, Prenetics, and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates may purchase Artisan Public Shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal or Initial Merger Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire Artisan Public Shares or vote their Artisan Public Shares in favor of the Business Combination Proposal or Initial Merger Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of Artisan Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
If the Sponsor, Prenetics, and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates purchase Artisan Public Shares in privately negotiated transactions from Artisan Public Shareholders who have already elected to exercise their redemption rights, then such selling shareholder would be required to revoke their prior elections to redeem their Artisan Public Shares. The Sponsor, Prenetics, and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates may also purchase Artisan Public Shares from institutional and other investors who indicate an intention to redeem Artisan Public Shares, or, if the price per share of Artisan Public Shares falls below $10.00 per share, then such parties may seek to enforce their redemption rights. The above-described activity could be especially prevalent in and around the time of Closing. The purpose of such share purchases and other transactions would be to increase the likelihood that the following requirements are satisfied: (i) the Business Combination Proposal is approved by the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (ii) the Initial Merger Proposal is approved by the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (iii) otherwise limit the number of Artisan Public Shares electing to redeem; and (iv) PubCo’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and the PIPE financing. The Sponsor, Prenetics and/or Artisan’s or Prenetics’ directors, officers, or respective affiliates may also purchase shares from institutional and other investors for investment purposes.
Entering into any such arrangements may have a depressive effect on the Artisan Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase Artisan Public Shares at a lower-than-market price and may therefore be more likely to sell the shares he, she, or they own, either at or before the Business Combination.
If such transactions are executed, then the Business Combination could be completed in circumstances where such consummation would not have otherwise occurred. Share purchases by the persons described above would allow them to exert more influence over approving the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. Artisan will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Extraordinary General Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of Artisan’s directors and officer results in conflicts of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of Artisan and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals.
In addition to the above, please see “Risk Factors — Risks Relating to Artisan and the Business Combination” and “Information Related to Artisan — Conflicts of Interest” for additional information on interests of Artisan’s directors and officer.
Certain Engagements in connection with the Business Combination and Related Transactions
In connection with the proposed Business Combination, UBS is acting as sole financial advisor and exclusive capital markets advisor to Artisan, and Citi is acting as sole financial advisor to Prenetics. In connection with such engagements, UBS and Citi will receive fees and expense reimbursements customary for business combinations (in each case subject to the terms and conditions of their respective engagement letters with Artisan and Prenetics). In addition, (i) UBS, Citi, Credit Suisse and CICC are acting as joint placement agents to Artisan in connection with the PIPE Investment and will receive fees and expense reimbursements customary for such transactions; and (ii) UBS and Credit Suisse are acting as joint placement agents to Artisan in connection with the investment by the Forward Purchase Investors and will receive fees and expense reimbursements customary for such transactions.
Each of UBS and Credit Suisse previously acted as an underwriter in the IPO consummated on May 18, 2021, and will receive deferred underwriting compensation from Artisan for the IPO and placement fees from Artisan in connection with the Amended Forward Purchase Agreements if the Business Combination is completed. As of the date of this proxy statement/prospectus, UBS and Credit Suisse are estimated to receive deferred underwriting commission and compensation for the above-mentioned services in an aggregate amount of $12.21 million and $4.82 million, respectively, contingent on the completion of the Business Combination, not including an aggregate of $0.45 million PIPE incentive fees to be allocated among UBS, Citi, Credit Suisse and CICC at Artisan’s discretion. The financial interests of UBS, Credit Suisse or their respective affiliates tied to the consummation of the Business Combination may give rise to potential conflicts of interest in their provision of additional services to Artisan and Prenetics, including potential conflicts of interest in connection with the Business Combination.
After carefully considering the potential benefits of engaging UBS, Citi and Credit Suisse as placement agents for the PIPE Investment, the potential benefits of engaging UBS as an advisor to Artisan in connection with the Business Combination, and the potential benefits of engaging Citi as sole financial advisor to Prenetics in connection with the Business Combination and the potential conflicts of interest or a perception thereof that may arise from such engagements, Artisan consented to these engagements and waived potential conflicts in connection with such roles.
In addition, each of UBS, Citi, Credit Suisse and CICC, together with their respective affiliates, is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, wealth management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services, and they may provide investment banking and other services to Artisan, Prenetics and their respective founders, officers, directors and affiliates from time to time, for which they would expect to receive compensation.
Moreover, in the ordinary course of their respective business activities, UBS, Citi, Credit Suisse and CICC, and their respective affiliates, officers, directors and employees may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments, and may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Artisan, Prenetics or their respective founders, officers, directors and affiliates.

In considering the recommendation of the Artisan Board to vote in favor of approval of the Business Combination Proposal and the Initial Merger Proposal, shareholders should keep in mind that Artisan’s or Prenetics’ advisors and respective entities affiliated with these advisors have interests in such proposals that are different from, or in addition to (and which may conflict with), those of Artisan’s shareholders and warrant holders generally, including those discussed above.
Anticipated Accounting Treatment
Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for following the principles of a reverse acquisition in accordance with IFRS as issued by the IASB. Under this method of accounting, Artisan will be treated as the “acquired” company and Prenetics will be treated as the acquirer for financial reporting purposes. Prenetics has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
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Prenetics’ shareholders will have the largest voting interest in PubCo under both the no redemption and maximum redemption scenarios;

•
Prenetics shareholders will have the ability to nominate at least a majority of the members of the board of directors of the post-combination company;

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Prenetics’ senior management is the senior management of the post-combination company; and

•
Prenetics is the larger entity, in terms of Prenetics Group’s substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Artisan does not meet the definition of a business in accordance with IFRS 3, is accounted for as a share-based payment transaction within the scope of IFRS 2. The net assets of Prenetics will be stated at their pre‑combination carrying amounts, with no goodwill or other intangible assets recorded. Any excess of the fair value of consideration transferred to Artisan’s shareholders over the fair value of Artisan’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
Regulatory Matters
The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject as a closing condition to any additional federal, state or foreign regulatory requirement or approval, except for filings with the Registrar of Companies of the Cayman Islands necessary to effectuate the Mergers contemplated by the Business Combination Agreement.
Appraisal or Dissenters’ Rights
Holders of record of Artisan Shares may have appraisal rights in connection with the Business Combination under the Cayman Islands Companies Act. In this proxy statement/prospectus, these appraisal or dissent rights are sometimes referred to as “Dissent Rights”. Holders of record of Artisan Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its Artisan Shares must give written objection to the Initial Merger to Artisan prior to the shareholder vote at the Extraordinary General Meeting to approve the Initial Merger and follow the procedures set out in Section 238 of the Cayman Islands Companies Act, noting that any such dissenter rights may subsequently be lost and extinguished pursuant to Section 239 of the Cayman Islands Companies Act which states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. The Business Combination Agreement provides that, if any Artisan shareholder exercises Dissent Rights then, unless Artisan and Prenetics elect by agreement in writing otherwise, the Initial Merger shall not be consummated before the expiry date of the period allowed for written notice of an election to dissent in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act. Artisan believes that such fair value would equal the amount that Artisan shareholders would obtain if they exercised their redemption rights as described herein. An Artisan shareholder which elects to exercise Dissent Rights must do so in respect of all of the Artisan Shares that person holds and will lose their right to exercise their redemption rights as described herein. See the section of this proxy statement/prospectus titled “Extraordinary General Meeting of Artisan Shareholders — Appraisal Rights under the Cayman Islands Companies Act.”
Artisan shareholders are recommended to seek their own advice as soon as possible on the application and procedure to be followed in respect of the appraisal rights under the Cayman Islands Companies Act.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the business combination and other transactions contemplated by the Business Combination Agreement, dated as of September 15, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Prenetics Global Limited (“PubCo”), Artisan Acquisition Corp. (“Artisan”), AAC Merger Limited (“Artisan Merger Sub”), PGL Merger Limited (“Prenetics Merger Sub”) and Prenetics Group Limited (“Prenetics”) pursuant to which, among other things, Artisan shall merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo (the “Initial Merger”) and, following the Initial Merger, Prenetics Merger Sub shall merge with and into Prenetics, with Prenetics being the surviving entity and becoming a wholly-owned subsidiary of PubCo, and Artisan’s entry into the Business Combination Agreement each be and are hereby confirmed, ratified, authorized and approved in all respects.”
Votes Required for Approval
The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.
The approval of the Business Combination Proposal is a condition to the consummation of the Business Combination Transactions. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) shall not be presented to the Artisan shareholders for a vote.
An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Recommendation of Artisan Board of Directors
THE ARTISAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ARTISAN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

THE INITIAL MERGER PROPOSAL
General
Holders of Artisan Shares are being asked to authorize the Initial Merger and the Plan of Initial Merger.
A copy of the Plan of Initial Merger is attached as Exhibit F to the Business Combination Agreement.
Resolutions to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as a special resolution, that the Plan of Merger (the “Plan of Initial Merger”), by and among Artisan Acquisition Corp. (“Artisan”), AAC Merger Limited (“Artisan Merger Sub”) and Prenetics Global Limited (“PubCo”), substantially in the form attached as Exhibit F to the Business Combination Agreement, dated as of September 15, 2021, by and among PubCo, Artisan, Artisan Merger Sub, PGL Merger Limited and Prenetics Group Limited (as it may be amended, supplemented or otherwise modified from time to time) be and is hereby authorized and approved in all respects, that Artisan be and is hereby authorized to enter into the Plan of Initial Merger, and that the merger of Artisan with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining as a wholly-owned subsidiary of PubCo be and is hereby authorized and approved in all respects.”
Votes Required for Approval
The approval of the Initial Merger Proposal will require a special resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.
An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Recommendation of Artisan Board of Directors
THE ARTISAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ARTISAN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INITIAL MERGER PROPOSAL.

THE ADJOURNMENT PROPOSAL
General
Holders of Artisan Shares are being asked to adopt the Adjournment Proposal, if presented.
The Adjournment Proposal, if adopted, shall allow the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary. In no event shall Artisan solicit proxies to adjourn the Extraordinary General Meeting or consummate the Business Combination Transactions beyond the date by which it may properly do so under the Artisan Articles and the Cayman Islands Companies Act. The purpose of the adjournment proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination Transactions. See the section titled “The Business Combination Proposal — Interests of Artisan’s Directors and Officer in the Business Combination.”
Consequences If the Adjournment Proposal Is Not Approved
If the Adjournment Proposal is presented to the meeting and is not approved by the shareholders, the Artisan Board may not be able to adjourn the Extraordinary General Meeting to a later date or dates. In such event, the Business Combination Transactions would not be completed.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Extraordinary General Meeting or if shareholders have elected to redeem an amount of Class A ordinary shares such that the minimum available cash condition contained in the Business Combination Agreement, dated as of September 15, 2021, by and among Artisan Acquisition Corp., Prenetics Global Limited, AAC Merger Limited, PGL Merger Limited and Prenetics Group Limited (as it may be amended, supplemented or otherwise modified from time to time) would not be satisfied, be and is hereby approved.”
Votes Required for Approval
The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law and the Artisan Articles, being the affirmative vote of the holders of a majority of the issued and outstanding Artisan Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.
An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.
Recommendation of Artisan Board of Directors
THE ARTISAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ARTISAN SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION RELATED TO PUBCO
The information provided below pertains to PubCo prior to the Business Combination. As of the date of this proxy statement/prospectus, PubCo has not conducted any material activities other than those incident to its formation and to the matters related to effectuating the Business Combination, such as the making of certain required SEC filings, the establishment of Artisan Merger Sub and Prenetics Merger Sub and the preparation of this proxy statement/prospectus. Upon the consummation of the Business Combination Agreement, PubCo will become the ultimate parent of Prenetics. For information about PubCo’s management and corporate governance following the Business Combination, see the section titled “Management of PubCo Following the Business Combination.”
Incorporation
PubCo was incorporated under the laws of Cayman Islands on July 21, 2021, solely for the purpose of effectuating the Business Combination.
PubCo was incorporated with an authorized share capital of $50,000 divided into 50,000 shares of a par value of $1.00 per share. One such share is currently issued and outstanding. For descriptions of PubCo Securities, please see the section titled “Description of PubCo Securities.” At incorporation, its assets consisted of the par value contributed for its sole outstanding share.
PubCo’s corporate purpose is unrestricted and PubCo shall have the full power and authority to carry out any object not prohibited by the Cayman Islands Companies Act or any other law of the Cayman Islands.
PubCo will, immediately after the consummation of the Business Combination, qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.
PubCo will, immediately after the consummation of the Business Combination, be an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.07 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of the shares of PubCo held by non-affiliates exceeds $700 million as of the last business day of PubCo’s prior second fiscal quarter, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. PubCo has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.
Memorandum and Articles of Association
At the Initial Merger Effective Time, the Amended PubCo Articles shall be substantially in the form attached to this proxy statement/prospectus as Annex B. See section entitled “Description of PubCo Securities.”
Principal Executive Office
The mailing address of PubCo is Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong. After the consummation of the Business Combination, its principal executive office shall be that of Prenetics HK, located at Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong and its telephone number is +852-2210-9588.
Financial Year
PubCo has no material assets and does not operate any businesses. Accordingly, no financial statements of PubCo have been included in this proxy statement/prospectus.
PubCo’s financial year is currently the calendar year. PubCo’s auditor after the consummation of the Business Combination will be KPMG, located at 8th Floor, Prince’s Building, 10 Chater Road, Central, Hong Kong.
Subsidiaries
Artisan Merger Sub and Prenetics Merger Sub, newly incorporated Cayman Islands exempted companies, are wholly-owned subsidiaries of PubCo. As of the date of this proxy statement/prospectus, Artisan Merger Sub and Prenetics Merger Sub have not conducted any material activities other than those incident to its formation and to the matters contemplated by the Business Combination Agreement.
Sole Shareholder
Prior to the consummation of the Business Combination, the sole shareholder of PubCo is Danny Yeung. Upon the consummation of the Business Combination, PubCo will become a new public company owned by the prior shareholders of Artisan, the prior shareholders of Prenetics, the Forward Purchase Investors and the PIPE Investors.
Sole Director
Prior to the consummation of the Initial Merger, the sole director of PubCo is Danny Yeung. At the Initial Merger Effective Time, Yin Pan Cheng (or in the event such person is unable or unwilling to serve as a director, another individual who was a director of Artisan prior to the Initial Closing designated by Artisan in writing) will be appointed as a director on the board of directors of PubCo, in addition to the then existing director of PubCo. Immediately following the consummation of the Acquisition Merger, a majority of the directors will be independent directors under NASDAQ listing rules.
Legal Proceedings
As of the date of this proxy statement/prospectus, PubCo was not party to any material legal proceedings. In the future, PubCo may become party to legal matters and claims arising in the ordinary course of business.
Properties
PubCo currently does not own or lease any physical property.
Employees
PubCo currently has no employees.

INFORMATION RELATED TO ARTISAN
Unless the context otherwise requires, all references in this section to the “Company,” “Artisan,” “we,” “us” or “our” refer to Artisan prior to the consummation of the Business Combination.
Introduction
We are a blank check company incorporated on February 2, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. We reviewed a number of opportunities to enter into a business combination with an operating business, and entered into the Business Combination Agreement on September 15, 2021. We intend to effectuate the Business Combination using cash from the proceeds of the IPO, the sale of the Artisan Private Warrants and proceeds from the PIPE financing. Based our business activities, Artisan is a “shell company,” as defined under the Exchange Act, because we have no operations and nominal assets consisting almost entirely of cash.
Artisan LLC, our Sponsor, is founded by Dr. Cheng Chi Kong (Adrian). Dr. Adrian Cheng is a visionary leader amongst his generation, a cultural entrepreneur who heads the New World Group and Chow Tai Fook Jewellery Group, and the founder of the K11 brand and C Ventures. Dr. Adrian Cheng is the mastermind behind the strategy and operations of the Cheng family’s business empire and is the third-generation leader of the Cheng family, one of the world’s most prominent and influential families. The Cheng family is ranked third in Forbes 2021’s “The Top Richest in Hong Kong” list and owns listed portfolio companies with a combined asset value of US$88 billion as of March 31, 2021. Dr. Adrian Cheng is also a prominent and renowned investor with extensive experience and well-established track record. An affiliate of Dr. Cheng holds 0.82% of the equity interests in Prenetics on a fully diluted basis as of the date of this proxy statement/prospectus.
Our management team is led by our Chief Executive Officer, Mr. Cheng Yin Pan (Ben). Both Dr. Adrian Cheng and Mr. Cheng are seasoned professionals with decades of experience investing in, building and growing companies in our target sectors and markets.
On May 18, 2021, Artisan consummated its IPO of 30,000,000 Units, at $10.00 per unit, and a concurrent private placement with the Sponsor of 5,333,333 Artisan Private Warrants at a price of $1.50 per warrant. Each Unit consists of one Artisan Public Share and one-third of one Artisan Public Warrant. On May 25, 2021, Artisan consummated the closing of its sale of an additional 3,934,235 Units pursuant to the partial exercise by the underwriters of their over-allotment option and a concurrent private placement with the Sponsor of 524,565 Artisan Private Warrants. A total of $339,342,350 from the proceeds was placed in a segregated trust account located in the United States, with Continental acting as trustee.
The amounts held in our trust account are invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds in the trust account that may be released to pay income taxes, the funds held in the trust account will not be released from the trust account (1) to Artisan, until the completion of a business combination, or (2) to Artisan Public Shareholders, until the earliest of (a) the completion of a business combination, and then only in connection with those Artisan Public Shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any Artisan Public Shares properly tendered in connection with a shareholder vote to amend the Artisan’s Articles (A) to modify the substance or timing of Artisan’s obligation to provide holders of Artisan Public Shares the right to have their shares redeemed in connection with a business combination or to redeem 100% of the Artisan Public Shares if Artisan does not complete a business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of Artisan Public Shares, and (c) the redemption of Artisan Public Shares if Artisan has not consummated a business combination by May 18, 2023, subject to applicable law. As of September 30, 2021, there was $339,362,925 in investments and cash held in our trust account and $227,157 of cash held outside our trust account. As of September 30, 2021, no funds had been withdrawn from our trust account to pay taxes.

Effecting Our Business Combination
Fair Market Value of Prenetics’ Business
Artisan’s initial business combination must occur with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the assets held in our trust account (excluding the amount of deferred underwriting commissions held in the trust account and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement to enter into a business combination. Artisan will not complete a business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. The Artisan Board determined that this test was met in connection with the proposed Business Combination.
Sponsor Consent Right
In connection with the IPO, Artisan agreed that it would not enter into a definitive agreement regarding an initial business combination without the prior written consent of the Sponsor. The Sponsor has consented to our entry into the Business Combination Agreement.
Voting Restrictions in Connection with Extraordinary General Meeting
Our Sponsor, directors and officer have agreed to vote in favor of the Business Combination, regardless of how Artisan Public Shareholders vote.
Redemption Rights for Artisan Public Shareholders upon Completion of the Business Combination
Artisan Public Shareholders may redeem all or a portion of their Artisan Public Shares upon our initial business combination’s completion at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days before the closing of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding Artisan Public Shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per Artisan Public Share. The per share amount we will distribute to investors who properly redeem their Artisan Public Shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters of our IPO. The redemption rights will include the requirement that a beneficial holder must identify itself in writing as a beneficial holder and provide its legal name, phone number, and address to the transfer agent in order to validly redeem its Artisan Public Shares. There will be no redemption rights upon the completion of our initial business combination with respect to Artisan Warrants. Further, we will not proceed with redeeming Artisan Public Shares, even if an Artisan Public Shareholder has properly elected to redeem its Artisan Public Shares, if a business combination does not close. See “Extraordinary General Meeting of Artisan Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Artisan Public Shares for cash.
Our Sponsor, directors and officer have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and Artisan Public Shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to the Artisan Articles (A) that would modify the substance or timing of our obligation to provide holders of Artisan Public Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of the Artisan Public Shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of the Artisan Public Shares.
Limitations on Redemption Rights
The Artisan Articles provide that in no event will we redeem Artisan Public Shares in an amount that would cause our net tangible assets to be less than $5,000,001 either before or upon closing of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). Although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in our IPO, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Artisan Public Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Artisan Public Shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
Redemption of Public Shares and Liquidation if No Business Combination
The Artisan Articles provide that we will have only until the time period ending on May 18, 2023 to consummate an initial business combination. If we have not consummated an initial business combination by the Final Redemption Date, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Artisan Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Artisan Public Shares, which redemption will completely extinguish Artisan Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to Artisan Warrants, which will expire worthless if we fail to consummate an initial business combination by the Final Redemption Date. The Artisan Articles provide that, if Artisan winds up for any other reason prior to the consummation of its initial Business Combination, it will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
Our Sponsor, directors and officer have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares they hold if we fail to consummate an initial business combination by the Final Redemption Date (although they will be entitled to liquidating distributions from the trust account with respect to any Artisan Public Shares they hold if we fail to complete our initial business combination within the prescribed time frame).
Our Sponsor, directors and officer have agreed, pursuant to a written agreement with us, that they will not propose any amendment to the Artisan Articles (A) that would modify the substance or timing of our obligation to provide holders of Artisan Public Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of the Artisan Public Shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of Artisan Public Shares, unless we provide Artisan Public Shareholders with the opportunity to redeem their Artisan Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Artisan Public Shares. However, we may not redeem the Artisan Public Shares in an amount that would cause our net tangible assets to be less than $5,000,001 either before or upon the closing of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of Artisan Public Shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of the Artisan Public Shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our Sponsor, any officer or director, or any other person. Our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the

Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide Artisan Public Shareholders with the redemption rights described above upon shareholder approval of such amendment.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the funds held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.
The proceeds deposited in the trust account could become subject to the claims of our creditors, which would have higher priority than the claims of Artisan Public Shareholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of Artisan Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited, to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. UBS Securities LLC and Credit Suisse, the underwriters of our IPO, will not execute an agreement with us waiving such claims to the monies held in the trust account with respect to the deferred underwriting commission. In addition, there is no guarantee that any such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us (other than our independent registered public accounting firm), or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per Artisan Public Share and (ii) the actual amount per Artisan Public Share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per Artisan Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations; provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officer or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per Artisan Public Share and (ii) the actual amount per Artisan Public Share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per Artisan Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest that may be withdrawn to pay our income tax obligations, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per Artisan Public Share.
We will seek to reduce the possibility that our Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 following our IPO and the sale of the Artisan Private Warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our trust account received by any such shareholder.
If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per Artisan Public Share to Artisan Public Shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying Artisan Public Shareholders from the trust account before addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Artisan Public Shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of Artisan Public Shares if we do not complete our initial business combination by the Final Redemption Date, (ii) in connection with a shareholder vote to amend the Artisan Articles (A) to modify the substance or timing of our obligation to provide holders of Artisan Public Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of Artisan Public Shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of Artisan Public Shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Artisan Public Shareholders who redeem their Artisan Public Shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination by the Final Redemption Date, with respect to such Artisan Public Shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, such as in connection with the Business Combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of the Artisan Articles, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.
See “Risk Factors — Risks Relating to Redemption of Artisan Public Shares” and “Risk Factors — Risks Relating to Artisan and the Business Combination.”

Employees
We currently have one officer. This individual is not obligated to devote any specific number of hours to our matters but he intends to devote as much of his time as he deems necessary to our affairs until we have completed our initial business combination. The amount of time he will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.
Officers and Directors
Our directors and officer are as follows:
Name	Age	Position
Cheng Yin Pan (Ben)	34	Chief Executive Officer and Director
William Keller	74	Independent Director
Mitch Garber	58	Independent Director
Fan (Frank) Yu	52	Independent Director
Sean O’Neill	44	Independent Director
Cheng Yin Pan (Ben), our Chief Executive Officer and Director, is currently the Managing Partner at C Ventures, where he leads its sought-after deals and actively engages in major venture capital and private equity investments across the sectors of healthcare, consumer and technology. Named as “China’s Top 20 Most Outstanding Investor” by Lieyun.com in 2020, Mr. Cheng has helped execute many investments in the aforementioned “unicorns”, such as Xpeng Motors, NIO, JD Logistics, Gojek, FTA, Xiaohongshu and Pony.ai. Under Mr. Cheng’s leadership, C Ventures also invested in GritWorld, a 3D visual graphics rendering engine, and the investment was awarded ChinaVenture’s “Top 10 AI & Big Data Deals” in 2019. Mr. Cheng is also a member of the Advisory Committee of Vertex SEA Fund, a subsidiary of Temasek Holdings, and a member of Venture Committee of Hong Kong Venture Capital and Private Equity Association.
Mr. Cheng has also served as a General Manager at New World Development since March 2016 and the Chief Investment Officer of Private Equity Department at ARTA TechFin Corporation Ltd from July to December 2021. Prior to these roles, Mr. Cheng was an investment banker at Bank of America Merrill Lynch and Standard Chartered Bank. Mr. Cheng’s deal sheet in the Greater China region includes, among others, major corporate finance transactions such as the US$510 million Hong Kong listing of WuXi Biologics (HKEx: 2269) in 2017, the US$3.3 billion take-private of WuXi PharmaTech in 2015, and Temasek’s US$5.7 billion investment in Watson’s in 2014 and US$2.1 billion acquisition of ING’s insurance business in Hong Kong, Macau and Thailand in 2013. Mr. Cheng holds a bachelor’s degree in Quantitative Finance with honors from The Chinese University of Hong Kong.
William Keller, our independent director, is an experienced professional in the pharmaceuticals industry. Mr. Keller joined Roche Group in Basel in 1972 and served from 1990 to 2003 in several marketing and General Manager positions at Roche Group in South America and Asia. From 1994 to 2003, he oversaw and established Roche in China as the General Manager of Roche China Ltd. and Shanghai Roche Pharmaceutical Ltd. He has also served as the Chairman and Honorary Chairman of Rdpac (Research based foreign Pharmaceutical Association China). In 2003, he founded Keller Pharma Consultancy, a pharmaceutical consulting firm focusing on market entry strategies for foreign biotech companies into the Chinese market and supporting biopharma start-up companies in Shanghai. He has been the Vice Chairman of the Shanghai Association of Enterprises with Foreign Investment (SAEFI) and Deputy General Manager of Zhangjiang Biotech and Pharmaceutical Base Development Co. Ltd.
Currently, Mr. Keller holds directorship as an independent director of WuXi Biologics (HKEx: 2269), Hua Medicine (HKEx: 2552) and Cathay Biotech, an industrial biotechnology company listed on the STAR board. Previously, he served as the Chairman of Coland Holdings (Taiwan Stock Exchange: 4144) and as an independent director at Alexion Pharmaceuticals, Inc., (NASDAQ: ALXN), China Nuokang Bio Pharmaceutical Inc., and Fosun Pharmaceutical Co. ltd. He was also a supervisor and board member of

TaiGen Biopharmaceuticals Holding Limited (Taiwan Stock Exchange: 4157) and the Chairman of HBM Biomed China Partners. Since 2014, Mr. Keller has been living in Switzerland. Mr. Keller is an Honorary Citizen of Shanghai.
Mitch Garber, C.M., our independent director, is a Canadian attorney, business executive and philanthropist. Mr. Garber has served as the Chairman of Invest in Canada, a Canadian federal government agency responsible for foreign investment since March 2018. Mr. Garber has served as the Chairman of Cirque du Soleil from August 2015 to September 2020 and participated in the TPG-led buyout of Cirque in 2016. Mr. Garber was the President and CEO of Caesars Interactive Entertainment/Playtika from 2009 to 2016 and the President and CEO of Caesars Acquisition Company from 2013 to 2017, where he led the acquisition of Playtika, an Israeli firm that pioneered free-to-play games on social networks and mobile platforms, which was one of the most successful acquisitions in the social and mobile games industry and the third-largest sale in the history of Israeli-based companies at the time. Mr. Garber also served as the CEO of PartyGaming Plc/PartyBwin from 2006 to 2008 and the CEO of Optimal Payments/ Paysafe from 2003 to 2006. Mr. Garber is currently a board member of the Seattle Kraken of the NHL, Rackspace, LANVIN, Wolford, Shutterfly and Aiola. In addition, Mr. Garber has successfully led companies on NASDAQ, Toronto, and London stock exchanges as well as private companies controlled by private equity firms TPG and Apollo. Mr. Garber holds an undergraduate degree from McGill University, a law degree from the University of Ottawa and an honorary doctorate from the University of Ottawa. Mr. Garber was awarded the Order of Canada in 2019.
Fan (Frank) Yu, our independent director, is the founder, CEO and CIO of Ally Bridge Group, a global healthcare-focused, multi-strategy investment group with a portfolio of healthcare investments in the U.S., China and Europe. Mr. Yu carries a strong track record as an investment manager and dealmaker across multiple funds, strategies and geographies encompassing the U.S., China and Europe. Mr. Yu completed his university education and started his career in New York before working in Hong Kong for over two decades. Previously, Mr. Yu was Managing Director and Head of China Investments at Och-Ziff Capital Management (“OZ”), a leading global hedge fund. Prior to OZ, Mr. Yu was a Managing Director at Goldman Sachs in Hong Kong, where he headed several business units and played instrumental roles in significant restructuring, financing and M&A transactions of leading Chinese companies. Mr. Yu also advised leading global institutions on their China and Asia strategies and transactions. Before Goldman Sachs, Mr. Yu worked at Moody’s in New York, and then Credit Suisse in London and Hong Kong. Since 2010, Mr. Yu has founded, launched and managed multiple funds covering venture, growth, buyout and hedge fund investing from China to the U.S. to Europe. Mr. Yu excels in originating and executing major investment themes such as global life science investing, which has become the primary focus of Mr. Yu and ABG, creating significant deals such as the landmark $3.3 billion take-private of WuXi Pharmatech from NYSE in 2015, and leading the $300 million Series-C investment in GRAIL in 2018. He has expertise in cementing strategic transactions between emerging players and industry leaders across the U.S., China and Europe.
Sean O’Neill, our independent director, was the Chief Digital Officer of Dr. Martens (LSE: DOCS), a British footwear and clothing brand. Dr. Martens was founded in 1947 and has recently completed its listing on the London Stock Exchange in January 2021, at a value of £3.7 billion. Mr. O’Neill joined Dr. Martens in April 2018 as Global Chief Digital Officer and simultaneously joined Dr. Martens’ Global Leadership Team on appointment, spearheading the digital transformation of the company and shifting a wholesale-dominated business to become a Direct-to-Consumer business. Mr. O’Neill has a proven track record of turning around consumer-based businesses by developing strategies and implementing operational excellence across digital, retail and other functions across a company. Mr. O’Neill completed his university education in the United States (Boston University), and since then has had an international career, including working in Latin America, Asia, Europe and the United States. Prior to joining Dr. Martens, Mr. O’Neill was the Group Chief Operating Officer at Sun Capital Partners, overseeing all of the fund’s global consumer portfolio companies. Before that, Mr. O’Neill was an Operational Advisor at Lion Capital, specializing in improving the portfolio’s digital, retail and wholesale channels, and has held operating roles with Gucci Group, Burberry, AllSaints and H&M. Mr. O’Neill started his career in finance, working at Merrill Lynch as an investment banker with the consumer products group, and has held roles managing investments for Advent International and Grupo Ferre Rangel. Mr. O’Neill has a combined experience of finance and operational experience, which has been built from learning from the ground up, and has worked across all regions of the world.

Number and Terms of Officers and Directors
Our board of directors is divided into three classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with the NASDAQ corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NASDAQ. The term of office of the first class of directors, consisting of William Keller and Mitch Garber, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Fan (Frank) Yu and Sean O’Neill, will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Cheng Yin Pan (Ben), will expire at our third annual general meeting.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of the Founder Shares or by the affirmative vote of a majority of the directors present and voting at a meeting of our board. In addition, prior to the completion of an initial business combination, holders of a majority of the Founder Shares may remove a member of the board of directors for any reason. Holders of Artisan Public Shares will not have the right to vote on the election or removal of directors prior to the completion of an initial business combination.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in the Artisan Articles as it deems appropriate. The Artisan Articles provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.
Committees of the Board of Directors
We have three standing committees: an audit committee, a nominating committee and a compensation committee. Subject to phase-in rules and a limited exception, NASDAQ rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, NASDAQ rules require that the compensation committee and the nominating committee of a listed company be comprised solely of independent directors.
Audit Committee
Mitch Garber, Fan (Frank) Yu and Sean O’Neill serve as members of our audit committee. Our board of directors has determined that each of Mitch Garber, Fan (Frank) Yu and Sean O’Neill are independent under the NASDAQ listing standards and applicable SEC rules. Sean O’Neill serves as the chairman of the audit committee. Under the NASDAQ listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate and our board of directors has determined that Sean O’Neill qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The audit committee is responsible for:
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meeting with our independent registered public accounting firm regarding, among other issues, audits and the adequacy of our accounting and control systems;

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monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of the IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of the IPO; and

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reviewing and approving all payments made to our existing shareholders, executive officer or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee
The members of our nominating committee are William Keller, Mitch Garber and Fan (Frank) Yu, and William Keller serves as chairman of the nominating committee. Under the NASDAQ listing standards, we are required to have a nominating committee composed entirely of independent directors. Our board of directors has determined that each of William Keller, Mitch Garber and Fan (Frank) Yu are independent.
The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.
Compensation Committee
The members of our compensation committee are Mitch Garber and Sean O’Neill, and Mitch Garber serves as chairman of the compensation committee.
Under the NASDAQ listing standards, we are required to have a compensation committee composed entirely of independent directors. Our board of directors has determined that each of Mitch Garber and Sean O’Neill are independent. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of our other Section 16 executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation and equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officer and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.
However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.
Compensation Committee Interlocks and Insider Participation
Our executive officer is not, and in the past year has not served as, a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.
Code of Business Conduct and Ethics
We have adopted a Code of Ethics applicable to our officer, directors and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Conflicts of Interest
Under Cayman Islands law, officers and directors owe the following fiduciary duties:
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duty to act in good faith in what the officer or director believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be ratified and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the relevant company’s memorandum and articles of association or alternatively by shareholder approval at general meetings.
The Artisan Articles provide that, subject to his or her fiduciary duties under Cayman Islands law, no director shall be disqualified or prevented from contracting with the company nor shall any contract or transaction entered into by or on behalf of the company in which any director shall have an interest be liable to be avoided. A director shall be at liberty to vote in respect of any contract or transaction in which he or she is interested provided that the nature of such interest shall be disclosed at or prior to its consideration or any vote thereon by the board of directors.
Each of our directors and officer presently has, and any of them in the future may have additional, fiduciary or contractual duties to other entities. As a result, if any of our officer or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. The Artisan Articles provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce our interest in any business combination opportunity offered to any officer or director unless such opportunity is expressly offered to such person solely in his or her capacity as an officer or director of the company and it is an opportunity that we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Below is a table summarizing the entities to which our directors and officer currently have fiduciary duties, contractual obligations or other material management relationships:
Individual	Entity	Entity’s Business	Affiliation
Cheng Yin Pan (Ben)	C Ventures	Financial Services	Managing Partner
	New World Development Company Limited	Conglomerate	General Manager
William Keller	WuXi Biologics	Biopharmaceuticals	Independent Director
	Hua Medicine	Biopharmaceuticals	Independent Director
	Cathay Biotech	Industrial Biotechnology	Independent Director
Mitch Garber	Invest in Canada	Government Agency	Chairman
	Rackspace	Technology Services	Director
	LANVIN	Consumer Products	Director
	Wolford	Consumer Products	Director
	Shutterfly	Technology Services	Director
	Aiola	Technology Services	Director
Fan (Frank) Yu	ABG Management Ltd.	Financial Services	Shareholder and Director
	Ally Bridge Group (HK) Limited	Financial Services	Executive Director
	Ally Bridge Group (NY) LLC	Financial Services	Shareholder and Director of the sole member
	Ally Bridge Group (PE) LLC	Financial Services	Shareholder and Director of the sole member
	Certain funds and portfolio companies managed or advised directly or indirectly by ABG Management Ltd., Ally Bridge Group (HK) Limited, Ally Bridge Group (NY) LLC or Ally Bridge Group (PE) LLC	Financial Services	Director/Investment Committee Member

Individual	Entity	Entity’s Business	Affiliation
	Lake Bleu Prime Healthcare Master Fund Limited and its feeder funds	Financial Services	Shareholder/Director
	Quantum Surgical	Medical Devices	Director
	Mavrik Dental Systems Ltd.	Medical Devices	Director
	Imperative Care, Inc.	Medical Devices	Director
	ABG Acquisition Corp. I	Special Purpose Acquisition Company	Chief Executive Officer and Director
	Sonoma Biotherapeutics, Inc.	Biopharmaceuticals	Director
Potential investors should also be aware of the following other potential conflicts of interest:
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Our directors and officer are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our directors and officer is engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our directors and officer are not obligated to contribute any specific number of hours per week to our affairs.

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Our Sponsor, directors and officer have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and Artisan Public Shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to the Artisan Articles (A) that would modify the substance or timing of our obligation to provide holders of Artisan Public Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of the Artisan Public Shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of Artisan Public Shares. Additionally, our Sponsor, directors and officer have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares if we fail to complete our initial business combination within the prescribed timeframe. If we do not complete our initial business combination within the prescribed timeframe, the Artisan Private Warrants will expire worthless.

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Except as described herein, the Initial Shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of Artisan Public Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of the Artisan Public Shareholders having the right to exchange their Artisan Public Shares for cash, securities or other property. Except as described herein, the Artisan Private Warrants will not be transferable until 30 days following the completion of our initial business combination. Our directors and officer who own Artisan Shares or Artisan Warrants directly or indirectly may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

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Our directors and officer may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officer is included by a target business as a condition to any agreement with respect to our initial business combination. In addition, our Sponsor, directors and officer may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination.

Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officer or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our Sponsor or any of our officer or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Furthermore, in no event will our Sponsor or any of our existing officer or directors, or their respective affiliates, be paid by us any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on NASDAQ, we will also reimburse an affiliate of our Sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law and pursuant to the Artisan Articles, which requires the affirmative vote of shareholders holding a majority of the shares which, being so entitled, are voted thereon in person or by proxy at a quorate general meeting of the company or a unanimous written resolution of all of our shareholders entitled to vote at a general meeting of the company. In such case, the Initial Shareholders have agreed to vote their Founder Shares and Artisan Public Shares in favor of our initial business combination.
Executive Compensation
None of our executive officer or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will reimburse an affiliate of our Sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. In addition, our Sponsor, executive directors and officer, or their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made by us to our Sponsor, officer or directors, or their respective affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our executive directors and officer for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our Sponsor, executive directors and officer, or their respective affiliates, for services rendered prior to completion of our initial business combination.
After the completion of our initial business combination, members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officer will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our directors and officer may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive directors and officer that provide for benefits upon termination of employment.
Director Independence
NASDAQ listing standards require that a majority of our board of directors be independent. Our board of directors has determined that William Keller, Mitch Garber, Fan (Frank) Yu and Sean O’Neill are “independent directors” as defined in the NASDAQ listing standards. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.
Properties
We currently maintain our registered office at 71 Fort Street, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106. We reimburse our Sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. We consider our current office space adequate for our current operations.
Competition
If we succeed in effecting the Business Combination with Prenetics, there will be, in all likelihood, significant competition from their competitors. We cannot assure you that, subsequent to the Business Combination, we will have the resources or ability to compete effectively.
Periodic Reporting and Financial Information
We have registered our Units, Artisan Public Shares and Warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed timeframe. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We are required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Cayman Islands Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cabinet Office of the Cayman Islands that, in accordance with Section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, for a period of 30 years from February 8, 2021, no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Artisan Public Shares that are held by non-affiliates equals or exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of Artisan Shares held by non-affiliates is less than $250 million as of the prior June 30 or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of Artisan Shares held by non-affiliates exceeds $700 million as of the prior June 30.

ARTISAN’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
The following discussion and analysis of Artisan’s financial condition and results of operations should be read in conjunction with Artisan’s financial statements and the related notes to those statements included elsewhere in this proxy statement/prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that involve risks and uncertainties. Artisan’s actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements”, which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this proxy statement/prospectus.
Overview
Artisan is a blank check company incorporated on February 2, 2021, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Artisan reviewed a number of opportunities to enter into a business combination with an operating business, and entered into the Business Combination Agreement on September 15, 2021, as further described in the section entitled “The Business Combination Proposal” in this proxy statement/prospectus. Artisan intends to effectuate the Business Combination using cash from the proceeds of its IPO, the sale of the Artisan Private Warrants and proceeds from the PIPE financing.
Results of Operations
Artisan has neither engaged in any operations nor generated any revenues to date. Artisan’s only activities since inception have been organizational activities, those necessary to prepare for its IPO, identifying a target company for its initial business combination and activities relating to the Business Transactions. Artisan does not expect to generate any operating revenues until after completion of its initial business combination. Artisan generates non-operating income in the form of interest income on marketable securities held in its trust account. It incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses relating to due diligence on prospective initial business combination candidates and activities relating to the Business Combination Transactions.
For the period from February 2, 2021 (inception) through December 31, 2021, Artisan had a net loss of $3,307,421, which resulted from professional fees and other expenses of $3,943,227, change in fair value of the forward purchase agreement derivative liability of $874,285 and expensed offering costs associated with the initial public offering and private placement sale of warrants of $534,056, partially offset by the change in the fair value of warrant liabilities of $2,005,780, unrealized gain on investments held in the trust account of $34,150 and dividend income on investments held in Trust Account of $4,217.
Liquidity and Capital Resources
On May 18, 2021, Artisan consummated its IPO of 30,000,000 Units, at $10.00 per unit, and a concurrent private placement with the Sponsor of 5,333,333 Artisan Private Warrants at a price of $1.50 per warrant. Each Unit consists of one Artisan Public Share and one-third of one Artisan Public Warrant. On May 25, 2021, Artisan consummated the closing of its sale of an additional 3,934,235 Units pursuant to the partial exercise by the underwriters of their over-allotment option and a concurrent private placement with the Sponsor of 524,565 Artisan Private Warrants. A total of $339,342,350 from the proceeds was placed in a segregated trust account located in the United States, with Continental acting as trustee. Artisan incurred offering costs amounting to $19,235,879, consisting of $6,786,847 of underwriting fees, $11,876,982 of deferred underwriting fees and $572,050 of other offering costs.
For the period from February 2, 2021 (inception) through December 31, 2021, net cash used in operating activities was $1,372,731, which was due to the change in the fair value of warrant liabilities of $2,005,780, our net loss of $3,307,421, unrealized gain on investments held in the trust account of $34,150 and dividend income on investments held in the trust account of $4,217, offset in part by changes in working capital accounts of $2,570,496, the change in fair value of the forward purchase agreement derivative liability of $874,285 and expensed offering costs of $534,056.
For the period from February 2, 2021 (inception) through December 31, 2021, net cash used in investing activities of $339,342,350 was the result of the amount of net proceeds from our initial public offering and the private placement sale of warrants being deposited to the trust account.
Net cash provided by financing activities for the for the period from February 2, 2021 (inception) through December 31, 2021 of $340,817,293 was comprised of $332,555,503 in proceeds from the issuance of units in our initial public offering net of underwriters’ discount paid, $8,786,847 in proceeds from the issuance of warrants in a private placement to our Sponsor, $124,740 in proceeds from the advance from related party and $1,150 in proceeds from issuance of promissory note — related party, partially offset by payment of $525,057 for offering costs associated with the initial public offering, repayment of $124,740 advance from related party and repayment of $1,150 promissory note — related party.
As of December 31, 2021, Artisan had $102,212 in cash held outside of the trust account and a working capital deficit of $2,667,944. Artisan’s liquidity will be satisfied through the net proceeds from the private placements held outside of the trust account, a loan of up to $300,000 under an unsecured and non-interest bearing promissory note, and proceeds made available under working capital loans. In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Artisan’s directors and officer may, but are not obligated to, loan Artisan funds as may be required. If Artisan completes an initial business combination, it may repay such loaned amounts out of the proceeds of its trust account released to it. In the event that an initial business combination does not close, Artisan may use a portion of the working capital held outside its trust account to repay such loaned amounts, but no proceeds from its trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant, at the option of the lender. The warrants would be identical to the Artisan Private Warrants. Artisan intends to use the funds held outside its trust account as needed primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination such as the Business Combination.
As of December 31, 2021, Artisan had marketable securities held in its trust account of $339,362,925. The investments held in the trust account are presented at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized losses on investments held in trust account on the accompanying condensed statements of operations. The estimated fair value of investments held in the trust Account are determined using available market information.
Artisan intends to use substantially all of the funds held in its trust account, including any amounts representing interest earned on its trust account, which interest shall be net of taxes payable and excluding deferred underwriting commissions, to complete its initial business combination. Artisan may withdraw interest from its trust account to pay taxes, if any. To the extent that its share capital or debt is used, in whole or in part, as consideration to complete a business combination, the remaining proceeds held in Artisan’s trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue its growth strategies.
Artisan believes its working capital is sufficient for its present requirements. Artisan does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business.
However, if Artisan’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, Artisan may have insufficient funds available to operate its business prior to its initial business combination. Moreover, Artisan may need to obtain additional financing to complete its initial business combination, in which case Artisan may issue additional securities or incur debt in connection with such initial business combination.
Off-Balance Sheet Financing Arrangements
As of December 31, 2021, Artisan did not have any off-balance sheet arrangements.

Contractual Obligations
Artisan does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial, and administrative support services provided to it. Artisan began incurring these fees on May 13, 2021 and will continue to incur these fees monthly until the earlier of the completion of an initial business combination and Artisan’s liquidation.
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $11,876,982. The deferred fee will become payable to the underwriters from the amounts held in its trust account solely in the event that Artisan completes an initial business combination, subject to the terms of the underwriting agreement.
On July 17, 2021, the Company entered into an agreement (which was amended on October 7, 2021) with certain investment banks (the “PIPE Placement Agents”) to assist in raising the funds in the PIPE financing. The agreement calls for the PIPE Placement Agents to receive a contingent fee equal to 1.5% (or $900,000) of the gross proceeds received by the Company from the PIPE financing.
On July 20, 2021, the Company entered into an agreement with an investment bank (the “M&A Advisor) for advisory services such as analyzing, structuring, negotiating, and effecting the Business Combination. In exchange for such services, the Company will pay the M&A Advisor a contingent fee of $3,000,000 which is due and payable only in the event that the Company consummates its initial business combination.
On November 8, 2021, the Company entered into an agreement with certain investment banks (the “FPA Placement Agents”) pursuant to which the FPA Placement Agents will receive a contingent fee equal to 3.5% (or $2,100,000) of the gross proceeds received by the Company from the Forward Purchase Agreements for services in connection with raising the funds to be received pursuant to the Forward Purchase Agreements.
Critical Accounting Policies
The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Artisan has identified the following as its critical accounting policies:
Warrant Liabilities
Artisan accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to Artisan’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the Public Warrants was estimated using a Black-Scholes Option Pricing Method — Barrier Option and the fair value of the Private Placement Warrants was estimated using a Modified Black-Scholes Option Pricing Method.

Artisan Public Shares Subject to Possible Redemption
All of the 33,934,235 Class A ordinary shares sold as part of the units in Artisan’s initial public offering and subsequent partial exercise of the underwriters’ over-allotment option contain a redemption feature which allows for the redemption of such shares in connection with Artisan’s liquidation, if there is a shareholder vote or tender offer in connection with Artisan’s initial business combination and in connection with certain amendments to Artisan’s amended and restated memorandum and articles of association. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of Artisan require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Class A ordinary shares have been classified outside of permanent equity.
Artisan recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.
Net Loss per Artisan Share
Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Artisan has not considered the effect of the warrants sold in Artisan’s initial public offering and private placement to purchase an aggregate of 17,169,310 shares in the calculation of diluted net loss per share, since the exercise of the warrants is contingent upon the occurrence of future events.
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. Artisan adopted ASU 2020-06 effective January 1, 2021 using the modified retrospective method of transition. The adoption of ASU 2020-06 did not have a material impact on the financial statements for the fiscal year ended December 31, 2021.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on Artisan’s financial statements.
Quantitative and Qualitative Disclosures About Market Risk
Artisan is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information otherwise required under this item.

PRENETICS GROUP’S MARKET OPPORTUNITIES
Prenetics Group’s operations cover three main segments, namely Prevention, Diagnostics, and Personalized Care.
For Prevention, the relevant markets are DTC molecular testing service and colorectal cancer screening markets. According to the Frost & Sullivan Report, the size of the DTC molecular testing service market in Hong Kong, Southeast Asia and Europe is projected to reach US$99.2 million, US$480.2 million, and US$3,197.1 million in 2030, respectively. The market size for early colorectal cancer screening services in Hong Kong and Southeast Asia is projected to reach US$285.9 million and US$2,787.7 million in 2030, respectively.
For Diagnostics, the relevant markets are POCT molecular diagnostics, at-home health testing and medical genetic testing markets. According to the Frost & Sullivan Report, the size of the POCT molecular diagnostics market in Hong Kong, Southeast Asia and Europe is expected to reach US$292.4 million, US$731.1 million, and US$2,147.4 million in 2030, respectively. The size of the at-home health testing market in Hong Kong, Southeast Asia and Europe is expected to reach US$134.9 million, US$570.9 million and US$1,501.3 million in 2030, respectively. In addition, the size of the medical genetic testing market in Hong Kong, Southeast Asia and Europe is expected to reach US$358.8 million, US$868.4 million and US$14,400.9 million in 2030, respectively.
Lastly, for Personalized Care, according to the Frost & Sullivan Report, the size of the DNA profile based personalized nutrition market in Hong Kong, Southeast Asia and Europe is expected to reach US$113.4 million, US$419.9 million and US$2,414.2 million in 2030, respectively.
Overview of the Molecular Diagnosis Market
Molecular diagnosis is an important frontier in the development of contemporary medicine. It can be used for different therapeutic areas, including infectious disease testing, solid tumor testing, genetic disease testing, hematologic testing, maternity testing, neurology testing and others. In the era of precision medicine, molecular diagnosis has become increasingly important. It provides substantial help to physicians to integrate individual health data and information from clinical factors, real-time monitoring factors, molecular diagnosis factors, and exogenous factors. With the help of molecular diagnosis, physicians are empowered to provide evidence-based personalized treatments, and deliver superior therapeutic outcomes to patients.
The core technology of molecular diagnosis is genetic testing, which has a wide range of clinical applications. It can be used for rapid detection of individual genetic diseases and infectious diseases, as well as providing support for the entire life cycle of medical decision-making for patients. There are four common molecular diagnostic techniques: in situ hybridization, polymerase chain reaction (“PCR”), gene chip and next-generation sequencing (“NGS”). The first three techniques can only be used to detect known mutations. NGS, a genome sequencing method, can be used to detect all loci, which is an ideal approach to detect multiple pathogenic genes and rare mutations at the same time. The table below displays the differences of in situ hybridization, PCR, gene chip and NGS in more details.

Source: Frost & Sullivan
According to the industry report prepared by Frost & Sullivan (“Frost & Sullivan Report”), the size of the molecular diagnosis service market in Hong Kong is projected to grow from US$37.8 million in 2020 to US$458 million in 2030, representing a ten-year compound annual growth rate (“CAGR”) of 28.3%. For the same period, the size of the molecular diagnosis service market in Europe is forecasted to increase from US$4,145.2 million to US$17,597.9 million from 2020 to 2030, with a CAGR of 15.6%. In addition, the size of the molecular diagnosis service market in Southeast Asia is projected to grow from US$54 million to US$1,348.6 million from 2020 to 2030 at a CAGR of 38.0%.
The growth drivers of the molecular diagnosis market primarily include rising public awareness of the importance of medical diagnosis mainly attributable to the COVID-19 global pandemic, global and regional trends in population aging, technological advancement, improved testing capacity and favorable government policies. Because cooperation among enterprises that possess differentiated technologies and tools enhances efficiency, the molecular diagnosis market is forecasted to experience resource and technology coordination and cooperation across various market participants. In addition, the market is expected to attract more investments in genome sequencing for its promising prospect. Molecular diagnosis service and in particular, the Direct-to-Consumer testing service, is expected to be more widely used.
The growing molecular diagnosis market, as a key component of the overall In Vitro Diagnostics, or IVD market and the medical device market, will serve as a main driving force of the expansion of both markets. According to the Frost & Sullivan Report, the global IVD market is expected to increase from US$66.9 billion in 2020 to US$175.9 billion in 2030, with a ten-year CAGR of 10.1%. The size of the global medical device market is projected to grow from US$456.6 billion in 2020 to US$848.8 billion in 2030, representing a ten-year CAGR of 6.4%.
Preventive Healthcare
DTC Testing
Direct-to-Consumer, or DTC, refers to selling products directly to consumer, bypassing third-party retailers, wholesalers, or other middlemen. DTC tests generally require a consumer to collect a specimen, such as saliva or urine, and send it to the company that provides the tests for processing and analysis. DTC testing products are usually sold online through digital consumer healthcare platforms. The DTC approach generally enjoys lower costs of sales compared to traditional brick-and-mortar retail, as it reduces the costs associated with different business components such as hiring retail employees, renting or establishing a physical store. The combination of DTC and genetic testing offers numerous benefits, including increased consumer access to testing, greater consumer autonomy and empowerment, and enhanced privacy protection of personal information. The table below highlights several major application scenarios of DTC genetic testing (“DTC-GT”).

Source: Frost & Sullivan
Currently, the detection technologies used in the DTC-GT market mainly include gene chip, fluorescence in situ hybridization (“FISH”), PCR and whole exome sequencing (“WES”), the advantages and disadvantages of which are provided below.

Source: Frost & Sullivan

Among the above technologies used in the DTC-GT market, WES, an advanced technology for sequencing exome and identifying gene variations in the protein-coding region, is a relatively comprehensive and efficient method to identify possible pathogenic mutations. Although human exome represents only less than 2% of the genome, it contains up to 90% known disease-related variants. By thoroughly scanning through the exome region and identifying potential mutations associated with cancers and other diseases, WES is able to empower disease diagnosis substantially. The key features of WES include:
•
Reading protein-coding genes: WES is an efficient sequencing technology which focuses only on the protein-coding regions of the genome, where most known disease-causing genes are presented. This is accomplished by a process called exome enrichment, during which the exome or relevant regions of interest are isolated for WES analysis. Meanwhile, WES ensures a comprehensive understanding of the user’s genetic information in comparison to specific panel sequencing which can only identify mutations in a few selected genes;

•
Generating more data on genotyping: Deep sequencing of WES can detect low-frequency mutations, rare mutations with the likelihood of occurrence below 1% and new mutation sites associated with cancers and other diseases;

•
Offering consumers with clinical grade testing: The direct detection of genetic variants locates pathogenic gene in exonic regions which qualifies it with high-standard identification to serve consumers with clinical grade testing and

•
Providing convenience to consumers: It takes a simple test for consumers to obtain comprehensive information on their whole exome.

According to the Frost & Sullivan Report, the size of the DTC molecular test service market in Hong Kong is expected to grow from US$7.0 million in 2020 to US$99.2 million in 2030, with a CAGR of 30.3%. For the same ten-year period, the size of the same market in Europe is forecasted to grow from US$479.2 million in 2020 to US$3,197.1 million in 2030, representing a CAGR of 20.9%. In addition, the size of the DTC molecular test service market in Southeast Asia is projected to grow from US$8.1 million in 2020 to US$480.2 million in 2030, representing a CAGR of 50.4%.
Currently, major players in the global DTC-GT market include 23andMe, Inc., myDNA Life Australia Pty Ltd., Ancestry.com LLC, MyHeritage Ltd., Ome Ventures, Inc., Futura Genetics, Ambry Genetics Corporation, GeneDx, Inc., Dante Labs Inc., Helix OpCo, LLC, Full Genomes Corporation, Inc., Positive Bioscience Limited and Guardiome LLC. The entry barriers of the DTC-GT market primarily include evolving government regulations, the high standard for clarity and transparency required to meet consumers’ personalized needs, and rising privacy concerns from consumers.
The growth of the DTC-GT market is likely to be driven by rising public awareness, technology development, consumer empowerment and service personalization. Participants in the DTC-GT market are expected to continuously focus on the improvement of test validity. Due to the iterative and continuous advancement of sequencing techniques, market participants may gradually shift from the adoption of gene chip technology to the deployment of the more advanced NGS technologies such as WES and whole-genome sequencing, together with the expected substantial reduction of the cost of analyzing genomics over time. Moreover, companies offering DTC-GT products are expected to seek for more reasonable and sustainable promotion channels such as collaboration with social media platforms in customer outreach. Lastly, evolving regulations are likely to be implemented in the DTC-GT market to promote the application of genetic testing technologies while ensuring the qualification of service providers.
Early Colorectal Cancer Screening Market
Cancer screening is a test that looks for the presence of cancer in people without symptoms. Most cancer may be prevented or cured with high reliability and at relatively low costs, if detected at precancerous or early stages. In contrast, late detection of cancer often results in higher treatment cost and higher mortality rate. For example, generally, precancerous lesions identified by cancer screening can be surgically removed, so as to substantially reduce the likelihood of the occurrence of cancer. Also, if detected early, patients diagnosed with cancers can choose to receive surgical resection, which refers to the removal of tissue or part or all of an organ, as their treatment plan instead of the less effective drug treatment, or use standard first-line drugs instead of the more expensive experimental regimens.
According to the Frost & Sullivan Report, colorectal cancer is the second leading cause of cancer death globally in 2020. Despite its relatively high mortality rate, colorectal cancer is widely accepted by medical communities as one of the most curable and preventable cancers if detected early. Colorectal cancer can generally be prevented by surgical removal of the advanced adenoma, a type of precancerous tissue, if detected early before it develops into a tumor. In fact, the five-year survival rate of colorectal cancer could reach over 90% if cancer patients are screened and diagnosed during the localized stage. Five-year survival rate of colorectal cancer could be close to 100% if precancerous tissues are detected and surgically removed before the onset of cancer. Besides, the total treatment costs of treating colorectal cancer for patients diagnosed at early stages are also much lower compared with late stages. For example, in Hong Kong, the medical costs for stage I colorectal cancer is approximately USD 17,071 in comparison with USD 45,115 for stage IV. Therefore, early colorectal cancer screening offers significant clinical utility and economic value to asymptomatic patients.
Currently, colorectal cancer screening technologies can be categorized into stool-based test and imaging test. The stool-based test consists of fecal occult blood test (“FOBT”), fecal immunochemical test (“FIT”) and multi-target stool-based DNA testing (“FIT-DNA”), while the imaging test refers to colonoscopy. The table below presents in detail the differences of each test.

Source: Frost & Sullivan
Despite being considered as the “gold standard” for colorectal cancer diagnosis, colonoscopy requires a relatively complicated process to administer and receives poor patient compliance due to its invasive nature. As a relatively new screening strategy, FIT-DNA combines FIT with testing for altered DNA biomarkers in cells exfoliated into the stool. Compared with FIT alone, FIT-DNA has a higher sensitivity rate for detecting colorectal cancer. In addition, the clinical trial results of FIT-DNA also demonstrate its ability to detect advanced precancerous lesions such as advanced adenomas as small as one centimeter in diameter. Moreover, FIT-DNA test enables users to collect samples at home, which eases the burden to visit hospitals. Because of its reliable performance and convenience, FIT-DNA is recognized as the best available non-invasive colorectal cancer screening technology. FIT-DNA has been recommended in cancer screening guidelines in the U.S., an example of which is an updated recommendation statement for colorectal cancer screening issued by the U.S. Preventive Services Task Force.

According to the Frost & Sullivan Report, the size of the colorectal cancer early screening market in Hong Kong is expected to grow from US$1.3 million in 2020 to US$285.9 million in 2030, representing a ten-year CAGR of 71.7%. For the same period, the size of the same market in Southeast Asia is projected to grow from US$33.4 million in 2020 to US$2,787.7 million in 2030, with a CAGR of 55.7%.1
The major growth drivers of the colorectal cancer screening market include rising demand for cancer screening via genetic methods, increasing diversity in cancer screening methods, continuous improvement of genetic screening technologies, new technology and additional capital contributed by new market entrants, and increasing government support. Consumers are expected to be more willing to take cancer screening tests with the development of novel screening technologies that improve the availability and efficiency of cancer screening tests. In addition, consumers are expected to benefit from more flexible and convenient screening arrangements and more accurate test results, and become more accommodated to at-home screening and targeted screening services tailored to their individual cancer risk factors.
Diagnostic Testing
COVID-19 Clinical & Diagnostics Genomics
The outbreak of the coronavirus disease (“COVID-19”) has been characterized by international health organizations such as the World Health Organization, or the WHO, as the most severe crisis since the Second World War. According to the WHO, COVID-19 spreads very easily among humans, infecting an average of 2.5 people through secondary transmission, which is higher than the transmissibility of most other major viral diseases in history. The COVID-19 global pandemic has disrupted the economy and put unprecedented strains on governments, healthcare systems, businesses and individuals around the world. Moreover, the COVID-19 global pandemic is expected to remain a global threat especially with the recent emergence of new strains and mutated variants of the coronavirus, which are considered to be highly contagious and pose a serious public health threat.
The main technical methods for COVID-19 testing include reverse transcription loop-mediated isothermal amplification (“RT-LAMP”), RT-PCR, serology test and antigen test. Nucleic acid amplification test, which includes RT-LAMP and RT-PCR, is the most extensively used in practice because of its high specificity, sensitivity and accuracy. The table below presents a comparison of the main technical methods for COVID-19 testing.

1
Market size data exclude the colonoscopy market.

Comparison	Nucleic Acid Amplification Test (RT-LAMP)	Nucleic Acid Amplification Test (RT-PCR)	Serology Test (Antibody)	Antigen Test (Proteins)
Sensitivity(1)	●	●	◕	◑
Specificity(2)	●	●	◑	◔
Accuracy(3)	●	●	◑	◔
Procedure	Simple	Complicated	Simple	Simple
Lab Not Required	√	×	×	√
Through-put & Scalability(4)	●	◑	◕	●
Speed(5)	Reaction time: 15-20 min	Reaction time: 4-6 Hours	Reaction time: 5-60 min	Reaction time: 15-30min
Use-Case	Symptomatic & Asymptomatic	Symptomatic & Asymptomatic	Not for detection of current virus	Symptomatic (7 days of infection)

● High ○ Low

Note:

(1) Sensitivity measures how often a test correctly generates a positive result for people who have the condition that's being tested for.

(2) Specificity measures a test's ability to correctly generate a negative result for people who don't have the condition that's being tested for.

(3) Diagnostic accuracy studies are used to evaluate the ability of one or more diagnostic tests to correctly identify a target condition.

(4) High-throughput are techniques that foster the rapid or simultaneous processing of multiple samples. Scalability on relative basis taking into account various factors including the required equipment and technicians.

(5) The end-to-end process for each test could be longer than the reaction time, depending on testing situation and sample volume.

Source: Frost & Sullivan
Currently, vaccines are developed on platforms including mRNA, Inactivated, Non-Replicating Viral Vector, Peptide and Protein Subunit. With the increasing vaccination efforts among other factors, the market size for COVID-19 testing is expected to decrease over time. According to the Frost & Sullivan Report, the size of the COVID-19 testing market in Hong Kong is expected to decrease from US$269.0 million in 2020 to US$9.8 million in 2024, with a CAGR of negative 56.3%. For the same period, the size of the same market in Europe is expected to decrease from US$7,933.2 million in 2020 to US$287.1 million in 2024, representing a CAGR of negative 56.4%. The market size of the COVID-19 testing market in Southeast Asia is expected to decrease from US$494.2 million in 2020 to US$21.7 million in 2024, representing a CAGR of negative 54.2%.
However, according to the Frost & Sullivan Report, the size of the COVID-19 testing market may fluctuate due to potential mutations of coronavirus, the possibility of COVID-19 becoming a long-term influenza, rising popularity of POC diagnostic testing, increasing investments in COVID-19 test kits by governments, and the possibility that governments worldwide may require regular COVID-19 testing even when vaccination is broadly administered. Among the foregoing driving factors, potential mutations of coronavirus are likely to present considerable opportunities to the COVID-19 testing market. Several new COVID-19 variants are already circulating globally. For example, the “Delta Variant” appears to be extremely transmissible, and the first dose of a two-dose regimen is much less effective than is the first dose against other variants. Both Pfizer and AstraZeneca vaccines are only 33% effective against the Delta Variant after one dose, according to data from a U.K. study. Even countries with relatively high vaccination rates, such as the U.K. and the U.S., have seen surges in the Delta Variant. Despite the world fighting COVID-19 for more than a year, the virus is continuing to spread in parts of the world nearly unabated. Surges in COVID-19 infections have occurred in many countries, while many of them have not made progress with vaccinations. The emergence of new variants is expected to require a global and coordinated public health effort, in particular, rolling out more widely accessible COVID-19 testing, for several years and there is no guarantee that COVID-19 and its many variants will be fully suppressed into the future.

Consumer Use Infectious Disease POCT Market
Near-patient testing, also known as point-of-care testing, or POCT, is defined as an investigation taken at the time of the consultation with instant availability of results to make immediate and informed decisions about patient care. The POC service usually takes place close to a patient in order to diagnose and treat the patient promptly.
Consumer use POCTs are easy to operate, convenient to use and quick in yielding results, which explains why POCTs are extensively applied in COVID-19 diagnosis and clinical practice during the COVID-19 global pandemic. Moreover, demand for consumer-use POCTs has increased significantly during the COVID-19 global pandemic because POCTs effectively solve many of the challenges that on-site COVID-19 testing encounters, such as the lack of medical resources, limitation of space, the additional financial burden on underprivileged patients who are required to travel to the testing sites, and the risk of cross infection. The infographic below illustrates the key features of POCTs and a typical POCT user’s experience in testing.
According to the Frost & Sullivan Report, the size of the POCT molecular diagnostics market in Hong Kong is forecasted to grow from US$91.0 million in 2020 to US$292.4 million in 2030, with a ten-year CAGR of 12.4%. For the same period, the size of the POCT molecular diagnostics market in Europe is expected to grow from US$1,519.3 million in 2020 to US$2,147.4 million in 2030, with a CAGR of 3.5%. The size of the same market in Southeast Asia is projected to grow from US$187.1 million in 2020 to $731.1 million in 2030, with a CAGR of 14.6%.
The growth drivers of the consumer-use infectious disease POCT market primarily include:
•
COVID-19 related: onsite working, resuming travel, large-scale suspected patients, requirement for entry to big events.

•
Others: rising public awareness of infectious disease testing, unmet need for the development of traditional laboratory medicine, increasing attention to prevent the misuse of antibiotics, need for improving the quality of diagnosis and treatment, and increasing government support.

Consumer-use infectious disease POCT provides opportunities for customers to take diagnostic testing not only in physicians’ office labs, but also in urgent care clinics and at home for a more comfortable testing experience. Additionally, the cloudification of POCTs is projected to become a market practice as it helps achieve seamless connection among various end users, devices and medical big data. Cloudification refers to the quality management service system based on big data stored remotely. It is able to achieve real-time remote equipment maintenance and quality monitoring, realizing the connection between the background big data and the associated application on smart phones or personal computers, and further enabling information transmission and data analysis in the prospective mobile healthcare system.
Furthermore, the applications of POCTs are expected to be expanded to a wider range of therapeutic areas such as influenza and sexually transmitted infections (“STIs”), among others.
Influenza
Influenza is a type of contagious respiratory illness caused by influenza viruses that can infect nose, throat and lungs. Complications of influenza include bacterial pneumonia, ear infections, sinus infections and worsening of chronic medical conditions such as congestive heart failure, asthma, and diabetes. It can cause mild to severe illness, and can lead to death in extreme circumstances.
As general colds and influenza share many symptoms, it can be difficult to accurately diagnose between the two based on symptoms alone. In order to determine whether a person has influenza or the cold, special tests need to be conducted within the first few days of illness. Traditional flu test, such as rapid influenza diagnostic tests (“RIDTs”) and PCR, either has a relatively high likelihood of generating false negatives or takes a long time to yield results, and can only be conducted at centralized laboratories. However, POCT can provide rapid detection of influenza with high levels of sensitivity and specificity, thereby reducing influenza contacts by allowing informed early decision making, achieving better hospital bed management by reducing cross infections, and promoting antimicrobial stewardship by precise diagnosis.
Sexually Transmitted Infections
STI, or venereal disease, usually refers to a condition spreading predominantly by sexual contact, including vaginal, anal and oral sex, which can cause serious health consequences to patients. People with these infections do not always experience disease symptoms. However, if left untreated, some STIs may lead to serious health consequences, ranging from temporary discomfort and inconvenience to illnesses such as infertility, resulting in long-term morbidity or reduction in lifespan. Furthermore, patients infected with STI usually have a strong demand for privacy. In particular, adolescents and young adults suspect of having infected with STI might not be willing to get tested or seek care due to concerns about privacy and confidentiality. POCT allows patients to conduct the testing privately, thereby playing an important role in encouraging early intervention and treatment of STI and curbing the spread of STI.
Home Use Health Test Market
Home use health testing offers laboratory health-monitoring tests with online ordering, kit delivery and at-home sample collection. It can potentially save time by minimizing the need for frequent hospital visits and save healthcare resources as a consequence.
Home-use health testing products aim to serve patients outside of traditional, high-cost care settings, enabling patients to collect samples at home to check or monitor their own health conditions. According to the Frost & Sullivan Report, the characteristics of home use health tests include the following:
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Accurate: Sample collection of home use health tests is completed at home with professional instructions, and subsequent testing is completed in laboratories by medical professionals, the results of which are accurate and comparable to those yielded in traditional clinical settings.

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Easy to use: The design of home use health tests is intuitive with an easy-to-follow sample collection process, which suits the needs of at-home users.

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Convenient: Users can order home use health tests online to be delivered at home without the need to visit hospitals.

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Private: Home use health tests can avoid embarrassing situations in hospital, especially for tests related to sexual health, which improves test compliance of users with privacy concerns.

Fueled by a combination of technological advancement, increasing unwillingness to incur additional costs or time for frequent hospital visits, supportive reimbursement systems, favorable policies for disease prevention and greater interest from investors, home use health test is experiencing an increasing demand in recent years. Currently, companies that provide home use health tests are developing tests of greater variety and enhanced accuracy. For example, emerging application scenarios of home use health tests include cancer screening, such as the FIT test for early colorectal cancer screening and HIV testing. Also, advanced data science technologies are employed to enhance accuracy of test results and provide more precise interpretation and analysis of test results.
According to the Frost & Sullivan Report, the size of the home use health testing market in Hong Kong is expected to grow from US$14.5 million in 2020 to US$134.9 million in 2030, representing a CAGR of 25.0%. For the same period, the size of the same market in Europe is expected to grow from US$146.0 million in 2020 to US$1,501.3 million in 2030, with a CAGR of 26.2%. Additionally, the size of the home use health testing market in Southeast Asia is projected to grow from US$35.8 million in 2020 to US$570.9 million in 2030, with a CAGR of 31.9%.
The main growth drivers of the home-use health testing market include consumers’ demand for convenience and privacy, accessibility and affordability of home-use health testing, and consumers’ increasing willingness to purchase healthcare products due to the rising disposable income, according to the Frost & Sullivan Report.
Medical Genetic Testing Market
Genetic testing usually refers to the analysis of DNA taken from a person’s blood, body fluids or tissues to identify changes in gene sequence (deletions, additions or base substitutions) or expression levels. Medical genetic testing focuses on the prevention, diagnosis, treatment and other aspects of genetic disorders. Specifically, medical genetic testing seeks out for mutations in a person’s genes or changes in the amount, function, or structure of key proteins coded by specific genes.
Generally, medical genetic testing needs to be recommended by a doctor and conducted in a hospital or clinic with the assistance of licensed clinical professionals. Depending on clinical needs, different types of medical genetic testing are used, which are designed to identify pathogenic mutations or genetic variations in a patient’s genome in order to meet different medical needs. Generally, medical genetic testing can be categorized into seven types by application scenarios:
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Pharmacogenetics: Pharmacogenetics can help determine what medication and dosage will be the most effective and beneficial for a patient who has a particular health condition or disease.

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Diagnostic testing: Diagnostic testing is used to identify or rule out a specific genetic or chromosomal condition when a particular condition is suspected based on physical signs and symptoms. For example, some hereditary eye diseases, especially hereditary retinal diseases, are difficult to diagnose accurately through ordinary examinations of fundus. In such case, genetic diagnostic testing is able to address such need.

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Prenatal testing: Prenatal testing is offered during pregnancy if there is an increased risk that the baby will have a genetic or chromosomal disorder.

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Newborn screening: Newborn screening is used upon the birth of a baby to identify genetic disorders that can be treated early in life.

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Predictive and presymptomatic testing: Predictive and presymptomatic testing can be helpful to people who have a family member with a genetic disorder, but have no symptoms of the disorder themselves at the time of testing.

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Preimplantation testing: Preimplantation testing is used to detect genetic changes in embryos that were created using assisted reproductive techniques such as in-vitro fertilization.

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Carrier testing: Carrier testing is offered to individuals who have a family history of a genetic disorder and to individuals in certain ethnic groups with an increased risk of specific genetic conditions.

According to the Frost & Sullivan Report, the size of the medical genetic testing market in Hong Kong is expected to increase from US$30.8 million in 2020 to US$358.8 million in 2030, representing a ten-year CAGR of 27.8%. For the same period, the size of the medical genetic testing market in Europe is projected to grow from US$3,666.0 million in 2020 to US$14,400.9 million in 2030, with a CAGR of 14.7%. The size of the same market in Southeast Asia is expected to grow from US$45.8 million in 2020 to US$868.4 million in 2030, with a CAGR of 34.2%.
The growth drivers of the medical genetic testing market primarily include increasing popularity of precision medicine which demands appropriate screening procedure, growing demand for early screening and diagnosis of certain DNA/RNA driven diseases, rising public awareness of the importance of sufficient and timely medical genetic test, increasing support and acceptance from healthcare payers and favorable government policies.
Personalized Care
DNA Profile Based Personalized Nutrition Market
Personalized nutrition uses information on individual characteristics to develop targeted nutritional advice, products, or services. Personalized nutrition focuses on patient-centered healthcare, personalized health planning, shared decision-making, and patient engagement. It seeks to minimize spending on chronic care by encouraging healthy behavior and planning. Personalized nutrition leverages human individuality such as their DNA profile and questionnaires about their lifestyle to guide decision-making in regard to diet, skin care, exercise and other areas of human well-being.
The service segments of DNA profile based personalized nutrition solutions consist of building user’s initial database through a series of tests and lifestyle questionnaires, measuring and continuously monitoring user’s health condition, interpreting personalized profile and providing recommendations, intervening by providing personalized services (e. g. nutrient delivery, shopping list recommendations, etc.) and reviewing user’s emotional feedback. According to the Frost & Sullivan Report, the benefits of DNA profile based personalized nutrition include:
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Comprehensive health-related information: provides assessments of disease risks based on users’ DNA profile; and

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Personalization: offers nutritional advice, products or services tailored to each individual’s needs.

According to the Frost & Sullivan Report, the size of the DNA profile based personalized nutrition market in Hong Kong is expected to grow from US$5.9 million in 2020 to US$113.4 million in 2030, representing a ten-year CAGR of 34.5%. For the same period, the size of the DNA profile based personalized nutrition market in Europe is expected to grow from US$228.2 million in 2020 to US$2,414.2 million in 2030, with a CAGR of 26.6%. The size of the same market in Southeast Asia is expected to grow from US$36.2 million in 2020 to US$419.9 million in 2030, with a CAGR of 27.8%.
The growth drivers of the DNA profile based personalized nutrition market primarily include increasing need for improving health and preventing diseases due to unhealthy lifestyle, rising awareness of the benefits of healthcare services, consumption upgrade and preference for high-quality diets and personalized services, and technological advancement.

PRENETICS GROUP’S BUSINESS
Unless the context otherwise requires, all references in this section to “Prenetics,” “we,” “us” or “our” refer to Prenetics Group Limited and its subsidiaries prior to the Closing.
Our Mission
Our mission is to bring health closer to millions of people globally. We seek to decentralize healthcare by making the three pillars — Prevention, Diagnostics and Personalized Care — comprehensive and accessible to anyone, at anytime and anywhere.
Overview
We intend to construct a global healthcare ecosystem to disrupt and decentralize the conventional healthcare system and improve our customers’ wellbeing through comprehensive genetic and diagnostic testing. Our operations cover three main segments, namely, Prevention, Diagnostics and Personalized Care. We believe our proven capability in research and development, as well as strategic acquisitions and licensing arrangements, allow us to commercialize innovative technologies in the healthcare industry.
Our current products and services are mainly targeted towards the preventive healthcare and the diagnostic testing markets. In the preventive healthcare market, we have been offering CircleDNA, our in-house developed consumer genetic testing service, since July 2019. We have expanded our products and services to diagnostic testing with the launch of COVID-19 testing services under Project Screen in April 2020, and the official launch of Circle HealthPod, a rapid detection health monitoring system for professional use and home use, in Hong Kong on November 18, 2021.
We are a prominent player in the diagnostic testing market in Hong Kong and the U.K., especially with respect to COVID-19 testing. Since the emergence of the COVID-19 pandemic in early 2020, we have been devoting significant resources to the global fight against COVID-19, including operating eleven laboratories in Hong Kong and the U.K. around the clock to provide a daily testing capacity of over 40,000 COVID-19 tests for the community, the government and business organizations, as well as researching and developing COVID-19 testing technologies. In April 2020, we launched Project Screen, an initiative for COVID-19 testing in Hong Kong and subsequently in the U.K. We were one of the first private laboratories to have been appointed by the Hong Kong government for mass community COVID-19 testing and are one of the largest COVID-19 testing providers to the Hong Kong government. As of October 31, 2021, we had performed more than six million COVID-19 tests in the U.K. and Hong Kong. We offer RT-PCR laboratory test and a rapid diagnostic test utilizing nucleic acid amplification test, or NAAT, as well as antigen and antibody tests depending upon our customers’ request. We are trusted by many institutional customers. For example, as the sole provider of COVID-19 tests to the Football Association Premier League Limited, or the Premier League, we facilitated the resumption of the Premier League’s 2019/2020 season and continue providing testing support during its 2020/2021 and 2021/2022 seasons. We have also become Virgin Atlantic Airways Limited’s preferred at-home testing provider, enabling its customers to order a complete end-to-end travel testing bundle, tailored to the requirements of their destinations. In addition, we are currently operating six testing laboratories at Hong Kong International Airport, London Heathrow Airport, Manchester Airport, London Stansted Airport, London City Airport and East Midlands Airport. At Hong Kong International Airport, we provide RT-PCR testing to travelers arrived and/or are required to receive mandatory testing in the quarantine hotels in Hong Kong.
With our profound experience in RT-PCR testing in a laboratory environment and our understanding of the limitations of laboratory-based testing, we believe a high-accuracy COVID-19 rapid test for scalable point-of-care, or POC deployment is our next focus in achieving our mission to decentralize healthcare and bring healthcare closer to anyone, at anytime and anywhere. Following our strategic acquisition of Oxsed Limited, or Oxsed, a spin-out company of Oxford, and our R&D cooperation with professors and scientists at Oxford and Oxford Suzhou, we developed Circle HealthPod with the aim to detect various types of infectious diseases in the palm of one’s hand. Circle HealthPod is a rapid detection health monitoring system utilizing nucleic acid amplification test, which offers our customers a lab-quality molecular testing solution for professional use and home use. On November 18, 2021, we officially launched Circle HealthPod in Hong Kong. Circle HealthPod consists of both hardware and software components including: (i) a reusable cartridge reader, (ii) a single-use test cartridge with a sterile sample swab, and (iii) our Circle HealthPod smartphone application. Circle HealthPod offers our customers a simple self-administered nasal swab test and allows them to receive results on the device or on an interactive interface via the Circle HealthPod smartphone application in typically less than approximately 30 minutes and as quickly as approximately 19 minutes for positive results. A recent multi-site study primarily conducted by professors and scientists of Oxford demonstrated that Circle HealthPod has a 98.4% concordance with tests conducted by clinical laboratories using reverse transcription polymerase chain reaction, or RT PCR technology, the current “gold standard” for laboratory testing. The underlying technology, the nucleic acid amplification test, is provided both by Circle HealthPod at point-of-care or at home and by our COVID-19 testing services under Project Screen. We built a flexible and adaptable modular system for Circle HealthPod to be further developed to handle different sample types, such as saliva, and deliver a range of tests that are traditionally conducted in clinical laboratories, such as tests for influenza and certain STDs. We target the global market for the sales and distribution of Circle HealthPod and believe it can be utilized in many scenarios, including hospitals and clinics, businesses and schools, travel, sports and entertainment sectors and households, among others. Currently, Circle HealthPod has been marked with CE marking for In Vitro Diagnostic devices (“CE-IVD”) for professional use, which allows us to sell the device in the European Union and the U.K. for professional use. Circle HealthPod can also be sold in Hong Kong, where there are no mandatory licensing requirements for the sales of IVD devices. We have commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA for IVD test for SARS-CoV-2 virus to certify Circle HealthPod for home use and professional use. Prenetics is also preparing to apply for European Union notified body assessment as required by Directive 98/79/EC, or EU IVDD, to certify Circle HealthPod for home use. As of the date of this proxy statement/prospectus, Circle HealthPod has not yet been approved for home use in the U.K. or the European Union, has not been approved for professional use or home use in the U.S., and has not been launched in these jurisdictions. There is no guarantee that we will obtain such regulatory approvals If we do not obtain any such regulatory approvals, we will not be able to market and sell Circle HealthPod in the U.K. and the European Union for home use or in the U.S. for professional use or home use.
CircleDNA is our in-house developed consumer genetic testing offering, which brings technologically advanced genetic testing to our customers along with comprehensive reports accessible at our customers’ fingertips. It employs whole exome sequencing, a next-generation sequencing method, which works through a scan of the protein coding region of the human genome, the exome region, that is capable of identifying up to 90% of the genetic variants associated with cancers and certain other diseases. We use our in-house developed algorithm, which is our proprietary intellectual property, in deciphering and interpreting the results of sequencing. Customers of our CircleDNA Premium have access to over 500 reports across 20 categories covering disease risks, drug response, family planning, diet, common health risks, personal traits and nutrition, among others, which provide valuable health and medical data to our customers, enable early detection of diseases and allow them to take preventive measures and make healthier life choices. Currently, we sell our CircleDNA test kits internationally, primarily via our website, and ship to customers from more than 30 countries. Since the launch of CircleDNA in July 2019, we had delivered more than 120,000 test kits as of August 31, 2021. Hong Kong has accounted for approximately 40% of the sales of CircleDNA since its launch, while other geographies with notable historical shares of the sales of CircleDNA include the U.K., Malaysia and Singapore.
Capitalizing on our proven track record in commercializing healthcare products, our established brand, our research and development cooperation with Oxford and our broad network of institutional customers, we are also in the process of developing and commercializing a suite of pipeline products in the preventive healthcare, diagnostic testing and personalized care markets.
Our preventive healthcare pipeline product is ColoClear, which is developed based on FIT-DNA, a multi-target stool-based DNA testing technology, and provides an early colorectal cancer screening test that identifies abnormal DNA and traces of blood in the stool which can be caused by precancerous colon polyps and colon cancer. It is a clinical or physician-ordered test with an estimated 95.5% sensitivity, which allows patients to perform the test at home and receive a more comfortable and convenient testing experience than the traditional colonoscopy test. ColoClear is the only non-invasive FIT-DNA colorectal cancer screening test approved by the National Medical Productions Administration of China, or NMPA. We have a long-term exclusive license with New Horizon Health Limited (HKSE: 6606), or New Horizon Health, and Hangzhou New Horizon Health Technology Co., Ltd., or NHH Hangzhou, to promote and distribute ColoClear in Hong Kong, Macau and the Philippines. We plan to launch ColoClear in Hong Kong in the first half of 2022 in collaboration with business-to-business distribution channel partners, such as pharmaceutical distributors. In addition, we plan to continue to collaborate with New Horizon Health and commercialize ColoClear in other countries of Southeast Asia.
For our diagnostic testing services, we are in the process of developing two pipeline products, Circle SnapShot and Circle Medical, which are expected to be launched by 2022 and 2023, respectively. Circle SnapShot is an off-the-shelf at-home blood test, where individuals can get digital access to their own health information. It is designed to be an end-to-end user-friendly blood sample collection and result delivery system that analyzes blood markers across key areas of health concern, including food intolerance, food allergy, vitamin deficiency, sexual health, heart health, diabetes risk and men’s and women’s health. Our customers can self-administer the collection of their blood samples painlessly using a minimally invasive device. Samples collected are sent back to our accredited laboratory for processing. Following the delivery of results, we offer customers tele-consultations, which help them better understand the test results and make healthier lifestyle changes. Circle Snapshot is designed to complement regular or annual health checks and allow customers to regularly and more frequently monitor their health conditions without the need to visit a clinic or a test center. In addition, we recognize an increasing demand from medical professionals who have diagnostic needs to identify causal genetic and epigenetic variants for patients with certain symptoms. Hence, we plan to launch Circle Medical, which offers more extensive testing and analyses for medical professionals to identify such variants and design treatment plans by searching patient’s genetic data exhaustively via symptom-targeted reporting.
In preparation for our planned expansion into the personalized care industry, we have commenced the development of Circle One, F1x and Fem that aim to provide our customers personalized nutrition, hair loss and sexual health (e.g., erectile dysfunction) products tailored to each of our customer’s individual and unique genetic variation and biology. Leveraging the proprietary genetic insights derived from our consenting customers’ CircleDNA test results, we are well-positioned to develop algorithms to customize personalized care products and make actionable recommendations to our customers. We expect to launch the first line of our personalized care products by 2023.

Note:
(1)
We officially launched Circle HealthPod in Hong Kong on November 18, 2021. We have commenced a clinical validation and completed a usability study with UserWiseInc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA for IVD test for SARS-CoV-2 virus, to certify Circle HealthPod for home use and professional use. We are also preparing to apply for European Union notified body assessment as required by Directive 98/79/EC, or EU IVDD, to certify Circle HealthPod for home use. As of the date of this proxy statement/prospectus, Circle HealthPod has not yet been approved for home use in the U.K. or the European Union, has not been approved for professional use or home use in the U.S., and has not been launched in these jurisdictions. There is no guarantee that we will obtain such regulatory approvals. If we do not obtain any such regulatory approvals, we will not be able to market and sell Circle HealthPod in the U.K. and the European Union for home use or in the U.S. for professional use or home use.

Our History
We were founded in 2014 and headquartered in Hong Kong. Since our inception, we have grown from a boutique Hong Kong genetic testing laboratory with 11 employees to a major diagnostics and genetic testing company with more than 800 employees and operations across nine locations, including the U.K., Hong Kong, India, South Africa and Southeast Asia. We have a strong fundraising history, with global investors providing us long-term support in research and development and strategic acquisitions to accumulate valuable intellectual property rights and commercialize innovative products. From 2014 to May 2021, we completed five series of fundraisings, in which multiple institutional investors participated. For instance, Prudential Hong Kong Limited, an institutional investor and an indirectly wholly owned subsidiary of Prudential plc, led the Series C round and appointed a director to our board, with 15.53% beneficial ownership immediately prior to Closing of the Business Combination.
In addition, we have:
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Become a leading diagnostics and genetic testing company in the U.K. and Hong Kong;

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Performed more than six million COVID-19 tests in the U.K. and Hong Kong under Project Screen as of October 31, 2021, making us one of the largest COVID-19 testing services providers by testing volume in Hong Kong;

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Built a broad network of institutional customers including the Hong Kong government, Hong Kong International Airport, Cathay Pacific Airway Limited, the Premier League, Matchroom Boxing Limited, Britannia TV 3 Limited, Virgin Atlantic Airways Limited, or Virgin Atlantic, and The Walt Disney Company Limited, among others;

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Grown our revenue significantly from US$9 million in 2019 to US$65 million in 2020;

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Strategically acquired Oxsed, a venture initiated by Oxford to commercialize and further develop a rapid diagnostic reagent for the detection of SARS-CoV-2 virus, by purchasing all of its shares in October 2020. In consideration of the acquisition, we agreed to pay the purchase price constituting (i) GBP2 million in cash which has been paid at closing, (ii) exchangeable notes with a total value of GBP9,999,900, pursuant to which a total of 1,652,248 ordinary shares had been issued upon the completion of the aquisition and a total of 1,164,648 ordinary shares of Prenetics would be issuable to the sellers, and (iii) a retention amount of GBP1 million which has been paid. We also agreed to make earnout payments to be paid during three 12-month periods following October 29, 2020, in an amount equal to 15% of all net sales of the licensed products under the OUI-Oxford Suzhou Agreement in respect of each such 12-month period, which amount is capped at GBP15 million.

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Developed strategic collaborations with Oxford regarding research and development; and

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Received global accolades including the U.K. Queen’s Awards for Enterprise (awarded by Her Majesty the Queen for excellence in both innovation and export), the U.K. National Business Award, the U.K. Board of Trade Award, the Most Innovative Companies awarded by Fast Company, the U.K. Sports Technology Award and Made in Hong Kong Awards for Healthcare.

Our Competitive Strength
We believe the following competitive strengths set us apart from our competitors:
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Robust Product Portfolio and Pipeline Products Developed Based on Advanced Technologies.   We have a robust portfolio of existing and pipeline products developed based on advanced technologies. The technologies we use are protected by a combination of intellectual property rights, including exclusive licenses and collaboration arrangements, which help ensure our products remain differentiated from those of our peers, thereby creating clear entry barriers. For example,

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Our genetic testing offering, CircleDNA, deploys whole exome sequencing, or WES technology for its ability to generate numerous data points comparing to the microarray-based genotyping technology, which is more commonly used by our peers. WES technology sequences the entire exome, the 20,000 protein-coding genomes, and can identify up to 90% of the genetic variants associated with cancers and other diseases. It is built in systems that we and our designated third-party service providers utilize in conducting sequencing. Furthermore, once sequencing is completed, we use our in-house developed algorithm, which is our proprietary intellectual property, in deciphering and interpreting the sequencing results, thereby generating comprehensive reports to our customers.
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Our Circle HealthPod is a rapid detection health monitoring system utilizing nucleic acid amplification test developed primarily by professors and scientists at Oxford and Oxford Suzhou, and designed for the detection of various types of infectious diseases, starting with COVID-19. Currently, Circle HealthPod offers POC and home-use testing solution for the detection of SARS-CoV-2 virus. Our customers can receive test results on the device and through the Circle HealthPod smartphone application in typically less than approximately 30 minutes and as quickly as approximately 19 minutes for positive results after taking the self-administered nasal swab test.

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Our pipeline product, ColoClear, is the only non-invasive FIT-DNA colorectal cancer screening test approved by the NMPA. It is a stool-based test and utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and precancerous adenoma. Its non-invasive nature provides convenience to individuals who are unable or unwilling to undergo a colonoscopy and offers a more comfortable testing experience than a colonoscopy. Through our licensing arrangement with New Horizon Health and NHH Hangzhou, we have exclusive rights to commercialize ColoClear in Hong Kong, Macau and the Philippines. In addition, we plan to continue to collaborate with New Horizon Health and commercialize ColoClear in other countries of Southeast Asia.

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We have drawn a roadmap for the development of our pipeline products. We intend to launch ColoClear by the first half of 2022, and our R&D team has commenced a local clinical study with the University of Hong Kong on the effectiveness of ColoClear for further validation of ColoClear’s sensitivity, which is expected to be completed in 2022. We aim to expand our Circle HealthPod’s testing capacity to cover a range of tests traditionally conducted in clinical laboratories such as tests for influenza and certain STDs. In addition, one of our R&D workstreams is developing Circle Snapshot, a user-friendly at-home blood test, with the aim to launch it in 2022. In 2023, we plan to launch Circle Medical, a genetic testing service for medical professionals to identify genetic mutations, and Circle One, F1x and Fem in our personalized care offering. We believe our existing and pipeline products can contribute to the healthcare ecosystem with strong technological and commercial synergies.

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Strong R&D and Product Innovation Capability.   Our specialized in-house R&D teams, strategic collaboration with Oxford and experienced scientific advisory board are the three pillars underpinning our strong R&D and product innovation capability.

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Our product development effort is spearheaded by five main R&D teams, each led by experienced scientists with doctoral or medical doctor qualifications and significant domain expertise. Many of them have also had significant academic accomplishments in genomics, diagnostics or related fields and some of them bring vast experience accumulated from their prior roles with other prominent healthcare companies. For example, Dr. Lawrence Tzang, who leads our Scientific & Laboratory team, has over 18 years of industry experience and holds seven global patents or pending patent applications. Dr. Tzang has authored 30 scientific articles and spearheaded the development of over 30 proprietary panels, including DNA Microarray and Microfluidic platforms which have been used in research and clinical settings. Dr. Tzang is also a founding member of the Hong Kong Society for Behavioural and Neural Genetics.

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In parallel with our in-house R&D teams, we have engaged in strategic R&D collaborations with Oxford. Under the collaboration arrangements, we work with a team of professors at Oxford and sponsor research projects of the Prenetics Molecular Diagnostic Research Center at Oxford and Oxford Suzhou for Advanced Research, or OSCAR, at Oxford Suzhou for a period of three years beginning in March 2021. We believe our cooperation with Oxford and Oxford Suzhou supplement our in-house R&D efforts and jointly accelerate our product development, upgrades and new innovations.

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We have assembled a strong scientific advisory board with accomplished scholars in highly relevant fields, including infectious disease and microbiology, biochip technology and nanotechnology for molecular diagnostics and therapeutic applications, as well as bio-separation and bioprocessing. The advisory board provides us with invaluable insights on the latest scientific developments, which enrich our knowledge base and power the development of our pipeline products.
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Strong Capability and Proven Track Record in Commercializing Technologies and Agility to React to New Market Demand.   We have strong capability and a proven track record in transforming technologies into commercial products and healthcare services that appeal to customers and effectively address their needs. Our success in CircleDNA and COVID-19 testing demonstrates our ability to timely transform technologies into products and services to meet market needs.

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We are among the minority of genetic testing companies that deploy WES technology in a consumer genetic test in Asia. Since we launched CircleDNA in July 2019, we had delivered more than 120,000 CircleDNA test kits as of August 31, 2021 to more than 30 countries, despite CircleDNA is sold at a higher price than most of the other consumer genetic testing products. As of the latest practicable date prior to this proxy statement/prospectus, CircleDNA had received a rating of 4.6/5 at Trust Pilot, a popular online consumer review platform.

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Our COVID-19 testing services offered under Project Screen demonstrates our ability to deploy technologies quickly to meet new market demand. Since April 2020, we have reacted swiftly to the pandemic and established a considerable presence in the COVID-19 testing market. More significantly, we have demonstrated the ability to create and deliver one-stop solutions that address our institutional customers’ needs, which differentiates us from many of our competitors who only perform tests without tailoring their services to enhance customers’ experience. For instance, we offer the Premier League a digital portal for club administrators to easily track the COVID-19 test results of each member in real time, and a smartphone application that displays unique QR codes for players and staff with negative test results to enter training facilities and stadiums on match days. In July 2021, we renewed our contract with the Premier League for the 2021/2022 season, the second full season for us to be their exclusive COVID-19 testing provider.

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Our acquisition of Oxsed is a strong testament to our business strategy. Oxsed is a spin-out company of Oxford that participated in the development of a rapid diagnostic reagent for the detection of SARS-CoV-2 virus. With the completion of our acquisition of Oxsed in October 2020, we acquired all intellectual property rights of Oxsed to enable us to further develop the technology as evident by the introduction of Circle HealthPod, which was officially launched in Hong Kong on November 18, 2021.

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First-Mover Advantage with Established Presence and Brand Recognition, Positioning us Strongly to Replicate U.S. Peers’ Success Stories in Target Geographies.   We were among the first movers in Asia and Europe, Middle East and Africa (“EMEA”) to introduce consumer genetic testing products and COVID-19 testing services, which enabled us to build an established presence, accumulate experience and achieve prominent brand recognition. We believe we are positioned strongly to replicate our U.S. peer companies’ success stories in our target geographies with comparable products.

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Our brand has gained strong recognition in the markets we serve during the COVID-19 global pandemic. As one of the first private COVID-19 testing providers to have been appointed by the Hong Kong government for mass community COVID-19 testing, we have established a significant presence with more than six million COVID-19 tests performed as of October 31, 2021 in the U.K. and Hong Kong. In addition, we have set up COVID-19 testing laboratories in the Hong Kong International Airport and five airports in the U.K., being London Heathrow Airport, Manchester Airport, London Stansted Airport, London City Airport and East Midlands Airport, which we believe further enhances our brand recognition and positions us strongly to capture the increase in testing volume as travel resumes.

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Our success in CircleDNA and COVID-19 testing has allowed us to build a robust molecular testing capability and establish close collaborations with industry leading institutional customers. Further, we have obtained valuable customer insight and accomplished strong brand recognition among business organizations and medical communities. We have also developed in-depth understanding of market trends and developments, and have marketed our products effectively utilizing promotional channels, including celebrity and KOL endorsements and social media campaigns. With our proven track record, we believe we are well-positioned to replicate our U.S. peers’ success stories when we offer comparable products in our target geographies such as Asia and EMEA, which are markets with significant potential but not targeted or reached by most of our U.S. peers.
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High Quality Leadership Team of Tech, Biotech, and Healthcare Experts.   We are led by a strong team of senior management with diversified and complementary skill sets and expertise to support our transformational growth. Danny Yeung, our Chief Executive Officer and Co-Founder, is a serial entrepreneur with a strong track record and domain expertise in e-commerce and biotech investments. Stephen Lo, our Chief Financial Officer, is a former Vice President of Citi and a Fellow of the Hong Kong Institute of Certified Public Accountants. Avrom Lasarow, Chief Executive Officer of Prenetics EMEA Limited, previously served as the Chief Executive Officer and founder of DNAFit Lifesciences, or DNAFit, and joined us upon our acquisition of DNAFit in 2018. Furthermore, our scientific advisory board comprises accomplished scholars with highly relevant expertise in our target industries. For example, Professor Zhanfeng Cui, the Donald Pollock Professor of Chemical Engineering at Oxford, has published over 250 research articles on subject areas such as rapid screening technologies for major diseases, including the nucleic acid amplification test for COVID-19 testing among others. We believe our knowledge in science, technology and business helps us seize potential business opportunities and successfully launch innovative products and services in the consumer healthcare industry.

Our Market Opportunity
We believe conventional healthcare is not the optimal solution to the maintenance of people’s health and well being because it focuses on treating people who are already sick. In particular, the conventional healthcare system comes with several pain points that inherently make it less effective and should be addressed. These pain points of the conventional healthcare system include:
•
Centralized Diagnostics and Care.   Healthcare today is primarily administered in designated physical locations such as hospitals, clinics and diagnostic centers. The inconvenience of travel and time-consuming visits discourage frequent diagnostics and also deny access to many people in need. A centralized laboratory testing system and the lack of affordable or accessible point-of-care diagnostics solutions with real-time results also impede the development of the healthcare system toward decentralization and digitalization.

•
Analog Sub-Systems in Silos.   The healthcare system today features many isolated sub-systems operating in silos, where information exchange is infrequent and often in an analog manner. For example, a primary care physician and several specialty physicians could be treating the same patient without sharing the patient’s medical records or newly generated diagnostic results with each other. Such isolation can potentially lead to a compromised and cost ineffective patient care journey.

•
Reactive “Sick-care” as Healthcare Dilemma.   The conventional healthcare system focuses on treating patients rather than preventing diseases. Patients, in particular, those with late-stage diseases, require significantly more resources for treatments than those with diseases diagnosed at an earlier stage. As a result, healthcare resource allocation is further shifted to treatment of patients and away from disease prevention.

We expect that with rapid technological advancement, the healthcare system would evolve to address these pain points. We envisage that the future healthcare system will be improved in the following aspects:
•
Decentralized, Accessible and Frequent Diagnostics:   With rapid development of portable, affordable, and real-time POC and at-home testing technologies, we expect testing and diagnostics to be decentralized away from the conventional geographically-confined healthcare delivery model. At-home testing, especially when combined with tele-health, is likely to form a powerful offering that provides users and patients with seamless care delivery on an omni-channel basis. Enhanced accessibility to at-home testing can also enable more frequent testing for disease prevention and health monitoring.

•
Personalized and Informed Care with a More Integrated System:   Consumers are increasingly knowledgeable given the improving access to health and medical information and with that, they demand to be in better control of their health and treatments. We expect future health product offerings and healthcare journeys to be shaped by consumers’ evolving and increasing demand for personalized and informed experience and desire for better control of the healthcare experience. We also expect the future healthcare system to feature more seamless integration between sub-systems and the overall information exchange of critical data. For example, patients in the future are expected to have the option to digitally share their patient records and results of genetic or diagnostic testing with their physicians with a click on their smartphones.

As a major diagnostics and genetic testing company that focuses on prevention, diagnostics and personalized care, we believe there is a substantial and growing market opportunity for our existing and pipeline products.
According to the Frost & Sullivan Report, the size of the DTC molecular testing service market in Hong Kong, Southeast Asia, and Europe is projected to reach US$99.2 million, US$480.2 million, and US$3,197.1 million in 2030, respectively. The size of the POCT molecular diagnostics market in Hong Kong, Southeast Asia, and Europe is expected to reach US$292.4 million, US$731.1 million, and US$2,147.4 million in 2030, respectively. The IVD market globally is expected to increase from US$66.9 billion to US$175.9 billion from 2020 to 2030.
The markets that our pipeline products are targeting also exhibit promising growth potential. According to the Frost & Sullivan Report, the market size for early colorectal cancer screening services in Hong Kong and Southeast Asia is projected to reach US$285.9 million and US$2,787.7 million in 2030, respectively.3 The size of the at-home health testing market in Hong Kong, Southeast Asia and Europe is expected to reach US$134.9 million, US$570.9 million and US$1,501.3 million in 2030, respectively. In addition, the size of the medical genetic testing market in Hong Kong, Southeast Asia and Europe is expected to reach US$358.8 million, US$868.4 million and US$14,400.9 million in 2030, respectively. Lastly, the size of the DNA profile based personalized nutrition market in Hong Kong, Southeast Asia and Europe is expected to reach US$113.4 million, US$419.9 million and US$2,414.2 million in 2030, respectively.
Our Strategy
We intend to construct a global healthcare ecosystem to disrupt and decentralize the conventional healthcare system and improve our customers’ wellbeing through comprehensive genetic and diagnostic testing. We plan to deploy the following core strategies to achieve our goal:
•
Continuing Geographic Expansion.   We seek to capitalize on our strong brand recognition and expand our presence in Asia, EMEA and the U.S. We believe the Asia and EMEA markets exhibit substantial opportunities for growth given the substantial total market size, rising middle-class income, especially in Southeast Asia, and the increasing public awareness of preventive healthcare. Further, we aim to maximize our first-mover advantage and replicate our U.S. peers’ success stories in these markets when rolling out our existing and pipeline products. In addition, we seek to enter the U.S. market as we expect our innovative pipeline products to be competitive and appealing to an already established and well-developed market. As a first step, we have commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA for IVD test for SARS-CoV-2 virus to certify Circle HealthPod for home use and professional use and aim to receive approval by the first half of 2022. We are also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. There is no guarantee that we will receive such regulatory approvals. If we do not obtain any such regulatory approvals, we will not be able to market and sell Circle HealthPod in the U.S. for professional use or home use or in the U.K. and the European Union for home use.

•
Pursuing Growth via Strategic Acquisitions.   The rapidly evolving consumer healthcare industry provides opportunities for natural expansions and extensions via a buy & build strategy. Opportunities

(3)
Market size data exclude the colonoscopy market.

for business combinations can both solidify our market-leading position and create heightened barriers to entry. We believe the deployment of a structured and thoughtful process toward selecting the right acquisition targets with the best technological fit and cultural chemistry is an important aspect of our growth strategy. We plan to continue to selectively pursue business combination opportunities in a highly disciplined manner. Our acquisition of DNAFit in 2018 provided us with the opportunity to grow our business in the U.K. Currently, our business in the U.K. contributes roughly half of our revenue. We intend to seek bolt-on opportunities that provide the right platform or advanced technology to build upon our fast-growing diagnostic testing and preventive healthcare business and to further expand our geographic footprint.
•
Building and Capitalizing on Trusted Brand.   Since inception, we believe our customers’ trust in our brand has contributed to our success. Capturing opportunities during the COVID-19 global pandemic, we further strengthened our reputation in our target markets and received accolades such as Her Majesty the Queen’s Awards for Enterprise. To further enhance our brand recognition among our existing and target customers, we plan to continue investing in global sales and marketing efforts including via collaboration with celebrity brand ambassadors such as renowned filmmaker Donnie Yen, and KOLs, as well as deploying mass media campaigns such as billboard advertisements.

•
Leveraging Internal Resources to Build a Vibrant Scientific Ecosystem.   Our success in genetic testing and COVID-19 testing marks our beginning. On November 18, 2021, we officially launched Circle HealthPod, a rapid detection health monitoring system that provides our customers professional-use and home-use COVID-19 testing solutions in Hong Kong. We have also begun developing assays for a range of tests traditionally conducted in clinical laboratories such as tests for influenza and certain STDs to expand the testing capacity of Circle HealthPod. We intend to draw on our experienced R&D teams, market leading technologies, profound customer insights and effective sales and marketing strategies to add more diversified and personalized products, such as Circle One, to our product portfolio, engage more customers and achieve faster commercialization.

•
Maximizing Collaborations with Oxford and Other Experts with Relevant Subject Matter Expertise.    We believe our collaboration with scientists, scholars, and professors enables us to steadily improve the features of our existing products with better rates of clinical success. We intend to continue engaging Oxford and New Horizon Health alongside our in-house experts to advance the development of our new products. We believe such collaboration is critical to our growth as we intend to expand our diagnostic testing services provided by Circle HealthPod to include future assays and launch other pipeline products.

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Extracting Significant Synergies from Collaboration with Dr. Adrian Cheng’s Ecosystem.   Our Business Combination with Artisan represents an opportunity to partner with Dr. Adrian Cheng, the founder of Artisan and the Chief Executive Officer and executive vice chairman of Hong Kong Stock Exchange-listed New World Development Limited, or New World Development, and his broader ecosystem. Through Dr. Adrian Cheng, we are connected to an extensive conglomerate network of businesses opportunity in the healthcare, retail, hospitality, education, sports, workspace, residential and other sectors. We plan to deepen our collaboration with Dr. Adrian Cheng’s ecosystem to broaden our customer base and achieve scale for our new product offerings.

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Further Strengthening Our Talent Pool.   We adopt a founder-led, entrepreneurially inspired and scientifically rigorous approach to our daily operations. We believe that smart, team-spirited, customer-first and scientifically driven people set us apart from our peers and form the base of our culture. Therefore, we intend to continue to expand our team and advance our mission by attracting the best talent in their respective fields.

Our Products and Services
Our Current Product Portfolio
CircleDNA.     Our consumer genetic testing product, CircleDNA, offers one of the most comprehensive DNA tests capitalizing on our in-house developed testing algorithm. Using the CircleDNA mobile application, our customers can access a wellspring of information about their genetic make-up and actionable recommendations at their fingertips. We present four types of product offerings that target our customers’

diverse needs including Vital, Family Planning, Health and Premium. CircleDNA Premium is a package that encompasses all services provided in the other three offerings. As of September 2021, approximately 75% of our CircleDNA customers chose to purchase our Premium package since its launch. We believe CircleDNA Premium is preferred by our customers because of the comprehensive nature of the reports that the Premium package provides, which allow our customers to obtain better insight into their health status and ways to manage their health, despite of its relatively higher price. Currently, we sell our CircleDNA test kits internationally, primarily via our product website, and ship to customers from more than 30 countries. Since we launched CircleDNA in July 2019, we had delivered more than 120,000 test kits as of August 31, 2021. Hong Kong accounts for approximately 40% of the sales of CircleDNA since its launch, while other geographies with notable historical shares of the sales of CircleDNA include the U.K., Malaysia and Singapore.
Fundamentally, CircleDNA has the following key attributes:
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Informative.   CircleDNA Premium provides customers with over 500 reports across 20 categories covering disease risks, drug responses, family planning, diet, common health risks, personal traits and nutrition, among others. For example, our customers are able to learn about their unique dietary profile, the breakdown of which genetic variants were analyzed and detected in their DNA sample and how they were analyzed, and DNA-based advice broken down into simple and actionable recommendations. In addition, customers of CircleDNA Premium can receive two complimentary one-on-one tele-consultations with our genetics-trained health professionals.

•
Advanced.   Our tests were validated by an external university genomic laboratory with a 99.9% analytical accuracy rate upon testing 452,172 pathogenic variants across 49 samples. In addition, WES technology conducts a comprehensive scan on all protein-coding genes, providing a sampling data volume of over 6GB with an average of 90 times sequencing depth. The technology enables us to extract 31 million DNA data points, representing approximately 45 to 50 times more data points than typical microarray-based genotyping tests. Samples are extracted in our own internationally accredited laboratory. After removing personally identifiable information, we and our designated third-party service providers conduct sequencing, the outputs from which are then used as inputs to our in-house developed algorithm to produce the CircleDNA reports.

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Popular.   We sell our CircleDNA test kits, primarily via our website, and ship to consumers from more than 30 countries. Since the launch of CircleDNA in July 2019, we had delivered more than 120,000 test kits as of August 31, 2021. CircleDNA also reached broader audiences through a substantial amount of user-generated content on social media.

•
Well-received.   CircleDNA received a rating of 4.6/5 at Trust Pilot, a popular online consumer review platform as of the latest practicable date prior to this proxy statement/prospectus.

COVID-19 Testing under Project Screen.   Project Screen is an initiative launched in April 2020 in Hong Kong and subsequently the U.K. to combat the COVID-19 global pandemic via diagnostic testing. We were one of the first private laboratories to have been appointed by the Hong Kong government for mass community COVID-19 testing. Since the emergence of the COVID-19 pandemic in early 2020, we have been devoting significant resources to the global fight against it, including operating our laboratories around the clock to provide a daily testing capacity of over 40,000 COVID-19 tests for the community, the government and business organizations, as well as researching and developing COVID-19 testing technologies. As of October 31, 2021, we had performed more than six million COVID-19 tests in the U.K. and Hong Kong.
We have built a strong and sustainable clientele, which includes Cathay Pacific Airway Limited, the Premier League, Matchroom Boxing Limited, Britannia TV 3 Limited, Virgin Atlantic and The Walt Disney Company Limited. In addition, we have become Virgin Atlantic’s preferred at-home testing provider, enabling its customers to order a complete end-to-end travel testing bundle, tailored to the requirements of their destinations. We were also chosen by the Premier League to be the exclusive provider of COVID-19 testing services in June 2020 to enable the resumption of the 2019/2020 season and the continuation of the 2020/2021 season. We recently renewed our contract with the Premier League for the 2021/2022 season in July 2021. We offer the Premier League one-stop solutions including a digital portal for club administrators to easily track the COVID-19 test results of each member in real time, and a smartphone application that displays unique QR codes for players and staff with negative test results to enter training facilities and stadiums on match days. Since we established the strategic relationship with the Premier League, we have been providing COVID-19 testing services for the players and club staff of the Premier League, with a total daily testing capacity of more than 3,000 members, on a regular basis.
Technology and innovation have always been the main differentiators of our services. The technologies that support our COVID-19 testing solutions include RT-PCR laboratory test, a rapid diagnostic test utilizing NAAT, as well as antigen and antibody testing. Depending on our institutional customers’ evolving needs and certain regulatory requirements, we adopt different testing technologies in providing our COVID-19 testing services. Nevertheless, we are constantly pursuing more efficient and accurate COVID-19 testing solutions. Despite the fact that the RT-PCR test is viewed as the “gold standard” testing method for COVID-19, it is slow, requires specialized equipment that is costly and in limited supply globally, and requires experienced technicians for operation in a laboratory, which is ultimately not effective or efficient where rapid POC results are needed. While other technologies, such as antigen and antibody, can provide rapid results, they are less accurate. For example, the antigen test could sometimes be unreliable for identifying asymptomatic individuals, while the antibody test is not recommended by WHO, because it may take up to two weeks for host antibodies to be produced after infection. In view of these challenges, we invested time and effort to search for a more efficient and accessible testing solution. In October 2020, we adopted an optimized test developed primarily by professors and scientists at Oxford and Oxford Suzhou that utilizes and enhances a nucleic acid amplification test for the rapid detection of SARS-CoV-2 virus. Our use of the nucleic acid amplification test has received regulatory approvals from MHRA in the U.K., CE-IVD in the European Union and the Centre for Health Protection’s External Quality Assessment Programmes, or CHP EQAP, in Hong Kong. We aim to receive EUA from U.S. FDA for the use of the nucleic acid amplification test in COVID-19 testing by the first half of 2022. There is no guarantee that we will receive such regulatory approval in time or at all. If we do not obtain such regulatory approval from U.S. FDA, we will be unable to use the NAAT test for COVID-19 testing in the U.S. The table below summarizes the different characteristics across the four testing modalities.

Source: Frost & Sullivan
Developed based on NAAT, our COVID-19 testing service can offer the following key features:
•
Rapid.   Test results can be generated in approximately 30 to 40 minutes. Positive results can show up faster.

•
Accurate.   The nucleic acid amplification test is clinically tested to have a 95.6% sensitivity rate2 and a 100% specificity rate.3

•
Accessible.   Our institutional customers can administer testing using technology on site.

•
Scalable.   The test can be done using a throat or nasal swab.

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Affordable.    The nucleic acid amplification test enables POCT and reduces the cost of logistics that is incurred for samples to be sent to a central laboratory for analysis.

We deploy the nucleic acid amplification test in our POC services offered to institutional customers under Project Screen. For example, the nucleic acid amplification test has already been integrated into our COVID-19 testing services provided to five airports in the U.K. as of the date of this proxy statement/prospectus, being London Heathrow Airport, Manchester Airport, London Stansted Airport, London City Airport and East Midlands Airport. The POC test is a swab-based protocol for the detection of SARS-CoV-2 virus. Our flexible collection process allows a customized setup to our customers’ unique requirements by installing a collection booth, mobile testing unit or using space already available at their sites. Sample collection is conducted by a trained medical practitioner and involves a swab to the back of the throat and the nose, which takes around 30 seconds to complete. To ensure the speedy and efficient generation of COVID-19 test results, we enable medical practitioners to analyze 96 samples at the same time in a controlled temperature of 65 degree Celsius at the point of collection.
Circle HealthPod.     To make high-accuracy COVID-19 rapid testing available for scalable point-of-care deployment, we developed and officially launched Circle HealthPod in Hong Kong on November 18, 2021. Circle HealthPod is a rapid detection health monitoring system that allows multiple users to take COVID-19 tests at point-of-care or at home utilizing the nucleic acid amplification test. Circle HealthPod consists of both hardware and software components: (i) a reusable cartridge reader, (ii) a single-use test cartridge with a sterile sample swab, and (iii) our Circle HealthPod smartphone application. The rapid

(2)
Sensitivity rate measures how often a test correctly generates a positive result for people who have the condition that is being tested for.

(3)
Specificity rate measures a test’s ability to correctly generate a negative result for people who do not have the condition that is being tested for.

detection health monitoring system is designed to be used for adults and children aged two and above with adults’ assistance. The Circle HealthPod smartphone application can receive test results via Bluetooth and displays the interpretations of test results. Even for customers who do not have internet connection or a smartphone, they may read the test results directly on the Circle HealthPod device. The key attributes of Circle HealthPod include:
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Fast result.   Test result is available in typically less than approximately 30 minutes (and as quickly as approximately 19 minutes for positive results).

•
Painless process.   Our customers can conduct the test on their own painlessly using a nasal swab.

•
Scalability.   The HealthPod device can be reused by replacing capsules, which allows enterprise-wide deployment by our institutional customers.

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Privacy.   Test results are available on the device or sent to an interactive interface via a smartphone application, with the aim of ensuring customers’ privacy and data security.

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Promising market.   According to Frost & Sullivan, the size of the medical device market and IVD market globally is projected to reach US$848.8 billion and US$175.9 billion in 2030, respectively.

We target the global market for the sales and distribution of Circle HealthPod. Currently, Circle HealthPod has been marked with CE-IVD for professional use, which allows us to sell the device anywhere in the European Union and the U.K. for professional use. We can also sell Circle HealthPod in Hong Kong, where there are no mandatory licensing requirements for the sales of IVD devices. In addition, we have commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA for IVD test for SARS-CoV-2 virus to certify Circle HealthPod for home use and professional use. We are also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. The clinical validation protocol to be used for the UserWise Inc. clinical validation study has received Institutional Review Boards’ approval. The clinical validation study is designed to evaluate the accuracy of the test when used by lay persons at home. Under the protocol, approximately 150 to 300 or more subjects will carry out a self test while being observed by a healthcare professional. There is no guarantee that we will receive EUA from U.S. FDA or the approval of the European Union notified body. If we do not obtain any such regulatory approvals, we will not be able to market and sell Circle HealthPod in the U.S. for professional use or home use or in the U.K. and the European Union for home use.
The target customers of Circle HealthPod include both individual customers who conduct tests at home and institutional customers that consist of primary and long-term care facilities, retail, travel, hospitality and workspace facilities, schools, non-governmental organizations and sports and entertainment venues. Our institutional customers are expected to benefit from a streamlined service by deploying multiple units of Circle HealthPod for testing and can opt to access all results from an interactive interface from the Circle HealthPod smartphone application and a monitoring portal, which we are currently developing. We believe Circle HealthPod can be utilized in the following scenarios, among others:

•
Businesses and Schools.   Before the COVID-19 pandemic subsides, it is essential for businesses and schools to test their employees or students and staff regularly so they can safely operate. For example, throughout Southeast Asia, many factories and business organizations require their employees to receive weekly COVID-19 testing. We believe Circle HealthPod is a better solution than the RT-PCR, antigen or antibody test in addressing businesses’ needs because it can detect both individuals with symptoms and those who are asymptomatic, while its portability and ability to yield results quickly provide additional convenience to businesses. Furthermore, schools’ demand for frequent testing also presents significant opportunities for the sales of Circle HealthPod, given that the majority of COVID-19 vaccines are not recommended for young children.

•
Travel Sector.   The U.S. Centers for Disease Control and Prevention has approved the use of other at-home COVID-19 tests for travel purposes, provided that a tele-consultation is also included in the at-home testing solution. We believe this announcement sends a positive signal and presents us opportunities to promote Circle HealthPod globally for travel purposes. As a first step, we plan to promote Circle HealthPod as a COVID-19 testing option in the Hong Kong International Airport for pre-departure test so that international travelers are able to receive their test results in less than an hour.

•
Households.   Consistent with our mission to bring health closer to millions of people globally, we believe Circle HealthPod can potentially become an important addition to every household. The rising public awareness on the importance of regular health checks triggered by the COVID-19 global pandemic drives large demand for infectious disease testing on an individual level. According to Frost & Sullivan, the size of the global IVD market is projected to reach US$175.9 billion in 2030. In view of the market opportunities, we anticipate Circle HealthPod to be of great use within households that wish to test their own family members and visitors on a regular basis.

Circle HealthPod has already attracted attention from various business organizations and medical service providers that plan to roll out the effort to enhance public access to diagnostic testing services. In August 2021, New World Development pre-ordered 10,000 devices and 50,000 capsules to be utilized across its extensive ecosystem of retail malls, office buildings, residential developments and art and cultural facilities. Dr. Adrian Cheng, the founder of Artisan, is the Chief Executive Officer and executive vice chairman of New World Development. The pre-order was placed by New World Development while we were negotiating the terms of the Business Combination with Artisan. In addition, we have set up a Circle Labs concept store at one of New World Development’s facilities to showcase Circle HealthPod to the broader public. We have also entered into a strategic partnership agreement with EC Healthcare, Hong Kong’s largest non-hospital medical service provider, to promote and sell Circle HealthPod in Hong Kong, Macau and Guangdong.
While Circle HealthPod is initially equipped with the ability to conduct COVID-19 testing, we built a modular system which is flexible and adaptable to additional assays using a reusable core device. We are actively engaging in research and development cooperation with Oxford and Oxford Suzhou to expand the testing capability of Circle HealthPod to cover a range of tests traditionally conducted in clinical laboratories such as tests for influenza and certain STDs.

Our Pipeline Products and Services
Prevention
ColoClear.   ColoClear is the only non-invasive FIT-DNA colorectal cancer screening test approved by the NMPA. It is an algorithm-driven stool-based test, which utilizes a multi-target approach to detect DNA and hemoglobin biomarkers associated with colorectal cancer and precancerous adenoma. Its non-invasive nature provides convenience and a more comfortable testing experience than a colonoscopy for individuals who are unable or unwilling to undergo a colonoscopy. Before taking the test, our customers do not need to restrict their diets or prepare their bowels. Tests can be administered at hospitals, clinics or at one’s home. We plan to launch ColoClear in Hong Kong by the first half of 2022 in collaboration with business-to-business distribution channel partners, such as pharmaceutical distributors.
ColoClear consists of (i) ColoClear IVD, (ii) a risk assessment algorithm, (iii) ColoClear sample collection kit and (iv) DNA extraction and purification technologies. Only ColoClear sample collection kit is directly used by end-users while the other three components are used solely in our laboratories. The ColoClear sample collection kit consists of a sampling case, a sampling spoon and a sampling rod, which are used to collect stool samples, and two sampling tubes to store the samples. The sampling process generally takes a few minutes. Only around five grams of sample is needed for the test, which eases the requirement for logistics. Our laboratories in Hong Kong are equipped to conduct testing services of ColoClear utilizing ColoClear IVD. Testing results turnaround time is expected to be within five business days upon our receipt of the samples.
The clinical performance of ColoClear is not weakened with its enhanced user experience. It has an estimated sensitivity rate of approximately 95.5%, which is very close to that of the invasive colonoscopy test, that is regarded as the “gold standard.” In addition, our R&D team has commenced a local clinical study with the University of Hong Kong on the effectiveness of ColoClear for further validation of ColoClear’s sensitivity, which is expected to be completed in 2022. Through our licensing arrangement with New Horizon Health and NHH Hangzhou, we have exclusive rights to commercialize ColoClear in Hong Kong, Macau and the Philippines. We can sell ColoClear in Hong Kong, where there are no mandatory licensing requirements for the sales of IVD devices. We are required to apply for an import license in Macau and the required regulatory approval in the Philippines to commercialize ColoClear in both locations. We believe the growth potential for our colorectal screening service is promising. According to the Frost & Sullivan Report, the market size for early colorectal cancer screening services in Hong Kong and Southeast Asia is projected to reach US$285.9 million and US$2,787.7 million in 2030, respectively.4

(4)
Market size data excludes the colonoscopy market.

Diagnostics
Circle SnapShot.   Circle SnapShot is an off-the-shelf at-home blood test where individuals can get digital access to their own health information. It is designed to be an end-to-end user-friendly blood sample collection and result delivery system that analyzes blood markers across key areas of health concern, including food intolerance, food allergy, vitamin deficiency, sexual health, heart health, diabetes risk and men’s and women’s health. Our customers can self-administer the collection of their blood samples painlessly using a minimally invasive device. Samples collected are sent back to our accredited laboratory for processing. Following the delivery of results, we offer customers tele-consultations, which help them better understand the test results and make healthier lifestyle changes. Circle Snapshot is designed to complement regular or annual health checks and allow customers to regularly and more frequently monitor their health conditions without the need to visit a clinic or a test center.
Circle Medical.   Circle Medical is another diagnostic testing product that we are developing. We recognize an increasing demand from medical professionals who have diagnostic needs to identify causal genetic mutations for patients with certain symptoms. Hence, we plan to launch Circle Medical, which offers more extensive testing and analyses for medical professionals to identify such mutations and design treatment plans by searching the patient’s genetic data exhaustively via symptom-targeted reporting.
Personalized Care
Circle One and F1x/Fem.   In preparation for our planned expansion into the personalized care industry, we have commenced the development of Circle One, F1x and Fem that aim to provide our customers personalized nutrition, hair loss and sexual health (e.g., erectile dysfunction) products tailored to each of our customer’s individual and unique genetic variation and biology. Leveraging the proprietary genetic insights derived from our consenting customers’ CircleDNA test results, we are well-positioned to develop algorithms to customize personalized care products and make actionable recommendations to our customers. We expect to launch the first line of our personalized care products by 2023. According to Frost & Sullivan, the size of the DNA profile based personalized nutrition market in Hong Kong, Southeast Asia and Europe is expected to reach US$113.4 million, US$419.9 million and US$2,414.2 million in 2030, respectively. The size of the total addressable market for personalized nutrition of hair loss and erectile dysfunction globally is projected to reach approximately US$366 billion by 2030, based on the estimation of the total target user pool, average selling price and average dosing frequency, according to Frost & Sullivan.
Although we are in the process of developing and commercializing our pipeline products within the preventive healthcare, diagnostic testing and personalized care markets, we have limited experience in providing healthcare solutions in areas including early colorectal cancer screening, medical genetic testing and DNA profile based personalized healthcare. We cannot assure you that we will be able to successfully launch any of our pipeline products that we are currently developing, that the markets for these products and services will develop or that we will be able to compete effectively or will generate significant revenues in these new areas. For this and more details on the risks associated with the development and commercialization of our pipeline products, please see “Risk Factors — Risks Relating to Prenetics Group’s Business — Key Risks Relating to Prenetics Group’s Business — Prenetics Group has a number of pipeline products that are currently in the R&D phase, including Circle Medical, Circle SnapShot, future assays of Circle HealthPod, Circle One and F1x and Fem, and may not be successful in its efforts to develop any of these or other products into marketable products. Any failure to develop these or other products or any delay in the development could adversely affect its business and future prospects.”
Technology and Laboratory
Genetic Testing
Exome sequencing is a laboratory test designed to identify and analyze the sequence of all protein-coding nuclear genes in the genome. Approximately 95% of the exome can be sequenced with currently available techniques. Next-generation sequencing, or NGS, is a substantially parallel sequencing technology that offers ultra-high throughput, scalability, and speed. The technology is used to determine the order of nucleotides in entire genomes or targeted regions of DNA or RNA. NGS has revolutionized the biological sciences, allowing laboratories to perform a wide variety of applications and study biological systems at a level never before possible. WES is a comprehensive NGS method for analyzing the entire exome. This method allows variations in the protein-coding region of any gene to be identified, rather than in only a select few genes. Because most known mutations that cause disease occur in exons, WES is thought to be an efficient method to identify possible disease-causing mutations.
Our CircleDNA deploys WES technology, which conducts a comprehensive scan on all protein-coding genes and enables us to extract 31 million DNA data points, representing approximately 45 to 50 times more data points than typical microarray-based genotyping tests. Samples of all CircleDNA tests are extracted by our laboratory technicians. We and our designated third-party service providers conduct sequencing after removing all personally identifiable information from the samples. Once sequencing is completed, we use our in-house developed algorithm to decipher and interpret the results, thereafter generating reports for our customers.
Diagnostic Testing
RT-PCR is recognized as the leading COVID-19 testing method to detect viral RNA of SARS-CoV-2. It helps diagnose whether an individual is infected with SARS-CoV-2, the virus causing COVID-19. The RT-PCR test is a swab-based sample collection method that collects cells from the back of the throat and the nose, which takes around 30 seconds to complete. In Hong Kong, we process RT-PCR test samples drawing on our experience in molecular diagnostics and utilizing many of the same equipment and the same accredited laboratories that we use for extracting samples of the CircleDNA tests. In the U.K., we perform RT-PCR tests in our own laboratories, as well as outsource to accredited third party providers for processing RT-PCR tests.
Circle HealthPod and a portion of our COVID-19 testing services under Project Screen offer a rapid diagnostic test utilizing the nucleic acid amplification test for the detection of SARS-CoV-2 virus. A recent multi-site study primarily conducted by professors and scientists of Oxford demonstrated that Circle HealthPod has a 98.4% concordance with tests conducted by clinical laboratories using reverse transcription polymerase chain reaction, or RT PCR technology, the current “gold standard” for laboratory testing. The study was conducted through the use of the Circle HealthPod to carry out tests on 703 samples, 338 of which were anterior nasal swabs with spiked in viral particles placed directly into Circle HealthPod and 365 of which were SARS-CoV-2 negative samples extracted from combined nasal and throat swabs. qPCR experiments were run in parallel with the Circle HealthPod tests, to access the Ct values. Concordance measures the overall test percentage agreement between Circle HealthPod and qPCR, while positive test agreement (PTA) and negative test agreement (NTA) measure the number of positives and the number of negatives, respectively, that were detected by Circle HealthPod as a percentage of those that were detected by qPCR. As a result of the study, the overall concordance between Circle HealthPod and the qPCR test was 98.4%. The PTA between Circle HealthPod and the qPCR test was 93.64% and the NTA was 100%. The invalid rate was 2.13%. The results of the study are presented in the table below:
Overall	Circle HealthPod	qPCR	Percentage (%)
PPA	161	172	93.60%
NPA	516	516	100.00%
OPA	677	688	98.40%
Table 1: Clinical diagnostic performance of Circle HealthPod, including the Diagnostic Sensitivity (PPA for all Ct), Diagnostic Specificity (NPA) and Diagnostic Accuracy, also known as Overall Percentage Agreement (OPA).
Ct < 34	Circle HealthPod	qPCR	Percentage (%)
PPA	132	142	92.96%
NPA	516	516	100.00%
OPA	648	658	98.48%

Table 2: Clinical diagnostic performance of Circle HealthPod, including the Diagnostic Sensitivity (PPA for Ct<34), Diagnostic Specificity (NPA) and Diagnostic Accuracy (OPA).
Ct < 33	Circle HealthPod	qPCR	Percentage (%)
PPA	117	123	95.12%
NPA	516	516	100.00%
OPA	633	639	99.06%
Table 3: Clinical diagnostic performance of Circle HealthPod, including the Diagnostic Sensitivity (PPA for Ct<33), Diagnostic Specificity (NPA) and Diagnostic Accuracy (OPA).
Ct < 32	Circle HealthPod	qPCR	Percentage (%)
PPA	108	111	97.30%
NPA	516	516	100.00%
OPA	624	627	99.52%
Table 4: Clinical diagnostic performance of Circle HealthPod, including the Diagnostic Sensitivity (PPA for Ct<32), Diagnostic Specificity (NPA) and Diagnostic Accuracy (OPA).
Another multi-site study primarily conducted by professors and scientists of Oxford on the application of our NAAT assay, which is deployed by Circle HealthPod and under Project Screen, showed that the NAAT assay is able to detect SARS-CoV-2 infection with 95.6% sensitivity and 100% specificity. The study was conducted through application of the assay, which is a colorimetric nucleic acid amplification assay, for testing clinically extracted RNA samples extracted from swabs of 72 patients in the U.K. and 126 samples from Greece. The primary endpoints were sensitivity and specificity of the NAAT assay. As a result, the NAAT assay used in the study could detect 110 out of the 115 positive samples which had Ct values below 34, and zero false positive when using RNase free water as elution buffer, implying 95.6% sensitivity and 100% specificity, respectively. The reaction takes place in a single-tube format and simply requires heating at 65 degree Celsius for 30 minutes for the reaction to proceed. In addition, the outcome of the test using the NAAT assay can be reported by both colorimetric detection and quantifiable fluorescent reading. Translating clinical practice into real-world applications, the nucleic acid amplification test shares the same convenient swab-based sample collection method as the RT-PCR test, and allows samples to be analyzed at POC or at home immediately after collection, compressing the end-to-end process to approximately 30 to 40 minutes in a laboratory setting and typically within approximately 30 minutes when using the Circle HealthPod device, as compared to approximately 4 to 8 hours for RT-PCR depending on the testing situation and sample volume.
Colorectal Cancer Screening
ColoClear utilizes the FIT-DNA technology and is a proprietary product of New Horizon Health and NHH Hangzhou. We have an exclusive license to commercialize ColoClear in Hong Kong, Macau and the Philippines persuant to our collaboration agreement and supplemental agreement with New Horizon Health and NHH Hamgzhou. Although colonoscopy is the “gold standard” for colorectal cancer diagnosis, it is a complicated process and presents a poor patient experience due to its invasive nature and difficult preparation process. In contrast, stool-based tests, comprising FOBT, FIT and FIT-DNA, are non-invasive, painless and convenient to administer. In particular, the FIT-DNA test is regarded as the best available non-invasive colorectal cancer screening technology, according to the Front & Sullivan Report. With the FIT-DNA test, DNA extracted from stool can be assayed, thus providing gene signals of colorectal cancer and advanced adenoma. Users are not required to engage in dietary restrictions or bowel preparation and can conveniently collect samples at home. ColoClear utilizes a multi-target FIT-DNA analytics through detection of multiple DNA mutational markers, DNA methylation and hemoglobin, which effectively improves the sensitivity as compared to single-target analytics. New Horizon Health has completed a large-scale, prospective, multi-center, head-to-head registrational trial of ColoClear in China. A total of 5,881 subjects were enrolled in the trial among whom 4,758 are evaluable. The primary endpoints of the registrational trial were sensitivity and specificity for colorectal cancer. Sensitivity refers to the likelihood of a clinical test to correctly identify the individuals who truly have the disease, and a high sensitivity reduces the instances of false negative (i.e. individuals with the disease are tested negative by the test). Specificity refers to the likelihood of a clinical test to correctly identify the individuals who do not have the disease, and a high specificity reduces the instances of false positive (i.e. individuals without the disease are tested positive by the test). Upon completion of the trial, ColoClear demonstrated a sensitivity of 95.5% and an overall specificity of 87.1% out of 4,758 evaluable samples for colorectal cancer in the prospective registrational trial. More specifically, ColoClear achieved a sensitivity of 96.8%, 97.5%, 96.2%, 96.4% and 86.3% for Stage 1, Stage 2, Stage 3, Stage 4 and unknown stage colorectal cancer, respectively. ColoClear is designed to be a “rule-out” test that helps eliminate the possibility of colorectal cancer risk for the screening population. In the registrational trial, it demonstrated a negative prediction value of 99.6% for colorectal cancer, meaning that for any individual who is tested negative by ColoClear, the likelihood of the individual actually having colorectal cancer is only 0.4%. According to Frost & Sullivan, the size of the global addressable market for colorectal cancer early screening is projected to reach approximately US$93 billion by 2025, based on the estimation of the total target patient pool, average selling price and average dosing frequency.
In processing and analyzing samples of ColoClear test, we use a lot of the same equipment and laboratories for extracting samples of CircleDNA test. In addition, drawing on our strategic collaboration with New Horizon Health and NHH Hangzhou, our laboratory technicians have received and completed technical training from New Horizon Health and NHH Hangzhou to perform ColoClear tests in our laboratories. Our research and development team has commenced a local clinical study with the University of Hong Kong for further validation of the sensitivity and effectiveness of ColoClear, which is expected to be completed in 2022.
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Danica's
Covid-19 test result is

Negative

A **negative** result indicates that SARS-CoV-2, the virus behind Covid-19, was not found in your sample at the time of this test. This means you are not likely to currently have Covid-19.

Contact your local healthcare provider to learn more about the further steps to take.

Seek immediate emergency medical care, if you have:

- Trouble Breathing
- Persistent pain or pressure in the chest
- New confusion

Covid-19 Test Details

Result Reported On
Apr 18, 2021, 18:18

Pod Name
HealthPod

Test Result
Negative

Name
Danica Yeung

Gender
Female

Model Number
POD01

Serial Number
POD01212320192AB

Capsule Number
COA0121251AC322B

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I Understand

To make comprehensive test results more accessible to our customers, we have integrated aspects of digitization into all of our product offerings. Using our in-house developed CircleDNA mobile application, customers of CircleDNA can track their sample status, access a wellspring of information about their genetic make-up and actionable recommendations at their fingertips, and schedule complementary tele-consultations. In addition, customers of the Premium package are able to view over 500 reports across 20 categories on their personal computers or via the CircleDNA mobile application. For COVID-19 testing under Project Screen, when analyses of samples are completed, test results are delivered or uploaded within hours to a secure clinical oversight dashboard, or accessible via a personal mobile application. Last but not the least, test results generated by Circle HealthPod are available on the device or can optionally be displayed on an interactive interface via the Circle HealthPod application, so as to protect our customers’ privacy and data security. To address the needs of our institutional customers, we are developing a monitoring portal for Circle HealthPod, which is designed to assist them in administering and managing the test results of their customers or visitors to better ensure public health and safety.
Laboratory Accreditation
We operate three laboratories in Hong Kong, including two laboratories in Quarry Bay and one laboratory in the Hong Kong International Airport. Our laboratories in Hong Kong are accredited by the Hong Kong Laboratory Accreditation Scheme, operated by the Hong Kong Accreditation Service and certified to ISO 15189.
In the U.K., we operate two fixed laboratories offering COVID-19 testing located in Orpington and the Greenwich peninsula in London. In addition, we have five mobile laboratories at London Heathrow Airport, Manchester Airport, London Stansted Airport, London City Airport and East Midlands Airport, as well as one mobile laboratory at O2 Arena to support the sports and entertainment industry in maintaining their daily operations. We have received United Kingdom Accreditation Service (“UKAS”) ISO 15189 Medical Laboratories and ISO 22870 Point of Care Testing accreditations.
Research & Development
Our specialized in-house R&D team, strategic collaboration with Oxford and experienced scientific advisory board are the three pillars underpinning our strong R&D and product innovation capability.
As of August 31, 2021, we had approximately 25 in-house R&D staff, more than 30 engineering developers, and approximately 25 product development staff. We have over 80 laboratory staff that conduct R&D activities from time to time. Our main priorities are to refine and upgrade existing products, source, develop and commercialize novel product innovations.
We have five main research and development workstreams, consisting of a Scientific & Laboratory team, a Clinical & Bioinformatician team, a R&D team, an Engineering & Development team and a workstream for the development and commercialization of Circle Snapshot. Our Scientific & Laboratory team is led by Dr. Lawrence Tzang, Ph.D., co-founder, Chief Scientific Officer and laboratory director. The team is responsible for the research and development of lab protocols and development of testing technologies for commercial application, and has overall responsibility for lab operations. Our Clinical & Bioinformatician team is led by Dr. Senthil Sundaram, M.D., Chief Clinical Officer. It comprises clinical scientists, bioinformaticians and genetic counselors, and is charged with statistical analysis, development of in-house algorithms and computer modeling. Dr. Mike Ma, Ph.D., leads our R&D team. The R&D team is responsible for R&D in DNA diagnostic and screening technologies for clinical use. Our Engineering & Development team is led by Dr. Peter Wong, DPhil., Chief Technology Officer. The team is charged with the development of computer models, software, apps and the architecture of our IT infrastructure. Furthermore, Dr. Frank Ong, M.D., former Chief Medical & Scientific Officer at EverlyWell Inc., joined us as an advisor in July 2021. Beginning in October 2021, Dr. Ong serves as our Chief Medical Officer and leads a newly established R&D workstream focusing on the development and commercialization of Circle Snapshot.
In parallel with our in-house R&D teams, we have engaged in strategic R&D collaborations with Oxford, which are led by Professor Zhanfeng Cui, the Donald Pollack Professor of Chemical Engineering, and Professor Wei Huang, Associate Professor in the Department of Engineering Science. Professor Cui and Professor Wei were the co-founders of Oxsed, a U.K. incorporated company and a venture initiated by Oxford to commercialize and further develop the nucleic acid amplification test. Oxsed became our wholly owned subsidiary upon the completion of the acquisition in October 2020. Dr. Monique Andersson, Clinical

Infection consultant at the Oxford University Hospitals NHS Foundation Trust and the Director of the Microbiology Diagnostic Service of John Radcliffe Hospital, acts as an advisor to Oxsed and is on our scientific team.
In addition, we have entered into cooperation arrangements with Oxford and Oxford Suzhou to work on research projects at Prenetics Molecular Diagnostic Research Center, our research center at Oxford, and at OSCAR, the only overseas research center of Oxford, for a period of three years beginning in March 2021.
The research project with Oxford relates to scaling out the flexible platform using the nucleic acid amplification test for versatile IVD applications, which we refer to as the Oxford Project. The initial focus of the project is on assay development including:
•
improving sensitivity and time to results of COVID-19 reagent;

•
developing enzymes to lower cost;

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developing influenza assay; and

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developing certain assay.

Under the terms of our cooperation agreement with Oxford, all intellectual property that is identified or first reduced to practice or writing or developed in the course of the Oxford Project, which we collectively refer to as Arising Intellectual Property, will be owned by Oxford. We have an exclusive option to negotiate a license to commercially exploit the Arising Intellectual Property and enter into a license agreement under mutually agreed terms. We also have a right of first refusal for certain period to match or provide a better offer to Oxford if Oxford receives an offer from a third party to commercially exploit the Arising Intellectual Property.
The aim of our collaboration with Oxford Suzhou is to develop the NAAT array platform to simultaneously detect multiple pathogens, including six typical infectious diseases, which are on the top of the list of WHO pandemic and epidemic diseases and first-class diseases in China, as well as certain and hepatitis B. Specifically, Oxford Suzhou will work on:
•
development of a robust and reliable reaction package, including sample pre-treatment, primers/probe design, enzyme purification, and recipe of reaction reagents;

•
array chip design, assembling different NAAT reactions in one test;

•
clinical validation; and

•
development of POCT device(s) for detection of infectious diseases and data collection.

Under the terms of our agreement with Oxford Suzhou, any information, data, techniques, know-how, results, inventions, discoveries, software and materials identified or first reduced to practice or writing developed in the course of the project, which we collectively refer to as Research Finding, is owned by the party which creates or generates such Research Finding. Where any Research Finding is created or generated by us or Oxford Suzhou jointly and it is impossible to distinguish each party’s intellectual contribution to the creation of intellectual property rights in that Research Finding, the intellectual property right in that Research Finding will be co-owned by us and Oxford Suzhou in proportion to our respective contributions. We and Oxford Suzhou will enter into separate agreements for the registration, maintenance and protection of the jointly owned intellectual property rights. We have an exclusive option to negotiate a license to commercially exploit the intellectual property identified or first reduced to practice or writing or developed in the course of the project, which we refer to as the Oxford Suzhou Arising Intellectual Property. We also have a right of first refusal for a certain period to match or provide a better offer to Oxford Suzhou if Oxford Suzhou receives an offer from a third party to commercially exploit the Oxford Suzhou Arising Intellectual Property.
Manufacture and Supply
We currently rely on third-party manufacturers for the production of our existing products. We do not have in-house manufacturing capability and do not plan to develop such capacity in the foreseeable future.

Our partnering manufacturers for the manufacture and assembly of Circle HealthPod are certified with ISO 13485:2016 for quality management systems for medical devices.
We mainly rely on a number of third-party suppliers, which we have qualified in accordance with our quality control system, to provide materials such as sterile swabs and other components of the Circle HealthPod. We have strategically established partnerships with leading companies in China, the U.S. and the U.K. as our suppliers for genome sequencing service and RT-PCR testing service. All laboratories of our suppliers have received local regulatory certification, such as certification from UKAS.
We continue to optimize the quality of our products by identifying reliable manufacturers, conducting quality assessments of components from our suppliers, and persistently re-assessing our manufacture and supply options for enhanced economies of scale and production scale-up. To control and reduce the risks related to our manufacturing, quality-testing, assembly and shipping of products, we have taken a diversification approach by selecting partnering manufacturers and suppliers located in different countries or regions. Nevertheless, any variation or termination of existing arrangements may still affect our ability to sell and distribute our products until we are able to find alternative suppliers. For this and more comprehensive risks related to our manufacturing, quality-testing, assembly and shipping of our diagnostic products, please see “Risk Factors — Risks Relating to Prenetics Group’s Business —  Key Risks Relating to Prenetics Group’s Business — Prenetics Group relies substantially on third-party contract manufacturers for the manufacturing, quality-testing, assembly and shipping of its COVID-19 test kit, Circle HealthPod and other products. Any termination of significant rights under the existing arrangements would disrupt Prenetics Group’s ability to sell and distribute its COVID-19 test kit, Circle HealthPod and other products until and unless it finds new contract manufacturers, which would materially and adversely affect its business.” In addition, our suppliers could cease supplying materials and equipment at any time, or fail to provide us with sufficient quantities of materials or materials that meet our specifications. For risks related to our engagement with third party suppliers, please see “Risk Factors — Risks Relating to Prenetics Group’s Business — Other Risks Relating to Prenetics Group’s Business — Prenetics Group relies on a limited number of suppliers for Circle HealthPod components, COVID-19 test kit materials and laboratory testing services for COVID-19 test kit and CircleDNA, and may not be able to find replacements or immediately transition to alternative suppliers, which could adversely affect its ability to meet customer demand.”
Sales and Marketing
Our sales and marketing strategy is powered by an in-house marketing team aiming to achieve customer penetration by executing an institutional sales model, an above the line (“ATL”) marketing strategy that focuses on promotion by mass media such as billboards or outdoor advertisements (e.g., transportation vehicles), celebrity endorsements and content-driven social media campaigns. It is further complemented by our marketing team’s ability to identify unique selling points for our various offerings targeted at consumer pain points, which enable them to devise an effective marketing strategy to enhance our brand awareness and promote our unique value proposition.
For our genetic testing service, we reach and achieve customer acquisition via ATL marketing and user-generated content on social media. For example, advertisements of our CircleDNA can be found on the exterior of trams, taxis and Watson’s (a large Asia-wide health care and beauty care chain headquartered in Hong Kong) and billboards in Hong Kong. In addition, we recognize that KOLs and certain key accounts provide important initial assessments of the value of our services as well as validation for the beneficial effects of our products. Therefore, we have engaged with celebrity ambassadors such as Van Ness Wu, G.E.M., and Gigi Leung to create a long-lasting cycle of content generation and distribution. While celebrity endorsements help strengthen our brand awareness and promote our products, any negative publicity related to any of these celebrities, the occurrence of which is beyond our control, may adversely impact our reputation and brand image and consequently our ability to attract new customers and retain existing customers. For this and more details on the risk related to our sales and marketing strategies, please see “Risk Factors — Risks Relating to Prenetics Group’s Business — Other Risks Relating to Prenetics Group’s Business — Some of Prenetics Group’s marketing initiatives, including celebrity and key opinion leader endorsement and use of social media, may adversely affect Prenetics Group’s reputation.”
With respect to our diagnostic testing services, in particular, the promotion of Circle HealthPod, we focus our sales efforts on large healthcare systems, government organizations and corporations that want to deploy comprehensive POC testing across their networks, while partnering with celebrities such as renowned filmmaker Donnie Yen in promoting our brand among individual customers. We have an experienced commercial team focused on leveraging key customers to deploy our services across multiple users with our training and support. To drive sales in additional diagnostic healthcare settings, we are actively exploring opportunities to collaborate with potential institutional customers that are interested in standardizing around a POC testing service to bring such service across their networks. Our collaboration with New World Development provides a strong testament of our commercial strategy. In August 2021, New World Development pre-ordered 10,000 Circle HealthPod devices and 50,000 capsules to be utilized across its extensive ecosystem of retail malls, office buildings, residential developments and art and cultural facilities. Dr. Adrian Cheng, the founder of Artisan, is the Chief Executive Officer and executive vice chairman of New World Development. The pre-order was placed by New World Development while we were negotiating the terms of the Business Combination with Artisan.
In addition, we plan to commercialize ColoClear by adopting a business-to-business model. Because a prescription is required for customers to purchase ColoClear, we intend to collaborate with distribution channel partners, such as pharmaceutical distributors.
We target the global market for the sales of CircleDNA and Circle HealthPod. Our target markets for COVID-19 testing provided under Project Screen consist of Hong Kong and the U.K., while our target markets for ColoClear are currently expected to include Hong Kong, Macau, the Philippines and other countries of Southeast Asia.
As of August 31, 2021, we had more than 30 employees focused on sales and marketing who are located in the U.K., Hong Kong, the Philippines, India, Thailand and South Africa.
Over time, we plan to operate with an efficient sales and marketing presence in our target markets and geographies and to collaborate with institutional customers, celebrities and content creators to ensure broad access to our products and services globally.
Our Customers and Strategic Collaborations
Our target customers are individuals who would like to obtain more information and personalized solutions regarding their health and wellbeing, as well as institutions that would like to maintain or increase their efforts to foster public health. Our institutional customers primarily consist of airports and airlines, healthcare providers, retail, hospitality and workspace facilities, and entertainment and sports venues. They include Hong Kong government, Cathay Pacific Airway Limited, the Premier League, Matchroom Boxing Limited, Britannia TV 3 Limited, Virgin Atlantic and The Walt Disney Company Limited. In addition, our Business Combination with Artisan represents a partnership with Dr. Adrian Cheng, founder of Artisan and the Chief Executive Officer and executive vice chairman of New World Development, and his broader ecosystem. Through Dr. Adrian Cheng, we are connected to an extensive conglomerate network of healthcare, retail, hospitality, education, sports, workspace, residential and other sectors. Furthermore, we have entered into a strategic partnership agreement with EC Healthcare (HKSE: 2138), Hong Kong’s largest non-hospital medical service provider for the planned marketing and distribution of our existing and pipeline products in Hong Kong, Macau and Guangdong.
Our Commitment to Protect Privacy and Personal Data
We strive to never lose sight of the individuals behind the data and we put our customers in control of their data. We have established a comprehensive security system, which comprises our data protection team and structured information security policy. Our information system security policy is designed to be implemented in our daily operations and under unforeseeable circumstances. The security policy is documented, reviewed and approved by our leadership team and is disseminated to both of our information technology employees and our third-party service providers. Any employee, if found in breach of our security policy, will face disciplinary consequences.
Our technology infrastructure allows us to logically segregate access and storage of personally identifiable and genetic data from other business operations related to data processing. Block data, such as pdf report and raw bioinformatic data, is physically segregated from our relational database, where our customers’ personally identifiable information is stored. In addition, we logically segregate other data that are stored with our customers’ personally identifiable information on the relational database by designing a database schema for authentication and authorization purposes. All data are encrypted in transit using transport layer security, a protocol that encrypts internet traffic of all types, to ensure the block data and relationship database to be situated and protected within our private network. Furthermore, procedurally, we have set in place different levels of access for personal information. Genetic data, for example, can only be viewed by the laboratory staff directly involved in processing the DNA sample. We remove personally identifiable information before genetic samples are sequenced.
In addition, to minimize the risk of data loss, we perform daily backups of our relational database and keep the backups for seven days in Singapore or 30 days in Dublin,where most of the infrastructure of our cloud services provider resides. The routine backups enable us to restore our data at any time from the earliest backup stored in our system to the most recent data entered five minutes prior to an unexpected incident. We are also equipped with up‑to-date antivirus software to protect against viruses that could potentially damage our data and computer systems. We strive to ensure that any security incident is immediately reported to our incident management team, leadership team and information technology team.
Customers’ privacy and data security are among our top priorities. For our genetic testing service, our systems operate to ensure no personal information is shared with any third party, except with our customers’ consent. Our customers are able to choose whether we store or discard their DNA samples. If customers choose to store their DNA samples, the samples are stored securely in our medical laboratory, adhering to the leading international security standard, ISO 27001. We leverage the secure socket layer technology, a security technology for establishing an encrypted link, and implement physical, technical, and administrative measures to prevent unauthorized access to, or disclosure of, any of our customers’ personal information.
We believe that through properly securing our customers’ information and protecting their privacy we can establish trust and therefore lay the foundation for long-term customer engagements.
Competition
Genetic Testing (CircleDNA and Circle Medical)
The number of companies entering the genetic testing market continues to increase. We also face competition from other companies attempting to capitalize on the same, or similar, opportunities as we are, including from existing diagnostic, laboratory services and other companies entering the genetics market with new offerings and genetic interpretation services. Some of our current and potential competitors have longer operating histories, are better known brands and possess greater financial, technical, marketing and other resources than we do. These factors may allow our competitors to respond more quickly or efficiently than we can to new or emerging technologies. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases than we have. Our competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. This could attract customers away from our services and reduce our market share in markets where we have been successful. We anticipate facing competition from companies such as 23andMe, Inc., myDNA Life Ltd., Ancestry.com LLC, MyHeritage Ltd., Futura Genetics, and Invitae Corporation. We believe our ability to compete successfully primarily depends on the following factors:
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customer service and support efforts;

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technical performance of genetic testing product;

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timing of when regulatory approvals are obtained;

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commercialization infrastructure;

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pricing;

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relationship with distribution partners; and

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KOL endorsement.

Diagnostic Testing (Project Screen, Circle HealthPod)
The diagnostic testing industry, especially for COVID-19, is highly competitive, and given the significant interest and growth in COVID-19 related diagnostic tests, we expect ongoing intense competition from different sources, including from manufacturers and producers of diagnostic tests, vaccines and therapeutic treatments. In diagnostic testing, we anticipate facing competition from companies that have or are developing molecular tests (including centralized laboratory and POC tests) as well as antigen and antibody tests to detect SARS-CoV-2. We also face competition from companies developing at-home influenza tests, like Ellume Limited. In addition, we face competition from companies developing a combination of COVID-19, influenza and STD tests, like Lucira Health, Inc. We face potential competition from many sources, including academic institutions, public and private research institutions and governmental agencies. Competitors with diagnostic tests include private and public companies, such as Cue Health Inc., Lucira Health, Inc., LumiraDx Limited, BGI Group, KingMed Diagnostics (Hong Kong) Limited, Sonic Healthcare Limited, Myraid Genetics, Inc. and Invitae Corporation.
In addition to competition from diagnostic testing companies, there are companies developing vaccines and therapeutic treatments for COVID-19, influenza and STDs. In December 2020 and February 2021, for example, the FDA issued Emergency Use Authorizations for three COVID-19 vaccines. If existing or future vaccines are widely distributed and compliantly administered or if therapeutic treatments are identified and become widely used, our COVID-19, influenza and STD testing opportunities and the market as a whole may shrink or disappear.
We believe the following factors affect our ability to compete successfully:
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test accuracy;

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timeliness in delivery of test results;

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user experience;

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cost control;

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pricing;

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manufacturing capability; and

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access to market.

Early Colorectal Cancer Screening (ColoClear)
The colorectal cancer screening market is competitive. As competition in this field intensifies, we believe it will be very important for enterprises to focus on developing cancer screening tools for high-incidence cancer types capitalizing on data accumulation and clinical trials. The ability to transform technology to commercial products is another vital key to success. It is also crucial for companies in this market to educate consumers on the benefits of early cancer screening and provide services with an easy user experience. We expect our competitors in the early colorectal cancer screening market would include Epigenomics Inc., Exact Sciences Corporation, Freenome Holdings, Inc., GRAIL, Inc., and Guardant Health Inc., among others. We believe our ability to compete successfully in this market would primarily depend on the following factors:
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ability to continue developing cancer screening tools;

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technology to detect and identify precancerous lesions;

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academic, talent and funding base that supports the iteration of products and large-scale clinical research;

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legal understanding of relevant regulations in place;

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first-mover advantage in establishing a “gold standard” in the market; and

•
strong commercialization infrastructure to control cost, launch new products and educate consumers.

At-Home Health Test (Circle SnapShot)
At-home health test is experiencing an increasing demand in recent years fueled by a combination of technological advancement, increasing unwillingness to incur additional costs and time for frequent hospital visits, supportive reimbursement system, increasing penetration of telehealth services, favorable policies for disease prevention and greater interest from investors. Currently, companies that provide home use health tests are developing tests of greater variety and enhanced accuracy. Also, advanced data science technologies are employed to enhance accuracy of test results and provide more precise interpretation and analysis of test results. Given our focus on at-home blood tests that complement regular or annual health checks, we expect our competitors in the home use health test market would include EverlyWell, Inc., and LetsGetChecked, among others. We believe our ability to compete successfully in this market would primarily depend on the following factors:
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breadth of tests offered;

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test accuracy;

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timeliness in delivery of test results;

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user experience;

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pricing; and

•
cost control.

Personalized Care (Circle One, F1x, and Fem)
We face competition in the personalized care market from multiple industry sub-categories. Healthcare big data solution specialists are dedicated to the healthcare big data solutions market with professional expertise to provide big data technologies and tailored services to clients. They can integrate data science, commercial consulting and real-world study services. Large, broad and diversified databases are essential to leading healthcare big data solution providers and differentiate the leaders from other market players. Our competitors may be able to collect more data and more diversified data than we do and provide more comprehensive targeted solutions to consumers. We are also subject to competition from dietary and nutritional supplement providers. Our competitors in the dietary and nutritional supplement market may have longer operating histories and broader consumer bases than we do. They may also have adopted similar marketing strategies such as engaging with KOLs and celebrity brand ambassadors as we have. We expect our competitors in the personalized care market would primarily include Roman Health Medical LLC and Hims & Hers Health Inc., among others. We believe the following factors may affect our ability to compete successfully in the personalized care market:
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large customer database;

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reliable scientific basis;

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effective and accurate personalized testing;

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pricing;

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effective communication with customers; and

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ability to secure data privacy.

For more information regarding the risks associated with competitions in our target markets, please see “Risk Factors — Risks Relating to Prenetics Group’s Business — Key Risks Relating to Prenetics Group’s Business — The diagnostic testing market, particularly with respect to COVID-19 testing, is highly competitive, and many of Prenetics Group’s competitors are larger, better established and have greater financial and other resources,” and “Risk Factors — Risks Relating to Prenetics Group’s Business — Key Risks Relating to Prenetics Group’s Business — The consumer genetic testing market is highly competitive, and many of Prenetics Group’s competitors are more established and have stronger marketing capabilities and greater financial resources, which presents a continuous threat to the success of its consumer genetic testing business.”
Intellectual Property
We regard our patents, trademarks, copyrights, domain names, know-how, trade secrets, and similar intellectual property, including our licenses to use and commercialize the nucleic acid amplification test and ColoClear, as critical to our success. We rely on patent, trademark, and copyright law and employment agreements with intellectual property assignment clauses, as well as confidentiality and non-compete employment terms with our employees and others to protect our intellectual property rights.
As of September 30, 2021, we had filed 13 patent applications in China, including design and mechanical patents, all of which are related to Circle HealthPod. In addition, we rely on trademarks to build and maintain the integrity of our brand. As of September 30, 2021, we owned a total of 96 trademarks in China (including Hong Kong and Macau), the U.K., Malaysia, Singapore, the European Union and the U.S., among other jurisdictions. We also have five pending trademark applications.
Although we have submitted patent applications with respect to Circle HealthPod, we cannot guarantee that patents will be issued for any of our pending applications or if issued, such patents will be of sufficient scope or strength to provide meaningful protection for our technologies. Additionally, while we have implemented measures to protect and preserve our trade secrets and other proprietary rights by ensuring that we have confidentiality terms in place with our employees, manufacturers, suppliers and R&D collaborators, such measures can be breached, and we may not have adequate remedies for any such breach.
We may also from time to time engage in litigation to enforce patents issued to us, to protect our trade secrets or know-how, to defend against claims of infringement of the rights of others or to determine the scope and validity of the proprietary rights of others. Please see “Risk Factors — Risks Relating to Intellectual Property and Legal Proceedings” for additional information regarding these and other risks related to our intellectual property rights.
Patent License Agreement with Oxford Suzhou and Oxford University Innovation Limited
On June 10, 2020, Oxsed entered into a patent license agreement with Oxford Suzhou and Oxford University Innovation Limited (“OUI”), which was subsequently amended on October 14, 2020, or the OUI‑Oxford Suzhou Agreement. Pursuant to the terms of the OUI-Oxford Suzhou Agreement, OUI and Oxford Suzhou granted us a worldwide exclusive license to develop, make, have made, use and have used, import, export and market certain licensed products in COVID-19 testing and diagnosis relating to a pending Chinese patent application No. CN202010232072.4 entitled “Primers for detecting novel coronavirus SAR-CoV-2, which causes COVID-19, and test kits, methods and applications thereof” and a pending U.K. patent application No. 2012480.6 entitled “Optimised primer design to stabalise the performance of RT-LAMP,” regarding the primer and molecular switch technologies that are integral to the nucleic acid amplification test (“OUI-Oxford Suzhou Licensed Products”). We may grant sub-licenses regarding the OUI-Oxford Suzhou Licensed Products with the prior written consent of OUI, which cannot be unreasonably withheld, provided that certain conditions are met. The exclusive license granted to us also includes any improvements of the technologies relating to the OUI-Oxford Suzhou Licensed Products (“OUI-Oxford

Suzhou Licensed Technology”) made by their respective inventors prior to June 10, 2022. We are obligated to communicate in writing to OUI all improvements of the OUI-Oxford Suzhou Licensed Technology made by us prior to June 10, 2022 within a reasonable period of time after we become aware of, or after the completed development of, such improvements. We own the intellectual property rights in such improvements. In addition, pursuant to the OUI-Oxford Suzhou Agreement, we grant Oxford, Oxford Suzhou and those persons who at any time work or have worked on the OUI-Oxford Suzhou Licensed Technology a non-transferrable, irrevocable, perpetual, royalty-free license to use and publish the OUI-Oxford Suzhou Licensed Technology and our improvements thereof for non-commercial use. We also grant OUI and those persons who at any time work or have worked on the OUI-Oxford Suzhou Licensed Technology an irrevocable, perpetual, royalty-free license to use and publish the OUI-Oxford Suzhou Licensed Technology and our improvements thereof for non-commercial use.
Pursuant to the OUI-Oxford Suzhou Agreement, we are obligated to pay to OUI a one-time non-refundable license fee of GBP50,000 and to reimburse OUI and Oxford Suzhou patent costs with respect to the patents and patent applications concerned under the OUI-Oxford Suzhou Agreement following the COVID-19 public health emergency period, the end date of which will be determined according to the declaration of the World Health Organization. Upon our acquisition of all shares of Oxsed, we are obligated to pay to OUI an exit fee calculated as a percentage of the valuation of Oxsed upon the acquisition, subject to an overall cap of GBP5,000,000. In addition, we are obligated to pay to OUI a royalty in a low single-digit percentage on total net sales of the OUI-Oxford Suzhou Licensed Products that exceed a royalty threshold. The royalty is reduced following the expiration or revocation of the last valid patent or pending patent application covering a OUI-Oxford Suzhou Licensed Product in a country in which the OUI-Oxford Suzhou Licensed Product is commercially exploited. In connection with all sub-licenses and options granted by us with respect to the OUI-Oxford Suzhou Licensed Technology, we are obligated to pay to OUI a royalty of 5%, 10% or 15%, which is based on when such sub-licensing or partnering arrangements are entered, on royalties and all up-front, milestone, minimum sum and other one-off payments made to us after the end of the COVID-19 public health emergency period. The royalty provision expires upon the termination or expiration of the OUI-Oxford Suzhou Agreement, provided that we shall pay to OUI all outstanding royalties and other sums then due. As of the date of this proxy statement/prospectus, we have made payments in an aggregate amount of US$330,408.75 (based on the respective conversion ratio determined at the time such payments were made) under the OUI-Oxford Suzhou Agreement.
Subject to the possibility of earlier termination and the possibility of an extension to the term by mutual agreement on the same terms, the OUI-Oxford Suzhou Agreement shall continue in force until the later of (i) the expiry or rejection of all patents and patent applications concerned in the OUI-Oxford Suzhou Agreement and (ii) twenty years from June 10, 2020, where there is confidential information relating to the patents and patent applications concerned in the OUI-Oxford Suzhou Agreement or the technologies described therein. We may terminate the OUI-Oxford Suzhou Agreement for any reason at any time with a written notice to OUI and Oxford Suzhou or by written notice with immediate effect, if OUI or Oxford Suzhou commits a material breach which is not remediable or if remediable, not remedied within the period specified by written notice given by us calling on OUI or Oxford Suzhou to effect such remedy. In addition, the OUI-Oxford Suzhou Agreement may be terminated jointly by OUI and Oxford Suzhou, (i) by written notice with immediate effect, if we commit a material breach which is not remediable or if remediable, not remedied within the period specified by written notice given by OUI and Oxford Suzhou calling on us to effect such remedy, (ii) immediately, if we have a petition presented for winding-up or pass a resolution for winding up other than for certain purposes, (iii) on written notice if we (a) oppose or challenge the validity of the patents and patent applications concerned in the OUI-Oxford Suzhou Agreement, (b) breach the diligence requirements during and following the COVID-19 public health emergency period and do not take any remedial action reasonably requested by OUI within a reasonable time, (c) fail to adhere to the requirement of Oxford’s Medicines Access Policy or fail to ensure that the OUI-Oxford Suzhou Licensed Products will be managed in a manner to provide global early access to the licensed products or (d) fail to pay or take steps to avoid or remove our obligation to pay the exit fee.
Patent License Agreement with New England Biolabs Inc.
On October 6, 2020, Oxsed, which became our wholly owned subsidiary in October 2020, entered into a patent license agreement, or the NEB Agreement, with New England Biolabs Inc., or NEB. Pursuant to the terms of the NEB Agreement, NEB granted us a limited royalty bearing, non-exclusive, non-transferable, non-sublicensable, worldwide license under NEB’s rights in certain patents and patent applications relating to detection of an amplification product using pH-sensitive dyes and rapid diagnostic test using calorimetric LAMP (“NEB Licensed Patents”) to use certain NEB products to make, have made, use, offer to sell, sell, have sold under our label and export certain licensed products relating to colorimetric LAMP for clinical diagnostic, investigational and research use (“NEB Licensed Products”) during the term of the NEB Agreement.
Pursuant to the NEB Agreement, we have paid a one-time, non-refundable execution fee of US$50,000. We are also obligated to pay royalties in a single-digit percentage on net sales of NEB Licensed Products to NEB from October 6, 2020 to the end of the term of the NEB Agreement. As of the date of this proxy statement/prospectus, we have made royalty payments in an aggregate amount of US$67,148.67 (based on the respective conversion ratio determined at the time such payments were made) under the NEB Agreement.
Subject to the possibility of earlier termination, the term of the license under the NEB Agreement granted to us is from October 6, 2020, and will expire upon the expiration of the last to expire of the patents within NEB Licensed Patents. The license granted to us will automatically terminate upon (i) an adjudication of us as bankrupt or insolvent, or our written admission of our inability to pay our obligations when they mature, (ii) an assignment by us for the benefit of creditors, (iii) our application for or consent to the appointment of a receiver, trustee or similar officer for any substantial part of our property or any such appointment without our application or consent, if such appointment remains undischarged for a specified period, (iv) our institution of any bankruptcy, insolvency, or similar proceeding under the laws of any jurisdiction, (v) the institution of any proceedings described in (iv) against us, if such proceeding remains undismissed for a specified period, or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of our property, if such judgment, writ, or similar process is not released, vacated or fully bonded within a specified period, or (vi) our filing or our affiliate’s filing in a court of competent jurisdiction challenging the validity or enforceability of the NEB Licensed Patents or our assistance or our affiliate’s assistance to such filing. In addition, if there is any material breach or default under the NEB Agreement, the NEB Agreement may be terminated by the non-breaching party upon written notice to the breaching party.
Patent License Agreement with Eiken Chemical Co., Ltd.
On October 12, 2020, Oxsed, which became our wholly owned subsidiary in October 2020, entered into a patent license agreement, or the Eiken Agreement, with Eiken Chemical Co., Ltd., or Eiken. Pursuant to the terms of the Eiken Agreement, Eiken granted us personal, non-transferable, non-assignable and non-exclusive licenses under certain patents (“Eiken Licensed Patents”), relating, in part to LAMP, to develop and make any reagent, product, kit, device, equipment, instrument and/or system for nucleic acid IVD tests for the detection of SARS-CoV-2, which we collectively refer to as the Eiken Licensed Products, in the U.K., and to use, sell, offer for sale or otherwise dispose of the Eiken Licensed Products so made under Oxsed’s own labels in the U.K. Pursuant to the Eiken Agreement, we have an option to expand the license to the Eiken Licensed Patents for the Eiken Licensed Products to all countries of the world for additional one-off license fees.
As partial consideration of the rights granted to us under the Eiken Agreement, we have paid Eiken a one-off initial license fee totaling JPY3,000,000. In addition, we are obliged to pay royalties of no more than 10% per tier on total net sales of all Eiken Licensed Products. The royalty provision shall survive the expiration or termination of the Eiken Agreement. As of the date of this proxy statement/prospectus, we have made royalty payments in an aggregate amount of US$14,230.88 (based on the respective conversion ratio determined at the time such payments were made) under the Eiken Agreement.
The Eiken Agreement will terminate on expiration of the last to expire of the Eiken Licensed Patents. Eiken has the right to terminate the Eiken Agreement with written notice upon (i) a breach by us or any of our affiliates that is not cured upon written notice of the breach within a specified period, (ii) our bankruptcy, insolvency, admission of inability to pay our debts or certain other bankruptcy, insolvency or dissolution events, (iii) the assignment or attempt to assign the Eiken Agreement in violation of the terms under the Eiken Agreement, or (iv) a challenge by us or any of our affiliates of the validity of any of the Eiken Licensed Patents or the infringement of any Eiken Licensed Product upon any of the Eiken Licensed Patents.

Collaboration Agreement with New Horizon Health Limited and Hangzhou New Horizon Health Technology Co., Ltd.
On July 29, 2019 and subsequently on December 18, 2019, we entered into a collaboration agreement and a supplementary agreement with New Horizon Health and NHH Hangzhou (together, “NHH”) for an initial term of five years with an option to renew by mutual consent for up to five years, which we collectively refer to as New Horizon Agreement. Pursuant to the New Horizon Agreement, we have exclusive, non-assignable and non-transferrable rights to market, promote, sell, offer to sell and distribute, and to provide testing services using the products developed by NHH Hangzhou or its affiliates based on, derived from or otherwise in relation to the proprietary technology of ColoClear for diagnostic use for colorectal cancer and adenoma, which we collectively refer to as the ColoClear Product, and to obtain the applicable regulatory approval, if required, for the ColoClear Product (together, “NHH Licensed Rights”) in Hong Kong, Macau and the Philippines. Subject to the terms set forth in the New Horizon Agreement, we agree to purchase from NHH Hangzhou and NHH Hangzhou agrees to sell us the ColoClear Product at a specified purchase price upon the parties’ execution of purchase orders. We covenant that during the term of the New Horizon Agreement and for a period of two years after the expiration of the term, we will not on our own or in collaboration with any third parties conduct any business in any way that is similar to or otherwise competes with the services in relation to the ColoClear Product in the licensed territories.
Upon our written request, NHH Hangzhou will use its commercially reasonable efforts to (i) assist us in identifying necessary equipment and appropriate manufacturers for equipment purchase, with relevant costs and expenses incurred thereby borne by us, (ii) assist us in configuring our existing laboratory, with relevant costs and expenses incurred thereby borne by us, (iii) deliver to us training and instruction regarding shipping, handling, processing, storage, analysis, and clinical interpretation of samples and (iv) provide us technical support that may arise from time to time.
Any and all patents, copyrights, trademarks, inventions, know-how, designs, technologies algorithms and other intellectual property rights, developed or generated based on or in connection with the collaboration under the New Horizon Agreement (collectively, “New IPs”) jointly by NHH and us during the term of the New Horizon Agreement would be jointly owned by NHH Hangzhou and us. NHH Hangzhou has the right of first refusal to license such New IPs to any third parties. Any new IPs independently developed by a party to the New Horizon Agreement shall be owned by such party.
We share the gross margin generated in connection with the ColoClear Products and their related services within the licensed territories equally with New Horizon Health. Each of us and New Horizon Health bears 50% of the cost incurred by us in connection with application for the regulatory approvals, if any. Any cost in relation to the direct sales and marketing of the ColoClear Product in the licensed territories is equally borne by NHH and us. As of the date of this proxy statement/prospectus, we have made payments in an aggregate amount of US$12,973.56 (based on the respective conversion ratio determined at the time such payments were made) under the New Horizon Agreement.
The New Horizon Agreement may be terminated (i) by mutual agreement in writing at any time, (ii) by each party with prior written notice to the other party, within the first year of the initial term of the New Horizon Agreement, (iii) by the other party unilaterally by written notice, if a party fails to make any payment fully and timely as required and such payment is still not fully made within a specified period after the date on which it becomes due and payable, (iv) by NHH unilaterally by written notice, if we commit any other material breach, other than that provided in (iii), and fail to cure such breach within a specified period after the delivery of a written notice of such breach, (v) by NHH unilaterally by written notice with respect to certain licensed territory, if we fail to obtain the applicable regulatory approvals for the ColoClear Product in such territory within two years after NHH Hangzhou’s grant of the NHH Licensed Rights, and a joint committee established pursuant to the New Horizon Agreement determines in good faith that the collaborations between the parties shall cease in such territory and (vi) by NHH unilaterally by written notice, if we file a petition related to bankruptcy or insolvency, and such petition is not dismissed within sixty days after the filing, or if we are a party to any dissolution or liquidation or make an assignment for the benefit of our creditors.

Our Team
We adopt a founder-led, entrepreneurially inspired and scientifically rigorous approach in our daily operation. We believe that our smart, team-spirited, customer-first and scientifically-driven people set us apart from our peers and form our culture.
As of the date of this proxy statement/prospectus, we had more than 800 employees and operated across nine locations, including the U.K., Hong Kong, India, South Africa and Southeast Asia. Our employees are primarily located in the U.K. and Hong Kong. We believe we generally have good relationships with our employees.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.
Facilities
Our headquarters is located in Hong Kong. We have leased office space in Hong Kong, the U.K. and South Africa, among others. For our Hong Kong headquarters, we have leased office space totaling approximately 12,000 square feet. Our corporate head office space is used for management, sales and marketing, in-house R&D coordination, technology support, and general administrative activities. In addition, we operate eleven laboratory facilities located in Hong Kong and the U.K., which include six laboratories at the airports, one at O2 Arena, for COVID-19 testing and four fixed laboratories for research and development. We believe that our existing facilities are sufficient for our current needs, and we will obtain additional facilities, principally through leasing, to accommodate our future expansion plans as needed.
Government Regulations
Regulation of Consumer Genetic Testing and IVD devices
In Hong Kong, there are no specific laws or regulations that directly regulate the sales of consumer genetic testing and IVD devices, such as our CircleDNA and Circle HealthPod. In the U.K., consumer genetic testing and IVD devices are regulated by the U.K. Medical Devices Regulations 2002 (“UK MDR 2002”). In addition, there are voluntary certifications in Hong Kong and the U.K. for laboratories where our samples are processed.
In Hong Kong and the U.K., there are certain laws and regulations relating to consumer protection, advertisements, data protection, codes of practice and standards, which may apply to our business.
Regulations relating to Consumer Protection and Advertising in Hong Kong
We make certain representations with respect to our products on various media, including the product itself, our website, social media (including through social media influencers), advertising billboards, advertising vehicles and broadcast media. The Trade Descriptions Ordinance (Cap. 362), as amended by the Trade Descriptions (Unfair Trade Practices) (Amendment) Ordinance 2012, (“TDO”), provides the overriding principle that all product descriptions must be true and not misleading and prohibits the application of a false trade description to any goods or to supply or offer to supply any goods to which a false trade description is applied. The TDO broadly applies to all goods, including our consumer genetic testing kits and IVD device. “Trade description” is broadly defined to cover indications, direct or indirect, and given by whatever means, of various matters with respect to goods or parts of goods, including quantity, composition and fitness for purpose, strength, performance, behavior and accuracy. The Customs and Excise Department is the principal enforcement agency of the TDO. The maximum penalty for non-compliance with the TDO on conviction is a fine of HK$500,000 and imprisonment for five years. The TDO also provides for a civil compliance-based mechanism as an alternative to initiating prosecution under which the Customs and Excise Department may, with the consent of the Secretary for Justice, accept a written undertaking from a trader believed to have engaged, be engaging, or be likely to engage in conduct that constitutes any of the prohibited practices to the discontinuation of the relevant conduct.
Advertisements on television or radio must comply with the Generic Code of Practice on Television Advertising Standards (“TV Code”) and the Radio Code of Practice on Advertising Standards (“Radio Code”). The general standard provided for by the TV Code and Radio Code is that advertising should be legal, clean, decent, honest and truthful. The TV Code also strictly controls the design and content of medical product advertisements, and prohibits impression of professional advice and support from medical professionals, appeals to fear or exploitation of credulity, encouragement of excess, and exaggerated claims using superlative or comparative adjectives such as “the most successful” or “quickest.” Complaints regarding advertisements in broadcasting should be made to the Communications Authority. Penalties for breach of the TV Code or the Radio Code are typically applied to broadcasters, rather than the product owner and include fines up to HK$200,000 for the first occasion a penalty is imposed, up to HK$500,000 for the second occasion, and up to HK$1,000,000 for any subsequent occasion. If we are at fault for these breaches, we may be required to assume the relevant liabilities by our contract with the broadcaster.
Regulations relating to Consumer Protection and Advertising in the U.K.
In the U.K., the main regulations for consumer protection and advertising are the Consumer Protection from Unfair Trading Regulations 2008 (“CPUT”), the Business Protection from Misleading Marketing Regulations 2008 (“BPRs”), U.K. Code of Non-broadcast Advertising and Direct & Promotional Marketing (“CAP Code”), the Audiovisual Media Services Regulations 2020, and broadcasting codes issued by the Office of Communications (“Ofcom”) and the Broadcast Committee of Advertising Practice for television and radio advertising (“BCAP”) (together, the “OfCom and BCAP Codes”).
The CPUT prohibits commercial communications by a trader to a consumer which are misleading, by action or omission, where they cause or are likely to cause the average consumer to take a transactional decision they would not have taken otherwise. This includes communication in relation to the nature of the product and the main characteristics of a product.
The CAP Code sets out a self-regulatory system which is enforced by the Advertising Standards Authority (“ASA”). All the main trade and professional bodies representing advertisers, agencies, service suppliers and media owners are members of the Committee of Advertising Practice, and agree not to accept any advertising which contravenes the CAP Code. The CAP Code sets out certain key principles, including one that requires marketing communications to: (i) be legal, decent, honest and truthful; and (ii) be prepared with a sense of responsibility to consumers and society. In addition, marketing communications must not materially mislead, whether by omission, by hiding material information, or by presenting it in an unclear, unintelligible, ambiguous or untimely manner. Before distributing or submitting a marketing communication for publication, marketers must hold documentary evidence to prove claims that consumers are likely to regard as objective and that are capable of objective substantiation.
The OfCom and BCAP Codes set out the rules that govern advertisements on any radio station or any television channel licensed by Ofcom. The rules are also operated and enforced by the ASA. The overarching principles of the OfCom and BCAP Code are that advertisements should not mislead or cause serious or widespread offence, or harm, especially to children or to the vulnerable.
If an advertiser is found to breach the CPUT, the OfCom and BCAP Code or the CAP Code, the ASA may ask the advertiser to withdraw or change the relevant advertisement. ASA cannot award damages or costs, or issue fines. However, there are a few sanctions which the ASA can use to ensure compliance, including adverse publicity by publishing rulings, which may result in negative publicity in the media, and referral to National Trading Standards which can enforce the regulations by civil or criminal enforcement. Consumers have rights to take direct civil action in the case of misleading actions or aggressive practices that have led them to make a payment or a contract.
Parts of the CPUT and the CAP Code apply to content and influencer marketing. Under the CPUT, it is unlawful to falsely claim or create the impression that a trader is not acting for purposes relating to their trade, business, craft or profession, or to falsely represent itself as a consumer. Under the CAP Code, influencer advertising is lawful and permitted, provided that the advertising is obviously identifiable as such, and that the disclosure is made up front. If the influencer advertising breaches the CAP Codes, the ASA will uphold the complaint against the advertiser and the influencer and would typically require that the influencer gives undertakings to comply with the rules.
In addition, the advertising of medical devices to healthcare professionals (as opposed to the general public) is regulated by the Association of British Healthcare Industries Code (“ABHI Code”). While not binding on us, the ABHI Code sets out principles and guidelines on the accuracy and substantiation of product claims, including clinical data, lab data, post market experience, and consistency with the product’s intended purpose. Compliance with the ABHI Code is generally perceived to be good practice regardless of membership or otherwise of the ABHI, and promotes a positive reputation.
Regulations relating to Privacy and Data Protection
We collect, process and use personal data for our products and services and are subject to laws, rules and regulations relating to the privacy and security of directly or indirectly identifiable personal information (collectively, “Data Protection Laws”). Such Data Protection Laws address the collection, storage, sharing, use, disclosure, and protection of certain types of personal information, including genetic information, and frequently evolve in scope and enforcement. There can also be uncertainty, differing interpretations and contradictory requirements across the legal and regulatory landscape regarding privacy and security.
Data Protection in Hong Kong
In Hong Kong, the main data protection law is Personal Data (Privacy) Ordinance (Cap. 486) (“PDPO”). The PDPO is enforced by the Office of the Privacy Commissioner for Personal Data (“PCPD”). The PDPO does not have extraterritorial effect and applies to data users that control the collection, holding, processing or use of personal data in Hong Kong. Since the PDPO does not specifically govern the use of human genetic data, and there is no concept of “sensitive personal data,” we are subject to the general requirements under the PDPO including obligations that are set out under the following data protection principles:
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First, personal data shall only be collected for a lawful purpose directly related to a function or activity of the data user and the data collected should be necessary and adequate but not excessive. The first principle also sets out the information a data user must give to a data subject when collecting personal data from that data subject.

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Second, data users shall take all practicable steps to ensure that personal data is accurate and is not kept longer than is necessary for the fulfilment of the purpose for which the data is used.

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Third, personal data should only be used for the purposes for which they were collected or a directly related purpose. A data user is required to obtain the prescribed consent of the data subject if the data user intends to use the personal data for purposes other than those for which the data were originally collected or for a directly related purpose.

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Fourth, data users shall take all practicable steps to protect the personal data they hold against unauthorized or accidental access, processing, erasure, loss or use.

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Fifth, data subjects have a right to request access to and correction of their own personal data. A data user should give reasons when refusing a data subject’s request to access or correct of his/her personal data.

We obtain informed consent from our customers prior to obtaining their samples. In some situations, we may be required to share health data with authorities for public health purposes. Under section 60B of the PDPO, there is an exemption from the requirement to obtain prescribed consent to use the personal data collected, including health data, for purposes other than the original purpose if the use of the data is required or authorized by or under any laws or court order in Hong Kong. This would include requests properly made by the legal authorities under laws such as the Prevention and Control of Diseases Ordinance. The PDPO also provides an exemption for disclosing health data if the data user can show that obtaining express consent from the individual would likely cause serious harm to the health of the individual or others.
Breaches of the PDPO may lead to a variety of civil and criminal sanctions including fines and imprisonment. In the event of a breach, the PCPD may issue an enforcement notice requiring the data user to take remedial action. Failure to comply with an enforcement notice constitutes an offence, resulting in a maximum fine of HK$50,000 and up to two years’ imprisonment (plus a daily fine of HK$1,000 in the event the offence continues). Subsequent convictions can result in a maximum fine of HK$100,000 and imprisonment for up to two years, with a daily penalty of HK$2,000. There are certain offences under the PDPO that carry more onerous penalties (e.g. a person committing an offence of disclosing personal data without consent from data users may be liable on conviction to a fine of up to HK$1 million and imprisonment for up to five years). In addition, data subjects have a right to bring proceedings in court to seek compensation for damage. The PCPD may also grant legal assistance to the aggrieved individual who intends to institute proceedings to seek compensation.
Data Protection in the U.K.
The main laws governing the collection, use and disclosure of personal data in the U.K. are the U.K. General Data Protection Regulation (“UK GDPR”) and the Data Protection Act 2018 (“DPA 2018”). In addition, the Privacy and Electronic Communications (EC Directive) Regulations 2003 (as amended) apply to our websites and communications with customers. The Information Commissioner of the U.K. regulates the foregoing data protection laws.
The UK GDPR applies to the processing of personal data. It broadly defines “processing,” which include the collection, recording, use, storage, disclosure and destruction of any test results (and associated personal data) by our services, laboratories, websites and applications. The UK GDPR has broad territorial reach and applies to the processing of personal data (i) in the context of the activities of an establishment of a controller or processor in the U.K., regardless of whether the processing takes place in the U.K. or not or (ii) to the processing of personal data of data subjects who are in the U.K. by a controller or processor not established in the U.K., where the processing activities are related to the offering of goods or services or the monitoring of their behaviors.
The UK GDPR contains extensive obligations on controllers and processors of personal data which we are subject to as both controller and processor. As a controller, we are required to process personal data in accordance with the data protection principles set out in Article 5 of the UK GDPR. These include ensuring that personal data is (i) processed lawfully, fairly and transparently, (ii) processed for the specified, explicit and legitimate purpose and not further processed in a manner that is incompatible with those purposes, (iii) adequate, relevant and limited to what is necessary in relation to the purposes for which they are processed, (iv) accurate and kept up to date, (v) kept in a form which permits identification of individuals for no longer than is necessary for the purposes for which data is processed, and (vi) kept secure and protected against “unauthorized or unlawful processing and accidental loss, destruction or damage.” We are also required to implement accountability measures (including carrying out data protection impact assessments, audits, implementing and maintaining policies, staff training, keeping records of processing activity, and appointing a data protection officer) and technical and organizational measures to ensure privacy by design and by default. In the event of a breach of personal data, we are required to notify the Information Commissioner’s Office without undue delay and notify affected data subjects of the personal data breach (where the breach is likely to result in a high risk to their rights and freedom). The UK GDPR also grants individuals rights to information, and to access, rectify, restrict, port, erase and object to the processing of their personal data. Under the UK GDPR, there are obligations with respect to the transfer of personal data to third countries, depending on whether such countries provide adequate protection for individuals’ rights and freedom in relation to their personal data.
“Genetic data” and “data concerning health” constitute a “special category of data” under UK GDPR and the DPA 2018 and are subject to rules which provide it with more protection given its sensitive nature. In order to lawfully process special category data, a controller must identify both a lawful basis under Article 6 of the UK GDPR and a separate condition under Article 9 of the UK GDPR. In addition, under the Human Tissue Act 2004, it is a criminal offence if a person has any bodily material intending that any human DNA in the material be analyzed without qualifying consent unless an exception applies.
The Information Commissioner can impose significant administrative fines on both data controllers and data processors. Fines may be imposed instead of, or in addition to, measures that may be ordered by the Information Commissioner. They may be imposed for a wide range of contraventions, including purely procedural infringements. Administrative fines are discretionary rather than mandatory. They can only be imposed on a case by case basis and must be “effective, proportionate and dissuasive.” There are two tiers of administrative fines. Some contraventions may be subject to administrative fines of up to GBP8.7 million or, in the case of undertakings, 2% of global turnover, whichever is the higher. Other contraventions may be subject to administrative fines of up to GBP17.5 million or, in the case of undertakings, 4% of global turnover, whichever is the higher.
Data Protection in the U.S.
Unlike the UK GDPR, there is no U.S. Federal law applicable to all industry sectors governing the collection, use and disclosure of personal data. Comprehensive data protection laws are regularly introduced in the U.S. Congress, but none have been adopted. At the U.S. Federal level, broad regulation of the collection, use, and disclosure of genetic information and personal information relating to health is limited to providers of healthcare and medical services (and their sub-processors) that are covered by government or commercial insurance programs. In addition, Federal law prohibits the use of genetic information in making employment-related decisions or for insurance underwriting purposes.
Because they are generally outside of the healthcare provider environment, the collection, use and disclosure of personal data by DTC genetic and other health-related or medical tests is regulated only at the state level. These laws are not uniform and they vary in significant ways, resulting in a “patchwork” of different compliance obligations, enforcement mechanisms, and penalties for violations.
Several states have adopted laws to protect genetic information collected by direct-to-consumer testing services. These laws, which vary by state, generally require full disclosure of the company’s security protections, purposes for collection, and marketing and retention practices. The also require express consent to perform the test and disclose the results to third parties, and a process to withdraw consent. Violations may lead to civil fines and even criminal penalties and some states enable consumers to bring a private lawsuit to enforce these protections.
All states require notification to affected individuals of a breach of the specific types of personal information set out in each state’s law. However, many of these laws do not cover a breach of genetic or any other type of health-related information. Some states, but not all, also require notification of a data breach to the state’s attorney general. State breach notification laws are enforced by the states’ attorneys general and, in some states, consumers have a private right of action.
A number of states require a private company to maintain reasonable safeguards to protect unencrypted, computerized personal information of state residents, including health-related information, against access or acquisition by an unauthorized person. However, only a few states provide guidance as to what security measures are needed to meet the standard of reasonableness.
Three states have adopted data protection laws that have much broader protection and cover all types of personal data that can identify or reasonably be linked to a natural person. Similar laws are under active consideration in other states. These privacy laws have some features that are similar to the protection of personal data in the U.K. GDPR. One such privacy law is currently in effect in California and, in 2023, an expanded law will go into effect in California. In 2023, new privacy laws will become effective in Colorado and Virginia. Each of these privacy laws will treat genetic data as “sensitive” information subject to additional restrictions including, for example, (i) collection only with informed consent, (ii) use only for specified and limited purposes, and (iii) transparency about disclosure to third parties and retention.
Concern is high and increasing among U.S. Federal and state lawmakers and regulators about protecting the security of personal data and prohibiting its undisclosed commercialization or other uses not know to or approved by the individual. We anticipate that government regulation and public expectations for personal data protection, particularly for sensitive genetic and health-related data, will become more demanding over time and require us to stay abreast of new legal developments. In addition to meeting our compliance obligations, we recognize that the perception of personal data concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition, and results of operations.
Regulations and Certifications for Laboratories in Hong Kong
In Hong Kong, there is no mandatory regulatory requirement on the certification or accreditation of a medical laboratory. The Hong Kong Accreditation Service (“HKAS”) provides accreditation for laboratories located in Hong Kong through the Hong Kong Laboratory Accreditation Scheme (“HOKLAS”), a voluntary accreditation scheme launched in 1985.
Accreditation is recognition of the capability of a laboratory to perform specific activities. Accreditation of laboratories in Hong Kong is voluntary and HOKLAS accreditation is based on the requirements of ISO 15189 “Medical laboratories — Requirements for quality and competence” standards, and involves a series of stringent on-site inspections by a team of independent specialist assessors. The assessors’ findings and reports are evaluated by the Accreditation Advisory Board which makes recommendations in respect of a laboratory’s fitness to be accredited. The inspections cover the management and technical capabilities of the laboratory, and involve inspection of policies, procedures, records, internal quality management system and calibration of laboratory equipment. Organizations accredited under HOKLAS are required to have their testing and measuring equipment regularly calibrated by a competent calibration organization to establish metrological traceability to the International System of Units. HKAS is a member of the International Accreditation Forum, International Laboratory Accreditation Cooperation and Asia Pacific Accreditation Cooperation. HKAS is also a signatory to the multilateral mutual recognition arrangements of these co-operations. Altogether under these arrangements, HKAS has 106 mutual recognition arrangement partners in 105 economies.
Medical laboratory technologists are regulated under the Cap. 359 Supplementary Medical Professions Ordinance (“SMPO”) and defined to include personnel trained in the practice of processing clinical or medical specimens for the sole purpose of making and reporting on analysis or examination in vitro (the “Profession”). All practicing medical laboratory technologists are required to be registered with the Medical Laboratory Technologists Board (“MLT Board”) under the Department of Health and are required to have a practicing certificate in force. All registered medical laboratory technologists shall comply with the Code of Practice issued by the MLT Board. There must be a Part I registered medical technologist on the Board of Directors of a medical laboratory carrying on the Profession. The laboratory director takes the overall responsibility of the operation of the laboratory, and has to be a qualified pathologist (as advised by the Hong Kong College of Pathologists) or a biomedical scientist satisfying certain specified education and experience requirements. Only Part I registered medical technologists may work independently in a medical laboratory, medical laboratory technologists registered in Part II and III of the register may only practice under supervision.
Our laboratory has participated in the voluntary HOKLAS accreditation and is an ISO 15189 accredited medical laboratory providing accredited medical genetics test. Our laboratory is subject to regular and periodic inspections by HKAS. Failure to comply with HOKLAS requirements may result in a removal of our accreditation.
Regulations and Certification for Laboratories in the U.K.
In the U.K., laboratories are regulated under the Good Laboratory Practice Regulations 1999 (“GLPR 1999”). The key regulatory body is the U.K. GLP Monitoring Authority (“UK GLPMA”). In accordance with the GLPR 1999, a “regulatory study” should not be conducted at a test facility unless the operator is a member of the U.K. GLP Compliance Programme. Membership is therefore compulsory for entities carrying out these studies. The term “regulatory study” means a non-clinical experiment or set of experiments in a number of scenarios. Our laboratories are not involved in any “regulatory study”, which means that, in our case, membership of clinical laboratories with the UK GLPMA is voluntary.
The UKAS provides accreditation for laboratories located in the U.K. through their accreditation scheme. UKAS is the sole national accreditation body for the U.K. and is appointed by the government as the national accreditation body to assess laboratories against internationally agreed standards. Accreditation of laboratories in the U.K. is voluntary and UKAS accreditation is based on the requirements of ISO 15189 “Medical laboratories — Requirements for quality and competence” standards, and involves a series of stringent on-site inspections by UKAS-approved pathologists and scientists. The inspections cover the management and technical capabilities of the laboratory, and involve inspection of policies, procedures, records, internal quality control and external quality assurance programs, and verification and validation of laboratory equipment. UKAS’ involvement in international groups, such as European Accreditation, International Accreditation Forum and International Laboratory Accreditation Cooperation, provides for international recognition of accredited laboratories.

We use third party laboratories that are UKAS accredited to either ISO 15189 or ISO 17025. Our U.K. laboratory is also participating in a voluntary UKAS accreditation process to become an ISO15189- and ISO 22870-accredited medical laboratory providing accredited COVID-19 testing, both in a lab setting and a POC setting. While we have not attained UKAS accreditation yet, we are currently allowed to provide COVID-19 tests pursuant to the program of UKAS and the Department for Health and Social Care (“DHSC”) for COVID-19 testing providers. Under this program, providers who are a UKAS applicant for ISO 15189 or ISO 17025 may self-declare that their service meets minimum requirements for test providers. UKAS will assess the self-declaration form to ensure the requirements are met and recommend that the provider be added to DHSC’s list of providers. This enables a provider to continue providing services, while working towards full UKAS accreditation. Even after obtaining full UKAS accreditation, our laboratory is expected to be subject to regular and periodic inspections by UKAS. Laboratories are assessed every two years and have to renew their registrations every year, confirming that they are continuing to operate in compliance with required standards. Failure to comply with UKAS requirements may result in a removal of our accreditation.
The doctors and scientists who work in our laboratory are registered with the General Medical Council (“GMC”) and the Health and Care Professions Council (“HCPC”). Medical and lab staff are subject to GMC and HCPC codes and licensing as part of their professional qualifications and certifications. The registration status of individual professionals are available on the websites of GMC and HCPC.
Regulations and Approval Process for the Marketing and Sale of IVD Devices in Hong kong
There is no legislation directly regulating the manufacture, import, export, sale and use of medical devices or IVD devices in Hong Kong. However, there is a voluntary registration system administered by the Medical Device Administrative Control System (“MDACS”). The Medical Device Division (“MDD”), operating under the Department of Health, is responsible for implementing and administering the MDACS.
Registration under the MDACS provides assurance that the medical device conforms to accepted standards of safety and performance. In order for a device to be listed, the manufacturer of its designated local responsible person (“LRP”) must complete an application form together with supporting documents and labelling samples demonstrating conformity with the essential principles of safety and performance of medical devices. Supporting documents required include proof of marketing authorization from a recognized jurisdiction, proof of quality management system (e.g. ISO 13485), proof of risk management system (e.g. ISO 14971), test reports of the device’s chemical, physical and biological properties, and a performance evaluation report including evaluation of analytical performance and clinical performance to establish that the IVD device achieves its intended purpose. Upon approval of the application, the device is assigned a Hong Kong medical device number and listed in the MDD’s database.
In addition to fulfilling the application, a manufacturer or LRP who has listed its device must comply with various post-market obligations, including reporting and investigation of adverse events. Under the adverse event reporting system, if a reportable adverse event concerning a listed device happens in Hong Kong, it must be reported by the LRP to the MDD. The responsibility for investigating the event falls on the LRP. Upon completing the investigation, the LRP must submit to the MDD a report detailing its findings and recommendations. Although the current regulatory regime in Hong Kong is voluntary, the Hong Kong government has indicated that the MDACS was set up to facilitate transition to long-term statutory control pending enactment of legislation.
Regulations and approvals for the marketing and sales of IVD devices in the U.K.
The U.K. exited the European Union on January 31, 2020. The transition period in the Withdrawal Agreement ended on December 31, 2020. With effect from January 1, 2021, the Directive 98/79/EC, or EU IVDD, which is still in force in the European Union, was retained in U.K. law. While the EU IVDD will be replaced by Regulation (EU) 2017/746 (“EU IVDR”) in the European Union from May 26, 2022, the U.K. regulatory regime remains aligned with the EU IVDD, although this is likely to change by July 2023. Consultation processes are currently underway in the U.K. for purposes of updating the medical device regulatory regime in the U.K.

IVD devices are currently regulated in the U.K. by UK MDR 2002, which implements the EU IVDD into U.K. law. The UK MDR 2002 read with the EU IVDD sets out the essential safety, health, design and manufacturing requirements that an IVD device must meet. For professional-use IVD devices, the manufacturer must ensure that the devices meet essential safety requirements and maintain technical documentation to prove compliance before self-declaring conformity to the EU IVDD and placing a CE-IVD on the device. For home-use IVD devices, the manufacturer must also engage a third-party assessment body to examine the device and certain accompanying information, and is only permitted to sell the device after the assessment body issues a certificate of compliance. By affixing the CE-IVD marking to an IVD device, a manufacturer declares that the product meets all the legal requirements for CE marking and can be sold throughout the European Economic Area, subject to national laws on registration. The U.K. will continue to recognize CE marking on IVD devices placed on the Great Britain market until June 30, 2023, thereafter, the U.K. Conformity Assessed marking will be required. Likewise, certificates issued by European Union-recognized notified bodies will continue to be valid for the Great Britain market until June 30, 2023. By contrast, since January 1, 2021, U.K. based approved bodies are no longer recognized in the European Union.
Since January 1, 2021, the U.K. has established a new route for IVD device manufacturers wishing to place a device on the U.K. market by registering with the MHRA. Under the MHRA requirements, IVD devices must meet essential requirements according to Part IV UK MDR 2002 Annex I and be registered with the MHRA. General IVD devices must be registered with the MHRA January 1, 2022, while self-test IVD devices had to be registered with the MHRA by September 1, 2021. For general IVD devices, a manufacturer self-certifies its compliance. For self-test IVD devices, a manufacturer must lodge an application with a U.K. approved body for examination of the device. Once approval is obtained, the device may be affixed with the U.K. Conformity Assessed marking and placed on the U.K. market. Any manufacturer based outside the U.K. will also have to appoint a U.K. responsible person who will take responsibility for the product in the U.K.
Any manufacturer based outside the U.K. will also have to appoint a U.K. responsible person who will take responsibility for the device in the U.K., including responding to MHRA and post-market surveillance of the device. The U.K. responsible person will also need to work with the manufacturer and the MHRA to implement systems, including reporting to the MHRA malfunctions or deteriorations in a device, inadequacies in labelling or instructions for use that might lead to or have led to a serious health effect in a user, and any technical or medical reasons for a systematic recall of the device. The responsible person and the manufacturer are also required to carry out necessary corrective and preventive action as a result of any complaints or safety issues.
Generally, from an European Union perspective, the EU IVDD is an European Union directive, and is not automatically implemented into national laws of each European Union Member State. In May 2022, EU IVDR will come into force in the European Union, and will be directly applicable in every European Union Member State. Under the EU IVDR, all IVD devices, whether for home -use or professional use, will have to undergo third party assessment.
Regulations and approvals for the marketing and sales of IVD devices in the U.S.
In the U.S., IVD devices are regulated extensively by the FDA in accordance with the Federal Food, Drug, and Cosmetic Act and its implementing regulations (“FDCA”). IVD devices are subject to pre-market and post market controls to assure their safety and effectiveness.
FDA regulates the development, testing, manufacturing, safety, efficacy, labeling, packaging, storage, recordkeeping, pre-market clearance or approval, import, export, adverse event reporting, marketing and distribution of medical devices in the U.S. to ensure that medical devices distributed domestically are safe and effective for their intended uses and meet the requirements of the FDCA. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as FDA refusal to approve pending pre-market applications, issuance of Warning Letters and Untitled Letters, issuance of FDA Form 483 inspectional observations, mandatory product recalls, import detentions, civil monetary penalties, and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution. If any of these events were to occur to us, it could have a negative impact on our business, financial condition and operations.

The FDA extensively regulates the advertising and promotion of medical devices to ensure that the claims made are consistent with the applicable regulatory clearances and approvals, that there are adequate and reasonable data to substantiate the claims made, and that promotional labeling and advertising is neither false nor misleading in any respect. If the FDA determines that any of our advertising or promotional claims are misleading, not substantiated or not permissible, we may be subject to enforcement actions, and we may be required to revise our promotional claims and make other corrections or restitutions.
The FDA extensively regulates medical devices and requires extensive information for many medical devices prior to marketing.
FDA’s premarket controls over medical devices involve approval or clearance via a 510(k) pre-market submission (“510(k) Submission”), De Novo classification request (“De Novo Request”), or a pre-market approval (“PMA”), unless an exemption applies. During public emergencies, when the Department of Health and Human Services (“HHS”) Secretary declares that an emergency use authorization is appropriate, the FDA Commissioner may also grant EUAs for therapeutic products including medical devices and IVDs.
A 510(k) Submission requires a demonstration that the device to be marketed is at least as safe and effective as, that is, substantially equivalent to, a legally marketed predicate device. A 510(k) Submission does not generally require clinical data. The 510(k) Submission generally takes from three to nine months from the date the application is accepted for review but can take longer.
A De Novo Request provides a pathway to classify novel medical devices for which there is no legally marketed predicate device. To obtain marketing authorization, an applicant must show that the device is low to moderate risk, such that it can be reclassified as a Class I or Class II medical device. The De Novo Request usually requires more testing data than a 510(k) Submission, and often requires clinical data to support a finding by the FDA. The average review time for a De Novo Request is 9 to 12 months but can take longer.
A PMA is generally required for a Class III medical device, and requires an applicant to provide clinical and laboratory data that establishes that the new medical device is safe and effective. The FDA will approve the new device for commercial distribution if it determines that the data and information in the PMA application constitute valid scientific evidence and that there is reasonable assurance that the device is safe and effective for its intended use. PMA applications generally require extensive data, including technical, preclinical, clinical and manufacturing data, to demonstrate to the FDA’s satisfaction the safety and effectiveness of the device. In addition, the FDA will conduct an inspection of the manufacturing facility or facilities to ensure compliance with Quality System Regulations (21 CFR Part 820), which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures. If the FDA evaluations of both the PMA application and the manufacturing facilities are favorable, then the FDA will either issue an approval letter or an approvable letter, which usually contains a number of conditions that must be met in order to secure the final approval of the PMA. Once granted, PMA approval may be withdrawn by the FDA in certain exceptional circumstances such as if compliance with post-approval requirements, conditions of approval or other regulatory standards is not maintained or FDA identifies safety or efficacy problems are identified following initial marketing. The average review time for a PMA application is approximately one to two years but can take longer.
An EUA allows the use of unapproved medical devices to be used during a public emergency to diagnose, treat, or prevent serious or life-threatening diseases or conditions when the following statutory criteria have been met: (i) a serious or life-threatening condition exists that has been recognized as an emergency by the U.S. government; (ii) there is supporting evidence of effectiveness of the medical devices; (iii) a risk-benefit analysis shows that the benefits of the device outweigh the risks; and (iv) no other alternatives exist for diagnosing, preventing or treating the disease or condition. Evidence of effectiveness includes medical devices that “may be effective” to prevent, diagnose, or treat the disease or condition identified in a declaration of emergency issued by the Secretary of HHS. The FDA assesses the potential effectiveness of a possible EUA product on a case-by-case basis using a risk-benefit analysis. In determining whether the known and potential benefits of the product outweigh the known and potential risks, the FDA examines the totality of the scientific evidence to make an overall risk-benefit determination. Such evidence, which could arise from a variety of sources, may include (but is not limited to) results of domestic and foreign clinical trials, in vivo efficacy data from animal models, and in vitro data. FDA will also assess, the quality and quantity of the available evidence.
Once granted, an EUA will remain in effect and generally terminate on the earlier of (i) the determination by the Secretary of HHS that the public health emergency has ceased or (ii) a change in the approval status of the product such that the authorized use(s) of the product are no longer unapproved. After the EUA is no longer valid, the product is no longer considered to be legally marketed and one of the FDA’s non-emergency pre-market pathways would be necessary to resume or continue distribution of the device. The FDA also may revise or revoke an EUA if the circumstances justifying its issuance no longer exist, the criteria for its issuance are no longer met, or other circumstances make a revision or revocation appropriate to protect public health or safety.
On January 31, 2020, the Secretary of HHS issued a declaration of a public health emergency related to COVID-19 and on February 4, 2020, the HHS determined that COVID-19 represents a public health emergency that has a significant potential to affect national security or the health and security of U.S. citizens living abroad. On March 24, 2020, the HHS declared that circumstances exist to justify EUA for medical devices, including alternative products used as medical devices, during the COVID-19 pandemic, subject to the terms of any authorization as issued by the FDA. On February 29, 2020, the FDA issued a guidance with policy specific to development of IVD tests during the COVID-19 public health emergency. This guidance was updated on March 16, 2020, May 4, 2020 and May 11, 2020. FDA may revise or withdraw this guidance in the future. We intend to obtain FDA EUA approval under this guidance, and are in the process of carrying out and preparing for usability studies and clinical trials in the U.S., the U.K. and Hong Kong to support the EUA submission. If the data gathered to support the EUA does not produce the needed results, we will be unable to obtain EUA authorization from the FDA, which could harm our growth potential. Furthermore, we could incur substantial costs and take additional time in order to gather such data to support approval, which could affect our business, financial condition, and operations. Additionally, even if we are granted EUA authorization, it may include significant limitations on the indicated uses of the product, which may limit the market for the product.
All manufacturing and distribution operations for medical devices sold in the U.S. are subject to FDA’s Quality System Regulation (“QSR”) standards. As such, if we obtain approval or clearance from FDA for a medical device, we will be subject to continual review and inspections to assess compliance with the QSR standards and adherence to commitments made in any 510(k) or PMA application. Manufacturers of medical device products often encounter difficulties in production, including difficulties with production costs and yields, quality control, quality assurance testing, shortages of qualified personnel, as well as compliance with strictly enforced FDA requirements, other federal and state regulatory requirements, and foreign regulations, to the extent applicable. Failure by us to manufacture products in compliance with the QSR standards, or if our manufacturing facility suffers disruptions, supply chain issues, machine failures, slowdowns or disrepair, then we may not be able to fulfil customer demand and our business would be harmed.
After receiving approval for marketing IVD devices, the FDA may require post-market surveillance for Class II and Class III medical devices when deemed by the FDA to be necessary to protect public health or to provide additional safety and effectiveness data for the device. The FDA can also order post-market surveillance as a response to adverse event reports, to assess safety and effectiveness of devices that have undergone limited pre-market testing, or to obtain more information on device performance.
Medical device recalls are usually conducted voluntarily by a manufacturer. Manufacturers and importers are required to make a report to the FDA detailing any correction or removal of a medical device(s) if the correction or removal was initiated to reduce a risk to health posed by the device or to remedy a violation of legislation caused by the device which may present a risk to health. Where the manufacturer or importer fails to voluntarily recall a device that is a risk to health, the FDA may issue a recall order to the manufacturer. If the FDA were to ever issue a recall regarding our products, this could have a negative impact on our business, financial condition and operations.
Regulations and approvals for the marketing and sales of IVD devices in other countries
When marketing and selling our IVD devices in other countries, we are subject to foreign regulatory requirements which vary by jurisdiction, and may involve additional registrations, restrictions and clinical or validation studies. Some countries recognize CE-IVD, declaration of conformity, and/or the FDA 510(k), PMA or EUA to support an application. For example, in Indonesia, IVD devices need to be registered with the Indonesian Ministry of Health. A CE certificate and declaration of conformity may be used to support the application. In Malaysia, IVD devices are regulated by the Medical Device Authority under the Medical Device Act 2012 (Act 737). However, COVID-19 test kits are exempt from registration through the Medical Devices (Exemption) Order 2016. An importer or supplier is only required to notify the Medical Device Authority to obtain permission to import or supply COVID-19 test kits for professional use. In Thailand, our IVD device may be considered for special access registration for COVID-19 testing. This involves a submission to the Thai Food and Drug Administration and a submission of 100 sample tests to the National Institute of Health of Thailand for local performance validation tests. The process is expected to take approximately 30 working days.
Legal Proceedings
From time to time, we may be subject to litigation and/or other claims incidental to our ordinary course of business. There are currently no claims or actions pending against us, that, in the view of our management, are likely to have a material adverse effect on our business.
Additional Information
Our main website is https://www.prenetics.com/. Neither the information on our main website, nor the information on the websites of any of our brands and businesses, is incorporated by reference into this proxy statement/consent solicitation statement/prospectus, or into any other filings with, or into any other information furnished or submitted to, the SEC.

PRENETICS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this section to “we,” “us,” and “our” refer to Prenetics and its consolidated subsidiaries.
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Information about Prenetics,” our consolidated financial statements and the related notes thereto and the unaudited pro forma condensed combined financial information, each included elsewhere in this proxy statement/prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements,” which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this proxy statement/prospectus.
Company Overview
Our mission is to bring health closer to millions of people globally. We seek to decentralize healthcare by making the three pillars — Prevention, Diagnostics and Personalized Care — comprehensive and accessible to anyone, at anytime and anywhere.
We intend to construct a global healthcare ecosystem to disrupt and decentralize the conventional healthcare system and improve our customers’ wellbeing through comprehensive genetic and diagnostic testing. Our operations cover three main segments, namely, Prevention, Diagnostics and Personalized Care. We believe our proven capability in research and development, as well as strategic acquisitions and licensing arrangements, allow us to commercialize innovative technologies in the healthcare industry.
Our current products and services are mainly targeted towards the preventive healthcare and the diagnostic testing markets. In the preventive healthcare market, we have been offering CircleDNA, our in-house developed consumer genetic testing service, since July 2019. CircleDNA employs the whole exome sequencing method and uses our in-house developed algorithm to decipher and interpret the sequencing results, and brings technologically advanced genetic testing to our customers along with comprehensive reports accessible at our customers’ fingertips. We have expanded our products and services to diagnostic testing with the launch of COVID-19 testing services under Project Screen in April 2020, and the official launch of Circle HealthPod, a rapid detection health monitoring system for professional use and home use, in Hong Kong on November 18, 2021. We were one of the first private laboratories to have been appointed by the Hong Kong government for mass community COVID-19 testing and are one of the largest COVID-19 testing providers to the Hong Kong government. As of October 31, 2021, we had performed more than six million COVID-19 tests in the U.K. and Hong Kong.
In September 2021, we started the pre-order of Circle HealthPod, which offers our customers a lab quality molecular testing solution for professional use and home use. We target to sell and distribute Circle HealthPod in the global market. Circle HealthPod has been certified with CE IVD for professional use, which allows us to sell the device in the U.K. and the European Union for professional use. Circle HealthPod can also be sold in Hong Kong, where there are no mandatory licensing or certification requirements for the sales of IVD devices. We have commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA to certify Circle HealthPod for home use and professional use. We are also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. There is no guarantee that we will receive such regulatory approvals. If we do not obtain any such regulatory approvals, we will not be able to market and sell Circle HealthPod in the U.S. for professional use or home use or in the U.K. and the European Union for home use. While Circle HealthPod is initially equipped with the ability to conduct COVID-19 testing, we are actively engaging in research and development cooperation with Oxford and Oxford Suzhou to expand the testing capability of Circle HealthPod to cover other infectious diseases including influenza and certain STDs.

Our Corporate Restructuring
In May 2021, we underwent a corporate restructuring to facilitate our fundraising activities. As a result of the corporate restructuring, (i) Prenetics HK became an indirectly wholly owned subsidiary of Prenetics Group Limited (“Prenetics”) upon the completion of the restructuring on June 16, 2021, (ii) the pre-existing shares of Prenetics HK were exchanged to their corresponding classes of shares of Prenetics, and (iii) the pre-existing convertible securities of Prenetics HK were converted into Series D preference shares of Prenetics. In addition, as part of the corporate restructuring, the pre-existing share options schemes and the restricted share scheme of Prenetics HK were terminated and replaced with a new ESOP scheme of Prenetics. Accordingly, the reporting entity for the consolidated financial statements for the nine months ended September 30, 2021 and September 30, 2020 has changed from Prenetics HK to Prenetics, and the comparative figures have been presented as the financial statements of Prenetics HK as if the corporate structuring had occurred on January 1, 2020.
Business Segments
We manage our business by divisions, which are organized by a mixture of both business lines and geographical locations. We currently operate in two reporting business segments: Prevention and Diagnostics.
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Prevention.   We provide genetics testing services to individuals and corporate entities for their employees and customers. Our products and services in this segment include CircleDNA and ColoClear in our pipeline.

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Diagnostics.   We provide COVID-19 testing services to individuals, corporate clients for their employees or customers and governments for community testing. Our products and services in this segment include COVID-19 testing services under Project Screen and Circle HealthPod, a rapid detection health monitoring system that was officially launched on November 18, 2021.

The table below sets forth our revenue by business segment for the periods indicated. For the nine months ended September 30, 2021, prevention service and diagnostics service accounted for 5% and 95% of our total revenue, respectively. For the year ended December 31, 2020, prevention service and diagnostics service accounted for 22% and 78% of our total revenue, respectively. For the year ended December 31, 2019, prevention service accounted for 100% of our total revenue.
	Nine months Ended September 30,				Year Ended December 31,
	2021	2020	$ Change	% Change	2020	2019	$ Change	% Change
	($ in thousands, unless otherwise stated)
	(unaudited)
Prevention	10,915	10,770	145	1%	14,265	9,233	5,032	55%
Diagnostics	200,221	27,137	173,084	638%	50,915	—	50,915	—
Total Revenue	211,136	37,907	173,229	457%	65,180	9,233	55,947	606%
Region Segments
We geographically categorize our revenue based on the regions in which our revenue-generating subsidiaries are domiciled.
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Hong Kong.   Our revenue generated from our Hong Kong entities accounted for 54%, 45% and 54% of our total revenue for the nine months ended September 30, 2021 and for the years ended December 31, 2019 and 2020, respectively.

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United Kingdom.   Our revenue generated from the U.K. entities accounted for 46%, 55% and 46% of our total revenue for the nine months ended September 30, 2021 and for the years ended December 31, 2019 and 2020, respectively.

The table below sets forth our revenue by region for the periods indicated.

	Nine months Ended September 30,				Year Ended December 31,
	2021	2020	$ Change	% Change	2020	2019	$ Change	% Change
	($ in thousands, unless otherwise stated)
	(unaudited)
Hong Kong	114,716	23,217	91,499	394%	35,412	4,156	31,256	752%
United Kingdom	96,420	14,690	81,730	556%	29,768	5,077	24,691	486%
Total Revenue	211,136	37,907	173,229	457%	65,180	9,233	55,947	606%
Key Factors Affecting Results of Operations
We believe that our performance and future success depend on many factors that both present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus titled “Risk Factors.”
Ability to Grow Existing Revenue Streams
The future commercial success of our existing diagnostic and preventive products and services is dependent on our ability to broaden our customer base across the Hong Kong and the U.K. markets and expand our presence in other markets in Asia and EMEA. We believe there is substantial market opportunity for our diagnostic and genetic testing products from all customer channels in these new markets given the substantial aggregate market size and the rising awareness of the importance of health diagnosis and prevention.
As the COVID-19 pandemic is unlikely to subside in the near future, we intend to leverage our success and brand recognition in our existing markets to expand our regional and global presence in terms of both of our diagnostic and preventive products and services. To support our geographical expansion, we will need to hire more qualified personnel such as local researchers and consultants, as well as develop an effective sales and marketing strategy alongside building our customer support team.
Ability to Develop and Grow Future Revenue Streams
A key part of our growth strategy is to expand the suite of our commercially available tests to include other diseases, ailments and general health markers, which we expect will support our growth and continue to enhance the strengths and value of our platform. We officially launched Circle HealthPod, a rapid detection health monitoring system that provides our customers COVID-19 testing solutions for professional use and home use, in Hong Kong on November 18, 2021. We have commenced a clinical validation and completed a usability study with UserWise Inc., a U.S. based consulting firm focused on U.S. FDA compliance, regulatory approval and usability engineering services for medical products, in preparation for obtaining EUA from U.S. FDA to certify Circle HealthPod for home use and professional use. We are also preparing to apply for European Union notified body assessment as required by EU IVDD to certify Circle HealthPod for home use. There is no guarantee that we will receive such regulatory approvals. If we do not obtain any such regulatory approvals, we will not be able to market and sell Circle HealthPod in the U.S. for professional use or home use or in the U.K. and the European Union for home use. We have also begun developing and deploying assays for a range of tests traditionally conducted in clinical laboratories such as tests for influenza and certain STDs to expand the testing capacity of Circle HealthPod. Currently we are also developing tests in the fields of colorectal cancer screening (ColoClear), at-home blood testing (Circle Snapshot), medical genetic testing (Circle Medical) and personalized health (Circle One, Fix and Fem).
We intend to draw on our experienced R&D teams, market leading technologies, accumulated customer insights and effective sales and marketing strategies to add more diversified and personalized products to our product portfolio, engage more customers and achieve faster commercialization. To expand our portfolio of testing products and bring additional products to commercialization, we intend to continue to make significant investments in our business, particularly in research and development, as well as in sales and marketing.
Investments in In-house R&D Capability
We believe that our in-house R&D capability is one of our key competitive strengths, and we intend to continue to invest in R&D to expand our R&D capability and the scope of our product offerings. We also intend to continue engaging Oxford and New Horizon Health alongside our in-house experts, whereby we would leverage these synergistic relationships and capture the resulting benefits to advance the development and launching of various new products in our pipeline.
We are highly focused on our collaboration with Oxford and Oxford Suzhou, which will be a critical aspect of our business as we continue to expand our COVID-19 testing business in the current environment, enhance HealthPod with additional assays to be offered to customers, and launch various products in the pipeline.
Investments in Sales and Marketing
We expect to make continued significant investments in our business to drive growth, and therefore we expect our expenses to increase going forward. In particular, in order to further enhance our brand recognition and awareness among our existing and target customers as we expand our geographic presence, we expect to invest significant resources in sales and marketing to drive demand for our existing and future products and services. As part of our global sales and marketing efforts, we plan to strengthen our collaboration with celebrity brand ambassadors and key opinion leaders, or KOLs, and we may also, from time to time, deploy mass media campaigns such as billboard advertisements to promote our products and services.
Growth Through Strategic Acquisitions
We believe that the opportunities from acquisitions and business combinations can both solidify our market leading position and create heightened barriers to entry, and we expect to continue to selectively pursue business combination opportunities in a highly disciplined manner, make strategic investments in, and acquisitions of, other businesses that we believe will expand our product offerings, attract more customers, and otherwise enhance our global presence.
Historically, we have made a number of critical strategic investments and acquisitions to enhance our platform and attract consumers. Our acquisition of DNAFit in 2018 provided us with the foundation to grow our U.K. business and we have been successful in growing that business. For the nine months ended September 30, 2021 and for the year ended December 31, 2020, our U.K. business constituted approximately half of our revenue. Our acquisition of Oxsed in 2020 provided us with the support of nucleic acid amplification technology which is the technological building block to Circle HealthPod, our rapid detection health monitoring system for professional use, and home use, which was officially launched in Hong Kong on November 18, 2021.
Upon the consummation of the Business Combination, we plan to seek bolt-on opportunities that will provide the right platform and/or technology for us to continue to grow our diagnostic and preventive healthcare businesses and to further expand our geographical footprint.
Acquisitions will result in acquisition-related costs, which are expensed as they are incurred.
Components of Results of Operations
Revenue
We recognize revenue when we provide preventive and diagnostic services to customers at a point in time upon the delivery of the testing results or reports to customers. We receive consideration for both of our genetic testing and diagnostic testing services upfront when we enter into sales contracts relating to these test kits with individual or corporate customers. See “— Critical Accounting Policies and Estimates” and “— Revenue Recognition” below for a more detailed discussion of our revenue recognition policy.
•
Prevention.   We primarily generate revenue from the provision of preventive services which are genetic testing services to individuals and corporate customers for their employees and customers. Our revenue from the Prevention segment is generally recognized when the testing results or reports are delivered to our customers, except for one category of the genetic test kits for which we have an additional distinct performance obligation to provide customers with free future updates on new features, reports and categories, which we refer to as “update services”.

•
Diagnostics.   We primarily generate revenue from the provision of diagnostic services which are primarily COVID-19 testing to individuals, corporate customers for their employees and customers and governments for community testing. Our revenue from the diagnostics services is recognized when the testing results or reports are delivered to our customers.

Direct Costs, Gross Profit, and Gross Margin
Our direct costs primarily consist of direct material costs including for purchasing test kit materials from our suppliers, service fees and charges including WES sequencing cost for our prevention services and external lab testing fee for our diagnostic services, lab equipment depreciation, staff costs and shipping cost. In the short term, we expect our direct costs to increase on an absolute dollar basis as we expect the demand of COVID-19 testing services to peak in 2022 resulting in an increase in cost of materials and staff costs. However, we expect our direct costs associated with our prevention services will gradually decrease mainly because we expect that the WES sequencing fees for CircleDNA will steadily decrease over the time. We also expect that external lab testing fees for COVID-19 tests processing will significantly decrease after we build our in-house lab testing capabilities, which was completed in June 2021. To the extent we are successful in becoming more efficient in our operations, we would expect direct cost as a percentage of revenue to decrease in the long term.
Our gross profit represents our total revenue less total direct costs, and our gross margin is our gross profit expressed as a percentage of our total revenue. We expect our gross profit and gross margin to increase in the long term as we achieve economies of scale through reducing direct costs as a percentage of revenue by building in-house testing capabilities.
Other Income and Other Net Gains/(Losses)
Other income and other net gains/(losses) primarily consist of government subsidies, bank interest income, net exchange gains or losses, impairment loss on interest in joint venture and sundry income.
Share of Loss of a Joint Venture
Share of loss of a joint venture relates to our proportional share of loss from our investment in Beijing CircleDNA Gene Technology Co., Ltd (the “China Investment”).
Selling and Distribution Expenses
Selling and distribution expenses consist primarily of advertising and marketing expenses, allocated staff costs, exhibition and seminar fees and other marketing and distribution expenses.
We plan to continue to collaborate with celebrity brand ambassadors and KOLs, and deploy other marketing and advertising campaigns to increase our brand awareness and attract and retain customers, as we look to commercialize new products and expand our product offerings. We expect that our selling and marketing expenses will increase on an absolute dollar basis, but in the long term, will decrease as a percentage of revenue.
Research and Development Expenses
Research and development expenses primarily consist of allocated R&D staff and related costs, costs associated with clinical studies or equity-settled share-based payment expenses, production expenses, product infrastructure expenses and amortization on capitalized R&D costs.
We plan to continue to hire specialized R&D employees, invest in new technologies and work on research projects, clinical trials and prototype development in relation to development of our pipeline products, such as Circle Medical and Circle Snapshot, as we go through a high growth phase and plan to expand our product offerings. We expect that our research and development expenses will increase on an absolute dollar basis and as a percentage of revenue in the near future.

Administrative and Other Operating Expenses
Administrative and other operating expenses primarily consist of staff costs, consultancy fees, enterprise infrastructure fees, restructuring costs, legal and professional service fees, depreciation and amortization expenses.
We expect that our administrative and other operating expenses as a percentage of revenue will decrease in the longer term as we expand our revenue streams and our business achieves scale. However, in the short term, we expect to incur additional expenses as a result of operating as a public company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as higher expenses for general and director and officer insurance, investor relations, and professional services, and expect that our administrative and other operating expenses will increase on an absolute dollar basis as we hire more staff and improve various office infrastructure and become a public company.
Finance Costs
Finance costs primarily consist of interest expenses on lease liabilities, imputed interest on deferred consideration and changes in the carrying amount of preference shares liabilities. If we decide to finance our growth with bank or other interest-bearing loans or issue debt securities, we would expect our finance costs to increase.
Fair Value Loss on Convertible Securities
Fair value loss on convertible securities relates to the remeasurement of the fair value of, at the end of each reporting period, the U.S. dollar-dominated convertible securities we issued in the aggregate principal value of $12.5 million in June 2020 with the maturity date of August 25, 2021 and the U.S. dollar-dominated convertible securities we issued in the aggregate principal value of $5.0 million in February 2021 with the maturity date of February 8, 2022.
Fair Value Loss on Preference Shares Liabilities
Fair value loss on preference share liabilities relates to the changes in the fair value of the conversion features of preference shares which are measured at fair value through profit or loss.
Income Tax (Expense)/Credit
We are subject to income taxes in the jurisdictions in which we do business. These jurisdictions have different statutory tax rates. Accordingly, our effective tax rate will vary depending on the relative proportion of income derived in each jurisdiction, use of tax credits, changes in the valuation of our deferred tax assets, and liabilities and changes in respective tax laws. We expect our income tax expense position to continue due to the increase in the U.K. income tax expense as a result of the overall increase in sales in the U.K., combined with the fact that the tax losses in Hong Kong have been fully utilized as of September 30, 2021.
Other Comprehensive Income
Other comprehensive income mainly represents foreign exchange rate differences on translation of financial statements of our subsidiaries and joint venture outside of Hong Kong, and the change is mainly due to the change in foreign exchange rate as at each reporting date compared to the reporting date of the prior year.
Results of Operations
The following table sets forth our consolidated statements of profit or loss and other comprehensive income and their respective dollar amount and percentage change for the periods presented. Following the table, we discuss our results of operations for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020 and for the year ended December 31, 2020 compared to the year ended December 31, 2019, respectively.
	Nine months Ended September 30,				Year Ended December 31,
	2021	2020	$ Change	% Change	2020	2019	$ Change	% Change
	($ in thousands, unless otherwise stated)
	(unaudited)
Revenue	211,136	37,907	173,229	457%	65,180	9,233	55,947	606%
Direct costs	(128,770)	(20,084)	(108,686)	541%	(38,835)	(6,518)	(32,317)	496%
Gross profit	82,366	17,823	64,543	362%	26,345	2,715	23,630	870%
Other income and other net gains/(losses)	199	337	(138)	(41)%	(315)	3	(318)	—
Share of loss of a joint venture	—	(973)	973	(100)%	(1,133)	(2,576)	1,443	(56)%
Selling and distribution expenses	(11,576)	(4,163)	(7,413)	178%	(6,493)	(4,770)	(1,723)	36%
Research and development expenses	(5,104)	(1,671)	(3,433)	205%	(2,782)	(2,990)	208	(7)%
Administrative and other operating expenses	(45,350)	(9,334)	(36,016)	386%	(16,617)	(13,185)	(3,432)	26%
Profit/(loss) from operations	20,535	2,019	18,516	917%	(995)	(20,803)	19,808	(95)%
Finance costs	(2,775)	(36)	(2,739)	7608%	(60)	(69)	9	(13)%
Fair value loss on convertible securities	(29,055)	—	(29,055)	—	(2,847)	—	(2,847)	—
Fair value loss on preference shares liabilities	(71,885)	—	(71,885)	—	—	—	—	—
Write-off on amount due from a shareholder	(106)	—	(106)	—	—	—	—	—
Gain on bargain purchase	117	—	117	—	—	—	—	—
(Loss)/profit before taxation	(83,169)	1,983	(85,152)	(4294)%	(3,902)	(20,872)	16,970	(81)%
Income tax (expense)/credit	(5,105)	1,929	(7,034)	(365)%	1,938	677	1,261	186%
(Loss)/profit for the period	(88,274)	3,912	(92,186)	(2356)%	(1,964)	(20,195)	18,231	(90)%
Other comprehensive income for the period	(1,007)	(221)	(786)	356%	1,581	154	1,427	927%
Total comprehensive income for the period	(89,281)	3,691	(92,972)	(2519)%	(383)	(20,041)	19,658	(98)%

Comparison of the Nine months Ended September 30, 2021 and September 30, 2020
Revenue
	Nine months Ended September 30,
	2021	2020	$ Change	% Change
	($ in thousands, unless otherwise stated)
	(unaudited)
Prevention	10,915	10,770	145	1%
Diagnostics	200,221	27,137	173,084	638%
Total Revenue	211,136	37,907	173,229	457%
Our revenue increased by $173.2 million, or 457%, from $37.9 million in the nine months ended September 30, 2020 to $211.1 million in the nine months ended September 30, 2021. The increase was due primarily to a significant increase in the sales volume of our testing services, driven mainly by the increasing demand for our testing services due to the prolonged COVID-19 pandemic.
Prevention.   The revenue generated by our preventive testing service remained steady in the nine months ended September 30, 2021 compared with the nine months ended September 30, 2020.
Diagnostics.   The revenue generated by diagnostics testing service increased by $173.1 million, or 638%, from $27.1 million in the nine months ended September 30, 2020 to $200.2 million in the nine months ended September 30, 2021. The increase was attributable primarily to contract awards for provision of COVID-19 testing services granted by the Hong Kong government.
Direct Costs, Gross Profit and Gross Margin
Total direct costs increased by $108.7 million, or 541%, from $20.1 million in the nine months ended September 30, 2020 to $128.8 million in the nine months ended September 30, 2021. The increase in direct costs was attributable primarily to the increase in various costs associated with COVID-19 test kits, including direct material costs of test kits, service and other charges, and staff costs, driven by the significant increase in the sales volume of our COVID-19 testing services.
Our gross profit increased by $64.5 million, or 362%, from $17.8 million in the nine months ended September 30, 2020 to $82.4 million in the nine months ended September 30, 2021. The increase in gross profit was primarily due to the increase in revenue outpacing the increase in direct cost.
Our gross margin decreased from 47.0% in the nine months ended September 30, 2020 to 39.0% in the nine months ended September 30, 2021, due to increase in staff costs to support our expansion of COVID-19 testing services in 2021.
Other Income and Other Net Gains
We had other income and other net gains of $0.2 million in the nine months ended September 30, 2021. The other income and other net gains are primarily attributable to the $0.3 million of net exchange gains related to the intercompany loan denominated in GBP, partially offset by the $0.2 million of impairment loss on amount from joint venture.
Share of Loss of a Joint Venture
Share of loss of a joint venture was nil in the nine months ended September 30, 2021 and $1.0 million in the nine months ended September 30, 2020. We have written down the carrying amount in our mainland China joint venture to nil as at December 30, 2020, and further share of loss from the joint venture is not recognized since January 1, 2021 since our share of loss exceeds our interest in the joint venture.
Selling and Distribution Expenses
Selling and distribution expenses increased by $7.4 million, or 178%, from $4.2 million in the nine months ended September 30, 2020 to $11.6 million in the nine months ended September 30, 2021. The increase in selling and distribution expenses was primarily due to an increase in staff costs and advertising expenses related to the preparation for launch of Circle HealthPod in November 2021.
Research and Development Expenses
Research and development expenses increased by $3.4 million, or 205%, from $1.7 million in the nine months ended September 30, 2020 to $5.1 million in the nine months ended September 30, 2021. The increase in research and development expenses was primarily attributable to the increase in staff costs and in equity-settlement share-based payment expenses, which was due primarily to the expansion of the size of our R&D team and an increase in R&D expenses mainly related to the preparation for launch of Circle HealthPod in November 2021.
Administrative and Other Operating Expenses
Administrative and other operating expenses increased by $36.0 million, or 386%, from $9.3 million in the nine months ended September 30, 2020 to $45.3 million in the nine months ended September 30, 2021. The increase in administrative and other operating expenses was due primarily to an increase in staff costs as a result of our increased hiring efforts to support business expansion.
Finance Costs
Finance costs were $2.8 million in the nine months ended September 30, 2021 and $36,106 in the nine months ended September 30, 2020. The increase was mainly attributable to the finance cost in connection with the corporate restructuring, which resulted in changes in amortized cost of preference share liabilities in connection with the redemption feature attached.
Fair Value Loss on Convertible Securities
Fair value loss on convertible securities was $29.1 million in the nine months ended September 30, 2021, which relates to the remeasurement of the fair value of, as at June 16, 2021, the U.S. dollar-dominated convertible securities we issued in the aggregate principal value of $12.5 million in June 2020 with the maturity date of August 25, 2021 and the U.S. dollar-dominated convertible securities we issued in the aggregate principal value of $5.0 million in February 2021 with the maturity date of February 8, 2022. This is primarily attributable to an increase in the equity value of Prenetics.
Fair Value Loss on Preference Shares Liabilities
Fair value loss on preference shares liabilities was $71.9 million in the nine months ended September 30, 2021, which relates to the conversion feature of the preference shares that are recognized as derivative financial liabilities and measured at fair value through profit or loss.
Comparison of the Years Ended December 31, 2020 and December 31, 2019
Revenue
	Year Ended December 31
	2020	2019	$ Change	% Change
	($ in thousands, unless otherwise stated)
Prevention	14,265	9,233	5,032	55%
Diagnostics	50,915	—	50,915	—
Total Revenue	65,180	9,233	55,947	606%
Our revenue increased by $55.9 million, or 606%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, from $9.2 million in 2019 to $65.2 million in 2020. The increase was due primarily to a significant increase in total sales volume of both preventive and diagnostics testing services, driven mainly by the increasing demand for diagnostics testing since the global COVID-19 pandemic emerged in early 2020 and increasing demand for genetic testing due to rising demand and awareness of health diagnosis and prevention.
Prevention.   The revenue generated by preventive testing service increased by $5.0 million, or 55%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, from $9.2 million in 2019 to $14.3 million in 2020. The increase was primarily due to an increase in sales volume of CircleDNA, our genetic testing services, which we believe was driven by the rising awareness of the importance of health diagnosis and prevention following COVID-19. In addition, we believe the increase was driven by enhanced brand awareness and customer recognition of our products resulting from our promotional and marketing efforts in our existing markets and new markets including the U.K., Singapore and Malaysia.
Diagnostics.   The revenue generated by diagnostics testing service was $50.9 million for the year ended December 31, 2020. We began to deliver diagnostics testing services in April 2020, which consists primarily COVID-19 testing, as we were able to react swiftly to the pandemic and meet new demand in the COVID-19 testing market.
Direct Costs, Gross Profit and Gross Margin
Total direct costs increased by $32.3 million, or 496%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, from $6.5 million in 2019 to $38.8 million in 2020. The increase in direct costs was attributable primarily to the increase in various costs associated with COVID-19 test kits as we introduced this new diagnostic revenue stream, including direct material costs of test kits, service and other charges comprised mainly of the external lab testing fees, other operational costs including costs of delivery, cleaning and swabber service fees, and staff costs. In addition, the increase in direct costs was partially due to an increase in direct material costs of test kits as a result of an increase in sales volume of our CircleDNA products.
Our gross profit increased by $23.6 million, or 870%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, from $2.7 million in 2019 to $26.3 million in 2020. The increase in gross profit was primarily due to the increase in revenue outpacing the increase in direct cost.
Our gross margin increased from 29.4% for the year ended December 31, 2019 to 40.4% for the year ended December 31, 2020, due to improved operating efficiencies in lab processing with the introduction of new diagnostic testing business in 2020 as well as the decrease in direct material cost attributable to our increasing bargaining power by ordering in large volume and ability to source more competitive suppliers.
Other Income and Other Net Losses
We had other income and other net losses of $0.3 million for the year ended December 31, 2020. The other income and other net losses were primarily attributable the $0.3 million of net exchange losses that were mainly related to the intercompany loan denominated in GBP, and the $0.6 million of impairment loss on the VIE’s equity interest in the China Investment. The foregoing were partially offset by receipt of $0.5 million of government subsidies received under the Employment Support Scheme under the Anti-epidemic Fund in Hong Kong, which was a temporary scheme introduced in 2020 by the Government of Hong Kong to provide financial support to businesses to retain employees who would otherwise be made redundant, and the Jobs Support Scheme in Singapore, which was a temporary scheme introduced in 2020 as a result of the COVID-19 pandemic to help businesses retain local employees.
Before determining on the $0.6 million impairment loss on the VIE’s equity interest in the China Investment, in early 2020, we determined that mainland China would not be a strategic focus for our business. Subsequently, we assessed the recoverable amount of the VIE’s equity interest in the China Investment and based on such assessment, the carrying amount of the VIE’s equity interest in the China Investment was written down to its recoverable amount of zero resulting in the impairment loss of $0.6 million, which was determined based on the value in use. In making the foregoing determination, we considered a variety of factors including but not limited to the onset of the COVID-19 pandemic in the PRC, and the deterioration of the financial performance of the China Investment. The China Investment has suspended all main commercial and business operations, and is in the process of being wound down.

While the financial performance of the China Investment was classified as operating activities for purposes of the accounting classification, prior to the winding down, the China Investment was operated and managed by a management team based in Beijing, China that is separate and independent from our own management team. Furthermore, the China Investment did not use or sell any of our products, and therefore did not contribute either directly or indirectly to our revenue, and we did not use or rely on the services or products provided in connection with the China Investment. As such, the winding down of the China Investment and the termination of the VIE structure would not have any material impact on our business.
Share of Loss of a Joint Venture
Share of loss of a joint venture was $1.1 million for the year ended December 31, 2020 and $2.6 million for the year ended December 31, 2019. The share of loss of a joint venture represents our proportional share of loss from the China Investment.
Selling and Distribution Expenses
Selling and distribution expenses increased by $1.7 million, or 36%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, from $4.8 million in 2019 to $6.5 million in 2020. The increase in selling and distribution expenses was primarily due to an increase in staff costs and advertising expenses as a result of our overall strategy to commercialize more pipeline products and expand our product offerings as well as to continue to invest in marketing initiatives of our products.
Research and Development Expenses
Research and development expenses decreased by $0.2 million, or 7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, from $3.0 million in 2019 to $2.8 million in 2020. The decrease in research and development expenses was primarily attributable to decrease in staff costs and in equity-settled share-based payment expenses, which is primarily due to a decrease in allocation of certain staff cost to research and development expenses in 2020.
Administrative and Other Operating Expenses
Administrative and other operating expenses increased by $3.4 million, or 26%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, from $13.2 million in 2019 to $16.6 million in 2020. The increase in administrative and other operating expenses was due primarily to an increase in staff costs as a result of our introduction of diagnostic services comprised primarily of COVID-19 testing, as well as the overall expansion of our corporate infrastructure.
Finance Costs
Finance costs were $59,567 for the year ended December 31, 2020 and $69,390 for the year ended December 31, 2019. The decrease was mainly attributable to a decrease in interest expenses on lease liabilities.
Fair Value Loss on Convertible Securities
Fair value loss on convertible securities was $2.8 million for the year ended December 31, 2020, which relates to the remeasurement of the fair value of, at the end of each reporting period, the U.S. dollar-dominated convertible securities we issued in the aggregate principal value of $12.5 million in June 2020 with the maturity date of August 25, 2021. This is primarily attributable to an increase in the equity value of Prenetics.
Liquidity and Capital Resources
We have financed our operations primarily through issuance of ordinary and preferred shares, issuance of convertible securities and cash generated from sales of our genetic and diagnostic test kits. Our primary requirements for liquidity and capital are to finance working capital, capital expenditures and general corporate purposes as well as investment in R&D and potential mergers and acquisition opportunities.
As of September 30, 2021 and December 31, 2020, our principal source of liquidity was our cash balance of $41.8 million and $14.5 million, respectively, which was held for working capital purposes. We incurred a net loss after tax of $88.3 million for the nine months ended September 30, 2021 which was due primarily to non-cash items including fair value loss on convertible note of $29.1 million and fair value loss on preference shares liabilities of $71.9 million, and a net loss after tax of $2.0 million for the year ended December 31, 2020, respectively.
Our negative cash flows from operations were $0.7 million for the nine months ended September 30, 2020, while we generated positive cash flows from operations of $17.4 million for the nine months ended September 30, 2021. We raised $31.0 million of cash during the nine months ended September 30, 2021, through the issuance of convertible securities and preferred shares.
Between Prenetics HK and its subsidiaries, the cash is transferred from Prenetics HK to its subsidiaries in the form of capital contributions or through intercompany advances. If needed, cash may be transferred between Prenetics HK and its subsidiaries in the United Kingdom, India, Singapore and South Africa through intercompany fund advances and capital contributions, and there are currently no restrictions on transferring funds between Prenetics HK and its subsidiaries in the United Kingdom, India, Singapore and South Africa. Cash generated from Prenetics HK is used to fund operations of its subsidiaries, and no funds were transferred from Prenetics HK’s subsidiaries in the United Kingdom to fund operations of Prenetics HK for the year ended on December 31, 2019, December 31, 2020, and for the nine months ended on September 30, 2021. Under Prenetics Group’s cash management policy, the amount of intercompany transfer of funds is determined based on the working capital needs of the subsidiaries and intercompany transactions, and is subject to internal approval process and funding arrangements. Our management reviews and monitors Prenetics Group’s cash flow forecast and working capital needs of the subsidiaries on a regular basis.
The following table summarized the amount of cash transferred in between Prenetics HK to its subsidiaries for the periods presented:
	Nine months Ended September 30		Year Ended December 31
	2021	2020	2020	2019
	(Unaudited, $ in thousands)
Net cash transferred from Prenetics HK to UK subsidiaries	5,600	500	4,150	4,221
Net cash transferred from Prenetics HK to India subsidiary	196	235	235	183
Net cash transferred from Prenetics HK to Singapore subsidiary	—	193	433	535
We believe our existing cash, with additional capital raised subsequent to September 30, 2021, together with the proceeds stemming from the transactions contemplated by the Business Combination Agreement and the PIPE Financing, will be sufficient to meet our operating working capital and capital expenditure requirements for the foreseeable future. Our future financing requirements will depend on many factors including our growth rate, the timing and extent of spending to support development of our existing and pipeline products and the expansion of selling and marketing activities as well as any mergers and acquisitions opportunities that may arise. Although we currently are not a party to any agreement and do not have any understanding with any third parties with respect to potential investments in, or acquisitions of, businesses or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity or debt financing.
We expect to continue to incur net losses for the foreseeable future due to the investments we intend to continue to make in research and development and marketing and advertising, and additional administrative and other operating costs we expect to incur in connection with operating as a public company. Cash from operations could also be affected from our customers and other risks detailed in the section titled “Risk

Factors.” We expect to continue to maintain financing flexibility in the current market conditions. As a result, we may require additional capital resources to execute strategic initiatives to grow our business.
Cash Flows
The following table summarizes our cash flows for the periods presented:
	Nine months Ended September 30		Year Ended December 31
	2021	2020	2020	2019
	($ in thousands)
	(unaudited)
Net cash from/ (used in) operating activities	17,413	(690)	(2,880)	(1,883)
Net cash (used in) investing activities	(19,855)	(949)	(5,975)	(4,598)
Net cash from/ (used in) financing activities	29,903	11,396	11,843	(569)
Operating Activities
Net cash generated from operating activities of $17.4 million for the nine months ended September 30, 2021 was primarily related to a loss before taxation of $83.2 million, adjusted for certain non-cash items, which included fair value loss on convertible note of $29.1 million, fair value loss on preference shares liabilities of $71.9 million, equity-settled share-based payment expenses of $13.0 million, depreciation of $2.7 million, amortization of intangible assets of $1.6 million and finance cost of $2.8 million. The net changes in operating assets and liabilities of $20.4 million were primarily related to an increase in trade receivables of $28.9 million from increased sales of the COVID-19 testing services, an increase in deposits and prepayments and other current assets of $8.6 million due primarily to increased prepayments for test kits which were partially offset by an increase in trade and other payables of $16.4 million as a result of increased inventory level for direct materials to support the increased sales of COVID-19 testing services and an increase in contract liabilities of $1.6 million mainly related to increased deferred revenue on COVID-19 testing services corresponding to the growth in sales volume.
Net cash used in operating activities of $2.9 million for the year ended December 31, 2020 was primarily related to a loss for the year of $2.0 million, adjusted for certain non-cash items, which included fair value loss on convertible securities of $2.8 million, equity-settled share-based payment expenses of $1.6 million, depreciation of $1.3 million, amortization of intangible assets of $1.1 million and share of loss of a joint venture of $1.1 million. The net changes in operating assets and liabilities of $7.8 million were primarily related to an increase in trade receivables of $20.1 million from sales of the new COVID-19 testing services in 2020, an increase in inventories of $3.7 million due to expanded categories of inventories for the new Diagnostics business segment, combined with the fact that we consider it necessary to reasonably increase our inventory level to avoid any unpredictable logistics disruption from the impact of COVID-19 on the global supply chain, an increase in deposits and prepayments and other receivables of $1.1 million due primarily to increased prepayments for test kits and rental deposit, which were partially offset by an increase in trade payables of $9.7 million as a result of increased inventory level and service charges related to the COVID-19 testing services, an increase in accrued expenses and other current liabilities of $6.0 million due to increased expenditure on staff costs and legal and professional fees, and an increase in contract liabilities of $1.5 million mainly representing deferred revenue on certain CircleDNA and COVID-19 tests where the report was not yet released and revenue not recognized as at the reporting date.
Net cash used in operating activities of $1.9 million for the year ended December 31, 2019 was primarily related to a loss for the year $20.2 million, adjusted for certain non-cash items, which included equity-settled share-based payment expenses of $3.9 million, share of loss of a joint venture of $2.6 million, depreciation of $1.1 million and amortization of intangible assets of $1.1 million. The net changes in operating assets and liabilities of $10.2 million were primarily related to an increase in trade payables of $1.7 million due to launch of CircleDNA since the second half of 2019, an increase in contract liabilities of $3.8 million due to launch of CircleDNA since July 2019 which Prenetics has an obligation to provide reports, three or six months from date of purchase and revenue not yet recognised, an increase in accrued expenses and other current liabilities of $2.8 million due to increased expenditure on staff cost and legal and professional fee, and a decrease in trade receivables of $1.8 million due to deferral of revenue to the following year for CircleDNA not yet processed by year end, which were partially offset by an increase in amount due from a joint venture of $0.2 million due to expenses paid on behalf of a joint venture, and an increase in deposits and prepayments and other receivables of $0.2 million due to prepayment for expanded categories of inventory for CircleDNA.
Investing Activities
Cash flows used in investing activities primarily relate to purchase of property, plant and equipment, acquisition of a subsidiary (net of cash acquired), investment in joint ventures as well as purchase of intangible assets.
Net cash used in investing activities was $19.9 million for the nine months ended September 30, 2021, which consisted primarily of payment for purchase of financial assets of $10.0 million mainly related to investment in a financial asset measured at fair value through profit or loss in September 2021 for working capital management purposes, payment for purchase of property, plant and equipment of $7.1 million mainly related to setup of new office and laboratory and payment for purchase of intangible assets of $2.8 million mainly related to product development and conducting user ability tests, and clinical validation studies.
Net cash used in investing activities was $6.0 million for the year ended December 31, 2020, which consisted primarily of payment for acquisition of a subsidiary (net of cash acquired) of $2.9 million in connection with acquisition of Oxsed, payment for purchase of property, plant and equipment of $2.9 million, and payment for purchase of intangible assets of $0.2 million.
Net cash used in investing activities was $4.6 million for the year ended December 31, 2019, which consisted primarily of investment in joint ventures of $4.2 million, payment for purchase of property, plant and equipment of $0.3 million, and payment for purchase of intangible assets of $0.1 million.
Financing Activities
Net cash from financing activities was $29.9 million for the nine months ended September 30, 2021, which consisted primarily of $26.0 million in proceeds from issuance of preference shares and $5.0 million in proceeds from issuance of convertible securities, partially offset by $0.8 million in capital element of lease rentals paid.
Net cash from financing activities was $11.8 million for the year ended December 31, 2020, which consisted primarily of $12.5 million in proceeds from issuance of convertible securities, partially offset by $0.6 million in capital element of lease rentals paid.
Net cash used in financing activities was $0.6 million for the year ended December 31, 2019, which mainly consisted primarily of $0.5 million in capital element of lease rentals paid and $0.1 million in interest element of lease rentals paid.
Off-Balance Sheet Arrangements
Since the date of our incorporation, we have not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Internal Control over Financial Reporting
We are a private company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the preparation and audit of our consolidated financial statements for the years ended December 31, 2020 and 2019, we and our independent registered public accounting firm identified certain deficiencies, none of which constitutes a material weakness or significant deficiency, as of December 31, 2020, in accordance with the standards established by PCAOB.
The deficiencies identified relate to (i) ineffective IT general controls over all operating systems, databases, and IT applications supporting financial reporting; (ii) an insufficient number of certified public accountants with appropriate level of accounting knowledge, experience and training in internal controls over financial reporting; and (iii) the absence of comprehensive written internal controls and financial reporting policies and procedures. We did not undertake a comprehensive assessment of our internal control over financial reporting under.
To remedy our identified deficiencies, we have adopted and plan to adopt several measures that will improve our internal control over financial reporting. For example, we have engaged an international Big Four accounting firm to provide internal control and corporate governance advices, and a group-wide upgrade of the Enterprise Resource Planning system.
We expect to complete the measures above as soon as practicable and we will continue to implement measures to remedy our internal control deficiencies. The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations. If we fail to develop or maintain an effective system of internal controls over our financial reporting, we may not be able to accurately report our financial conditions or results of operations or meet our reporting obligations. See “Risk Factors — Other Risks Relating to Prenetics Group’s Business — If PubCo fails to implement and maintain an effective system of internal controls in the future, PubCo may be unable to accurately report its financial condition or results of operations, which may adversely affect investor confidence in Prenetics and, as a result, the market price of PubCo Ordinary Shares.”
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with IFRS, and the preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on other assumptions that, under the circumstances, we believe to be reasonable. Our actual results may differ from these estimates under different assumptions or conditions. This is especially true with some accounting policies that require higher degrees of judgment than others in their application. We consider the following accounting policies critical to an understanding of our audited consolidated financial statements because they involve the greatest reliance on our management’s judgment, estimates and assumptions.
Revenue Recognition
We recognize revenue in accordance with IFRS 15, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services, excluding amounts collected on behalf of third parties. In accordance with IFRS 15, we recognize revenue when (or as) a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration that we expect to receive in exchange for these goods or services.
Prevention Services / Diagnostics Services
We provide preventive testing services which are primarily genetic testing services to individuals and corporate entities for their employees and customers, as well as diagnostic testing services which are primarily COVID-19 testing services for individuals, corporate entities for their employees or customers and governments for community testing.
We receive consideration for both of our genetic testing and diagnostic testing services upfront when we enter into sales contracts relating to these testing services with individual or corporate customers, and recognize revenue generally upon the delivery of the testing results or reports to our customers, except for our update services. For genetic test kits which contains the update services, we recognize revenue over the expected service period which begins from the issuance of the testing results and allocate revenue to the testing results and the update services based on their respective standalone selling prices. The expected service period was estimated to be five years based on our internal statistics on customers and expectation as to the period over which customers would continue to log in online to review initial reports and updates. When estimating standalone prices, we consider all information that is reasonably available which includes market conditions, company-specific information about the customers, pricing strategies and practices, cost incurred to provide the service and market prices in the industry. Significant judgement is involved in estimating the stand-alone selling price for each distinct performance obligation.
Our provision of the genetic testing and diagnostic testing services requires individuals to provide specimen samples to us before we can proceed with the necessary laboratory procedures. Sales contracts relating to test kits sold directly to individuals normally require specimen samples to be sent back to us within three or six months from the date of purchase depending on the jurisdictions in which the kits are purchased by customers, after which we will have no further obligation to provide the services. Sales contracts relating to kits sold to corporate customers normally do not include specified sample return periods. The consideration we receive from the sales contracts relating to these test kits usually becomes non-refundable after 5 to 30 days from the date of delivery of the kits to the individual or corporate customers, or the date of purchase, and is initially recognized as deposit liabilities and subsequently recognized as contract liabilities when the consideration becomes non-refundable.
For non-refundable sale contracts relating to the testing services, if the customer does not return the test kit, services cannot be completed by us, potentially resulting in breakage revenue. We generally have sufficient and relevant historical experience for such sale contracts such that we estimate and recognize the expected breakage amount as revenue in proportion to the pattern of rights exercised by customers on a portfolio basis as opposed to individual customer contracts to the extent that it is considered highly probable that a significant reversal will not occur in the future. In certain sale contracts, however, such as those relating to certain preventive test kits sold to corporate customers such as insurance companies that would ultimately be passed on to end users at the corporate customer’s discretion, and where there is no stated sample return period, we would not have visibility as to whether and when the kits are distributed to end users, and therefore do not have sufficient and relevant historical experience to form a reasonable expectation about the amount of breakage revenue to which we would be entitled. This would also be the case for certain COVID-19 test kits sold to individual customers. For these sale contracts, revenue is recognized at the earlier point in time of either when the relevant services are rendered and the testing results are issued, or when the likelihood of end users returning their specimen samples becomes remote.
Share-Based Payments
As part of the corporate restructuring, the share options schemes and restricted share scheme of Prenetics HK were terminated on June 16, 2021 and replaced with a new ESOP scheme, the Prenetics 2021 Plan. As of September 30, 2021, the Prenetics 2021 Plan is our only ESOP scheme.
We recognize employee share-based compensation benefits according to the restriction conditions.
The restricted share units granted under the Prenetics 2021 Plan were ordinary shares with a subscription price of $0.01 per share. These restricted share units are subject to the following restrictions:
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Vesting conditions:   33.33% of the shares vest on the first anniversary from the date of grant, followed by 2.77% monthly over the next twenty three-month period and 2.96% monthly from the third anniversary;

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Transfer restrictions:   These share units are restricted from transfer until after the completion of an initial public offering or a business combination with a SPAC and the expiry of the applicable lock-up period.

The estimate of the fair value of the restricted share units granted is measured based on Black-Scholes Model. The Black-Scholes assumptions used in evaluating our restricted share units granted are as follows:
Nine months ended September 30, 2021
Fair value at measurement date	$13.89
Share price	$13.89
Exercise price	$0.01
Expected volatility	41.03%
Expected option life	1 year
Expected dividends	0%
Risk-free interest rate	1%
Likelihood of achieving a redemption event	5%
Likelihood of achieving a liquidity event	5%
These inputs are subjective and generally require significant analysis and judgment to develop. Changes in the subjective input assumptions could materially affect the fair value estimate.
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Expected Volatility.   The expected volatility is based on the historic volatility (calculated based on the weighted average remaining life of the restricted share units), adjusted for any expected changes to future volatility based on publicly available information.

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Expected Dividends.   The expected dividends are based on historical dividends.

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Risk-Free Interest Rate.    The risk free rate is determined with reference to the yield of U.S. Treasury Strips with a maturity (i.e., 5 years) equal to the time to exit event (i.e., liquidation or redemption event) as of the valuation date.

After becoming a public company, we will determine the fair value of the shares underlying equity awards based on the closing price of our shares as reported on the date of the grant.
Impairment of Financial Assets
(i)
Credit loss from financial instruments

We recognize loss allowances for expected credit losses (ECLs) on financial assets measured at amortized costs. Our financial assets primarily comprise cash and cash equivalents, trade and other receivables, amount due from a joint venture and amount due from a shareholder.
Measurement of ECLs
ECLs are probability-weighted estimates of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e., the difference between the cash flows due to the entity in accordance with the contract and the cash flows that we expect to receive). The expected cash shortfalls are discounted at the effective interest rate of the financial asset.
The maximum period considered when estimating ECLs is the maximum contractual period over which we are exposed to credit risk.
In measuring ECLs, we take into account reasonable and supportable information that is available without undue cost or effort. This includes information about past events, current conditions and forecasts of future economic conditions.
ECLs are measured on either of the following bases:
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12 months ECLs: these are ECLs that are expected to result from possible default events within the 12 months after the reporting date; and

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Lifetime ECLs: these are ECLs that are expected to result from all possible default events over the expected lives of the items to which the ECL model applies.

Loss allowances for trade receivables are always measured at an amount equal to lifetime ECLs. ECLs on these financial assets are estimated using a provision matrix based on our historical credit loss experience, adjusted for factors that are specific to the debtors and an assessment of both the current and forecast general economic conditions at the reporting date.
For all other financial instruments, we recognize a loss allowance equal to 12-month ECLs unless there has been a significant increase in credit risk of the financial instrument since initial recognition, in which case the loss allowance is measured at an amount equal to lifetime ECLs.
Significant increases in credit risk
In assessing whether the credit risk of a financial instrument has increased significantly since initial recognition, we compare the risk of default occurring on the financial instrument assessed at the reporting date with that assessed at the date of initial recognition. In making this reassessment, we consider that a default event occurs when the borrower is unlikely to pay its credit obligations to us in full, without recourse by us to actions such as realizing security (if any is held). We consider both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.
In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:
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failure to make payments of principal or interest on their contractually due dates;

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an actual or expected significant deterioration in a financial instrument’s external or internal credit rating (if available);

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an actual or expected significant deterioration in the operating results of the debtor; and existing or forecast changes in the technological, market, economic or legal environment that have a significant adverse effect on the debtor’s ability to meet its obligation to us.

Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual basis or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past due status and credit risk ratings.
ECLs are remeasured at each reporting date to reflect changes in the financial instrument’s credit risk since initial recognition. Any change in the ECL amount is recognized as an impairment gain or loss in profit or loss. We recognize an impairment gain or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.
Basis of calculation of interest income
Interest income recognized is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit-impaired, in which case interest income is calculated based on the amortized cost (i.e. the gross carrying amount less loss allowance) of the financial asset.
At each reporting date, we assess whether a financial asset is credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.
Evidence that a financial asset is credit-impaired includes the following observable events:
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significant financial difficulties of the debtor;

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a breach of contract, such as a default or delinquency in interest or principal payments;

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it becoming probable that the borrower will enter into bankruptcy or other financial reorganization;

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significant changes in the technological, market, economic or legal environment that have an adverse effect on the debtor; or

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the disappearance of an active market for a security because of financial difficulties of the issuer.

Write-off policy
The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when we determine that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.
Subsequent recoveries of an asset that was previously written off are recognized as a reversal of impairment in profit or loss in the period in which the recovery occurs.
(ii)
Impairment of other non-current assets

Internal and external sources of information are reviewed at the end of each reporting period to identify indications that the following assets may be impaired or, except in the case of goodwill, an impairment loss previously recognized no longer exists or may have decreased:
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property, plant and equipment;

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intangible assets;

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interest in joint venture; and

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goodwill

If any such indication exists, the asset’s recoverable amount is estimated. In addition, for goodwill, intangible assets that are not yet available for use and intangible assets that have indefinite useful lives, the recoverable amount is estimated annually whether or not there is any indication of impairment.
Calculation of recoverable amount
The recoverable amount of an asset is the greater of its fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).
Recognition of impairment losses
An impairment loss is recognized in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit (or group of units) and then, to reduce the carrying amount of the other assets in the unit (or group of units) on a pro rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).
Reversals of impairment losses
In respect of assets other than goodwill, an impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is not reversed.
A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.
Convertible Securities and Related Fair Value Measurement
We measure the convertible securities at fair value since inception because the conversion feature embedded in the convertible securities cannot be measured separately. At the end of each reporting period, the fair value is remeasured with any gain or loss arising from the remeasurement being recognized immediately in profit or loss. If the securities are converted, the ordinary shares issued are measured at fair value and any difference between the fair value of shares issued and the fair value of the convertible securities is recognized in profit or loss.
Estimated Useful Lives on Intangible Assets
We estimate the useful lives of intangible assets based on the periods over which the assets are expected to be available for use. We review annually their estimated useful lives, based on factors that include asset utilization, internal technical evaluation, technological changes, environmental and anticipated use of the assets tempered by related industry benchmark information. It is possible that our future results of operation could be materially affected by changes in these estimates brought about by changes in factors mentioned. A reduction in the estimated useful lives of intangible assets would increase amortization charges and decrease non-current assets.
Emerging Growth Company Status
Upon consummation of the Business Combination, PubCo will be an “emerging growth company” as defined in the JOBS Act. PubCo will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.07 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of PubCo’s prior second fiscal quarter, PubCo has been subject to Exchange Act reporting requirements for at least 12 calendar months, and filed at least one annual report, and (ii) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. PubCo intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies”, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.
Quantitative and Qualitative Disclosures About Market Risk
We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information otherwise required under this item.
Related Party Transactions
See the section titled “Certain Relationships and Related Person Transactions — Prenetics Group and PubCo Relationships and Related Party Transactions” included elsewhere in this proxy statement/prospectus for information regarding related party transactions during the nine months ended September 30, 2021 and 2020 and during the years ended December 31, 2020 and 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Artisan and Prenetics adjusted to give effect to the Business Combination and related transactions, and have been prepared in accordance with Article 11 of Regulation S-X.
Artisan is a blank check company incorporated in the Cayman Islands on February 2, 2021. Artisan was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.
Prenetics is an exempted company limited by shares incorporated under the laws of the Cayman Islands. Prenetics Group’s mission is to bring health closer to millions of people globally and seek to decentralize healthcare by making the three pillars — Prevention, Diagnostics and Personalized Care — comprehensive and accessible to anyone, at anytime and anywhere. Prenetics Group’s preventive health testing services are genetic testing (under the brand named CircleDNA) for general health purposes and stool-DNA screening test for detecting colorectal cancer and advanced adenoma (under the brand named ColoClear). CircleDNA utilizes whole exome sequencing technology that conducts a full scan on individuals’ protein-coding genes, analyzing genetic variations across different categories and providing personalized reports with a saliva sample. ColoClear uses advanced stool DNA technology to detect abnormal DNA markers and blood cells in human stool that precancerous polyps and colon cancer can cause. It is developed as a convenient and less invasive alternative to colonoscopy. Since April 2020, Prenetics Group has started to provide polymerase chain reaction (“PCR”) diagnostic testing services for COVID-19 to individuals, corporates for their employees or customers and governments for community testing. Prenetics Group operates and owns its own accredited laboratory in HongKong. Prenetics Group also engages in research and development activities to advance its preventive, diagnostic and personalized healthcare solutions. Prenetics Group is headquartered in Hong Kong.
The historical financial information of Artisan was derived from the audited financial statements of Artisan as of and for the period from February 2, 2021 (inception) through December 31, 2021 included elsewhere in this proxy statement/prospectus. The historical financial information of Prenetics was derived from the unaudited financial statements of Prenetics as of and for the nine months ended September 30, 2021 and the audited financial statements for the period ended December 31, 2021, included elsewhere in this proxy statement/prospectus. For purposes of the unaudited pro forma condensed combined financial information the period ended September 30, 2021 is presented as a twelve month period which includes the three months ended December 31, 2020 combined with the nine months ended September 30, 2021 (see Note 1). This information should be read together with Artisan’s and Prenetics’ audited financial statements and related notes, the sections titled “Artisan’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Prenetics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed.
Description of the Business Combination
On September 15, 2021, Artisan and Prenetics entered into a Business Combination Agreement. Upon closing of the Business Combination, current security holders of Artisan and existing Prenetics equity holders will become holders of PubCo. After the completion of the Business Combination, PubCo’s shares are expected to trade on the NASDAQ under the ticker symbol “PRE” and PubCo will become a publicly-listed entity. After giving effect to the Business Combination, PubCo will own, directly or indirectly, all of the issued and outstanding equity interests of Prenetics and its subsidiaries.

The Business Combination is expected to close in the the first quarter of 2022, following the receipt of the required approval by Artisan’s shareholders and the fulfillment of other customary closing conditions.
Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, (i) (a) each issued and outstanding ordinary share and preferred share in Prenetics (other than any shares of Prenetics held by Mr. Danny Yeung) will automatically be cancelled in exchange for such number of PubCo Class A ordinary shares that is equal to the Exchange Ratio (as described below and more fully defined in the Business Combination Agreement) and (b) each issued and outstanding ordinary share and preferred share in Prenetics held by Mr. Danny Yeung will automatically be cancelled in exchange for such number of PubCo Class B ordinary shares that is equal to the Exchange Ratio; and (ii) (a) each Prenetics restricted share unit (other than any Prenetics restricted share unit held by Mr. Danny Yeung) will automatically be assumed by PubCo and converted into an award of PubCo restricted share units representing the right to receive PubCo Class A Ordinary Shares under the Incentive Equity Plan (as defined below) equal to the product of (x) the number of Prenetics ordinary shares subject to such Prenetics restricted share unit and (y) the Exchange Ratio and (b) each Prenetics restricted share unit held by Mr. Danny Yeung outstanding immediately prior to the effective time of the Acquisition Merger will automatically be assumed by PubCo and converted into an award of PubCo restricted share units representing the right to receive PubCo Class B Ordinary Shares under the Incentive Equity Plan equal to the product of (x) the number of Prenetics ordinary shares subject to such Prenetics restricted share unit and (y) the Exchange Ratio.
The “Exchange Ratio” is a number determined by dividing the Price per Share (as described below) by $10. “Price per Share” is defined in the BCA as the amount equal to $1,150,000,000 divided by such amount equal to (a) the aggregate number of Prenetics shares (i) that are issued and outstanding immediately prior to the effective time of Acquisition Merger and (ii) that are issuable upon the exercise of all Prenetics restricted share units, options, warrants, convertible notes and other equity securities of Prenetics that are issued and outstanding immediately prior to the effective time of Acquisition Merger minus (b) the Prenetics shares held by Prenetics or any of its subsidiaries (if applicable) as treasury shares. As of the date of the Business Combination Agreement, the Exchange Ratio was 2.07.
Concurrently with the execution of the Business Combination Agreement, certain investors entered into share subscription agreements, pursuant to which the PIPE Investors agreed to subscribe for and purchase PubCo Class A ordinary shares at $10.00 per share for an aggregate purchase price of $60,000,000.
Prior to the initial public offering of Artisan, Artisan entered into forward purchase agreements, pursuant to which the anchor investors agreed to purchase an aggregate of 6,000,000 Class A ordinary shares of Artisan plus 1,500,000 redeemable warrants of Artisan, for a purchase price of $10.00 per Class A ordinary share of Artisan, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the closing of the initial business combination of Artisan. Concurrently with the execution of the Business Combination Agreement, the Anchor Investors entered into deeds of novation and amendment, pursuant to which the Anchor Investors have agreed to replace their commitments to purchase the Class A ordinary shares and warrants of Artisan under the Forward Purchase Agreements with the commitment to purchase an aggregate of 6,000,000 PubCo Class A ordinary shares plus 1,500,000 redeemable PubCo warrants, for a purchase price of $10.00 per PubCo Class A ordinary share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the closing of the Acquisition Merger.
Anticipated Accounting Treatment
Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse merger in accordance with IFRS as issued by the IASB. Under this method of accounting, Artisan will be treated as the “acquired” company and Prenetics will be treated as the acquirer for financial statement reporting purposes. Prenetics has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
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Prenetics’s shareholders will have the largest voting interest in PubCo under both the no redemption and maximum redemption scenarios;

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Prenetics shareholders will have the ability to nominate at least a majority of the members of the Board of Directors of the combined entity;

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Prenetics’s senior management is the senior management of the post-combination company;

•
Prenetics is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Artisan does not meet the definition of a business in accordance with IFRS 3, is accounted for as a share-based payment transaction within the scope of IFRS 2. The net assets of Prenetics will be stated at their pre-combination carrying amounts, with no goodwill or other intangible assets recorded. Any excess of the fair value of consideration transferred to Artisan shareholders over the fair value of Artisan’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
Basis of Pro Forma Presentation
As noted above, the unaudited pro forma condensed combined financial information contained herein assumes that Artisan’s shareholders approve the proposed Business Combination. Artisan cannot predict how many of the public Artisan shareholders will exercise their right to have their Artisan Class A Ordinary Shares redeemed for cash. As a result, PubCo has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios, which produce different allocations of total PubCo equity between holders of PubCo Ordinary Shares. As described in greater detail below, the first scenario, or “no redemption scenario,” assumes that none of Artisan’s public shareholders will exercise their right to have their Artisan Class A ordinary share redeemed for cash, and the second scenario, or “maximum redemption scenario,” assumes that 25,938,100 Artisan Public Shares are redeemed for aggregate redemption payments of $259,381,000, assuming a $10.00 per share Redemption Price and based on funds in the Trust Account and working capital available to Artisan outside of the Trust Account as of December 31, 2021. The actual results will likely be within the parameters described by the two scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Prenetics is considered to be the accounting acquirer, as further discussed in Note 1 of the “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:
•
Assuming No Redemptions:   This presentation assumes that no Artisan Public Shareholders elect to have their Artisan Public Shares redeemed for cash in connection with the Business Combination as permitted by the Artisan Articles and there are no Dissenting Artisan Shares.

•
Assuming Maximum Redemptions:   This presentation assumes that 25,938,100 Artisan Public Shares are redeemed for aggregate redemption payments of $259,381,000, assuming a $10.00 per share Redemption Price and based on funds in the trust account as of December 31, 2021. The Business Combination Agreement includes a condition to the Closing, that, at the Closing, the cash proceeds from the trust account established for the purpose of holding the net proceeds of Artisan’s initial public offering, plus cash proceeds from the PIPE Investments, plus cash proceeds under the Forward Purchase Agreements, plus any amount raised pursuant to permitted equity financings prior to closing of the Acquisition Merger in the aggregate equaling no less than $200,000,000. As the Artisan initial shareholders waived their redemption rights, only redemptions by Artisan Public Shareholders are reflected in this presentation. This scenario includes all adjustments contained in the “no redemptions” scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

Included below is the expected number of shares to be issued, and the related ownership interests, at the completion of the transaction under the two scenarios:

	Share Ownership in PubCo(1)(2)(3)
	Assuming No Redemptions (Shares)				Assuming Maximum Redemptions (Shares)
	Number of Class A Ordinary Shares	%	Number of Class B Ordinary Shares	%	Number of Class A Ordinary Shares	%	Number of Class B Ordinary Shares	%
Prenetics Shareholders	73,021,393	52.60%	9,878,983	7.12%	73,021,393	64.70%	9,878,983	8.75%
Artisan Public Shareholders	33,934,235	24.45%	—	—%	7,996,135	7.08%	—	—%
Sponsor and certain Artisan directors(4)	9,233,558	6.65%	—	—%	9,233,558	8.18%	—	—%
PIPE investors	6,000,000	4.32%	—	—%	6,000,000	5.32%	—	—%
Forward Purchase Investors(4)	6,750,000	4.86%	—	—%	6,750,000	5.98%	—	—%
Pro forma Combined Company Ordinary Shares	128,939,186	92.88%	9,878,983	7.12%	103,001,086	91.25%	9,878,983	8.75%

(1)
The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account (i) public warrants and private warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter and (ii) any outstanding Prenetics RSUs, vested or unvested, that were assumed by PubCo upon the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, the share amounts and percentage ownership numbers set forth above will be different.

(2)
For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”

(3)
In both the No Redemption Scenario and the Maximum Redemption Scenario, the payment of deferred underwriting fees incurred as part of Artisans’s initial public offering will be $11,876,982.

(4)
The share amounts reflect the transfer of 750,000 Founder Shares of Artisan from the Sponsor to the Forward Purchase Investors in connection with the Forward Purchase Agreements. These Founder Shares were subsequently converted into Class A ordinary shares of PubCo upon completion of the Business Combination and are included in the total Class A ordinary shares owned by the Forward Purchase Investors.

	As of December 31, 2021	As of September 30, 2021					As of December 31, 2021			As of December 31, 2021
	Artisan (U.S. GAAP, Historical)	Prenetics (IFRS, Historical)	IFRS Conversion and Presentation Alignment (Note 2)		Transaction Accounting Adjustments (No Redemption Scenario)		Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)		Pro Forma Combined (Maximum Redemption Scenario)
ASSETS
Non-current assets:
Property, plant and equipment	$—	$13,351	$—		$—		$13,351	$—		$13,351
Intangible assets	—	25,033	—		—		25,033	—		25,033
Goodwill	—	3,952	—		—		3,952	—		3,952
Interest in joint venture	—	—	—		—		—	—		—
Deferred tax assets	—	84	—		—		84	—		84
Prepaid insurance – non-current	187	—	—		—		187	—		187
Investments held in trust account	339,381	—	—		(339,381)	D	—	—		—
Other non-current assets	—	524	—		—		524	—		524
Total non-current assets	339,568	42,944	—		(339,381)		43,131	—		43,131
Current assets:
Inventories	—	5,055	—		—		5,055	—		5,055
Trade receivables	—	51,889	—		—		51,889	—		51,889
Deposits and prepayments	508	9,992	—		—		10,500	—		10,500
Other receivables	—	297	—		—		297	—		297
Amount due from a shareholder	—	—	—		—		—	—		—
Amount due from a joint venture	—	—	—		—		—	—		—
Financial assets at fair value through profit or loss	—	10,000	—		—		10,000	—		10,000
Cash and cash equivalents	102	41,759	—		339,381	D	464,128	(259,381)	O	204,747
					60,000	E
					60,000	F
					(25,237)	G
					(11,877)	H
Total current assets	610	118,992	—		422,267		541,869	(259,381)		282,488
Total assets	340,178	161,936	—		82,886		585,000	(259,381)		325,619
LIABILITIES AND EQUITY (DEFICIT)
Non-current liabilities:
Warrant liabilities	$12,249	$—	—		1,065	F	13,314	—		13,314
Derivative liability – forward purchase agreement	485	—	—		(485)	F	—	—		—
Deferred underwriting fee payable	11,877	—	—		(11,877)	H	—	—		—
Preference shares liabilities	—	430,510	—		(430,510)	C	—	—		—
Deferred tax liabilities	—	847	—		—		847	—		847
Lease liabilities	—	3,756	—		—		3,756	—		3,756
Artisan ordinary shares subject to redemption	—	—	339,342	A	(339,342)	J	—	—		—
Total non-current liabilities	24,611	435,113	339,342		(781,149)		17,917	—		17,917
Current liabilities:
Accounts payables	274	21,656	—		(356)	G	21,574	—		21,574
Accrued offering costs	13	—	—		—		13	—		13
Promissory note – related party	—	—	—		—		—	—		—
Due to related party	—	—	—		—		—	—		—
Accrued professional fees and other expenses	2,912	—	—		(2,912)	G	—	—		—
Accrued expenses – related party	80	—	—		—		80	—		80
Accrued expenses and other current liabilities	—	17,076	—		—		17,076	—		17,076
Deferred consideration	—	1,339	—		—		1,339	—		1,339
Amounts due to shareholders	—	—	—		—		—	—		—
Contract liabilities	—	8,657	—		—		8,657	—		8,657
Lease liabilities	—	1,625	—		—		1,625	—		1,625
Convertible securities	—	—	—		—		—	—		—

	As of December 31, 2021	As of September 30, 2021					As of December 31, 2021			As of December 31, 2021
	Artisan (U.S. GAAP, Historical)	Prenetics (IFRS, Historical)	IFRS Conversion and Presentation Alignment (Note 2)		Transaction Accounting Adjustments (No Redemption Scenario)		Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)		Pro Forma Combined (Maximum Redemption Scenario)
Tax payable	—	2,408	—		—		2,408	—		2,408
Total current liabilities	3,279	52,761	—		(3,268)		52,772	—		52,772
Total liabilities	27,890	487,874	339,342		(784,417)		70,689	—		70,689
Ordinary shares subject to possible redemption	339,342	—	(339,342)	A	—		—	—		—
Equity (deficit):
Artisan Preference shares	—	—	—		—		—	—		—
Artisan Class A ordinary shares	—	—	—		3	J	—	—		—
			—		(3)	L
Artisan Class B ordinary shares	1	—	—		(1)	L	—	—		—
Share capital	—	15,350	—		114,054	C	706,626	(259,378)	O	449,583
					59,999	E		2,335	N
					59,419	F
					(18,487)	G
					1,774	I
					339,339	J
					(8)	M
					135,186	N
PubCo Class A ordinary shares	—	—	—		1	E	13	(3)	O	10
					1	F
					4	L
					7	M
PubCo Class B ordinary shares	—	—	—		1	M	1	—		1
Reserves	—	(341,203)	24	B	316,456	C	(192,244)	(2,335)	N	(194,579)
					(3,482)	G
					(1,774)	I
					(27,079)	K
					(135,186)	N
Additional paid-in capital	24	—	(24)	B	—		—	—		—
Accumulated deficit	(27,079)	—	—		27,079	K	—	—		—
Prenetics non-controlling interests	—	(85)	—		—		(85)	—		(85)
Total equity (deficit)	(27,054)	(325,938)	—		867,303		514,311	(259,381)		254,930
Total liabilities and equity (deficit)	$340,178	$161,936	$—		$82,886		$585,000	$(259,381)		$325,619

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS AND
OTHER COMPREHENSIVE INCOME
FOR THE PERIOD ENDED DECEMBER 31, 2021
(in thousands, except share and per share amounts)
	For the Period from February 2, 2021 (Inception) Through December 31, 2021	Twelve Months Ended September 30, 2021 (Note 1)				For the Period Ended December 31, 2021			For the Period Ended December 31, 2021
	Artisan (U.S. GAAP, Historical)	Prenetics (IFRS, Historical)	IFRS Conversion and Presentation Alignment (Note 2)	Transaction Accounting Adjustments (No Redemption Scenario)		Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)		Pro Forma Combined (Maximum Redemption Scenario)
Revenue	$—	$238,410	$—	$—		$238,410	$—		$238,410
Direct costs	—	(147,522)	—	—		(147,522)	—		(147,522)
Gross profit	—	90,888	—	—		90,888	—		90,888
Other income and other net losses	—	(453)	—	—		(453)	—		(453)
Share of loss of a joint venture	—	(161)	—	—		(161)	—		(161)
Selling and distribution expenses	—	(13,905)	—	(14)	DD	(13,919)	—		(13,919)
Research and development expenses	—	(6,215)	—	(3,020)	DD	(9,235)	—		(9,235)
Administrative and other operating expenses	—	(52,633)	—	(3,482)	AA	(202,120)	(2,335)	EE	(204,455)
				(10,819)	DD
				(135,186)	EE
Professional fees and other expenses	(3,943)	—	—	—		(3,943)	—		(3,943)
(Loss) income from operations	(3,943)	17,521	—	(152,521)		(138,943)	(2,335)		(141,278)
Expensed offering costs	(534)	—	—	—		(534)	—		(534)
Unrealized gain on investments held in trust account	34	—	—	(34)	BB	—	—		—
Change in fair value of derivative liability – forward purchase agreement	(874)	—	—	874	FF	—	—		—
Change in fair value of warrant liabilities	2,006	—	—	—		2,006	—		2,006
Dividend income on investments held in Trust Account	4	—	—	(4)	BB	—	—		—
Finance costs	—	(2,798)	—	2,629	GG	(169)	—		(169)
Fair value loss on convertible securities	—	(31,901)	—	31,901	CC	—	—		—
Fair value loss on preference share liabilities	—	(71,885)	—	71,885	GG	—	—		—
Write-off on amount due from shareholder	—	(106)	—	—		(106)	—		(106)
Gain on bargain purchase	—	117	—	—		117	—		117
Loss before taxation	(3,307)	(89,052)	—	(45,270)		(137,629)	(2,335)		(139,964)
Income tax expense	—	(5,097)	—	—		(5,097)	—		(5,097)
Loss for the period	(3,307)	(94,149)	—	(45,270)		(142,726)	(2,335)		(145,061)
Other comprehensive income (loss) for the period	—	795	—	—		795	—		795
Total comprehensive loss for the period	$(3,307)	$(93,354)	$—	$(45,270)		$(141,931)	$(2,335)		$(144,266)

	For the Period from February 2, 2021 (Inception) Through December 31, 2021	Twelve Months Ended September 30, 2021 (Note 1)			For the Period Ended December 31, 2021		For the Period Ended December 31, 2021
	Artisan (U.S. GAAP, Historical)	Prenetics (IFRS, Historical)	IFRS Conversion and Presentation Alignment (Note 2)	Transaction Accounting Adjustments (No Redemption Scenario)	Pro Forma Combined (No Redemption Scenario)	Transaction Accounting Adjustments (Maximum Redemption Scenario)	Pro Forma Combined (Maximum Redemption Scenario)
Net loss per share (Note 4):
Basic and diluted weighted average shares outstanding, Class A ordinary shares	23,119,071
Basic and diluted net loss per share, Class A ordinary shares	$(0.10)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	9,597,539
Basic and diluted net loss per share, Class B ordinary shares	$(0.10)
Basic and diluted weighted average ordinary shares outstanding		14,543,817
Basic and diluted loss per share		$(6.47)
Basic and diluted weighted average shares outstanding, PubCo Class A ordinary shares					128,939,186		103,001,086
Basic and diluted net loss per share, PubCo Class A ordinary shares					$(1.03)		$(1.29)
Basic and diluted weighted average shares outstanding, PubCo Class B ordinary shares					9,878,983		9,878,983
Basic and diluted net loss per share, PubCo Class B ordinary shares					$(1.03)		$(1.29)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The historical consolidated financial statements of Prenetics have been prepared in accordance with IFRS. The historical financial statements of Artisan have been prepared in accordance with U.S. GAAP.
For accounting purposes, the financial statements of the combined company will represent a continuation of the consolidated financial statements of Prenetics with the acquisition being treated as the equivalent of Prenetics transferring consideration for the net assets of Artisan and the service of a stock exchange listing for its shares. The net assets of Prenetics will be stated at their pre-combination carrying amounts, with no goodwill or other intangible assets recorded.
The Business Combination, which is not within the scope of IFRS 3 — Business Combinations (“IFRS 3”) since Artisan does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2 — Share-based Payment (“IFRS 2”). Any excess of the fair value of consideration transferred by PubCo to Artisan shareholders over the fair value of Artisan’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined statement of profit or loss and other comprehensive income and are recognized as expenses.
The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 and the unaudited pro forma condensed combined statements of profit or loss and other comprehensive income for the period ended December 31, 2021 are based on the historical financial statements of Prenetics and Artisan. The accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination.
Prenetics and Artisan did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 assumes that the Business Combination occurred on December 31, 2021. The unaudited pro forma condensed combined statement of profit or loss and other comprehensive income for the period ended December 31, 2021 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2021.
The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Prenetics’s unaudited consolidated statement of financial position as of September 30, 2021 and the related notes for the period ended September 30, 2021, included elsewhere in this proxy statement/prospectus; and

•
Artisan’s audited balance sheet as of December 31, 2021 and the related notes for the period from February 2, 2021 (inception) through December 31, 2021, included elsewhere in this proxy statement/prospectus. Artisan was incorporated on February 2, 2021 and consummated its initial public offering on May 18, 2021. Artisan filed an audited balance sheet as of December 31, 2021 on Form 10-K on March 4, 2022.

The unaudited pro forma condensed combined statement of profit or loss and other comprehensive income for the period ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•
Prenetics’s unaudited consolidated statement of profit or loss and other comprehensive income for the nine months ended September 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus. Prenetics’s historical unaudited consolidated statement of profit or loss and other comprehensive income for the twelve months ended September 30, 2021 includes Prenetics’s results of operations for the three months ended December 31, 2020 combined with the nine months ended September 30, 2021. The table below provides a reconciliation of Prenetics’s historical unaudited consolidated statement of profit or loss and other comprehensive income for the period ended September 30, 2021 as presented for pro forma purposes:
	Nine Months Ended September 30, 2021	Three Months Ended December 31, 2020	Twelve Months Ended September 30, 2021
Revenue	$211,137	$27,273	$238,410
Direct costs	(128,771)	(18,751)	(147,522)
Gross profit	82,366	8,522	90,888
Other income and other net losses	199	(652)	(453)
Share of loss of a joint venture	—	(161)	(161)
Selling and distribution expenses	(11,576)	(2,329)	(13,905)
Research and development expenses	(5,104)	(1,111)	(6,215)
Administrative and other operating expenses	(45,350)	(7,283)	(52,633)
Income (loss) from operations	20,535	(3,014)	17,521
Finance costs	(2,775)	(23)	(2,798)
Fair value loss on convertible securities	(29,054)	(2,847)	(31,901)
Fair value loss on preference share liabilities	(71,885)	—	(71,885)
Write-off on amount due from shareholder	(106)	—	(106)
Gain on bargain purchase	117	—	117
Loss before taxation	(83,168)	(5,884)	(89,052)
Income tax expense	(5,105)	8	(5,097)
Loss for the period	(88,273)	(5,876)	(94,149)
Other comprehensive (loss) income for the period	(1,007)	1,802	795
Total comprehensive loss for the period	$(89,280)	$(4,074)	$(93,354)

•
Artisan’s audited statement of profit or loss and other comprehensive income for the for the period from February 2, 2021 (inception) through December 31, 2021 and the related notes, included elsewhere in this proxy statement/prospectus. Artisan was incorporated on February 2, 2021 and consummated its initial public offering on May 18, 2021. Artisan filed an audited statement of operations for the period from February 2, 2021 (inception) through December 31, 2021 on Form 10-K on March 4, 2022.

Information has been prepared based on these preliminary estimates, and the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Prenetics believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Prenetics believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination had taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Prenetics and Artisan.
Note 2. IFRS Conversion and Presentation Alignment
The historical financial information of Artisan has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert Artisan’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify Artisan’s ordinary shares subject to redemption to non-current financial liabilities under IFRS.
Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Artisan’s historical financial information in accordance with the presentation of Prenetics’ historical financial information.
The IFRS conversion and presentation alignment adjustments included in the unaudited pro forma condensed combined statement of financial position as of December 31, 2021 are as follows:
A.
Reflects the reclassification/alignment of Artisan temporary equity to align with the statement of financial position presentation of Prenetics.

B.
Reflects the reclassifications/alignment of Artisan additional paid-in capital to align Artisan’s historical financial information in accordance with the presentation of Prenetics’s historical financial information.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:
C.
Represents the elimination of Prenetics’ preference share liabilities upon consummation of the Business Combination.

D.
Represents release of the investments held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.

E.
Represents cash proceeds of $60,000,000 from the private placement of 6,000,000 Class A ordinary shares at $10.00 per share pursuant to the concurrent PIPE Investment.

F.
Represents cash proceeds of $60,000,000 from the private placement of 6,000,000 Class A ordinary shares and 1,500,000 warrants (the “Forward Purchase Securities”) pursuant to the Forward Purchase Agreements. In connection with the issuance of the Forward Purchase Securities, the combined Company eliminated the derivative liability associated with the Forward Purchase Agreements and recorded additional warrant liabilities of $1,065,000.

G.
Represents estimated non-recurring transaction costs of approximately $25,237,000 inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into share capital. As of December 31, 2021, $3,181,914 was accrued on the balance sheet of Artisan and, as of September 30, 2021, $85,518 was accrued on the balance sheet of Prenetics. Equity issuance costs of approximately $18,487,000 are offset to share capital and the remaining balance is expensed through reserves. The costs expensed through reserves are included in the unaudited pro forma condensed combined statement of operations for the period ended December 31, 2021 as discussed below (see adjustment AA).

H.
Reflects the settlement of deferred underwriting commissions.

I.
Reflects the issuance of Prenetics ordinary shares to certain existing shareholders of Prenetics as part of the equity consideration for Prenetics Limited’s acquisition of Oxsed Limited.

J.
Reflects the reclassification of Artisan’s Class A ordinary shares subject to possible redemption to permanent equity.

K.
Reflects the elimination of Artisan’s historical accumulated deficit.

L.
Represents the exchange of 33,934,235 Artisan Class A ordinary shares and 9,983,558 Artisan Class B ordinary shares into 43,917,793 PubCo Shares.

M.
Represents recapitalization of Prenetics’ outstanding equity and the issuance of PubCo Shares to Prenetics shareholders as consideration for the reverse recapitalization.

N.
Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the fair value of equity instruments, including PubCo Shares, Public Warrants and Private Placement Warrants, issued and the fair value of Artisan’s identifiable net assets at the date of the Business Combination, resulting in a $135.2 million and $137.5 million increase to share capital assuming no redemptions and maximum redemptions, respectively. The fair value of shares and warrants issued was estimated based on a market price as of December 31, 2021 of $9.91 per share and $0.71 per Public Warrant. For the Private Placement Warrants, a valuation was performed as of December 31, 2021. The value is preliminary and will change based on fluctuations in the share price of the Artisan’s ordinary shares and warrants through the closing date. A one percent change in the market price per share and per warrant would result in a change of $4.5 million and $1.9 million in the estimated expense assuming no redemptions and maximum redemptions, respectively. These costs expensed through reserves is included in the unaudited pro forma condensed combined statement of profit or loss and other comprehensive income as discussed in adjustment EE below.

	No Redemption Scenario		Maximum Redemption Scenario
	Shares	(in 000s)	Shares	(in 000s)
Artisan Public Shareholders	33,934,235		7,996,135
Sponsor and certain Artisan directors	9,233,558		9,233,558
Forward Purchase Investors	750,000		750,000
Total PubCo Shares to be issued to Artisan shareholders	43,917,793		17,979,693
Market value per share at December 31, 2021	$9.91		$9.91
Fair value of shares issued		$435,225		$178,179
Artisan Public Warrants	11,311,390		11,311,390
Artisan Private Warrants	5,857,898		5,857,898
Total PubCo Warrants to be issued to Artisan Warrant holders	17,169,288		17,169,288
Market value per Public Warrant	$0.71		$0.71
Fair Value per Private Warrant	$0.72		$0.72
Fair value of warrants issued		$12,249		$12,249
Fair value of shares and warrants issued in consideration for combination		$447,474		$190,428
Net assets of Artisan as of December 31, 2021		$312,288		$52,907
Difference – being IFRS 2 charge for listing services		$135,186		$137,521

O.
Reflects a scenario in which 25,938,100 Public Shares are redeemed in connection with the Business Combination, for aggregate payments to redeeming Public Shareholders of $259,381,000 (assuming a redemption price of $10.00 per share), allocated to ordinary shares and share capital using par value $0.0001 per share. This adjustment is recorded after consideration of the condition to the Closing under the Merger Agreement that, at the Closing, the cash proceeds from the trust account established for the purpose of holding the net proceeds of Artisan’s initial public offering, plus cash proceeds from the PIPE Investments, plus cash proceeds under the Forward Purchase Agreements, plus any amount raised pursuant to permitted equity financings prior to closing of the Acquisition Merger in the aggregate equaling no less than $200,000,000.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the period ended December 31, 2021 are as follows:
AA.
Reflects the accrual of additional transaction costs incurred subsequent to December 31, 2021. These costs are in addition to transaction costs incurred by Artisan in the respective historical statement of operations for the for the period from February 2, 2021 (inception) through December 31, 2021. Additional transaction costs are reflected as if incurred on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

BB.
Reflects elimination of investment income on the Trust Account.

CC.
Represents the elimination of the loss recognized related to the change in fair value of convertible securities.

DD.
Represents the incremental share-based compensation expense, in accordance with the modification of share-based payment transactions with employees pursuant to IFRS 2, upon conversion of Prenetics RSUs to PubCo RSUs.

EE.
Represents $135.2 million and $137.5 million of expense recognized assuming no redemptions and maximum redemptions, respectively, in accordance with IFRS 2, for the difference between the fair value of equity instruments issued and the fair value of Artisan’s identifiable net assets, as described in adjustment N. These costs are a nonrecurring item.

FF.
Reflects the elimination of the gain on the change in fair value of derivative asset — forward purchase agreement.

GG.
Reflects the elimination of the loss recognized related to the change in carrying amount of preference share liabilities.

Note 4. Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented. If the number of shares of Public Shares described under the “Assuming Maximum Redemptions” scenario described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.
The unaudited pro forma condensed combined financial information has been prepared to present two alternative scenarios with respect to redemption of ordinary shares by Public Shareholders at the time of the Business Combination for the period ended December 31, 2021 (amounts in thousands except share and per share amounts):

	For the Period Ended December 31, 2021
	Assuming No Redemptions		Assuming Maximum Redemptions
	Class A Shares	Class B Shares	Class A Shares	Class B Shares
Net loss allocated to each class	$(132,569)	$(10,157)	$(132,366)	$(12,695)
Weighted average ordinary shares outstanding – basic and diluted	128,939,186	9,878,983	103,001,086	9,878,983
Net loss per share – basic and diluted	$(1.03)	$(1.03)	$(1.29)	$(1.29)
Excluded securities:(1)
Public Warrants(2)	12,811,390	—	12,811,390	—
Private Placement Warrants	5,857,898	—	5,857,898	—
PubCo RSUs	10,163,006	20,331,243	10,163,006	20,331,243
Shares issuable pursuant to exchange loan notes(3)	1,605,394	—	1,605,394	—

(1)
The Public Warrants, Private Placement Warrants, PubCo RSUs, and shares issuable pursuant to exchange loan notes were excluded from the computation of pro forma net loss per share, basic and diluted, for the year ended December 31, 2021 because their effect would be anti-dilutive.

(2)
Includes 1,500,000 warrants issued pursuant to the Forward Purchase Agreements.

(3)
On October 29, 2020, Prenetics entered into a share purchase agreement with the then shareholders of Oxsed Limited. A portion of the consideration consists of exchange loan notes which can be exchanged into ordinary shares of Prenetics. See Note 30 of Prenetics’ audited financial statements for the period ended December 31, 2021, included elsewhere in this proxy statement/prospectus for additional details regarding Prenetics’ acquisition of Oxsed Limited.

MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION
The following table sets forth certain information relating to the executive officers and directors of PubCo immediately after the consummation of the Business Combination.
Name	Age	Position/Title
Yeung Danny Sheng Wu	43	Director, Chairperson and Chief Executive Officer
Cheng Yin Pan (Ben)	34	Director
Dr. Tzang Chi Hung Lawrence	48	Chief Scientific Officer
Avrom Boris Lasarow	46	Chief Executive Officer of EMEA
Lo Hoi Chun (Stephen)	37	Chief Financial Officer
Dr. Ong Shih-Chang (Frank)	45	Chief Medical Officer
Dr. Senthil Sundaram	48	Chief Clinical Officer
Dr. Wong Yung Ho Peter	40	Chief Technology Officer
Dr. Ma Wu Po (Mike)	57	Chief R&D Officer
Dr. Cui Zhanfeng	59	Director
Woo Ian Ying	49	Independent Director
Chiu Wing Kwan (Winnie)	41	Independent Director
Yeung Danny Sheng Wu is Prenetics Group’s co-founder. Since Prenetics Group’s business inception in 2014, Mr. Yeung has served as Prenetics HK’s Chief Executive Officer. Mr. Yeung’s journey into healthcare started as a way to utilize his extensive entrepreneurial career into making an impact for society. Mr. Yeung’s vision from day 1 was to always turn Prenetics Group into a global health group, recruiting the best talent, and to give everyone the power to be in control of their own health. Mr. Yeung believes the future of healthcare is to decentralize healthcare and bring healthcare closer to millions of individuals worldwide. Prior to Prenetics HK, Mr. Yeung was a Founding Partner at SXE Ventures, having led multiple investments in genetic testing companies and in Honey Science, which was acquired by Paypal for US $4 billion in 2019. Mr. Yeung had also founded uBuyiBuy in 2010, which was subsequently acquired by Groupon. Prior to leaving Groupon in early 2014, Mr. Yeung served as CEO of Groupon East Asia, leading it to be the largest e-commerce company in the region. Mr. Yeung’s entrepreneurial journey started at the age of 25 when he ventured into franchising Hong Kong dessert chain “Hui Lau Shan” into the USA. After exiting Hui Lau Shan, Mr. Yeung successfully ventured into hospitality furniture and executed multi-million-dollar projects with MGM globally. Mr. Yeung’s life motto is “Play Hard, Work Harder”.
Cheng Yin Pan (Ben) is the Chief Executive Officer and Director of Artisan, and is currently the Managing Partner at C Ventures, where he leads its sought-after deals and actively engages in major venture capital and private equity investments across the sectors of healthcare, consumer and technology. Named as “China’s Top 20 Most Outstanding Investor” by Lieyun.com in 2020, Mr. Cheng has helped execute many investments in the aforementioned “unicorns”, such as Xpeng Motors, NIO, JD Logistics, Gojek, FTA, Xiaohongshu and Pony.ai. Under Mr. Cheng’s leadership, C Ventures also invested in GritWorld, a 3D visual graphics rendering engine, and the investment was awarded ChinaVenture’s “Top 10 AI & Big Data Deals” in 2019. Mr. Cheng is also a member of the Advisory Committee of Vertex SEA Fund, a subsidiary of Temasek Holdings, and a member of Venture Committee of Hong Kong Venture Capital and Private Equity Association.
Mr. Cheng has also served as a General Manager at New World Development since March 2016 and the Chief Investment Officer of Private Equity Department at ARTA TechFin Corporation Ltd from July to December 2021. Prior to these roles, Mr. Cheng was an investment banker at Bank of America Merrill Lynch and Standard Chartered Bank. Mr. Cheng’s deal sheet in the Greater China region includes, among others, major corporate finance transactions such as the US$510 million Hong Kong listing of WuXi Biologics (HKEx: 2269) in 2017, the US$3.3 billion take-private of WuXi PharmaTech in 2015, and Temasek’s US$5.7 billion investment in Watson’s in 2014 and US$2.1 billion acquisition of ING’s insurance business in Hong Kong, Macau and Thailand in 2013. Mr. Cheng holds a bachelor’s degree in Quantitative Finance with honors from the Chinese University of Hong Kong.

Dr. Tzang Chi Hung Lawrence is Prenetics Group’s co-founder. Since Prenetics Group’s founding in 2014, Dr. Tzang has served as Prenetics HK’s Chief Scientific Officer and director, where Dr. Tzang oversees development, evaluation and implementation of new testing products and services, supervision of laboratory setup and operation and governance of medical laboratory accreditation. Dr. Tzang has over 18 years industry experience in diagnostic testing and is recognized as a leader in DNA-based molecular diagnostic techniques. Dr. Tzang has been a registered Medical Laboratory Technologist I at Board of Medical Laboratory Technologist since 2013, a founding member and secretary at the Hong Kong Society for Behavioral and Neural Genetics since 2011 and a fellow of the Hong Kong Society for Molecular Diagnostic Sciences since 2008. Dr. Tzang received his post‑doctoral research fellowship at Department of Biology & Chemistry of the City University of Hong Kong from 2003 to 2009. Dr. Tzang received a Ph.D. in Molecular Biology and a B.Sc. in Applied Chemistry from the City University of Hong Kong in 2003 and 1996, respectively.
Avrom Boris Lasarow has served as the Chief Executive Officer of Prenetics EMEA, a wholly owned subsidiary of Prenetics HK, since April 2018, where he is responsible for international market growth outside of the Asia Pacific and the Americas markets. Mr. Lasarow has dedicated over 20 years in the relentless pursuit of science and technological innovation, and in genetic testing industry. Mr. Lasarow is also the director of Oxsed Limited, a wholly owned subsidiary of Prenetics EMEA. Prior to joining Prenetics EMEA, Mr. Lasarow was the founder and the Chief Executive Officer of DNAFit (now Prenetics EMEA) from April 2013 to April 2018, and helped DNAFit receive two Queens Awards for Enterprise in International Trade and Innovation and the Board of Trade Award from the Department for International Trade of United Kingdom in 2018. Prior to DNAFit. Mr. Lasarow was the founder and Chief Executive Officer of Trimega Laboratories from December 2005 to February 2012. Mr. Lasarow has been the Honorary Consul for South Africa since 2011.
Lo Hoi Chun (Stephen) has served as Prenetics HK’s Chief Financial Officer since 2018, and oversees the financial operations, corporate accounting and reporting, treasury, financial and tax planning and analysis and investor relations. Prior to joining Prenetics HK, Mr. Lo served as the Vice President in the Asia Pacific Investment Banking team of Citigroup, where he worked extensively on initial public offering transactions, placements, debt issuances and cross border mergers and acquisitions in Asia and the U.S. between 2014 and 2018. From 2007 to 2011, Mr. Lo was an auditor with Ernst & Young.
Mr. Lo received a Master of Business Administration from Yale University’s School of Management, a Master of Science in Accounting and Finance from the London School of Economics and Political Science and a bachelor’s degree in Accounting from Hong Kong Baptist University. Mr. Lo is a Fellow of the Hong Kong Institute of Certified Public Accountants, a Chartered Accountant of the Institute of Chartered Accountants in England and Wales and a CFA Charterholder.
Dr. Ong Shih-Chang (Frank) is Chief Medical Officer of Prenetics, and is responsible for shaping the policies and strategies for developing and transforming medical practice. Before joining Prenetics, Dr. Ong held chief and senior positions in medical affairs and clinical science in various companies in the U.S., including EverlyWell, Guardant Health, Roche Diagnostics, NantHealth and Illumina. Dr. Ong holds a M.D. from the University of Southern California Keck School of Medicine. Dr. Ong is also a Certified Physician/Principal Investigator (CPI) of the Academy of Clinical Research Professionals (ACRP) and a Certified Clinical Research Professional (CCRP) of the Society of Clinical Research Associates (SOCRA).
Dr. Senthil Sundaram is the Chief Clinical Officer of Prenetics, and is responsible for overseeing the clinical policies. Dr. Sundaram is highly recognised for his experience as a physician-scientist, having led numerous genetic research programs in the USA. Dr. Sundaram has discovered genetic mutations and rare genetic variants causing different neurological diseases using cutting edge next-generation sequencing technologies such as whole exome sequencing. Dr. Sundaram’s research articles have been published in reputed, high-impact journals such as Neurology, Annals of Neurology, Cerebral Cortex and others. Dr. Sundaram’s research works were funded by the National Institute of Health (NIH), USA. Dr. Sundaram also served as a reviewer of different journals and NIH study sections.
Dr. Wong Yung Ho Peter is the Chief Technology Officer of Prenetics. Dr. Wong joined in 2017 and has been leading Prenetics Group’s global technology vision and roadmap, and engineering delivery. Prior to Prenetics, Dr. Wong was the Head of Engineering at Travelex, where he led Travelex’s first digital transformation and B2B business. Dr. Wong also successfully delivered a brand new international money transfer service, Travelex Wire, and launched Travelex’s first international payment platform with the World Bank Group. Dr. Wong has experience across various industries including investment banking and eCommerce; and is a frequent speaker at technology events including AWS Summit and various universities. Dr. Wong holds a Doctorate degree in Computer Science from the University of Oxford, and B.Sc. and M.Sc. degrees in Computer Science from the University of Warwick.
Dr. Ma Wu Po (Mike) is Chief R&D Officer of Prenetics, and is responsible for R&D in DNA diagnostics and screening technologies. Dr. Ma has over 29 years industry experience in research and development and clinical science. Before joining Prenetics, he held senior R&D and clinical application positions at diagnostic companies in the PRC and the U.S., including Exact Sciences, Hologic and Third Wave Technologies. Dr. Ma holds a Ph.D. in Medicinal Chemistry & Molecular Pharmacology from Purdue University.
Dr. Cui Zhanfeng has served on the board of directors of Prenetics since February 2021. Dr. Cui has served on the board of directors of Oxsed Limited, a wholly owned subsidiary of Prenetics, since May 2020. Dr. Cui has served as the Director of Oxford MEStar Limited and Oxford SimCell Limited, spin-out tech companies from the Institute of Biomedical Engineering of the University of Oxford, since 2013 and 2020. Dr. Cui is the Donald Pollock Professor of Chemical Engineering at University of Oxford, where he is involved in teaching and research and is responsible for discipline development and administration. Dr. Cui is also a Fellow of Hertford College and the Director of Oxford Suzhou Centre for Advanced Research of the University of Oxford. Dr. Cui received a Doctor of Science from University of Oxford in 2009, an M.A. from Keble College, Oxford in 1994, a M.Sc and a Ph.D. in chemical engineering from Dalian University of Technology in China in 1984 and 1987, and a B.Sc in chemical engineering from Inner Mongolia Polytechnic University in China in 1982. Dr. Cui was awarded the Foresight Award and the Global Research Award by the Royal Academy of Engineering in 1999 and 2005, and the 2010 Basil Brennan Medal by the Institution of Chemical Engineers in 2011. Dr. Cui is a Fellow of the Institution of Chemical Engineers (FIChemE),) and a Fellow of American Institute of Medical and Biological Engineering (FAIMBE). He was elected to a Fellow of the Royal Academy of Engineering in 2013 and a Foreign Member of the Chinese Academy of Engineering in 2021.
Ian Ying Woo has served as the Executive Director, President and Chief Financial Officer of Everest Medicines (HKEx: 1952), a biopharma platform focused on bringing innovative medicines to Greater China and Asia emerging markets, since June 2018. From June 2018 to June 2019, Mr. Woo was also a Managing Director at C-Bridge Capital, a healthcare dedicated private equity firm focused on growth and buyout investment opportunities. Previously, from March 2005 to June 2018, Mr. Woo served various roles at Lazard, including serving as Managing Director in the global healthcare group. Mr. Woo worked with numerous global life sciences companies and led Lazard’s healthcare efforts in Greater China. Throughout his investment banking career, Mr. Woo helped raise over $1.0 billion in equity financings and advised on more than $35 billion in M&A transactions. Mr. Woo received a Master of Business Administration from Columbia University Business School in 2003, a M.Sc in Molecular and Cellular Biology from Columbia University Graduate School of Arts & Sciences in 1998 and a B.Sc in Biology from Tufts University in 1994.
Chiu Wing Kwan (Winnie) has served as the President and Executive Director of Dorsett Hospitality International, an international hotel and hospitality group with footprint in 27 major cities worldwide and approximately 14,000 rooms, since November 2011, the Executive Director of Far East Consortium International Limited (HKEx: 0035) since June 2019, and the Chairperson of AGORA Hospitality Group Co., Ltd (TYO: 9704) since June 2015. Ms. Chiu has also served on a number of social committees in various capacities as the Vice Chairman, Vice Convener of Advisory and Public Relations Committee of Greater Bay Area Homeland Youth Community Foundation since September 2019, the Council Member at The Better Hong Kong Foundation since June 2013, Board Member of The Community Chest since June 2018, Advisor of Our Hong Kong Foundation since 2015, Honorary Vice President of The Federation of Hong Kong Hotel Owners since February 2012 and a member of Hong Kong — Japan Business Co-Operation Committee since February 2017. Ms. Chiu is an active philanthropist primarily focused on arts and education. She is the Chairman of Hong Kong Art School since September 2016; Joint President of The Society of The Academy for Performing Arts since 2018; Council Member of Hong Kong Arts Development Council since January 2017 and board members of both Hong Kong University since 2022 and Chinese

University of Hong Kong since 2016. Ms. Chiu has also been accorded Honorary Fellowships by both the Hong Kong Academy for Performing Arts and the Vocational Training Council in Hong Kong in 2017, and received various awards including the World Outstanding Chinese Youth Award in 2016 and the Forbes Asia 2014: Top 12 Asia’s Power Businesswomen. Ms. Chiu received a B.Sc from King’s College, University of London in 2003.
Board of Directors
The board of directors of PubCo will initially consist of five directors immediately after the consummation of the Business Combination. Of these initial five directors, two will be independent. The Amended PubCo Articles provide that the minimum number of directors shall be two and the exact number of directors shall be determined from time to time by the PubCo Board. A director is not required to hold any shares in PubCo by way of qualification. A director may vote in respect of any contract or proposed contract or arrangement in which such director may be interested provided that (a) the nature of his/her interest is declared at a meeting of the directors, either specifically or by way of a general notice, and such director’s vote may be counted in the quorum at any meeting of directors at which any such contract or proposed contract or arrangement is considered, and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of PubCo to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of PubCo or of any third party. No Prenetics non-employee director has a service contract with Prenetics that provides for benefits upon termination of service.
Duties of Directors
Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. The PubCo directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. PubCo has the right to seek damages if a duty owed by its directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in the company’s name if a duty owed by the directors is breached.
Appointment and Removal of Directors
The Amended PubCo Articles provide that all directors may be appointed by ordinary resolution and removed by ordinary resolution. The Amended PubCo Articles also provide that the directors may, so long as a quorum of directors remains in office, appoint any person to be a director so as to fill a casual vacancy or as an addition to the existing board of director. PubCo’s directors do not serve for a fixed term and there is no requirement for them to retire by rotation nor to make themselves eligible for re-election.
The office of a director shall be vacated if (a) such director resigns their office by notice in writing signed by such director and left at the registered office of PubCo; (b) such director becomes bankrupt or makes any arrangement or composition with such director’s creditors generally; (c) such director dies or is found to be or becomes of unsound mind; (d) such director ceases to be a director by virtue of, or becomes prohibited from being a director by reason of, an order made under any provisions of any law or enactment; (e) such director is removed from office by notice addressed to such director at their last known address and signed by all of the co-directors (not being less than two in number); or (f) such director is removed from office by ordinary resolution.
Terms of Directors
A director shall hold office until such time as he or she resigns his office by notice in writing to PubCo, is removed from office by ordinary resolution or is otherwise disqualified from acting as a director or removed in accordance with the Amended PubCo Articles.
Board Committees
The PubCo Board will establish an audit committee, a compensation committee and a nominating and corporate governance committee upon the Closing. Each committee’s members and functions are described below.

Audit Committee
The audit committee will consist of Ian Ying Woo and Chiu Wing Kwan (Winnie). Ian Ying Woo will be the chairperson of the audit committee. Ian Ying Woo satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. It is anticipated that the PubCo Board will determine that each of Ian Ying Woo and Chiu Wing Kwan (Winnie) satisfies the requirements for an “independent director” within the meaning of the NASDAQ listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.
The audit committee will oversee PubCo’s accounting and financial reporting processes. The audit committee will be responsible for, among other things:
•
appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•
reviewing with the independent auditors any audit problems or difficulties and management’s response;

•
discussing the annual audited financial statements with management and the independent auditors;

•
reviewing the adequacy and effectiveness of PubCo’s accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•
reviewing and approving all proposed related party transactions;

•
meeting separately and periodically with management and the independent auditors;

•
monitoring compliance with PubCo’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of PubCo’s procedures to ensure proper compliance.

Compensation Committee
The compensation committee will consist of Ian Ying Woo, Chiu Wing Kwan (Winnie) and Cheng Yin Pan (Ben). Cheng Yin Pan (Ben) will be the chairperson of the compensation committee. It is anticipated that the PubCo Board will determine that each of Ian Ying Woo and Chiu Wing Kwan (Winnie) satisfies the requirements for an “independent director” within the meaning of the NASDAQ listing rules.
The compensation committee will be responsible for, among other things:
•
reviewing and approving, or recommending to the board for its approval, the compensation for PubCo’s chief executive officer and other executive officers;

•
reviewing and recommending to the board for determination with respect to the compensation of PubCo’s non-employee directors;

•
reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•
the selection of compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee will consist of Cheng Yin Pan (Ben), Chiu Wing Kwan (Winnie) and Danny Yeung. Danny Yeung will be the chairperson of the nominating and corporate governance committee. It is anticipated that the PubCo Board will determine that Chiu Wing Kwan (Winnie) satisfies the requirements for an “independent director” within the meaning of the NASDAQ listing rules.
The nominating and corporate governance committee will be responsible for, among other things:
•
selecting and recommending to the PubCo Board nominees for election by the shareholders or appointment by the PubCo Board;

•
reviewing annually with the PubCo Board the current composition of the PubCo Board with regard to characteristics such as independence, knowledge, skills, experience and diversity;

•
making recommendations on the frequency and structure of PubCo Board meetings and monitoring the functioning of the committees of the PubCo Board; and

•
advising the PubCo Board periodically with regard to significant developments in the law and practice of corporate governance as well as PubCo’s compliance with applicable laws and regulations, and making recommendations to the PubCo Board on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Status
PubCo is an exempted company limited by shares incorporated in 2021 under the laws of the Cayman Islands. After the consummation of the Business Combination, PubCo will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to PubCo on June 30, 2022. For so long as PubCo qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•
the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

PubCo will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, PubCo intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Prenetics is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, PubCo shareholders will receive less or different information about Pubco than a shareholder of a U.S. domestic public company would receive.
PubCo is a foreign private issuer and will become a “controlled company” as defined under the NASDAQ rules. It is expected that Mr. Yeung, chairman of the PubCo Board and PubCo’s chief executive officer, will own more than 50% of the total voting power of all issued and outstanding PubCo Ordinary Shares immediately following the consummation of the Business Combination. For so long as PubCo remains a foreign private issuer or a “controlled company” under that definition, PubCo is permitted to elect to rely, and may rely, on certain exemptions from certain corporate governance rules, including:
•
an exemption from the rule that a majority of the PubCo Board must be independent directors;

•
an exemption from the rule that director nominees must be selected or recommended solely by independent directors or by a nominations committee that is comprised entirely of independent directors;

•
an exemption from the rule that the PubCo Board must have a compensation committee that is comprised solely of independent directors; and

•
an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A).

PubCo intends to rely on the exemptions listed above available to foreign private issuers and “controlled company”. PubCo is not required to and will not voluntarily meet this requirement. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.
Code of Business Conduct and Ethics
PubCo has adopted a Code of Business Conduct and Ethics applicable to its directors, officers and employees. PubCo seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. PubCo’s Code of Business Conduct and Ethics sets out the principles designed to guide PubCo’s business practices — compliance, integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including the Chairperson and Chief Executive Officer and Chief Financial Officer. Relevant sections of the code also apply to members of the PubCo Board. Prenetics Group expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to PubCo or acting on PubCo’s behalf.
Compensation of Directors and Executive Officers
In 2020, Prenetics paid an aggregate of US$3.1 million and US$1.1 million in cash compensation and benefits in kind to Prenetics’ directors and executive officers as a group, respectively. Prenetics’ directors and executive officers do not receive pension, retirement or other similar benefits, and Prenetics has not set aside or accrued any amount to provide such benefits to its executive officers. Prenetics’ subsidiaries in Hong Kong and the U.K. are required by the applicable local laws and regulations to make contributions to Mandatory Provident Fund and the National Employment Savings Trust (NEST) Corporation respectively. Prenetics did not pay any cash compensation to its non-executive directors in 2020.
For information regarding share awards granted to Prenetics’ directors and executive officers, see the section entitled “ — Share Incentive Plans.”
Employment Agreements and Indemnification Agreements
Each of the executive officers is party to an employment agreement with Prenetics, which will become a wholly owned subsidiary of PubCo. Under these agreements, the employment of each of executive officers is for a specified time period, and may be terminated for cause, at any time, for certain acts of the executive officer, such as continued failure to satisfactorily perform, willful misconduct or gross negligence in the performance of agreed duties, conviction or entry of a guilty or nolo contendere plea of any felony or any misdemeanor involving moral turpitude, or dishonest act that results in material to our detriment or material of the employment agreement. The employment may also be terminated without cause upon 90-to-180-day advance written notice. The executive officer may resign at any time with a 90-to-180-day advance written notice.
The employment agreements with the other executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.
PubCo will enter into indemnification agreements with each of its directors and executive officers. Under these agreements, PubCo may agree to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of PubCo.
Share Incentive Plans
2014 and 2016 Options Scheme
In October 2014 and March 2016, Prenetics HK’s board of directors adopted and the Prenetics HK’s shareholders approved two share option schemes for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with Prenetics HK, which were subsequently replaced by the 2021 Share Incentive Plan adopted by Prenetics’ board of directors in June 2021, or the Prenetics 2021 Plan.

2017 Restricted Share Scheme
In August 2017, Prenetics HK’s board of directors adopted and the Prenetics HK’s shareholders approved the 2017 Share Entitlement/Option Scheme under which Prenetics HK granted 5,313,900 restricted shares to certain employees, for the purpose of motivating the contribution of employees and to incentivize their performance and align their interests with Prenetics HK, which was subsequently replaced by the Prenetics 2021 Plan.
Prenetics 2021 Plan
In June 2021, Prenetics’ board of directors adopted the 2021 Share Incentive Plan of Prenetics, or Prenetics 2021 Plan, which provides for the issuance of up to 14,814,113 shares pursuant to all awards, including shares underlying the 2014 and 2016 Option Scheme and the 2017 Restricted Share Scheme. As of September 15, 2021, under the Prenetics 2021 Plan, Prenetics RSUs underlying 14,684,283 ordinary shares of Prenetics were outstanding.
Following the consummation of the Business Combination, Prenetics granted an additional 63,934 Prenetics RSUs on December 31, 2021 under the Prenetics 2021 Plan. In addition, in connection with the Business Combination, all RSUs with respect to Prenetics Ordinary Shares that are outstanding under the Prenetics 2021 Plan at the time of consummation of the Business Combination will be replaced by RSUs with respect to PubCo Class A Ordinary Shares (and in the case of Danny Yeung, PubCo Class B Ordinary Shares) under the PubCo 2022 Plan.
PubCo 2022 Plan
According to the Business Combination Agreement, prior to the Closing, PubCo shall approve and adopt the PubCo 2022 Share Incentive Plan, or the PubCo 2022 Plan, which will become effective upon consummation of the Business Combination.
The following summarizes the material terms of the PubCo 2022 Plan:
Shares Subject to the Plan.   Initially, the maximum number of PubCo Ordinary Shares that may be issued under the PubCo 2022 Plan will be (a) ten percent (10%) of the total number of PubCo Ordinary Shares that are outstanding (on a fully diluted basis) upon consummation of the Business Combination (inclusive of the award pool that remains authorized but unissued prior to the consummation of the Business Combination), which will be increased on the first day of each calendar year beginning in the year immediately following closing of the Business Combination and during the term of the PubCo 2022 Plan, in an amount equal to the lesser of (i) three percent (3%) of the total number of shares issued and outstanding on an as-converted fully-diluted basis on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by the PubCo Board, plus (b) the number of shares reserved for issuance in accordance with an employee share purchase program (the “Employee Share Purchase Program” to be adopted by a committee consisting of one or more members of the PubCo Board (the “Committee”) following the consummation of the Business Combination. The maximum number that may be issued subject to Prenetics RSUs granted pursuant to the Employee Share Purchase Program shall be two percent (2%) of the total number of PubCo Ordinary Shares that are outstanding (on a fully diluted basis) upon consummation of the Business Combination, which will automatically increase on the first day of each calendar year for a period of not more than ten years from the Acquisition Merger Effective Date, in an amount equal to the lesser of (a) one percent (1%) of PubCo’s fully-diluted share capital on the last day of the immediately preceding calendar year or (b) such small number determined by the Committee.
If an award terminates, expires, or lapses for any reason without having been exercised or settled in full, the number of shares subject to the award shall again be available for the grant of an award pursuant to the PubCo 2022 Plan. If any award is forfeited or repurchased, the shares underlying such award may again be granted or awarded under the PubCo 2022 Plan, provided that if an award granted pursuant to the Employee Share Purchase Program terminates, expires, or lapses for any reason without having been settled in full, the shares subject to such award shall only may again be available for the grant of an award pursuant to the Employee Share Purchase Program.

Capitalization Adjustment.   In the event there is a specified type of change in PubCo’s capital structure, such as a dividend, share split, reverse share split, combination or exchange of shares, amalgamation, arrangement or consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends), appropriate adjustments will be made to (i) the aggregate number and type of shares that may be issued under the PubCo 2022 Plan, (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), (iii) the grant or exercise price per share for any outstanding awards under the PubCo 2022 Plan, and (iv) in the case of a spin-off, the additional number and type of shares (including shares in the entities being spun-off) that shall be issued or an appropriate decrease of exercise price in connection with the spin-off.
Types of Awards.   The PubCo 2022 Plan permits the awards of options, share appreciation rights, restricted shares, RSUs and other awards approved by the plan administrator or the board of directors.
Eligibility.   PubCo may grant awards to employees, directors and consultants of PubCo and its subsidiaries. However, PubCo may grant options that are intended to qualify as incentive share options only to employees of PubCo and its subsidiaries.
Plan Administration.   The PubCo 2022 Plan shall be administered by a committee of one or more members of the PubCo Board and/or one or more executive officers of Prenetics delegated by the PubCo Board. The administrator determines the participants to receive awards, when and how awards will be granted, the type of award to be granted, the number of awards to be granted, and the other terms and conditions of each award. The administrator may delegate certain authorities under the PubCo 2022 Plan to the Chief Executive Officer of PubCo.
Award Agreements.   Awards granted under the PubCo 2022 Plan are evidenced by award agreements that set forth, consistent with the PubCo 2022 Plan, the terms, conditions and limitations for each award, the provisions applicable in the event that the grantee’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.
Vesting Schedule.   In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.
Conditions of Awards.   The administrator determines the provisions, terms and conditions of each award granted under the PubCo 2022 Plan, including but not limited to the vesting schedule of the awards.
Termination.   Unless terminated earlier, the PubCo 2022 Plan has a term of ten years from the date of its effectiveness. With the approval of the PubCo board of directors, the PubCo 2022 Plan can be terminated at any time; provided, however, no such termination shall adversely affect in any material way any awards previously granted without the prior written consent of the participant.
RSU
As of September 15, 2021, there are a total of 13,116,812 Prenetics Ordinary Shares underlying grants of outstanding RSUs that are held by the executive officers and directors as a group. The following table summarizes, as of the date of this prospectus, the number of Prenetics Ordinary Shares related to the RSUs that Prenetics granted to its directors and executive officers.

Name	Number of Prenetics Ordinary Shares Underlying RSUs	Date of Grant
Yeung Danny Sheng Wu	2,374,200	1 November 2014
	4,190,033	29 March 2016
	3,268,753	30 June 2021
Dr. Tzang Chi Hung Lawrence	949,680	1 November 2014
	1,117,343	29 March 2016
Avrom Boris Lasarow	58,444	2 April 2018
	278,429	30 June 2021
Lo Hoi Chun (Stephen)	*	5 July 2018
	*	30 June 2020
	*	30 June 2021
Dr. Senthil Sundaram	*	9 July 2015
	*	1 March 2016
	*	18 April 2017
Dr. Wong Yung Ho Peter	*	31 August 2017
	*	30 June 2019
Dr. Ma Wu Po (Mike)	*	31 December 2019

Note:
Less than 1% of the outstanding Prenetics Ordinary Shares underlying Prenetics RSUs an as-converted basis outstanding as of the date of this proxy statement/prospectus.

MATERIAL TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations to U.S. Holders
General
The following is a general discussion of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of Artisan Public Shares and Artisan Warrants (collectively, the “Artisan Securities”) (i) of the Business Combination (excluding any redeemed shares), (ii) of the exercise of redemption rights by such holders and (iii) of the subsequent ownership and disposition of PubCo Class A Ordinary Shares and PubCo Warrants (collectively, the “PubCo Securities”) received by such holders in the Business Combination.
No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other described herein; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.
This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold Artisan Securities and, after the completion of the Business Combination, PubCo Securities, as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:
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Sponsor or Artisan’s officers or directors;

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banks, financial institutions or financial services entities;

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broker-dealers;

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taxpayers that are subject to the mark-to-market accounting rules;

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tax-exempt entities;

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S-corporations, partnerships and other pass-through entities or arrangements;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the United States;

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persons that actually or constructively own five percent or more of the shares of Artisan or, following the Business Combination, PubCo by vote or value;

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persons that acquired Artisan Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons subject to the alternative minimum tax or the base erosion and anti-abuse tax;

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persons that hold Artisan Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Artisan Securities that is for U.S. federal income tax purposes:
•
an individual citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Artisan Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the owner of Artisan Securities, the U.S. federal income tax treatment of the partnership or a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partnership or a partner of a partnership holding Artisan Securities, we urge you to consult your own tax advisor.
THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. ARTISAN SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.
Characterization of an Artisan Unit
For purposes of this discussion, because any Artisan Unit consisting of one Artisan Public Share and one-third of one Artisan Warrant to acquire one Artisan Public Share is separable at the option of the holder, Artisan is treating any Artisan Public Share and one-third of one Artisan Warrant to acquire one Artisan Public Share held by a holder in the form of a single Artisan Unit as separate instruments and is assuming that the Artisan Unit itself will not be treated as an integrated instrument. Accordingly, the cancellation or separation of the Artisan Units in connection with the consummation of the Initial Merger or the exercise of redemption rights generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.
U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders
Qualification of the Initial Merger as a Reorganization
The discussion under this heading, “U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — Qualification of the Initial Merger as a Reorganization — Qualification of the Initial Merger as a Reorganization,” constitutes the opinion of Kirkland & Ellis LLP, counsel to Artisan, insofar as it discusses the material U.S. federal income tax considerations applicable to U.S. Holders of Artisan Public Shares and Artisan Warrants as a result of the Initial Merger, based on, and subject to, customary assumptions, qualifications and limitations, and the assumptions, qualifications and limitations herein, as well as the representations of Artisan.
The Initial Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. However, U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Mergers qualify as tax-free transactions, and that PubCo has not requested and does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.
Assuming that the Initial Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, a U.S. Holder that exchanges its Artisan Securities pursuant to the Business Combination should not recognize gain or loss on the exchange of Artisan Securities for PubCo Securities; the aggregate adjusted tax basis of a U.S. Holder in the PubCo Class A Ordinary Shares received as a result of the Business Combination should equal the aggregate adjusted tax basis of the Artisan Public Shares surrendered in the exchange, and the aggregate adjusted tax basis in the PubCo Warrants received as a result of such exchange should equal the aggregate adjusted tax basis of the Artisan Warrants surrendered in the exchange; and a U.S. Holder’s holding period for the PubCo Securities received in the exchange should include the holding period for the Artisan Securities surrendered in the exchange (however, it is unclear whether the redemption rights with respect to the Artisan Public Shares may prevent the holding period of the Artisan Public Shares from commencing prior to the termination of such rights).
If the Initial Merger does not qualify as a reorganization within the meaning of Section 368(a)(1)(F), it is not clear how the transactions would be characterized for U.S. federal income tax purposes and what the resulting tax consequences would be. In such case, the tax consequences of the Initial Merger may depend, among other things, on whether the Initial Merger would otherwise qualify for tax-free treatment under Section 368 or Section 351 of the Code and whether Artisan and/or PubCo are treated as PFICs, and U.S. Holders might be required to recognize any gain realized on Artisan Public Shares and Artisan Public Warrants, although might not be permitted to recognize any loss.
U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of Artisan Securities for PubCo Securities pursuant to the Business Combination and the qualification of the Initial Merger as a tax-free reorganization.
Redemption of Artisan Public Shares
Subject to the PFIC rules described below, in the event that a U.S. Holder’s Artisan Public Shares are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under “Description of PubCo Securities — Ordinary Shares”, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Artisan Public Shares under Section 302 of the Code.
If the redemption qualifies as a sale of Artisan Public Shares, the U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of such Artisan Public Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Artisan Public Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Artisan Public Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
If the redemption does not qualify as a sale of Artisan Public Shares, the U.S. Holder generally will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Artisan’s or PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the Artisan Public Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Artisan Public Shares.

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends generally will be taxed at the lower applicable long-term capital gains rate provided that Artisan Public Shares are readily tradable on an established securities market in the United States, Artisan is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain holding period and other requirements are met. However, it is unclear whether the redemption rights with respect to the Artisan Public Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Whether a redemption qualifies for sale treatment generally will depend largely on the total number of Artisan Public Shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of the Artisan Public Shares outstanding both before and after such redemption, taking into account other transactions occurring in connection with the redemption (including the Business Combination (treating PubCo Class A Ordinary Shares as Artisan Public Shares for this purpose)). The redemption of Artisan Public Shares generally will be treated as a sale of the Artisan Public Shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the tests is satisfied, a U.S. Holder takes into account not only Artisan Public Shares actually owned by the U.S. Holder, but also Artisan Public Shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Artisan Public Shares which could be acquired pursuant to the exercise of the Public Warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Artisan Public Shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Before the Business Combination, the Artisan Public Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of Artisan Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of Artisan Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the Artisan Public Shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Artisan.
Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and taxed in the manner described above.
After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Artisan Public Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by such U.S. Holder.
PFIC Considerations
As discussed more fully below under “U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities — Passive Foreign Investment Company Rules,” if Artisan is a PFIC for

any taxable year, U.S. Holders of Artisan Public Shares or Artisan Warrants may be subject to adverse U.S. federal income tax consequences with respect to dispositions of, and distributions with respect to Artisan Shares, and may be subject to additional reporting requirements. Because Artisan is a blank-check company with no current active business, based upon the composition of Artisan’s income and assets, unless Artisan qualifies for the start-up exception (discussed below), Artisan believes it would qualify as a PFIC for the 2021 taxable year.
Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “Start-Up Year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation establishes to the satisfaction of the IRS that it will not be a PFIC for either of the first two taxable years following the Start-Up Year, and (3) the corporation is not in fact a PFIC for either of those years (the “Start-Up Exception”).
Assuming the Initial Merger qualifies as a reorganization within the meaning of Code Section 368(a)(1)(F), PubCo should be treated as the same corporation as Artisan for purposes of the PFIC rules, including the Start-Up Exception. Artisan believes that Artisan’s 2021 taxable year would be the Start-Up Year under the Start-Up Exception, and Artisan should not be treated as a PFIC for 2021, assuming Artisan qualifies for the Start-Up Exception in 2021, which requires that PubCo does not qualify as a PFIC in either 2022 or 2023. Based on the expected timing of the Business Combination, expected operations, and composition of assets and income of PubCo and its subsidiaries after the Business Combination and PubCo’s market capitalization, which will fluctuate from time to time, Artisan does not expect that PubCo would qualify as a PFIC for or 2022 or 2023 or for the forseeable future. Nevertheless, PubCo’s PFIC status is uncertain. Artisan and PubCo’s actual PFIC status for any taxable year will not be determinable until after the end of such year, and in the case of the application of the Start-Up Exception for Artisan to 2021, until after the end of PubCo’s 2023 taxable year. Accordingly, there can be no assurance with respect to Artisan’s status as a PFIC for 2021.
If Artisan is determined to be a PFIC, any income or gain recognized by a U.S. Holder electing to have its Artisan Public Shares redeemed, as described above, generally would be subject to a special tax and interest charge if such U.S. Holder did not make either a qualified electing fund (“QEF”) election or a mark-to-market election for Artisan’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, or a QEF election along with an applicable purging election (collectively, the “PFIC Elections”). These rules are described more fully below under “U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities — Passive Foreign Investment Company Status.”
The rules dealing with PFICs discussed above are very complex and are affected by various factors in addition to those described above. U.S. Holders should consult their own tax advisors as to the particular consequences to them of the application of the PFIC rules to the Business Combination.
U.S. Federal Income Tax Consequences of Ownership and Disposition of PubCo Securities
The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of PubCo Securities to U.S. Holders who receive such PubCo Securities pursuant to the Business Combination in exchange for Artisan Securities.
Taxation of Distributions
Subject to the PFIC rules described below under “Passive Foreign Investment Company Status”, a U.S. Holder generally will be required to include in gross income as a dividend the amount of any distribution paid on PubCo Class A Ordinary Shares to the extent the distribution is paid out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by PubCo will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in PubCo Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “ — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Class A Ordinary Shares and Warrants” below). PubCo does not intend to provide calculations of its earnings and profits under U.S. federal income tax principles. A U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “ —  Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Class A Ordinary Shares and Warrants” below) provided that PubCo Class A Ordinary Shares are readily tradable on an established securities market in the United States, and PubCo is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain holding period and other requirements are met. However, it is unclear whether the redemption rights with respect to the Artisan Shares may prevent the holding period of the Artisan Shares from commencing prior to the termination of such rights. U.S. Treasury Department guidance indicates that shares listed on NASDAQ (on which PubCo intends to apply to list the PubCo Class A Ordinary Shares) will be considered readily tradable on an established securities market in the United States. Even if the PubCo Class A Ordinary Shares are listed on NASDAQ, there can be no assurance that the PubCo Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to PubCo Class A Ordinary Shares.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Class A Ordinary     Shares and Warrants
Subject to the PFIC rules described below under “Passive Foreign Investment Company Status”, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of PubCo Class A Ordinary Shares or PubCo Warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such PubCo Ordinary Shares or PubCo Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares or PubCo Warrants exceeds one year. However, it is unclear whether the redemption rights with respect to the Artisan Shares may prevent the holding period of the Artisan Shares from commencing prior to the termination of such rights. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.
Exercise, Lapse or Redemption of a Warrant
Subject to the PFIC rules described below under “Passive Foreign Investment Company Status” and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a PubCo Class A Ordinary Share on the exercise of a PubCo Warrant for cash. A U.S. Holder’s tax basis in a PubCo Class A Ordinary Share received upon exercise of the PubCo Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the PubCo Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a PubCo Class A Ordinary Share received upon exercise of the PubCo Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the PubCo Warrant and will not include the period during which the U.S. Holder held the PubCo Warrant. If a PubCo Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the PubCo Warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.
In either tax-free situation, a U.S. Holder’s tax basis in the PubCo Class A Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the PubCo Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the PubCo Class A

Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise is treated as a recapitalization, the holding period of the PubCo Class A Ordinary Shares would include the holding period of the warrants.
It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the PubCo Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining PubCo Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered a number of PubCo Warrants having an aggregate value equal to the exercise price for the total number of warrants to be deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants deemed exercised and the U.S. Holder’s tax basis in such PubCo Warrants. In this case, a U.S. Holder’s tax basis in the PubCo Class A Ordinary Shares received would equal the U.S. Holder’s tax basis in the PubCo Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. It is unclear whether a U.S. Holder’s holding period for the PubCo Class A Ordinary Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.
Subject to the PFIC rules described below, if PubCo redeems warrants for cash or purchases warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “ — Exercise, Lapse or Redemption of a Warrant.”
Possible Constructive Distributions
The terms of each PubCo Warrant provide for an adjustment to the number of PubCo Class A Ordinary Shares for which the PubCo Warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this proxy statement/prospectus captioned “Description of PubCo Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the PubCo Warrants would, however, be treated as receiving a constructive distribution from PubCo if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of PubCo Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a PubCo Warrant) as a result of a distribution of cash or other property to the holders of PubCo Class A ordinary Shares which is taxable to the U.S. Holders of such PubCo Class A ordinary Shares as described under “Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted tax basis in its PubCo Warrants to the extent that such distribution is treated as a dividend.
Passive Foreign Investment Company Status
The treatment of U.S. Holders of PubCo Class A Ordinary Shares and PubCo Public Warrants could be materially different from that described above if Artisan or PubCo is or was treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

With certain exceptions, the PubCo Class A Ordinary Shares would be treated as stock in a PFIC with respect to a U.S. Holder if PubCo (or its predecessor Artisan) were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s PubCo (or Artisan Public Shares). Because Artisan is a blank-check company with no current active business, based upon the composition of Artisan’s income and assets, Artisan believes it would qualify as a PFIC for the 2021 taxable year, unless it qualifies for the Start-Up Exception described above under (“U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders — PFIC Considerations”). Based on the expected timing of the Business Combination, expected operations, and composition of assets and income of PubCo and its subsidiaries after the Business Combination and PubCo’s market capitalization, which will fluctuate from time to time, Artisan does not expect that PubCo would qualify as a PFIC for the foreseeable future. There can be no assurance, however, that PubCo (or Artisan) will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.
If PubCo is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of PubCo Class A Ordinary Shares or PubCo Warrants and, in the case of PubCo Class A Ordinary Shares, the U.S. Holder did not make a QEF Election, along with an applicable purging election, or a mark-to-market election, such U.S. Holder generally would be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its PubCo Class A Ordinary Shares or PubCo Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the PubCo Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the PubCo Class A Ordinary Shares).
Under these rules:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the PubCo Class A Ordinary Shares or PubCo Warrants (including any portion of such holding period prior to the Initial Merger);

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of PubCo’s first taxable year in which PubCo was a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If PubCo is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if PubCo (or a subsidiary of PubCo) receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the PubCo Class A Ordinary Shares (but not the PubCo Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of PubCo’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which PubCo’s taxable year ends.
A U.S. Holder may not make a QEF election with respect to its PubCo Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such PubCo Warrants (other than upon exercise of such PubCo Warrants for cash) and PubCo was a PFIC at any time during the U.S. Holder’s holding period of such PubCo Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises such PubCo Warrants properly makes and maintains a QEF election with respect to the newly acquired PubCo Class A Ordinary Shares (or has previously made a QEF election with respect to PubCo Class A Ordinary Shares, or Artisan Public Shares, as applicable), the QEF election will apply to the newly acquired PubCo Class A Ordinary Shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired PubCo Class A Ordinary Shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the PubCo Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, PubCo will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of PubCo’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, PubCo must also be determined to be a “controlled foreign corporation” as defined by the Code (which is not currently expected to be the case). As a result of either purging election, the U.S. Holder will have a new basis and holding period in the PubCo Class A Ordinary Share acquired upon the exercise of the warrants solely for purposes of the PFIC rules. The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. PubCo has not determined whether it will provide U.S. Holders this information if it determines that it is a PFIC.
Alternatively, if PubCo is a PFIC and the PubCo Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the PubCo Class A Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its PubCo Class A Ordinary Shares at the end of such year over its adjusted basis in its PubCo Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its PubCo Class A Ordinary Shares over the fair market value of its PubCo Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its PubCo Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its PubCo Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to PubCo Warrants.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NASDAQ (on which the PubCo Class A Ordinary Shares will be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to PubCo Class A Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which PubCo owns shares.
U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the PubCo Class A Ordinary Shares under their particular circumstances.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the PubCo Class A Ordinary Shares and PubCo Warrants should consult their tax advisors concerning the application of the PFIC rules to PubCo Securities under their particular circumstances.
Information Reporting and Backup Withholding
Dividend payments (including constructive dividends) with respect to PubCo Class A Ordinary Shares and proceeds from the sale, exchange or redemption of PubCo Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will not be subject to the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of an applicable dollar threshold are required to report information to the IRS relating to PubCo Securities, subject to certain exceptions (including an exception for PubCo Securities held in an account maintained with a U.S. financial institution), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold PubCo Securities.
Cayman Islands Tax Considerations
Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling shares under the laws of their country of citizenship, residence or domicile.
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the PubCo Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of PubCo Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of PubCo Ordinary Shares, as the case may be, nor will gains derived from the disposal of the PubCo Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of PubCo Ordinary Shares or on an instrument of transfer in respect of PubCo Ordinary Shares.
PubCo has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
Undertaking as to Tax Concessions
In accordance with the Tax Concessions Act (2018 Revision) of the Cayman Islands, the Governor in Cabinet undertakes with PubCo:

(a)   That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to PubCo or its operations; and
(b)   In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:
(i)   on or in respect of the shares, debentures or other obligations of PubCo; or
(ii)   by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (2018 Revision).
These concessions shall be for a period of TWENTY years from September 21, 2021.
The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to PubCo levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

DESCRIPTION OF PUBCO SECURITIES
A summary of the material provisions governing PubCo’s share capital immediately following consummation of the Business Combination is described below. This summary is not complete and should be read together with the Amended PubCo Articles, a copy of which is appended to this proxy statement/prospectus as Annex B.
PubCo is a Cayman Islands exempted company with limited liability and immediately following consummation of the Business Combination its affairs will be governed by the Amended PubCo Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.
Immediately following consummation of the Business Combination, PubCo’s authorized share capital will be $50,000 divided into 500,000,000 shares of $0.0001 par value each, of which (i) 400,000,000 are designated as PubCo Class A Ordinary Shares, (ii) 50,000,000 are designated as convertible PubCo Class B Ordinary Shares and (iii) 50,000,000 are designated as shares of such class or classes (however designated) as the PubCo Board may determine in accordance with Article 10 of the Amended PubCo Articles. All PubCo Ordinary Shares issued and outstanding at the consummation of the Business Combination will be fully paid and non-assessable.
The Amended PubCo Articles will become effective at the Initial Merger Effective Time. The following are summaries of material provisions of the Amended PubCo Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the PubCo Ordinary Shares.
Ordinary Shares
General
Holders of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares will generally have the same rights and powers except for voting and conversion rights. PubCo will maintain a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of PubCo determines that share certificates be issued.
Immediately following the consummation of the Business Combination, Danny Yeung will control the voting power of all of the outstanding PubCo Class B Ordinary Shares. Although Mr. Yeung will control the voting power of all of the outstanding PubCo Class B Ordinary Shares immediately following the consummation of the Business Combination, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of PubCo Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, those shares will automatically and immediately convert into PubCo Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to PubCo Class A Ordinary Shares in other events described below. See “— Optional and Mandatory Conversion.”
Dividends
The holders of PubCo Ordinary Shares will be entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as PubCo shareholders may declare by ordinary resolution (provided that no dividend shall exceed the amount recommended by the board of directors).
PubCo Class A Ordinary and PubCo Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie, provided, that no dividend can be made in specie on any PubCo Class A Ordinary Shares unless a dividend in specie in equal proportion is made on PubCo Class B Ordinary Shares.
Voting Rights
Holders of PubCo Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the shareholders. In respect of all matters upon which holders of PubCo Ordinary Shares are entitled to vote, each PubCo Class A Ordinary Share will be entitled to one (1) vote and each

PubCo Class B Ordinary Share will be entitled to twenty (20) votes. At any meeting of shareholders a resolution put to the vote of the meeting shall be decided by way of a poll and not by way of a show of hands. A poll shall be taken in such manner and at such place as the chairperson of the meeting may direct (including the use of a ballot or voting papers, or tickets) and the result of a poll shall be deemed to be the resolution of the meeting.
PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares will vote together on all matters, except that PubCo will not, without the approval of holders of a majority of the voting power of the PubCo Class B Ordinary Shares, voting exclusively and as a separate class:
•
increase the number of authorized PubCo Class B Ordinary Shares;

•
issue any PubCo Class B Ordinary Shares or securities convertible into or exchangeable for PubCo Class B Ordinary Shares, other than to any Key Executive or his or her affiliates, or on a pro rata basis to all holders of PubCo Class B Ordinary Shares permitted to hold such shares under the Amended PubCo Articles;

•
create, authorize, issue, or reclassify into, any preference shares in the capital of PubCo or any shares in the capital of PubCo that carry more than one (1) vote per share;

•
reclassify any PubCo Class B Ordinary Shares into any other class of shares or consolidate or combine any PubCo Class B Ordinary Shares without proportionately increasing the number of votes per PubCo Class B Ordinary Share; or

•
amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Amended PubCo Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the PubCo Class B Ordinary Shares;

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast at a meeting of shareholders, while a special resolution will require not less than two-thirds of votes cast at a meeting of shareholders.
Optional and Mandatory Conversion
Each PubCo Class B Ordinary Share will be convertible into one (1) PubCo Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. PubCo Class A Ordinary Shares will not be convertible into PubCo Class B Ordinary Shares under any circumstances.
Any number of PubCo Class B Ordinary Shares held by a holder thereof will automatically and immediately be converted into an equal number of PubCo Class A Ordinary Shares (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) upon the occurrence of any of the following:
•
Any direct or indirect sale, transfer, assignment, or disposition of such number of PubCo Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of PubCo Class B Ordinary Shares through voting proxy or otherwise to any person that is not a Permitted Transferee of such holder;

•
The direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of PubCo Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of the such holder; or

•
A person becoming a holder of PubCo Class B Ordinary Shares by will or intestacy.

All PubCo Class B Ordinary Shares issued and outstanding will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:
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On Danny Yeung’s death or Incapacity;

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On the date on which Danny Yeung is terminated for cause (as defined in the employment agreement with Danny Yeung (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable); or

•
On the first date that both of the following conditions are satisfied: (I) Danny Yeung and his Affiliates and Permitted Transferees together own less than thirty three per cent (33%) of the number of PubCo Class B Ordinary Shares (which for these purposes shall be deemed to include all PubCo Class B Ordinary Shares issuable upon exercise of all outstanding restricted share units to acquire PubCo Class B Ordinary Shares that are held by Danny Yeung immediately following the Acquisition Effective Time) that Danny Yeung and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time; and (II) Danny Yeung ceases to be a Director or officer of PubCo.

No PubCo Class B Ordinary Shares shall be issued by PubCo after conversion of all PubCo Class B Ordinary Shares into PubCo Class A Ordinary Shares.
Transfer of Ordinary Shares
Subject to applicable laws, including securities laws, and the restrictions contained in the Amended PubCo Articles, any PubCo shareholders may transfer all or any of their PubCo Class A Ordinary Shares by an instrument of transfer in the usual or common form, in a form prescribed by NASDAQ or any other form approved by the board of directors of PubCo.
PubCo Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and any PubCo Class B Ordinary Shares transferred otherwise will be converted into PubCo Class A Ordinary Shares as described above. See “ — Optional and Mandatory Conversion.”
A “Permitted Transferee” with respect to the PubCo Class B Ordinary Shareholders, means any or all of the following:
(a)
Danny Yeung and his Permitted Entities and Permitted Transferees of each of them (each a “Key Executive”);

(b)
any Key Executive’s Permitted Entities;

(c)
the transferee or other recipient in any transfer of any PubCo Class B Ordinary Shares by any PubCo Class B Ordinary Shareholder: (i) to (A) his or her Family Members; (B) any other relative or individual approved by the board of directors of PubCo; or (C) any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such PubCo Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such Key Executive or a trust or estate planning entity; or (ii) occurring by operation of law, including in connection with divorce proceedings;

(d)
any charitable organization, foundation, or similar entity;

(e)
PubCo or any of its subsidiaries; or

(f)
in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive: any Key Executive’s Family Members, another PubCo Class B Ordinary Shareholder, or a designee approved by majority of all directors of PubCo, provided that in case of any transfer of PubCo Class B Ordinary Shares pursuant to clauses (b) through (e) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, PubCo shall be entitled to refuse registration of any subsequent transfer of such PubCo Class B Ordinary Shares except back to the transferor of such PubCo Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable PubCo Class B Ordinary Shares shall be subject to mandatory conversion as set out above.
A “Permitted Entity” with respect to any Key Executive means:
(a)
any person in respect of which such Key Executive has, directly or indirectly: (i) control with respect to the voting of all the PubCo Class B Ordinary Shares held by or to be transferred to such person; (ii) the ability to direct or cause the direction of the management and policies of such person or any other person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or (iii) the operational or practical control of such person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the preceding clauses (a)(i) or (ii);

(b)
any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any persons Controlled directly or indirectly Controlled by such a trust; and

(c)
any person Controlled by a trust described in the immediately preceding clause (b).

“Family Member” means the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18.
“Controlled” means directly or indirectly: (i) the ownership or control of a majority of the outstanding voting securities of such person; (ii) the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such person; or (iii) the ability to direct or cause the direction of the management and policies of such person (whether by contract, through other legally enforceable rights or howsoever arising).
The board of directors of PubCo may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:
•
the instrument of transfer is lodged with PubCo, or PubCo’s designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the board of directors of PubCo may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of shares;

•
the instrument of transfer is properly stamped, if required;

•
the transferred shares are fully paid up and free of any lien in favor of PubCo (it being understood and agreed that all other liens, e.g., pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

•
a fee of such maximum sum as NASDAQ may determine to be payable, or such lesser sum as the board of directors of PubCo may from time to time require, is paid to PubCo in respect thereof.

If the board of directors of PubCo refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.
Liquidation
The PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares will rank equally upon the occurrence of any liquidation, dissolution or winding up of PubCo, in the event of which PubCo’s assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares
The board of directors of PubCo may from time to time make calls upon shareholders for any amounts unpaid on their PubCo Ordinary Shares. The PubCo Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.
Redemption of Ordinary Shares
Subject to the provisions of the Cayman Islands Companies Act, PubCo may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or PubCo. The redemption of such shares will be effected in such manner and upon such other terms as PubCo may, by either resolution of the board of directors of PubCo or special resolution of shareholders, determine before the issue of the shares.
Variations of Rights of Shares
Subject to certain Amended PubCo Articles provisions governing the PubCo Class B Ordinary Shares, if at any time the share capital of PubCo is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.
General Meetings of Shareholders
PubCo will hold an annual general meeting at such time and place as the board of directors of PubCo will determine. The board of directors of PubCo may call extraordinary general meetings whenever they think fit, and must convene an extraordinary general meeting upon the requisition of (a) PubCo shareholders holding at least one third of the votes that may be cast at such meeting, or (b) the holders of PubCo Class B Ordinary Shares entitled to cast a majority of the votes that all PubCo Class B Ordinary Shares are entitled to cast. At least seven (7) calendar days’ notice in writing shall be given for any general meeting. One or more shareholders holding not less than one-third of the total issued share capital of PubCo in issue present in person or by proxy and entitled to vote will be a quorum for all purposes, provided that, from and after the Acquisition Effective Time where PubCo Class B Ordinary Shares are in issue, the presence in person or by proxy of holders of a majority of PubCo Class B Ordinary Shares will be required in any event.
Inspection of Books and Records
The board of directors of PubCo will determine whether, to what extent, at what times and places and under what conditions or articles the accounts and books of PubCo will be open to the inspection by PubCo shareholders, and no PubCo shareholder (not being a director of PubCo) will otherwise have any right of inspecting any account or book or document of PubCo except as required by the Cayman Islands Companies Act or authorized by ordinary resolution of PubCo shareholders.
Changes in Capital
PubCo may from time to time by ordinary resolution, subject to the rights of holders of PubCo Class B Ordinary Shares:
•
increase its share capital by such sum, to be divided into shares of such amount, as the resolution will prescribe;

•
consolidate and divide all or any of its share capital into shares of a larger amount than existing shares;

•
sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of PubCo Class B Ordinary Shares, PubCo may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.
Warrants
Upon the consummation of the Business Combination, each Artisan Warrant outstanding immediately prior will cease to be a warrant with respect to Artisan Public Shares and be assumed by PubCo and converted into a PubCo Warrant entitling the holder thereof to purchase one PubCo Class A Ordinary upon exercise. Each PubCo Warrant will otherwise continue to have and be subject to substantially the same terms and conditions as were applicable to such Artisan Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions).
Exempted Company
PubCo is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:
•
an exempted company (other than an exempted company holding a license to carry on business in the Cayman Islands) does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•
an exempted company’s register of members is not open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue shares with no par value;

•
an exempted company may obtain an undertaking against the imposition of any future taxation;

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS
This section describes the material differences between the rights of Artisan shareholders before the consummation of the Business Combination, and the rights of PubCo shareholders after the Business Combination. These differences in shareholder rights result from the differences between the respective governing documents of Artisan and PubCo.
This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. Artisan shareholders are urged to carefully read the Amended PubCo Articles that will be in effect as of consummation of the Initial Merger (which form is included as Annex B to this proxy statement/prospectus). References in this section to the Amended PubCo Articles are references thereto as they will be in effect upon consummation of the Initial Merger. However, the Amended PubCo Articles may be amended at any time prior to consummation of the Business Combination by mutual agreement of Artisan and Prenetics or after the consummation of the Business Combination by amendment in accordance with their terms. If the Amended PubCo Articles are amended, the below summary may cease to accurately reflect the Amended PubCo Articles as so amended.
Artisan	PubCo
Authorized Share Capital
Artisan’s authorized share capital is $33,300 divided into 300,000,000 Artisan Public Shares of a par value of $0.0001 each, 30,000,000 Founder Shares of a par value of $0.0001 each and 3,000,000 preference shares of a par value of $0.0001 each.
PubCo’s authorized share capital is $50,000 divided into 500,000,000 shares of $0.0001 par value each, of which (i) 400,000,000 shall be designated as PubCo Class A Ordinary Shares, (ii) 50,000,000 shall be designated as PubCo Class B Ordinary Shares and (iii) 50,000,000 shall be designated as shares of such class or classes (however designated) as the board of directors may determine in accordance with the Amended PubCo Articles.
In respect of all matters upon which holders of PubCo Ordinary Shares are entitled to vote, each PubCo Class A Ordinary Share will be entitled to one (1) vote and each PubCo Class B Ordinary Share will be entitled to 20 votes.

Rights of Preference Shares
Subject to the Artisan Articles, any direction that may be given by Artisan Shareholders in general meeting and, where applicable, the rules and regulations of the NASDAQ, the SEC and/or any other competent regulatory authority or otherwise under applicable law, and without prejudice to any rights attached to any existing Artisan Shares, the Artisan Board may allot, issue, grant options over or otherwise dispose of Artisan Shares with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise, provided the Artisan Board shall not do any of the foregoing to the extent it may affect the ability of Artisan to carry out the conversion of the Founder Shares into Artisan Public Shares as set out in the Artisan Articles.	Subject to the Amended PubCo Articles, the directors may provide, out of unissued shares (other than unissued PubCo Ordinary Shares), for series of preference shares and to establish the number of shares to constitute such series and any voting rights, powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of such series.

Artisan	PubCo
Number and Qualification of Directors
Artisan shareholders may by ordinary resolution fix the maximum and minimum number of directors to be appointed to the Artisan Board but unless such numbers are fixed, the minimum number of directors is one and the maximum number of directors is unlimited.
Unless otherwise determined by PubCo shareholders by ordinary resolution, the number of directors shall not be less than two directors and the exact number of directors shall be determined from time to time by the board of directors.
Directors will not be required to hold any shares in PubCo.

Directors will not be required to hold any shares in Artisan unless and until such time that Artisan shareholders in a general meeting fix a minimum shareholding required to be held by a director.
Election/Removal of Directors

The directors may appoint any person to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Artisan Articles as the maximum number of directors.
Artisan shareholders may appoint any person to be a director by ordinary resolution and may remove any director by ordinary resolution, provided that, prior to the closing of an initial business combination, only holders of Founder Shares will have the right to vote on the appointment and removal of directors. Prior to the closing of an initial business combination, holders of Artisan Public Shares have no right to vote on the appointment or removal of directors.

The directors may, so long as a quorum of directors remains in office, appoint any person to be a director so as to fill a casual vacancy or as an addition to the existing board of directors.
PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares voting together as a single class may by ordinary resolution appoint any person to be a director and may in like manner remove any director and may appoint another person to replace that director.

Cumulative Voting
Holders of Artisan Shares will not have cumulative voting rights.	Holders of PubCo Ordinary Shares will not have cumulative voting rights.
Vacancies on the Board of Directors

The office of any director shall be vacated if:
(a) such director resigns by notice in writing to Artisan;
(b) such director absents himself (for the avoidance of doubt, without being represented by proxy or an alternate director appointed by him) from three consecutive meetings of the Artisan Board without special leave of absence from the other directors, and the other directors pass a resolution that he has by reason of such absence vacated office;
(c) such director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;
(d) such director is found to be or becomes of unsound mind;

The office of any director shall be vacated if:
(a) such director resigns their office by notice in writing signed by such director and left at the registered office of PubCo;
(b) such director becomes bankrupt or makes any arrangement or composition with such director’s creditors generally;
(c) such director dies or is found to be or becomes of unsound mind;
(d) such director ceases to be a director by virtue of, or becomes prohibited from being a director by reason of, an order made under any provisions of any law or enactment;
(e) such director is removed from office by notice addressed to such director at their last known

Artisan	PubCo

(e) all of the other directors (being not less than two in number) determine that such director should be removed as a director, either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Artisan Articles or by a resolution in writing signed by all of the other directors; or
(f) the director is removed from office pursuant to any other provision of the Artisan Articles, including by the Artisan shareholders by ordinary resolution pursuant to the provisions summarized under “Election/Removal of Directors” above.

address and signed by all of the co-directors (not being less than two in number); or
(f) such director is removed from office by ordinary resolution, pursuant to the provisions summarized under “Election/Removal of Directors” above.

Amendment to Articles of Association
Pursuant to the Cayman Islands Companies Act, the Artisan Articles may only be amended by shareholders by a special resolution (as defined in the Artisan Articles); provided that, prior to the closing of the initial business combination, in the event that any amendment is made to the Artisan Articles (a) to modify the substance or timing of Artisan’s obligation to allow redemption in connection with a business combination or redeem 100 per cent of the Artisan Public Shares if Artisan does not consummate a business combination within 24 months after the date of the closing of the Artisan IPO or (b) with respect to any other provision of the Artisan Articles relating to the rights of holders of Artisan Public Shares, each Artisan Public Shareholder shall be provided with the opportunity to redeem their Artisan Public Shares upon the approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account and not previously released to Artisan to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of Artisan Public Shares then in issue, provided that Artisan shall not redeem Artisan Public Shares in an amount that would cause Artisan’s net tangible assets to be less than $5,000,001 following such redemption.	PubCo may at any time and from time to time by special resolution (as defined by the Cayman Islands Companies Act) alter or amend the Amended PubCo Articles, in whole or in part; provided that PubCo shall not, without the approval of the holders of a majority of the voting power of the PubCo Class B Ordinary Shares, voting exclusively and as a separate class, amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Amended PubCo Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the PubCo Class B Ordinary Shares.
Quorum

Shareholders.   No business shall be transacted at any general meeting unless a quorum of shareholders is present. One or more shareholders holding in the aggregate not less than one-third of the total issued Artisan Shares present in person or by proxy and entitled to vote shall be a quorum for a general meeting of Artisan.
Board of Directors.    The quorum for the
Shareholders. No business will be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding not less than one-third of the total issued share capital of PubCo in issue present in person or by proxy and entitled to vote will be a quorum for all purposes; provided that, from and after the Acquisition Effective Time where there are PubCo

Artisan	PubCo
transaction of the business of the Artisan Board may be fixed by the Artisan directors, and unless so fixed shall be a majority of the Artisan directors then in office.
Class B Ordinary Shares in issue, the presence in person or by proxy of holders of a majority of PubCo Class B Ordinary Shares will be required in any event.
Board of Directors.   The quorum necessary for the transaction of the business of the PubCo board of directors may be fixed by the directors and unless so fixed will be a majority of the directors then in office, and must include the Chairperson (who will initially be Danny Yeung); provided, however, a quorum will nevertheless exist at a meeting at which a quorum would exist but for the fact that the Chairperson is voluntarily absent from the meeting and notifies the board of directors his decision to be absent from that meeting, before or at the meeting.

Shareholder Meetings

Artisan may, but will not (unless required by the Cayman Islands Companies Act or the rules and regulations of NASDAQ) be obliged to hold an annual general meeting.
General meetings may be called by the Artisan directors whenever they think fit, and the directors shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of Artisan.
A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition not less than thirty per cent in par value of the issued Artisan Shares which as at that date carry the right to vote at general meetings of Artisan.

PubCo will hold an annual general meeting and will specify the meeting as such in the notices calling it. The annual general meeting will be held at such time and place as the directors will determine.
The directors may call extraordinary general meetings whenever they think fit, and must convene an extraordinary general meeting upon the requisition of (a) PubCo shareholders holding at least one third of the votes that may be cast at such meeting, or (b) the holders of PubCo Class B Ordinary Shares entitled to cast a majority of the votes that all PubCo Class B Ordinary Shares are entitled to cast
Separate general meetings of the holders of a class or series of shares may be called only by:
(a) the chairperson of the board of directors (the “Chairperson”);
(b) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series); or
(c) with respect to general meetings of the holders of PubCo Class B Ordinary Shares, Danny Yeung.

Notice of Shareholder Meetings
At least five clear days’ notice shall be given of any general meeting. Clear days means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and will be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by	At least seven calendar days’ notice will be given for any general meeting. Every notice will be exclusive of the day on which it is given or deemed to be given and will specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the meeting and will be given in the manner hereinafter mentioned or in such other manner as may be prescribed by PubCo shareholders by ordinary resolution; provided that a general meeting of PubCo will, whether or not the

Artisan	PubCo

Artisan shareholders by ordinary resolution to such persons as are, under the Artisan Articles, entitled to receive such notices; provided that a general meeting of Artisan will, whether or not the notice provisions have been complied with, be deemed to have been duly convened if it is so agreed:
(a) in the case of an annual general meeting, by all shareholders entitled to attend and vote thereat; and
(b) in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Artisan Shares giving that right.

notice provisions have been complied with, be deemed to have been duly convened if it is so agreed:
(a) in the case of an annual general meeting, by all shareholders (or their proxies) entitled to attend and vote thereat; and
(b) in the case of an extraordinary general meeting, by shareholders (or their proxies) having a right to attend and vote at the meeting, together holding shares entitling the holders to not less than two thirds of the votes entitled to be cast at such extraordinary general meeting.

Indemnification, liability insurance of Directors and Officers

Every director and officer of Artisan (which for the avoidance of doubt, shall not include auditors of Artisan), together with every former director and former officer of Artisan (each an “Indemnified Person”) shall be indemnified out of Artisan’s assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No person shall be found to have committed actual fraud, willful default or willful neglect unless or until a court of competent jurisdiction shall have made a finding to that effect.
Artisan shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought under the Artisan Articles.
The directors, on behalf of Artisan, may purchase and maintain insurance for the benefit of any Artisan director or officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Artisan.

To the maximum extent permitted by applicable law, every director and officer of PubCo, together with every former director and former officer of PubCo, will be indemnified out of the assets of PubCo against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own dishonesty, actual fraud or willful default.
The directors, on behalf of PubCo, may purchase and maintain insurance for the benefit of any person who is or was a director or officer of PubCo indemnifying them against any liability which may lawfully be insured against by PubCo.

Artisan	PubCo
Dividends
Subject to the Cayman Islands Companies Act and the Artisan Articles and except as otherwise provided by the rights attached to any Artisan Shares, the Artisan directors may resolve to pay dividends or other distributions on Artisan Shares in issue and authorize payment of the dividends or other distributions out of the funds of Artisan lawfully available therefor. A dividend will be deemed to be an interim dividend unless the terms of the resolution pursuant to which the Artisan directors resolve to pay such dividend specifically state that such dividend will be a final dividend. No dividend or other distribution will be paid except out of the realized or unrealized profits of Artisan, out of the share premium account or as otherwise permitted by law.
Subject to the Cayman Islands Companies Act, rights and restrictions attached to any class of shares and the Amended PubCo Articles, the directors may from time to time declare dividends and other distributions on PubCo Ordinary Shares in issue and authorize payment of the same out of the funds of PubCo lawfully available therefor.
Subject to rights and restrictions attached to any class of shares and the Amended PubCo Articles, PubCo shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by the directors.
The directors when paying dividends to the shareholders in accordance with the foregoing provisions may make such payment either in cash or in specie; provided that no dividend will be made in specie on any PubCo Class A Ordinary Shares unless a dividend in specie in equal proportion is made on the PubCo Class B Ordinary Shares.

Winding up

The Artisan Articles provide that if Artisan does not consummate a business combination (as defined in the Artisan Articles) within twenty-four months after the consummation of Artisan’s IPO, Artisan will cease all operations except for the purposes of winding up and will redeem the Artisan Public Shares and liquidate its trust account.
Subject to the rights attaching to any shares, in a winding up:
(a) if the assets available for distribution amongst the shareholders are insufficient to repay the whole of Artisan’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them; or
(b) if the assets available for distribution amongst the shareholders are more than sufficient to repay the whole of Artisan’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Artisan for unpaid calls or otherwise.
If Artisan is wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a special resolution and any other

Subject to the rights attaching to any shares, in a winding up:
(a) if the assets available for distribution amongst the shareholders are insufficient to repay the whole of PubCo’s issued share capital, such assets will be distributed so that, as nearly as may be, the losses be borne by the shareholders in proportion to the par value of the shares held by them; or
(b) if the assets available for distribution amongst the shareholders are more than sufficient to repay the whole of PubCo’s issued share capital at the commencement of the winding up, the surplus will be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to PubCo for unpaid calls or otherwise.
If PubCo is wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a special resolution, divide amongst the shareholders in kind the whole or any part of the assets of PubCo, and whether or not the assets consist of property of a single kind, and may for that purpose set such value as the liquidator deems fair upon any one or more class or classes of property, and determine how the division will be carried out as between the shareholders. The liquidator may, with the like approval, vest any part

Artisan	PubCo
approval required by the Cayman Islands Companies Act, divide amongst the shareholders in kind the whole or any part of the assets of Artisan (whether such assets consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.	of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.
Supermajority Voting Provisions

A special resolution, requiring not less than a two-thirds vote (and, prior to the closing of a business combination, with respect to an amendment to the provisions in Artisan’s Articles governing the appointment or removal of directors prior to an initial business combination, also requiring the approval of a simple majority of the Founder Shares), is required to:
(a) amend the Artisan Articles;
(b) change Artisan’s name;
(c) change Artisan’s registration to a jurisdiction outside the Cayman Islands;
(d) merge or consolidate Artisan with one or more other constituent companies;
(e) reduce Artisan’s share capital and any capital redemption reserve; and
(f) in a winding up, approve the liquidator to divide amongst the shareholders the assets of Artisan, value the assets for that purpose and determine how the division will be carried out between the shareholders or different classes of shareholders, or vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, except that no shareholder shall be compelled to accept any asset upon which there is a liability.
Additionally, prior to the closing of the initial business combination, only holders of Founder Shares will have the right to vote on a shareholder resolution for the appointment or removal of directors.

A special resolution, requiring not less than a two-thirds vote, is required to:
(a) amend the Amended PubCo Articles;
(b) change PubCo’s name;
(c) change PubCo’s registration to a jurisdiction outside the Cayman Islands;
(d) merge or consolidate PubCo with one or more other constituent companies;
(e) reduce PubCo’s share capital and any capital redemption reserve; and
(f) in a winding up, direct the liquidator to divide amongst the shareholders the assets of PubCo, value the assets for that purpose and determine how the division will be carried out between the shareholders or different classes of shareholders.
Additionally, PubCo will not, without the approval of holders of a majority of the voting power of the PubCo Class B Ordinary Shares, voting exclusively and as a separate class:
(a) increase the number of authorized PubCo Class B Ordinary Shares;
(b) issue any PubCo Class B Ordinary Shares or securities convertible into or exchangeable for PubCo Class B Ordinary Shares, other than to (i) Key Executives or their Affiliates; or (ii) on a pro rata basis to all holders of PubCo Class B Ordinary Shares permitted to hold such shares under the Amended PubCo Articles;
(c) create, authorize, issue, or reclassify into, any preference shares in the capital of PubCo or any shares in the capital of PubCo that carry more than one (1) vote per share;

Artisan	PubCo

(d) reclassify any PubCo Class B Ordinary Shares into any other class of shares or consolidate or combine any PubCo Class B Ordinary Shares without proportionately increasing the number of votes per PubCo Class B Ordinary Share; or
(e) amend, restate, waive, adopt any provision inconsistent with or otherwise alter any provision of the Amended PubCo Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the PubCo Class B Ordinary Shares.

Anti-Takeover Provisions
The provision of the Artisan Articles that authorizes the Artisan Board to issue and set the voting and other rights of preference shares from time to time and the terms and rights of the Artisan Shares.
The provision of the Artisan Articles that, for so long as any Artisan Shares are traded on a designated stock exchange, the Artisan Board shall be divided into three classes: Class I, Class II and Class III. At the first annual general meeting of shareholders following Artisan’s IPO, the term of office of directors assigned to Class I shall expire and Class I directors shall be elected for a full term of three years; at the second annual general meeting of shareholders following Artisan’s IPO, the term of office of the directors assigned to Class II shall expire and Class II directors shall be elected for a full term of three years; and at the third annual general meeting of shareholders following Artisan’s IPO, the term of office of the directors assigned to Class III shall expire and Class III directors. shall be elected for a full term of three years. These term limits do not apply to those directors appointed prior to the first annual general meeting of shareholders. The Artisan Board is responsible for assigning directors to each class.	The provision of the Amended PubCo Articles that authorizes the board of directors to issue and set the voting and other rights of preference shares from time to time and the terms and rights of the PubCo Class B Ordinary Shares.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the expected beneficial ownership of PubCo Ordinary Shares immediately following the consummation of the Business Combination by:
•
each person who is expected to beneficially own 5.0% or more of the outstanding PubCo Ordinary Shares;

•
each person who will become an executive officer or director of PubCo; and

•
all of those executive officers and directors of PubCo as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person. Each holder of PubCo Class A Ordinary Shares will be entitled to one (1) vote per share and each holder of PubCo Class B Ordinary Shares will be entitled to twenty (20) votes per share, with all PubCo Ordinary Shares voting together as a single class on most matters.
The expected beneficial ownership percentages set forth in the table below have been determined based on the followings: (i) the Exchange Ratio is calculated as of the date of this proxy statement/prospectus and is 2.06765715835044, (ii) assuming a No Redemption Scenario and that no Artisan shareholder and no Prenetics shareholder exercises its dissenters’ rights, the total number of PubCo Ordinary Shares expected to be outstanding after the consummation of the Business Combination will be 138,818,169, consisting of 128,939,186 PubCo Class A Ordinary Shares and 9,878,983 PubCo Class B Ordinary Shares, and (iii) assuming a Maximum Redemption Scenario, the total number of PubCo Ordinary Shares expected to be outstanding after the consummation of the Business Combination will be 112,881,869, consisting of 103,002,886 PubCo Class A Ordinary Shares and 9,878,983 PubCo Class B Ordinary Shares. If the actual facts differ from these assumptions, these amounts will differ.
	Ordinary Shares of Prenetics Benefically Owned Immediately Prior to Closing of the Business Combination		Ordinary Shares of PubCo Beneficially Owned Immediately After Closing of the Business Combination
			No Redemption Scenario				Maximum Redemption Scenario
	Number	%	Class A ordinary shares	Class B ordinary shares	% of total ordinary shares	% of voting power†	Class A ordinary shares	Class B ordinary shares	% of total ordinary shares	% of voting power†
Directors and Executive Officers(1):
Yeung Danny Sheng Wu(2)	4,777,863	11.92	—	9,878,983	7.12	60.51	—	9,878,983	8.75	65.73
Cheng Yin Pan (Ben)(3)	—	—	9,133,558	—	6.58	2.80	9,133,558	—	8.09	3.04
Dr. Tzang Chi Hung Lawrence(4)	1,889,095	4.71	3,906,001	—	2.81	1.20	3,906,001	—	3.46	1.30
Avrom Boris Lasarow(5)	925,604	2.31	1,913,832	—	1.38	0.59	1,913,832	—	1.70	0.64
Lo Hoi Chun (Stephen)	—	—	—	—	—	—	—	—	—	—
Dr. Ong Shih-Chang (Frank)	—	—	—	—	—	—	—	—	—	—
Dr. Senthil Sundaram	—	—	—	—	—	—	—	—	—	—
Dr. Wong Yung Ho Peter	—	—	—	—	—	—	—	—	—	—
Dr. Ma Wu Po (Mike)	—	—	—	—	—	—	—	—	—	—
Dr. Cui Zhanfeng	388,216	*	802,698	—	*	*	802,698	—	*	*
Woo Ian Ying	—	—	—	—	—	—	—	—	—	—
Chiu Wing Kwan (Winnie)	—	—	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a Group	7,980,778	19.91	15,756,089	9,878,983	18.47	65.34	15,756,089	9,878,983	22.71	70.97
Principal Shareholders:
Prudential Hong Kong Limited(6)	6,227,018	15.53	12,875,339	—	9.27	3.94	12,875,339	—	11.41	4.28
Da Yeung Limited(2)	4,777,863	11.92	—	9,878,983	7.12	60.51	—	9,878,983	8.75	65.73
Genetel Bioventures Limited(7)	4,528,451	11.29	9,363,285	—	6.74	2.87	9,363,285	—	8.29	3.12

	Ordinary Shares of Prenetics Benefically Owned Immediately Prior to Closing of the Business Combination		Ordinary Shares of PubCo Beneficially Owned Immediately After Closing of the Business Combination
			No Redemption Scenario				Maximum Redemption Scenario
	Number	%	Class A ordinary shares	Class B ordinary shares	% of total ordinary shares	% of voting power†	Class A ordinary shares	Class B ordinary shares	% of total ordinary shares	% of voting power†
Sponsor:
Artisan LLC(3)	—	—	9,133,558	—	6.58	2.80	9,133,558	—	8.09	3.04

*
Less than 1%.

†
For each person or group included in this column, percentage of total voting power represents voting power based on both PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares held by such person or group with respect to all outstanding PubCo Ordinary Shares as a single class. Each holder of PubCo Class A Ordinary Shares is entitled to one vote per share. Each holder of PubCo Class B Ordinary Shares is entitled to twenty (20) votes per share. PubCo Class B Ordinary Shares are convertible at any time by the holder into PubCo Class A Ordinary Shares on a one-for-one basis, while PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances.

(1)
The business address for the directors and executive officers of Prenetics is Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong.

(2)
Represents 4,005,679 ordinary shares and 772,184 Series A preferred shares of Prenetics held by Da Yeung Limited, a British Virgin Islands company. Da Yeung Limited is wholly owned by Yeung Danny Sheng Wu. All of the ordinary and preferred shares of Prenetics held by Da Yeung Limited will automatically be cancelled and cease to exist in exchange for such number of PubCo Class B Ordinary Shares equal to the total number of Prenetics Shares held by Da Yeung Limited multiplied by the Exchange Ratio, immediately following the consummation of the Business Combination. The registered address of Da Yeung Limited is Coastal Building, Wickham’ s Cay II, P. 0. Box 2221, Road Town, Tortola, VG 1110, British Virgin Islands.

(3)
The PubCo Class A Ordinary Shares are held in the name of Artisan LLC. Cheng Yin Pan (Ben) is the manager of Artisan LLC and has voting and investment discretion with respect to the PubCo Class A Ordinary Shares held of record by Artisan LLC. Cheng Yin Pan (Ben) disclaim any beneficial ownership of the securities held by Artisan LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)
Represents 1,889,095 ordinary shares of Prenetics held by For Excelsiors Limited, a British Virgin Islands company. For Excelsiors Limited is wholly owned by Tzang Chi Hung Lawrence. All of the ordinary shares of Prenetics held by For Excelsiors Limited will automatically be cancelled and cease to exist in exchange for such number of PubCo Class A Ordinary Shares equal to the total number of Prenetics Shares held by For Excelsiors Limited multiplied by the Exchange Ratio, immediately following the consummation of the Business Combination. The registered address of For Excelsiors Limited is Coastal Building, Wickham’ s Cay II, P. 0. Box 2221, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)
Represents 925,604 ordinary shares of Prenetics held by Avrom Boris Lasarow. All of the ordinary shares of Prenetics held by Avrom Boris Lasarow will automatically be cancelled and cease to exist in exchange for such number of PubCo Class A Ordinary Shares equal to the total number of Prenetics Shares held by Avrom Boris Lasarow multiplied by the Exchange Ratio, immediately following the consummation of the Business Combination.

(6)
Represents 6,227,018 Series C preferred shares of Prenetics held by Prudential Hong Kong Limited (“Prudential”), a limited liability company incorporated in Hong Kong. All of the preferred shares of Prenetics held by Prudential will automatically be cancelled and cease to exist in exchange for such number of PubCo Class A Ordinary Shares equal to the total number of Prenetics Shares held by Prudential multiplied by the Exchange Ratio, immediately following the consummation of the Business Combination. Prudential is a Hong Kong insurance company wholly owned by Prudential Plc, a public company listed on the Premium Listing segment of the Official List of the UK Listing Authority, the Main Board of the Hong Kong Stock Exchange and the New York Stock Exchange. The registered address of Prudential is 59/F, One Island East, 18 Westlands Road, Quarry Bay, Hong Kong.

(7)
Represents 4,528,451 ordinary shares of Prenetics held by Genetel Bioventures Limited (“Genetel”). All of the ordinary shares of Prenetics held by Genetel will automatically be cancelled and cease to exist in exchange for such number of PubCo Class A Ordinary Shares equal to the total number of Prenetics Shares held by Genetel multiplied by the Exchange Ratio, immediately following the consummation of the Business Combination. Genetel is an investment entity which is ultimately controlled by Yang Mengsu. The registered address of Genetel is 7B, Yardley Commercial Building, 3 Connaught Road West, Sheung Wan, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Artisan Relationships and Related Party Transactions
Founder Shares
On February 4, 2021, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain expenses on behalf of Artisan in consideration of 8,625,000 Founder Shares, par value $0.0001. Following a share capitalization on March 1, 2021, the Sponsor held an aggregate of 10,125,000 Founder Shares and then, in connection with entering into the Forward Purchase Agreements, transferred to the Forward Purchase Investors an aggregate of 750,000 Founder Shares for no cash consideration. On March 8, 2021, the Sponsor transferred 25,000 Founder Shares to each of Artisan’s independent directors. On June 25, 2021, the Sponsor forfeited 141,441.25 Founder Shares as the Underwriters’ over-allotment option was not exercised in full. On September 14, 2021 the Sponsor forfeited a further 0.75 Founder Shares, resulting in the Sponsor owning 9,133,558 Founder Shares.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) one year after the completion of Artisan’s initial business combination and (B) subsequent to Artisan’s initial business combination, (x) the date on which the last reported sale price of the PubCo Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which Artisan completes a liquidation, merger, share exchange or other similar transaction that results in all of the Artisan Public Shareholders having the right to exchange their Artisan Public Shares for cash, securities or other property. Any permitted transferees would be subject to the same restrictions with respect to any Founder Shares.
Artisan Private Warrants
The Sponsor has purchased an aggregate of 5,857,898 Artisan Private Warrants for a purchase price of $1.50 per whole warrant, or $8,786,847 in the aggregate, in private placements that occurred concurrently with the closing of the IPO, including the underwriters’ partial exercise of their over-allotment option. Each Artisan Private Warrant entitles the holder to purchase one Artisan Public Share at $11.50 per share, subject to adjustment. The Artisan Private Warrants (including the Artisan Public Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of Artisan’s initial business combination.
Sponsor Loan
On February 4, 2021, Artisan issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which Artisan could borrow up to $300,000 to cover expenses related to the IPO. The Promissory Note was non-interest bearing and was payable on the earlier of September 30, 2021 or the consummation of the IPO. On July 26, 2021, the Company repaid the outstanding balance under the Promissory Note of $1,150.
On August 16, 2021, Artisan issued another unsecured promissory note to the Sponsor (the “Second Promissory Note”), pursuant to which Artisan may borrow up to an aggregate principal amount of $300,000. The Second Promissory Note is non-interest bearing and payable upon the consummation of a business combination. Upon consummation of a business combination, the Sponsor shall have the option, but not the obligation, to convert the principal balance of the promissory note, in whole or in part at the option of the Sponsor, into Artisan Private Warrants, at a price of $1.50 per Artisan Private Warrant, provided that a notice is given at least 24 hours prior to the consummation of the Business Combination.
Working Capital Loan
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor, its affiliates, or certain of Artisan’s directors and officer may, but are not obligated to, loan Artisan funds as may be required. If Artisan completes a business combination, Artisan would repay such loaned amounts. In the event that a business combination does not close, Artisan may use a portion of proceeds held outside the trust account to repay such loaned amounts, but no proceeds held in the trust account would be used for such repayment. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Up to $1,500,000 of such loans may be convertible into warrants of the post-combination company at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Artisan Private Warrants, including as to exercise price, exercisability and exercise period.
Expense Reimbursement
No compensation of any kind, including finder’s and consulting fees, will be paid by Artisan to the Sponsor, Artisan’s executive directors and officer, or their respective affiliates, for services rendered prior to completion of Artisan’s initial business combination. However, they will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Artisan’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations from funds held outside the trust account. Artisan’s audit committee will review on a quarterly basis all payments that were made by Artisan to the Sponsor, Artisan’s officer or directors, or their respective affiliates.
Forward Purchase Agreements
Concurrently with the execution of the Business Combination Agreement, the Forward Purchase Investors each entered into a Deed of Novation and Amendment, pursuant to which the Forward Purchase Investors have agreed to replace their commitments to purchase the Artisan Public Shares and Artisan Warrants under the Forward Purchase Agreements with the commitment to purchase an aggregate of 6,000,000 PubCo Class A Ordinary Shares plus 1,500,000 PubCo Warrants, for a purchase price of $10.00 per PubCo Class A Ordinary Share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the closing of the Acquisition Merger. For more information, see “Agreements Entered Into in Connection with the Business Combination Agreement — Amended Forward Purchase Agreements.”
Registration Rights Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, PubCo, Sponsor, and the Prenetics Holders entered into the Registration Rights Agreement, to be effective upon the Closing. Following the execution of the Business Combination Agreement and on November 5, 2021, all existing parties to the Registration Rights Agreement and several shareholders of Prenetics entered into a joinder agreement, pursuant to which such shareholders of Prenetics agreed to be bound by the terms and conditions of, and were granted the registration rights under, the Registration Rights Agreement. For more information, see “Agreements Entered Into in Connection with the Business Combination Agreement — Registration Rights Agreement.”
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, Artisan, Sponsor, PubCo and the directors and officer of Artisan entered into the Sponsor Support Agreement. For more information, see “Agreements Entered Into in Connection with the Business Combination Agreement — Sponsor Support Agreement.”
Prenetics Group and PubCo Relationships and Related Party Transactions
Registration Rights Agreement
See “Shares Eligible for Future Sale — Registration Rights.”
Employment Agreements and Indemnification Agreements
See “Management — Employment Agreements and Indemnification Agreements.”

Share Incentive Plan
See “Management — Share Incentive Plans.”
Other Related Party Transactions
In 2019 and 2020, Prenetics Group sold testing kits to Prudential Hong Kong Limited, one of Prenetics’ major shareholders, and generated revenues in an aggregate amount of US$393,342 and US$16,950, respectively.
In 2019, 2020 and for the nine months ended September 30, 2021, Prenetics Group purchased inventory and lab equipment from a joint venture in which Prenetics indirectly holds approximately 45% equity interests, and paid an aggregate amount of US$5,590, US$21,119 and US$53,981, respectively.
For the nine months ended September 30, 2021, Prenetics Group paid consulting fee to Oxford Engtech Ltd., which is controlled by an existing director of Prenetics, in an aggregate amount of US$70,112.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the consummation of the Business Combination, PubCo will have, up to 138,818,169 PubCo Ordinary Shares issued and outstanding, consisting of 128,939,186 PubCo Class A Ordinary Shares and 9,878,983 PubCo Class B Ordinary Shares, assuming No Redemption, or up to 112,881,869 PubCo Ordinary Shares issued and outstanding, consisting of 103,002,886 PubCo Class A Ordinary Shares and 9,878,983 PubCo Class B Ordinary Shares, assuming Maximum Redemption. All of the PubCo Class A Ordinary Shares issued to the Artisan shareholders in connection with the Business Combination will be freely transferable by persons other than by the Sponsor and PubCo’s affiliates without restriction or further registration under the Securities Act. Sales of substantial amounts of the PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo has applied for listing, to be effective at the time of the Initial Closing, of the PubCo Class A Ordinary Shares and the PubCo Warrants on NASDAQ, but there can be no assurance that a regular trading market will develop in the PubCo Class A Ordinary Shares and the PubCo Warrants.
Lock-up Agreements
Concurrently with, and following the signing of the Business Combination Agreement, certain shareholders and executives of Prenetics, including its principal shareholders and Mr. Danny Yeung, and Sponsor have agreed, pursuant respectively to certain of the Prenetics Shareholder Support Agreements, the Shareholder Support Agreement Joinder and Sponsor Support Agreement, not to, without the prior written consent of the PubCo Board, for specified periods of time after the consummation of the Business Combination, transfer any PubCo Ordinary Shares, PubCo Warrants or PubCo Ordinary Shares received upon the exercise of PubCo Warrants or settlement of PubCo restricted share units received as a result of the Acquisition Merger, as applicable, with certain customary exceptions. As a result of these lock-up provisions, additional securities of PubCo will be eligible for resale as follows:
•
for all the PubCo Ordinary Shares received by Danny Yeung as a result of the Acquisition Merger and upon settlement of the PubCo restricted share units received by Danny Yeung as a result of the Acquisition Merger (the “Key Executive Lock-up Shares”) and all the PubCo Ordinary Shares or PubCo Warrants received by Sponsor as a result of the Initial Merger and any PubCo Ordinary Shares received by Sponsor upon the exercise of PubCo Warrants (the “Sponsor Lock-up Securities”), with respect to 50% of the Key Executive Lock-up Shares and 50% of the Sponsor Lock-up Securities, on the earliest of (x) one (1) year after the Closing Date, (y) the date following the Closing Date on which PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property, and (z) the date on which the last reported sale price of the PubCo Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share combinations, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty- (30) trading day period commencing at least one hundred fifty (150) days after the Closing Date;

•
with respect to 50% of the Key Executive Lock-Up Shares and 50% of the Sponsor Lock-up Securities, eighteen (18) months after the Closing Date; and

•
for (a) all PubCo Ordinary Shares received by certain Prenetics shareholders that are parties to the Shareholder Support Agreements (other than Danny Yeung or any of his controlled affiliates(s)) as a result of the Acquisition Merger and upon settlement of the PubCo restricted share units received by such Prenetics shareholders as a result of the Acquisition Merger and (b) all PubCo Ordinary Shares or PubCo Warrants received by certain directors of Artisan as a result of the Initial Merger and any PubCo Ordinary Shares received by such directors of Artisan upon the exercise of PubCo Warrants, on the earliest of (x) 180 days after the Closing Date, (y) the date following the Closing Date on which PubCo completes a liquidation, merger, share exchange or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property, and (z) the date on which the last reported sale price of the PubCo Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share combinations, share dividends, reorganizations, recapitalizations and the like) for any twenty (20)

trading days within any thirty‑(30) trading day period commencing at least one hundred fifty (150) days after the Closing Date.
Registration Rights
Pursuant to the PIPE Subscription Agreements, PubCo must file a registration statement registering up to 6,000,000 PubCo Class A Ordinary Shares held by the PIPE Investors within 30 days after the consummation of the Business Combination.
Concurrently with the signing of the Business Combination Agreement, PubCo entered into the Registration Rights Agreement with Artisan and Sponsor, Danny Yeung, Avrom Boris Lasarow and Lawrence Chi Hung Tzang (each, a “Holder”), pursuant to which the following securities must, subject to the provisions of the Registration Rights Agreement, be registered in a “shelf” registration statement on Form F-1: (i) all outstanding PubCo Ordinary Shares or PubCo Warrants that are held by a Holder as of immediately following the Closing; (ii)  any PubCo Ordinary Shares that may be acquired by a Holder upon the exercise of any of the PubCo Warrants (or any other option or right to acquire PubCo Ordinary Shares) that are held by a Holder as of immediately following the Closing; and (iii) any other equity security of PubCo issued or issuable with respect to any securities referenced in the foregoing clauses (i) or (ii) by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction. PubCo shall, as soon as reasonably practicable and in any event no later than 45 days following the date that PubCo becomes eligible to use a “shelf” registration statement on Form F-3, convert and/or file the “shelf” registration statement on Form F-1 to a “shelf” registration statement on Form F-3. (a) Holders of at least 20% of the then outstanding number of registrable securities, (b) Sponsor, or (c) any of the directors and officers of Prenetics, a significant shareholder of Prenetics and their permitted transferees (each, a “Significant Holder”) may request to sell all or a portion of their registrable securities in an underwritten takedown provided that PubCo shall only be obligated to effect an underwritten takedown if such underwritten offering shall include registrable securities proposed to be sold by the Holders making the demand with a total offering price reasonably expected to exceed, in the aggregate, US$25,000,000; provided further that PubCo shall not be obligated to effect (a) more than one (1) underwritten takedown within the first year following the Closing, (b) for the period commencing one year after the Closing, more than two (2) underwritten takedowns within any twelve-month period, (c) more than two (2) underwritten takedowns where the Sponsor is making the demand or (d) more than two (2) underwritten takedowns where a Significant Holder is making the demand. In addition, holders of registrable securities have certain “piggy-back” registration rights with respect to registration statements filed by PubCo with respect to securities for its own account or for the account of the PubCo shareholders, with certain customary exceptions. PubCo will bear all costs and expenses incurred in connection with the filing of any such registration statements, other than all incremental selling expenses relating to the sale of registrable securities, such as underwriters’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Holders.
Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•
at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted PubCo Ordinary Shares or PubCo Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) PubCo is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted PubCo Ordinary Shares or PubCo Warrants for at least six months but who are PubCo’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
one percent (1%) of the total number of PubCo Ordinary Shares then issued and outstanding; or

•
the average weekly reported trading volume of the PubCo Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by PubCo’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about PubCo.

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION
Artisan’s Units, the Artisan Public Shares and the Artisan Public Warrants are each traded on NASDAQ under the symbols “ARTAU,” “ARTA” and “ARTAW,” respectively.
The closing price of the Units, Artisan Public Shares and Artisan Public Warrants on September 14, 2021, the last trading day before announcement of the execution of the Business Combination Agreement, was $9.83, $9.65 and $0.58, respectively. As of                 , 2022, the record date for the Extraordinary General Meeting, the most recent closing price for each Unit, Artisan Public Share and Artisan Public Warrant was $      , $      and $      , respectively.
Holders of the Units, Artisan Public Shares and Artisan Public Warrants should obtain current market quotations for their securities. The market price of Artisan’s securities could vary at any time before the Business Combination.
Historical market price information regarding Prenetics is not provided because there is no public market for their securities.
Historical market price information regarding PubCo is not provided because there is no public market for its securities. PubCo has applied to list the PubCo Class A Ordinary Shares and PubCo Warrants on NASDAQ under the symbols “PRE” and “PREW”, respectively. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the PubCo Class A Ordinary Shares and PubCo Warrants to be issued in connection with the Business Combination shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof. PubCo, Prenetics and Artisan have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying this NASDAQ listing condition. The NASDAQ listing condition in the Business Combination Agreement may be waived by the parties to the Business Combination Agreement.
Holders
As of                 , 2022, there was                 holder of record of Units,                 holder of record of Artisan Public Shares,                 holders of record of Founder Shares and                 holders of record of Artisan Warrants. As of                 , 2022, there were                 holders of record of Prenetics’ Ordinary Shares,                 holders of record of Prenetics’ Series A Preferred Shares,                 holders of record of Prenetics’ Series A Preferred Shares,                 holders of record of Prenetics’ Series B Preferred Shares,                 holders of record of Prenetics’ Series C Preferred Shares,                 holders of record of Prenetics’ Series D Preferred Shares and                 holders of record of Prenetics’ Series E Preferred Shares. As of                 , 2022, PubCo had                 holder of record of its shares. See “Beneficial Ownership of Securities.”
Dividend Policy
Artisan has not paid any cash dividends on Artisan Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. In addition, Prenetics has not paid any dividends to its shareholders. The payment of any cash dividends after consummation of the Business Combination shall be dependent upon the revenue, earnings and financial condition of PubCo from time to time. The payment of any dividends subsequent to the Business Combination shall be within the discretion of the board of directors of PubCo.

APPRAISAL RIGHTS
Holders of record of Artisan Shares may have appraisal rights in connection with the Business Combination under the Cayman Islands Companies Act. In this proxy statement/prospectus, these appraisal or dissent rights are sometimes referred to as “Dissent Rights”.
Holders of record of Artisan Shares wishing to exercise such Dissent Rights and make a demand for payment of the fair value for his, her or its Artisan Shares must give written objection to the Initial Merger to Artisan prior to the shareholder vote at the Extraordinary General Meeting to approve the Initial Merger and follow the procedures set out in Section 238 of the Cayman Islands Companies Act. These statutory appraisal rights are separate to and mutually exclusive of the right of Artisan Public Shareholder to demand that their Artisan Public Shares are redeemed for cash for a pro rata share of the funds on deposit in the trust account in accordance with the Artisan Articles. It is possible that if an Artisan shareholder exercises appraisal rights, the fair value of the Artisan Shares determined under Section 238 of the Cayman Islands Companies Act could be more than, the same as, or less than such holder would obtain they exercised their redemption rights as described herein. Artisan believes that such fair value would equal the amount that Artisan Public Shareholders would obtain if they exercise their redemption rights as described herein.
Artisan shareholders need not vote against any of the proposals at the Extraordinary General Meeting in order to exercise Dissent Rights. An Artisan shareholder which elects to exercise Dissent Rights must do so in respect of all of the Artisan Shares that person holds and will lose their right to exercise their redemption rights as described herein.
At the Initial Merger Effective Time, the Dissenting Artisan Shares shall automatically be cancelled by virtue of the Initial Merger, and each Dissenting Artisan Shareholder will thereafter cease to have any rights with respect to such shares, except the right to be paid the fair value of such shares and such other rights as are granted by the Cayman Islands Companies Act. Notwithstanding the foregoing, if any such holder shall have failed to perfect or withdraws or shall have otherwise lost his, her or its rights under Section 238 of the Cayman Islands Companies Act (including in the circumstances described in the immediately following paragraph) or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 238 of the Cayman Islands Companies Act, then the right of such holder to be paid the fair value of such holder’s Dissenting Artisan Shares under Section 238 of the Cayman Islands Companies Act will cease, the shares will no longer be considered Dissenting Artisan Shares and such holder’s former Artisan Shares will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the merger consideration comprising one PubCo Class A Ordinary Share for each Artisan Share, without any interest thereon. As a result, such Artisan shareholder would not receive any cash for their Artisan Shares and would become a shareholder of PubCo.
The Business Combination Agreement provides that, if any Artisan shareholder exercises Dissent Rights then, unless Artisan and Prenetics elect by agreement in writing otherwise, the completion of the Initial Merger shall be delayed in order to invoke the exemption under Section 239 of the Cayman Islands Companies Act. Section 239 of the Cayman Islands Companies Act states that no such dissenter rights shall be available in respect of shares of any class for which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent provided that the merger consideration constitutes inter alia shares of any company which at the effective date of the merger are listed on a national securities exchange. In circumstances where the limitation under Section 239 of the Cayman Islands Companies Act is invoked, no Dissent Rights would be available to Artisan shareholders, including those Artisan shareholders who previously delivered a written objection to the Initial Merger prior to the Extraordinary General Meeting and followed the procedures set out in Section 238 of the Cayman Islands Companies Act in full up to such date, and such holder’s former Artisan Shares will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Initial Merger Effective Time, the right to receive the merger consideration comprising one PubCo Class A Ordinary Share for each Artisan Share. Accordingly, Artisan shareholders are not expected to ultimately have any appraisal or dissent rights in respect of their Artisan Shares and the certainty provided by the redemption process may be preferable for Artisan Public Shareholders wishing to exchange their Artisan Public Shares for cash.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
If the Business Combination is consummated and you become a holder of PubCo Ordinary Shares, you shall be entitled to attend and participate in PubCo’s annual meetings of shareholders. If PubCo holds a 2022 annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the 2022 annual meeting shall be held. As a foreign private issuer, PubCo shall not be subject to the SEC’s proxy rules.

SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with Artisan’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Artisan, Room 1111, New World Tower 1, 18 Queen’s Road, Central, Hong Kong. Following the Business Combination, such communications should be sent in care of PubCo, Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong. Each communication shall be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, Artisan and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of Artisan’s annual report to shareholders and Artisan’s proxy statement. Upon written or oral request, Artisan shall deliver a separate copy of the annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that Artisan deliver single copies of such documents in the future. Shareholders may notify Artisan of their requests by calling or writing Artisan at Room 1111, New World Tower 1, 18 Queen’s Road, Central, Hong Kong. Following the Business Combination, such requests should be made by calling +852-2210-9588 or writing to PubCo at Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong.

TRANSFER AGENT AND REGISTRAR
The transfer agent for Artisan securities is Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004-1561.

WHERE YOU CAN FIND MORE INFORMATION
As a foreign private issuer, after the consummation of the Business Combination, PubCo shall be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. Artisan files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Artisan at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.
Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to this proxy statement/prospectus.
All information contained in this document relating to Artisan has been supplied by Artisan, and all such information relating to Prenetics has been supplied by Prenetics. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.
Prenetics does not file any annual, quarterly or current reports, proxy statements or other information with the SEC.
If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing Artisan’s proxy solicitation agent at the following address, telephone number and email:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford CT 06902
Toll Free: (800) 662-5200
Direct: Banks and brokers can call: (203) 658-9400
Email: ARTA.info@investor.morrowsodali.com
If you are an Artisan shareholder and would like to request documents, please do so by                 , 2022 to receive them before the Artisan Extraordinary General Meeting of shareholders. If you request any documents from us, we shall mail them to you by first class mail, or another equally prompt means.
None of Artisan, PubCo or Prenetics has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that which is contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.
The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

LEGAL MATTERS
Prenetics is being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law.
The validity of PubCo Ordinary Shares and certain matters related to the assumption of the Artisan Warrants by PubCo has been passed on by Mourant Ozannes, and the validity of PubCo Warrants under New York law shall be passed on by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS
The financial statements of Artisan Acquisition Corp. as of December 31, 2021 and for the period from February 2, 2021 (inception) through December 31, 2021, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Prenetics Group Limited and its subsidiaries as of and for the years ended December 31, 2020 and 2019 have been included herein in reliance upon the report of KPMG, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors
Prenetics Group Limited
Opinion on Consolidated Financial Statements
We have audited the accompanying consolidated statements of financial position of Prenetics Group Limited and subsidiaries (the Company) as of December 31, 2020, December 31, 2019 and January 1, 2019, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, December 31, 2019 and January 1, 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG
We have served as the Company’s auditor since 2017.
Hong Kong
September 13, 2021

Prenetics Group Limited
Consolidated statements of profit or loss and other comprehensive income
(Expressed in United States dollars unless otherwise indicated)
	Note	2020 $	2019 $
Revenue	4	65,179,515	9,233,089
Direct costs		(38,834,696)	(6,517,795)
Gross profit		26,344,819	2,715,294
Other income and other net losses	5	(315,404)	3,117
Share of loss of a joint venture		(1,133,321)	(2,576,842)
Selling and distribution expenses		(6,492,635)	(4,769,971)
Research and development expenses		(2,782,123)	(2,989,758)
Administrative and other operating expenses		(16,616,462)	(13,185,125)
Loss from operations		(995,126)	(20,803,285)
Finance costs	6(a)	(59,567)	(69,390)
Fair value loss on convertible securities	24	(2,846,750)	—
Loss before taxation	6	(3,901,443)	(20,872,675)
Income tax credit	7	1,937,558	677,474
Loss for the year		(1,963,885)	(20,195,201)
Other comprehensive income for the year
Item that may be reclassified subsequently to profit or loss:
Exchange differences on translation of:
– financial statements of subsidiaries and joint venture outside Hong Kong		1,581,372	154,055
Total comprehensive income for the year		(382,513)	(20,041,146)
Loss attributable to:
Equity shareholders of the Company		(1,939,689)	(20,141,991)
Non-controlling interests		(24,196)	(53,210)
		(1,963,885)	(20,195,201)
Total comprehensive income attributable to:
Equity shareholders of the Company		(358,317)	(19,987,936)
Non-controlling interests		(24,196)	(53,210)
		(382,513)	(20,041,146)
Loss per share
Basic loss per share	8	(0.15)	(1.56)
Diluted loss per share	8	(0.15)	(1.56)
The accompanying notes are an integral part of these consolidated financial statements.

Prenetics Group Limited
Consolidated statements of financial position
(Expressed in United States dollars unless otherwise indicated)
	Note	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Assets
Property, plant and equipment	9	4,693,318	2,110,844	2,849,282
Intangible assets	10	24,095,500	6,270,277	7,068,169
Goodwill	11	3,993,007	3,854,199	3,735,282
Interest in joint venture	13	—	1,659,923	—
Deferred tax assets	7(c)	1,951,154	—	—
Other non-current assets	14	193,582	161,005	199,064
Non-current assets		34,926,561	14,056,248	13,851,797
Inventories	15	4,497,577	547,854	963,540
Trade receivables	16	22,990,727	2,892,309	4,720,250
Deposits and prepayments	16	892,790	294,064	192,282
Other receivables	16	798,772	72,677	11,286
Amount due from a shareholder	21	106,179	101,997	98,920
Amount due from a joint venture	17	180,825	199,687	—
Cash and cash equivalents	18	14,489,880	11,521,505	18,781,873
Current assets		43,956,750	15,630,093	24,768,151
Total assets		78,883,311	29,686,341	38,619,948
Liabilities
Lease liabilities	23	804,574	775,227	1,232,269
Amounts due to shareholders	21	—	155,332	173,623
Deferred tax liabilities	7(c)	—	—	669,867
Non-current liabilities		804,574	930,559	2,075,759
Trade payables		13,436,941	2,760,942	1,046,772
Accrued expenses and other current liabilities	19	8,930,905	2,995,257	281,419
Deferred consideration	20	1,304,588	—	—
Amounts due to shareholders	21	133,314	22,127	—
Contract liabilities	22	7,054,586	5,569,004	1,754,683
Lease liabilities	23	865,283	555,746	478,025
Convertible securities	24	15,346,113	—	—
Current liabilities		47,071,730	11,903,076	3,560,899
Total liabilities		47,876,304	12,833,635	5,636,658
Equity	25
Share capital		53,240,604	45,691,346	45,691,346
Reserves		(22,156,191)	(28,785,430)	(12,708,056)
Total equity attributable to equity shareholders of the Company		31,084,413	16,905,916	32,983,290
Non-controlling interests		(77,406)	(53,210)	—
Total equity		31,007,007	16,852,706	32,983,290
Total equity and liabilities		78,883,311	29,686,341	38,619,948
The accompanying notes are an integral part of these consolidated financial statements.

Prenetics Group Limited
Consolidated statements of changes in equity
(Expressed in United States dollars unless otherwise indicated)
		Attributable to equity shareholders of the Company
	Note	Share capital $	Translation reserve (note 25(c)(ii)) $	Other reserve (note 25(c)(iii)) $	Capital reserve (note 25(c)(i)) $	Accumulated losses $	Sub-total $	Non- controlling interests $	Total $
Balance at January 1, 2019		45,691,346	(967,804)	—	9,759,239	(21,499,491)	32,983,290	—	32,983,290
Changes in equity for the year:
Loss for the year		—	—	—	—	(20,141,991)	(20,141,991)	(53,210)	(20,195,201)
Other comprehensive income		—	154,055	—	—	—	154,055	—	154,055
Total comprehensive income		—	154,055	—	—	(20,141,991)	(19,987,936)	(53,210)	(20,041,146)
Equity-settled share-based transactions	26	—	—	—	3,910,562	—	3,910,562	—	3,910,562
Balance at December 31, 2019 and January 1, 2020		45,691,346	(813,749)	—	13,669,801	(41,641,482)	16,905,916	(53,210)	16,852,706
Changes in equity for the year:
Loss for the year		—	—	—	—	(1,939,689)	(1,939,689)	(24,196)	(1,963,885)
Other comprehensive income		—	1,581,372	—	—	—	1,581,372	—	1,581,372
Total comprehensive income		—	1,581,372	—	—	(1,939,689)	(358,317)	(24,196)	(382,513)
Equity-settled share-based transactions	26	—	—	—	1,617,469	—	1,617,469	—	1,617,469
Vesting of shares under the Restricted Share Scheme		—	—	—	48,622	—	48,622	—	48,622
Issuance of exchange loan notes	30	—	—	12,870,723	—	—	12,870,723	—	12,870,723
Shares issued upon conversion of exchange loan notes .	30	7,549,258	—	(7,549,258)	—	—	—	—	—
Balance at December 31, 2020		53,240,604	767,623	5,321,465	15,335,892	(43,581,171)	31,084,413	(77,406)	31,007,007
The accompanying notes are an integral part of these consolidated financial statements.

Prenetics Group Limited
Consolidated statements of cash flows
(Expressed in United States dollars unless otherwise indicated)
	Note	2020 $	2019 $
Cash flows from operating activities
Loss for the year		(1,963,885)	(20,195,201)
Adjustments for:
Interest income	5	(8,043)	(15,506)
Depreciation	6(c)	1,292,472	1,124,072
Amortization of intangible assets	6(c)	1,133,564	1,110,516
Finance costs	6(a)	59,567	69,390
Fair value loss on convertible securities	24	2,846,750	—
Net exchange losses	5	280,360	52,534
Impairment loss on interest in joint venture	5	570,704	—
Loss on disposal of property, plant and equipment		1,646	—
Share of loss of a joint venture		1,133,321	2,576,842
Equity-settled share-based payment expenses		1,617,469	3,910,562
Income tax credit	7(a)	(1,937,558)	(677,474)
		5,026,367	(12,044,265)
Changes in:
(Increase)/decrease in inventories		(3,745,228)	415,686
(Increase)/decrease in trade receivables		(20,090,387)	1,827,941
Increase in deposits and prepayments and other receivables		(1,093,451)	(163,171)
Decrease/(increase) in amount due from a joint venture		18,862	(199,687)
(Increase)/decrease in other non-current assets		(32,577)	38,059
Increase in trade payables		9,707,910	1,714,170
Increase in accrued expenses and other current liabilities		5,962,060	2,758,152
Increase in contract liabilities		1,485,582	3,814,321
Cash used in operations		(2,760,862)	(1,838,794)
Income tax paid		(118,849)	(44,316)
Net cash used in operating activities		(2,879,711)	(1,883,110)
Cash flows from investing activities
Payment for purchase of property, plant and equipment		(2,862,902)	(259,178)
Proceeds from disposal of property, plant and equipment		10,890	—
Payment for purchase of intangible assets		(197,159)	(114,680)
Payment for acquisition of a subsidiary, net of cash acquired	18(d)	(2,929,533)	—
Increase in amount due from a shareholder		(4,182)	(3,077)
Investment in joint ventures		—	(4,236,765)
Proceeds from partial disposal of a subsidiary without loss of control		—	1
Interest received		8,043	15,506
Net cash used in investing activities		(5,974,843)	(4,598,193)
Cash flows from financing activities
Capital element of lease rentals paid	18(b)	(610,926)	(503,585)
Interest element of lease rentals paid	18(b)	(49,400)	(64,107)
Interest paid		(654)	(5,283)
Proceeds from issuance of convertible securities	18(b)	12,499,363	—
Increase in amounts due to shareholders		4,477	3,836
Net cash from/(used in) financing activities		11,842,860	(569,139)
Net increase/(decrease) in cash and cash equivalents		2,988,306	(7,050,442)
Cash and cash equivalents at the beginning of the year		11,521,505	18,781,873
Effect of foreign exchange rate changes		(19,931)	(209,926)
Cash and cash equivalents at the end of the year		14,489,880	11,521,505
The accompanying notes are an integral part of these consolidated financial statements.

Prenetics Group Limited
Notes to the consolidated financial statements
(Expressed in United States dollars unless otherwise indicated)
1
Reporting entity

Prenetics Group Limited (“the Company”) is incorporated in Cayman Islands on February 8, 2018. Prenetics Limited (“Prenetics HK”) is a company incorporated in Hong Kong and has its registered office and principal place of business at Unit 701-706, K11 Atelier King’s Road, 728 King’s Road, Quarry Bay, Hong Kong with effect from June 28, 2021.
In May 2021, Prenetics HK entered into a Share Exchange Agreement and Subscription Agreement with, amongst others, the existing shareholders of Prenetics HK and the Company for the purposes of restructuring the shareholding structure of Prenetics HK and facilitating fundraising activities. As part of the restructuring, the pre-existing shares of Prenetics HK were exchanged to their corresponding classes of shares of the Company, while the convertible securities were converted into Series D preference shares of the Company. As a result of this corporate restructuring, Prenetics HK became an indirectly wholly owned subsidiary of the Company from June 16, 2021. As the restructuring involved the insertion of non-operating entities above a pre-existing group with substantive business activities headed by Prenetics HK, the restructuring did not involve any business combination.
The consolidated financial statements of the Company for the years ended December 31, 2020 and 2019 have been prepared on a basis as if the corporate restructuring had happened at the beginning of the earliest period presented. Since the Company did not engage in any operating activities, the consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended represent the continuation of the consolidated financial statements of the Prenetics HK.
The mission of the Company and its subsidiaries (collectively, “the Group”) is to decentralize health care, and focuses on the comprehensive testing capabilities covering prevention, diagnostic and personalized care. The Group currently provides preventive and diagnostic health testing services directly to consumers and via corporates and governments. The Company is an investment holding company and has not carried out any busines since its incorporation save for the group’s restructuring described above.
The Group’s preventive health testing services are genetic testing (under the brand named CircleDNA) for general health purposes and stool-DNA screening test for detecting colon cancer (under the brand named ColoClear). CircleDNA is a whole exome sequencing technology that conducts a full scan on individuals’ protein-coding genes, analyzing mutations across different categories and providing personalized reports with a saliva sample. ColoClear uses advanced stool DNA technology to detect abnormal DNA markers and blood cells in human stool that precancerous polyps and colon cancer can cause. It is developed as a convenient and less invasive alternative to colonoscopy.
Since April 2020, the Group has started to also provide polymerase chain reaction (“PCR”) diagnostic testing services for COVID-19 to individuals, corporates for their employees or customers and governments for community testing. Prenetics HK operates and owns its own accredited laboratory in Hong Kong. The Group also engages in research and development activities to advance its preventive, diagnostic and personalized healthcare solutions.
2
Significant accounting policies

(a)
Statement of compliance

The Company’s consolidated financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”), which collective term includes all applicable individual IFRSs, International Accounting Standards (“IASs”) and Interpretations issued by the IASB. Significant accounting policies adopted by the Group are disclosed below.
In previous periods these financial statements were prepared in accordance with all applicable Hong Kong Financial Reporting Standards (“HKFRSs”), which collective term includes all applicable individual

2
Significant accounting policies (continued)

Hong Kong Financial Reporting Standards, Hong Kong Accounting Standards (“HKASs”) and Interpretations issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and accounting principles generally accepted in Hong Kong. Although HKFRSs have been fully converged with IFRSs in all material respects since January 1, 2005, these financial statements are the first issued financial statements in which the Group makes an explicit and unreserved statement of compliance with IFRSs. Therefore, in preparing these financial statements management has given due consideration to the requirements of IFRS 1, First time Adoption of International Financial Reporting Standards. For this purpose the date of the Group’s transition to IFRSs was determined to be January 1, 2019, being the beginning of the reporting periods presented in these consolidated financial statements. In addition, with due regard to the Group’s accounting policies in previous periods and the requirements of IFRS 1, management has concluded that no adjustments were required to the amounts reported under HKFRSs as at the date of transition to IFRSs.
The IASB has issued certain amendments to IFRSs that are first effective or available for early adoption for the periods presented in these consolidated financial statements. Note 2(c) provides information on the initial application of these developments to the extent that they are relevant to the Group for the periods presented in these consolidated financial statements.
(b)
Basis of preparation of the consolidated financial statements

These consolidated financial statements for the year ended December 31, 2020 comprise the Group and the Group’s interest in a joint venture.
The measurement basis used in the preparation of the consolidated financial statements is the historical cost basis, except that the following instruments are stated at their fair value as explained in the accounting policies set out below:
—
convertible securities (see note 2(v)); and

—
derivative financial instruments (see note 2(x)).

As at December 31, 2020, the Group’s current liability exceeded its current asset by $3,114,980. In February 2021, Prenetics HK raised $5,000,000 by issuing convertible securities. On June 16, 2021, all convertible securities of Prenetics HK, including the convertible securities as at December 31, 2020 of $15,346,113, were converted in Series D Preferred Shares of the Company, which will be classified as equity, as disclosed in note 32 to the consolidated financial statements.
Management and the directors of the Company are of the view that the Group has and will continue to have sufficient financial resources to meet its liabilities as and when they fall due and to enable the Group to continue operations for the foreseeable future. Consequently, the directors have prepared the consolidated financial statements on a going concern basis.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Judgements made by management in the application of IFRSs that have significant effect on the consolidated financial statements and major sources of estimation uncertainty are discussed in note 28.
(c)
Early adoption of amended standards

The following amendments to IFRSs have been early adopted and applied consistently throughout the periods presented:
•
Amendments to IFRS 3, Definition of a Business

•
Amendments to IFRS 16, Covid-19-Related Rent Concessions and Covid-19-Related Rent Concessions Beyond 30 June 2021

2
Significant accounting policies (continued)

The amendments to IFRS 16 do not have any material impact to the Group’s consolidated financial statements. As for the amendments to IFRS 3, the Group has elected to apply the concentration test to an acquisition in 2020 (see note 2(f)).
(d)
Subsidiaries and non-controlling interests

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. When assessing whether the Group has power, only substantive rights (held by the Group and other parties) are considered.
Due to the legal restrictions from the PRC laws and regulations which prohibit or restrict foreign control of companies involved in provision of genetic diagnosis businesses, the Group operates its gene diagnosis business in the PRC through a series of contractual arrangements with domestic entity (“PRC Structured Entity”) that is legally owned by PRC registered shareholders (see note 13). Specifically, a subsidiary of the Company (the “WFOE”) enters into a series of contractual agreements (“Contractual Agreements”) with the PRC registered shareholders and the PRC Structured Entity so as to obtain control over the PRC Structured Entity and its underlying interest in joint venture.
The Contractual Arrangements include Exclusive Business Cooperation Agreement, Exclusive Option Agreements, Equity Pledge Agreements, Powers of Attorney, Spouse Consent Letters and Letters of Indemnification and Release of Claims, which enable the Group to:
•
govern the financial and operating policies of the Structured Entity;

•
receive substantially all of the economic interest returns generated by the Structured Entity in consideration for the technical support, consulting and other services provided exclusively by the WFOE, at the WFOE’s discretion;

•
obtain an irrevocable and exclusive right to purchase part or all of the equity interests in the Structured Entity at any time and from time to time, at the minimum consideration permitted by the relevant law in the PRC at the time of transfer;

•
obtain a pledge over all of its equity interests from its respective Registered Shareholders as collateral for all of the WFOE’s payments due to the Group to secure performance of the WFOE’s obligation under the Contractual Arrangements; and

•
exercise equity holder voting rights of the Structured Entity.

Accordingly, the Structure Entity has been consolidated in the Group’s financial statements.
An investment in a subsidiary is consolidated into the consolidated financial statements from the date that control commences until the date that control ceases. Intra-group balances, transactions and cash flows and any unrealized profits arising from intra-group transactions are eliminated in full in preparing the consolidated financial statements. Unrealized losses resulting from intra-group transactions are eliminated in the same way as unrealized gains but only to the extent that there is no evidence of impairment.
Non-controlling interests represent the equity in a subsidiary not attributable directly or indirectly to the Company, and in respect of which the Group has not agreed any additional terms with the holders of those interests which would result in the Group as a whole having a contractual obligation in respect of those interests that meets the definition of a financial liability. For each business combination, the Group can elect to measure any non-controlling interests either at fair value or at the non-controlling interests’ proportionate share of the subsidiary’s net identifiable assets.
Non-controlling interests are presented in the consolidated statement of financial position within equity, separately from equity attributable to the equity shareholders of the Company. Non-controlling interests in the results of the Group are presented on the face of the consolidated statement of profit or loss and the consolidated statement of profit or loss and other comprehensive income as an allocation of the

2
Significant accounting policies (continued)

total profit or loss and total comprehensive income for the year between non-controlling interests and the equity shareholders of the Company.
Changes in the Group’s interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions, whereby adjustments are made to the amounts of controlling and non-controlling interests within consolidated equity to reflect the change in relative interests, but no adjustments are made to goodwill and no gain or loss is recognized.
When the Group loses control of a subsidiary, it is accounted for as a disposal of the entire interest in that subsidiary, with a resulting gain or loss being recognized in profit or loss. Any interest retained in that former subsidiary at the date when control is lost is recognized at fair value and this amount is regarded as the fair value on initial recognition of a financial asset or, when appropriate, the cost on initial recognition of an investment in an associate or a joint venture (see note 2(e)).
(e)
Joint ventures

A joint venture is an arrangement whereby the Group or Company and other parties contractually agree to share control of the arrangement, and have rights to the net assets of the arrangement.
An investment in a joint venture is accounted for in the consolidated financial statements under the equity method, unless it is classified as held for sale (or included in a disposal group that is classified as held for sale). Under the equity method, the investment is initially recorded at cost, adjusted for any excess of the Group’s share of the acquisition-date fair values of the investee’s identifiable net assets over the cost of the investment (if any). The cost of the investment includes purchase price, other costs directly attributable to the acquisition of the investment, and any direct investment into the joint venture that forms part of the Group’s equity investment. Thereafter, the investment is adjusted for the post acquisition change in the Group’s share of the investee’s net assets and any impairment loss relating to the investment (see note 2(t)(ii)). At each reporting date, the Group assess whether there is any objective evidence that the investment is impaired. Any acquisition-date excess over cost, the Group’s share of the post-acquisition, post-tax results of the investees and any impairment losses for the year are recognized in the consolidated statement of profit or loss, whereas the Group’s share of the post-acquisition post-tax items of the investees’ other comprehensive income is recognized in the consolidated statement of profit or loss and other comprehensive income.
When the Group’s share of losses exceeds its interest in the joint venture, the Group’s interest is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the investee. For this purpose, the Group’s interest is the carrying amount of the investment under the equity method together with the Group’s long-term interests that in substance form part of the Group’s net investment in the joint venture.
Unrealized profits and losses resulting from transactions between the Group and its joint venture are eliminated to the extent of the Group’s interest in the investee, except where unrealized losses provide evidence of an impairment of the asset transferred, in which case they are recognized immediately in profit or loss.
In all other cases, when the Group ceases to have joint control over a joint venture, it is accounted for as a disposal of the entire interest in that investee, with a resulting gain or loss being recognized in profit or loss. Any interest retained in that former investee at the date when joint control is lost is recognized at fair value and this amount is regarded as the fair value on initial recognition of a financial asset.
(f)
Assets acquisition

Groups of assets acquired and liabilities assumed are assessed to determine if they are business or asset acquisitions. On an acquisition-by-acquisition basis, the Group chooses to apply a simplified assessment of whether an acquired set of activities and assets is an asset rather than business acquisition, when substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets.

2
Significant accounting policies (continued)

When a group of assets acquired and liabilities assumed do not constitute a business, the overall acquisition cost is allocated to the individual identifiable assets and liabilities based on their relative fair values at the date of acquisition. An exception is when the sum of the individual fair values of the identifiable assets and liabilities differs from the overall acquisition cost. In such case, any identifiable assets and liabilities that are initially measured at an amount other than cost in accordance with the Group’s policies are measured accordingly, and the residual acquisition cost is allocated to the remaining identifiable assets and liabilities based on their relative fair values at the date of acquisition.
(g)
Property, plant and equipment

Property, plant and equipment, including right-of-use assets arising from leases of underlying property, plant and equipment (see note 2(i)), are stated at cost less accumulated depreciation and impairment losses (see note 2(t)(ii)). Depreciation is calculated to write off the cost of items of property, plant and equipment, less their estimated residual value, if any, using the straight-line method over their estimated useful lives as follows:
–	Properties leased for own use	Over the unexpired lease period
–	Office equipment leased for own use	Over the unexpired lease period
–	Leasehold improvements	Shorter of 4 years, or over the unexpired lease period
–	Fixtures and furniture	5 years
–	Office and lab equipment	3 – 5 years
–	Computer equipment	3 years
–	Motor vehicles	3 years
Both the useful life of an asset and its residual value, if any, are reviewed annually.
Gains or losses arising from the retirement or disposal of an item of property, plant and equipment are determined as the difference between the net disposal proceeds and the carrying amount of the item and are recognized in profit or loss on the date of retirement or disposal.
(h)
Intangible assets (other than goodwill)

Expenditure on research activities is recognized as an expense in the period in which it is incurred. Expenditure on development activities is capitalized if the product or process is technically and commercially feasible and the Group has sufficient resources and the intention to complete development. The expenditure capitalized includes the costs of materials, direct labor and an appropriate proportion of overheads. Capitalized development costs are stated at cost less accumulated amortization and impairment losses (see note 2(t)(ii)). Other development expenditure is recognized as an expense in the period in which it is incurred.
Other intangible assets that are acquired by the Group are stated at cost less accumulated amortization (where the estimated useful life is finite) and impairment losses (see note 2(t)(ii)). Expenditure on internally generated goodwill and brands is recognized as an expense in the period in which its incurred.
Amortization of intangible assets with finite useful lives is charged to profit or loss on a straight-line basis over the assets’ estimated useful lives. The following intangible assets with finite useful lives are amortized from the date they are available for use and their estimated useful lives are as follows:
–	Website and mobile apps	2 years
–	Trademark and technology	10 – 20 years
–	Products development cost	3 years
Both the period and method of amortization are reviewed annually.
Intangible assets are not amortized while their useful lives are assessed to be indefinite. Any conclusion that the useful life of an intangible asset is indefinite is reviewed annually to determine whether events and

2
Significant accounting policies (continued)

circumstances continue to support the indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortization of intangible assets with finite lives as set out above.
(i)
Leased assets

At inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.
As a lessee, where the contract contains lease component(s), the Group has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.
At the lease commencement date, the Group recognizes a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets. When the Group enters into a lease in respect of a low-value asset, the Group decides whether to capitalize the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalized are recognized as an expense on a systematic basis over the lease term.
Where the lease is capitalized, the lease liability is initially recognized at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortized cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.
The right-of-use asset recognized when a lease is capitalized is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses (see notes 2(g) and 2(t)(ii)).
The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the Group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.
In the consolidated statement of financial position, the current portion of long-term lease liabilities is determined as the present value of contractual payments that are due to be settled within twelve months after the reporting period.
(j)
Inventories

Inventories representing consumables, reagent, kits materials and finished goods are carried at the lower of cost and net realizable value.
Cost is calculated on the first-in-first-out basis and comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition.
Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. When inventories are sold, the carrying amount of those inventories is recognized as an expense in the period in which the related revenue is recognized.

2
Significant accounting policies (continued)

The amount of any write-down of inventories to net realizable value and all losses of inventories are recognized as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognized as a reduction in the amount of inventories recognized as an expense in the period in which the reversal occurs.
(k)
Trade and other receivables (including amount due from a joint venture and amount due from a shareholder)

A receivable is recognized when the Group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If the revenue has been recognized before the Group has an unconditional right to receive consideration, the amount is presented as a contract asset.
Receivables are stated at amortized cost using the effective interest method less allowance for credit loss (see note 2(t)(i)).
(l)
Trade and other payables, deposit liabilities and contract liabilities

(i)
Trade and other payables

Trade and other payables are initially recognized at fair value and subsequently stated at amortized cost unless the effect of discounting would be immaterial, in which case they are stated at cost.
(ii)
Deposit liabilities

Deposit liabilities are initially recognized at fair value when the customer pays consideration which is refundable until after 5 to 30 days from the date of delivery has passed, in which case they are subsequently recognized as contract liabilities.
(iii)
Contract liabilities

A contract liability is recognized when the customer pays consideration before the Group recognizes the related revenue, and that consideration becomes non-refundable (see note 2(q)). A contract liability would also be recognized if the Group has an unconditional right to receive non-refundable consideration before the Group recognizes the related revenue. In such cases, a corresponding receivable would also be recognized (see note 2(k)).
(m)
Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit loss in accordance with the policy set out in note 2(t)(i).
(n)
Employee benefits

(i)
Short-term employee benefits and contributions to defined contribution retirement plans

Salaries, annual bonuses, paid annual leave, contributions to defined contribution retirement plans and the cost of non-monetary benefits are accrued in the year in which the associated services are rendered by employees. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.
(ii)
Share-based payments

The fair value of share options granted to employees is recognized as an employee cost with a corresponding increase in a capital reserve within equity. The fair value is measured at grant date using the Black-Scholes Model, taking into account the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the options, the total estimated fair value of the options is spread over the vesting period, taking into account

2
Significant accounting policies (continued)

the probability that the options will vest. During the vesting period, the number of share options that is expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognized in prior years is charged/credited to the profit or loss for the year of the review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the capital reserve. On vesting date, the amount recognized as an expense is adjusted to reflect the actual number of options that vest (with a corresponding adjustment to the capital reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of the Company’s shares. The equity amount is recognized in the capital reserve until either the option is exercised (when it is included in the amount recognized in share capital for the shares issued) or the option expires (when it is released directly to retained profits or accumulated losses).
(o)
Income tax

Income tax for the year comprises current tax and movements in deferred tax assets and liabilities. Current tax and movements in deferred tax assets and liabilities are recognized in profit or loss except to the extent that they relate to items recognized in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognized in other comprehensive income or directly in equity, respectively.
Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.
Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits.
Apart from certain limited exceptions, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilized, are recognized. Future taxable profits that may support the recognition of deferred tax assets arising from deductible temporary differences include those that will arise from the reversal of existing taxable temporary differences, provided those differences relate to the same taxation authority and the same taxable entity, and are expected to reverse either in the same period as the expected reversal of the deductible temporary difference or in periods into which a tax loss arising from the deferred tax asset can be carried back or forward. The same criteria are adopted when determining whether existing taxable temporary differences support the recognition of deferred tax assets arising from unused tax losses and credits, that is, those differences are taken into account if they relate to the same taxation authority and the same taxable entity, and are expected to reverse in a period, or periods, in which the tax loss or credit can be utilized.
The limited exceptions to recognition of deferred tax assets and liabilities are those temporary differences arising from goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting nor taxable profit (provided they are not part of a business combination), and temporary differences relating to investments in subsidiaries to the extent that, in the case of taxable differences, the Group controls the timing of the reversal and it is probable that the differences will not reverse in the foreseeable future, or in the case of deductible differences, unless it is probable that they will reverse in the future.
The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilized. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.
Current tax balances and deferred tax balances, and movements therein, are presented separately from each other and are not offset. Current tax assets are offset against current tax liabilities, and deferred tax assets against deferred tax liabilities, if the Group has the legally enforceable right to set off current tax assets against current tax liabilities and the following additional conditions are met:

2
Significant accounting policies (continued)

—
in the case of current tax assets and liabilities, the Group intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously; or

—
in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

—
the same taxable entity; or

—
different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend to realize the current tax assets and settle the current tax liabilities on a net basis or realize and settle simultaneously.

(p)
Provisions and contingent liabilities

Provisions are recognized for other liabilities of uncertain timing or amount when the Group has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.
Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.
(q)
Revenue and other income

Income is classified by the Group as revenue when it arises from the sale of goods or the provision of services in the ordinary course of the Group’s business.
Revenue is measured based on the amount of consideration to which the Group is expected to be entitled in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. The Group recognizes revenue when (or as) it transfers control over a product or service to customer. An asset is transferred when (or as) the customer obtains control of the asset.
The Group transfers control of a good or service at a point in time unless one of the following overtime criteria is met:
(a)
the customer simultaneously receives and consumes the benefits provided as the Group performs;

(b)
the Group’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or

(c)
the Group’s performance does not create an asset with an alternative use and the Group has an enforceable right to payment for performance completed to date.

The Group provides i) preventive services which are genetic testing services to individuals and corporates for their employees and customers; and ii) diagnostic services which are primarily COVID-19 testing for individuals, corporates for their employees or customers, and governments for community testing.
The Group collects consideration for both types of services upfront, and such consideration received usually becomes non-refundable after 5 to 30 days from the date of delivery of the kits to the individuals or corporates, or the date of purchase. The upfront consideration received is initially recognized as deposit liabilities (see note 2(l)(ii)) and subsequently reclassified to contract liabilities when the amount becomes non-refundable (see note 2(l)(iii)). Such amount does not include any variable consideration.
The Group determines that its sales contracts do not have a significant financing component when the upfront consideration becomes non-refundable as customers have discretion to decide when the tests are performed during the contract term.

2
Significant accounting policies (continued)

(i)
Performance obligations

Generally the Group fulfilled its performance obligations for preventive and diagnostic services at a point in time upon delivery of the testing results or reports to customers except for one category of the genetic testing kits under the preventive services which includes an additional distinct performance obligation being the subscription of free future updates to new features, reports and categories (collectively the “update services”).
The update services are considered distinct from the testing results or reports received by customers as those customers can benefit from the information provided in the testing results without the update services, the update services would not significantly modify the testing results, and there is not any significant interdependency between the testing results and the update services. Transfer of control for the testing results occurs when the testing results or reports are issued to customers and transfer of control for update services occurs over the expected service period which begins from the issuance of the testing results.
For genetic testing kits which contains the update services, the Group allocates revenue to the testing results and the update services based on their respective standalone selling prices. When estimating standalone prices, the Group considers all information that is reasonably available which includes market conditions, company-specific information about the customers, pricing strategies and practices, cost incurred to provide the service and industry pricing. The Group has estimated the standalone selling price of the update services based on the expected cost plus a margin and recognizes it over the expected service period of five years. The expected service period was estimated based on the Group’s internal statistics on customers and expectation as to the period over which customers would continue to log in online to review initial reports and updates. Significant judgement is involved in estimating the stand-alone selling price for each distinct performance obligation.
(ii)
Revenue breakage

Provision of preventive and diagnostic services require individuals to provide specimen samples to the Group before it can proceed with the necessary laboratory procedures. Sales contracts relating to testing kits sold directly to individuals normally require specimen samples to be sent back to the Group within 3 or 6 months (the “sample return period”) from the date of purchase depending on the jurisdictions in which the kits are purchased by customers. If these customers do not return their specimen samples within the sample return period, the Group has no further obligation to provide the service. Sales contracts relating to kits sold to corporates normally do not include specified sample return periods.
For certain non-refundable sale contracts, the Group does not have sufficient and relevant historical experience to form a reasonable expectation about the amount of breakage revenue to which the Group is expected to be entitled. This would be the case for certain preventive testing kits sold to corporates such as insurance companies that would ultimately be passed on to its end users at the corporates’ discretion, where there is no stated sample return period and the Group has no visibility as to whether and when the kits are distributed to end users. This would also be the case for certain diagnostic testing kits sold to individuals with respect to COVID-19. For these sales contracts, revenue is recognized at the earlier point in time of i) the relevant services are rendered and the testing results are issued; or ii) when the likelihood of end users returning their specimen samples becomes remote.
Otherwise, the Group generally has sufficient and relevant historical experience for other sales contracts such that the Group expects to be entitled to a breakage amount in relation to non-refundable and unexercised rights. For these sales contracts, the Group estimates and recognizes the expected breakage amount as revenue in proportion to the pattern of rights exercised by customers on a portfolio basis to the extent that it is considered highly probable that a significant reversal will not occur in the future.
The Group updates its breakage estimate regularly and if necessary, adjusts the deferred revenue balance accordingly. If actual return patterns vary from the estimate, actual breakage revenue may differ from the amounts recorded. The Group recognized breakage revenue from unreturned kits of $3,325,906 and $2,131,937 for the years ended December 31, 2020 and 2019, respectively.

2
Significant accounting policies (continued)

(ii)
Interest income

Interest income is recognized as it accrues using the effective interest method.
(iii)
Government subsidies

Government subsidies are recognized in the consolidated statement of financial position initially when there is reasonable assurance that they will be received and that the Group will comply with the conditions attaching to them. Grants that compensate the Group for expenses incurred are recognized as income in profit or loss on a systematic basis in the same periods in which the expenses are incurred. Grants that compensate the Group for the cost of an asset are deducted from the carrying amount of the asset and consequently are effectively recognized in profit or loss over the useful life of the asset by way of reduced depreciation expense.
(r)
Translation of foreign currencies

The Company’s functional currency and presentation currency is United States dollars (“USD”). The Group is exposed to currency risk primarily through subsidiaries conducting their operations outside of Hong Kong with assets and liabilities denominated in other currencies, being primarily USD and Renminbi (“RMB”).
Foreign currency transactions are translated at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the end of the reporting period. Exchange gains and losses are recognized in profit or loss.
Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the foreign exchange rates ruling at the transaction dates. The transaction date is the date on which the Group initially recognizes such non-monetary assets or liabilities. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated using the foreign exchange rates ruling at the dates the fair value was measured.
The results of operations using non-USD as functional currency are translated into USD at the exchange rates approximating the foreign exchange rates ruling at the dates of the transactions. Statement of financial position items, including goodwill arising on consolidation of operations using non-USD as functional currency are translated into United States dollars at the closing foreign exchange rates ruling at the end of the reporting period. The resulting exchange differences are recognized in other comprehensive income and accumulated separately in equity in translation reserve.
On disposal of an operation using non-USD as functional currency, the cumulative amount of the exchange differences relating to that foreign operation is reclassified from equity to profit or loss when the profit or loss on disposal is recognized.
(s)
Preference share

Preference share is classified as equity if it is non-redeemable, or redeemable only at the Company’s option, and any dividends are discretionary. Dividends on preference share capital classified as equity are recognized as distribution within equity (see note 25(b)).
(t)
Credit losses and impairment of assets

(i)
Credit losses from financial instruments

The Group recognizes a loss allowance for ECLs on the financial assets measured at amortized cost (including cash and cash equivalents, trade and other receivables, amount due from a joint venture and amount due from a shareholder).
Measurement of ECLs

2
Significant accounting policies (continued)

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all expected cash shortfalls (i.e. the difference between the cash flows due to the Group in accordance with the contract and the cash flows that the Group expects to receive).
The expected cash shortfalls are discounted using the following discount rates where the effect of discounting is material:
—
fixed-rate financial assets and trade and other receivables: effective interest rate determined at initial recognition or an approximation thereof.

The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.
In measuring ECLs, the Group takes into account reasonable and supportable information that is available without undue cost or effort. This includes information about past events, current conditions and forecasts of future economic conditions.
ECLs are measured on either of the following bases:
—
12-month ECLs: these are losses that are expected to result from possible default events within the 12 months after the reporting date; and

—
lifetime ECLs: these are losses that are expected to result from all possible default events over the expected lives of the items to which the ECL model applies.

Loss allowances for trade receivables are always measured at an amount equal to lifetime ECLs. ECLs on these financial assets are estimated using a provision matrix based on the Group’s historical credit loss experience, adjusted for factors that are specific to the debtors and an assessment of both the current and forecast general economic conditions at the reporting date.
For all other financial instruments, the Group recognizes a loss allowance equal to 12-month ECLs unless there has been a significant increase in credit risk of the financial instrument since initial recognition, in which case the loss allowance is measured at an amount equal to lifetime ECLs.
Significant increases in credit risk
In assessing whether the credit risk of a financial instrument has increased significantly since initial recognition, the Group compares the risk of default occurring on the financial instrument assessed at the reporting date with that assessed at the date of initial recognition. In making this reassessment, the Group considers that a default event occurs when the borrower is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held). The Group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.
In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:
—
failure to make payments of principal or interest on their contractually due dates;

—
an actual or expected significant deterioration in a financial instrument’s external or internal credit rating (if available);

—
an actual or expected significant deterioration in the operating results of the debtor; and existing or forecast changes in the technological, market, economic or legal environment that have a significant adverse effect on the debtor’s ability to meet its obligation to the Group. Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual basis or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past due status and credit risk ratings.

2
Significant accounting policies (continued)

ECLs are remeasured at each reporting date to reflect changes in the financial instrument’s credit risk since initial recognition. Any change in the ECL amount is recognized as an impairment gain or loss in profit or loss. The Group recognizes an impairment gain or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.
Basis of calculation of interest income
Interest income recognized in accordance with note 2(q)(ii) is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit-impaired, in which case interest income is calculated based on the amortized cost (i.e. the gross carrying amount less loss allowance) of the financial asset.
At each reporting date, the Group assesses whether a financial asset is credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.
Evidence that a financial asset is credit-impaired includes the following observable events:
—
significant financial difficulties of the debtor;

—
a breach of contract, such as a default or delinquency in interest or principal payments;

—
it becoming probable that the borrower will enter into bankruptcy or other financial reorganization;

—
significant changes in the technological, market, economic or legal environment that have an adverse effect on the debtor; or

—
the disappearance of an active market for a security because of financial difficulties of the issuer.

Write-off policy
The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.
Subsequent recoveries of an asset that was previously written off are recognized as a reversal of impairment in profit or loss in the period in which the recovery occurs.
(ii)
Impairment of other non-current assets

Internal and external sources of information are reviewed at the end of each reporting period to identify indications that the following assets may be impaired or, except in the case of goodwill, an impairment loss previously recognized no longer exists or may have decreased:
—
property, plant and equipment;

—
intangible assets;

—
interest in joint venture; and

—
goodwill

If any such indication exists, the asset’s recoverable amount is estimated. In addition, for goodwill, intangible assets that are not yet available for use and intangible assets that have indefinite useful lives, the recoverable amount is estimated annually whether or not there is any indication of impairment.
 —  Calculation of recoverable amount
The recoverable amount of an asset is the greater of its fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to

2
Significant accounting policies (continued)

the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).
 —  Recognition of impairment losses
An impairment loss is recognized in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognized in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit (or group of units) and then, to reduce the carrying amount of the other assets in the unit (or group of units) on a pro rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).
 —  Reversals of impairment losses
In respect of assets other than goodwill, an impairment loss is reversed if there has been a favorable change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is not reversed.
A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognized in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognized.
(u)
Goodwill

Goodwill represents excess of
(i)
the aggregate of the fair value of the consideration transferred, the amount of any non-controlling interest in the acquiree and the fair value of the Group’s previously held equity interest the acquiree; over

(ii)
the net fair value of the acquiree’s identifiable assets and liabilities measured as at the acquisition date.

When (ii) is greater than (i), then this excess is recognized immediately in profit or loss as a gain on a bargain purchase.
Goodwill is stated at cost less accumulated impairment losses. Goodwill arising on a business combination is allocated to each cash-generating units, or groups of cash-generating units, that is expected to benefit from the synergies of the combination and is tested annually for impairment (see note 2(t)(ii)).
On disposal of a cash generating unit, any attributable amount of purchased goodwill is included in the calculation of the profit or loss on disposal.
(v)
Convertible securities

(i)
Convertible securities that are classified as equity instrument

Convertible securities are classified as an equity instrument when the following conditions are met:
(a)
The securities include no contractual obligation (i) to deliver cash or another financial asset to another entity; or (ii) to exchange financial assets or financial liabilities with another entity under conditions that are potentially unfavorable to the Group; and

(b)
If the securities will or may be settled in the Group’s own equity instruments, it is: (i) a non-derivative that includes no contractual obligation for the Group to deliver a variable number of its own equity instruments; or (ii) a derivative that will be settled only by the issuer exchanging a fixed amount of cash or another financial asset for a fixed number of its own equity instruments.

2
Significant accounting policies (continued)

In such case, at initial recognition, the securities are measured at transaction price and are credited to other reserve in the consolidated statement of changes in equity. Transaction costs that relate to the issue of securities are recognized as a deduction in equity.
If the securities are redeemed, the consideration paid is recognized directly in equity, and no gain or loss will be recognized in profit or loss.
(ii)
Other convertible securities

Convertible securities issued by the Group contain embedded derivatives that should be separately accounted for but cannot be measured separately. At initial recognition, the convertible securities are measured at fair value. At the end of each reporting period, the fair value is remeasured and the gain or loss on remeasurement to fair value is recognized immediately in profit or loss.
If the securities are converted, the shares issued are measured at fair value and any difference between the fair value of shares issued and the fair value of the convertible securities is recognized in profit or loss. If the securities are redeemed, any difference between the amount paid and the fair value of the convertible securities is recognized in profit or loss.
The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.
(w)
Related parties

(a)
A person, or a close member of that person’s family, is related to the Group if that person:

(i)
has control or joint control over the Group;

(ii)
has significant influence over the Group; or

(iii)
is a member of the key management personnel of the Group or the Group’s parent.

(b)
An entity is related to the Group if any of the following conditions applies:

(i)
The entity and the Group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)
One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(iii)
Both entities are joint ventures of the same third party.

(iv)
One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(v)
The entity is a post-employment benefit plan for the benefit of employees of either the Company or an entity related to the Group.

(vi)
The entity is controlled or jointly controlled by a person identified in (a).

(vii)
A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

(viii)
The entity, or any member of a group of which it is a part, provides key management personnel services to the Group or to the Group’s parent.

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.
(x)
Derivative financial instruments

2
Significant accounting policies (continued)

Derivative financial instruments are recognized at fair value. At the end of each reporting period the fair value is remeasured. The gain or loss on remeasurement to fair value is recognized immediately in profit or loss, except where the derivatives qualify for cash flow hedge accounting or hedges of net investment in a foreign operation, in which case recognition of any resultant gain or loss depends on the nature of the item being hedged.
For hybrid instrument contains an embedded derivative, if the main contract belongs to financial assets, the hybrid instrument as a whole shall apply to the regulations of financial assets. If the main contract does not belong to financial assets, and the mixed instrument is not measured at fair value through profit and loss, the economic characteristics and risks of the embedded derivative and the main contract are not closely related, and under the same conditions with embedded derivative cannot be separately measured at the date of acquisition or the date subsequent to the financial reporting date, then the hybrid instrument is accounted for as financial assets or financial liabilities at fair value through profit or loss.
(y)
Segment reporting

Operating segments, and the amounts of each segment item reported in the consolidated financial statements, are identified from the financial information provided regularly to the Group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the Group’s various lines of business and geographical locations.
Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.
3
Segment information

The Group manages its businesses by divisions, which are organized by a mixture of both business lines (products and services) and geographical locations. The Group has identified the following two reportable segments in a manner consistent with the way in which information is reported internally to the Group’s chief operating decision maker (“CODM”) for the purposes of resource allocation and performance assessment.
The Group’s operating and reportable segments are as follows:
1.
Prevention being the design and sale of genetics testing (including update services) and stool-based DNA tests for early colorectal cancer screening

2.
Diagnostic being the sale of COVID-19 testing services which was established in 2020

Information regarding the results of each reportable segment is included below. Performance is measured based on segment gross profit, as included in the internal management reports that are reviewed by the CODM. The CODM does not evaluate operating segments using asset information.
	Prevention $	Diagnostics $	Unallocated $	Total $
2020
Revenue	14,264,972	50,914,543	—	65,179,515
Gross profit	6,332,833	20,983,200	(971,214)	26,344,819
2019
Revenue	9,233,089	—	—	9,233,089
Gross profit	3,545,335	—	(830,041)	2,715,294

3
Segment information (continued)

The following table presents a summary of revenue by region based on the location of domiciliation and the amounts of non-current assets based on the location of the asset. The Group geographically categorizes a sale based on the region in which the entity is domiciled in.
(i)
Revenue

Revenue by regions were as follows:
	2020 $	2019 $
Hong Kong	35,411,518	4,155,830
United Kingdom	29,767,997	5,077,259
Total revenue	65,179,515	9,233,089

(ii)
Non-current assets

Non-current assets (excluding interest in joint venture and deferred tax assets) by regions were as follows:
	2020 $	2019 $
Hong Kong	3,419,570	2,219,826
United Kingdom	29,510,377	10,115,781
Rest of the world	45,460	60,718
Total non-current assets	32,975,407	12,396,325

(iii)
Major customers and suppliers

For the year ended December 31, 2020, the Group’s customer base includes two customers with whom transactions individually have exceeded 10% of the Group’s revenue. The revenue from these two customers accounted for approximately 20% and 20% of the Group’s revenue, respectively. For the year ended December 31, 2019, the Group’s customer base includes two customers with whom transactions individually have exceeded 10% of the Group’s revenue. The revenue from these two customers accounted for approximately 13% and 10% of the Group’s revenue, respectively.
For the year ended December 31, 2020, the Group’s supplier base include three suppliers with whom transactions individually have exceeded 10% of the Group’s direct costs. The direct costs from these three suppliers accounted for approximately 16%, 13% and 13% of the Group’s direct costs, respectively. For the year ended December 31, 2019, the Group’s supplier base include two suppliers with whom transactions individually have exceeded 10% of the Group’s direct costs. The direct costs from these two suppliers accounted for approximately 24% and 11% of the Group’s direct costs, respectively.
4
Revenue

The principal activities of the Group are provision of preventive and diagnostic health testing and services.
Revenue represents the sales value of services rendered for customers in accordance with IFRS 15, Revenue from contracts with customers.
Revenue expected to be recognized in the future arising from contracts with customers in existence at the report date
As at December 31, 2020 and 2019, the amount of service fee income allocated to the remaining performance obligations under the Group’s existing contracts that are non-refundable is $7,054,586 and $5,569,004, respectively. The Group will recognize the expected revenue in the future when the customers

4
Revenue (continued)

return the specimen samples, which may be after one year from the end of the reporting period. Such amount does not include any variable consideration.
5
Other income and other net losses

	2020 $	2019 $
Government subsidies (note)	513,860	—
Bank interest income	8,043	15,506
Net exchange losses	(280,360)	(52,534)
Impairment loss on interest in joint venture (note 13(b))	(570,704)	—
Sundry income	13,757	40,145
	(315,404)	3,117

Note:
During the year ended December 31, 2020, the Group has recognized various subsidies granted by the governments in different jurisdictions, including:

(i)
funding support of $470,165 from the Employment Support Scheme (“ESS”) under the Anti-epidemic Fund set up by The Government of Hong Kong Special Administrative Region. The purpose of the funding is to provide financial support to enterprises to retain their employees who would otherwise be made redundant. Under the terms of the grant, the Group is required not to make redundancies during the subsidy period and to spend all the funding on paying wages to the employees; and

(ii)
funding support of $43,695 from the Jobs Support Scheme (“JSS”) as one of the 2019 novel coronavirus (“COVID-19”) resilience package granted by the Singapore government. The purpose of the funding is to provide wage support to employers in retaining their local employees (Singapore Citizens and Permanent Residents) during this period of economic uncertainty. Under the terms of the grant, the Singapore government co-funds a proportion of the gross monthly wages paid to each local employee. All active employers, except for government organizations (local and foreign) and representative offices, are eligible for the JSS.

6
Loss before taxation

Loss before taxation is arrived at after charging:
	2020 $	2019 $
(a) Finance costs
Interest expenses on lease liabilities (note 9(a))	49,400	64,107
Imputed interest on deferred consideration	9,513	—
Other interest expenses	654	5,283
	59,567	69,390
(b) Staff costs
Salaries, wages and other benefits	16,019,896	7,121,390
Contributions to defined contribution retirement plan	219,440	192,241
Equity-settled share-based payment expenses	1,229,312	2,515,276
	17,468,648	9,828,907
During the year ended December 31, 2020, staff costs of $5,377,536, $675,418, $9,359,041 and $2,056,653 are included in direct costs, selling and distribution expenses, administrative and other operating expenses and research and development expenses, respectively. During the year ended December 31, 2019,

6
Loss before taxation (continued)

staff costs of $481,792, $376,102, $6,089,156 and $2,881,857 are included in direct costs, selling and distribution expenses, administrative and other operating expenses and research and development expenses, respectively.
	2020 $	2019 $
(c) Other items
Cost of inventories (note 15)	10,412,753	4,383,747
Depreciation charge (note 9)
– owned property, plant and equipment	708,637	617,334
– right-of-use assets	583,835	506,738
Amortization of intangible assets (note 10)	1,133,564	1,110,516
Auditor’s remuneration	566,553	56,763
Miscellaneous laboratory charges	12,892	15,529
During the year ended December 31, 2020, depreciation and amortization charges of $462,809, $1,900,065 and $63,162 are included in direct costs, administrative and other operating expenses and research and development expenses, respectively. During the year ended December 31, 2019, depreciation and amortization charges of $348,249, $1,798,790 and $87,549 are included in direct costs, administrative and other operating expenses and research and development expenses, respectively.
7
Income tax credit

(a)
Taxation in the consolidated statements of profit or loss represents:

	2020 $	2019 $
Current tax – Overseas
Provision for the year	19,671	7,266
Deferred tax
Origination and reversal of temporary differences	(1,957,229)	(684,740)
	(1,937,558)	(677,474)
Notes:
(i)
No provision has been made for Hong Kong Profits Tax as the subsidiary in Hong Kong had unutilized tax loss to set-off against taxable income or has sustained losses for taxation purposes for the years ended December 31, 2020 and 2019.

(ii)
Pursuant to the income tax rules and regulations of the United Kingdom, the applicable tax rate is 19%. No provision has been made as these subsidiaries had unutilized tax loss to set-off against taxable income or has sustained losses for taxation purposes for the years ended December 31, 2020 and 2019.

(iii)
The applicable Enterprise Income Tax of the subsidiaries established in the People’s Republic of China (“PRC”) is calculated at 25% of the estimated taxable profits for the period. No provision has been made as these subsidiaries sustained a loss for taxation purposes for the years ended December 31, 2020 and 2019.

(iv)
Pursuant to the income tax rules and regulations of India, the applicable corporate tax is calculated at 25.17% of the estimated taxable profits.

(v)
Pursuant to the income tax rules and regulations of Singapore, the applicable tax rate is calculated at

7
Income tax credit (continued)

17% of the estimated taxable profits. No provision has been made as the subsidiary had unutilized tax loss to set-off against taxable income or has sustained losses for taxation purposes for the years ended December 31, 2020 and 2019.
(vi)
Taxation for other overseas subsidiaries and branch is charged at the appropriate current rates of taxation ruling in the relevant countries.

(b)
Reconciliation between tax credit credited to profit or loss and accounting loss at applicable tax rates:

	2020 $	2019 $
Loss before taxation	(3,901,443)	(20,872,675)
Notional tax on loss before taxation, calculated at the applicable rate	(697,772)	(3,588,281)
Tax effect of non-deductible expenses	1,111,877	1,278,412
Tax effect of non-taxable income	(76,874)	(40,806)
Tax effect of temporary difference not recognized	73,833	90,448
Tax effect on utilization of previously unrecognized tax loss	(692,350)	(6,780)
Tax effect of tax losses not recognized	298,651	2,274,273
Tax effect of previously unrecognized temporary differences recognized in current period	(1,957,229)	(684,740)
Others	2,306	—
Actual tax credit	(1,937,558)	(677,474)

(c)
Deferred tax assets and liabilities recognized:

The components of deferred tax (assets)/liabilities recognized in the consolidated statement of financial position and the movements during the years ended December 31, 2020 and 2019 are as follows:
	Depreciation allowances in excess of the related depreciation $	Tax losses recognized $	Intangible assets arising from business combination $	Total $
Deferred tax arising from:
At January 1, 2019	135,842	(697,506)	1,231,531	669,867
Credited to profit or loss	(99,338)	(449,624)	(135,778)	(684,740)
Exchange differences	—	(22,735)	37,608	14,873
At December 31, 2019	36,504	(1,169,865)	1,133,361	—
At January 1, 2020	36,504	(1,169,865)	1,133,361	—
Charged/(credited) to profit or loss	315,514	(2,138,179)	(134,564)	(1,957,229)
Exchange differences	12,727	(39,709)	33,057	6,075
At December 31, 2020	364,745	(3,347,753)	1,031,854	(1,951,154)

(d)
Deferred tax assets not recognized

As at December 31, 2019, the Group did not recognize deferred tax assets on tax losses of $16,458,265 and $426,185 in respect of Hong Kong operations and Singapore operations, respectively, as it was not considered probable that future taxable profit would be available against which the tax losses can be utilized.
During the year ended December 31, 2020, the Hong Kong operations and Singapore operations generated taxable profits and utilized tax losses of $4,491,220 and $41,790, respectively. Based on the Group’s assessment at December 31, 2020, it is probable that future taxable profit will be available to utilize the remaining balance of the unused tax losses of $11,429,134 in respect of Hong Kong operations and $384,395 in respect of Singapore operations and, therefore, total deferred tax assets of $1,951,154 were recognized.

7
Income tax credit (continued)

As at December 31, 2020 and 2019, in respect of the United Kingdom operations, the Group did not recognize deferred tax assets attributable to the future benefits of tax losses of $3,050,828 and $920,374, respectively as it was not considered probable that future taxable profit will be available against which tax losses can be utilized.
The tax losses related to Hong Kong operations, United Kingdom operations and Singapore operations do not expire under the respective current tax legislations.
8
Loss per share

The calculation of the basic and diluted loss per share attributable to the equity shareholders of the Company is based on the following data:
	2020 $	2019 $
Loss
Earnings for the purposes of basic and diluted loss per share:
Loss for the year attributable to equity shareholders of the Company	(1,939,689)	(20,141,991)
Number of shares
Weighted-average number of ordinary shares for the purpose of basic and diluted loss per share	13,176,752	12,891,569

Note:
According to the Preferred Shares Subscription Agreement and the Convertible Note Subscription Agreement, all of the Prenetics HK’s preference shares and convertible securities will be converted into the ordinary shares of the Company per the occurrence of an amalgamation of the Group with another company.

As at December 31, 2020, 10,272,389 share options, 20,025,247 preference shares, 2,729,893 convertible securities and 1,164,648 exchangeable notes were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive. As at December 31, 2019: 10,043,892 share options and 20,025,247 preference shares were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive.
9
Property, plant and equipment

	Right-of-use assets (note (a)) $	Leasehold improvements $	Fixtures and furniture $	Office and lab equipment $	Computer equipment $	Motor vehicles $	Total $
Cost:
At January 1, 2019	2,510,224	699,398	76,904	1,851,279	334,676	—	5,472,481
Additions	124,264	37,719	5,600	171,098	44,761	—	383,442
Exchange differences	945	441	(77)	959	1,002	—	3,270
At December 31, 2019 and January 1, 2020	2,635,433	737,558	82,427	2,023,336	380,439	—	5,859,193
Additions	949,810	493,127	15,756	1,975,977	203,177	174,865	3,812,712
Additions through acquisition of a subsidiary (note 18(d))	—	—	—	3,209	—	—	3,209
Disposals	(170,012)	(27,488)	—	(30,466)	(1,006)	—	(228,972)
Exchange differences	(14,162)	2,772	(150)	54,707	5,042	8,762	56,971
At December 31, 2020	3,401,069	1,205,969	98,033	4,026,763	587,652	183,627	9,503,113

9
Property, plant and equipment (continued)

	Right-of-use assets (note (a)) $	Leasehold improvements $	Fixtures and furniture $	Office and lab equipment $	Computer equipment $	Motor vehicles $	Total $
Accumulated depreciation:
At January 1, 2019	953,827	575,033	40,715	848,819	204,805	—	2,623,199
Charge for the year	506,738	122,017	14,550	388,302	92,465	—	1,124,072
Exchange differences	(17)	184	(8)	437	482	—	1,078
At December 31, 2019 and January 1, 2020	1,460,548	697,234	55,257	1,237,558	297,752	—	3,748,349
Charge for the year	583,835	97,642	15,612	519,982	66,428	8,973	1,292,472
Written back on disposals	(170,012)	(25,306)	—	(20,112)	(1,006)	—	(216,436)
Exchange differences	(16,900)	3	(4)	426	1,521	364	(14,590)
At December 31, 2020	1,857,471	769,573	70,865	1,737,854	364,695	9,337	4,809,795
Net book value:
At December 31, 2020	1,543,598	436,396	27,168	2,288,909	222,957	174,290	4,693,318
At December 31, 2019	1,174,885	40,324	27,170	785,778	82,687	—	2,110,844
At January 1, 2019	1,556,397	124,365	36,189	1,002,460	129,871	—	2,849,282

(a)
Right-of-use assets

The analysis of the net book value of right-of-use assets by class of underlying asset is as follows:
	Note	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Properties leased for own use, carried at depreciated cost	(i)	1,529,513	1,152,752	1,526,216
Office equipment, carried at depreciated cost	(ii)	14,085	22,133	30,181
		1,543,598	1,174,885	1,556,397
The analysis of expense items in relation to leases recognized in profit or loss is as follows:
	2020 $	2019 $
Depreciation charge of right-of-use assets by class of underlying asset:
– Properties leased for own use	575,787	498,689
– Office equipment	8,048	8,049
	583,835	506,738
Interest on lease liabilities (note 6(a))	49,400	64,107
Expense relating to short-term leases or leases of low-value assets	429,691	—
Expense relating to other leases with remaining lease term ended on or before December 31, 2019 or relating to leases of low-value assets	—	125,770
During the years ended December 31, 2020 and 2019, additions to right-of-use assets of $949,810 and $124,264, respectively, are mainly resulted from the capitalized lease payment payable under new tenancy agreements.
Details of total cash outflow for leases and the maturity analysis of lease liabilities are set out in notes 18(c) and 23, respectively.

9
Property, plant and equipment (continued)

(i)
Properties leased for own use

The Group has obtained the right to use some properties as its warehouses and offices through tenancy agreements. The leases typically run for an initial period of 2 to 5 years. Lease payments are usually increased every 2 years to reflect market rentals. Some leases include an option to renew the lease for an additional period after the end of the contract term. Where practicable, the Group seeks to include such extension options exercisable by the Group to provide operational flexibility. The Group assesses at lease commencement date whether it is reasonably certain to exercise the extension options. If the Group is not reasonably certain to exercise the extension options, the future lease payments during the extension periods are not included in the measurement of lease liabilities. The Group considered the potential exposure to these future lease payments to be insignificant.
(ii)
Office equipment

The Group leases office equipment under a lease expiring in 5 years. The lease does not include an option to renew the lease or purchase the leased equipment at the end of the lease term at a price deemed to be a bargain purchase option. The lease does not include variable lease payments.
10
Intangible assets

	Website and mobile apps $	Trademark and technology $	Products development cost $	Total $
Cost:
At January 1, 2019	966,834	7,007,280	—	7,974,114
Additions	106,676	8,004	—	114,680
Exchange differences	—	223,086	—	223,086
At December 31, 2019 and January 1, 2020	1,073,510	7,238,370	—	8,311,880
Additions through acquisition of a subsidiary (note 30)	—	17,619,789	—	17,619,789
Additions	59,287	445	137,427	197,159
Exchange differences	3,144	1,233,967	—	1,237,111
At December 31, 2020	1,135,941	26,092,571	137,427	27,365,939
	Website and mobile apps $	Trademark and technology $	Products development cost $	Total $
Accumulated amortization:
At January 1, 2019	380,399	525,546	—	905,945
Charge for the year	395,890	714,626	—	1,110,516
Exchange differences	—	25,142	—	25,142
At December 31, 2019 and January 1, 2020	776,289	1,265,314	—	2,041,603
Charge for the year	267,932	861,815	3,817	1,133,564
Exchange differences	—	95,272	—	95,272
At December 31, 2020	1,044,221	2,222,401	3,817	3,270,439
Net book value:
At December 31, 2020	91,720	23,870,170	133,610	24,095,500
At December 31, 2019	297,221	5,973,056	—	6,270,277
At January 1, 2019	586,435	6,481,734	—	7,068,169

11
Goodwill

$
At January 1, 2019	3,735,282
Exchange differences	118,917
At December 31, 2019 and January 1, 2020	3,854,199
Exchange differences	138,808
At December 31, 2020	3,993,007
Impairment tests for cash-generating units containing goodwill
The goodwill balance arose from the acquisition of Prenetics EMEA in 2018 representing the excess of the purchase consideration over the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed. For the purpose of impairment testing, goodwill was allocated to Prenetics EMEA which was considered to be the smallest group of assets that generated cash flows independently (i.e. cash generating unit, (“CGU”)) upon acquisition. During the year ended December 31, 2019, the Group provided only genetic testing services and therefore determined that the Group as a whole was one operating segment.
During the year ended December 31, 2020, the Group launched COVID-19 testing services which was a new business incubated using the experience and knowledge of its workforce from operating the genetic testing business. This resulted in a change in the Group’s reporting structure and a change in the composition of the CGU to which the above goodwill was originally allocated. Further, as from 2020, the Group has identified two operating segments being (1) Prevention which covers the genetic testing services, and (2) Diagnostics which covers the COVID-19 testing services. Accordingly, the Group has reallocated the goodwill balance between Prevention EMEA and Diagnostic EMEA, being the two CGUs identified for the purpose of impairment testing at December 31, 2020.
Below is the summary of the goodwill balance allocated to the Group’s CGUs:
	2020 $	2019 $
Prevention EMEA within the Prevention segment	858,497	3,854,199
Diagnostics EMEA within the Diagnostics segment	3,134,510	—
	3,993,007	3,854,199
The recoverable amounts of the CGU Prevention EMEA and CGU Diagnostics EMEA were determined based on value-in-use calculations. These calculations use cash flow projections based on financial budgets approved by management covering a ten-year period. Cash flows beyond the ten-year period are extrapolated using the estimated average growth rates stated below. The key assumptions used in the estimation of the recoverable amounts of the two CGUs are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and are based on historical data from external and internal sources.
	2020	2019
CGU Prevention EMEA
Pre-tax discount rate	16.9%	21.1%
Terminal value growth rate	3.0%	2.0%
Budgeted average revenue growth rate	28.6%	35.0%
CGU Diagnostics EMEA
Pre-tax discount rate	16.9%	N/A
Terminal value growth rate	3.0%	N/A
Budgeted average revenue growth rate	20.1%	N/A

11
Goodwill (continued)

Pre-tax discount rate represents the current market assessment of the risks specific to the relevant CGU, regarding the time value of money and individual risks of the underlying assets which have not been incorporated in the cash flow estimates. The discount rate calculation is based on the specific circumstances of the Group and its operating segments and derived from its weighted average cost of capital (“WACC”). The WACC is calculated based on the weighted value of the cost of equity which is derived from the expected return on investment by the Group’s investors, and the cost of debt which is derived from the market lending rate for peer companies.
At December 31, 2019, the recoverable amount of the CGU Prevention EMEA based on the estimated value-in-use calculations was higher than its carrying amount. Accordingly, no provision for impairment loss for goodwill is considered necessary.
At December 31, 2020, the recoverable amounts of the CGU Prevention and the CGU Diagnostics based on the estimated value-in-use calculations were higher than the carrying amounts of the respective CGUs. Accordingly, no provision for impairment loss for goodwill is considered necessary.
Any reasonably possible changes in the key assumptions used in the value-in-use assessment model would not affect management’s view on impairment at December 31, 2019 and 2020.
12
Investments in subsidiaries

The following list contains only the particulars of subsidiaries which principally affected the results, assets or liabilities of the Group. The class of shares held is ordinary unless otherwise stated.
Name of company	Place of incorporation and business	Particulars of issued and paid up capital/registered capital	Proportion of ownership interest			Principal activity
			Group’s effective interest	Held by the Prenetics HK	Held by a subsidiary
Prenetics Pte. Ltd.	Singapore	SGD10	100%	100%	—	Provision of services to group companies
Prenetics EMEA Limited (formerly known as DNAFit Life Sciences Limited)	United Kingdom	GBP76,765.81	100%	100%	—	Genetic and diagnostic health testing
Prenetics Innovation Labs Private Limited	India	INR500,000	100%	100%	—	Provision of services to group companies
Oxsed Limited (note 30)	United Kingdom	GBP1	100%	—	100%	Genetic and diagnostic health testing and R&D services

13
Interest in joint venture

	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Share of net assets of a joint venture (note (a))	570,704	1,659,923	—
Less: Provision for impairment (note (b))	(570,704)	—	—
	—	1,659,923	—

(a)
Details of the Group’s interest in the joint venture, which is accounted for using the equity method in the consolidated financial statements, are as follows:

Name of joint venture	Form of business structure	Place of incorporation and business	Particulars of registered capital	Proportion of ownership interest			Principal activity
				Group’s effective interest	Held by the Prenetics HK	Held by a subsidiary
Beijing CircleDNA Gene Technology Co., Ltd*	Incorporated	Beijing, the PRC	RMB65,000,000	44.07%	—	45%	Genetic testing

13
Interest in joint venture (continued)

*
English name for identification only

On February 1, 2019, the Group invested RMB29,250,000 (equivalent $4,236,765) in 45% of the registered capital of Beijing CircleDNA Gene Technology Co., Ltd (“Beijing CGT”) indirectly through the PRC Structured Entity, which was in turn controlled by the Group via the Contractual Agreements. Under the Contractual Agreements, the Group is entitled to all the residual net assets of the PRC Structured Entity and therefore the interest in Beijing CGT. Beijing CGT, the only joint venture in which the Group participates, is an unlisted corporate entity whose quoted market price is not available. Apart from the investment amount above, there were no contractual arrangements which require the Group to provide financial support to the PRC Structured Entity.
Summarized financial information of Beijing CGT, adjusted for any differences in accounting policies, and a reconciliation to the carrying amount in the consolidated financial statements, are disclosed below:
	2020 $	2019 $
Gross amounts of Beijing CGT

Current assets	1,544,034	4,509,885
Non-current assets	52,962	82,463
Current liabilities	328,765	903,630
Equity	1,268,231	3,688,718
Included in the above assets and liabilities:
Cash and cash equivalents	1,164,683	3,382,403
Current financial liabilities (excluding trade and other payables and provisions)	109,814	246,323
	2020 $	2019 $
Revenue	608,086	982,368
Loss for the year	(2,518,491)	(5,726,315)
Other comprehensive income	98,005	(109,133)
Total comprehensive income	(2,420,486)	(5,835,448)
Included in the above loss:
Depreciation and amortization	18,512	8,386
Interest income	5,983	16,716
Interest expense	(371)	(744)
Reconciled to the Group’s interest in Beijing CGT
Gross amounts of joint venture’s net assets	1,268,231	3,688,718
Equity interest	45%	45%
Group’s share of joint venture’s net assets	570,704	1,659,923
Carrying amount of the Group’s interest	570,704	1,659,923

(b)
As at December 31, 2020, the Group assessed the recoverable amount of its equity interest in Beijing CGT and based on such assessment, the carrying amount of the interest in joint venture was written down to its recoverable amount of nil, which was determined based on the value in use. Impairment loss of $570,704 was recognized in the consolidated statement of profit or loss and other comprehensive income under “other income and other net losses” (see note 5).

14
Other non-current assets

	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Deposits and prepayments	193,582	161,005	199,064
The balances are classified as non-current assets as they are either expected to be (i) recovered or recognized as expense after one year, or (ii) capitalized as property, plant and equipment after the end of the reporting period.
15
Inventories

Inventories in the consolidated statement of financial position comprise:
	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Consumables and reagent	3,870,493	316,685	777,806
Finished goods	627,084	231,169	185,734
	4,497,577	547,854	963,540
The analysis of the amount of inventories recognized as an expense and included in consolidated profit or loss is as follows:
	2020 $	2019 $
Carrying amount of inventories sold	10,412,753	4,383,747
All of the inventories are expected to be recovered within one year.
16
Trade and other receivables

	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Trade receivables, net of loss allowance	22,990,727	2,892,309	4,720,250
Deposit and prepayments	892,790	294,064	192,282
Other receivables	798,772	72,677	11,286
	24,682,289	3,259,050	4,923,818
All of the trade and other receivables are expected to be recovered or recognized as expense within one year.
Trade receivables are due within 30 to 60 days from the date of billing. Further details on the Group’s credit policy are set out in note 27(a).
17
Amount due from a joint venture

Amount due from a joint venture is unsecured, interest-free and recoverable on demand. The amount of expected credit loss is considered insignificant as at December 31, 2020 and 2019.

18
Cash and cash equivalents

(a)
Cash and cash equivalents comprise:

	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Cash at bank	14,439,690	11,509,744	18,778,630
Cash on hand	50,190	11,761	3,243
Cash and cash equivalents	14,489,880	11,521,505	18,781,873

(b)
Reconciliation of liabilities arising from financing activities:

The table below details changes in the Group’s liabilities from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are liabilities for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statement of cash flows as cash flows from financing activities.
Lease liabilities $ (Note 23)
At January 1, 2019	1,710,294
Changes from financing cash flows:
Capital element of lease rentals paid	(503,585)
Interest element of lease rentals paid	(64,107)
Total changes from financing cash flows	(567,692)
Other changes:
Increase in lease liabilities from entering into new leases	124,264
Interest expenses (note 6(a))	64,107
Total other changes	188,371
At December 31, 2019	1,330,973
	Lease liabilities $ (Note 23)	Convertible securities $ (Note 24)	Total $
At January 1, 2020	1,330,973	—	1,330,973
Changes from financing cash flows:
Proceeds from issuance of convertible securities	—	12,499,363	12,499,363
Capital element of lease rentals paid	(610,926)	—	(610,926)
Interest element of lease rentals paid	(49,400)	—	(49,400)
Total changes from financing cash flows	(660,326)	12,499,363	11,839,037
Other changes:
Increase in lease liabilities from entering into new leases	949,810	—	949,810
Interest expenses (note 6(a))	49,400	—	49,400
Fair value loss on convertible securities (note 24)	—	2,846,750	2,846,750
Total other changes	999,210	2,846,750	3,845,960
At December 31, 2020	1,669,857	15,346,113	17,015,970

18
Cash and cash equivalents (continued)

(c)
Total cash outflow for leases

Amounts included in the consolidated statement of cash flows for leases comprise the following:
	2020 $	2019 $
Within operating cash flows	(429,691)	(125,770)
Within financing cash flows	(660,326)	(567,592)
	(1,090,017)	(693,362)

(d)
Net cash outflow arising from the acquisition of a subsidiary

As disclosed in note 30, on October 29, 2020, Prenetics HK and Prenetics EMEA Limited, a wholly-owned subsidiary of the Company, entered into the sale and purchase agreements to acquire 100% equity interest in Oxsed Limited (the “Acquisition”).
$
Intangible assets (note 10)	17,619,789
Property, plant and equipment (note 9)	3,209
Trade receivables	8,031
Other receivables	227,082
Inventories	204,495
Cash and cash equivalents	347,761
Trade payables	(968,089)
Accrued expenses	(68,478)
Total identifiable net assets acquired	17,373,800
Satisfied by:
Cash consideration	3,277,294
Issuance of exchange loan notes	12,870,723
Deferred consideration	1,225,783
17,373,800
Net cash outflow arising from the Acquisition:
Cash consideration paid	(3,277,294)
Less: cash and cash equivalents acquired	347,761
(2,929,533)

19
Accrued expenses and other current liabilities

	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Accrued staff costs	2,285,566	113,537	31,871
Accrued expenses	2,265,560	685,905	—
Value added tax payable	1,819,578	—	—
Deposit liabilities	1,215,761	1,819,578	—
Tax payable	1,410	96,300	140,614
Other payables and accruals	1,343,030	279,937	108,934
	8,930,905	2,995,257	281,419

19
Accrued expenses and other current liabilities (continued)

All of the accrued expenses and other current liabilities are expected to be settled within one year or repayable on demand.
20
Deferred consideration

Deferred consideration, according to the share purchase agreement as mentioned in note 30, is payable to seller on October 29, 2021 and therefore is recognized under current liabilities.
21
Amounts due from/(to) shareholders

As at December 31, 2020 and 2019, amount due from a shareholder of $106,179 and $101,997, respectively, is a current account with Mr. Avrom Boris Lasarow. The amount is interest-free, unsecured and recoverable on demand. The amount of expected credit loss is considered insignificant as at December 31, 2020 and 2019.
As at December 31, 2020 and 2019, the amounts due to shareholders consists of:
(i)
a loan from Eurogenetica Limited of $128,797 and $124,320; respectively. The loan is interest-free, unsecured and repayable in 2021.

(ii)
amounts received from Mr. Yeung Danny Sheng Wu of $3,405 and $40,057, respectively and Mr. Tzang Chi Hung Lawrence, of $1,112 and $13,082, respectively.

22
Contract liabilities

Contract liabilities represents non-refundable consideration received from customers before the Group recognizes the related revenue. Such consideration is recognized as contract liabilities until the performance obligation is fulfilled or the likelihood of having to fulfil the performance obligation is remote and it is highly probable that a significant reversal of revenue will not occur (see note 2(q)).
	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Contract liabilities	7,054,586	5,569,004	1,754,683
Movement in contract liabilities is as follows:
$
Balance at January 1, 2019	1,754,683
Decrease in contract liabilities as a result of recognizing revenue	(1,754,683)
Increase in contract liabilities as a result of receiving sales deposit/non-refundable consideration from contract customer	5,569,004

Balance at December 31, 2019 and January 1, 2020	5,569,004
Decrease in contract liabilities as a result of recognizing revenue	(5,012,911)
Increase in contract liabilities as a result of receiving sales deposit/non-refundable consideration from contract customer	6,498,493
Balance at December 31, 2020	7,054,586
As at December 31, 2020 and 2019, except for the amount of $2,357,074 and $1,879,778, respectively, which is expected to be recognized as revenue within one year, the remaining amount will be recognized as revenue when the customers return the specimen samples, which may be after one year from the end of the reporting period.

23
Lease liabilities

The following table shows the remaining contractual maturities of the Group’s lease liabilities at the end of the reporting periods:
	December 31, 2020 $	December 31, 2019 $	January 1, 2019 $
Within 1 year	865,283	555,746	478,025
After 1 year but within 2 years	543,036	504,578	501,641
After 2 years but within 5 years	261,538	270,649	730,628
	804,574	775,227	1,232,269
Total	1,669,857	1,330,973	1,710,294

24
Convertible securities

During the year ended December 31, 2020, Prenetics HK issued United States dollar denominated convertible securities (the “Notes”) in the aggregate principal value of $12,500,000 with the maturity date on August 25, 2021 (the “Maturity Date”).
The Notes bear no interest except when:
(a)
the Notes are redeemed under the following circumstances in such cases the Notes would bear a coupon rate of 2% per annum:

(1)
when there is no merger entered into on or before 31 December 2020 and certain revenue target is not achieved;

(2)
a merger agreement is entered into but terminated by counterparty;

(3)
the noteholder’s failure to deliver merger conversion notice prior to the closing of the merger; or

(4)
Prenetics HK fails to issue Series D preference shares or procure all the shareholders to enter into the Amended and Restated Shareholders’ Agreement on or prior to the Maturity Date.

(b)
in the event that Prenetics HK fails to repay the Notes when due, interest shall continue to accrue on the unpaid amount at 8% per annum.

At the option of the noteholder, the Notes can be converted into ordinary shares of a new holding company which is to be formed under a merger if the merger is closed prior to the Maturity Date. If no merger is closed prior to the Maturity Date or if any event of default occurs prior to the closing of any merger, the Notes will be converted into Prenetics HK’s Series D preference shares at $4.5789 per share mandatorily on the Maturity Date if the Notes are not redeemed.
While the Notes contain a conversion feature which is an embedded derivative and should be separately accounted for, the conversion feature cannot be measured separately. As such, the Notes have been measured at fair value since inception. At the end of each reporting period, the fair value is remeasured with any gain or loss arising from the remeasurement being recognized immediately in profit or loss.
Movements of the balance during the years ended December 31, 2020 and 2019 are as follows:
	2020 $	2019 $
At January 1	—	—
Proceeds from issuance of convertible securities	12,499,363	—
Changes in fair value recognized in profit or loss	2,846,750	—
At December 31	15,346,113	—

24
Convertible securities (continued)

Subsequent to the end of the reporting period, the Notes were restructured and converted into Series D Preferred Shares of the Company as disclosed in note 32 to consolidated financial statements.
25
Capital and reserves

(a)
Components of Prenetics HK’s capital and reserves

The opening and closing balances of each component of the Group’s consolidated equity and a reconciliation between these amounts are set out in the consolidated statement of changes in equity. Details of the changes in Prenetics HK’s individual components of equity between the beginning and the end of the years ended December 31, 2020 and 2019 are set out below:
	Note	Share capital $	Capital reserve $	Accumulated losses $	Total $
Balance at January 1, 2019		45,691,346	9,759,239	(18,367,746)	37,082,839
Changes in equity for the year:
Loss and total comprehensive income for the year		—	—	(13,530,491)	(13,530,491)
Equity-settled share-based transactions		—	3,910,562	—	3,910,562
Balance at December 31, 2019 and January 1, 2020		45,691,346	13,669,801	(31,898,237)	27,462,910
Changes in equity for the year:
Loss and total comprehensive income for the year		—	—	(4,691,441)	(4,691,441)
Equity-settled share-based transactions		—	1,617,469	—	1,617,469
Vesting of shares under the Restricted Share Scheme		—	48,622	—	48,622
Shares issued upon conversion of exchange loan notes	31	7,549,258	—	—	7,549,258
Balance at December 31, 2020		53,240,604	15,335,892	(36,589,678)	31,986,818

25
Capital and reserves (continued)

(b)
Issued share capital

	Note	2020		2019
		No. of shares	$	No. of shares	$
Ordinary shares, issued and fully paid:
At the beginning of the year		12,891,569	7,800,575	12,891,569	7,800,575
Shares issued	(ii)	1,652,248	7,549,258	—	—
At the end of the year		14,543,817	15,349,833	12,891,569	7,800,575
Series A preference shares, issued and fully paid:
At the beginning and the end of the year		4,154,726	2,296,598	4,154,726	2,296,598
Series B preference shares, issued and fully paid:
At the beginning and the end of the year		5,338,405	5,554,173	5,338,405	5,554,173
Series C preference shares, issued and fully paid:
At the beginning and the end of the year		10,532,116	30,040,000	10,532,116	30,040,000
			53,240,604		45,691,346
Notes:
(i)
In accordance with section 135 of the Hong Kong Companies Ordinance, the shares of Prenetics HK do not have par value.

The holders of ordinary shares (the “Ordinary Shareholders”) are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of Prenetics HK. All ordinary shares rank equally with regard to the Group’s residual assets.
The holders of Series A preference shares (the “Series A Shareholders”) are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series A Shareholders are entitled to a 8% non-cumulative dividend per annum, in preference to any distribution to the Ordinary Shareholders but inferior to the holders of Series B preference shares (the “Series B Shareholders”). Upon liquidation, the Series A Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Ordinary Shareholders but inferior to the entitlement by the Series B Shareholders.
The Series B Shareholders are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series B Shareholders are entitled to an 8% non-cumulative dividend per annum, in preference to any distribution to the Series A Shareholders and the Ordinary Shareholders. Upon liquidation, the Series B Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Series A Shareholders and Ordinary Shareholders.
The Series C Shareholders are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series C Shareholders are entitled to an 8% non-cumulative dividend per annum, in preference to any distribution to any other Shares. Upon liquidation, the Series C Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Series B Preferred Shareholders, the Series A Preferred Shareholders and Ordinary Shareholders.
(ii)
On October 29, 2020, 1,652,248 ordinary shares valued at $7,549,258 (equivalent to HKD58,884,214) were issued upon the conversion of the exchange loan notes by the then-shareholders of Oxsed Limited (see note 30).

25
Capital and reserves (continued)

(c)
Nature and purpose of reserves

(i)
Capital reserve

The capital reserve represents restricted shares granted to shareholders but are subjected to certain restrictions (see note 26(b)) and portion of the grant date fair value of unexercised share options granted to employees of the Company that has been recognized in accordance with the accounting policy adopted for share-based payments in note 2(n)(ii).
(ii)
Translation reserve

The exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations. The reserve is dealt with in accordance with the accounting policies set out in note 2(r).
(iii)
Other reserve

In connection with the Acquisition (see note 30), the then shareholders of Oxsed exchanged GBP5,865,450 (equivalent to $7,549,258) into 1,652,248 ordinary shares. As at December 31, 2020, the remaining balance of the unconverted portion of the exchange loan notes was GBP4,134,550 (equivalent to $5,321,465), recognized in accordance with the accounting policy adopted for convertible securities that are classified as equity instrument in note 2(v)(i).
(d)
Capital management

The Group’s primary objectives when managing capital are to safeguard the Group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, and to support the Group’s stability and growth, by pricing products and services commensurately with the level of risk.
The Group actively and regularly reviews and manages its capital structure to ensure optimal capital structure and shareholders return, taking into consideration the future of the Company and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities.
The Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The Group made no changes to its capital management objectives, policies or processes during the years ended December 31, 2020 and 2019.
Neither the Company nor any of its subsidiaries are subject to externally imposed capital requirements.
26
Equity settled share-based transactions

As of December 31, 2020, Prenetics HK has two share option schemes which were approved in 2014 and 2016 (collectively as “the Option Schemes”) and one restricted share scheme which was approved in 2017 (“the Restricted Share Scheme”), respectively whereby the directors of Prenetics HK are authorized, at their discretion, to invite employees of Prenetics HK, including directors, and third party personnel, to take up options to subscribe for ordinary shares of Prenetics HK.
(a)
Share options

For options granted under the Option Schemes, the exercise price was $0.01 per ordinary share with 33.33% vesting on the first anniversary, followed by 2.77% monthly over a twenty three month period and 2.96% on the third anniversary.
Options granted under the Option Schemes are exercisable within 7 years from the date of grant or longer if extended by the Board upon vesting and the occurrence of a liquidity event as defined in the option agreements.

26
Equity settled share-based transactions (continued)

(i)
Details of the share options outstanding as at December 31, 2020 are as follows:

Number of instruments
Options granted to directors	8,631,256
Options granted to employees	1,311,394
Options granted to third parties (note)	814,746
10,757,396

Note:
During the year ended December 31, 2020, the options granted to third parties include 86,128 options granted to a person in relation to his consultancy services provided to the Group. All the options will be vested one year after the grant date on June 30, 2020 and were approved by the board of directors.

During the year ended December 31, 2019, the options granted to third parties include 415,134 options granted to G Force Capital Limited, the non-controlling shareholder of Qianhai Prenetics Technology (Shenzhen) Co., Ltd., in relation to its consultancy services provided to the Group. All the options vested immediately at the grant date which was approved by the board of directors on February 4, 2019.
(ii)
The number and weighted average exercise prices of share options are as follows:

	2020		2019
	Weighted average exercise price $	Number of options	Weighted average exercise price $	Number of options
Outstanding at the beginning of the year	0.01	10,527,131	0.01	10,006,730
Forfeited during the year	0.01	(18,708)	0.01	(40,459)
Cancelled during the year	0.01	(12,304)	—	—
Granted during the year	0.01	261,277	0.01	560,860
Outstanding at the end of the year	0.01	10,757,396	0.01	10,527,131
Exercisable at the end of the year	0.01	10,366,802	0.01	10,198,832
The options outstanding at December 31, 2020 and 2019 had a weighted average exercise price of $0.01 per ordinary share and $0.01 per ordinary share, respectively, and a weighted average remaining contractual life of 4.7 years and 4.6 years, respectively.
(iii)
Fair value of share options and assumptions

The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair value of the share options granted is measured based on Black-Scholes Model. The contractual life of the share option is used as an input into this model.
	2020	2019
Fair value of share options and key assumptions
Fair value at measurement date	$4.11 – $5.49	$3.06 – $3.33
Share price	$4.12 – $5.50	$3.07 – $3.34
Exercise price	$0.01	$0.01
Expected volatility	51.97% – 88.74%	42.23% – 43.76%
Expected option life	1.5 years – 2 years	2.5 years – 3 years
Expected dividends	0%	0%

26
Equity settled share-based transactions (continued)

	2020	2019
Risk-free interest rate (based on 5-year HKSAR government bonds)	0.090% – 0.805%	1.365% – 1.627%
Likelihood of achieving a liquidity event	70%	70%
The expected volatility is based on the historic volatility (calculated based on the weighted average remaining life of the share options), adjusted for any expected changes to future volatility based on publicly available information. Expected dividends are based on historical dividends. Changes in the subjective input assumptions could materially affect the fair value estimate.
Share options were granted under a service condition. This condition has not been taken into account in the grant date fair value measurement of the services received. There were no market conditions associated with the share option grants.
During the years ended December 31, 2020 and 2019, the Company recognized $704,358 and $1,910,368 equity-settled share-based payment expenses, respectively.
(b)
Restricted Share Scheme

Under the Restricted Share Scheme, Prenetics HK granted 5,313,900 restricted shares to certain employees on August 1, 2017. Purposes and objectives of the Restricted Share Scheme are to recognize and motivate the contribution of employees and to incentivize them to further the operation and enhancing the value of Prenetics HK and its shares for the benefit of Prenetics HK and its shareholders as a whole.
The restricted shares granted were ordinary shares with a subscription price of $0.01 per share. These restricted shares are subject to the following restrictions:
—
Vesting conditions: 33.33% of the shares vest on the first anniversary from the date of grant, followed by 2.77% monthly over the next twenty three-month period and 2.96% monthly from the third anniversary;

—
In addition to the stated vesting conditions above, the restricted shares are subject to certain claw-back provisions and transfer restrictions with reference to the length of the period till the earliest of (i) September 1, 2021; (ii) the first anniversary after the completion of an initial public offering and (iii) the occurrence of a liquidation event. A liquidation event has been defined in the share agreement as a trade sale of more than 50% of Prenetics HK’s shares, a merger/consolidation or similar business combination of Prenetics HK which results in change in control, or a sale of a majority part or substantially all of Prenetics HK’s assets. These claw-back provisions and transfer restrictions result in implicit vesting conditions in addition to those mentioned above.

The movement of restricted shares granted based on the restrictions and vesting conditions above during the years ended December 31, 2020 and 2019 is as follow:
	2020	2019
Unvested restricted shares subject to claw-back, at 1 January	5,313,900	5,313,900
Vested and not subject to claw-back during the year	(4,862,218)	—
Unvested restricted shares subject to claw-back, at 31 December	451,682	5,313,900
The aggregate fair value of the restricted shares granted to the selected employees on the dates of grants was $5,799,625 ($1.091 per share). The Company recognized employee share-based compensation benefits according to the restriction conditions.
During the years ended December 31, 2020 and 2019, equity-settled share-based payment expenses in respect of restricted shares of $913,111 and $2,000,194 were recognized in profit or loss, respectively. The remaining balance of $15,534 is to be recognized in profit or loss over the remaining vesting period.

26
Equity settled share-based transactions (continued)

As part of a corporate restructuring, the Option Schemes and the Restricted Share Scheme were terminated on June 16, 2021. The schemes were rolled up to a new ESOP scheme of the Company (the “New ESOP Scheme”), which is approved to issue up to 4,052,627 new shares of the Company.
27
Financial risk management and fair values of financial instruments

Exposure to credit, liquidity and currency risks arises in the normal course of the Group’s business. The Group’s exposure to these risks and the financial risk management policies and practices used by the Group to manage these risks are described below.
(a)
Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the Group. The Group’s credit risk is primarily attributable to trade receivables and cash and cash equivalents. The Group’s credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with good credit rating for which the Group considers to have low credit risk.
Trade receivables
The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. At December 31, 2020 and 2019, 20% and 38% of the total trade receivables were due from the Group’s largest customer, and 58% and 77% of the total trade receivables were due from the Group’s five largest customers, respectively.
Individual credit evaluations are performed on all customers requiring credit over a certain amount. These take into account the customer’s past payment history, financial position and other factors. Trade receivables are due within 30 to 60 days from the billing date. Normally, the Group does not obtain collateral from customers.
The Group measures loss allowances for trade receivables at an amount equal to lifetime ECLs. The Group allocates each individual customer to a credit risk grade based on a variety of data that is determined to be predictive of the risk of default and applying experienced credit judgement. Credit risk grades are defined using qualitative and quantitative factors that are indicative of risk of default. These factors vary depending on the nature of the exposure and the type of customer.
Each individual customer is allocated to a credit risk grade on initial recognition based on available information about the customer. Exposures are subject to ongoing monitoring, which may result in an exposure being moved to a different credit risk grade.
The Group then calculates an expected loss rate for each credit risk grade with reference to the weighted-average loss rate for each external credit rating published by external rating agencies. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables.
As at December 31, 2020 and 2019, the overall expected loss rate was 1.76% and 0.78%, respectively, which reflected the settlement experience on the trade receivables.
Movement in the loss allowance account in respect of trade receivable during the years ended December 31, 2020 and 2019 is as follows:
	2020 $	2019 $
Balance at January 1	22,490	—
Impairment losses recognized during the year	386,387	18,461
Exchange differences	2,182	4,029
Balance at December 31	411,059	22,490

27
Financial risk management and fair values of financial instruments (continued)

(b)
Liquidity risk

The Group’s policy is to regularly monitor its liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.
The following table shows the remaining contractual maturities at the end of the reporting period of the Group’s non-derivative financial liabilities and derivative financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and the earliest date the Group can be required to pay:
	Contractual undiscounted cash outflow
	Within 1 year or on demand $	Between 1 and 2 years $	More than 2 years but less than 5 years $	Total $	Carrying amount $
As at December 31, 2020
Liabilities
Trade payables	13,436,941	—	—	13,436,941	13,436,941
Accrued expenses and other current liabilities	8,930,905	—	—	8,930,905	8,930,905
Deferred consideration	1,358,189	—	—	1,358,189	1,304,588
Convertible securities	12,499,363	—	—	12,499,363	15,346,113
Lease liabilities	919,031	567,863	267,852	1,754,746	1,669,857
Amounts due to shareholders	133,314	—	—	133,314	133,314
Total liabilities	37,277,743	567,863	267,852	38,113,458	40,821,718
As at December 31, 2019
Liabilities
Trade payables	2,760,942	—	—	2,760,942	2,760,942
Accrued expenses and other current liabilities	2,995,257	—	—	2,995,257	2,995,257
Lease liabilities	602,848	528,091	276,611	1,407,550	1,330,973
Amounts due to shareholders	22,127	31,012	124,320	177,459	177,459
Total liabilities	6,381,174	559,103	400,931	7,341,208	7,264,631
As at January 1, 2019
Liabilities
Trade payables	1,046,772	—	—	1,046,772	1,046,772
Accrued expenses and other current liabilities	281,419	—	—	281,419	281,419
Lease liabilities	539,891	543,591	761,541	1,845,023	1,710,294
Amounts due to shareholders	—	22,127	151,496	173,623	173,623
Total liabilities	1,868,082	565,718	913,037	3,346,837	3,212,108

(c)
Currency risk

The Company’s functional currency and presentation currency is United States dollars (“USD”). The Group is exposed to currency risk primarily through subsidiaries conducting their operations outside of Hong Kong with assets and liabilities denominated in other currencies, being primarily USD and Renminbi (“RMB”).

27
Financial risk management and fair values of financial instruments (continued)

As the HKD is pegged to the USD, the Group considers the risk of movements in exchange rates between the HKD and the USD to be insignificant.
(i)
Exposure to currency risk

The following table details the Group’s exposure at the end of the reporting period to currency risk arising from recognized assets or liabilities denominated in a currency other than the functional currency of the entity to which they relate. For presentation purposes, the amounts of the exposure are shown in USD, translated using the spot rate at the year end date.
	2020
	USD $	RMB $
Trade receivables	169	—
Other receivables	—	290
Amount due from a shareholder	192	—
Amount due from a joint venture	—	180,825
Cash and cash equivalents	3,503,003	1,450
Trade payables	(109,390)	(4,666,840)
Net exposure to currency risk	3,393,974	(4,484,275)
	2019
	USD $	RMB $
Trade receivables	45	—
Other receivables	—	433
Amount due from a shareholder	192	—
Amount due from a joint venture	—	199,687
Cash and cash equivalents	516	53
Trade payables	(75,533)	(94,111)
Net exposure to currency risk	(74,780)	106,062

(ii)
Sensitivity analysis

The following table indicates the instantaneous change in the Group’s profit after tax (and retained profits) that would arise if foreign exchange rates to which the Group has significant exposure at the end of the reporting period had changed at that date, assuming all other risk variables remained constant. In this respect, it is assumed that the pegged rate between the Hong Kong dollar and the United States dollar would be materially unaffected by any changes in movement in value of the United States dollar against other currencies.
	2020		2019
	Increase/ (decrease) in foreign exchange rates	Effect on profit after tax and retained profits $	Increase/ (decrease) in foreign exchange rates	Effect on profit after tax and retained profits $
USD	1%	27,206	1%	(606)
	(1)%	(27,206)	(1)%	606

RMB	1%	(37,444)	1%	886
	(1)%	37,444	(1)%	(886)

27
Financial risk management and fair values of financial instruments (continued)

(d)
Fair value measurement

(i)
Financial liabilities measured at fair value

Fair value hierarchy
The following table presents the fair value of the Group’s financial liabilities measured at the end of the reporting period on a recurring basis, categorized into the three-level fair value hierarchy as defined in IFRS 13, Fair value measurement. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:
— Level 1 valuations:
Fair value measured using only Level 1 inputs i.e. unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date

— Level 2 valuations:
Fair value measured using Level 2 inputs i.e. observable inputs which fail to meet Level 1, and not using significant unobservable inputs. Unobservable inputs are inputs for which market data are not available

— Level 3 valuations:
Fair value measured using significant unobservable inputs

	Fair value at December 31, 2020 $	Fair value measurements as at December 31, 2020 categorized into
		Level 1 $	Level 2 $	Level 3 $
Recurring fair value measurements
Liabilities:
Convertible securities	15,346,113	—	—	15,346,113
During the year ended December 31, 2020, there were no transfers between Level 1 and Level 2, or transfers into or out of Level 3. The Group’s policy is to recognize transfers between levels of fair value hierarchy as at the end of the reporting period in which they occur.
Information about Level 3 fair value measurements
	Valuation techniques	Significant unobservable inputs
Convertible securities	Note	Expected volatility: 40.60%
Discount rate: 19.09%

Note:
As at December 31, 2020, the fair value of the convertible securities was measured at fair value through profit or loss, and determined with reference to the enterprise value of the Group.

The fair value measurement is positively correlated to the expected volatility and inversely correlated with the discount rate. As at December 31, 2020, it is estimated that with all other variables held constant, an increase/decrease in the expected volatility by 5% would have increased/decreased the Group’s loss by $47,446 and $66,174 respectively, and an increase/decrease in the discount rate by 5% would have decreased/increased the Group’s loss by $14,983 and $14,983 respectively.
The movement of convertible securities during the years is disclosed in note 24.
(ii)
Financial assets and liabilities carried at other than fair value

The carrying amounts of the Group’s financial assets and liabilities carried at amortized cost are not materially different from their fair values as at December 31, 2020 and 2019.
28
Accounting judgement and estimates

Sources of estimation uncertainty
In the application of the Group’s accounting policies, which are described in note 2, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities

28
Accounting judgement and estimates (continued)

that are not readily apparent from other sources. The estimates and underlying assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.
(i)
Impairment of goodwill

Note 11 contains information about the assumptions and their risk factors relating to impairment of goodwill.
(ii)
Loss allowance on trade and other receivables

Note 2(t) and note 27(a) contain information about the policies and the assumptions and their risk factors relating to the loss allowance on trade and other receivables.
(iii)
Revenue recognition

Note 2(q) contains information about the policies and management’s considerations relating to recognition for revenue arising from customers’ unexercised rights (breakage) as well as the expected service period of the update services.
(iv)
Fair value of convertible securities

The fair value of the convertible securities is determined based on the valuation performed by an independent valuer. Such valuation is subject to limitations of valuation model adopted and uncertainty in estimates used by management in the assumptions. Should the estimates and the relevant parameters of the valuation models be changed, there would be material changes in the fair value of the convertible securities.
(v)
Estimated useful lives on intangible assets

The Group estimates the useful lives of intangible assets based on the periods over which the assets are expected to be available for use. The Group reviews annually their estimated useful lives, based on factors that include asset utilization, internal technical evaluation, technological changes, environmental and anticipated use of the assets tempered by related industry benchmark information. It is possible that future results of operation could be materially affected by changes in these estimates brought about by changes in factors mentioned. A reduction in the estimated useful lives of intangible assets would increase amortization charges and decrease non-current assets.
(vi)
Contractual Arrangements

As disclosed in note 13, Beijing CGT, the joint venture of the Group, was held via the PRC Structured Entity. As disclosed in note 2(d), the Group controlled the Structured Entity through the Contractual Arrangements. The directors consider that the Group controlled the Structured Entity notwithstanding that it did not have direct or indirect legal ownership in equity of the entity because, through the Contractual Arrangements, the Group had power to direct the activities that most significantly impact the performance of the Structured Entity and the right to receive substantially all the residual returns of the Structured Entity. Accordingly, the Structured Entity was accounted for as a controlled entity and its activities, assets and liabilities have also been consolidated by the Company.
However, the Contractual Arrangements may not be as effective as direct legal ownership in providing the Group with direct control over the Structured Entity. Uncertainties presented by the PRC legal system could impede the Group’s beneficiary rights of the results, assets and liabilities of the Structured Entity.

28
Accounting judgement and estimates (continued)

Significant judgement is involved in determining whether the Group was able to control the Structured Entity through these Contractual Arrangements. Based on the legal advice obtained by the Company at the time when it entered into the Contractual Arrangements, the directors of the Company consider the Contractual Arrangements were in compliance with the relevant PRC laws and regulations and are therefore legally enforceable.
Furthermore, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of both foreign currency and the Renminbi to jurisdictions (including Hong Kong) out of the PRC. Therefore, the remittance of any repayment from the Structured Entity may require approval from relevant government authorities in the PRC.
29
Material related party transactions

Apart from balances and transactions disclosed elsewhere in these consolidated financial statements, the Group has also entered into the following material related party transactions under the normal course of the Group’s business:
(a)
Transactions with key management personnel

All members of key management personnel are directors of the Group, and their remuneration is disclosed as follows:
	2020 $	2019 $
Directors’ fees	—	—
Salaries, allowances and benefits in kind	2,177,071	251,538
Bonuses	29,423	20,962
Equity-settled share-based payment expenses	913,111	2,011,502
Retirement scheme contributions	4,615	4,615
	3,124,220	2,288,617

(b)
Transactions with other related parties

	2020 $	2019 $
Sales to a shareholder	16,950	393,342
Purchase from a joint venture	21,119	5,590

30
Acquisition

On October 29, 2020, Prenetics HK and Prenetics EMEA Limited, a wholly-owned subsidiary of the Company, entered into a share purchase agreement with the then shareholders of Oxsed Limited (the “Acquisition”). The Acquisition’s consideration consists of:
(1)
cash consideration of GBP2,000,000 (equivalent to $2,574,145 as completion payment;

(2)
deferred consideration of GBP1,000,000 (equivalent to $1,287,072) payable on 29 October 2021;

(3)
exchange loan notes with a principal amount of GBP10,000,000 (equivalent to $12,870,723), of which GBP5,865,450 (equivalent to $7,549,258) can be exchanged into 1,652,248 ordinary shares of Prenetics HK immediately on 29 October 2020, and the remaining would be exchangeable into Prenetics HK’s ordinary shares annually over a three-year period (see note 25(c)(iii)); and

(4)
an additional contingent consideration as the earn-out payment which is calculated based on 15% of the net sales amounts in respect of the upcoming three financial years starting from the completion date of the Acquisition and capped at GBP15,000,000 (equivalent to $19,306,085).

30
Acquisition (continued)

Such contingent consideration will be payable within a specified period as stated in the share purchase agreement after the end of each of the three financial years starting from the completion date of the Acquisition.
Upon the completion of the Acquisition, Oxsed Limited becomes an indirect wholly-owned subsidiary of the Company.
The management has applied the simplified assessment to determine whether an acquired set of activities and assets is an asset rather than business acquisition. The Acquisition was accounted for as an acquisition of assets and liabilities because based on management’s assessment, substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset which represents a set of intellectual property rights for developing the real time reverse transcription loop-mediated isothermal amplification (RT-LAMP) technology. The RT-LAMP technology was used to develop a viral RNA molecular test or nucleic acid amplification test for COVID-19 that received CE mark from the European Commission and approval from the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom.
Accordingly, the Group recognized the set of intellectual property rights as an intangible asset totaling $17,619,789 which has an estimated useful life of 20 years. Given the contingent consideration is a variable payment based on future revenues, it is not a present obligation and therefore do not form part of the cost of the intangible asset. Instead, it is charged to profit or loss in the accounting period in which they are incurred. The transaction does not give rise to any goodwill.
31
Collaboration and licensing arrangements

The following is a summary of the collaboration and patent license arrangements entered into by the Company or via an acquisition that remained effective as at December 31, 2020 and 2019:
Collaboration agreement with New Horizon Health Limited and Hangzhou New Horizon Health Technology Co., Ltd.
In 2019, Prenetics Limited entered into collaboration agreements with New Horizon Health Limited (“NHH”) and Hangzhou New Horizon Health Technology Co., Ltd. (“NHH Hangzhou”) to obtain exclusive rights to market and distribute, and provide testing services using the products developed by NHH Hangzhou in relation to the proprietary technology of ColoClear in Hong Kong and the Philippines, with the right to expand the rights to specific countries in Asia.
Under the terms of the agreement, Prenetics Limited is obligated to pay NHH Hangzhou a fee equal to 50% of the gross margin generated from the sale of such products.
The agreement has an initial term of five years. It may be extended by mutual consent for an additional period of up to five years. It may also be terminated by either party, mutually or when there is an uncured material breach in the agreement by Prenetics Limited.
During the years ended December 31, 2020 and 2019, the Group recognized expenses of $12,974 and nil, respectively, in connection with the collaboration agreement.
Patent license agreements
Prior to the Company’s acquisition of Oxsed Limited (“Oxsed”) (note 30), Oxsed has entered into three patent license agreements as follows:
(i)
Oxford University Innovation Limited and Oxford University (Suzhou) Science & Technology Co., Ltd

On June 10, 2020, Oxsed has entered into a patent license agreement with Oxford University Innovation Limited (“OUI”) and Oxford University (Suzhou) Science & Technology Co., Ltd (“OUSST”) on June 10, 2020 whereby Oxsed was granted a worldwide exclusive license to certain licensed products in COVID-19 testing and diagnosis.
Under the terms of the agreement, Oxsed is obligated to pay OUI (i) a one-off non-refundable license fee of GBP50,000; (ii) royalty fees equal to 1.5% on the net sales of the licensed products that exceed

31
Collaboration and licensing arrangements (continued)

GBP25 million; and (iii) royalty fees equal to sub-licensing royalty rate ranging from 5% to 15% (depending on the licensed period of each sub-licensing agreement) on all sums received by Oxsed from entering sub-licensing agreements. However, the licensed products are royalty free for the period from the date of the agreement to the date on which the World Health Organization declares that the COVID-19 pandemic has moved into a post-pandemic phase.
Furthermore, upon the occurrence of an acquisition of Oxsed by a third party or an initial public offering of Oxsed’s shares, Oxsed is obligated to pay OUI an exit fee which is based on tiered percentages ranging from 0.5% to 2% of the then-value of Oxsed. The exit fee is capped at a maximum of GBP5 million.
The agreement terminates at the later of 20 years from the date of the agreement or the expiry or rejection of all patents and patent applications falling within the definition of the agreement. The agreement may also be terminated by Oxsed without cause after the third anniversary of the agreement, by OUI and OUSST after receipt of notice of certain bankruptcy or insolvency proceedings, or either party for cause for the other party’s uncured material breach.
During the years ended December 31, 2020 and 2019, the Group did not recognize any expenses in connection with the patent license agreement.
(ii)
New England Biolabs, Inc.

On October 6, 2020, Oxsed entered into a patent license agreement with New England Biolabs, Inc., (“NEB”) to obtain the right to use certain technologies for performing colorimetric loop-mediated isothermal amplification.
Under the terms of the agreement, Oxsed is obligated to pay NEB (i) a one-off non-refundable execution fee of $50,000; and (ii) royalty fees equal to 8% on the net sales of the licensed products where the percentage may be reduced up to 4% if Oxsed enters into a patent license agreement with any third parties for patents which are also used in the manufacture, use or sale of the licensed products.
The agreement terminates at the expiration of the last to expire of the patents within NEB’s licensed patents. The agreement will automatically terminate in certain situations, including upon the adjudication of Oxsed as bankrupt or insolvent, the institution of any bankruptcy, insolvency or similar proceedings against Oxsed, or an assignment by Oxsed for the benefit of creditors. In addition, if there is any material breach or default under the NEB Agreement, it may be terminated by the non-breaching party upon written notice to the breaching party.
During the years ended December 31, 2020 and 2019, the Group recognized expenses of $16,899 and nil, respectively, in connection with the patent license agreement.
(iii)
Eiken Chemical Co., Ltd.

On October 12, 2020, Oxsed entered into a patent license agreement with Eiken Chemical Co., Ltd. (“Eiken”) to obtain licenses related to the nucleic acid amplification referred to as “Loop-mediated Isothermal Amplification” to be used in the United Kingdom, with the option to expand the use of the license outside the United Kingdom for a payment of additional license fee.
Under the terms of the agreement, Oxsed is obligated to pay to Eiken (i) a non-refundable initial license fee of Japanese Yen 3 million; and (ii) tiered royalties between 8% to 10% of cumulative net sales of the licensed products.
The agreement terminates at the expiration of the last to expire of the licensed patents. The agreement may also be terminated by Eiken for cause for Oxsed’s uncured material breach, or upon Oxsed’s certain bankruptcy and insolvency proceedings.
During the years ended December 31, 2020 and 2019, the Group recognized expenses of $42,248 and nil, respectively, in connection with the patent license agreement.

32
Non-adjusting events after the reporting period

Subsequent to the year end, Prenetics HK completed two rounds of fundraising and a corporate restructuring.
On February 8, 2021, Prenetics HK raised $5,000,000 by issuance of convertible securities with the maturity date on February 8, 2022 (“Series D+ Notes”). The key terms of the Series D+ Notes were substantially the same as the Notes.
For the purposes of restructuring the shareholding structure of Prenetics HK and facilitating fundraising activities (the “Corporate Restructuring”), Prenetics HK entered into a Share Exchange Agreement and Subscription Agreement with, amongst others, the existing shareholders of Prenetics HK and the Company on May 4, 2021. As part of the restructuring, the pre-existing shares of Prenetics HK were exchanged to their corresponding classes of shares of the Company, while the Notes and the Series D+ Notes were both converted into Series D Preferred Shares of the Company.
As a result of this Corporate Restructuring, Prenetics HK has become an indirectly wholly owned subsidiary of the Company from June 16, 2021.
In addition, as part of this Corporate Restructuring, both the Option Schemes and the Restricted Share Scheme were terminated on June 16, 2021. The schemes were rolled up to a new ESOP scheme of the Company (the “New ESOP Scheme”). The New ESOP plan was approved to issue up to 4,052,627 new shares of the Company.
Concurrent with the Corporate Restructuring, the Company raised $25,970,000 by issuance of 1,650,913 Series E Preferred shares.
33
Possible impact of amendments, new standards and interpretations issued but not yet effective for the year ended December 31, 2020

Up to the date of issue of these financial statements, the IASB has issued a number of amendments and a new standard, IFRS 17, Insurance contracts, which are not yet effective for the year ended December 31, 2020 and which have not been adopted in these financial statements.
Effective for accounting periods beginning on or after
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, Interest Rate Benchmark Reform – Phase 2	January 1,2021
Amendments to IFRS 3, Reference to the Conceptual Framework	January 1,2022
Amendments to IAS 16, Property, Plant and Equipment: Proceeds before Intended Use	January 1,2022
Amendments to IAS 37, Onerous Contracts – Cost of Fulfilling a Contract	January 1,2022
Annual Improvements to IFRSs 2018-2020 Cycle	January 1,2022
Amendments to IAS 1, Classification of Liabilities as Current or Non-current	January 1,2023
The Group is in the process of making an assessment of what the impact of these new and amended standards and interpretations would be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the consolidated financial position.

Prenetics Group Limited
Consolidated statement of profit or loss and other comprehensive income for the nine months ended September 30, 2021 — unaudited
(Expressed in United States dollars unless otherwise indicated)
		For the nine months ended
	Note	September 30, 2021 $	September 30, 2020 $
Revenue	3, 4	211,136,492	37,906,633
Direct costs		(128,770,734)	(20,084,194)
Gross profit		82,365,758	17,822,439
Other income and other net gains/(losses)	5	199,305	337,018
Share of loss of a joint venture		—	(972,600)
Selling and distribution expenses		(11,575,835)	(4,163,386)
Research and development expenses		(5,104,080)	(1,670,878)
Administrative and other operating expenses		(45,349,553)	(9,333,783)
Profit from operations		20,535,595	2,018,810
Finance costs	6(a)	(2,775,251)	(36,106)
Fair value loss on convertible securities	13	(29,054,669)	—
Fair value loss on preference shares liabilities	15	(71,885,207)	—
Write-off on amount due from a shareholder		(106,179)	—
Gain on bargain purchase	19(b)	117,238	—
(Loss)/profit before taxation	6	(83,168,473)	1,982,704
Income tax (expense)/credit	7	(5,105,364)	1,929,427
(Loss)/profit for the period		(88,273,837)	3,912,131
Other comprehensive income for the period
Item that may be reclassified subsequently to profit or loss: Exchange differences on translation of:
– financial statements of subsidiaries and joint venture outside Hong Kong		(1,006,600)	(221,014)
Total comprehensive income for the period		(89,280,437)	3,691,117
(Loss)/profit attributable to:
Equity shareholders of the Company		(88,266,295)	3,932,578
Non-controlling interests		(7,542)	(20,447)
		(88,273,837)	3,912,131
Total comprehensive income attributable to:
Equity shareholders of the Company		(89,272,895)	3,711,564
Non-controlling interests		(7,542)	(20,447)
		(89,280,437)	3,691,117
(Loss)/earnings per share
Basic (loss)/earnings per share	8	(6.07)	0.31
Diluted (loss)/earnings per share	8	(6.07)	0.09
The accompanying notes form part of this interim financial report.

Prenetics Group Limited
Consolidated statement of financial position
at September 30, 2021 — unaudited
(Expressed in United States dollars unless otherwise indicated)
	Note	September 30, 2021 $	December 31, 2020 (audited) $
Assets
Property, plant and equipment	9	13,351,489	4,693,318
Intangible assets	10	25,032,529	24,095,500
Goodwill		3,951,813	3,993,007
Interest in joint venture		—	—
Deferred tax assets		83,738	1,951,154
Other non-current assets		523,730	193,582
Non-current assets		42,943,299	34,926,561
Inventories		5,055,391	4,497,577
Trade receivables	11	51,888,994	22,990,727
Deposits and prepayments	11	9,992,240	892,790
Other receivables	11	297,310	798,772
Amount due from a shareholder		—	106,179
Amount due from a joint venture		—	180,825
Financial assets at fair value through profit or loss	16	10,000,000	—
Cash and cash equivalents		41,758,736	14,489,880
Current assets		118,992,671	43,956,750
Total assets		161,935,970	78,883,311
Liabilities
Preference shares liabilities	15	430,510,264	—
Deferred tax liabilities		846,862	—
Lease liabilities		3,755,587	804,574
Non-current liabilities		435,112,713	804,574
Trade payables		21,656,437	13,436,941
Accrued expenses and other current liabilities	12	17,076,271	8,929,495
Deferred consideration		1,339,270	1,304,588
Amounts due to shareholders		—	133,314
Contract liabilities		8,657,281	7,054,586
Lease liabilities		1,624,596	865,283
Convertible securities	13	—	15,346,113
Tax payable		2,407,905	1,410
Current liabilities		52,761,760	47,071,730
Total liabilities		487,874,473	47,876,304
Equity
Share capital	14	15,349,833	53,240,604
Reserves		(341,203,388)	(22,156,191)
Total (equity deficiency)/equity attributable to equity shareholders of the Company		(325,853,555)	31,084,413
Non-controlling interests		(84,948)	(77,406)
Total (equity deficiency)/equity		(325,938,503)	31,007,007
Total equity and liabilities		161,935,970	78,883,311
The accompanying notes form part of this interim financial report.

Prenetics Group Limited
Consolidated statement of changes in equity
for the nine months ended September 30, 2021 — unaudited
(Expressed in United States dollars unless otherwise indicated)
	Attributable to equity shareholders of the Company						Non- controlling interests $	Total $
	Share capital $	Translation reserve $	Other reserve	Capital reserve $	Accumulated losses $	Sub-total $
Balance at January 1, 2020	45,691,346	(813,749)	—	13,669,801	(41,641,482)	16,905,916	(53,210)	16,852,706
Changes in equity for the period:
Profit for the period	—	—	—	—	3,932,578	3,932,578	(20,447)	3,912,131
Other comprehensive income	—	(221,014)	—	—	—	(221,014)	—	(221,014)
Total comprehensive income	—	(221,014)	—	—	3,932,578	3,711,564	(20,447)	3,691,117
Equity-settled share-based transactions	—	—	—	1,309,642	—	1,309,642	—	1,309,642
Vesting of shares under the Restricted Share Scheme	—	—	—	13,348	—	13,348	—	13,348
Balance at September 30, 2020 and October 1, 2020	45,691,346	(1,034,763)	—	14,992,791	(37,708,904)	21,940,470	(73,657)	21,866,813
Changes in equity for the period:
Loss for the period	—	—	—	—	(5,872,267)	(5,872,267)	(3,749)	(5,876,016)
Other comprehensive income	—	1,802,386	—	—	—	1,802,386	—	1,802,386
Total comprehensive income	—	1,802,386	—	—	(5,872,267)	(4,069,881)	(3,749)	(4,073,630)
Equity-settled share-based transactions	—	—	—	307,827	—	307,827	—	307,827
Vesting of shares under the Restricted Share Scheme	—	—	—	35,274	—	35,274	—	35,274
Issuance of exchange loan notes	—	—	12,870,723	—	—	12,870,723	—	12,870,723
Shares issued upon conversion of exchange loan notes	7,549,258	—	(7,549,258)	—	—	—	—	—
Balance at December 31, 2020	53,240,604	767,623	5,321,465	15,335,892	(43,581,171)	31,084,413	(77,406)	31,007,007
Balance at January 1, 2021	53,240,604	767,623	5,321,465	15,335,892	(43,581,171)	31,084,413	(77,406)	31,007,007
Changes in equity for the period:
Loss for the period	—	—	—	—	(88,266,295)	(88,266,295)	(7,542)	(88,273,837)
Other comprehensive income	—	(1,006,600)	—	—	—	(1,006,600)	—	(1,006,600)
Total comprehensive income	—	(1,006,600)	—	—	(88,266,295)	(89,272,895)	(7,542)	(89,280,437)
Equity-settled share-based transactions	—	—	—	12,975,035	—	12,975,035	—	12,975,035
Vesting of shares under the Restricted Share Scheme	—	—	—	4,517	—	4,517	—	4,517
Reclassification to preference shares liabilities	(37,890,771)	—	(241,942,035)	—		(279,832,806)	—	(279,832,806)
Fair value loss of convertible securities (note 13)	—	—	(811,819)	—	—	(811,819)	—	(811,819)
Balance at September 30, 2021	15,349,833	(238,977)	(237,432,389)	28,315,444	(131,847,466)	(325,853,555)	(84,948)	(325,938,503)
The accompanying notes form part of this interim financial report.

Prenetics Group Limited
Condensed consolidated statement of cash flows
for the nine months ended September 30, 2021 — unaudited
(Expressed in United States dollars unless otherwise indicated)
	For the nine months ended
	September 30, 2021 $	September 30, 2020 $
Operating activities
Cash generated from/(used in) operations	17,397,211	(582,459)
Income tax refund/(paid)	15,407	(107,321)
Net cash generated from/(used in) operating activities	17,412,618	(689,780)
Investing activities
Payment for purchase of property, plant and equipment	(7,132,366)	(941,733)
Proceeds from disposal of property, plant and equipment	43,627	819
Payment for purchase of intangible assets	(2,769,773)	(5,227)
Payment for purchase of financial assets at fair value through profit or loss	(10,000,000)	—
Increase in amount due from a shareholder	—	(9,534)
Interest received	3,095	7,045
Net cash used in investing activities	(19,855,417)	(948,630)
Financing activities
Capital element of lease rentals paid	(790,415)	(492,662)
Interest element of lease rentals paid	(123,960)	(27,359)
Interest paid	(15)	—
Proceeds from issuance of preference shares liabilities	25,970,000	—
Proceeds from issuance of convertible securities	4,980,718	12,499,363
Decrease in amounts due to shareholders	(133,314)	(583,735)
Net cash generated from financing activities	29,903,014	11,395,607
Net increase in cash and cash equivalents	27,460,215	9,757,197
Cash and cash equivalents at the beginning of the period	14,489,880	11,521,505
Effect of foreign exchange rate changes	(191,359)	(379,414)
Cash and cash equivalents at the end of the period	41,758,736	20,899,288
The accompanying notes form part of this interim financial report.

Prenetics Group Limited
Notes to the unaudited interim financial report
(Expressed in United States dollars unless otherwise indicated)
1
Reporting entity

Prenetics Group Limited (“the Company”) is incorporated in Cayman Islands on February 8, 2018. The mission of the Company and its subsidiaries (collectively, “the Group”) is to “bring health closer to millions of people globally. The Group seeks to decentralize healthcare by making the three pillars —  Prevention, Diagnostics and Personalized Care — comprehensive and accessible to anyone, at anytime, and anywhere.” The Company is an investment holding company and has not carried out any business since its incorporation save for the Group’s restructuring described below.
The Group’s preventive health testing services are genetic testing (under the brand named CircleDNA) for general health purposes and stool-DNA screening test for detecting colorectal cancer and advanced adenoma (under the brand named ColoClear). CircleDNA utilizes a whole exome sequencing technology that conducts a full scan on individuals’ protein-coding genes, analyzing genetic variations across different categories and providing personalized reports with a saliva sample. ColoClear uses advanced stool DNA technology to detect abnormal DNA markers and blood cells in human stool that precancerous polyps and colon cancer can cause. It is developed as a convenient and less invasive alternative to colonoscopy.
Since April 2020, the Group has started to also provide polymerase chain reaction (“PCR”) diagnostic testing services for COVID-19 to individuals, corporates for their employees or customers and governments for community testing. From November 2021, the Group officially launched Circle HealthPod, which is a rapid detection health monitoring system that offers lab-quality COVID-19 testing solutions for professional use and home use initially in Hong Kong. Prenetics HK operates and owns its own accredited laboratory in Hong Kong. The Group also engages in research and development activities to advance its preventive, diagnostic and personalized healthcare solutions.
In May 2021, Prenetics Limited (“Prenetics HK”) entered into a Share Exchange Agreement and Subscription Agreement with, amongst others, the existing shareholders of Prenetics HK and the Company for the purposes of restructuring the shareholding structure of Prenetics HK and facilitating fundraising activities. As part of the restructuring, the pre-existing shares of Prenetics HK were exchanged to their corresponding classes of shares of the Company, while the convertible securities were converted into Series D preference shares of the Company. As a result of this corporate restructuring, Prenetics HK became an indirectly wholly owned subsidiary of the Company from June 16, 2021. As the restructuring involved the insertion of non-operating shell entities above a pre-existing group with substantive business activities headed by Prenetics HK, the restructuring did not involve any business combination. This transaction has been accounted for at cost such that the Company’s consolidated financial statements is presented as a continuation of the consolidated financial statements of Prenetics HK except for the capital structure. The comparative figures have been re-presented as the financial statements of Prenetics HK as if the corporate restructuring had occurred on January 1, 2020.
On September 15, 2021, the Company entered into a Business Combination Agreement with Prenetics Global Limited (“PubCo”), Artisan Acquisition Corp. (“Artisan”), PGL Merger Limited, wholly owned subsidiary of PGL (“Prenetics Merger Sub”), and AAC Merger Limited, wholly owned subsidiary of PGL (“Artisan Merger Sub”). All the above mentioned entities are Cayman Islands exempted companies.
In accordance with the terms and subject to the conditions of the Business Combination Agreement, (i) Artisan will merge with and into Artisan Merger Sub, with Artisan Merger Sub being the surviving entity and remaining a wholly owned subsidiary of PubCo, and (ii) Prenetics Merger Sub will merge with and into the Company, with the Company as the surviving company and becoming a wholly owned subsidiary of PubCo. PubCo will adopt a dual class stock structure with Class A ordinary share, which will have one vote per share, and Class B ordinary share, which will have 20 votes per share.

1
Reporting entity (continued)

Pursuant to the Business Combination Agreement, upon consummation of the above merger transactions:
(i)
Each share of the Company’s ordinary shares and preference shares (other than those held by the key executives, treasury shares and dissenting shares) shall automatically be cancelled and cease to exist in exchange for the right to receive PubCo Class A ordinary share that is equal to the Exchange Ratio in accordance with the Business Combination Agreement (“Exchange Ratio”);

(ii)
Each share of the Company’s ordinary shares and preference shares that are held by the key executives shall automatically be cancelled and cease to exist in exchange for the right to receive PubCo Class B ordinary share that is equal to the Exchange Ratio;

(iii)
Each share of treasury shares shall automatically be cancelled and cease to exist without any conversion;

(iv)
All the Company’s options and restricted shares units (“RSU”) (other than those held by the key executives) shall be assumed by PubCo and converted into comparable RSU that are exercisable for or in reference to, respectively, PubCo Class A ordinary shares, with a value determined in accordance with the Business Combination Agreement; and

(v)
All the Company’s options and RSUs that are held by the key executives shall be assumed by PubCo and converted into comparable RSU that are exercisable for or in reference to, respectively, PubCo Class B ordinary shares, with a value determined in accordance with the Business Combination Agreement.

The Business Combination Agreement is subject to the approval of Artisan shareholders.
2
Significant accounting policies

(a)
Basis of preparation of the consolidated financial statements

This interim financial report has been prepared in accordance with International Accounting Standard (“IAS”) 34, Interim financial reporting, issued by the International Accounting Standards Board (“IASB”).
The interim financial report has been prepared in accordance with the same accounting policies adopted in the 2020 annual financial statements, except for the accounting policy changes that are expected to be reflected in the 2021 annual financial statements. Details of any changes in accounting policies and newly adopted accounting policies are set out in note 2(b).
The preparation of an interim financial report in conformity with IAS 34 requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses on a year to date basis. Actual results may differ from these estimates.
This interim financial report contains condensed consolidated financial statements and selected explanatory notes. The notes include an explanation of events and transactions that are significant to an understanding of the changes in financial position and performance of the Group since the 2020 annual financial statements. The condensed consolidated interim financial statements and notes thereon do not include all of the information required for a full set of financial statements prepared in accordance with International Financial Reporting Standards (“IFRSs”).
As at September 30, 2021, the Group’s total liabilities exceeded its total assets by $325,938,503. Despite this, the Group generated net operating income of $20,546,654 during the period ended September 30, 2021 and the preference shares will be converted into ordinary shares of the PubCo after the completion of the proposed business combination as described in note 1 resulting in the listing of PubCo’s shares on the Nasdaq Stock Market.
Management and the directors of the Company are of the view that the Group has and will continue to have sufficient financial resources to meet its liabilities as and when they fall due and to enable the Group

2
Significant accounting policies (continued)

to continue operations for the foreseeable future. Consequently, the directors have prepared the consolidated financial statements on a going concern basis.
(b)
Changes in accounting policies and newly adopted accounting policies

(i)   The Group has applied the following amendments to IFRSs issued by the IASB to this interim financial report for the current accounting period:
•
Amendment to IFRS 16, Covid-19-related rent concessions beyond 30 September 2021

•
Amendment to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, Interest rate benchmark reform —  phase 2

None of these amendments have had a material effect on how the Group’s results and financial position for the current or prior periods have been prepared or presented in this interim financial report. The Group has not applied any new standard or interpretation that is not yet effective for the current accounting period.
(ii)
Preference share liabilities

Preference share liability is classified as a liability if it is redeemable on a specific date or at the option of the shareholders, or if dividend payments are not discretionary. As the preference shares issued by the Group contain redemption and conversion feature (see note 15), the redemption feature is recognized as a non-derivative financial liability and measured at amortized cost, while the conversion feature is recognized as a derivative financial liability and measured at fair value through profit or loss.
(iii)
Equity investments

An investment in equity securities is classified as fair value through profit or loss (“FVPL”) unless the equity investment is not held for trading purposes and on initial recognition of the investment the company makes an irrevocable election to designate the investment at fair value through other comprehensive income (“FVOCI”) (non-recycling) such that subsequent changes in fair value are recognised in other comprehensive income. Such elections are made on an instrument-by-instrument basis, but may only be made if the investment meets the definition of equity from the issuer’s perspective. Where such an election is made, the amount accumulated in other comprehensive income remains in the fair value reserve (non-recycling) until the investment is disposed of. At the time of disposal, the amount accumulated in the fair value reserve (non-recycling) is transferred to retained earnings or accumulated losses. It is not recycled through profit or loss.
Dividends from an investment in equity securities, irrespective of whether classified as at FVPL or FVOCI, are recognised in profit or loss as other income.
3
Segment information

The Group manages its businesses by divisions, which are organized by a mixture of both business lines (products and services) and geographical locations. The Group has identified the following two reportable segments in a manner consistent with the way in which information is reported internally to the Group’s chief operating decision maker (“CODM”) for the purposes of resource allocation and performance assessment.
The Group’s operating and reportable segments are as follows:
1.
Prevention being the design and sale of genetics testing (including update services) and stool-based DNA tests for early colorectal cancer screening

2.
Diagnostic being the sale of COVID-19 testing services which was established in 2020

Information regarding the results of each reportable segment is included below. Performance is measured based on segment gross profit, as included in the internal management reports that are reviewed by the CODM. The CODM does not evaluate operating segments using asset information.

3
Segment information (continued)

	Prevention $	Diagnostics $	Unallocated $	Total $
For the nine months ended September 30, 2021
Revenue	10,914,632	200,221,860	—	211,136,492
Gross profit	4,296,322	79,375,816	(1,306,380)	82,365,758
For the nine months ended September 30, 2020
Revenue	10,769,497	27,137,136	—	37,906,633
Gross profit	4,446,667	13,997,439	(621,667)	17,822,439
The following table presents a summary of revenue by region based on the location of domiciliation and the amounts of non-current assets based on the location of the asset. The Group geographically categorizes a sale based on the region in which the entity is domiciled in.
Revenue by regions were as follows:
	For the nine months ended
	September 30, 2021 $	September 30, 2020 $
Hong Kong	114,715,878	23,216,512
United Kingdom	96,420,614	14,690,121
Total revenue	211,136,492	37,906,633
Non-current assets (excluding interest in joint venture and deferred tax assets) by regions were as follows:
	September 30, 2021 $	December 31, 2020 $
Hong Kong	11,183,140	3,419,570
United Kingdom	31,538,068	29,510,377
Rest of the world	138,353	45,460
Total non-current assets	42,859,561	32,975,407

4
Revenue

The principal activities of the Group are provision of preventive and diagnostic health testing and services.
Revenue represents the sales value of services rendered for customers in accordance with IFRS 15, Revenue from contracts with customers, which is recognized at point in time.
Revenue expected to be recognized in the future arising from contracts with customers in existence at the report date
As at September 30, 2021 and December 31, 2020, the amount of service fee income allocated to the remaining performance obligations under the Group’s existing contracts that are non-refundable is $8,657,281 and $7,054,586, respectively. The Group will recognize the expected revenue in the future when the customers return the specimen samples, which may be after one year from the end of the reporting period. Such amount does not include any variable consideration.

5
Other income and other net gains/(losses)

	For the nine months ended
	September 30, 2021 $	September 30, 2020 $
Government subsidies	7,932	356,633
Bank interest income	3,095	7,045
Net exchange gains/(losses)	330,703	(52,351)
Impairment loss on amount due from joint venture	(176,227)	—
Sundry income	33,802	25,691
	199,305	337,018

6
(Loss)/profit before taxation

(Loss)/profit before taxation is arrived at after charging:
(a) Finance costs
	For the nine months ended
	September 30, 2021 $	September 30, 2020 $
Interest expenses on lease liabilities	123,960	35,946
Imputed interest on deferred consideration	22,344	—
Changes in the carrying amount of preference shares liabilities (note 15)	2,628,932	—
Other interest expenses	15	160
	2,775,251	36,106
(b) Staff costs
Salaries, wages and other benefits	51,222,308	7,898,362
Contributions to defined contribution retirement plan	375,178	249,816
Equity-settled share-based payment expenses	12,665,386	1,065,899
	64,262,872	9,214,077
During the nine months ended September 30, 2021, staff costs of $34,090,849, $803,941, $26,003,007 and $3,365,075 are included in direct costs, selling and distribution expenses, administrative and other operating expenses and research and development expenses, respectively. During the nine months ended September 30, 2020, staff costs of $1,906,802, $544,480, $5,358,208 and $1,404,587 are included in direct costs, selling and distribution expenses, administrative and other operating expenses and research and development expenses, respectively.

6
(Loss)/profit before taxation (continued)

(c) Other items
	For the nine months ended
	September 30, 2021 $	September 30, 2020 $
Cost of inventories	36,278,037	12,381,015
Depreciation charge
– owned property, plant and equipment	1,829,900	435,862
– right-of-use assets	899,203	411,834
Amortization of intangible assets	1,616,314	784,259
Auditor’s remuneration	646,142	92,936
Miscellaneous laboratory charges	340	5,332
During the nine months ended September 30, 2021, depreciation and amortization charges of $801,870, $3,497,075 and $46,472 are included in direct costs, administrative and other operating expenses and research and development expenses, respectively. During the nine months ended September 30, 2020, depreciation and amortization charges of $305,045, $1,281,130 and $45,780 are included in direct costs, administrative and other operating expenses and research and development expenses, respectively.
7
Income tax expense/(credit)

Taxation in the consolidated statement of profit or loss represents:
	For the nine months ended
	September 30, 2021 $	September 30, 2020 $
Current tax – Hong Kong Profits Tax
Provision for the period	2,374,051	—
Current tax – Overseas
Provision for the period	13,882	10,952
Deferred tax
Origination and reversal of temporary differences	2,717,431	(1,940,379)
	5,105,364	(1,929,427)
Notes:
(i)
The provision for Hong Kong Profits Tax is calculated by applying the estimated annual effective tax rate of 16.5% for the nine months ended September 30, 2021, except for one subsidiary of the Group which is a qualifying corporation under the two-tiered Profits Tax rate regime. No provision has been made for Hong Kong Profits Tax as the subsidiary in Hong Kong had utilized previously recognized tax losses to set-off against taxable income or has sustained losses for taxation purposes for the nine months ended September 30, 2020.

(ii)
Pursuant to the income tax rules and regulations of the United Kingdom, the applicable tax rate is 19%. No provision has been made as these subsidiaries had unutilized tax loss to set-off against taxable income or has sustained losses for taxation purposes for the nine months ended September 30, 2021 and 2020.

(iii)
The applicable Enterprise Income Tax of the subsidiaries established in the People’s Republic of China (“PRC”) is calculated at 25% of the estimated taxable profits for the period. No provision has been made as these subsidiaries sustained a loss for taxation purposes for the nine months ended September 30, 2021 and 2020.

(iv)
Pursuant to the income tax rules and regulations of India, the applicable corporate tax is calculated at 25.17% of the estimated taxable profits.

7
Income tax expense/(credit) (continued)

(v)
Pursuant to the income tax rules and regulations of Singapore, the applicable tax rate is calculated at 17% of the estimated taxable profits. No provision has been made as the subsidiary had unutilized tax loss to set-off against taxable income or has sustained losses for taxation purposes for the nine months ended September 30, 2021 and 2020.

(vi)
Taxation for other overseas subsidiaries and branch is charged at the appropriate current rates of taxation ruling in the relevant countries.

8
(Loss)/earnings per share

The calculation of the basic and diluted (loss)/earnings per share attributable to the equity shareholders of the Company is based on the following data:
	For the three months ended
	September 30, 2021 $	September 30, 2020 $
(Loss)/earnings
(Loss)/earnings for the purposes of basic and diluted earnings per share:
(Loss)/profit for the period attributable to equity shareholders of the Company	(88,266,295)	3,932,578
Number of shares
Weighted-average number of ordinary shares for the purpose of basic (loss)/earnings per share	14,543,817	12,891,569
Effect of deemed issued of shares under the Company’s share option schemes	—	9,720,431
Effect of dilutive preference shares (note)	—	20,025,247
Effect of dilutive convertible securities (note)	—	2,729,894
Weighted-average number of ordinary shares for the purpose of diluted (loss)/earnings per share	14,543,817	45,367,141
Note:   According to the Preferred Shares Subscription Agreement and the Convertible Note Subscription Agreement, all of the Prenetics HK’s preference shares and convertible securities will be converted into ordinary shares of Prenetics Group Limited upon the occurrence of an amalgamation of the Group with another company.
At September 30, 2021, 11,747,188 share options, 25,163,366 preference shares and 1,164,648 exchangeable notes were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive.
9
Property, plant and equipment

During the nine months ended September 30, 2021 and 2020, the Group acquired items of property, plant and equipment with a cost of $7,132,366 and $941,733, respectively. Items of plant and machinery with a net book value of $43,590 and $432, were disposed of during the nine months ended September 30, 2021 and 2020, resulting in a gain on disposal of $37 and loss on disposal of $387, respectively.
10
Intangible assets

During the nine months ended September 30, 2021, the Group capitalized product development cost of $2,513,716 related to a new home-use diagnostic product, capitalized website and mobile application cost of $183,763 and acquired trademark and technology of $72,294. During the nine months ended September 30, 2020, the Group acquired trademark and technology of $5,227. There were no disposals during the nine months ended September 30, 2021 and 2020.

11
Trade and other receivables

	September 30, 2021 $	December 31, 2020 $
Trade receivables, net of loss allowance	51,888,994	22,990,727
Deposit	981,621	314,715
Prepayments	9,010,619	578,075
Other receivables	297,310	798,772
	62,178,544	24,682,289
All of the trade and other receivables are expected to be recovered or recognized as expense within one year. Trade receivables are due within 30 to 60 days from the date of billing.
12
Accrued expenses and other current liabilities

	September 30, 2021 $	December 31, 2020 $
Accrued staff costs	1,516,620	2,285,566
Accrued expenses	6,295,511	2,265,560
Value added tax payable	3,195,743	1,819,578
Deposit liabilities	1,988,546	1,215,761
Other payables and accruals	4,079,851	1,343,030
	17,076,271	8,929,495
All of the accrued expenses and other current liabilities are expected to be settled within one year or repayable on demand.
13
Convertible securities

Prenetics HK, a wholly owned subsidiary of the Company, issued United States dollar denominated convertible securities in the aggregate principal value of $12,500,000 (“Note 1”) and $5,000,000 (“Note 2”) (collectively the “Notes”). Note 1 was issued on June 26, 2020 with the maturity date on August 25, 2021 and Note 2 was issued on February 8, 2021 with the maturity date on February 8, 2022.
Note 1 bears no interest except when:
(a)
it is redeemable under the following circumstances in such cases it would bear a coupon rate of 2% per annum:

(1)
when there is no merger entered into on or before December 31, 2020 and certain revenue target is not achieved;

(2)
a merger agreement is entered into but terminated by counterparty;

(3)
the noteholder’s failure to deliver merger conversion notice prior to the closing of the merger; or

(4)
Prenetics HK fails to issue Series D preference shares or procure all the shareholders to enter into the Amended and Restated Shareholders’ Agreement on or prior to the Maturity Date.

(b)
in the event that Prenetics HK fails to repay Note 1 when due, interest shall continue to accrue on the unpaid amount at 8% per annum.

Note 2 bears no interest except when (a) it is redeemable under the circumstance that Prenetics HK fails to issue Series D preference shares or procure all the shareholders to enter into the Amended and Restated Shareholders’ Agreement on or prior to its maturity date, in such cases it would bear a coupon

13
Convertible securities (continued)

rate of 2% per annum; (b) in the event that Prenetics HK fails to repay Note 2 when due, interest shall continue to accrue on the unpaid amount at 8% per annum.
At the option of the noteholder, the Notes can be converted into ordinary shares of a new holding company which is to be formed under a merger if the merger is closed prior to the maturity dates. If no merger is closed prior to the maturity dates or if any event of default occurs prior to the closing of any merger, Note 1 and Note 2 will be converted respectively into Prenetics HK’s Series D preference shares at $4.5789 per share and $6.6023 per share mandatorily on the maturity dates if the Notes are not redeemed.
While the Notes contain a conversion feature which is an embedded derivative and should be separately accounted for, the conversion feature cannot be measured separately. As such, the Notes have been measured at fair value since inception. At the end of each reporting period, the fair value is remeasured with any gain or loss arising from the remeasurement being recognized immediately in profit or loss.
During the nine months ended September 30, 2021, the Notes were converted into 2,729,893 Series D preference shares of the Company as disclosed in notes 1 and 15 to the interim financial report.
Movement of the balance during the nine months ended September 30, 2021 and during the year ended December 31, 2020 is as follow:
	2021 $	2020 $
At January 1	15,346,113	—
Proceeds from issuance of convertible securities	4,980,718	12,499,363
Changes in fair value recognized in profit or loss	29,054,669	2,846,750
Changes in fair value recognized in other reserve due to amendment of terms	811,819	—
Converted to Series D preference shares of the Company (note 15)	(50,193,319)	—
At September 30/December 31	—	15,346,113

14
Share capital

Issued share capital
		September 30, 2021		December 31, 2020
	Note	No. of shares	$	No. of shares	$
Ordinary shares, issued and fully paid:
At the beginning of the period/year		14,543,817	15,349,833	12,891,569	7,800,575
Shares issued	(ii)	—	—	1,652,248	7,549,258
At the end of the period/year	(iv)	14,543,817	15,349,833	14,543,817	15,349,833
Series A preference shares, issued and fully paid:
At the beginning of the period/year		4,154,726	2,296,598	4,154,726	2,296,598
Reclassification to preference shares liabilities	(iii)	(4,154,726)	(2,296,598)	—	—
At the end of the period/year		—	—	4,154,726	2,296,598

14
Share capital (continued)

		September 30, 2021		December 31, 2020
	Note	No. of shares	$	No. of shares	$
Series B preference shares, issued and fully paid:
At the beginning of the period/year		5,338,405	5,554,173	5,338,405	5,554,173
Reclassification to preference shares liabilities	(iii)	(5,338,405)	(5,554,173)	—	—
At the end of the period/year		—	—	5,338,405	5,554,173
Series C preference shares, issued and fully paid:
At the beginning of the period/year		10,532,116	30,040,000	10,532,116	30,040,000
Reclassification to preference shares liabilities	(iii)	(10,532,116)	(30,040,000)	—	—
At the end of the period/year		—	—	10,532,116	30,040,000
Total share capital			15,349,833		53,240,604

Notes:
(i)
The holders of ordinary shares (the “Ordinary Shareholders”) are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Group’s residual assets.

(ii)
On October 29, 2020, 1,652,248 ordinary shares valued at $7,549,258 (equivalent to HKD58,884,214) were issued upon the conversion of the exchange loan notes by the then-shareholders of Oxsed Limited.

(iii)
On June 16, 2021, Series A preference shares, Series B preference shares and Series C preference shares of Prenetics HK were reclassified to the Company’s preference shares, which are classified as liabilities as a results of the corporate restructuring as disclosed in note 15.

(iv)
As at September 30, 2021, 1,543 ordinary shares have not been issued to one of the shareholders pending the completion of certain statutory procedures.

15
Preference shares liabilities

As part of the corporate restructuring as described in note 1, Prenetics HK entered into a Share Exchange Agreement and Subscription Agreement with, amongst others, the existing shareholders of Prenetics HK and the Company in May 2021. Under the agreement, 4,154,726 Series A preference shares, 5,338,405 Series B preference shares, 10,532,116 Series C preference shares were exchanged into the Company’s preference shares at a conversion ratio of 1 to 1, and the contractual terms of the Notes were amended by inserting a new clause so that the Notes are exchangeable into Company’s Series D preference shares upon the completion of the corporate restructuring. The exchange was completed on June 16, 2021. On the same date, the Company issued 1,650,913 Series E preference shares.
All series of the preference shares share the following features:
•
preference shareholders are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters;

•
8% non-cumulative dividend per annum with distribution priority over the Ordinary Shareholders. Among the preference shareholders, shareholders of Series C have priority over those of Series B and A, and Series B have priority over Series A;

15
Preference shares liabilities (continued)

•
the preference shares can be redeemed at the option of the holders upon the occurrence of a Redemption Event, which is defined as the failure to secure an initial public offering or a liquidation event by June 16, 2026. Otherwise, the preference shares will be converted into the ordinary shares of the Company upon the closing of an initial public offering at a then-effective conversion ratio with a down-round protection feature;

•
the redemption amount will be based on i) the product of the original subscription price paid and the number of shares to be redeemed for Series A; and ii) the product of the original subscription price paid and the number of share to be redeemed, plus all declared or accrued but unpaid dividends, plus a simple interest of 10% per annum on the subscription price for Series B, Series C and Series D; and iii) the product of the original subscription price paid and the number of share to be redeemed, plus all declared or accrued but unpaid dividends, plus a simple interest of 12% per annum on the subscription price for Series E; and

•
upon liquidation, the holders shall be entitled to receive their investment amount prior to and in preference to Ordinary Shareholders and in the following order of priority from the highest to the lowest: Series E, Series D, Series C, Series B and Series A.

Following the share exchange, all series of the preference shares have been reclassified or classified as financial liability under IAS 32, Financial Instruments: Presentation because they contain i) a contractual obligation to deliver cash depending on the outcome of an IPO or a liquidation event that is beyond the control of both the Company and the holders of the shares; and ii) the conversion option does not meet the fixed-for-fixed condition. As such, the redemption feature is considered a non-derivative financial liability being measured at amortized cost (i.e. present value of the redemption amount) and the conversion feature is considered as a derivative financial liability being measured at fair value through profit or loss.
As a result of the aforementioned share exchange, the difference between the carrying amount of Series A, Series B and Series C preference shares and their fair value of the preferred shares liability on the exchange date is recognized in other reserve. For Series D preference shares, there was no difference between the fair value of the convertible securities and the fair value of the liability on the exchange date. For Series E preference shares, they were recorded at fair value on the date of issuance.
The movements of preference shares during the nine-month period ended September 30, 2021 are as follows:
	Present value of redemption amount $	Conversion feature $	Total $
At January1, 2020, December 31, 2020 and January 1, 2021	—	—	—
Reclassification of Series A, Series B and Series C preference shares from equity	25,433,864	254,398,942	279,832,806
Conversion of convertible securities to Series D preference shares (note 13)	11,974,503	38,218,816	50,193,319
Issuance of Series E preference shares	18,954,939	7,015,061	25,970,000
Changes in the carrying amount of preference shares liabilities (note 6(a))	2,628,932	—	2,628,932
Changes in fair value recognized in profit or loss	—	71,885,207	71,885,207
At September 30, 2021	58,992,238	371,518,026	430,510,264

16
Financial assets at fair value through profit or loss

	Note	2021	2020
		$	$
Financial assets measured at FVPL
– Unlisted securities	(i)	10,000,000	—
		10,000,000	—
Note:
(i)
On September 14, 2021, the Group purchased 10,000 units of Class B shares of Heritage Global Investment SPC, which is an exempted company incorporated in the Cayman Islands.

Movement of the balance during the nine months ended September 30, 2021 and during the year ended December 31, 2020 is as follow:
	2021	2020
	$	$
At January 1	—	—
Additions during the period	10,000,000	—
At September 30/December 31	10,000,000	—

17
Equity settled share-based transactions

As part of the corporate restructuring, the share option schemes and Restricted Share Scheme of Prenetics HK were terminated on June 16, 2021, and were rolled up to a new ESOP scheme of the Company (the “2021 Share Incentive Plan”).
Under the New ESOP Scheme, the Company granted 3,933,063 RSUs to certain employees on June 16, 2021. Purposes and objectives of the 2021 Share Incentive Plan are to recognize and motivate the contribution of employees and to incentivize them to further the operation and enhancing the value of the Company and its shares for the benefit of the Company and its shareholders as a whole.
The RSU granted were ordinary shares with a subscription price of $0.01 per share. These RSU are subject to the following restrictions:
—
Vesting conditions: 33.33% of the shares vest on the first anniversary from the date of grant, followed by 2.77% monthly over the next twenty three-month period and 2.96% monthly from the third anniversary;

—
In addition to the stated vesting conditions above, the RSU are subject to transfer restrictions with reference to (i) after the completion of an initial public offering and (ii) the applicable lock-up period.

The aggregate fair value of the RSU granted to the selected employees on the dates of grants was $54,645,584 ($13.89 per share). The Company recognized employee share-based compensation benefits according to the restriction conditions.
During the period ended September 30, 2021, equity-settled share-based payment expenses of $12,975,035 was recognized in profit or loss. The remaining balance to be recognized in profit or loss over the remaining vesting period.
Fair value of RSU and assumptions
The fair value of services received in return for RSU granted is measured by reference to the fair value of RSU granted. The estimate of the fair value of the RSU granted is measured based on Black-Scholes Model. The contractual life of the RSU is used as an input into this model.

17
Equity settled share-based transactions (continued)

For the nine months ended September 30, 2021
Fair value of RSU and key assumptions
Fair value at measurement date	$13.89
Share price	$13.89
Exercise price	$0.01
Expected volatility	41.03%
Expected option life	1 year
Expected dividends	0%
Risk-free interest rate	1%
Likelihood of achieving a redemption event	5%
Likelihood of achieving a liquidity event	5%
The expected volatility is based on the historic volatility (calculated based on the weighted average remaining life of the RSU), adjusted for any expected changes to future volatility based on publicly available information. Expected dividends are based on historical dividends. Changes in the subjective input assumptions could materially affect the fair value estimate.
RSU were granted under a service condition. This condition has not been taken into account in the grant date fair value measurement of the services received. There were no market conditions associated with the RSU grants.
18
Fair values of financial instruments

(a)
Financial liabilities measured at fair value

(i)
Fair value hierarchy

The following table presents the fair value of the Group’s financial liabilities measured at the end of the reporting period on a recurring basis, categorized into the three-level fair value hierarchy as defined in IFRS 13, Fair value measurement. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:
—	Level 1 valuations:	Fair value measured using only Level 1 inputs i.e. unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date
—	Level 2 valuations:	Fair value measured using Level 2 inputs i.e. observable inputs which fail to meet Level 1, and not using significant unobservable inputs. Unobservable inputs are inputs for which market data are not available
—	Level 3 valuations:	Fair value measured using significant unobservable inputs
The Group has a team comprising internal senior finance and strategic investment personnel overseeing the valuation of the financial instruments, including the unlisted securities and the conversion feature embedded in the preference shares liabilities which are categorized into Level 3 of the fair value hierarchy. The team reports directly to the chief financial officer. Valuation reports with analysis of changes in fair value measurement are prepared by the team and external valuers and reviewed by the chief financial officer at each quarter end and annual reporting date. The valuation process is documented and updated where appropriate by the team and reviewed by the chief financial officer quarterly that coincides with the reporting dates.

18
Fair values of financial instruments (continued)

	Fair value at September 30, 2021	Fair value measurements as at September 30, 2021 categorized into
		Level 1 $	Level 2 $	Level 3 $
Recurring fair value measurements
Assets:
Financial assets at fair value through profit or loss: – Unlisted securities	10,000,000	—	—	10,000,000
	Fair value at September 30, 2021	Fair value measurements as at September 30, 2021 categorized into
		Level 1 $	Level 2 $	Level 3 $
Recurring fair value measurements
Liabilities:
Preference shares liabilities – conversion feature	371,518,026	—	—	371,518,026
	Fair value at December 31, 2020	Fair value measurements as at December 31, 2020 categorized into
		Level 1 $	Level 2 $	Level 3 $
Recurring fair value measurements
Liabilities:
Convertible securities	15,346,113	—	—	15,346,113
During the nine months ended September 30, 2021 and 2020, there were no transfers between Level 1 and Level 2, or transfers into or out of Level 3. The Group’s policy is to recognize transfers between levels of the fair value hierarchy as at the end of the reporting period in which they occur.
(ii)
Information about Level 3 fair value measurements

Type	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs and fair value measurement
Financial assets at fair value through profit or loss	Market comparison approach based on the recent transaction price of the financial assets	Latest transaction price	Not applicable
Preferred shares liabilities – conversion feature
Discounted cash flow and equity allocation method: the conversion feature is measured by deducting the present value of the expected redemption amount from the fair value of the preferred shares.
The fair value of the preferred shares is determined by applying the equity allocation method to the total

 –
risk-adjusted discount rate adopted in the discounted cashflow method for the valuation of equity interest: 15.90%

 –
discount for lack of marketability: 12%

 –
expected volatility adopted in the equity allocation method: 41.03%

The estimated fair value would increase (decrease) if:
 –
the risk-adjusted discount rate were lower (higher);

 –
the discount for lack of marketability were lower (higher); or

 –
the expected volatility were higher (lower)

18
Fair values of financial instruments (continued)

Type	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs and fair value measurement equity value of the Group estimated based on the net present value of future cash flows.
Convertible securities	Discounted cash flow and binomial tree pricing model: the valuation model considers the total equity value of the Group based on the net present value of future cash flows, and the binomial tree pricing model to determine the fair value of the convertible securities.	– risk-adjusted discount rate adopted in the discounted cashflow method for the valuation of equity interest: 15.90% – expected volatility 40.60%	The estimated fair value would increase (decrease) if: – the risk-adjusted discount rate were lower (higher); or – the expected volatility were higher (lower)
The following table indicates instantaneous changes in the Group’s loss if there is an increase/decrease in the significant unobservable inputs used in the valuation of preferred shares liabilities — conversion feature, assuming all other variables remain constant.
		September 30, 2021
Significant unobservable inputs	Increase/(decrease) insignificant unobservable inputs %	Increase/ (decrease) on the Group’s loss $
Risk-adjusted discount rate	5	(43,827,491)
	(5)	50,595,606
Discount for lack of marketability	5	(2,092,593)
	(5)	2,092,695
Expected volatility	5	81,875
	(5)	(87,814)
As at December 31, 2020, it is estimated that with all other variables held constant, an increase/decrease in the expected volatility by 5% used in the valuation of convertible securities would have increased/decreased the Group’s loss by $47,446 and $66,174 respectively, and an increase/decrease in the risk-adjusted discount rate by 5% would have decreased/increased the Group’s loss by $14,983 and $14,983 respectively.
The movement of the convertible securities, the conversion feature of the preference shares liabilities and financial assets at fair value through profit or loss during the nine months ended September 30, 2021 and during the year ended December 31, 2020 is disclosed in notes 13, 15 and 16 respectively.
(b)
Financial assets and liabilities carried at other than fair value

The carrying amounts of the Group’s financial assets and liabilities carried at amortized cost are not materially different from their fair values as at September 30, 2021 and December 31, 2020.
19
Material related party transactions

Apart from balances and transactions disclosed elsewhere in these consolidated financial statements, the Group has also entered into the following related party transactions under the normal course of the Group’s business:

19
Material related party transactions (continued)

(a)
Transactions with other related parties

	For the nine months ended
	September 30, 2021 $	September 30, 2020 $
Sales to a shareholder	—	15,339
Purchase from a joint venture	53,981	19,737
Services provided by a company with control from a director	70,112	—

(b)
Acquisition of a subsidiary

On July 1, 2021, Prenetics EMEA Limited, an indirectly wholly owned subsidiary of the Company, entered into a share purchase agreement to acquire 100% equity interest of DNAFit Africa (Pty) Limited from its sole shareholder, who is a staff of Prenetics EMEA Limited, at a cash consideration of ZAR1,000 (approximately equivalent to $65), resulting in a gain on bargain purchase of $117,238.
Upon the completion of the acquisition, DNAFit Africa (Pty) Limited becomes a direct wholly owned subsidiary of the Prenetics EMEA Limited.
20
Non-adjusting events after the reporting period

Subsequent to the end of the reporting period, on November 26, 2021 the Group terminated its contractual agreements with Shenzhen Discover Health Technology Co. Ltd, the controlled entity that holds 45% interest in Beijing CircleDNA Gene Technology Co. (“Beijing CGT”).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Artisan Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Artisan Acquisition Corp. (the “Company”) as of December 31, 2021, the related statement of operations, changes in shareholders’ deficit and cash flows for the period from February 2, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from February 2, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
Boston, MA
March 4, 2022

ARTISAN ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2021
ASSETS
Current assets:
Cash	$102,212
Prepaid expenses	508,275
Total current assets	610,487
Prepaid insurance – noncurrent	187,010
Investments held in Trust Account	339,380,717
Total Assets	$340,178,214
LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$273,985
Accrued professional fees and other expenses	2,911,796
Accrued offering costs	12,650
Accrued expenses – related party	80,000
Total current liabilities	3,278,431
Warrant liabilities	12,248,790
Derivative liability – forward purchase agreement	484,643
Deferred underwriting fee payable	11,876,982
Total Liabilities	27,888,846
Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, 33,934,235 shares at redemption value	339,342,350
Shareholders’ Deficit
Preference shares, $0.0001 par value; 3,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 33,934,235 shares issued; none outstanding (excluding 33,934,235 shares subject to possible redemption)	—
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 9,983,558 shares issued and outstanding	999
Additional paid-in capital	24,001
Accumulated deficit	(27,077,982)
Total Shareholders’ Deficit	(27,052,982)
Total Liabilities, Class A Ordinary Shares Subject to Redemption and Shareholders’ Deficit	$340,178,214
The accompanying notes are an integral part of the financial statements.

ARTISAN ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 2, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Professional fees and other expenses	$3,943,227
Loss from operations	(3,943,227)
Expensed offering costs	(534,056)
Unrealized gain on investments held in Trust Account	34,150
Change in fair value of derivative liability – forward purchase agreement	(874,285)
Change in fair value of warrant liabilities	2,005,780
Dividend income on investments held in Trust Account	4,217
Net loss	$(3,307,421)
Basic and diluted weighted average shares outstanding, Class A ordinary shares	23,119,071
Basic and diluted net loss per ordinary share, Class A ordinary shares	$(0.10)
Basic and diluted weighted average shares outstanding, Class B ordinary shares	9,597,539
Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.10)
The accompanying notes are an integral part of the financial statements.

ARTISAN ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM FEBRUARY 2, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – February 2, 2021 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	10,125,000	1,013	23,987	—	25,000
Sale of 33,934,235 units in Initial Public Offering, less fair value of public warrants, net of offering costs	33,934,235	3,393	—	—	311,361,776	—	311,365,169
Excess of cash received from Sponsor over fair value of Private Placement Warrants	—	—	—	—	3,807,635	—	3,807,635
Record fair value of initial derivative asset – forward purchase agreement	—	—	—	—	389,642	—	389,642
Forfeiture of Class B ordinary shares	—	—	(141,441)	(14)	14	—	—
Class A ordinary shares subject to possible redemption	(33,934,235)	(3,393)	—	—	(315,528,723)	(23,779,904)	(339,312,020)
Forfeiture of Class B ordinary share	—	—	(1)	—	—	—	—
Reversal of offering costs	—	—	—	—	—	9,343	9,343
Remeasurement of Class A ordinary shares to redemption value	—	—	—	—	(30,330)	—	(30,330)
Net loss	—	—	—	—	—	(3,307,421)	(3,307,421)
Balance – December 31, 2021	—	$—	9,983,558	$999	$24,001	$(27,077,982)	$(27,052,982)
The accompanying notes are an integral part of the financial statements.

ARTISAN ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 2, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Cash Flows from Operating Activities:
Net loss	$(3,307,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Expensed offering costs	534,056
Unrealized gain on investments held in Trust Account	(34,150)
Dividend income on investments held in Trust Account	(4,217)
Change in fair value of forward purchase agreement liability	874,285
Change in fair value of warrant liabilities	(2,005,780)
Changes in operating assets and liabilities:
Prepaid expenses	(695,285)
Accounts payable	273,985
Accrued professional fees and other expenses	2,911,796
Accrued expenses – related party	80,000
Net cash used in operating activities	(1,372,731)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(339,342,350)
Net cash used in investing activities	(339,342,350)
Cash Flows from Financing Activities:
Proceeds from initial public offering, net of underwriter’s discount paid	332,555,503
Proceeds from sale of Private Placement Warrants	8,786,847
Proceeds from advance from related party	124,740
Proceeds from promissory note – related party	1,150
Payment of offering costs	(525,057)
Repayment of advance from related party	(124,740)
Repayment of promissory note – related party	(1,150)
Net cash provided by financing activities	340,817,293
Net Change in Cash	102,212
Cash – Beginning of period	—
Cash – End of period	$102,212
Supplemental disclosures of non-cash investing and financing activities:
Remeasurement of Class A ordinary shares subject to redemption to redemption value	$27,977,181
Deferred underwriting fee payable	$11,876,982
Initial classification of derivative asset – forward purchase agreement	$389,642
Offering costs paid by Sponsor in exchange for Class B ordinary shares	$25,000
Offering costs included in accrued offering costs	$12,650
Reversal of accrued offering costs	$9,343
Forfeiture of Class B ordinary shares	$14
The accompanying notes are an integral part of the financial statements.

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS AND GOING CONCERN
Artisan Acquisition Corp. (the “Company” or “Artisan”) is a blank check company incorporated in the Cayman Islands on February 2, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from February 2, 2021 (inception) through December 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering was declared effective on May 13, 2021. On May 18, 2021, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300,000,000, which is discussed in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,333,333 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant in a private placement to Artisan LLC (the “Sponsor”), generating gross proceeds of $8,000,000, which is discussed in Note 4.
The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On May 25, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 3,934,235 Units (the “Over-Allotment Units”), generating gross proceeds of $39,342,350.
Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 524,565 additional Private Placement Warrants at a purchase price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $786,847.
Upon closing of the Initial Public Offering and the sale of the Private Placement Warrants and the Over-Allotment Units, a total of $339,342,350 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the exercise of the over-allotment option and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with maturities of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).
The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.
Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to waive (i) redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (ii) redemption rights with respect to any Founder Shares and Public Shares held by it in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete an initial Business Combination within 24 months from the closing of the Initial Public Offering or with respect to any other material provision relating to shareholders’ rights and (iii) rights to liquidating distributions from the Trust Account with

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
respect to any Founder Shares held if the Company fails to complete an initial Business Combination within 24 months from the closing of the Initial Public Offering. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering.
The Company will have until 24 months from the closing of the Initial Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company (other than the Company’s independent registered public accounting firm), or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay tax obligations, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Business Combination Agreement
On September 15, 2021, (i) the Company, (ii) Prenetics Global Limited, a Cayman Islands exempted company (“PubCo”), (iii) AAC Merger Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) PGL Merger Limited, a Cayman Islands exempted company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2,” and together with Merger Sub 1 the “Merger Subs”) and (v) Prenetics Group Limited, a Cayman Islands exempted company (“Prenetics”),

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “BCA”).
The BCA and the transaction contemplated thereby were unanimously approved by the board of directors of each of Artisan and Prenetics.
The BCA provides for, among other things, the following transactions: (i) Artisan will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), and (ii) following the Initial Merger, Merger Sub 2 will merge with and into Prenetics, with Prenetics being the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Initial Merger, the Acquisition Merger and the other transactions contemplated by the BCA are hereinafter referred to as the “Business Combination.”
The Business Combination is subject to customary closing conditions, including, without limitation, the required approval by Artisan’s shareholders.
Subject to, and in accordance with, the terms and conditions of the BCA, in connection with the Initial Merger, (i) every issued and outstanding Class A and Class B ordinary share of Artisan will automatically be cancelled in exchange for one PubCo Class A ordinary share and (ii) each issued and outstanding warrant of Artisan will cease to exist and be assumed by PubCo and converted automatically into a warrant to purchase one PubCo Class A ordinary share on substantially the same terms (the “Warrants”).
Subject to, and in accordance with, the terms and conditions of the BCA, in connection with the Acquisition Merger, (i) (a) each issued and outstanding ordinary share and preferred share in Prenetics (other than any shares of Prenetics held by Mr. Danny Yeung) immediately prior to the effective time of the Acquisition Merger will automatically be cancelled in exchange for such number of PubCo Class A ordinary shares that is equal to the Exchange Ratio (as described below and more fully defined in the BCA) and (b) each issued and outstanding ordinary share and preferred share in Prenetics held by Mr. Danny Yeung immediately prior to the effective time of the Acquisition Merger will automatically be cancelled in exchange for such number of PubCo Class B ordinary shares that is equal to the Exchange Ratio; and (ii) (a) each Prenetics restricted share unit (other than any Prenetics restricted share unit held by Mr. Danny Yeung) outstanding immediately prior to the effective time of the Acquisition Merger will automatically be assumed by PubCo and converted into an award of PubCo restricted share units representing the right to receive PubCo Class A Ordinary Shares under the Incentive Equity Plan (as defined below) equal to the product of (x) the number of Prenetics ordinary shares subject to such Prenetics restricted share unit and (y) the Exchange Ratio and (b) each Prenetics restricted share unit held by Mr. Danny Yeung outstanding immediately prior to the effective time of the Acquisition Merger will automatically be assumed by PubCo and converted into an award of PubCo restricted share units representing the right to receive PubCo Class B Ordinary Shares under the Incentive Equity Plan equal to the product of (x) the number of Prenetics ordinary shares subject to such Prenetics restricted share unit and (y) the Exchange Ratio.
The “Exchange Ratio” is a number determined by dividing the Price per Share (as described below and more fully defined in the BCA) by $10. “Price per Share” is defined in the BCA as the amount equal to $1,150,000,000 divided by such amount equal to (a) the aggregate number of Prenetics shares (i) that are issued and outstanding immediately prior to the effective time of Acquisition Merger and (ii) that are issuable upon the exercise of all Prenetics restricted share units, options, warrants, convertible notes and other equity securities of Prenetics that are issued and outstanding immediately prior to the effective time of Acquisition Merger minus (b) the Prenetics shares held by Prenetics or any of its subsidiaries (if applicable) as treasury shares.
PIPE Financing (Private Placement)
Concurrently with the execution of the BCA, certain investors (the “PIPE Investors”) entered into share subscription agreements (each, a “PIPE Subscription Agreement”), pursuant to which the PIPE

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Investors agreed to subscribe for and purchase PubCo Class A ordinary shares at $10.00 per share for an aggregate purchase price of $60,000,000 (the “PIPE Investment”). Pursuant the PIPE Subscription Agreements, the obligations of the parties to consummate the PIPE Investment are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, among others, (i) all conditions precedent under the BCA having been satisfied or waived (other than those to be satisfied at the closing of the Business Combination), (ii) the accuracy of representations and warranties in all material respects and (iii) material compliance with covenants.
Forward Purchase Agreements
On March 1, 2021, the Company entered into forward purchase agreements (the “Forward Purchase Agreements”) pursuant to which Aspex Master Fund (“Aspex”) and Pacific Alliance Asia Opportunity Fund L.P. (“PAG”) (referred to collectively as the “Anchor Investors”) have subscribed to purchase from the Company 6,000,000 Class A ordinary shares (the “Forward Purchase Shares”), plus an aggregate of 1,500,000 redeemable warrants to purchase one Class A ordinary share at $11.50 each (the “Forward Purchase Warrants”), for an aggregate amount of up to $60,000,000, or $10.00 per Class A ordinary share, in a private placement that will close concurrently with the closing of the Company’s initial Business Combination.
Concurrently with the execution of the BCA, the Anchor Investors entered into deeds of novation and amendment (each a “Deed of Novation and Amendment”), pursuant to which the Anchor Investors have agreed to replace their commitments to purchase the Class A ordinary shares and warrants of Artisan under the Forward Purchase Agreements with the commitment to purchase an aggregate of 6,000,000 PubCo Class A ordinary shares plus 1,500,000 redeemable PubCo warrants, for a purchase price of $10.00 per PubCo Class A ordinary share, as applicable, or $60,000,000 in the aggregate, in a private placement to close immediately prior to the closing of the Acquisition Merger.
Sponsor Support Agreement
Concurrently with the execution of the BCA, the Sponsor, Artisan, PubCo and certain directors and officer of Artisan listed thereto entered into a Sponsor support agreement and deed (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed to, among other things, (i) vote all Artisan shares held by Sponsor in favor of the transactions contemplated by the BCA and the other transaction documents and the related transaction proposals, (ii) vote against any proposals that would or would be reasonably likely to in any material respect impede the transactions contemplated by the BCA or any related transaction proposal, (iii) not transfer any share of Artisan until termination of the Sponsor Support Agreement, (iv) waive or not otherwise perfect any anti-dilution or similar protection with respect to any Class B ordinary shares of Artisan, (v) not elect to have any share of Artisan redeemed in connection with the Business Combination, and (vi) release Artisan, PubCo, Prenetics, and their respective subsidiaries from and against any and all actions, obligations, agreements, debts and liabilities whatsoever, whether known or unknown, both at law and in equity, which Artisan or any of its affiliates now has, has ever had or may hereafter have against Artisan, PubCo, Prenetics, and their respective subsidiaries arising on or prior to the closing or on account of or arising out of any matter occurring on or prior to the closing, except for claims with respect to the BCA, the ancillary documents to the BCA, and certain rights to indemnification or fee reimbursement. Each of the Sponsor and the independent directors of Artisan has also agreed, within certain periods of time from the closing of the Business Combination and subject to certain exceptions, not to sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in any of the PubCo Class A ordinary shares and PubCo Warrants (as applicable) acquired in connection with the Initial Merger and PubCo Class A ordinary shares received upon the exercise of any PubCo warrants (as applicable).
Registration Rights Agreement
Concurrently with the execution of the BCA, Artisan, PubCo, the Sponsor and certain securityholders of Prenetics (the “Prenetics Holders”) entered into a registration rights agreement (the “Registration Rights

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Agreement”), pursuant to which, among other things, PubCo agreed to undertake certain resale shelf registration obligations in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the Sponsor and the Prenetics Holders have been granted customary demand and piggyback registration rights.
Shareholder Support Agreements
Concurrently with the execution of the BCA, Artisan, PubCo, Prenetics and certain shareholders of Prenetics entered into shareholder support agreements and deeds (the “Shareholder Support Agreements”), pursuant to which each such shareholder of Prenetics has agreed to, among other things, (i) vote all Prenetics shares held by such shareholder in favor of the transactions contemplated by the BCA and the other transaction documents, (ii) vote against any proposals that would or would be reasonably likely to in any material respect impede the transactions contemplated by the BCA, (iii) not transfer any share of Prenetics until termination of the Shareholder Support Agreement, and (iv) within certain periods of time from the closing of the Business Combination and subject to certain exceptions, not sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in any of the shares of PubCo issued in connection with the Acquisition Merger or upon settlement of the restricted share units of PubCo.
Assignment, Assumption and Amendment Agreement
Concurrently with the execution of the BCA, Artisan, PubCo and Continental Stock Transfer & Trust Company (“Continental”) entered into an amendment (the “Assignment, Assumption and Amendment Agreement”) to that certain warrant agreement, dated May 13, 2021, by and between Artisan and Continental (the “Existing Warrant Agreement”), to be effective upon closing pursuant to which, among other things, Artisan will agree to assign all of its right, title and interest in the Existing Warrant Agreement to PubCo.
The foregoing descriptions of the Business Combination Agreement and ancillary agreements are qualified in their entirety by reference to the full text of the agreements, copies of which were filed with the SEC on a Current Report on Form 8-K dated September 15, 2021 and which are incorporated herein by reference.
Going Concern Consideration
As of December 31, 2021, the Company had $102,212 in cash held outside the Trust Account and a working capital deficit of $2,667,944. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021.
Investments Held in Trust Account
At December 31, 2021, the $339,380,717 held in the Trust Account was held in money market funds, which are invested in U.S. Treasury securities. The investments held in the Trust Account are presented at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized gains on investments held in trust account on the accompanying statement of operations. The estimated fair value of investments held in the Trust Account are determined using available market information.

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Class A Ordinary Shares Subject to Possible Redemption
All of the 33,934,235 Class A ordinary shares sold as part of the Units in the Initial Public Offering and subsequent partial exercise of the underwriters’ over-allotment option contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Amended and Restated Memorandum and Articles of Association. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Class A ordinary shares have been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit.
As of December 31, 2021, the Class A ordinary shares subject to possible redemption reflected in the balance sheet are reconciled in the following table:
Gross proceeds	$339,342,350
Less:
Proceeds allocated to Public Warrants	(9,275,358)
Issuance costs allocated to Class A ordinary shares	(18,701,823)
Plus:
Remeasurement of Class A ordinary shares subject to possible redemption	27,977,181
Class A ordinary shares subject to possible redemption	$339,342,350
Warrant Liabilities
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statement of operations. The initial fair value of the Public Warrants (as defined in Note 3) was estimated using a Black-Scholes Option Pricing Method — Barrier Option and the fair value of the Private Placement Warrants was estimated using a Modified Black-Scholes Option Pricing Method (see Note 9).
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of ASC Topic 340, Other Assets and Deferred Costs (“ASC 340”) and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $19,235,879 as a result of the Initial Public Offering (consisting of $6,786,847 of underwriting fees, $11,876,982 of deferred underwriting fees and $572,050 of other offering costs). The Company recorded $18,701,823 of offering costs as a reduction of temporary equity in connection with the Class A ordinary shares included in the Units. The Company immediately expensed $534,056 of offering costs in connection with the Public Warrants and Private Placement Warrants that were classified as liabilities.
Income Taxes
The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on February 2, 2021, the evaluation was performed for the upcoming 2021 tax year which will be the only period subject to examination.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statements.
Net Loss Per Ordinary Share
Net loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. The remeasurement adjustment associated with the redeemable Class A ordinary shares is excluded from net loss per share as the redemption value approximates fair value. Therefore, the earnings per share calculation allocates income and losses shared pro rata between Class A and Class B ordinary shares. As a result, the calculated net loss per share is the same for Class A and Class B ordinary shares. The Company has not considered the effect of the Public Warrants and Private Placement Warrants to purchase an aggregate of 17,169,310 shares in the calculation of diluted net loss per share, since the exercise of the warrants is contingent upon the occurrence of future events.

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
The following table reflects the calculation of basic and diluted net loss per ordinary share (in dollars, except per share amounts):
	For the Period from February 2, 2021 (Inception) Through December 31, 2021
	Class A	Class B
Basic and diluted net loss per share:
Numerator:
Net loss	$(2,337,177)	$(970,244)
Denominator:
Basic and diluted weighted average shares outstanding	23,119,071	9,597,539
Basic and diluted net loss per share	$(0.10)	$(0.10)
Fair Value of Financial Instruments
The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
See Note 9 for additional information on assets and liabilities measured at fair value.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes that the Company is not exposed to significant risks on such account.
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2021 using the modified retrospective method of transition. The adoption of ASU 2020-06 did not have a material impact on the financial statements for the fiscal year ended December 31, 2021.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3.   INITIAL PUBLIC OFFERING
The registration statement for the Company’s Initial Public Offering was declared effective on May 13, 2021. On May 18, 2021, the Company completed its Initial Public Offering of 30,000,000 Units, at $10.00 per Unit, generating gross proceeds of $300,000,000. Each Unit consisted of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).
On May 25, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 3,934,235 Over-Allotment Units, generating gross proceeds of $39,342,350.
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,333,333 warrants at a price of $1.50 per warrant in a private placement (the “Private Placement Warrants”) to the Sponsor, generating gross proceeds of $8,000,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 524,565 additional Private Placement Warrants at a purchase price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $786,847.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On February 4, 2021, the Sponsor made a capital contribution of an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 8,625,000 Class B ordinary shares (the “Founder Shares”). On March 1, 2021, the Company effected a share capitalization pursuant to which an additional 1,500,000 Founder Shares were issued for no consideration, resulting in there being 10,125,000 Class B ordinary shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share capitalization. The Founder Shares include an aggregate of up to 1,125,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the Underwriters’ over-allotment option is not exercised in full, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering plus 6,000,000 Class A ordinary

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
shares to be sold pursuant to the forward purchase agreements (see Note 6). On May 25, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 3,934,235 Units, resulting in the subsequent forfeiture of 141,441 Class B ordinary shares. On September 14, 2021, the Sponsor surrendered 1 Class B ordinary share for no consideration.
The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, or sold until the earlier of (i) one year after the completion of a Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after an initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if (1) the closing price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial Business Combination or (2) if the Company consummates a transaction after an initial Business Combination which results in the Company’s shareholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.
In connection with the Forward Purchase Agreements (see Note 1), on March 1, 2021, the Sponsor transferred 375,000 Class B ordinary shares (an aggregate of 750,000 Class B ordinary shares) to each of the Anchor Investors for no cash consideration. The Class B ordinary shares are subject to forfeiture by the Forward Purchase Investors to the extent that the Forward Purchase Investors do not pay any portion of the forward purchase agreement purchase price.
The excess of the fair value of the Founder Shares was determined to be an offering cost of a Business Combination in accordance with Staff Accounting Bulletin Topic 5A. The Founders Shares are subject to forfeiture subject to a performance condition (i.e., the Anchor Investors purchasing Forward Purchase Shares and Forward Purchase Warrants upon consummation of a Business Combination). Offering costs related to the Founders Shares are recognized only when the performance condition is probable of occurrence. As of December 31, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no offering costs have been recognized. Offering costs would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified). The offering cost will be allocated to the Forward Purchase Shares and Forward Purchase Warrants based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to derivative warrant liabilities will be expensed as incurred in the statement of operations. Offering costs allocated to the Forward Purchase Shares will be charged to shareholders’ equity upon the completion of a Business Combination.
On March 8, 2021, the Sponsor sold 25,000 of its Class B ordinary shares of the Company to each of its four independent director nominees (the “Directors”) (or 100,000 Class B ordinary shares in total) for cash consideration of approximately $0.002 per share (the “Purchase Price”). These awards are subject to ASC Topic 718, Compensation — Stock Compensation (“ASC 718”).
Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Founders Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.
Promissory Notes — Related Party
On February 4, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to $300,000 to cover expenses

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
related to the Initial Public Offering. The Promissory Note was non-interest bearing and was payable on the earlier of September 30, 2021 or the consummation of the Initial Public Offering. On July 26, 2021, the Company repaid the outstanding balance under the Promissory Note of $1,150.
On August 16, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Second Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Second Promissory Note is non-interest bearing and payable upon the consummation of a Business Combination. As of December 31, 2021, the Company had not borrowed any amount under the Second Promissory Note.
Advance from Related Party
As of December 31, 2021, an affiliate of the Sponsor has paid $124,740 to cover certain operating and offering costs on behalf of the Company. On July 26, 2021, the Company repaid the outstanding balance due to the affiliate of the Sponsor.
Administrative Services Agreement
The Company entered into an agreement, commencing on May 13, 2021, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative services. Upon the completion of an initial Business Combination or liquidation, the Company will cease paying these monthly fees. Under this agreement, $80,000 of expenses were incurred for the period from February 2, 2021 (inception) through December 31, 2021. As of December 31, 2021, $80,000 related to this agreement is recorded in accrued expenses — related party on the balance sheet.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officer may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Up to $1,500,000 of such loans may be convertible into Private Placement Warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. No Working Capital Loans were outstanding as of December 31, 2021.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on May 13, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans) have registration and shareholder rights to require the Company to register a sale of any of its securities held by them. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Underwriting Agreement
In connection with the Initial Public Offering, the Underwriters were granted a 45-day option from the date of the prospectus to purchase up to 4,500,000 additional Units to cover over-allotments. On May 25, 2021, the Underwriters partially exercised the over-allotment option to purchase an additional 3,934,235 Units at an offering price of $10.00 per Unit, generating additional gross proceeds of $39,342,350 to the Company.
The Underwriters were paid a cash underwriting discount of $0.20 per Unit, or $6,786,847 in the aggregate upon the closing of the Initial Public Offering and the partial exercise of the over-allotment option. In addition, the Underwriters will be entitled to a deferred fee of $0.35 per Unit, or $11,876,982 in the aggregate. Subject to the terms of the underwriting agreement, (i) the deferred fee will be placed in the Trust Account and released to the Underwriters only upon the completion of a Business Combination and (ii) the deferred fee will be waived by the Underwriters in the event that the Company does not complete a Business Combination.
Placement and Advisory Fees
On July 17, 2021, the Company entered into an agreement (which was amended on October 7, 2021) with certain investment banks (the “PIPE Placement Agents”) to assist in raising the funds in the PIPE financing (see Note 1). The agreement calls for the PIPE Placement Agents to receive a contingent fee equal to 1.5% (or $900,000) of the gross proceeds received by the Company from the PIPE Financing.
On July 20, 2021, the Company entered into an engagement letter with an investment bank (the “M&A Advisor”) for advisory services such as analyzing, structuring, negotiating, and effecting the Business Combination, pursuant to which the Company will pay the M&A Advisor a fee of $3,000,000 contingent upon the consummation of the Business Combination.
On November 8, 2021, the Company entered into an agreement with certain investment banks (the “FPA Placement Agents”) pursuant to which the FPA Placement Agents will receive a contingent fee equal to 3.5% (or $2,100,000) of the gross proceeds received by the Company from the Forward Purchase Agreements (see Note 1) for services in connection with raising the funds to be received pursuant to the Forward Purchase Agreements.
NOTE 7.   WARRANTS
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of an initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of an initial Business

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.   Once the warrants become exercisable, the Company may redeem the outstanding warrants for redemption (except with respect to the Private Placement Warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.   Once the warrants become exercisable, the Company may redeem the warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by the redemption date and the fair market value of the Company’s Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted for share sub divisions, share capitalizations, reorganizations, recapitalizations and the like), for any 20 trading days within a 30 trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for share sub divisions, share capitalizations, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants.

The value of the Company’s Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide its warrant holders with the final fair market value no later than one business day after the 10 trading day period described above ends. In

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
In addition, if (i) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of an initial Business Combination (net of redemptions), and (iii) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “— Redemption of warrants when the price per Class A ordinary shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “—Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
As of December 31, 2021, there were 11,311,412 Public Warrants and 5,857,898 Private Placement Warrants outstanding. The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.
The accounting treatment of derivative financial instruments required that the Company record the warrants as derivative liabilities at fair value upon the closing of the Initial Public Offering. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to their fair value. The warrant liabilities are subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liabilities are adjusted to current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.
NOTE 8.   SHAREHOLDERS’ DEFICIT
Preference shares — The Company is authorized to issue 3,000,000 preference shares with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021, there were no preference shares issued or outstanding.

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Class A ordinary shares — The Company is authorized to issue 300,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 33,934,235 Class A ordinary shares issued and outstanding, including 33,934,235 Class A ordinary shares subject to possible redemption.
Class B ordinary shares — The Company is authorized to issue 30,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of Class B ordinary shares are entitled to one vote for each share. As of December 31, 2021, there were 9,983,558 Class B ordinary shares issued and outstanding.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as required by law. Prior to an initial Business Combination, only holders of the Founder Shares will have the right to vote on the election of directors. Holders of the Public Shares will not be entitled to vote on the appointment of directors during such time.
The Class B ordinary shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have redemption rights or be entitled to liquidating distributions from the Trust Account if the Company does not consummate an initial Business Combination) at the time of an initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon the completion of the Initial Public Offering, the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued or to be issued to any seller in the initial Business Combination and any Private Placement Warrants issued to the sponsor, its affiliates or any member of the Company’s management team upon conversion of working capital loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
NOTE 9.   FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Amount at Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Assets
Investments held in Trust Account	$339,380,717	$339,380,717	$—	$—
Liabilities
Derivative liability – forward purchase agreement	$484,643	$—	$—	$484,643
Warrant liability – Public Warrants	$8,031,103	$8,031,103	$—	$—
Warrant liability – Private Placement Warrants	4,217,687	—	4,217,687	—
Total warrant liabilities	$12,248,790	$8,031,103	$4,217,687	$—

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
The Company utilized a Black-Scholes Option Pricing Method — Barrier Option for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of December 31, 2021 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker ARTAW. The quoted price of the Public Warrants was $0.71 per warrant as of December 31, 2021.
The Company utilizes a Modified Black-Scholes Option Pricing Method to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The expected volatility as of the date of the Initial Public Offering and as of June 30, 2021 was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. As of December 31, 2021 the Private Placement Warrants are classified as Level 2 due to the use of an observable market quote for a similar asset in an active market.
The estimated fair value of the derivative liability for the forward purchase agreement is determined based on the value of the ordinary shares and warrants as compared to the purchase price adjusted for the probability of a Business Combination. As of December 31, 2021, the derivative liability for the forward purchase agreement is classified as Level 3 due to the use of unobservable inputs.
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting periods. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement as of December 31, 2021 after the Public Warrants were separately listed and traded. The estimated fair value of the Private Placement Warrants transferred from a Level 3 measurement to a Level 2 fair value measurement as of December 31, 2021 due to the use of an observable market quote for a similar asset in an active market.
The following table provides the significant inputs to the Black-Scholes Option Pricing Method —Barrier Option for the fair value of the Public Warrants:
As of May 18, 2021 (Initial Measurement)
Public Unit price	$10.00
Years to maturity	5.00
Redemption trigger price	$18.00
Exercise price	$11.50
Risk-free rate	0.84%
Dividend yield	0.00%
Volatility	15.00%
Fair value of warrants	$0.82
The following table provides the significant inputs to the Modified Black-Scholes Option Pricing Method for the fair value of the Private Placement Warrants:
As of May 18, 2021 (Initial Measurement)
Share price	$9.78
Exercise price	$11.50

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
As of May 18, 2021 (Initial Measurement)
Years to expiration	5.00
Volatility	15.00%
Risk-free rate	0.84%
Dividend yield	0.00%
Fair value of warrants	$0.85
The following table provides the significant inputs to the valuation for the forward purchase agreement asset as of May 18, 2021 (initial measurement):
As of May 18, 2021 (Initial Measurement)
Fair value of unit	$9.93
Present value of forward purchase agreement unit price	$10.00
Time to Business Combination (years)	0.68
Risk-free rate	0.05%
Fair value of forward purchase agreement liability (asset)	$(389,642)
The following table provides the significant inputs to the valuation for the forward purchase agreement liability as of the December 31, 2021:
At December 31, 2021
Fair value of unit	$10.09
Unit forward price	$10.00
Time to Business Combination (years)	0.25
Risk-free rate	0.09%
Discount factor	99.98%
Probability of Business Combination	90.00%
Fair value of forward purchase agreement liability (asset)	$484,643
The following table presents the changes in the fair value of the Company’s Level 3 financial instruments that are measured at fair value:
Fair value as of February 2, 2021 (inception)	$—
Initial measurement as of May 18, 2021	12,343,691
Initial measurement of over-allotment warrants	1,521,237
Transfer of Public Warrants to Level 1 measurement	(12,895,010)
Transfer of Private Placement Warrants to Level 2 measurement	(6,795,162)
Change in fair value	6,309,887
Fair value as of December 31, 2021	$484,643
The Company recognized losses in connection with changes in the fair value of warrant liabilities of $2,005,780 for the period from February 2, 2021 (inception) through December 31, 2021. The Company recognized losses in connection with changes in the fair value of the derivative liability for the forward

ARTISAN ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
purchase agreement of $874,285 within change in fair value of derivative liability — forward purchase agreement in the statement of operations for the period from February 2, 2021 (inception) through December 31, 2021.
NOTE 10.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. The Amended PubCo Articles that PubCo expects to adopt and to become effective at the Initial Merger Effective Time provides for indemnification of our officers and directors to the maximum extent permitted by law for any liability incurred in carrying out their functions, except through their own dishonesty, actual fraud or willful default.
We have also entered into indemnification agreements with our directors and executive officers under the laws of the Cayman Islands, pursuant to which we have agreed to indemnify each such person and hold him harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he is or was our director or officer. Except with respect to expenses to be reimbursed by us in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, our obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.
In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules
Exhibit Number	Description
2.1#	Business Combination Agreement, dated as of September 15, 2021, by and among Artisan Acquisition Corp., Prenetics Global Limited, Prenetics Group Limited, AAC Merger Limited, and PGL Merger Limited.
3.1#	Amended and Restated Memorandum and Articles of Association of PubCo.
3.2#	Memorandum and Articles of Association of PubCo in effect prior to Closing.
4.1#	Specimen ordinary share certificate of PubCo.
4.2#	Specimen warrant certificate of PubCo.
4.3#	Warrant Agreement, dated May 13, 2021, between Artisan and Continental Stock Transfer & Trust Company.
5.1#	Opinion of Mourant Ozannes as to validity of ordinary shares of PubCo.
5.2#	Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the warrants of PubCo.
8.1#	Opinion of Kirkland & Ellis LLP regarding certain U.S. tax matters.
10.1#	Form of PIPE Subscription Agreements.

Exhibit Number	Description
10.2#	Deed of Novation and Amendment, dated as of September 15, 2021, by and among Artisan Acquisition Corp., Prenetics Global Limited, Artisan LLC and Aspex Master Fund.
10.3#	Deed of Novation and Amendment, dated as of September 15, 2021, by and among Artisan Acquisition Corp., Prenetics Global Limited, Artisan LLC and Pacific Alliance Asia Opportunity Fund L.P.
10.4#	Sponsor Support Agreement, dated as of September 15, 2021, by and among Prenetics Global Limited, Prenetics Group Limited, Artisan Acquisition Corp., Artisan LLC and other parties named therein.
10.5#	Registration Rights Agreement, dated as of September 15, 2021, by and among Prenetics Global Limited, Artisan Acquisition Corp., Artisan LLC and other parties named therein.
10.6#
Shareholder Support Agreements and Deed, dated as of September 15, 2021, by and among Prenetics Global Limited, Prenetics Group Limited, Artisan Acquisition Corp., and certain management shareholders named therein.

10.7#
Shareholder Support Agreements and Deed, dated as of September 15, 2021, by and among Prenetics Global Limited, Prenetics Group Limited, Artisan Acquisition Corp., and certain shareholders named therein.

10.8#	Assignment, Assumption and Amendment Agreement, dated as of September 15, 2021, by and among Prenetics Global Limited, Artisan Acquisition Corp. and Continental Stock Transfer & Trust Company.
10.9#	PubCo 2022 Equity Incentive Plan.
10.10#	Form of Indemnification Agreement between PubCo and each executive officer of PubCo.
10.11#	Letter Agreement, dated May 13, 2021, among Artisan, the Sponsor and Artisan’s officer and directors.
10.12#	Investment Management Trust Agreement, dated May 13, 2021, between Artisan and Continental Stock Transfer & Trust Company.
10.13#	Promissory Note, dated February 4, 2021, between Artisan and Sponsor.
10.14†#
Patent License Agreement, dated June 10, 2020, by and among Oxsed Limited, Oxford University (Suzhou) Science & Technology Co., Ltd. and Oxford University Innovation Limited, as amended on October 14, 2020.

10.15†#	Patent License Agreement, dated October 6, 2020, by and between Oxsed Limited and New England Biolabs Inc.
10.16†#	Patent License Agreement, dated October 12, 2020, by and between Oxsed Limited and Eiken Chemical Co., Ltd.
10.17†#	Collaboration Agreement, dated July 29, 2019, by and among Prenetics Limited, New Horizon Health Limited and Hangzhou New Horizon Health Technology Co., Ltd, as amended on December 18, 2019.
10.18#	Deed of Joinder, dated October 1, 2021, by and among Prenetics Global Limited, Prenetics Group Limited, Artisan Acquisition Corp. and Prudential Hong Kong Limited.
21.1#	List of subsidiaries of PubCo.
23.1	Consent of Marcum LLP
23.2	Consent of KPMG.

Exhibit Number	Description
23.3#	Consent of Frost & Sullivan.
23.4#	Consent of Mourant Ozannes (included in Exhibit 5.1).
23.5#	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
23.6#	Consent of DaHui Lawyers
99.1#	Form of Proxy Card.
99.2#	Consent of Cheng Yin Pan (Ben) to be named as a director.
99.3#	Representation under Item 8.A.4 of Form 20-F
99.4#	Consent of Cui Zhanfeng to be named as a director.
99.5#	Consent of Ian Ying Woo to be named as a director.
99.6#	Consent of Chiu Wing Kwan (Winnie) to be named as a director.
107#	Filing fee table.

#
Previously filed.

†
Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that the omitted information (1) is not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

Item 22.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 4, 2022.
Prenetics Global Limited
By:
/s/ Danny Sheng Wu Yeung

Name:
Danny Sheng Wu Yeung

Title:
Director

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Danny Sheng Wu Yeung Danny Sheng Wu Yeung	Director	March 4, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, solely in his capacity as the duly authorized representative of Prenetics Group Limited, has signed this registration statement in the City of New York, New York, on March 4, 2022.
Authorized U.S. Representative
Cogency Global Inc.
By:
/s/ Collen A. De Vries

Name:
Collen A. De Vries

Title:
Senior Vice President